Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-136045-02

Prospectus Supplement
to Prospectus dated June 13, 2007

$6,929,391,000 (Approximate)

GS Mortgage Securities Trust 2007-GG10
as Issuing Entity
GS Mortgage Securities Corporation II
as Depositor
Greenwich Capital Financial Products, Inc.
Goldman Sachs Mortgage Company
as Sponsors
Commercial Mortgage Pass-Through Certificates,
Series 2007-GG10

The Commercial Mortgage Pass-Through Certificates, Series 2007-GG10 will include 13 classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2007-GG10 certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2007-GG10. The trust’s main assets will be a pool of 202 fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.

	Initial Certificate Principal Amount(1)	Initial Pass-Through Rate		Description	Expected Ratings (S&P/Moody’s/Fitch)	Rated Final Distribution Date
Class A-1(4)	$75,000,000	5.690%		Fixed	AAA/Aaa/AAA	August 10, 2045
Class A-2(4)	$725,300,000	5.778%		Fixed(5)	AAA/Aaa/AAA	August 10, 2045
Class A-3(4)	$246,609,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class A-AB(4)	$72,000,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class A-4(4)	$3,661,032,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class A-1A(4)	$514,000,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class A-M	$756,277,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class A-J	$519,941,000	5.993	%(6)	Variable(7)	AAA/Aaa/AAA	August 10, 2045
Class B	$75,628,000	5.993	%(6)	Variable(7)	AA+/Aa1/AA+	August 10, 2045
Class C	$94,535,000	5.993	%(6)	Variable(7)	AA/Aa2/AA	August 10, 2045
Class D	$56,720,000	5.993	%(6)	Variable(7)	AA–/Aa3/AA–	August 10, 2045
Class E	$56,721,000	5.993	%(6)	Variable(7)	A+/A1/A+	August 10, 2045
Class F	$75,628,000	5.993	%(6)	Variable(7)	A/A2/A	August 10, 2045

(Footnotes to table begin on page S-9)

You should carefully consider the risk factors beginning on page S-33 of this prospectus supplement and page 4 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2007-GG10 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.
Each class of certificates will receive distributions of interest, principal or both monthly, commencing on August 10, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Offered Certificates—Subordination’’ in this prospectus supplement.
The underwriters, Greenwich Capital Markets, Inc., Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are acting as co-lead bookrunning managers and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers for this offering. See ‘‘Plan of Distribution’’ in this prospectus supplement.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about July 10, 2007. GS Mortgage Mortgage Securities Corporation II expects to receive from this offering approximately $6,869,327,960, plus accrued interest from July 1, 2007, before deducting expenses payable by the depositor.

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc. Morgan Stanley	Merrill Lynch & Co. Wachovia Securities

Prospectus Supplement June  21, 2007

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates, Series 2007-GG10
Geographic Overview of Mortgage Pool

Kansas
1 property
$3,000,000
0.0% of total
Nebraska
1 property
$9,031,460
0.1% of total
Missouri
3 properties
$18,013,734
0.2% of total
Iowa
3 properties
$13,935,730
0.2% of total
Minnesota
4 properties
$41,540,000
0.5% of total
Illinois
7 properties
$175,338,000
2.2% of total
Wisconsin
5 properties
$31,127,000
0.4% of total
Indiana
7 properties
$47,874,380
0.6% of total
New York
7 properties
$590,546,305
7.8% of total
Massachusetts
3 properties
$255,000,000
2.7% of total
Maine
1 property
$7,200,000
0.1% of total
Washington
2 properties
$22,600,000
0.3% of total
Connecticut
6 properties
$491,085,000
6.5% of total
Michigan
7 properties
$110,878,793
1.5% of total
Pennsylvania
72 properties
$633,118,202
8.4% of total
Oregon
17 properties
$707,864,000
9.4% of total
Rhode Island
1 property
$51,750,000
0.7% of total
Ohio
11 properties
$108,810,513
1.4% of total
New Jersey
9 properties
$314,695,000
4.2% of total
Nevada
15 properties
$133,968,469
1.8% of total
Delaware
1 property
$18,000,000
0.2% of total
District of Columbia
2 properties
$195,113,339
2.6% of total
California
41 properties
$2,185,130,755
28.9% of total
Maryland
6 properties
$61,587,541
0.8% of total
Utah
1 property
$10,720,000
0.1% of total
Virginia
8 properties
$152,326,830
2.0% of total
North Carolina
13 properties
$153,058,591
2.0% of total
Arizona
9 properties
$196,995,600
2.6% of total
South Carolina
12 properties
$141,479,451
1.9% of total
Hawaii
3 properties
$56,500,000
0.7% of total
Colorado
11 properties
$177,837,000
2.3% of total
Georgia
16 properties
$145,771,472
1.9% of total
New Mexico
2 properties
$51,160,000
0.7% of total
Alabama
4 properties
$16,670,380
0.2% of total
Mortgaged Properties by Property Type
Industrial 1.2%
Self-Storage 1.3%
Other 4.5%
Mixed Use 1.3%
Multifamily 7.0%
Office 64.3%
Hospitality 8.8%
Retail 11.6%
Mississippi
1 property
$4,250,000
0.1% of total
Tennessee
4 properties
$31,548,985
0.4% of total
Kentucky
4 properties
$28,960,499
0.4% of total
Florida
12 properties
$86,325,268
1.1% of total
Texas
22 properties
$132,219,406
1.7% of total
>10.0% of Initial Pool Balance
>5.0 - 10.0% of Initial Pool Balance
>1.0 - 5.0% of Initial Pool Balance
≤1.0% of Initial Pool Balance

Shorenstein Portland Portfolio Various, Oregon

Two California Plaza Los Angeles, California

Wells Fargo Tower Los Angeles, California

TIAA Rex Corp New Jersey Portfolio Various, New Jersey

400 Atlantic Street Stamford, Connecticut

TIAA RexCorp Plaza Uniondale, New York

InTown Suites Portfolio Various

Harbor Point Apartments Boston, Massachussetts

Two Herald Square New York, New York

550 South Hope Street Los Angeles, California

   The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should

   Conflicts of Interest May Occur as a Result of the Rights of Third Parties to Terminate the Special Servicer
      of The Whole Loans..............................................................................................S-75
   Special Servicer May Be Directed to Take Actions...................................................................S-75

                                       S-3

ANNEX C-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..............................................................C-1-1
ANNEX C-2 CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS..................................................C-2-1
ANNEX C-3 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE..............................................................C-3-1
ANNEX C-4 GREAT ESCAPE THEATRES AMORTIZATION SCHEDULE................................................................C-4-1
ANNEX C-5 GREEN ROAD AMORTIZATION SCHEDULE...........................................................................C-5-1
ANNEX C-6 CROWN POINTE/VICTOR PARK AMORTIZATION SCHEDULE.............................................................C-6-1
ANNEX D STRUCTURAL AND COLLATERAL TERM SHEET...........................................................................D-1

                                       S-4

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. THE TERMS OF THE OFFERED
CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT ARE INTENDED TO SUPPLEMENT
THE TERMS CONTAINED IN THE ACCOMPANYING PROSPECTUS.

      You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2007-GG10 certificates and the trust in abbreviated form:

      Certificate Summary, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the Series
2007-GG10 certificates;

      Summary of Prospectus Supplement, commencing on page S-11 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2007-GG10 certificates and a description of the underlying mortgage loans; and

      Risk Factors, commencing on page S-33 of this prospectus supplement, which describes risks that apply to the Series 2007-GG10 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Significant Definitions" commencing on page S-200 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 80 of the prospectus.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GS Mortgage Securities Corporation II.

                             EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM

                                       S-5

AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO
THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

      (I)     TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (II)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (III)   IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (I)     (A) IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN
ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT)
FOR THE PURPOSES OF ITS BUSINESS AND (B) IT HAS NOT OFFERED OR SOLD AND WILL NOT
OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES
INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS
PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE
TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR
AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES
WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA");

      (II)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA
RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN
CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER;
AND

      (III)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS

                                       S-6

FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE
FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL
SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS
PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS
SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO
RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                SELLING LEGENDS FOR HONG KONG, JAPAN OR SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH
THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND
ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR
INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE
CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE
MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY
OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF
SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS
OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

                                       S-7

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                       S-8

                                                    CERTIFICATE SUMMARY

                                       INITIAL
                                     CERTIFICATE                                                      WEIGHTED
                                    PRINCIPAL OR        APPROXIMATE    PASS-THROUGH    PASS-THROUGH     AVG.
                  RATINGS             NOTIONAL            CREDIT           RATE         RATE AS OF    LIFE(3)     PRINCIPAL
   CLASS       S&P/MOODY'S/FITCH      AMOUNT(1)         SUPPORT(2)     DESCRIPTION     CLOSING DATE    (YRS.)     WINDOW(3)
------------   -----------------   ---------------      -----------   --------------   ------------   --------   -----------

Offered Certificates
A-1(4)......      AAA/Aaa/AAA      $    75,000,000        30.000%         Fixed         5.690%          4.15     08/07-04/12
A-2(4)......      AAA/Aaa/AAA      $   725,300,000        30.000%        Fixed(5)       5.778%          4.85     04/12-07/12
A-3(4)......      AAA/Aaa/AAA      $   246,609,000        30.000%      Variable(7)      5.993%(6)       6.62     01/14-06/14
A-AB(4).....      AAA/Aaa/AAA      $    72,000,000        30.000%      Variable(7)      5.993%(6)       7.41     07/12-01/17
A-4(4)......      AAA/Aaa/AAA      $ 3,661,032,000        30.000%      Variable(7)      5.993%(6)       9.72     01/17-05/17
A-1A(4).....      AAA/Aaa/AAA      $   514,000,000        30.000%      Variable(7)      5.993%(6)       9.35     08/10-05/17
A-M.........      AAA/Aaa/AAA      $   756,277,000        20.000%      Variable(7)      5.993%(6)       9.86     05/17-06/17
A-J.........      AAA/Aaa/AAA      $   519,941,000        13.125%      Variable(7)      5.993%(6)       9.92     06/17-06/17
B...........      AA+/Aa1/AA+      $    75,628,000        12.125%      Variable(7)      5.993%(6)       9.92     06/17-06/17
C...........       AA/Aa2/AA       $    94,535,000        10.875%      Variable(7)      5.993%(6)       9.92     06/17-06/17
D...........      AA-/Aa3/AA-      $    56,720,000        10.125%      Variable(7)      5.993%(6)       9.92     06/17-06/17
E...........       A+/A1/A+        $    56,721,000        9.375%       Variable(7)      5.993%(6)       9.92     06/17-06/17
F...........        A/A2/A         $    75,628,000        8.375%       Variable(7)      5.993%(6)       9.92     06/17-06/17
Non-Offered Certificates
X...........      AAA/Aaa/AAA      $ 7,562,773,702(8)       N/A       Variable IO(9)    0.036%(6)       N/A          N/A
G...........       A-/A3/A-        $    75,628,000        7.375%       Variable(7)      5.993%(6)       9.99     06/17-07/17
H...........    BBB+/Baa1/BBB+     $   103,988,000        6.000%       Variable(7)      5.993%(6)      10.00     07/17-07/17
J...........     BBB/Baa2/BBB      $    94,534,000        4.750%       Variable(7)      5.993%(6)      10.00     07/17-07/17
K...........    BBB-/Baa3/BBB-     $    75,628,000        3.750%       Variable(7)      5.993%(6)      10.00     07/17-07/17
L...........      BB+/Ba1/BB+      $    37,814,000        3.250%         Fixed(5)       5.657%         10.00     07/17-07/17
M...........       BB/Ba2/BB       $    18,907,000        3.000%         Fixed(5)       5.657%         10.00     07/17-07/17
N...........      BB-/Ba3/BB-      $    28,360,000        2.625%         Fixed(5)       5.657%         10.00     07/17-07/17
O...........       B+/B1/B+        $    18,907,000        2.375%         Fixed(5)       5.657%         10.00     07/17-07/17
P...........        B/B2/B         $    18,907,000        2.125%         Fixed(5)       5.657%         10.00     07/17-07/17
Q...........       B-/B3/B-        $    18,907,000        1.875%         Fixed(5)       5.657%         10.00     07/17-07/17
S...........       NR/NR/NR        $   141,802,702        0.000%         Fixed(5)       5.657%         10.08     07/17-05/18

___________________

(1)   Approximate, subject to a variance of plus or minus 5%.

(2)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-AB, Class A-4 and Class A-1A certificates are represented in the aggregate.

(3)   Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(4)   For purposes of making distributions on the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 183 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 19 mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and
      100.0% of the mortgage loans in loan group 2 are secured by multifamily properties. So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A
      and Class X certificates, interest and principal distributions on the
      Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2,
      Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the principal amount of the Class
      A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the principal amount of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the principal amounts of the Class A-M through Class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2,
      Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata.

(5)   For any distribution date, the pass-through rate on each of the Class A-2,
      Class L, Class M, Class N, Class O, Class P, Class Q and Class S
      certificates will equal a rate equal to the lesser of the fixed per annum rate for such Class specified in the table and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(6)   Approximate as of the closing date.

(7)   For any distribution date, the pass-through rate on the Class A-3, Class
      A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
      D, Class E, Class F, Class G, Class H, Class J and Class K certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of their respective due dates in the month preceding the month in which the related distribution date occurs.

                                       S-9

(8)   The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their pass-through rate based upon their notional amount. The notional amount of the Class X certificates will initially be $7,562,773,702, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-3, Class A-AB,
      Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
      Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
      Class N, Class O, Class P, Class Q and Class S certificates.

(9)   The pass-through rate on the Class X certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the other certificates
      (other than the Class X, Class R and Class LR certificates) as described in this prospectus supplement.

      THE CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS
SUPPLEMENT OR REPRESENTED IN THIS TABLE. THE CLASS X, CLASS G, CLASS H, CLASS J,
CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q AND CLASS S
CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT.

                                      S-10

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

      The certificates to be issued are known as the GS Mortgage Securities
Trust 2007-GG10, Commercial Mortgage Pass-Through Certificates, Series
2007-GG10. The offered certificates will be issued in book-entry form through
The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking,
societe anonyme or Euroclear Bank, as operator of the Euroclear System in
Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear
Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the
Offered Certificates--Book-Entry Registration" in this prospectus supplement and
"Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                             TRANSACTION PARTIES AND DATES

Issuing Entity............................   GS Mortgage Securities Trust 2007-GG10, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.
                                             For more detailed information, see "Transaction Parties--The Issuing Entity" in this prospectus supplement.

Depositor.................................   GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS
                                             Mortgage Securities Corporation II will acquire the mortgage loans from the loan sellers and deposit them into the trust. The depositor's address is 85 Broad Street,
                                             New York, New York 10004 and its telephone number is (212) 902-1000. See "Transaction
                                             Parties--The Depositor" in this prospectus supplement and "The Seller and The
                                             Depositor" in the prospectus. All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Sponsors..................................   Greenwich Capital Financial Products, Inc., a Delaware corporation and Goldman Sachs
                                             Mortgage Company, a New York limited partnership. The sponsors have organized and initiated the transaction in which the certificates will be issued. For more information, see "Transaction Parties--The Sponsors" in this prospectus supplement.

Loan Sellers..............................   The mortgage loans will be sold to the depositor by:

                                             o     Greenwich Capital Financial Products, Inc., a Delaware corporation (63.0%), including its 51% interest in one mortgage loan, which was jointly originated with Lehman Brothers Bank, FSB and its 49% interest in one mortgage loan, which was jointly originated with Lehman ALI Inc., and its 50% interest in one mortgage loan, which was jointly originated with Wachovia Bank, National
                                                   Association;

                                      S-11

                                             o     Goldman Sachs Mortgage Company, a New York limited partnership (31.3%);

                                             o     Lehman Brothers Holdings Inc., as to its 49% interest in one mortgage loan which was jointly originated by Greenwich Capital Financial Products and Lehman
                                                   Brothers Bank, FSB and its 51% interest in one mortgage loan, which was jointly originated by Greenwich Capital Financial Products, Inc. and Lehman ALI Inc.
                                                   (4.6%); and

                                             o     Wachovia Bank, National Association, as to 50% interest in one mortgage loan jointly originated by Greenwich Capital Financial Products, Inc. and Wachovia
                                                   Bank, National Association (1.1%).

                                             See "Transaction Parties--The Loan Sellers and Originators" in this prospectus supplement.

Originators...............................   The mortgage loans were originated by:

                                             o     Greenwich Capital Financial Products, Inc., a Delaware corporation (57.1%);

                                             o     Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership
                                                   (31.3%);

                                             o     With respect to 1 mortgage loan that was co-originated, Greenwich Capital
                                                   Financial Products, Inc. and Lehman ALI Inc. (7.3%);

                                             o     With respect to 1 mortgage loan that was co-originated, Greenwich Capital
                                                   Financial Products, Inc. and Wachovia Bank, National Association (2.1%);

                                             o     With respect to 1 mortgage loan that was co-originated, Greenwich Capital
                                                   Financial Products, Inc. and Lehman Brothers Bank, FSB (1.8%); and

                                             o     With respect to 3 mortgage loans acquired by Greenwich Capital Financial
                                                   Products, Inc., NY Credit Funding I, LLC, a Delaware limited liability company
                                                   (0.4%).

Trustee...................................   Wells Fargo Bank, N.A., a national banking association. The Trustee will initially act as trustee, custodian, paying agent, certificate registrar and authenticating agent. The principal corporate trust offices of Wells Fargo Bank, N.A. are located at
                                             9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "Transaction Parties--The
                                             Trustee" in this prospectus supplement.

Master Servicer...........................   Wachovia Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loan) either directly or through a subservicer pursuant to the pooling and servicing agreement. The Franklin Mills whole loan, also referred to as the non-serviced loan in this prospectus supplement, will be serviced by Wachovia
                                             Bank, National

                                      S-12

                                             Association as master servicer under the pooling and servicing agreement to be entered into in connection with the issuance of J.P. Morgan Chase Commercial Mortgage
                                             Securities Trust 2007-LDP11 Commercial Mortgage Pass Through Certificates, also referred to as the "JPMorgan 2007-LDP11 pooling and servicing agreement" in this prospectus supplement. The servicing offices of Wachovia Bank, National Association are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.
                                             See "Transaction Parties--The Master Servicer; Master Servicer Servicing Compensation
                                             and Payment of Expenses" in this prospectus supplement.

Special Servicer..........................   CWCapital Asset Management LLC, a Massachusetts limited liability company. The
                                             Special Servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loan) pursuant to the pooling and servicing agreement. The Franklin Mills whole loan will be serviced by CWCapital Asset
                                             Management LLC as special servicer under the pooling and servicing agreement to be entered into in connection with the issuance of J.P. Morgan Chase Commercial Mortgage
                                             Securities Trust 2007-LDP11 Commercial Mortgage Pass Through Certificates. The
                                             servicing offices of CWCapital Asset Management LLC are 701 Thirteenth Street, NW,
                                             Suite 1000, Washington, DC 20005 and its telephone number is (202) 715-9000. See
                                             "Transaction Parties--The Special Servicer" in this prospectus supplement.

Significant Affiliations..................   Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II, is the depositor and an affiliate of Goldman Sachs Mortgage Company, a loan seller and a sponsor, Goldman Sachs
                                             Commercial Mortgage Capital, L.P., an originator, and Goldman, Sachs & Co., one of the underwriters. Greenwich Capital Financial Products, Inc., a loan seller and a sponsor, is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters.
                                             Wachovia Bank, National Association, the master servicer and a loan seller, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Lehman Brothers
                                             Holdings Inc., a loan seller, is an affiliate of Lehman Brothers Bank, FSB, an originator. These roles and other potential relationships may give rise to conflicts of interest as further described under "Risk Factors--Potential Conflicts of
                                             Interest" in this prospectus supplement.

Cut-off Date..............................   With respect to each mortgage loan, the later of the due date in July 2007 for that mortgage loan and the date of origination for that mortgage loan.

Closing Date..............................   On or about July 10, 2007.

Distribution Date.........................   The trustee will make distributions on the certificates, to the extent of available funds, on the 10th day of each month or, if any 10th day is not a business day, on the next business day, provided that the distribution date will be at least 4 business days following the determination date beginning in August 2007, to the holders of record at the end of the previous month.

                                      S-13

Determination Date........................   The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date..........   Class A-1             April 2012
                                             Class A-2             July 2012
                                             Class A-3             June 2014
                                             Class A-AB            January 2017
                                             Class A-4             May 2017
                                             Class A-1A            May 2017
                                             Class A-M             June 2017
                                             Class A-J             June 2017
                                             Class B               June 2017
                                             Class C               June 2017
                                             Class D               June 2017
                                             Class E               June 2017
                                             Class F               June 2017

                                             The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

Rated Final Distribution Date.............   As to each class of certificates, the distribution date in August 2045.

Collection Period.........................   For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview......................   On the closing date, each loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.
                                             The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of July 1, 2007, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially-serviced mortgage loans and the non-serviced mortgage loan) in accordance with the pooling and servicing agreement and provide information to the trustee as necessary for the trustee to calculate distributions and other information regarding the certificates.

                                      S-14

                                             The transfers of the mortgage loans from the loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                                                                        Cash
-------------                                         -----------                 ---------
                                                                  <--------------
Sponsors &            Cash                            Underwriter                 Investors
Loan Sellers<------------                      Cash -
                         |                         |              -------------->
-------------            |                         |  -----------                 ---------
        |                |                         |         ^      Offered
        |                |                         |         |      Certificates
        |                 ----------------------   |         |
        |                                       |  |         |
Mortgage|                                       |  |         |
 Loans  |                       Cash            |  |         |
        |                                       |  |         |
        |       -----------------------------   |  |         |      Offered
        |      |                                   v         |      Certificates
        |      |                             ----------      |
        ------------------------------------>                |
               |                              Depositor -----
------------   |   ------------------------->
               |  |                          ----------
   Other    <--   |                            |   ^
Loan Seller       |                 Mortgage   |   |
                  |                  Loans     |   | Certificates
-----------       |                            |   |
    |             |                            v   |
    --------------                           ----------

                    Mortgage                  Issuing
                    Loans                      Entity

                                             ----------

                                             THE MORTGAGE LOANS

The Mortgage Pool.........................   The trust's primary assets will be 202 fixed rate mortgage loans secured by first liens on 353 commercial and multifamily properties located in 38 states and the
                                             District of Columbia. See "Risk Factors--Commercial and Multifamily Lending is
                                             Dependent Upon Net Operating Income" in this prospectus supplement.

                                             Seventeen (17) of the mortgage loans included in the mortgage pool will be comprised of 1 of 2 or more loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. Sixteen
                                             (16) of these split-structure mortgage loans will be serviced under the series
                                             2007-GG10 pooling and servicing agreement. One (1) of these split-structure mortgage loans, the non-serviced mortgage loan, will be serviced under the JPMorgan 2007-LDP11 pooling and servicing agreement.

                                             With respect to sixteen (16) of the mortgage loans in a split loan structure, each of the subordinate loans that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults
                                             (i.e., the pooled mortgage loans and their respective subordinate companion loans are entitled to their respective pro rata share of all payments of principal and/or interest) and subordinate in right of payment after these defaults. With respect to one (1) of the

                                      S-15

                                             sixteen (16) mortgage loans that is part of a split loan structure with a subordinate loan, a portion of the subordinate loan may be made pari passu in right of payment at all times with the related pooled mortgage loan in the trust if certain requirements are met. With respect to one (1) of the mortgage loans in a split loan structure, which is also the non-serviced loan, the other loan that is part of the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust.

                                             The mortgage loans that are part of a split loan structure are in the following chart.

                                                                                  SPLIT LOANS

                                                                                         TRUST
                                                                                        MORTGAGE
                                                                                       LOAN AS A                       NON-TRUST
                                                                           TRUST      % OF INITIAL    NON-TRUST        PARI PASSU
                                                                          MORTGAGE      MORTGAGE       B NOTE           ORIGINAL
                                                                       CUT-OFF DATE       POOL        ORIGINAL          LOAN(S)
                                                  MORTGAGE LOAN        LOAN BALANCE     BALANCE        BALANCE          BALANCE
                                             -----------------------   ------------   ------------   -----------      ------------
                                             550 South Hope Street..   $165,000,000       2.2%       $35,000,000          N/A
                                             Disney Building........   $135,000,000       1.8%       $10,000,000          N/A
                                             Franklin Mills.........   $116,000,000       1.5%           N/A          $174,000,000
                                             Maguire Anaheim
                                               Portfolio............   $103,500,000       1.4%       $ 6,500,000          N/A
                                             Crescent...............   $ 73,100,000       1.0%       $ 7,900,000          N/A
                                             1125 17th Street.......   $ 70,000,000       0.9%       $30,000,000(1)       N/A
                                             The Wharf at Rivertown.   $ 55,200,000       0.7%       $10,350,000          N/A
                                             Lakeside at White Oak..   $ 43,200,000       0.6%       $ 5,000,000          N/A
                                             Bingham Office Center..   $ 35,000,000       0.5%       $10,000,000          N/A
                                             Commonwealth Square....   $ 31,680,000       0.4%       $ 1,510,000          N/A
                                             Green Road.............   $ 31,189,427       0.4%       $ 8,810,573          N/A
                                             Crown Pointe/Victor
                                               Park.................   $ 21,910,573       0.3%       $ 6,189,427          N/A
                                             9th Street Marketplace.   $ 10,720,000       0.1%       $   840,000          N/A
                                             Homewood Suites........   $ 10,500,000       0.1%       $ 3,000,000          N/A
                                             Festival
                                               Foods................   $  6,712,000       0.1%       $   455,000          N/A
                                             JMS Portfolio..........   $  6,440,000       0.1%       $   402,500          N/A
                                             Berkshire Office
                                               Building.............   $  4,800,000       0.1%       $   300,000          N/A

                                             (1) With respect to the 1125 17th Street loan, up to $15,000,000 (or, if approved by the special servicer and the controlling class representative of the trust,
                                             $20,000,000) of the principal balance of the subordinate companion loan may be made pari passu with the mortgage loan included in the trust fund at a later date so long as the related mortgaged property will support an actual debt service coverage ratio of at least 1.20x (or, if approved by the special servicer and the controlling class representative of the trust, 1.15x) based on the principal balance of the mortgage loan included in the trust fund and the principal balance of the portion of the subordinate companion loan being made pari passu with the mortgage loan included the trust fund.

                                             For more information regarding the split loan structure mortgage loans, see
                                             "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

                                      S-16

                                             Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

                                                                        NUMBER OF   % OF INITIAL
                                                        DEFAULT GRACE   MORTGAGE    MORTGAGE POOL
                                             DUE DATE    PERIOD DAYS      LOANS        BALANCE
                                             --------   -------------   ---------   -------------
                                               1st            0              1          0.2%
                                               1st            5             15          3.4%
                                               6th            0            177         94.5%
                                               6th            1(1)           1          0.3%
                                               6th            5(2)(3)        7          1.4%
                                               6th           10              1          0.1%

                                             _____________
                                             (1)   One-day grace period permitted for one monthly payment per calendar year.

                                             (2)   Two loans allow for a five-day grace period permitted for one monthly payment per twelve-month period.

                                             (3)   Two loans allow for a five-day grace period permitted for one monthly payment per calendar year.

                                             As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each mortgage loan. See Annex C-1 for information on the number of days before late payment charges are due under each mortgage loan.

                                             All but 116 of the mortgage loans (which are interest-only until maturity) provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Sixty-nine (69) of these mortgage loans provide for an interest-only period ranging from 12 months to 84 months. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

                                             With respect to the three (3) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Great Escapes Theatres,
                                             Green Road and Crown Pointe/Victor Park, representing approximately 1.2%, 0.4% and
                                             0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans amortize based on changing amortization schedules as set forth on Annexes C-4, C-5 and C-6, respectively, to this prospectus supplement.

                                             With respect to one (1) mortgage loan secured by the mortgaged property identified on
                                             Annex C-1 to this prospectus supplement as Pavilion at Lansdale, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, $30,000,000 of the principal balance of the mortgage loan is interest-only until maturity while $2,000,000 of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300-month amortization schedule.

                                             With respect to one (1) mortgage loan secured by the mortgaged property identified on
                                             Annex C-1 to this prospectus supplement as 55 Railroad Avenue, representing approximately 1.6% of the

                                      S-17

                                             aggregate principal balance of the pool of mortgage loans as of the cut-off date, the interest steps up from 5.405% to 5.770% after June 5, 2009, from 5.770% to 5.960%
                                             after June 5, 2010, from 5.960% to 6.240% after June 5, 2012 and from 6.240% to
                                             6.910% after June 5, 2013.

                                             General characteristics of the mortgage loans as of the cut-off date:

                                                                                ALL MORTGAGE         LOAN             LOAN
                                                                                   LOANS           GROUP 1          GROUP 2
                                                                               --------------   --------------   --------------
                                             Initial Pool Balance(1)....       $7,562,773,703   $7,048,773,703     $514,000,000
                                             Number of Mortgage Loans.......              202              183               19
                                             Number of Mortgaged
                                                Properties..................              353              334               19
                                             Average Cut-off Date
                                                Mortgage Loan Balance.......   $   37,439,474   $   38,517,889   $   27,052,632
                                             Weighted Average Mortgage
                                                Rate(2).....................           5.821%            5.799%           6.127%
                                             Range of Mortgage                 5.330% - 7.939%  5.350% - 7.939%  5.330% - 6.690%
                                                Rates(2)....................
                                             Weighted Average Cut-off
                                             Date Loan-to-Value
                                                Ratio(2)....................             73.6%            73.3%            77.9%
                                             Weighted Average Cut-off
                                             Date Remaining Term
                                                to Maturity (months)........            109.9            109.6            113.8
                                             Weighted Average Cut-off
                                                Date DSCR(2)................             1.31x            1.31x            1.22x
                                             Balloon Mortgage Loans(3)......              3.4%             3.7%             0.0%
                                             Interest-Only Mortgage
                                                Loans.......................             80.3%            82.1%            55.2%
                                             Partial Interest-Only
                                                Mortgage Loans..............             16.3%            14.2%            44.8%

                                             _____________
                                             (1)   Subject to a permitted variance of plus or minus 5%.

                                             (2)   The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the mortgage loan with a pari passu companion note is the aggregate principal balance of the mortgage loan and the related pari passu companion loan. The subordinate companion loans, if any, are not included in these calculations unless otherwise indicated. With respect to the mortgage loan secured by the mortgaged properties identified as Shorenstein
                                                   Portland Portfolio on Annex C-1 to this prospectus supplement, Meritage
                                                   Mortgage Corporation, whose lease covers approximately 10.3% of SF of one of the mortgaged properties (Nimbus Corporate Center), is currently dark. Although
                                                   Meritage Mortgage Corporation's lease expires in July 2010, the borrowers have requested the lender's consent to an early termination of that lease, effective
                                                   June 30, 2007, and it is anticipated that the lender will consent to that request. Notwithstanding the anticipated early termination of the Meritage
                                                   Mortgage Corporation lease, the debt service coverage ratio for that mortgage loan was calculated by including monthly rent payments under that lease in the net cash flow from the related mortgaged property. With respect to 3 mortgage loans secured by the mortgaged properties identified as Lynnewood Gardens, 119
                                                   West 40th Street and Southern Highlands Corporate Center on Annex C-1 to this prospectus supplement, the loan-to-value ratio was calculated using the
                                                   "as-stabilized" values as described in the definition of "Cut-off Date LTV
                                                   Ratio" on Annex A to this prospectus supplement. With respect to the mortgage loan secured by the mortgaged property identified as Park Building on Annex C-1 to this prospectus supplement the debt service coverage ratio was calculated with certain adjustments based on the debt service reserve as described in the definition of "DSCR" on Annex A to this prospectus supplement. Additional adjustments for the mortgage loans with earnout provisions are described on
                                                   Annex A to this prospectus supplement. See "Description of the Mortgage
                                                   Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio. When information presented in this prospectus supplement with respect to the interest rate on the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as
                                                   55 Railroad Avenue, representing approximately 1.6% of the aggregate principal balance of the pool of

                                      S-18

                                                   mortgage loans as of the cut-off-date, which has an interest rate that steps-up over the course of its term, assuming an interest rate payable from the closing date of the mortgage loan to June 5, 2009 of 5.405%. The debt service coverage ratio assuming the highest interest rate payable under the mortgage loan of
                                                   6.910% is 0.92x as of the cut-off date.

                                             (3)   Excludes the mortgage loans that pay interest-only until maturity or for a partial interest-only period.

                                             All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year.

                                             The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. 169 mortgage loans, representing approximately 74.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. In the case of one of these mortgage loans, secured by the mortgaged property identified as 1125 17th Street on Annex C-1 to this prospectus supplement, representing in the aggregate approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially defeased in the amount of
                                             $4,320,000, which partial defeasance (and corresponding partial release) may occur prior to the otherwise applicable lockout period. If a partial defeasance of the 1125
                                             17th Street loan occurs, subject to certain conditions set forth in the related loan documents and the pooling and servicing agreement, the defeased portion of the mortgage loan will remain cross-defaulted and cross-collateralized with the undefeased portion of the mortgage loan.

                                             Six (6) mortgage loans, representing approximately 18.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium at any time during the term of the mortgage loan or (b) substitute U.S. government securities as collateral at any time after the expiration of a defeasance lockout period.

                                             Eleven (11) mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute
                                             U.S. government securities as collateral and obtain a release the mortgaged property.

                                             Fifteen (15) of the mortgage loans, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit the borrower after a lockout period to prepay with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%. In the case of one of these mortgage loans, secured by the mortgaged

                                      S-19

                                             property identified as Lakeside at White Oak on Annex C-1 to this prospectus supplement, representing in the aggregate approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

                                             One (1) mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits prepayment at any time after the related closing date with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

                                             The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period"
                                             immediately prior to and including the stated maturity date as follows:

                                                       PREPAYMENT OPEN PERIODS

                                                                                  % OF
                                                                     NUMBER OF   INITIAL
                                                 OPEN PERIODS        MORTGAGE     POOL
                                                  (PAYMENTS)           LOANS     BALANCE
                                             ---------------------   ---------   -------
                                             0....................        2        0.3%
                                             2....................       21        8.7%
                                             3....................      162       74.5%
                                             4....................        3        3.0%
                                             6....................        8        9.9%
                                             9....................        1        1.5%
                                             12...................        1        0.3%
                                             18...................        1        0.8%
                                             24...................        3        1.1%
                                                                     ---------   -------
                                             Total................      202      100.0%
                                                                     =========   =======

                                             The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Prospectus Supplement" are calculated as described under "Description of the Mortgage Pool--Additional
                                             Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as applicable, in each case as of the cut-off date.

                                             When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based

                                      S-20

                                             on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.

                                             All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. However, the loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each mortgage loan with a pari passu companion loan is the aggregate principal balance of the mortgage loans and the related pari passu companion loans, unless otherwise indicated. Subordinate companion loans, if any, are not included in these calculations. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for more information regarding the aggregate debt service coverage ratio for mortgage loans with subordinate companion loans.

                                             THE SECURITIES

The Certificates..........................   We are offering the following classes of Commercial Mortgage Pass-Through
                                             Certificates from the Series 2007-GG10:

                                             o     Class A-1

                                             o     Class A-2

                                             o     Class A-3

                                             o     Class A-AB

                                             o     Class A-4

                                             o     Class A-1A

                                             o     Class A-M

                                             o     Class A-J

                                             o     Class B

                                             o     Class C

                                             o     Class D

                                             o     Class E

                                             o     Class F

                                             Series 2007-GG10 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the prospectus: Class X,
                                             Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
                                             Class Q, Class S, Class R and Class LR.

                                      S-21

Certificate Principal Amounts.............   Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

                                             Class A-1            $    75,000,000
                                             Class A-2            $   725,300,000
                                             Class A-3            $   246,609,000
                                             Class A-AB           $    72,000,000
                                             Class A-4            $ 3,661,032,000
                                             Class A-1A           $   514,000,000
                                             Class A-M            $   756,277,000
                                             Class A-J            $   519,941,000
                                             Class B              $    75,628,000
                                             Class C              $    94,535,000
                                             Class D              $    56,720,000
                                             Class E              $    56,721,000
                                             Class F              $    75,628,000

                                             See "Description of the Offered Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES

A. Offered Certificates...................   Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial pass-through rate for each class of certificates is set forth below.

                                             Class A-1            5.690%
                                             Class A-2            5.778%(1)
                                             Class A-3            5.993%(2)
                                             Class A-AB           5.993%(2)
                                             Class A-4            5.993%(2)
                                             Class A-1A           5.993%(2)
                                             Class A-M            5.993%(2)
                                             Class A-J            5.993%(2)
                                             Class B              5.993%(2)
                                             Class C              5.993%(2)
                                             Class D              5.993%(2)
                                             Class E              5.993%(2)
                                             Class F              5.993%(2)

                                             ______________
                                             (1)   For any distribution date, the pass-through rate on the Class A-2 certificates will equal a rate equal to the lesser of 5.778% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

                                             (2)   For any distribution date, the pass-through rate on each of the Class A-3,
                                                   Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
                                                   Class D, Class E and Class F certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

                                      S-22

B. Interest Rate Calculation
   Convention.............................   Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                             In addition, the interest rate for each mortgage loan for any month that is not a
                                             30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under "The Pooling and Servicing Agreement--Accounts"
                                             in this prospectus supplement.

                                             See "Description of the Offered Certificates--Distributions--Payment Priorities" in
                                             this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..........................   On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                             First: Class A and Class X certificates: To interest on Class A (which includes Class
                                             A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A) and Class X
                                             certificates, concurrently, (i) to the Class A-1, Class A-2, Class A-3, Class A-AB
                                             and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) to the Class
                                             A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2, and (iii) to the Class X certificates, from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                             Second: Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                             certificates:

                                             (i)   to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates to the extent of funds allocable to principal attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to

                                      S-23

                                             zero, the remaining funds allocable to principal attributable to mortgage loans in loan group 2 as follows:

                                                   (A) to the Class A-AB certificates, the amount necessary to reduce the certificate principal amount of the Class A-AB certificates to the Class A-AB planned principal balance for the relevant distribution date set forth in Annex
                                                   C-3 to this prospectus supplement;

                                                   (B) to the Class A-1 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A);

                                                   (C) to the Class A-2 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A) and (B);

                                                   (D) to the Class A-3 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B) and (C);

                                                   (E) to the Class A-AB certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B), (C) and (D);

                                                   (F) to the Class A-4 certificates until reduced to zero, all remaining amounts of funds available for distribution of principal remaining after the distributions pursuant to (A), (B), (C), (D) and (E);

                                             (ii)  to the Class A-1A certificates to the extent of funds allocable to principal attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 1.

                                             If the certificate principal amounts of each and every Class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                             certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
                                             A-1A certificates, pro rata, based on their certificate principal amount without regard to loan groups and without regard to the Class A-AB planned principal balance for the relevant distribution date set forth in Annex C-3 to this prospectus supplement.

                                             Third: Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                             certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
                                             Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne

                                      S-24

                                             by those classes, without regard to loan groups, together with interest.

                                             Fourth: Class A-M certificates: To Class A-M certificates as follows: (a) to interest on Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class
                                             A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates), to principal on
                                             Class A-M certificates until reduced to zero; and (c) to reimburse Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                             Fifth: Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                             Sixth: Class B certificates: To the Class B certificates in a manner analogous to the
                                             Class A-M certificates allocations of priority Fourth above.

                                             Seventh: Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                             Eighth: Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

                                             Ninth: Class E certificates: To the Class E certificates in a manner analogous to the
                                             Class A-M certificates allocations of priority Fourth above.

                                             Tenth: Class F certificates: To the Class F certificates in a manner analogous to the
                                             Class A-M certificates allocations of priority Fourth above.

                                             Eleventh: Non-offered certificates (other than the Class R, Class LR and Class X certificates): In the amounts and order of priority described in "Description of the
                                             Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.

                                             For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class
                                             A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 183 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group
                                             2 will consist of 19 mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 1 will include all mortgage loans other than certain multifamily mortgage loans that are included in loan group 2. Loan group 2 will include 97.2% of mortgaged properties that are multifamily properties. Annex C-1 to this

                                      S-25

                                             prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                             For more information, see "Description of the Offered
                                             Certificates--Distributions--Payment Priorities" in this prospectus supplement.

B. Interest and Principal
   Entitlements...........................   A description of each class's interest entitlement can be found in "Description of the Offered Certificates--Distributions--Method, Timing and Amount" and "--Payment
                                             Priorities" in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                             A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
                                             "Description of the Offered Certificates--Distributions--Method, Timing and Amount"
                                             and "--Payment Priorities" in this prospectus supplement.

C. Servicing and
   Administration Fees....................   The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the trust and one-twelfth of the master servicing fee rate which ranges from 0.02% to 0.09% and is set forth on Annex C-1 to this prospectus supplement for each mortgage loan. The master servicing fee rate includes the servicing fee payable to the master servicer under the JPMorgan 2007-LDP11 pooling and servicing agreement with respect to the non-serviced loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of mortgage loans that are specially serviced mortgage loans and one-twelfth of the special servicing fee rate which is equal to 0.25%. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the trust and one-twelfth of the trustee fee rate which is equal to 0.00025% as set forth on Annex C-1 to this prospectus supplement for each mortgage loan. Each of the master servicing fee rate, the special servicing fee rate and the trustee fee rate will be calculated on a 30/360 basis and prorated for any partial period. See
                                             "Transaction Parties--The Master Servicer; Master Servicer Servicing Compensation and
                                             Payment of Expenses" in this prospectus supplement.

D. Prepayment Premiums....................   The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X certificates, on the one hand, and certain of the classes entitled

                                      S-26

                                             to principal, on the other hand, is described in "Description of the Offered
                                             Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.

ADVANCES

A. Principal and Interest Advances........   The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan (excluding each companion loan but including the
                                             Franklin Mills loan as described below under "Advances on The Non-Serviced Loan") if it determines that the advance will be recoverable. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan's regular interest rate (without considering any default rate) or (c)
                                             delinquent monthly payments on companion loans. The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance. See "The Pooling and
                                             Servicing Agreement--Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection Advances...........   The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than the non-serviced mortgage loan. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In addition, the special servicer may elect to make certain property protection advances on an emergency basis. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

C. Interest on Advances...................   The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on these advances.
                                             Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                             See "Description of the Offered Certificates--Distributions--Realized Losses" and
                                             "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

D. Advances on the
   Non-Serviced Loan......................   The master servicer under the JPMorgan 2007-LDP11 pooling and servicing agreement that controls servicing for the non-serviced loan is required to make property protection

                                      S-27

                                             advances with respect to the mortgaged property related to the non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the non-serviced loan. If that master servicer is required to but fails to make a required property protection advance, then the trustee under the
                                             JPMorgan 2007-LDP11 pooling and servicing agreement that controls servicing for the non-serviced loan will be required to make that property protection advance.

                                             The master servicer under the pooling and servicing agreement is not required to advance delinquent monthly mortgage loan payments with respect to any companion loan.

Subordination.............................   The amount available for distribution will be applied in the order described in
                                             "--Distributions--Amount and Order of Distributions" above.

                                             The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A and
                                             Class X certificates). Among the Class A and Class X certificates, payment rights of certain classes will be as more particularly described in "Description of the Offered
                                             Certificates--Distributions" in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other
                                             Series 2007-GG10 certificates that are not being offered by this prospectus supplement). (However, no principal payments or loan losses will be allocated to the
                                             Class X certificates, although loan losses will reduce the notional amount of the
                                             Class X certificates and, therefore, the amount of interest they accrue.)

                                                                        -------------------------------
                                                                             Class A-1, Class A-2,
                                                                            Class A-3, Class A-AB,
                                                                        Class A-4, Class A-1A, Class X*
                                                                        -------------------------------
                                                                                       |
                                                                                --------------
                                                                                   Class A-M
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                   Class A-J
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                    Class B
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                    Class C
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                    Class D
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                    Class E
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                    Class F
                                                                                --------------
                                                                                       |
                                                                                --------------
                                                                                  Non-Offered
                                                                                Certificates**
                                                                                --------------

                                             _____________
                                             *     Class X certificates are interest only.

                                             **    Other than the Class X certificates.

                                      S-28

                                             NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS
                                             OF THE OFFERED CERTIFICATES.

                                             See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

                                             Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.

                                             In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's and trustee's right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest or late charges paid by the related borrower), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

Information Available to
   Certificateholders.....................   Please see "The Pooling and Servicing Agreement--Reports to Certificateholders;
                                             Available Information" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination......................   On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                             If the aggregate certificate principal amounts of the Class A, Class A-M, Class A-J,
                                             Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero and if the master servicer consents in its sole discretion, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

                                      S-29

Required Repurchase
   of Mortgage Loans......................   Under the circumstances described in this prospectus supplement, the related loan seller will be required to repurchase any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect affecting such mortgage loan. See "Description of the
                                             Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

Sale of Defaulted Loans...................   Pursuant to the pooling and servicing agreement, each of (i) the holder of the certificates representing the greatest percentage interest in the Controlling Class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or delinquent in its balloon payment). Pursuant to the intercreditor agreements with respect to each whole loan that has a split loan structure (other than the Franklin Mills whole loan), the related subordinate companion loan holder has a right to purchase the related defaulted mortgage loan as described in "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement. See "The Pooling and Servicing Agreement--Realization Upon Mortgage
                                             Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement. Additionally, holders of current or future mezzanine indebtedness relating to any of the mortgage loans may have certain rights to purchase defaulted loans as described in "The
                                             Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Defaulted
                                             Mortgage Loans" in this prospectus supplement.

                                             OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax Consequences...........   Elections will be made to treat parts of the trust as two separate REMICs (the
                                             "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The offered certificates will represent ownership of "regular interests" in the Upper-Tier REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                             o     Each class of offered certificates will constitute REMIC "regular interests."

                                             o     The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                             o     You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                             o     It is anticipated that for federal income tax purposes, (i) the Class A-1 and
                                                   Class A-2 certificates will be issued at a premium, (ii) the Class A-3, Class
                                                   A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C
                                                   certificates will be issued with a de minimis amount of original issue discount and (iii) the Class D, Class E and Class F certificates will be issued with original issue discount.

                                      S-30

                                             For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

Yield Considerations......................   You should carefully consider the matters described under "Risk Factors--Special
                                             Yield Considerations" and "--Risks Relating to Prepayments and Repurchases" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations......................   Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings...................................   On the closing date, the offered certificates must have the minimum ratings from
                                             Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.,
                                             Moody's Investors Service, Inc. and Fitch, Inc. set forth below:

                                                                                S&P     MOODY'S   FITCH
                                                                               ------   -------   -----
                                             Class A-1......................    AAA       Aaa      AAA
                                             Class A-2......................    AAA       Aaa      AAA
                                             Class A-3......................    AAA       Aaa      AAA
                                             Class A-AB.....................    AAA       Aaa      AAA
                                             Class A-4......................    AAA       Aaa      AAA
                                             Class A-1A.....................    AAA       Aaa      AAA
                                             Class A-M......................    AAA       Aaa      AAA
                                             Class A-J......................    AAA       Aaa      AAA
                                             Class B........................    AA+       Aa1      AA+
                                             Class C........................     AA       Aa2      AA
                                             Class D........................    AA-       Aa3      AA-
                                             Class E........................     A+       A1       A+
                                             Class F........................     A        A2        A

                                             A rating agency may downgrade, qualify or withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                             The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                             See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement,
                                             "Risk Factors" in this prospectus supplement and in the prospectus, and "Description of the Certificates" and "Yield Considerations" in the prospectus.

Legal Investment..........................   The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
                                             Class A-J, Class B, Class C and Class D certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                             1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by

                                      S-31

                                             S&P, Moody's, Fitch or another nationally recognized statistical rating organization.
                                             The Class E and Class F certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

                                      S-32

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described in "Risk Factors" in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

      The yield to maturity on each class of the offered certificates will depend in part on the following:

      o     the purchase price for the certificates;

      o     the rate and timing of principal payments on the mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group);

      o     the receipt and allocation of prepayment premiums and/or yield maintenance charges;

      o     the allocation of principal payments to pay down classes of certificates;

      o     interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

      o     the purchase of a mortgage loan whether by (i) a loan seller as a result of a material breach of a representation or warranty made by that loan seller (or, in certain cases, a breach of a representation or warranty made by that loan seller that is deemed to be material),
            (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

      In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations"
in this prospectus supplement and "Yield Considerations" in the prospectus.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                      S-33

      The yield on each class of certificates with a pass-through rate limited by or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. See "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group)
will affect distributions on the certificates and their timing. See "--Risks
Relating to Borrower Default" below.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" in this prospectus supplement.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in
this prospectus supplement.

      We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

                                      S-34

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

      The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

      The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments;

                                      S-35

      o     the public perception of safety for customers and clients;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

      o     the creditworthiness of tenants;

      o     tenant defaults;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus

                                      S-36

supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

      Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

      For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as TIAA RexCorp
Plaza, representing approximately 2.5% of the initial mortgage pool balance, the related borrower has the right to enter into future "payment in lieu of taxes"
programs.

LIMITATIONS OF APPRAISALS

      Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex
C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

      In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios)
presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.
Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

      In certain cases, appraisals may reflect both "as-stabilized" and "as-is"
values although the appraised value reflected in this prospectus supplement with respect to the related mortgaged property may reflect only the "as-stabilized"
value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to three (3) mortgaged properties identified as Lynnewood Gardens,
119 West 40th Street and Southern Highlands Corporate Center on Annex C-1 to
this prospectus supplement, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the appraised value represented is the "as-stabilized" value and the related loan-to-value ratio is based on the "as-stabilized" value.

      Additionally, with respect to one mortgage loan secured by the mortgaged property identified as Penn Center East on Annex C-1 to this prospectus supplement, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the office buildings is currently fully occupied by Bechtel, Inc. ("Bechtel"). Bechtel is expected to vacate its space in

                                      S-37

July 2008. The related appraisal was based on the assumption that the applicable building would be converted to multi-tenant use after Bechtel vacates its space but did not take into account any costs related to the conversion (excluding a tenant improvement allowance). The borrower escrowed $2,391,000 with respect to the tenant improvement and leasing commissions obligations incurred with respect to Bechtel's space.

      We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Thirty-eight (38) of the mortgaged properties securing 24 mortgage loans, representing in the aggregate approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. See Annex
C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

      Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant
Bankruptcy Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher

                                      S-38

continuing vacancy rates and greater volatility in rental income and expenses.
In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. Additionally, certain loans may have clauses permitting termination of the lease prior to the maturity date upon the occurrence of certain events, such as violations of non-compete clauses or, in the case of governmental tenants, the lack of appropriations. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

      Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a
"stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, with respect to the mortgage loans secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 915
Wilshire Boulevard, representing approximately 1.1% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, an affiliate of the related borrower has master leased 46,608 square feet of the net rentable area at the mortgaged property, which represents 12.1% of the net rentable area.
Eleven (11) other mortgage loans secured by mortgaged properties identified on
Annex C-1 to this prospectus supplement as Montvale Center, Skypark Plaza
Shopping Center, Shoppes at Centre Pointe, Crown Pointe/Victor Park, Pasadena
Medical, Southern Highlands Corporate Center, Fairview Industrial Park, Barker
Cypress Market Place, US Storage-Baltimore, Centre Drive MAB and Secure Storage,
representing approximately 0.3%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%,
0.1% and 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, have borrowers that are lessors under a master lease with affiliated lessees. Additionally, with respect to one (1)
mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as The Wharf at Rivertown, representing approximately 0.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of the borrower has a minority interest in the master tenant at the mortgaged property. See "Risk Factors--Historic Tax Credit Loan"
in this prospectus supplement.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal

                                      S-39

bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

      For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 11251 Pines
Boulevard, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, on January 24, 2007, 99 Cent
Stuff Inc., the guarantor and parent of the largest tenant at the mortgaged property (representing 54.2% of the NRSF at the mortgaged property) filed a voluntary petition for reorganization under Chapter 11 with the US Bankruptcy
Court for the Southern District of Florida, West Palm Beach. There can be no
assurance that the tenant will not be consolidated with its parent during the bankruptcy proceedings or that the tenant's lease at the mortgaged property will not be rejected during bankruptcy proceedings.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     rental payments could not be collected for any other reason; or

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

                                      S-40

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

      With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

      If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property
Insurance" below.

      Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

      Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                                      S-41

RISKS RELATING TO LOAN CONCENTRATIONS

      The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                                      POOL OF MORTGAGE LOANS

                                                                AGGREGATE CUT-OFF    % OF INITIAL
                                                                  DATE BALANCE       POOL BALANCE
                                                                -----------------   ---------------

Largest Single Mortgage Loan.................................   $     697,200,000         9.2%
Largest 5 Mortgage Loans.....................................   $   2,252,575,000        29.8%
Largest 10 Mortgage Loans....................................   $   3,142,575,000        41.6%
Largest Related-Borrower Concentration(1)....................   $   1,332,870,000        17.6%
Next Largest Related-Borrower Concentration(1)...............   $     457,625,000         6.1%

___________________

(1)   Excluding single mortgage loans.

                                           LOAN GROUP 1

                                                                AGGREGATE CUT-OFF    % OF INITIAL
                                                                  DATE BALANCE      GROUP 1 BALANCE
                                                                -----------------   ---------------

Largest Single Mortgage Loan.................................   $     697,200,000         9.9%
Largest 5 Mortgage Loans.....................................   $   2,252,575,000        32.0%
Largest 10 Mortgage Loans....................................   $   3,142,075,000        44.6%
Largest Related-Borrower Concentration(1)....................   $   1,332,870,000        18.9%
Next Largest Related-Borrower Concentration(1)...............   $     457,625,000         6.5%

___________________

(1)   Excluding single mortgage loans.

                                           LOAN GROUP 2

                                                                AGGREGATE CUT-OFF    % OF INITIAL
                                                                  DATE BALANCE      GROUP 2 BALANCE
                                                                -----------------   ---------------

Largest Single Mortgage Loan.................................   $     160,500,000        31.2%
Largest 5 Mortgage Loans.....................................   $     370,750,000        72.1%
Largest 10 Mortgage Loans....................................   $     452,250,000        88.0%

___________________

      Other than with respect to the largest ten (10) mortgage loans, each of the other mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan
Summaries" on Annex B to this prospectus supplement for more information on the largest ten (10) mortgage loans.

      Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

      Each of the other groups of mortgage loans with related borrowers in loan group 1 represents no more than 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

      Three (3) groups of mortgage loans are cross-collateralized and cross-defaulted: (i) the mortgage loan secured by the mortgaged property identified as National Plaza I, II, III on Annex C-1 to this prospectus supplement and the mortgage loan secured by the mortgaged property identified as
1051 Perimeter Drive on Annex C-1 to this prospectus supplement, representing in the aggregate approximately 0.8% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted with each other; (ii) the mortgage loan secured by the

                                      S-42

mortgaged property identified as Green Road on Annex C-1 to this prospectus supplement and the mortgage loan secured by the mortgaged properties identified as Crown Pointe/Victor Park on Annex C-1 to this prospectus supplement, representing in the aggregate approximately 0.7% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted with each other; and (iii) the mortgage loan secured by the mortgaged property identified as KLC Shopping Center on
Annex C-1 to this prospectus supplement and the mortgage loan secured by the mortgaged property identified as Normandy Center on Annex C-1 to this prospectus supplement, representing in the aggregate approximately 0.1% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted with each other.

      A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.
The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

      The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the
Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

      A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                           PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                      POOL OF MORTGAGE LOANS

                                                   NUMBER OF        AGGREGATE
                                                   MORTGAGED      CUT-OFF DATE       % OF INITIAL
                 PROPERTY TYPE                     PROPERTIES        BALANCE         POOL BALANCE
-------------------------------------------------  ----------   -----------------   ---------------

Office..........................................      112       $   4,880,996,386        64.5%
Retail..........................................       78       $     874,157,488        11.6%
Hospitality.....................................       66       $     665,536,202         8.8%
Multifamily.....................................       64       $     528,635,859         7.0%

      0.2% of the mortgage loans in loan group 1 are secured by multifamily properties and 100.0% of the mortgage loans in loan group 2 are secured by multifamily properties.

                                      S-43

RISKS WITH RESPECT TO CERTAIN GROUND LEASE RENTS

      With respect to one mortgage loan secured by the mortgaged property identified as Two Herald Square, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers have title to the land, but not the improvements.
Title to the improvements is vested in the lessee under the ground lease. The borrowers are the lessors under a ground lease of the mortgaged property, which has a 70-year term with no extension options, and 1328 Broadway Owners, LLC is the lessee under that ground lease. The base rent payable by the lessee under the ground lease is $750,000 per month for the first five years of the term and increases by 25% in year six, then increases annually by 2.5% every year thereafter to $1,324,662.96/month in the 20th year of the lease. After the 20th year of the lease, base rent continues to increase annually by 2.5%, except that base rent will be adjusted during each of the 21st, 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 5% of the fair market value. The percentage rent payable under the ground lease is 10% of the amount by which annual adjusted operating revenue exceeds $25,000,000. The borrowers provided two letters of credit totaling
$6,947,484 with respect to projected shortfalls between ground lease rent and debt service. There is expected to be a negative difference between the ground rents due and the debt service payments through 2011. The DSCR on the mortgage loan as of the cut-off date based on the ground lease rent as of the cut-off date is 0.86x; however, the base rental revenue based on the average ground rent payments from years 11-20 was considered in the underwriting of the mortgage loan. See "Top Ten Loan Summaries--Two Herald Square" in Annex B to this prospectus supplement for more information.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

      The trust fund will include 6 mortgage loans, identified as National Plaza
I, II, III, Green Road, Crown Pointe/Victor Park, 1051 Perimeter Drive, KLC
Shopping Center and Normandy Center on Annex C-1 to this prospectus supplement, representing approximately 0.5%, 0.4%, 0.3%, 0.2%, 0.1%, and 0.03%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

      Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

      A lien granted by a borrower could be avoided if a court were to determine that:

      o     the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured when it granted the lien; and

      o     the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire
            indebtedness.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

      o     subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

      o     recover payments made under that mortgage loan; or

                                      S-44

      o     take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

      We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or any payment thereon, would not be avoided as a fraudulent conveyance.

      In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100%
to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the mortgaged property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

                                      S-45

TENANCIES IN COMMON MAY HINDER RECOVERY

      Seventeen (17) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Two Herald Square, 1615
L Street, State House Square, Residence Inn Alexandria Old Town, Texas Retail
Portfolio, Skypark Plaza Shopping Center, Horizon Town Center, The Pennsylvania
Business Center, Fairview Industrial Park, Ashley Furniture and Gordmans, Norman
Silbert MAB, 821 Grier Road, Val Vista Gateway Center, Festival Foods, Woodlands
Crossing, Variel Apartments and Morocco Apartments collectively representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans, have borrowers that own the related mortgaged properties as tenants-in-common. Additionally, with respect to one mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as
9200 Sunset Boulevard, representing 1.8% of the aggregate principal balance of the pool of mortgage loans, the borrower is permitted to be converted into a tenant-in-common structure. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition)
the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable.
In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

      With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

      In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                      S-46

      Five (5) of the mortgage loans secured by mortgaged properties identified on Annex C-1 to this prospectus supplement as Hyatt Regency Albuquerque,
Magnolia Hotel Denver, BPG Pennsylvania Properties, 530 New Waverly Place and
Chandler Medical, representing approximately 0.6%, 0.5%, 0.3%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower's unit without the borrower's consent.

      In the case of the mortgage loan secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as TIAA RexCorp New Jersey
Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, the borrower that owns the mortgaged properties identified on Annex C-1 to this prospectus supplement as 101 JFK Parkway and 103 JFK Parkway has the right, in lieu of effectuating a subdivision of that mortgaged property, to convert the property into two separate condominium units.

      The mortgage loan secured by the mortgaged property identified on Annex
C-1 as Hyatt Regency Albuquerque representing 0.6% of the initial mortgage pool balance, is secured by the borrower's interest in two units (units 2 and 6) in a six unit office, hotel and retail condominium. The underlying land consists of seven parcels, four of which are owned in fee by the condominium association and three of which are ground leased with the leasehold held as a common element subject to the condominium regime. The condominium association is governed by a condominium declaration that contains restrictions on the use of each unit. Unit
2, which contains the hotel, is restricted to hotel and related use. Unit 6, which contains hotel meeting rooms and ballrooms, is restricted to retail and/or restaurant use. The borrower does not control voting issues, however with respect to certain significant matters related to the common elements of the condominium, as to which the consent of two-thirds of the voting interests is required to act. For example, in the event of a casualty, the proceeds associated with common and structural elements must be applied toward restoration unless two-thirds of the voting interests elect otherwise. With respect to the ground leases, the condominium declaration provides that ground lease rent be paid by the condominium association (as a common charge). Upon the termination of any of the ground leases, the condominium will be terminated and the property sold. See "--The Mortgage Pool Will Include Leasehold Mortgage
Properties" above.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Magnolia Hotel Denver, representing approximately 0.5% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, the parking garage used by the hotel is a commercial condominium. The borrower owns seven condominium units of the parking garage. The borrower controls only 50% of the votes to address any terms within the Condominium Declaration. However, any revocation or amendment to the condominium declaration requires approval from 100% of the owners and their respective first mortgagees, and the condominium declaration in combination with the mortgagee protective agreement provide for standard notice and cure provisions to the first mortgagee.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Ballantyne Resort, representing approximately 0.5% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, the borrower has the right to convert a portion of the mortgaged property to condominium form of ownership in connection with a release of air right parcels over existing hotel improvements obtained pursuant to the terms of the loan agreement. See "Description of the
Mortgage Pool--Partial Releases" in this prospectus supplement.

      With respect to the mortgage loan secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as BPG Pennsylvania
Properties, representing approximately 0.3% of the initial mortgage pool balance, the individual mortgaged property identified on Annex C-1 to this prospectus supplement as 4070 Butler Pike is subject to a condominium regime.
The Butler borrower owns one of three condominium units in the condominium regime and 40.18% of the common elements. A board of directors runs the association and are elected by a majority vote of the unit owners based on

                                      S-47

their ownership interests in the common elements. One of the other two unit owners owns 55.10% of the common elements and therefore has the exclusive right to elect the board of directors, nevertheless, the related borrower has appointed a member to the condominium association board.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 530 New Waverly Place, representing approximately 0.1% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, interest held by the borrower in the mortgaged property is fee ownership in a condominium unit, which is part of a two-unit condominium structure. The borrower only owns a 50% interest in the condominium structure and controls 50% of the votes to address any terms within the condominium declaration. However, termination of the condominium declaration requires a 100% approval of all unit owners and first mortgagees, and any amendment requires a 75% approval of the unit owners.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Val Vista Gateway
Center, representing approximately 0.1% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, the mortgaged property may be converted into an office condominium. One tenant at the mortgaged property, Haema Holdings of Scottsdale, Inc., has the right of first refusal, which extends only to the portion of the property covered by its lease (3,469 square feet) and then only if such leased premises are converted into an office condominium and offered for sale as an individual condominium. This right of first refusal to purchase such leased premises does not apply in the event the borrower offers the building for sale in its entirety regardless of whether a condominium declaration has been recorded.

OFFICE PROPERTIES HAVE SPECIAL RISKS

      One hundred twelve (112) office properties secure, in whole or in part, eighty-one (81) of the mortgage loans representing approximately 64.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      A large number of factors may adversely affect the value of office properties, including:

      o     the quality of an office building's tenants;

      o     an economic decline in the business operated by the tenant;

      o     the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

      o     the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

      o     the diversity of an office building's tenants (or reliance on a single or dominant tenant);

      o     an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

      o     the desirability of the area as a business location;

      o     the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

      o     in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b)
            reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

                                      S-48

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Loan Concentrations" above. With respect to one mortgage loan secured by the mortgaged property identified as Shorenstein Portland
Portfolio, representing approximately 9.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the mortgaged properties (Kruse Oaks II) is only 69.0% occupied, and with respect to one of the mortgaged properties (Nimbus Corporate Center), Meritage Mortgage
Corporation, whose lease expires in July 2010 and covers approximately 10.3% of
SF, is currently dark. Meritage Mortgage Corporation was acquired by NetBank in
2004, and NetBank is the guarantor of the lease. The borrowers have requested the lender's consent to an early termination of the Meritage Mortgage
Corporation lease, effective June 30, 2007. Although a final determination has not yet been made, it is currently anticipated that the lender will consent to that request and that, in connection with the early termination of the Meritage
Mortgage Corporation lease, Meritage Mortgage Corporation will pay an early termination fee which will be held in a lender-controlled account for application toward reletting costs. The statistical information contained in this prospectus supplement with respect to the Shorenstein Portland Portfolio loan includes the Meritage Mortgage Corporation lease, notwithstanding the anticipated early termination of the lease. If the Meritage Mortgage Corporation lease is terminated, it is currently anticipated that approximately 21,460 SF of the terminated space will be leased to Software Solutions, which is currently a subtenant of Meritage Mortgage Corporation. However, we cannot assure you that the guarantor will continue to pay the rent in the event that the Meritage
Mortgage Corporation lease is not terminated or that, in the event that the
Meritage Mortgage Corporation lease is terminated, the terminated space will be relet at similar rents.

      With respect to one mortgage loan identified as the Green Road Loan on
Annex C-1, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant,
Parke-Davis & Company, a subsidiary of Pfizer - Warner Lambert, whose lease expires on December 31, 2009 and covers approximately 31.6% of SF of the mortgaged property, is currently dark. The mortgaged property is 100% leased and
68.4% occupied, but we cannot assure you that the tenant will continue to pay rent. The borrower is expected to post a letter of credit in order to obtain the release of a trap of excess cash flow from the mortgaged property, and an additional letter of credit is expected to be required if a replacement lease is not executed within six months. Upon execution of a replacement lease or leases and satisfaction of certain related conditions under the loan documents the letter(s) of credit would be released. It is anticipated that the tenant and borrower may negotiate a termination of the Parke-Davis lease and payment of a termination fee, which would be used for reletting costs and also disbursed on a monthly basis in the equivalent amount of the rent under the terminated lease and/or the free rent period under any replacement lease(s), with the balance to be released at the end of the free rent period under the replacement lease(s).
The letter of credit has not been posted and no replacement lease(s) has or have been executed and we cannot assure you that a letter of credit will be posted, the cash trap will be released, any replacement lease(s) will be executed or that the rent under any replacement lease(s) will be similar to that of the
Parke-Davis lease.

      With respect to one mortgage loan secured by the mortgaged property identified as Park Building, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the lease with the largest tenant at the mortgaged property (Republic Mortgage
Insurance Company ("RMIC")), which covers 54.4% of the mortgaged property, is expected to commence in June 2008. A cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service shortfall on the mortgage loan. Monthly payments in the amount of $166,000 (which is equivalent to the monthly lease payments of RMIC that are expected to commence in June
2008) will be released from the cash reserve to pay the monthly debt service until RMIC takes occupancy and commences rent payment in June 2008. If the tenant's lease has not commenced and all other release conditions under the mortgage have not been met by August 6, 2008, the lender will draw $680,000 from the letter of credit and deposit it into the cash reserve. If the tenant's lease has not commenced and all other release conditions under the mortgage have not been met by December 6, 2008, the lender is entitled to draw on the balance of the letter of credit for deposit into the cash reserve and may apply all funds accumulated in the cash reserve, including all funds drawn from the letter of credit, to reduce the balance of the mortgage loan. There can

                                      S-49

be no assurance that RMIC will take occupancy in June 2008 or that RMIC's space will be re-let at similar rents in the event that RMIC fails to take occupancy.

RETAIL PROPERTIES HAVE SPECIAL RISKS

      Seventy-eight (78) retail properties secure, in whole or in part, sixty
(60) mortgage loans representing approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An
"anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

      o     an anchor tenant's or shadow anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's or shadow anchor tenant's lease;
            or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

      o     the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

      o     the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
            payment of rent).

      Twenty-five (25) of the mortgaged properties, securing mortgage loans representing approximately 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to have an "anchor tenant." Seventeen
(17) of the mortgaged properties, securing mortgage loans representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "shadow anchored." Twenty-four (24) of the mortgaged properties, securing mortgage loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "unanchored."

      If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

                                      S-50

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

      Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space or have signed leases but have not commenced rent payments.

      Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C-1 to this prospectus supplement as Great Escape
Theatres and Manchester Stadium 16, representing in the aggregate approximately
1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date in the aggregate, have theaters as part of the mortgaged property.
Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

HOSPITALITY PROPERTIES HAVE SPECIAL RISKS

      Sixty-six (66) hospitality properties secure, in whole or in part, sixteen
(16) mortgage loans representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      Various factors may adversely affect the economic performance of a hospitality property, including:

      o     adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     the presence or construction of competing hotels or resorts;

      o     continuing expenditures for modernizing, refurbishing and
            maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

      o     a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

      o     changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

      Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.
Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect
Your Investment" above.

                                      S-51

      Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

      The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

      Sixty-four (64) of the hospitality properties that secure mortgage loans, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

      o     the continued existence and financial strength of the franchisor or hotel management company;

      o     the public perception of the franchise or hotel chain service mark;
            and

      o     the duration of the franchise licensing or management agreements.

      The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

      The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

      Sixty-four (64) multifamily properties secure, in whole or in part, twenty
(20) mortgage loans representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Approximately 97.2% of the mortgaged properties that are multifamily properties are in loan group 2. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o     the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

      o     the location of the property, for example, a change in the neighborhood over time;

                                      S-52

      o     the ability of management to provide adequate maintenance and insurance;

      o     the types of services or amenities that the property provides;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the presence of competing properties;

      o     the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

      o     certain of these mortgaged properties may be student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

      o     dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

      o     adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

      o     state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
            and

      o     government assistance/rent subsidy programs.

      Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

      Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in

                                      S-53

respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

      o     rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

      o     tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

      The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

AUTOMOBILE DEALERSHIP PROPERTIES HAVE SPECIAL RISKS

      One mortgage loan secured by the mortgaged property identified on Annex
C-1 to this prospectus supplement as CARS Chauncey Ranch, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by an automobile dealership. Properties with automobile dealerships are subject to various risks which may be in addition to those generally associated with retail establishments. The success of an automobile dealership is subject to factors such as the popularity of the brands being sold at the dealership and changes in demographics and consumer tastes which may negatively impact the appeal of the product lines being offered. Further, the United States motor vehicle industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Significant factors affecting the sale of motor vehicles include rates of employment, income growth, interest rates and general consumer sentiment. Additionally, where automobile dealerships have an on-site service department, it will be necessary for those automobile dealerships to manage and dispose of oil, batteries and other related automotive products. In addition, automobile dealerships may not be readily convertible to alternative uses. See also "--Some Mortgaged Properties May Not Be Readily Convertible to Alternative
Uses" below.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

      Twelve (12) industrial properties secure eleven (11) of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

      o     the quality of tenants;

      o     reduced demand for industrial space because of a decline in a particular industry segment;

      o     the property becoming functionally obsolete;

      o     building design and adaptability;

      o     unavailability of labor sources;

      o     changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

      o     changes in proximity of supply sources;

      o     the expenses of converting a previously adapted space to general use; and

      o     the location of the property.

                                      S-54

      Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

      In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

      Fourteen (14) self storage properties secure, in whole or in part, eleven
(11) of the mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

      o     decreased demand;

      o     competition;

      o     lack of proximity to apartment complexes or commercial users;

      o     apartment tenants moving to single-family homes;

      o     decline in services rendered, including security;

      o     dependence on business activity ancillary to renting units;

      o     age of improvements; or

      o     other factors

                                      S-55

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

      Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

      Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling and Servicing Agreement--Servicing of
the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,

                                      S-56

Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 24 months) prior to the stated maturity date. See "Description of the
Mortgage Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

      With respect to five (5) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as 9200 Sunset
Boulevard, Park Building, Foothill Village Oaks, Zane Business Center and Three
Rivers Office, representing approximately 1.8%, 0.3%, 0.2%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $22,500,000, $5,400,000, $1,331,000, $770,000 and $1,100,000, respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay or partially defease the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

      Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lockout provision.
See "Description of the Mortgage Pool--Additional Indebtedness--Partial
Releases" in this prospectus supplement.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

                                      S-57

      o     the applicable yield maintenance charges;

      o     the master servicer's or special servicer's ability to enforce those charges or premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

      Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In some cases, the related co-lender agreement for a subordinate companion loan permits prepayment of such subordinate companion loan provided, that, among other things, no collateral securing the related mortgage loan is released. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see "Description of the Mortgage
Pool--Representations and Warranties" and "The Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

      Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

                  (i)   will be released to the related borrower upon
            satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                  (ii)  if not so released, may, at the discretion of the
            lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

      The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

                                      S-58

      Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

      As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

      See the tables entitled "Distribution of Remaining Term to Maturity" in
Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks
Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other
Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.
There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a

                                      S-59

provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

GEOGRAPHIC CONCENTRATION

      This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES

                                  NUMBER OF        AGGREGATE
                                  MORTGAGED      CUT-OFF DATE      % OF INITIAL
             STATE                PROPERTIES        BALANCE        POOL BALANCE
-------------------------------   ----------   -----------------   -------------
California.....................       41       $   2,185,130,755       28.9%
Oregon.........................       17       $     707,864,000        9.4%
Pennsylvania...................       72       $     633,119,202        8.4%
New York.......................        7       $     590,546,305        7.8%
Connecticut....................        6       $     491,085,000        6.5%

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 1

                                  NUMBER OF        AGGREGATE       % OF INITIAL
                                  MORTGAGED      CUT-OFF DATE         GROUP 1
             STATE                PROPERTIES        BALANCE           BALANCE
-------------------------------   ----------   -----------------   -------------
California.....................       31       $   2,083,430,755       29.6%
Oregon.........................       17       $     707,864,000       10.0%
New York.......................        7       $     590,546,305        8.4%
Pennsylvania...................       71       $     503,619,202        7.1%
Connecticut....................        6       $     491,085,000        7.0%

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 2

                                  NUMBER OF        AGGREGATE       % OF INITIAL
                                  MORTGAGED      CUT-OFF DATE         GROUP 2
             STATE                PROPERTIES        BALANCE           BALANCE
-------------------------------   ----------   -----------------   -------------
Massachusetts..................        1       $     160,500,000       31.2%
Pennsylvania...................        1       $     129,500,000       25.2%
California.....................       10       $     101,700,000       19.8%
Georgia........................        2       $      57,700,000       11.2%

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

                                      S-60

      o     economic conditions in regions where the borrowers and the mortgaged properties are located;

      o     conditions in the real estate market where the mortgaged properties are located;

      o     changes in local governmental rules and fiscal policies; and

      o     acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

      For example, mortgaged properties located in California, Texas, Florida and other coastal states including, but not limited to, Alabama, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country. Recent hurricanes in the
Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance.

ENVIRONMENTAL RISKS

      The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

      An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date except with respect to the mortgaged properties securing two (2) mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex C-1 for the date of the environmental report for each mortgaged property. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to
American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

      Except as set forth below, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

      o     in which the adverse conditions were remediated or abated before the closing date;

      o     in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

      o     for which an escrow, guaranty or letter of credit for the
            remediation was established;

      o     for which an environmental insurance policy was obtained from a third-party insurer;

      o     for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

      o     for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

      o     as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

                                      S-61

      o     that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

      o     involving radon; or

      o     in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

      For example, with respect to one mortgage loan secured by the mortgaged property identified as Lynnewood Gardens on Annex C-1 to this prospectus supplement, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase I environmental site assessment revealed 3 inactive Underground Storage Tanks
(USTs) and 37 active USTs at the mortgaged property. A reserve of $1.285 million has been established at the closing of the mortgage loan to primarily cover removal of the USTs and potential remediation cost. The borrower is required to have all of the active USTs removed within 36 months of the closing date of the mortgage loan. Funds from the reserve which have been allocated for removal will be released pro rata for the removal of any UST; however, the borrower is not entitled to a release of any of the funds for any soil remediation until at least 25 of the active USTs have been removed with no remaining contamination of the mortgaged property or any surrounding property. After 25 of the USTs have been removed, the borrower may obtain a release of 1/12 of the remaining portion of the reserve which has been allocated for potential remediation for each of the remaining USTs that are removed. We cannot assure you that there is no environmental contamination or that sufficient funds have been escrowed for any potential environmental remediation.

      In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

      Additionally, it is possible that the environmental reports and/or Phase
II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk
Factors--Environmental Law Considerations" and "Certain Legal Aspects of the
Mortgage Loans--Environmental Risks" in the prospectus.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With
Disabilities Act" in the prospectus. The expenditure of

                                      S-62

these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

SHARI'AH COMPLIANT LOAN

      One mortgage loan secured by the mortgaged property identified on Annex
C-1 to this prospectus supplement as Penn Center East, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was structured to comply with Islamic law. This structure was developed to provide investment opportunities in U.S. real estate for off-shore investors who wish to invest in accordance with Shari'ah (Islamic
Law) concepts. Under the Shari'ah structure, title to the mortgaged property is held by the related newly formed single purpose borrower. The borrower master leases the related mortgaged property to two newly formed single purpose master lessees, one of which is owned in part by certain Muslim investors and the other of which is owned by non-Muslim investors. The rents payable by the space user tenants are payable to a deposit account of the related borrower, which account is pledged to lender. All payments required to be made on the Loan are paid on a first priority basis prior to any remittance to the equity investors. By its terms, the master lease is fully and unconditionally subordinate to the related mortgage loan.

HISTORIC TAX CREDIT LOAN

      One mortgage loan secured by the mortgaged property identified as The
Wharf at Rivertown on Annex C-1, representing approximately 0.7% of the Initial
Pool Balance, the related borrower and certain of its affiliates are parties to documents evidencing a historic tax credit investment transaction with respect to the property. As the final step to the satisfaction of the conditions precedent to approval of the historic tax credit investment, the mortgaged property has to be (and is in process of being) listed on the National Register of Historic Places. The mortgaged property's listing on the National Register of
Historic Places may make the property less attractive to potential purchasers of the property in the future. In connection with the restoration of the mortgaged property (which has now been completed), the related borrower entered into a twenty-nine year "triple net" master lease covering the entire mortgaged property with a Pennsylvania limited partnership (the "Master Tenant") that is owned 99.9% by Chevron TCI, Inc., a subsidiary of Chevron Texaco, Inc., and 0.1%
by an entity under common control with the related Borrower (the "General
Partner"). The fixed rental payments on the master lease were originally designed to be in excess of the amount necessary to pay debt service on the mortgage loan. Currently, there is a shortfall in gross revenue. The General
Partner is required to make loans (repayable from net cash flow) to the Master
Tenant to cover such shortfall or any future shortfall that results due to the rents from the subtenants of the Master Tenant being insufficient to cover the rents payable under the master lease. Since the master lease is the related borrower's sole source of income for the mortgage loan, a failure by the General
Partner to make such a loan, to the extent it results in the failure of the
Master Tenant to pay debt service on the related mortgage loan, will be an event of default under the mortgage loan. The loans made by the General Partner are subordinate in payment to both the mortgage loan and any payments due to Chevron
TCI, Inc. As further security for the mortgage loan, the lender also holds a pledge of the General Partner's interest in the Master Tenant. Additionally,
Borrower is required to escrow funds (and the failure to do so is recourse to the principals of the Borrower to extent of lender's losses) to allow the
General Partner to purchase Chevron TCI's interest in the Master Tenant upon the exercise of either a "put" by Chevron TCI, Inc. or a mandatory "call" by the
General Partner pursuant to a put/call agreement which in the case of the "put"
is exercisable from November 1, 2010 through April 1, 2011 and in the case of the "call" is exercisable from October 1, 2011 through March 2012.

NO REUNDERWRITING OF THE MORTGAGE LOANS

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting

                                      S-63

a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the
Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in
this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

      There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

      In the case of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as TIAA RexCorp New Jersey
Portfolio and TIAA RexCorp Plaza, representing in the aggregate 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain indirect owners of the equity interests in the borrower are currently defendants in a lawsuit filed by the shareholders of Reckson
Associates Realty Corp. (of which such indirect owners were former officers and directors). The lawsuit claims that the defendants breached their fiduciary duties as members of the board of Reckson Associates Realty Corp. by approving the merger of Reckson Associates Realty Corp. with SL Green Realty Corp. for inadequate consideration in exchange for SL Green Realty's agreement to sell a portfolio of assets (including the mortgaged properties) to New Venture MRE LLC
(an entity indirectly owned by the defendants) on allegedly favorable terms to
New Venture MRE LLC. The parties to the lawsuit have reached an agreement in principle to settle all of the pending lawsuits relating to the merger. The parties agreed that any potential payments or other obligations due in connection with the settlement will not be the obligations of the related borrowers or any entity owned by New Venture MRE LLC, which indirectly owns interests in the related borrowers. We cannot assure you that the outcome of the settlement will not affect the mortgaged properties.

OTHER FINANCINGS

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

      The borrower may have difficulty servicing and repaying multiple loans.
The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur

                                      S-64

limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling and Servicing
Agreement--Servicing of the Whole Loans" in this prospectus supplement.

      The applicable loan sellers have informed us that with respect to 17 of the mortgage loans, representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Loans" in this prospectus supplement. All of those mortgage loans with other debt secured by the mortgaged property are part of a whole loan structure. See
"Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement. For additional information regarding other additional secured and unsecured indebtedness, see "Description of the Mortgage Pool--Additional
Indebtedness" in this prospectus supplement.

      Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members' or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

      Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

      The applicable loan sellers have informed us that 53 of the mortgage loans, representing approximately 31.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage Pool--Additional
Indebtedness" in this prospectus supplement.

                                      S-65

      In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. For additional information, see "Description of the Mortgage Pool--Additional Indebtedness" in
this prospectus supplement.

      Although the subordinate companion loans related to the serviced loans and the non-serviced loan are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans.
As a result, the trust fund is subject to additional risks, including:

      o     the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

      o     the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

      See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of mortgage loan delinquencies and defaults will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     their rate of principal payments; and

      o     their weighted average lives.

      If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

                                      S-66

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

      To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in
The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

      Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

      o     the prevailing interest rates;

      o     the fair market value of the related mortgaged properties;

      o     the borrower's equity in the related mortgaged properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     reductions in government assistance/rent subsidy programs;

      o     the tax laws; and

      o     prevailing general and regional economic conditions.

      All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes
69 mortgage loans, representing approximately 16.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 12 to 84 months of their respective terms and 116 mortgage loans, representing approximately 80.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

      We cannot assure you that each borrower will have the ability to repay the remaining certificate principal amounts on its stated maturity date.

                                      S-67

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

      A leasehold interest under a ground lease secures 13 of the mortgaged properties, representing in the aggregate approximately 14.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. With respect to 6 mortgaged loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as
Shorenstein Portland Portfolio, 1615 L Street, State House Square, Hyatt Regency
Albuquerque, Plaza Rancho Del Oro Shopping Center and 3003 East Third Avenue,
representing approximately 9.2%, 1.8%, 1.2%, 0.6%, 0.2% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

      For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease, although not all these protective provisions are included in each case.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.

                                      S-68

As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

      Additionally, with respect to one mortgage loan secured by the mortgaged property identified on Annex C-1 as Hyatt Regency Albuquerque representing 0.6%
of the initial mortgage pool balance, the mortgage loan is secured by the borrower's interest in two condominium units in a six unit condominium. The condominium is situated on seven parcels of land, four of which are owned in fee by the owners of the condominium units and three of which are ground leased to the condominium. The borrower owns an undivided 42.875% interest in each of the fee interests and 42.875% of the leasehold interests underlying the condominiums. Each of the three ground leases expires November 30, 2051, and do not contain all of the standard mortgagee protections. None of the ground leases provide for a new lease upon termination of the original lease or prohibit amendment, modification or termination of the ground leases without lender approval (however, the condominium declaration prohibits any such changes to the ground leases without consent of all unit owners). One of the ground leases does not require notice to the lender upon a default by the ground lessee and two of the ground leases do not provide the lender with additional time to cure a default by a ground lessee.

      With respect to one mortgage loan secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shorenstein Portland
Portfolio, representing approximately 9.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, six of the mortgaged properties (Kruse Woods, Congress Center, 4900 & 5000 Meadows Road, 4949 Meadows
Road, Kruse Oaks I, and 4800 Meadows Road) are subject to ground leases. Except for the ground lease relating to the Congress Center parking garage (which lease expires in 2013 with no remaining extension options), each of the ground leases has a term that extends at least 30 years beyond the maturity date of the
Shorenstein Portland Portfolio Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See "Ten Largest Mortgage Loans--Shorenstein Portland Portfolio" in
Annex B--Top Ten Loan Summaries for more information.

      With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

      Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

      If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among

                                      S-69

other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

      Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.
For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.
Additionally, any vacancy with respect to theater space, automobile dealerships, medical offices, health clubs and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

      Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Multifamily Properties Have Special Risks" above.

      Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

                                      S-70

      In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

      Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

      Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 28.9%, 1.7%, 1.1%, 0.2% and
0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas,
Florida, Alabama and Mississippi, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

      Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions
(such as availability at reasonable rates or maximum cost limits) are satisfied.

      The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the trust.

                                      S-71

      Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program.

      The Terrorism Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Insurance Program until December 31, 2007.

      The Terrorism Insurance Program is administered by the Secretary of the
Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

      In addition, with respect to any act of terrorism occurring after January
1, 2007, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

      Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

      With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

      With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

      Even if the mortgage loan documents (other than with respect to the non-serviced loan which will be serviced under the JPMorgan 2007-LDP11 pooling and servicing agreement) specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce

                                      S-72

such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real estate properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or
(ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standard, is entitled to rely on the opinion of an insurance consultant.

      Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

      We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

      Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      For example, seven mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shorenstein Portland
Portfolio, Wells Fargo Tower, Two California Plaza, TIAA RexCorp New Jersey
Portfolio, TIAA RexCorp Plaza, InTown Suites Portfolio and 550 South Hope
Street, respectively, representing approximately 9.2%, 7.3%, 6.2%, 3.6%, 2.5%,
2.5% and 2.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that insure under blanket policies. Additionally, the mortgage loans identified on Annex C-1 as
Wells Fargo Tower, Two California Plaza, 550 South Hope Street, Maguire Anaheim
Portfolio, Lincoln Town Center and 3800 Chapman are insured under the same blanket policy. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these mortgaged properties as well as other properties owned by affiliates of such borrowers. However, the Lincoln
Town Center mortgage loan is expected to be assumed, prior to the date of the initial issuance of the Series 2007-GG10 certificates, by a new unaffiliated borrower who will procure separate insurance coverage. Other mortgaged properties securing mortgage loans may also be insured under blanket policies.

POTENTIAL CONFLICTS OF INTEREST

      The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2007-GG10 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer that

                                      S-73

holds Series 2007-GG10 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-GG10 non-offered certificates or the related companion loans.

      Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

      In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      Each loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

      Each of the foregoing relationships should be considered carefully by prospective investors.

      The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

      o     a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o     these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

      o     affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOAN

      The Franklin Mills loan is secured by mortgaged properties that also secure a companion loan that is not an asset of the trust and is serviced under the JPMorgan 2007-LDP11 pooling and servicing agreement which is separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the JPMorgan
2007-LDP11 pooling and servicing agreement, and according to the servicing standard provided for in the JPMorgan 2007-LDP11 pooling and servicing agreement. As a result, you will have less control over the servicing of this non-serviced loan than you would if this non-serviced loan was being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates. See "The Pooling and Servicing
Agreement--Servicing of The Whole Loans" in this prospectus supplement.

                                      S-74

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO
TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

      With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See
"Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

      In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage
Pool--the Whole Loans" in this prospectus supplement. See "The Pooling and
Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan, the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan, the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

      With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage
Pool--The Whole Loans" in this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best

                                      S-75

interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE
MORTGAGE LOAN

      Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates
(except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases"
in this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

      As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority and to the Class X certificates.

      See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

      Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a secondary market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

      Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and

                                      S-76

conducting foreclosure sales of the mortgaged real properties could result.
Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

OTHER RISKS

      Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully known.
Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-77

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The assets of the Trust created pursuant to the Pooling and Servicing
Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans
(the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in July or the date of origination of such Mortgage Loan (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $7,562,773,703 (with respect to each Mortgage Loan, the "Cut-off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage or other commercial property (each, a
"Mortgaged Property"). The Mortgage Loans are generally non recourse loans. In the event of a borrower default on a non recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

      The pool of Mortgage Loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan
Group 1 will consist of 183 Mortgage Loans, representing approximately 93.2% of the Initial Pool Balance (the "Initial Loan Group 1 Balance") and includes all
Mortgage Loans other than one Mortgage Loan secured by primarily multifamily properties. Loan Group 2 will consist of 19 Mortgage Loans, representing approximately 6.8% of the Initial Pool Balance (the "Initial Loan Group 2
Balance") and includes 19 Mortgage Loans that are secured by multifamily properties. Annex C-1 to this prospectus supplement sets forth the loan group designation with respect to each Mortgage Loan.

      The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-off
Date will be made and (ii) no defaults, delinquencies or prepayments on any
Mortgage Loan on or prior to the Cut-off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional
Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1
Balance or the Initial Loan Group 2 Balance, as applicable.

      When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool
Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on
Annex C-1 to this prospectus supplement.

      All information presented in this prospectus supplement with respect to a
Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is
calculated without regard to the related Pari Passu Companion Loan or
Subordinate Companion Loan, unless otherwise indicated. However, the loan amount used in this prospectus supplement for purposes of calculating the LTV's and
DSCR's for the Mortgage Loan with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion
Loan.

      Of the Mortgage Loans to be included in the Trust Fund:

      o     One hundred three (103) Mortgage Loans, representing approximately
            57.5% of the Initial Pool Balance, were originated or acquired by
            Greenwich Capital Financial Products, Inc. ("GCFP");

                                      S-78

      o     Ninety-six (96) Mortgage Loans (the "GSCMC Loans"), representing approximately 31.3% of the Initial Pool Balance, were originated by
            Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC");

      o     Two Mortgage Loans (the "Greenwich/Lehman Loans"), representing approximately 9.1% of the Initial Pool Balance, one of which was jointly originated by GCFP and Lehman Brothers Bank, FSB ("Lehman
            FSB") and the other of which was jointly originated by GCFP and
            Lehman ALI Inc. ("Lehman ALI" ); and

      o     One Mortgage Loan (the "Greenwich/Wachovia Loan""), representing approximately 2.1% of the Initial Pool Balance, was jointly originated by GCFP and Wachovia Bank, National Association
            ("Wachovia Seller").

      Goldman Sachs Commercial Mortgage Capital, L.P. and Greenwich Capital
Financial Products, Inc. are referred to in this prospectus supplement as the
"Originators". Goldman Sachs Commercial Mortgage Capital, L.P., Greenwich
Capital Financial Products, Inc., Lehman, FSB, Lehman ALI, Wachovia Seller and
NY Credit Funding I, LLC are referred to in this prospectus supplement as the
"originators". GCFP acquired three (3) of the Mortgage Loans from NY Credit
Funding I, LLC. Lehman Brothers Holdings Inc. ("Lehman") has or will acquire
Lehman FSB's interest in the Greenwich/Lehman Loans prior to the Closing Date.
The GSCMC Loans were originated for sale to Goldman Sachs Mortgage Company
("GSMC"). GSMC has or will acquire the GSCMC Loans prior to the Closing Date. GS
Mortgage Securities Corporation II (the "Depositor") will acquire the Mortgage
Loans from GSMC, GCFP, Lehman and Wachovia Seller (collectively, the "Loan
Sellers") on or about July 10, 2007 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                           GENERAL MORTGAGE LOAN CHARACTERISTICS
                                    (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                                      ALL MORTGAGE LOANS      LOAN GROUP 1      LOAN GROUP 2
                                                                      ------------------   ---------------   ---------------

Initial Cut-off Date Balance(1)....................................   $    7,562,773,703   $ 7,048,773,703   $   514,000,000
Number of Mortgage Loans...........................................                  202               183                19
Number of Mortgaged Properties.....................................                  353               334                19
Average Cut-off Date Mortgage Loan Balance.........................   $       37,439,474   $    38,517,889   $    27,052,632
Weighted Average Mortgage Rate.....................................               5.821%            5.799%            6.127%
Range of Mortgage Rates............................................      5.330% - 7.939%   5.350% - 7.939%   5.330% - 6.690%
Weighted Average Cut-off Loan-to-Value Ratio(2)....................                73.6%             73.3%             77.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)..                109.9             109.6             113.8
Weighted Average Cut-off Date DSCR(3)..............................                1.31x             1.31x             1.22x
Balloon Mortgage Loans(4)..........................................                 3.4%              3.7%              0.0%
Interest-Only Mortgage Loans.......................................                80.3%             82.1%             55.2%
Partial Interest-Only Mortgage Loans...............................                16.3%             14.2%             44.8%

_______________________

(1)   Subject to a permitted variance of plus or minus 5%.

(2)   "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). With respect to 3 mortgage loans secured by the mortgaged properties identified as Lynnewood Gardens, 119 West 40th Street and Southern Highlands
      Corporate Center on Annex C-1 to this prospectus supplement, the LTV was calculated using the "as-stabilized" values as described in the definition of "Cut-off Date LTV Ratio" on Annex A to this prospectus supplement. The principal balance used for purposes of calculating the LTV for the Whole
      Loan with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.

(3)   "DSCR" for any Mortgage Loan is equal to the net cash flow from the related Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan. With respect to the Mortgage Loan secured by the Mortgaged Properties identified as Shorenstein Portland Portfolio on Annex C-1 to this prospectus supplement, Meritage Mortgage Corporation, whose lease covers approximately 10.3% of SF of one of the Mortgaged
      Properties (Nimbus Corporate Center), is currently dark. Although Meritage
      Mortgage Corporation's lease expires in July 2010, the borrowers have requested the lender's consent to an early termination of that lease, effective June 30, 2007, and it is anticipated that the lender will consent to that request. Notwithstanding the anticipated early termination of the Meritage Mortgage Corporation lease, the DSCR for that

                                      S-79

      Mortgage Loan was calculated by including monthly rent payments under that lease in the net cash flow from the related Mortgaged Property. With respect to the Mortgage Loan secured by the Mortgaged Property identified as Park Building on Annex C-1 to this prospectus supplement, a cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the Mortgage Loan as additional security and to pay the monthly debt service shortfall until June 2008 when the lease with the largest tenant at the Mortgaged Property is expected to commence.
      Monthly payments in the amount of $166,000 will be withdrawn from the cash reserve to pay the monthly debt service on the Mortgage Loan until June
      2008, and the DSCR for that Mortgage Loan was calculated by including those payments in the net cash flow from the related Mortgaged Property.
      With respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 55 Railroad
      Avenue, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off-date, which has an interest rate that steps up over the course of its term, assuming an interest rate payable from the closing date of the mortgage loan to June
      5, 2009 of 5.405%. The debt service coverage ratio assuming the highest interest rate payable under the mortgage loan of 6.910% is 0.92x as of the
      Cut-off Date. See "Risk Factor--Office Properties Have Special Risks" in
      this prospectus supplement for more information. The annual debt service used for purposes of calculating the DSCR for the Whole Loan with a Pari
      Passu Companion Loan is the aggregate annual debt service of the Mortgage
      Loan and the related Pari Passu Companion Loan. Additional adjustments for the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

(4)   Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period.

ADDITIONAL INDEBTEDNESS

      The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the
Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

      Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                                      S-80

                                                   % OF
                                   AGGREGATE      INITIAL        INITIAL        INTEREST RATE
          MORTGAGED               CUT-OFF DATE     POOL     PRINCIPAL AMOUNT    ON MEZZANINE    MATURITY DATE OF
        PROPERTY NAME               BALANCE       BALANCE   OF MEZZANINE DEBT       LOAN         MEZZANINE LOAN
------------------------------   --------------   -------   -----------------   -------------   ----------------

119 West 40th Street             $  160,000,000    2.1%     $      22,250,000      6.176%         April 6, 2017
1615 L Street(1)                 $  138,613,339    1.8%     $     723,806,033    LIBOR+3.49%     January 6, 2008
Great Escape Theatres(2)         $   92,730,000    1.2%     $      12,565,000      7.400%         July 6, 2016
Lakeside at White Oak            $   43,200,000    0.6%     $       3,800,000      6.690%       February 6, 2017
Riverpark I&II(1)                $   39,200,000    0.5%     $      17,805,000      6.246%          May 6, 2017
Commonwealth Square              $   31,680,000    0.4%     $       3,900,000    10.000%(3)       June 6, 2012
Whitehorse Road(1)               $   31,120,000    0.4%     $      17,805,000      6.246%          May 6, 2017
CitiFinancial                    $   27,700,000    0.4%     $       3,350,000      6.205%         April 6, 2017
BPG Pennsylvania Properties(1)   $   24,640,000    0.3%     $      17,805,000      6.246%          May 6, 2017
Fountains at Fair Oaks           $   19,200,000    0.3%     $      11,000,000      13.000%       August 6, 2013
Fairview Industrial Park         $   11,300,000    0.1%     $       2,601,240      13.000%       April 26, 2008
9th Street Marketplace           $   10,720,000    0.1%     $       1,490,000    10.000%(3)       June 6, 2017
Glenbrook Shopping Center        $   10,491,000    0.1%     $       1,230,000    10.000%(3)       June 6, 2017
Beckman Chaska MN                $    7,030,000    0.1%     $       1,343,824      7.720%       February 6, 2017

_______________________

(1)   The equity interests in the related borrowers of these mortgage loans are pledged to secure the same mezzanine loan made by the related mortgage loan seller.

(2)   The Great Escape Theatres mezzanine loan is expected to be sold to True
      North Mezzanine Investment Fund, LLC after the date of the initial issuance of the Series 2007-GG10 certificates.

(3)   The interest rates shown are payable on the related mezzanine loan only to the extent there is available cash flow from the mortgaged property. The holders of the mezzanine loans are also entitled to a portion of the excess cash flow from the mortgaged property after they have received the full interest due on the related mezzanine loan and the related borrower has received a 10% return on its investment in the mortgaged property.

      In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the
Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed in the following chart.

                                      S-81

      The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

                                           MORTGAGE LOAN      COMBINED MAXIMUM
      MORTGAGED PROPERTY NAME          CUT-OFF DATE BALANCE      LTV RATIO       COMBINED MINIMUM DSCR
------------------------------------   --------------------   ----------------   ---------------------

TIAA RexCorp New Jersey Portfolio         $  270,375,000            85%                  1.00x
TIAA RexCorp Plaza                        $  187,250,000            85%                  1.00x
InTown Suites Portfolio                   $  186,000,000            80%                   N/A
1615 L Street(1)                          $  138,613,339            75%                  1.15x
Disney Building                           $  135,000,000            85%                  1.00x
9200 Sunset Boulevard                     $  135,000,000            80%                  1.15x
55 Railroad Avenue                        $  124,000,000            85%                   N/A
Franklin Mills                            $  116,000,000            85%                  1.05x
Great Escape Theatres(2)                  $   92,730,000            N/A                   N/A
1125 17th Street                          $   70,000,000            90%                  1.05x
200 West Jackson Boulevard                $   57,500,000            80%                  1.10x
GP2                                       $   52,300,000            80%                  1.20x
One Financial Plaza                       $   51,750,000            85%                  1.20x
National Plaza I, II, III                 $   40,050,000            80%                  1.20x
Riverpark I & II(2)                       $   39,200,000            N/A                   N/A
Whitehorse Road(2)                        $   31,120,000            N/A                   N/A
CitiFinancial(2)                          $   27,700,000            N/A                   N/A
Park Building                             $   26,000,000            80%                  1.10x
BPG Pennsylvania Properties(2)            $   24,640,000            N/A                   N/A
Hawaii Self-Storage: Salt Lake            $   24,600,000            80%                  1.20x
430 Davis Drive                           $   23,015,000            85%                  1.15x
Dulles Corporate Center                   $   21,500,000            90%                  1.00x
Home Depot South San Francisco            $   19,960,147            80%                  1.10x
Hawaii Self-Storage: Pearl City           $   18,800,000            80%                  1.15x
1051 Perimeter Drive                      $   16,748,000            80%                  1.20x
Plaza Rancho Del Oro Shopping Center      $   16,600,000            80%                  1.15x
Bethel Station                            $   14,000,000            75%                  1.25x
Dockside 500                              $   12,000,000            80%                  1.30x
The Pennsylvania Business Center          $   12,000,000            N/A                  1.10x
Fairview Industrial Park                  $   11,300,000            N/A                  1.10x
4080 27th Court SE                        $   10,664,000            90%                  1.00x
Highlands Ranch Marketplace               $    8,350,000            80%                  1.15x
Canyon Creek Plaza                        $    8,100,000            90%                  1.10x
Zane Business Center                      $    7,700,000            85%                  1.10x
Casa Linda Apartments                     $    7,400,000            80%                  1.15x
442 Civic Center Drive                    $    7,200,000            90%                  1.10x
Beckman Chaska MN(2)                      $    7,030,000            N/A                   N/A
Joppatowne Plaza                          $    6,987,541            75%                  1.20x
Variel Apartments                         $    5,650,000            80%                  1.15x
1350 Carlback Avenue                      $    5,500,000            75%                  1.25x
53 Church Hill Road                       $    5,500,000            80%                  1.25x
Secure Storage                            $    5,000,000            80%                  0.80x
KLC Shopping Center                       $    4,100,000            85%                  1.10x
Manor House West Apartments               $    4,000,000            80%                  1.15x
Morocco Apartments                        $    3,600,000            80%                  1.15x
Desert Glen Center                        $    2,680,000            80%                  1.15x
Normandy Center                           $    2,625,000            85%                  1.10x

_______________________

(1)   The equity owners of the borrower may only incur future mezzanine debt after the existing mezzanine debt is paid off.

(2)   Mezzanine debt currently exists and future mezzanine debt may be incurred in an amount and at an interest rate not to exceed the amount and interest rate of the current mezzanine debt.

      In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Two Herald Square, representing approximately 2.5% of the Initial Pool Balance, the loan documents permit certain entities owning direct or indirect interests in one of the related borrowers to pledge up to 45% of their direct or indirect equity interests in the borrower to secure an

                                      S-82

intercompany loan in an amount not to exceed $50,000,000 made by Gramercy
Capital Corp. (a principal of the mortgage loan) or one of its affiliates.

      In addition, with respect to the Mortgage Loans secured by the Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Two
California Plaza, 550 South Hope Street, Maguire Anaheim Portfolio, Lincoln Town
Center and 3800 Chapman, representing approximately 11.1% of the Initial Pool
Balance, the related mortgage loan documents permit certain entities owning direct or indirect interests in the related borrowers to pledge (but not foreclose on) their direct or indirect ownership interest in the related borrowers to any institutional lender providing a corporate line of credit or other financing, provided that the value of each Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than
33% of the total value of all assets directly or indirectly securing such financing. However, the Lincoln Town Center mortgage loan is expected to be assumed, prior to the date of the initial issuance of the Series 2007-GG10 certificates, by a new unaffiliated borrower who will not have the right to secure such financing under the amended and restated mortgage loan documents.

      With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Wells Fargo Tower, representing approximately 7.3% of the Initial Pool Balance, the related mortgage loan documents permit certain entities owning direct or indirect interests in the sole member of the borrower ("Qualified Pledgor") to pledge
(but not foreclose on) their direct or indirect ownership interests in the sole member of the borrower to secure (i) a loan facility or loan facilities to one or more Qualified Pledgors from a group of lenders for which a qualified institutional lender acts as agent or collateral agent or will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection with the loan facility or loan facilities described in clause (i);
provided, however, that in either case, such Qualified Pledgor pledges, directly or indirectly, its or their equity interests in substantially all of the property owning subsidiaries in which Maguire Properties, L.P. holds a direct or indirect interest.

      With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as TIAA RexCorp New Jersey
Portfolio and TIAA RexCorp Plaza, together representing approximately 6.1% of the Initial Pool Balance, each of those mortgage loans permits certain entities that hold indirect interests in the related borrower to pledge (but not to foreclose on) their indirect ownership interest in such borrower to an institutional lender providing a corporate line of credit or other financing.

      With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Lynnewood Gardens, representing approximately 1.7% of the Initial Pool Balance, the limited partner of the borrower has issued preferred equity in the amount of $6,500,000 with the rate of return equal to 6% per annum during the term of the mortgage loan.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Harbor Point Apartments on Annex C-1 to this prospectus supplement, representing approximately 2.1% of the Initial Pool Balance, the borrower has incurred subordinate mortgage debt having an aggregate outstanding balance, as of the origination date of the mortgage loan, of original principal amount $160,500,000, which subordinate mortgage debt is secured by a subordinate mortgage encumbering the Mortgaged Property. The holders of the subordinate mortgage debt are the following local municipalities, (i) Massachusetts Housing
Finance Agency ("MHFA"), a body politic and corporate organized pursuant to
Massachusetts General Laws, Chapter 708 of the Laws of 1966, as amended, (ii)
the Boston Redevelopment Authority ("BRA") and (iii) the Boston Housing
Authority ("BHA"). All of the holders of the subordinate mortgage debt have entered into a subordination and standstill agreement with lender, pursuant to which (i) the subordinate mortgage loans are each subject and subordinate in right, lien and payment to the Mortgage Loan and (ii) MHFA, BRA and BHA are all
prohibited from taking any action to enforce the subordinate mortgage loan without lender's consent. The borrower is not responsible for making payments under the subordinate mortgage loan, except to the extent of available excess cash from and after January 1, 2012. In addition, the borrower under the Harbor
Point Apartments loan has incurred an unsecured, unpaid development fee with an unpaid principal balance, as of the date of closing of the Harbor Point
Apartments loan, of $18,064,441, owed by the related borrower to the developer of the Harbor Point Apartments property, Peninsula Partners Development Limited
Partnership, an affiliate of the Harbor

                                      S-83

Point Apartments Borrower. The development fee is subject to a full subordination and standstill agreement, junior to the Harbor Point Apartments loan as well as the foregoing subordinate mortgage debt.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as 1615 L Street on Annex C-1, representing approximately 1.8% of the
Initial Pool Balance, the borrowers have incurred subordinate mortgage debt having an aggregate outstanding balance, as of the closing date of the mortgage loan, of $48,705,799.74, which subordinate mortgage debt is secured by a subordinate mortgage encumbering the Mortgaged Property. The holder of the subordinate mortgage debt is STFT Lending LLC, an affiliate of the borrower. The subordinate mortgage lender has entered into a subordination and standstill agreement with lender, pursuant to which (i) the subordinate mortgage loan is subject and subordinate in right, lien and payment to the mortgage loan and (ii)
the subordinate mortgage lender is prohibited from taking any action to enforce the subordinate mortgage loan without lender's consent. In addition, the subordinate lender pledged its interest in the subordinate loan to lender and collaterally assigned its rights and interest in the subordinate loan to lender.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as 5401 California Avenue on Annex C-1, representing approximately
0.1% of the Initial Pool Balance, the related borrower has incurred $400,000 of subordinate debt secured by a second mortgage on the Mortgaged Property.

      With respect two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Avion Lakeside and
Tempe Commerce, representing approximately 0.3% and 0.3% of the Initial Pool
Balance, respectively, the related borrower is permitted to incur unsecured loans from its members in amounts up to $850,000, provided that, among other things, (i) the proceeds of such unsecured loans are used solely for operating, repairing, restoring or improving the Mortgaged Property and as operating capital for the borrower, (ii) the unsecured loans (a) are subordinate to the
Mortgage Loan, (b) are payable only from excess cash flow on the Mortgaged
Property, (c) do not mature prior to the maturity date of the Mortgage Loan and
(iii) each partner executes a subordination and standstill agreement in the form attached to the loan agreement.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property known as 430 Davis Drive, representing approximately 0.3% of the Initial Pool
Balance, an indirect owner of one of the controlling interests in the related mortgage borrower is permitted to obtain a loan from one or more affiliates of other indirect investors in the related mortgaged borrower secured by a pledge of certain indirect ownership interests in the related mortgaged borrower.

      Furthermore, the respective Mortgaged Properties that secure each Whole
Loan also secure the related Pari Passu Companion Loans and/or the related
Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

      Certain risks relating to additional debt are described in "Risk
Factors--Other Financings" in this prospectus supplement.

                                      S-84

      DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage
Note (each such date, a "Due Date") that occur as described in the following table with the indicated grace period.

                                                        % OF INITIAL
                       DEFAULT GRACE     NUMBER OF      MORTGAGE POOL
            DUE DATE   PERIOD DAYS     MORTGAGE LOANS      BALANCE
            --------   -------------   --------------   -------------
              1st            0                1              0.2%
              1st            5               15              3.4%
              6th            0              177             94.5%
              6th            1(1)             1              0.3%
              6th            5(2)(3)          7              1.4%
              6th           10                1              0.1%

___________________

(1)   One-day grace period permitted for one monthly payment per calendar year.

(2)   Two loans allow for a five-day grace period permitted for one monthly payment per twelve-month period.

(3)   Two loans allow for a five-day grace period permitted for one monthly payment per calendar year.

      As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan.
See Annex C-1 for information on the number of days before late payment charges are due under the Mortgage Loan.

      All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the
Mortgage Loans bear fixed interest rates.

      All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis").
Sixty-nine (69) of the Mortgage Loans, representing approximately 16.3% of the
Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 12 months to 84 months. One hundred sixteen (116) of the Mortgage Loans, representing approximately 80.3% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. The remaining 17 Mortgage Loans, representing approximately 3.4% of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon
Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

      With respect to the three (3) Mortgage Loans secured by the Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Great
Escapes Theatres, Green Road and Crown Pointe/Victor Park, representing approximately 1.2%, 0.4% and 0.3%, respectively, of the Initial Pool Balance, the related mortgage loans amortize based on changing amortization schedules as set forth on Annexes C-4, C-5 and C-6, respectively, to this prospectus supplement.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Pavilion at Lansdale, representing approximately 0.4% of the Initial Pool Balance, $30,000,000 of the
principal balance of the mortgage loan is interest-only until maturity while
$2,000,000 of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300-month amortization schedule.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as 55 Railroad Avenue, representing approximately 1.6% of the Initial Pool Balance, the interest steps up from 5.405% to 5.770% after June 5, 2009, from 5.770% to 5.960% after June 5,
2010, from 5.960% to 6.240% after June 5, 2012 and from 6.240% to 6.910% after
June 5, 2013.

      "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or

                                      S-85

encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

            (i)     no event of default has occurred,

            (ii)    the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the
      Mortgaged Property,

            (iii)   the Rating Agencies have confirmed in writing that such
      transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

            (iv)    the transferee has executed and delivered an assumption
      agreement evidencing its agreement to abide by the terms of the Mortgage
      Loan together with legal opinions and title insurance endorsements, and

            (v)     the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling and Servicing
      Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

      Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer. See "Description of the Mortgage Pool--Additional Indebtedness" above.

      In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage
Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

      In addition, there are in some cases pending transfers of interests in a related mortgage borrower that have been approved or are anticipated to be approved but have not been, or may not be, completed, or may be completed at a later date.

      The Special Servicer will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property, subject to the approval of the Controlling Class
Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability
of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

      DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of 169 of the Mortgage
Loans (the "Defeasance Loans"), representing approximately 74.1% of the Initial
Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage
(a "Defeasance Option") in connection with a defeasance. With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date, except, in the case of one of these mortgage loans, secured by the mortgaged property identified as 1125 17th Street on Annex C-1 to this prospectus supplement, representing approximately 0.9% of the Initial Pool
Balance, the mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially defeased in the amount of $4,320,000, which partial defeasance (and corresponding partial release) may occur prior to the otherwise applicable
Defeasance Lock-Out Period. If a partial defeasance of the 1125 17th Street loan occurs, subject to certain conditions set forth in the

                                      S-86

related loan documents and the Pooling and Servicing Agreement, the defeased portion of the mortgage loan will remain cross-defaulted and cross-collateralized with the undefeased portion of the mortgage loan.

      The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x)
purchase non-callable obligations backed by the full faith and credit of the
United States of America or, in certain cases, other "government securities"
(within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and
otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the
Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance
Deposit and, in certain cases, the government securities purchased with the
Defeasance Deposit and an opinion of counsel to such effect.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Master
Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing
Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged government securities (together with any Mortgaged
Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

      Certain of the mortgage loans permit partial defeasance as described under
"--Partial Releases" below.

      In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a
Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

      With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as TIAA RexCorp New Jersey
Portfolio, representing 3.6% of the Initial Pool Balance, prior to August 6,
2015, the related loan documents permit the release of one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK
Parkway properties only) of the mortgaged properties simultaneously substituting one or two (in the case of a simultaneous release/substitution of the 101 JFK
Parkway and 103 JFK Parkway properties) properties, subject to the satisfaction of certain conditions set forth in the related loan documents, including: (i)
the payment of (A) a fee equal to the greater of (x) 0.25% of the allocated loan amount for the TIAA RexCorp New Jersey Portfolio property(ies) being released and (y) $50,000 and (B) all costs and expenses incurred by lender; (ii) the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies) (in the event that the fair market value of the substitute property(ies) is less than the fair market value of the released property, the borrower may partially defease the Mortgage Loan in an amount at least equal to the difference between the fair market value of the released property(ies) and the fair market value of the substitute property(ies);
provided, however, that the borrower may only partially defease an amount up to, but not in excess of, 30% of the

                                      S-87

fair market value of the released property(ies)), (iii) after giving effect to the applicable release(s) and substitution(s), the debt service coverage ratio
(calculated using actual cash flow and the actual debt service constant) for all of the remaining mortgaged properties is not less than 1.20x, provided that the borrower may partially defease the Mortgage Loan in an amount necessary to meet this debt service coverage ratio condition simultaneously with the release(s)
and substitution(s) in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate loan to value for the remaining properties and the substitute property(ies) is not greater than 80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6, 2019.

      With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Great Escape Theatres, representing 1.2% of the Initial Pool Balance, from and after May 1, 2008 the related borrower may obtain the release of a mortgaged property by substitution one or more other properties. If the substitution is being effectuated in connection with the exercise of a purchase option affecting certain of the related mortgaged properties by the party holding such option, the substitution may occur prior to May 1, 2008. Each such substitution is subject to the satisfaction of certain conditions set forth in the related loan documents, including: (i) the payment of (A) a fee equal to (x) with respect to the first substitution, 0.0625% of the appraised value of the released property at the closing date and (y) with respect to each subsequent substitution, 0.125% of the appraised value of the released property at the closing date and (B) all costs and expenses incurred by lender; (ii) the lender has received an appraisal, which is not more than 120 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies), (iii) the substitute property(ies) (a) have an "Earnings Before Interest, Taxes,
Depreciation, Amortization and Rent" ("EBITDAR") for the prior four calendar quarters of at least that of the released property and (b) will generate a ratio of EBITDAR for the prior four calendar quarters to its pro rata portion of the rent payable under the lease (calculated by multiplying the rent payable under the lease by a fraction, the numerator of which will be the amount initially paid by the borrower to acquire such property and the denominator of which will be $115,595,200) to the tenant at the properties of not less than 1.10x, (iv)
the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, (v) there may be (x) no more than four substitutions for reasons unrelated to a mortgaged property having become economically obsolete and (y) no more than eight substitutions for both reasons unrelated to a mortgaged property having become economically obsolete and for the reason that a mortgaged property has become economically obsolete (and for so long as any one or more of the mortgaged properties for which a purchase option remains in full force and effect is subject to the
Mortgage Loan, no substitution will be permitted with respect to any of the other mortgaged properties, unless after giving effect to such substitution a sufficient number of substitutions remain available (taking into account the maximum limitations set forth in this clause (v)) to effectuate a substitution for each such mortgaged property subject to a purchase option), (vi) the number of mortgaged properties is not reduced or increased as a result of the substitution; (vii) the lender has received a REMIC opinion relating to the substitution, and (viii) after giving effect to the substitution, the basic rent payable under the lease affecting the mortgaged properties will be no less than the basic rent payable under such lease immediately prior to the substitution.

      With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Drug Store Portfolio, representing 0.2% of the Initial Pool Balance, under the lease with the largest tenant (CVS), the tenant has an option to substitute another improved property which must have a value not less than the current value of the leased premises, subject to the borrower's approval. In the event that the tenant exercises that option, in connection with the substitution, the borrower may obtain a release of the property for 120% of the then current allocated loan balance plus prepayment penalties.

                                      S-88

      VOLUNTARY PREPAYMENTS. Fifteen (15) of the Mortgage Loans, representing approximately 2.4% of the Initial Pool Balance permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium. In the case of one of these
Mortgage Loans, secured by the Mortgaged Property identified as Lakeside at
White Oak on Annex C-1 to this prospectus supplement, representing approximately
0.6% of the Initial Pool Balance, the mortgage loan documents provide, in the case of a permitted partial release of a portion of the Mortgaged Property, that the Mortgage Loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

      Eleven (11) Mortgage Loans, representing approximately 4.6% of the Initial
Pool Balance, permit the related borrower after a lockout period to either (a)
prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.

      Six (6) Mortgage Loans, representing approximately 18.4% of the Initial
Pool Balance, permit the related borrower to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium at any time during the term of the Mortgage Loan or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property at any time after the expiration of a defeasance lockout provision.

      One (1) Mortgage Loan, representing approximately 0.6% of the Initial Pool
Balance, permit prepayment at any time after the related closing date (or after a lockout period that has already expired) with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

      The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date as follows:

                             PREPAYMENT OPEN PERIODS

                                                      % OF
                                    NUMBER OF       INITIAL
              OPEN PERIODS          MORTGAGE          POOL
               (PAYMENTS)             LOANS         BALANCE
          ---------------------   -------------   ------------
          0....................          2             0.3%
          2....................         21             8.7%
          3....................        162            74.5%
          4....................          3             3.0%
          6....................          8             9.9%
          9....................          1             1.5%
          12...................          1             0.3%
          18...................          1             0.8%
          24...................          3             1.1%
                                  -------------   ------------
          Total................        202           100.0%
                                  =============   ============

      See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      PARTIAL RELEASES. The Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Shorenstein Portland
Portfolio, TIAA RexCorp New Jersey Portfolio, InTown Suites Portfolio, Great
Escape Theatres, Penn Center East, GP2, Holiday Inn Portfolio (Fixed), Hughes
Airport Center II, Lakeside at White Oak, Riverpark I & II, Ballantyne Resort,
Texas Retail Portfolio, BPG Pennsylvania Properties, Crown Pointe/Victor Park,
Berry Town Center, Horizon Town Center, Securlock Self Storage Portfolio, Drug
Store Portfolio, Vista Palomar Park and Country Inn & Suites Portfolio,
representing approximately 9.2%, 3.6%, 2.5%, 1.2%, 0.8%, 0.7%, 0.6%, 0.6%, 0.6%,
0.5%, 0.5%, 0.4%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1% and 0.1%,
respectively, of the Initial Pool Balance, are secured by more than one
Mortgaged Property and permit the release of one or more of the Mortgaged
Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender or in certain cases partially prepay the loan (with prepayment consideration determined pursuant to the related

                                      S-89

Mortgage Loan documents) in an amount generally equal to between 110% and 125%
of the allocated loan amount or other specified release price for the Mortgaged
Property or release parcel, as applicable with 100% (or lower specified percentage) of the net sale or refinancing proceeds, after taking into account paying defeasance costs out of sale proceeds, and/or (2) satisfy certain debt service coverage tests and/or loan-to-value ratio tests with respect to the remaining Mortgaged Properties or condominium units after the partial defeasance or partial prepayment (in some cases the partial defeasance or partial prepayment amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt).

      With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Shorenstein Portland
Portfolio, representing approximately 9.2% of the Initial Pool Balance, at any time beginning in two years from securitization, in connection with a sale of any of the mortgaged properties, the borrower may obtain the release of one or more of the mortgaged properties from the liens of the loan documents, provided that, among other things, (a) the debt service coverage ratio for the 12 months immediately prior to release (calculated to give effect to the release) must be equal to or greater than the greater of (x) the debt service coverage ratio at the time of the closing of the mortgage loan and (y) the debt service coverage ratio immediately prior to the release (calculated without giving effect to the release), (b) in the case of a release of any of the mortgaged properties that comprise the group of properties known as the Kruse Oaks I and Kruse Oaks II
Properties ("Kruse Oaks Project"), such released property must be self-sufficient and not rely on any shared services, common area maintenance or other service or utility arrangements provided by or shared with any other mortgaged property that comprises the Kruse Oaks Project; (c) the borrower defeases a portion of the loan in an amount equal to the greater of 90% of net proceeds from the sale or the related release price allocable to the property;
and (d) each rating agency must confirm in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. In addition, the borrower is permitted to adjust the lot line separating two parcels that partially comprise the Kruse Oaks Project, provided that, among other things, the debt service coverage ratio for the 12 months ending on the most recently ended calendar quarter (calculated to give effect to the adjustment) must be equal to or greater than the debt service coverage ratio at the time of the closing of the mortgage loan, and the affected property, after giving effect to such lot line adjustment, conforms to all applicable legal requirements.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Penn Center East, representing approximately 0.8% of the Initial Pool Balance, the borrower may obtain the release of a portion of the Mortgaged Property, provided that, among other things, (i) the actual debt service coverage ratio for the remaining property exceeds the greater of (x) 1.19x (with an assumed 30-year amortization), or (y) the actual debt service coverage ratio calculated as of the date of the requested release (but including any income and expenses for the applicable parcel to be released); (ii) the loan to value ratio for the remaining property immediately following such release is less than the lesser of
(x) 77.2% or (y) the loan to value ratio as of the date of the requested release
(prior to such release); and (iii) the borrower defeases a portion of the mortgage loan in an amount equal to the greater of (x) 100% of the net sale proceeds payable in connection with the sale of the applicable release parcel and (y) 110% of the allocated loan amount.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Ballantyne Resort, representing approximately 0.5% of the Initial Pool Balance, the borrower may obtain the release of that certain portion of the Mortgaged Property which is presently improved with the lodge from the lien of the mortgage, upon satisfaction of certain conditions, including among others: (i) the borrower prepays or defeases $6,188,850 of the principal amount of the Mortgage Loan, together with the applicable yield maintenance premium and (ii) the borrower's operating agreement has been amended to allow it to own no asset other than the remaining portions of the Mortgaged Property.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Horizon Town Center, representing approximately 0.2% of the Initial Pool Balance, the loan documents permit the borrower to obtain the release of a portion of the property, in

                                      S-90

connection with a partial defeasance, subject to the satisfaction of certain conditions including among other things: (i) the delivery of the defeasance collateral in an amount sufficient to purchase the defeasance collateral to make all scheduled payments with respect to the defeased portion of such Mortgage
Loan ($2,185,000) and (ii) the delivery of evidence in writing from the applicable rating agencies to the effect that such prepayment will not result in a re-qualification, reduction or withdrawal of anything in effect immediately prior to such prepayment for the Certificates.

      With respect to the one (1) Mortgage Loan secured by the Mortgaged
Properties, identified on Annex C-1 to this prospectus supplement as TIAA
RexCorp New Jersey Portfolio, representing approximately 3.6% of the Initial
Pool Balance, the related loan documents permit the release of any one or more of the related Mortgaged Properties, subject to the satisfaction of certain conditions, including among others that (i) the borrower delivers to the lender defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to $108,150,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $108,150,000, (ii) after giving effect to such release and defeasance, the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining mortgaged properties is no less than
1.20x and (iii) if the date of the proposed release occurs on or after February
6, 2015, after giving effect to such release and partial defeasance, the aggregate LTV for all of the then remaining properties is not greater than
65.7%. If the date of a proposed release occurs on or after February 6, 2014, such release will only be permitted in connection with a sale of such mortgaged properties which is pursuant to an arms' length agreement with a third party not affiliated with any borrower and in which no borrower and no affiliate of any borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Properties, identified on Annex C-1 to this prospectus supplement as Great Escape Theatres, representing 1.2% of the Initial Pool Balance, in the event that any one or more of the purchase options affecting certain of the related mortgaged properties is exercised by the party holding such option, the mortgage loan is subject to a mandatory prepayment in an amount equal to the Purchase Option Prepayment Amount
(defined below) and the affected mortgaged property released from the lien of its mortgage, unless, a substitution is simultaneously effectuated in connection with the sale of the applicable mortgaged property subject to such purchase option. See "Description of the Mortgage Pool--Additional
Indebtedness--Defeasance; Collateral Substitution." As used herein, (1) the term
"Purchase Option Prepayment Amount" means an amount equal to the sum of (A) the greater of (x) 110% of the allocated loan amount of the mortgaged property affected by the purchase option being exercised and (y) 88.07% of the net sales proceeds paid to the borrower (or its affiliates) by the party exercising the applicable purchase option, and (B) the yield maintenance premium applicable thereto.

      With respect to the Mortgage Loan (the "Crown Pointe/Victor Park Loan")
secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Crown Pointe/Victor Park (the "Crown Pointe/Victor Park
Properties") and the Mortgage Loan (the "Green Road Loan") secured by the
Mortgaged Property identified on Annex C-1 to this prospectus supplement as
Green Road (the "Green Road Property") that are crossed collateralized with each other, representing in the aggregate approximately 0.7% of the Initial Pool
Balance, the loan documents permit the partial defeasance of the Crown
Pointe/Victor Park Loan and the release of one of the Crown Pointe/Victor Park
Properties upon satisfaction of certain conditions set forth in the related loan documents, including that (a) the borrower delivers an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) 120% of the allocated loan amount for the Crown Pointe/Victor Park Property being released, (b)
achievement of a debt service coverage ratio with respect to the remaining Crown
Pointe/Victor Park Property immediately after such release of not less than
1.15x, (c) satisfaction, based upon then current appraised value, of a loan to value ratio for the remaining Crown Pointe/Victor Park Property of not greater than 80%, (d) if the mortgage loans remain cross collateralized at the time of the release of the Crown Pointe/Victor Park Property, achievement of a debt service coverage ratio with respect to the Green Road Property of not

                                      S-91

less than 1.15x, and (e) if the mortgage loans remain cross collateralized at the time of the release of the Crown Pointe/Victor Park Property, satisfaction, based upon then current appraised value, of a loan to value ratio for the Green
Road Property of not greater than 80%. In addition, the loan documents permit the release of the Crown Pointe/Victor Park Properties and termination of the cross collateralization following the full defeasance of the Crown Pointe/Victor
Park Loan upon satisfaction of certain conditions set forth in the loan documents, including that (a) the Green Road Loan is partially defeased in an amount equal the difference between 120% of the original principal balance of the Crown Pointe/Victor Park Loan (or 120% of the allocated loan amount of the remaining Crown Pointe/Victor Park Property if there has been a prior partial release as provided above) less the outstanding principal balance of the Crown
Pointe/Victor Park Loan at the time it is fully defeased, (b) achievement of a debt service coverage ratio with respect to the Green Road Property (following the partial defeasance) of not less and 1.15x, and (c) satisfaction, based upon then current appraised value, of a loan to value ratio for the Green Road
Property of not greater than 80%, and (II) the release of the Green Road
Property and termination of the cross collateralization following the defeasance of the Green Road Loan upon satisfaction of certain conditions set forth in the loan documents, including that (a) the Crown Pointe/Victor Park Loan is partially defeased in an amount equal to the difference between 120% of the original principal balance of the Green Road Loan less the outstanding principal balance of the Green Road Loan at the time it is fully defeased, (b) achievement of a debt service coverage ratio with respect to the Crown Pointe/Victor Park
Properties (following the partial defeasance) of not less and 1.15x, and (c)
satisfaction, based upon then current appraised value, of a loan to value ratio for the Crown Pointe/Victor Park Properties of not greater than 80%.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as the Texas Retail
Portfolio, representing approximately 0.4% of the Initial Pool Balance, the loan documents permit the release of individual properties, subject to the satisfaction of certain conditions, including (i) partial prepayment of the
Mortgage Loan in an amount equal to the greater of 115% of the loan amount allocated to the related property and the net sales proceeds from the sale of the applicable property, (ii) after giving effect to such release, the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage as of the date of origination of the loan and
1.15x. Additionally, the borrower has the right to obtain a release of an undeveloped portion of the Mortgaged Property known as East Ridge Center
(presently a parking lot) from the lien of the underlying mortgage for no consideration, subject to the satisfaction of certain conditions, among others:
the borrower provides the lender with evidence satisfactory to the lender that, among other things, the balance of the Mortgaged Property after such release contains sufficient parking spaces to satisfy all requirements of applicable law in respect of parking, access of the Mortgaged Property to any previously dedicated streets and utilities will not be impaired following such release and the construction of any future improvements on the released parcel will not impair the visibility of the remaining Mortgaged Property from such streets, title to the released parcel will be transferred to and held by a person or entity other than the borrower or any general partner of the borrower, and the lender has approved, in its sole discretion, all condominium or subdivision plats and reciprocal easement agreements.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Dulles Corporate
Center, representing approximately 0.3% of the Initial Pool Balance, the loan documents permit the partial release of a portion of the Mortgaged Property providing parking to the improvements upon the Mortgaged Property without a prepayment or partial defeasance of the mortgage loan upon satisfaction of certain conditions set forth in the related loan documents, including (a) the provision of sufficient parking for the improvements on the remaining Mortgaged
Property to satisfy zoning requirements, (b) such partial release does not violate any leases and any necessary lease approvals with respect to the partial release are obtained, (c) the remaining Mortgaged Property satisfies a loan-to-value ratio of not greater than 80%, and (d) the remaining Mortgaged
Property satisfies a debt service coverage ratio of not less than the debt service coverage ratio for the Mortgaged Property immediately prior to the partial release and the debt service coverage ratio for the Mortgaged Property at the time of the origination of the mortgage loan.

                                      S-92

      With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Drug Store Portfolio, representing approximately 0.2% of the Initial Pool Balance, the loan documents permit the release of individual properties, subject to the satisfaction of certain conditions, including (i) partial defeasance of the Mortgage Loan in an amount equal to the loan amount allocated to the related property, (ii) after giving effect to such release, (x) the debt service coverage ratio for the remaining properties is not less than the debt service coverage as of the date of origination of the loan (1.35x) and (y) the stressed debt service coverage ratio for the remaining properties is not less than the stressed debt service coverage as of the date of origination of the loan (0.80x).

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Dockside 500, representing approximately 0.2% of the Initial Pool Balance, the borrower may obtain the release of all or a portion of the parcel that is residentially zoned, subject to the satisfaction of certain conditions including (i) no default or event of default under the mortgage loan then exists, (ii) partial defeasance of the loan in an amount equal to the release amount (i.e., the greater of the net sales proceeds and the allocated loan amount for such parcel or portion thereof), and (iii) the debt service coverage ratio of the mortgaged property after the release is no less than the greater of the debt service coverage ratio preceding such release and the debt service coverage ratio of the property as of origination.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Vista Palomar Park, representing approximately 0.1% of the Initial Pool Balance, the loan documents permit the release of a portion of the Mortgaged Property, subject to the satisfaction of certain conditions, including (i) the prepayment of a portion of the principal balance of the Mortgage Loan equal to $1,900,000, (ii) the payment of the applicable yield maintenance charge or prepayment premium and (iii) the borrower has delivered to the lender evidence in writing from the applicable rating agencies to the effect that such prepayment will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such prepayment for the Certificates.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Ballantyne Resort, representing approximately 0.5% of the Initial Pool Balance, the borrower is permitted to obtain the release of an approximately 10 acre portion of present parking lot (the "Parking Parcel"), which was not valued in the underwriting of the mortgage loan, subject to the satisfaction of certain conditions set forth in the loan documents, including provision of an equal amount of substitute parking plus restrictions on future use. Also, the borrower may obtain the release of a portion of parking lot adjacent to current spa (the "Spa Adjacent
Parcel"), an air rights parcel above existing spa (the "Spa Air Rights Parcel"), and an air rights parcel above existing pro shop (the "Pro Shop Air Rights
Parcel"), each of which was not valued in the underwriting of the mortgage loan, subject to the satisfaction of certain conditions set forth in the loan documents, including that the borrower will convert any portion of the remaining mortgaged property, together with the released parcels, to a condominium form of ownership. After the release of the Parking Parcel, the Spa Adjacent Parcel, the
Spa Air Rights Parcel or the Pro Shop Air Rights Parcel, if the debt service coverage ratio calculated as the quotient of the net operating income and the debt service payments (such payments adjusted as if the Loan fully amortized over a 360 month term) both on a trailing twelve (12) month basis becomes less than 1.35x, the borrower is required to deliver to the lender a letter of credit in an amount equal to 150% of the difference between the amount of net operating income for the prior twelve (12) month period which would have resulted in the debt service coverage ratio being 1.35x and the actual net operating income for that period. If there is a partial release of the Spa Air Rights Parcel and/or an expansion of the hotel facility above the spa facility presently operated beneath the Spa Air Rights Parcel which causes any disruption in the operation of the spa facility, if at any time until the spa facility has resumed full operation the debt service coverage ratio calculated as the quotient of the cash flow available for debt service on a trailing twelve (12) month basis and adjusted to deduct the net income derived from operation of the spa facility during such trailing (12) month period (the net income derived from the operation of the spa facility is presumed to be 73.68% of such income to account for "overhead" attributable thereto), and the debt service payments, becomes less than 2.0x, the borrower is required to deliver to a letter of credit for
$2,000,000 or a guaranty for payment of $3,000,000 of the principal amount of the mortgage loan. If the

                                      S-93

spa facility has not resumed full operation within three (3) years, the borrower is required to deliver a letter of credit or a guaranty in the amount of
$7,000,000.

      In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process. Additionally, certain Mortgage Loans permit the release or substitution of portions of the
Mortgaged Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt service coverage ratio tests.

      See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      ESCROWS. One hundred seventy-six (176) of the Mortgage Loans, representing approximately 88.0% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

      One hundred sixty-six (166) of the Mortgage Loans, representing approximately 85.5% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

      One hundred forty-five (145) of the Mortgage Loans, representing approximately 75.5% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

      Eighty-four (84) of the Mortgage Loans, representing approximately 63.2%
of the Initial Pool Balance, that are secured by office, retail, industrial and mixed use properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

      Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.

      ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in
Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an
individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see
Annex B to this prospectus supplement.

THE WHOLE LOANS

      GENERAL. Seventeen (17) of the Mortgage Loans (each a "Whole Loan"), representing approximately 12.2% of the Initial Pool Balance, are part of a split loan structure. One (1) of the Whole Loans, identified on Annex C-1 to this prospectus supplement as Franklin Mills (the "Non-Serviced Loan"), with a principal balance as of the cut-off date of $116,000,000 and representing approximately 1.5% of the Initial Pool Balance, is part of a split loan structure where the related Mortgage Loan and one companion loan that is pari passu in right of payment with the related Mortgage Loan (the "Pari Passu
Companion Loan") are secured by the same mortgage instrument on the related
Mortgaged Property. The Mortgage Loan and the related Pari Passu Companion Loan have the same interest rate, maturity date and amortization term. Sixteen (16)
of the Whole Loans (the "Serviced Whole Loans") have a split loan structure where the related Mortgage Loan and or one or more companion loans that are subordinate in right of payment with the related Mortgage Loan (each a
"Subordinate Companion Loan", and together with the Pari Passu Companion Loan, the "Companion Loans") are secured by the same mortgage instrument on the related Mortgaged Property. One (1) of the Serviced Whole Loans permits a portion of the related Subordinate

                                      S-94

Companion Loan to become pari passu in right of payment with the Mortgage Loan if certain requirements are met.

      The Non-Serviced Loan will be serviced in accordance with the pooling and servicing agreement to be entered into in connection with the issuance of J.P.
Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11 Commercial Mortgage
Pass Through Certificates (the "2007-LDP11 Pooling and Servicing Agreement"),
which is separate from the Pooling and Servicing Agreement under which your
Certificates are issued as described below, by the master servicer (the
"2007-LDP11 Master Servicer") and special servicer (the "2007-LDP11 Special
Servicer") that are parties to the 2007-LDP11 Pooling and Servicing Agreement, and subject to the servicing standard provided for in the 2007-LDP11 Pooling and
Servicing Agreement.

      The Serviced Whole Loans will be serviced pursuant to the Pooling and
Servicing Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a "Serviced Companion Loan".

      The table below identifies each of the pooled Mortgage Loans that have corresponding Companion Loans.

                                                                         PARI PASSU
                                              % OF     SUBORDINATE        COMPANION
                             CUT-OFF DATE    INITIAL    COMPANION         ORIGINAL      ORIGINAL   ORIGINAL
                            PRINCIPAL LOAN    POOL      ORIGINAL        LOAN(S) LOAN     WHOLE       WHOLE
      MORTGAGE LOAN            BALANCE       BALANCE     BALANCE           BALANCE      LOAN LTV   LOAN DSCR
-------------------------   --------------   -------   -----------      -------------   --------   ---------

550 South Hope Street       $  165,000,000    2.2%     $35,000,000           N/A         85.1%       1.03x
Disney Building             $  135,000,000    1.8%     $10,000,000           N/A         81.5%       1.17x
Franklin Mills              $  116,000,000    1.5%         N/A          $ 174,000,000    78.4%       1.22x
Maguire Anaheim Portfolio   $  103,500,000    1.4%     $ 6,500,000           N/A         70.6%       1.06x
Crescent                    $   73,100,000    1.0%     $ 7,900,000           N/A         86.8%       1.01x
1125 17th Street            $   70,000,000    0.9%     $30,000,000(1)        N/A         79.4%       1.48x
The Wharf at Rivertown      $   55,200,000    0.7%     $10,350,000           N/A         95.7%       1.09x
Lakeside at White Oak       $   43,200,000    0.6%     $ 5,000,000           N/A         83.7%       1.10x
Bingham Office Center       $   35,000,000    0.5%     $10,000,000           N/A         79.1%       1.13x
Commonwealth Square         $   31,680,000    0.4%     $ 1,510,000           N/A         83.8%       1.15x
Green Road                  $   31,189,427    0.4%     $ 8,810,573           N/A         80.0%       1.15x
Crown Pointe/Victor Park    $   21,910,573    0.3%     $ 6,189,427           N/A         80.0%       1.15x
9th Street Marketplace      $   10,720,000    0.1%     $   840,000           N/A         86.3%       1.26x
Homewood Suites             $   10,500,000    0.1%     $ 3,000,000           N/A         79.4%       1.56x
Festival Foods              $    6,712,000    0.1%     $   455,000           N/A         78.8%       1.10x
JMS Portfolio               $    6,440,000    0.1%     $   402,500           N/A         85.0%       1.08x
Berkshire Office Building   $    4,800,000    0.1%     $   300,000           N/A         72.9%       1.28x

(1) Up to $15,000,000 of the principal balance of the Subordinate Companion Loan may be made pari passu with the related Mortgage Loan at a later date (the amount being made pari passu, the "1125 17th Street Pari Passu Amount") so long as the related Mortgaged Property will support an actual DSCR of at least 1.20x based on the principal balance of the Mortgage Loan and the principal balance of the portion of the Subordinate Companion Loan being made pari passu with the
Mortgage Loan (the required DSCR for a portion of the Subordinate Companion Loan to become pari passu, the "1125 17th Street DSCR Threshold"). Additionally, the
Special Servicer and the Controlling Class Representative may consent to a maximum 1125 17th Street Pari Passu Amount of $20,000,000 or a minimum 1125 17th
Street DSCR Threshold of 1.15x.

THE FESTIVAL FOODS WHOLE LOAN, THE JMS PORTFOLIO WHOLE LOAN AND THE BERKSHIRE
OFFICE BUILDING WHOLE LOAN.

      Each of the Mortgage Loans identified as Festival Foods, JMS Portfolio and
Berkshire Office Building on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $6,712,000,
$6,440,000 and $4,800,000, respectively, collectively representing approximately
0.2% of the Initial Pool Balance, is secured by a single Mortgaged Property or a portfolio of Mortgaged Properties that also secures a related Subordinate
Companion Loan. These Subordinate Companion Loans are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, according to the Servicing Standard. At origination, the holder of these Mortgage Loans and the holder of the related
Subordinate Companion Loans entered into an intercreditor agreement that sets

                                      S-95

forth the respective rights of the holder of the these Mortgage Loans and the holder of the related Subordinate Companion Loans.

      All payments in respect of the related Subordinate Companion Loan will be made directly to the servicer of the related Subordinate Companion Loan until the occurrence of (i) either the Mortgage Loan or the related Subordinate
Companion Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default, under each Whole Loan or (iii) an event of default under each Whole Loan caused by certain insolvency actions, and prior to the occurrence of any of these events.

      Payments in respect of each Whole Loan are generally paid pari passu between the Mortgage Loan and the related Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Mortgage Loan first, and then to the related Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous paragraph, the related servicer of the related Subordinate Companion Loan is required to forward all payments to the Master Servicer within one business day of receipt and the servicer of the related Subordinate Companion Loan is required to cooperate with the related borrower. The Master Servicer is to require the borrower under the related Subordinate Companion Loan to make all payments to the Master Servicer for application pursuant to the related intercreditor agreement. Each Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan such that all amounts collected in respect of each Whole Loan will first be used to pay interest and principal on the related Mortgage Loan until its principal balance has been reduced to zero and then to pay interest and principal on the related Subordinate Companion
Loan.

      With respect to these Whole Loans, the Master Servicer or Special
Servicer, as applicable, will be required to obtain the consent of the holder of the related Subordinate Companion Loan in connection with any modification or amendment that would among other things (i) adversely affect the lien priority,
(ii) increase the interest rate or principal amount of the Mortgage Loan, (iii)
increase in any other material respect any monetary obligations of the borrower under the related loan documents, (iv) decrease, forgive, waive, release or defer the interest or the interest rate (other than default interest) or the principal amount of the related Subordinate Companion Loan or forgive, waive, decrease, defer or release all or any portion of the related Subordinate
Companion Loan, (v) shorten the maturity date of the Mortgage Loan, (vi)
increase the term of the related Subordinate Companion Loan to a date occurring after the maturity date of the Mortgage Loan, (vii) accept a grant of any lien on or security interest in any other collateral or property for the related
Whole Loan unless it also secures the related Subordinate Companion Loan, (viii)
modify the cash management arrangements, (ix) cross default the related mortgage, (x) obtain any contingent interest or so called "kicker" measured on the basis of cash flow or appreciation of the related Mortgaged Property, (xi)
release the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents), (xii) spread the lien of the mortgage to encumber additional real property unless it also secures the related
Subordinate Companion Loan and (xiii) extend the lockout period or impose additional prepayment premiums or yield maintenance charges or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the related Subordinate Companion Loan; provided, that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the related Subordinate Companion Loan may purchase the Mortgage Loan has expired.

      The intercreditor agreement with respect to each Whole Loan provides that in the event that (a) any payment of principal or interest on the Whole Loan becomes ninety (90) days or more delinquent, (b) the Whole Loan is accelerated,
(c) the balloon payments are not made, (d) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (e) any other event that causes the related Subordinate Companion Loan to be paid on a subordinated basis as described above, the holder of the related Subordinate
Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the Mortgage Loan at a price equal to the sum of (i)
the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances made with respect to the Mortgage
Loan, (iv) interest on any unreimbursed advances, (v) servicing fees and trustee's fees payable with respect to the Whole Loan, and (vi) other property protection expenses.

                                      S-96

      BINGHAM OFFICE CENTER WHOLE LOAN AND HOMEWOOD SUITES WHOLE LOAN

      Each of the Mortgage Loans identified as Bingham Office Center and
Homewood Suites on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $35,000,000 and
$10,500,000, respectively, collectively representing in the aggregate approximately 0.6% of the Initial Pool Balance, is secured by one or more
Mortgaged Properties that also secures the related Subordinate Companion Loan.
These Subordinate Companion Loans are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling and Servicing
Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

      o     each Subordinate Companion Loan is subordinate to its related
            Mortgage Loan;

      o     so long as neither (i) a monetary event of default with respect to a
            Whole Loan nor (ii) a material non-monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage
            Loan and the Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage Loan, then to pay principal of such
            Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related Subordinate Companion Loan, and then to pay principal of the related Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of each such Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement. However, the directing holder of each Whole Loan will have the right to approve any of the actions set forth under "The Pooling and
Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. For so long as a control appraisal event does not exist and the holder of the related Subordinate Companion Loan is not an affiliate of the borrower or a borrower related entity, the directing holder of each Whole Loan will be the holder of the respective Subordinate Companion Loan, and after a control appraisal event has occurred or the holder of the related Subordinate
Companion Loan is an affiliate of the borrower or a borrower related entity, the directing holder of each Whole Loan will be the Controlling Class
Representative. A control appraisal event with respect to a Whole Loan will exist if and for so long as the initial principal balance of the related
Subordinate Companion Loan minus the sum of principal payments, appraisal reduction amounts and realized losses allocated to such Subordinate Companion
Loan is less than 25% of an amount equal to the outstanding principal balance of such Subordinate Companion Loan. In addition, with respect to each Whole Loan, the holder of the related Subordinate Companion Loan will at all times have the right to consult on a non-binding basis with the Special Servicer with respect to the following actions:

      o     a modification, extension, amendment or waiver of any monetary term of any Whole Loan (including a change in the timing of payments)
            (other than default interest and late payment charges) or a modification, extension, amendment or waiver of any material non-monetary provision of the Whole Loan;

      o     any acceptance of a discounted payoff on the Whole Loan;

                                      S-97

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Whole Loan or any acquisition of the Mortgaged Property by deed in lieu of foreclosure;

      o     any proposed or actual sale of the Mortgaged Property after it become REO Property (other than in connection with the termination of any trust created pursuant to the terms of the Pooling and
            Servicing Agreement) for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any release of collateral for the Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Whole
            Loan);

      o     any action to bring the Mortgaged Property securing the Whole Loan into compliance with applicable environmental laws;

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under the Whole Loan;

      o     any acceptance of substitute or additional collateral for the Whole
            Loan (other than in accordance with the terms of the Whole Loan);

      o     any renewal or replacement of the then existing insurance policies
            (to the extent that such renewal or replacement policy does not comply with the terms of the Whole Loan) or any waiver, modification or amendment of any insurance requirements under the related loan documents, if Lender consent or approval is required under the related loan documents;

      o     any approval of a material capital expenditure, if approval is required under the related loan documents;

      o     any acceptance of a change in the property management company, if approval is required under the related loan documents;

      o     any modification or waiver of any provision of the Whole Loan that restricts the related borrower or its equity owners from incurring additional indebtedness;

      o     any adoption or approval of a plan in bankruptcy or reorganization of the related borrower; and

      o     any extension of the maturity date of the Whole Loan.

      No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the
REMIC provisions of the Code) or any provision of a co-lender agreement or the
Pooling and Servicing Agreement.

      Each co-lender agreement provides that the holder of the related
Subordinate Companion Loan will have the right to purchase the related Mortgage
Loan that is a Specially Serviced Mortgage Loan (as to which an Event of Default has occurred and is continuing) in whole but not in part at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the Master Servicer and the
Special Servicer and any other amounts payable to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement relating to the related Whole Loan. The right of the holder of the related Subordinate Companion
Loan to purchase the related Mortgage Loan will automatically terminate (A) upon the delivery of notification by the Special Servicer to such holder of its intention to sell the Mortgaged Property (on behalf of the Trust Fund), (B) upon the acceptance of a

                                      S-98

discounted payoff on the Mortgage Loan or (C) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the
Mortgaged Property.

      Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, within 5 days after the expiration of the grace period; provided that in the case of a default, other than a monetary default or a bankruptcy of the borrower, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the related Subordinate Companion Loan, such holder may have an additional period of time to cure such default (up to 90 days in total) pursuant to the terms of such co-lender agreement.

      With respect to each Whole Loan, the holders of the related Subordinate
Companion Loan (so long as a control appraisal event has not occurred and such holders are the directing holders of such Whole Loan) may remove the Special
Servicer for such Whole Loan without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of such Whole Loan, as applicable.

      The holders of certificates representing a majority interest in the controlling class of series 2007-GG10 certificates will have non-binding consultation rights with respect to various matters affecting that mortgage loan.

            550 SOUTH HOPE STREET WHOLE LOAN, DISNEY BUILDING WHOLE LOAN,
            MAGUIRE ANAHEIM PORTFOLIO WHOLE LOAN, CRESCENT WHOLE LOAN, 1125 17TH
            STREET WHOLE LOAN, THE WHARF AT RIVERTOWN WHOLE LOAN, LAKESIDE AT
            WHITE OAK WHOLE LOAN, COMMONWEALTH SQUARE WHOLE LOAN, GREEN ROAD
            WHOLE LOAN, CROWN POINTE/VICTOR PARK WHOLE LOAN AND 9TH STREET
            MARKETPLACE WHOLE LOAN

      Each of the Mortgage Loans identified as 550 South Hope Street, Disney
Building, Maguire Anaheim Portfolio, Crescent, 1125 17th Street, The Wharf at
Rivertown, Lakeside at White Oak, Commonwealth Square, Green Road, Crown
Pointe/Victor Park and 9th Street Marketplace on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off
Date of $165,000,000, $135,000,000, $103,500,000, $73,100,000, $70,000,000,
$55,200,000, $43,200,000, $31,680,000, $31,189,427, $21,910,573 and $10,720,000,
respectively, collectively representing in the aggregate approximately 9.8% of the Initial Pool Balance, is secured by one or more Mortgaged Properties that also secures the related Subordinate Companion Loan. These Subordinate Companion
Loans are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling and Servicing
Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

      o     each Subordinate Companion Loan is subordinate to its related
            Mortgage Loan;

      o     so long as neither (i) a monetary event of default with respect to a
            Whole Loan nor (ii) a material non monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage
            Loan and the Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage Loan, then to pay principal of such
            Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related Subordinate

                                      S-99

            Companion Loan, then to pay principal of the related Subordinate
            Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of each such Whole Loan.

      With respect to each of the Green Road Whole Loan and the Crown
Pointe/Victor Park Whole Loan, the related co-lender agreement permits the prepayment of the related subordinate companion loan provided, that, among other things, no event of default with respect to that Whole Loan exists and no collateral securing the related mortgage loan is released.

      All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement. However, certain decisions are to be approved by the directing holder of each Whole Loan, which for so long as a control appraisal event does not exist, will be the holder of the respective Subordinate Companion
Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class of each Whole Loan. A control appraisal event with respect to a Whole Loan will exist if and for so long as the initial principal balance of the related Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to such Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of such Subordinate Companion Loan. A directing holder of one of these Whole Loans will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the Whole Loan;

      o     any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the
            Whole Loan for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of a discounted payoff with respect to the Whole
            Loan;

      o     any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO
            Property;

      o     any release of collateral for the Whole Loan or any release of the borrower or any guarantor or indemnitor under such Whole Loan (other than as required by the terms of, or upon satisfaction of, the Whole
            Loan);

      o     any acceptance of substitute or additional collateral for the Whole
            Loan (other than as required by the terms of such Whole Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under the Whole Loan;

      o     any approval of any replacement Special Servicer for the Whole Loan
            (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing
            Agreement);

      o     any acceptance of a change in the property management company;

                                      S-100

      o     any determination pursuant to clauses (b), (c) and (h) of the definition of Servicing Transfer Event has occurred;

      o     any determination (i) that the Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

      o     any extension of the maturity date of the Whole Loan.

      In addition, each directing holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the respective Whole Loan as such directing holder may deem advisable.

      No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the
REMIC provisions of the Code) or any provision of a co-lender agreement or the
Pooling and Servicing Agreement.

      Each co-lender agreement provides that in the event that (a) any payment of principal or interest on the respective Whole Loan is 90 days delinquent, (b)
such Whole Loan has been accelerated, (c) the principal balance of such Whole
Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) such Whole Loan becomes a specially serviced loan (and the Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the related Subordinate Companion Loan will have the right to purchase the related Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement relating to the related Whole Loan. The right to purchase the related Mortgage Loan on the conditions set forth in this paragraph terminate upon the loan becoming a REO Property.

      Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within
30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure. Furthermore, under each co-lender agreement, the holder of a Subordinate Companion Loan is only permitted to make six cure payments during each twelve-month period, no single exercise of a cure right by the holder of the Subordinate Companion Loan (each, a "Cure Event") may exceed three consecutive months and the right to cure monetary defaults is limited to six Cure Events over the life of the Mortgage Loan.

      With respect to the Disney Building Whole Loan, Maguire Anaheim Portfolio,
the 9th Street Marketplace Whole Loan and the Commonwealth Square Whole Loan the
holders of the related Subordinate Companion Loan will not have any rights to remove the Special Servicer for the related Whole Loans.

      With respect to the 550 South Hope Street Whole Loan, 1125 17th Street
Whole Loan, Wharf at Rivertown Whole Loan, Lakeside at White Oak Whole Loan,
Green Road Whole Loan, Crown Pointe/Victor Park Whole Loan and the Crescent
Whole Loan, the directing holder (who will initially be the holders of the related Subordinate Companion Loan) may remove the Special Servicer for the related Whole Loan without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the 550 South Hope Street Whole Loan, 1125 17th Street Whole Loan,
Wharf at Rivertown Whole Loan, Lakeside

                                      S-101

at White Oak Whole Loan, Green Road Whole Loan, Crown Pointe/Victor Park Whole
Loan or the Crescent Whole Loan, as applicable.

      With respect to the 1125 17th Street Whole Loan, the related co-lender agreement provides that up to $15,000,000 of the principal balance of the
Subordinate Companion Loan may be made pari passu with the related Mortgage Loan so long as the related Mortgaged Property will support an actual DSCR of at least 1.20x based on the principal balance of the related Mortgage Loan and the principal balance of the portion of the Subordinate Companion Loan being made pari passu with the Mortgage Loan. Additionally, the Special Servicer and the
Controlling Class Representative may consent to a maximum 1125 17th Street Pari
Passu Amount of $20,000,000 or a minimum 1125 17th Street DSCR Threshold of
1.15x.

      THE FRANKLIN MILLS WHOLE LOAN

      The Mortgage Loan identified as Franklin Mills on Annex C-1 to this prospectus supplement (the "Franklin Mills Loan"), which has an outstanding principal balance as of the Cut-off Date of $116,000,000, representing approximately 1.5% of the Initial Pool Balance, is secured by the same Mortgaged
Property on a pari passu basis with one Pari Passu Companion Loan (the "Franklin
Mills Pari Passu Companion Loan" and, together with the Franklin Mills Loan, the
"Franklin Mills Whole Loan") that is not included in the trust and that had an original principal balance of $174,000,000. The Franklin Mills Pari Passu
Companion Loan is owned by the trust fund established pursuant to the pooling and servicing agreement (the "2007-LDP11 Pooling and Servicing Agreement")
related to the JP Morgan Chase Commercial Mortgage Securities Corp, as
depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the "2007-LDP11 Master Servicer"), CWCapital Asset Management LLC, as
special servicer (the "2007-LDP11 Special Servicer") and LaSalle Bank National
Association, as trustee.

      The Franklin Mills Pari Passu Companion Loan and the Franklin Mills Loan
will be serviced pursuant to the 2007-LDP11 Pooling and Servicing Agreement, and, therefore, the 2007-LDP11 Master Servicer will remit collections on the
Franklin Mills Loan to or on behalf of the trust and will make Property Advances in respect of the Mortgaged Property securing the Franklin Mills Whole Loan.

      A co-lender agreement (the "Franklin Mills Co-Lender Agreement") governs the respective rights and powers of the noteholders of the Franklin Mills Whole
Loan. The Franklin Mills Co-Lender Agreement provides, in general, that:

      o     the Franklin Mills Loan and the Franklin Mills Pari Passu Companion
            Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

      o     the 2007-LDP11 Pooling and Servicing Agreement will govern the servicing and administration of the Franklin Mills Loan and the
            Franklin Mills Pari Passu Companion Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Franklin Mills Loan and the Franklin Mills Pari Passu
Companion Loan will be effected in accordance with the 2007-LDP11 Pooling and
Servicing Agreement. However, certain decisions are to be approved by the holder of certificates representing a majority interest in a designated controlling class of certificates issued under the 2007-LDP11 Pooling and Servicing
Agreement (the "Franklin Mills Directing Holder"). Additionally, notwithstanding any consent provisions in the 2007-LDP11 Pooling and Servicing Agreement, the
Franklin Mills Directing Holder will have the right to approve the following:

      o     any modification of or waiver with respect to the Franklin Mills
            Whole Loan that would result in the extension of the maturity date or extended maturity date thereof reduction in the interest rate borne thereby or the monthly debt service payment or deferral or forgiveness of interest on or principal of the Franklin Mills Whole
            Loan or modification or waiver of any other monetary term of the
            Franklin Mills Whole Loan relating to the amount of any payment of principal or interest or any other;

                                      S-102

      o     sums due and payable under the Franklin Mills Whole Loan documents or modification or waiver of any material non-monetary provision of the Franklin Mills Whole Loan including but not limited to provisions that restrict the Franklin Mills Whole Loan borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the Franklin
            Mills Whole Loan borrower;

      o     any modification of or waiver with respect to the Franklin Mills
            Whole Loan that would result in discounted pay-off of the Franklin
            Mills Whole Loan;

      o     any foreclosure upon or comparable conversion which may include acquisition of REO Property of the ownership of the Mortgaged
            Property or any acquisition of the Mortgaged Property by
            deed-in-lieu of foreclosure or any other exercise of remedies following an event of default under the Franklin Mills Loan;

      o     any sale of all or any portion of the Mortgaged Property or REO
            Property;

      o     any action to bring the Mortgaged Property or any related REO
            Property into compliance with any laws relating to hazardous materials;

      o     the sale of the Franklin Mills Whole Loan for less than the outstanding principal balance of the Franklin Mills Whole Loan plus all accrued and unpaid interest thereon;

      o     any substitution or release of collateral for the Franklin Mills
            Whole Loan;

      o     any release of the Franklin Mills Whole Loan borrower or guarantor from liability with respect to the Franklin Mills Whole Loan including without limitation by acceptance of an assumption of the
            Franklin Mills Whole Loan by successor Franklin Mills Whole Loan borrower or replacement guarantor;

      o     any determination not to enforce due-on-sale or due-on-encumbrance clause unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Franklin Mills Whole Loan borrower any transfer of the
            Mortgaged Property or any portion thereof or any transfer of any direct or indirect ownership interest in the Franklin Mills Whole
            Loan borrower by Person entitled to exercise voting rights directly or indirectly in the Franklin Mills Whole Loan borrower except in each case as expressly permitted by the Franklin Mills Whole Loan documents;

      o     any incurring of additional debt by the Franklin Mills Whole Loan borrower including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the Franklin Mills Whole Loan borrower including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement;

      o     any approval of a replacement 2007-LDP11 Special Servicer for the
            Franklin Mills Whole Loan other than in connection with the trustees under the 2007-LDP11 Pooling and Servicing Agreement becoming the successor 2007-LDP11 Special Servicer upon the occurrence of an event of default under the 2007-LDP11 Servicing Agreement with respect to the Special Servicer;

      o     consenting to any modification or waiver of any provision of any
            Franklin Mills Whole Loan documents governing the types nature or amounts of insurance coverage required to be obtained and maintained by the Franklin Mills Whole Loan borrower;

      o     approval of any renewal or replacement of the then existing insurance policies to the extent the lenders approval is required by the Franklin Mills Whole Loan documents

                                      S-103

      o     the execution renewal or material modification of any "major lease"
            under the Franklin Mills Whole Loan to the extent lender approval is required by the Franklin Mills Whole Loan documents and
            notwithstanding anything to the contrary set forth herein subject to the same standard of approval as is set forth in the applicable
            Franklin Mills Whole Loan documents;

      o     approval of the termination or replacement of the "Manager" as defined in the Franklin Mills Whole Loan documents or of the execution termination renewal or material modification of any management agreement to the extent lender approval is required by the Franklin Mills Whole Loan documents;

      o     any waiver of amounts required to be deposited into escrow reserve accounts under the Franklin Mills Whole Loan documents or any amendment to any of the Franklin Mills Whole Loan documents that would modify the amount required to be deposited into reserve accounts established under the Franklin Mills Whole Loan documents other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes insurance premiums or ground rents if any;

      o     the settlement of any insurance claim or condemnation proceeding for cash payment that will be applied to the principal amount of the
            Franklin Mills Whole Loan if such settlement would result in shortfall of amounts due and payable to the holders of the Franklin
            Mills Whole Loan;

      o     the approval or adoption of any annual budget for or material alteration at the Mortgaged Property if lender approval is required by the Franklin Mills Whole Loan documents and if so notwithstanding anything to the contrary set forth herein subject to the same standard of approval as is set forth in the applicable Franklin
            Mills Whole Loan documents;

      o     the release to the Franklin Mills Whole Loan borrower of any escrow to which the Franklin Mills Whole Loan borrower is not entitled under the Franklin Mills Whole Loan documents or under applicable law and the approval of significant repair or renovation projects other than in connection with casualty or condemnation event that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the Franklin
            Mills Whole Loan documents to the extent the lenders consent is required by the Franklin Mills Whole Loan documents;

      o     the waiver or modification of any documentation relating to any guarantors obligations under the related guaranty; or

      o     any other action which the Franklin Mills Directing Holder has been given the right to approve pursuant to the terms of the 2007-LDP11
            Pooling and Servicing Agreement;

      provided that, in the event that the 2007-LDP11 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Franklin Mills Loan (as a collective whole), the 2007-LDP11 Special Servicer may take any such actions without obtaining the approval of the Franklin Mills Directing Holder.

      In addition, the Franklin Mills Directing Holder may direct the 2007-LDP11
Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Franklin Mills Directing Holder may consider advisable or as to which provision is otherwise made in the 2007-LDP11 Pooling and
Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Franklin Mills Directing Holder may require or cause the 2007-LDP11 Master Servicer or the 2007-LDP11 Special Servicer, as
applicable, to violate the terms of the related loan documents, applicable law
(including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2007-LDP11 Pooling and Servicing Agreement.

                                      S-104

      All payments, proceeds and other recoveries on or in respect of the
Franklin Mills Loan and/or the Franklin Mills Pari Passu Companion Loan will be applied to the Franklin Mills Loan and the Franklin Mills Pari Passu Companion
Loan on a pari passu basis according to their respective outstanding principal balances.

      If a servicing event of default with respect to the 2007-LDP11 Master
Servicer under the 2007-LDP11 Pooling and Servicing Agreement has occurred and remains unremedied that materially and adversely affect the holder of any
Franklin Mills Pari Passu Companion Loan, the Controlling Class will have the right to require the 2007-LDP11 Master Servicer to appoint a sub-servicer solely with respect to the Franklin Mills Whole Loan, subject to confirmation by the
Rating Agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the
Franklin Mills Loan or any Franklin Mills Pari Passu Companion Loan.

      The Franklin Mills Co-Lender Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under the 2007-LDP11 Pooling and Servicing Agreement has determined that a servicing advance made with respect to the Franklin Mills Whole Loan is not recoverable out of collections on the Franklin Mills Mortgaged Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Franklin Mills Loan or the trust formed under the Pooling and Servicing
Agreement.

REPRESENTATIONS AND WARRANTIES

      As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related
Mortgage Loan purchase agreement:

      o     The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the Pooling and Servicing Agreement is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing
            Agreement to be contained therein.

      o     Prior to the sale of the Mortgage Loan to the Depositor, the Loan
            Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to
            Mortgage Loans in a split loan structure, the applicable Pari Passu
            Companion Loans or Subordinate Companion Loans.

      o     As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the
            Mortgage Loan, including applicable usury laws.

      o     The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged
            Property), and there is no requirement for future advances.

      o     The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
            bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain

                                      S-105

            provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o     Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due (other than a balloon payment, which would require a refinancing).

      o     Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage
            Note or any related Mortgage or other agreement executed by the related borrower in connection with the Mortgage Loan.

      o     The assignment of each related Mortgage in favor of the Trustee (or in the case of the Non-Serviced Loan, the assignment in favor of the current holder of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that Mortgage to the
            Trustee.

      o     All real estate taxes and governmental assessments, and that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the Loan Seller, there is no proceeding pending for total or partial condemnation of each related Mortgaged
            Property that materially affects its value, and each related
            Mortgaged Property was free of material damage.

      o     To the actual knowledge of the Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

      o     As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     The related borrower is not a debtor in any bankruptcy,
            reorganization, insolvency or comparable proceeding.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable
Loan Seller, and that breach materially and adversely affects (or in certain cases is deemed to materially and adversely affect) the value of the Mortgage
Loan, the related Mortgaged Property or the interests of the Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Trust will have the rights against the applicable Loan Seller, as applicable, described under "--Cures and Repurchases" below.

SALE OF MORTGAGE LOANS; MORTGAGE FILE DELIVERY

      On the Closing Date, the Depositor will acquire the Mortgage Loans from each Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Loan Seller

                                      S-106

to deliver to the Trustee or to a document custodian appointed by the Trustee (a
"Custodian"), among other things, the following documents with respect to each
Mortgage Loan sold by the applicable Loan Seller (collectively, as to each
Mortgage Loan, the "Mortgage File"): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated
thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office;
(iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified as to a monetary term other material term thereof; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) with respect to any hospitality loan, any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the
Trustee of any UCC financing statements, (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan.

      Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

      As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. The Pooling and Servicing
Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans. In addition, the
Trustee is required to maintain custody of the Mortgage File for each Mortgage
Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the
Pooling Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See "The Pooling and Servicing Agreement--Reports to
Certificateholders; Available Information" in this prospectus supplement.

CURES AND REPURCHASES

      If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the
Mortgage Loans sold by it, as discussed under "--Representations

                                      S-107

and Warranties" above, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

      o     to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

      o     to repurchase the affected Mortgage Loan at a price ("Repurchase
            Price") generally equal to the sum of--

      1.    the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

      2.    all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

      3.    all unreimbursed property protection advances relating to that
            Mortgage Loan, plus

      4.    all outstanding interest accrued on advances made by the Master
            Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

      5.    to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

      6.    if the affected Mortgage Loan is not repurchased by the Loan Seller within 180 days after discovery by or notice to the applicable Loan
            Seller of such Material Breach or Material Document Defect, a
            Liquidation Fee in connection with such repurchase.

      A "Material Breach" is a breach of a representation or warranty that materially and adversely affects (or in certain cases is deemed to materially and adversely affect) the value of the Mortgage Loan, the related Mortgaged
Property or the interests of the Certificateholders in the affected Mortgage
Loan.

      A "Material Document Defect" is a document defect that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

      The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject
Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2007-GG10 certificateholders in connection with a
Material Breach of any representations or warranties or a Material Document
Defect with respect to any Mortgage Loan in the Trust Fund. None of the
Depositor, the Underwriters, the Master Servicer, the Special Servicer, the
Trustee, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so. If the breach or defect relates to the Greenwich/Lehman Mortgage Loans, each of GCFP and Lehman will be obligated to take these remedial actions only with respect to the portion of that mortgage loan sold by it. If the breach or defect relates to the
Greenwich/Wachovia Mortgage Loans, each of GCFP and Wachovia Seller will be obligated to take these remedial actions only with respect to the portion of that mortgage loan sold by it. Therefore, with respect to each of the
Greenwich/Lehman Mortgage Loans and the

                                      S-108

Greenwich/Wachovia Mortgage Loan, it is possible that under certain circumstances only one of those two related Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

ADDITIONAL INFORMATION

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the
Pooling and Servicing Agreement, with the Securities and Exchange Commission
(the "Commission") after the initial issuance of the Offered Certificates.

                               TRANSACTION PARTIES

THE SPONSORS

      GOLDMAN SACHS MORTGAGE COMPANY

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller. GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real
Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of March 31, 2007, GSMC has acted as a sponsor and mortgage loan seller on 48 fixed and floating-rate commercial mortgage-backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2007, GSMC acquired approximately 1,673 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $47.9 billion. Approximately 1,577 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $35.7 billion were included in 48 securitization transactions. As of March 31, 2007, GSMC securitized approximately $14.9 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $6.0 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $8.9 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Markets, Inc., one of the underwriters. The principal offices

                                      S-109

of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The
main telephone number of GCFP is (203) 625-2700.

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.
            These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of March 31, 2007, GCFP had a portfolio of commercial mortgage loans in excess of $8.8 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG"
program in which GCFP and Goldman Sachs Mortgage Company generally are mortgage loan sellers.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on March 31, 2007, GCFP was the sponsor of 27 commercial mortgage-backed securitization transactions.
Approximately $31.9 billion of the mortgage loans included in those transactions were originated by GCFP. As of March 31, 2007, GCFP originated approximately
$20.0 billion of commercial mortgage loans for the GG program, of which approximately $11.2 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $8.7 billion was originated for securitization with an unaffiliated entity acting as depositor.

      The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the three years ending on December 31, 2006.

                                      S-110

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                     TOTAL GCFP FIXED RATE        TOTAL GCFP FIXED RATE
                        LOANS ORIGINATED            LOANS SECURITIZED
      YEAR               (APPROXIMATE)                (APPROXIMATE)
----------------   --------------------------   --------------------------
      2006                $8.0 billion                 $7.0 billion
      2005                $7.3 billion                 $7.0 billion
      2004                $4.3 billion                 $2.7 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                    TOTAL GCFP FLOATING RATE     TOTAL GCFP FLOATING RATE
                        LOANS ORIGINATED            LOANS SECURITIZED
      YEAR               (APPROXIMATE)                (APPROXIMATE)
----------------   --------------------------   --------------------------
      2006                $2.9 billion                 $1.0 billion
      2005                $2.0 billion                 $0.8 billion
      2004                $2.4 billion                 $0.9 billion

      UNDERWRITING STANDARDS

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to

                                      S-111

the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

      o     Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o     Insurance--If the property is insured under an individual policy
            (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o     Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

      o     Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

                                      S-112

      o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

THE DEPOSITOR

      GS Mortgage Securities Corporation II (the "Depositor") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York
10004. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

      The Depositor will have minimal ongoing duties with respect to the
Certificates and the Mortgage Loans. The Depositor's duties will include: (i)
the duty to appoint a successor trustee in the event of the removal of the
Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor's possession that constitutes part of the Mortgage File or servicing file for any Mortgage
Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to indemnify the Trust, the Trustee, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising form the
Depositor's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement,
(vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust, and (viii) to mail the notice of a succession of Trustee to all
Certificateholders.

      The Depositor is an affiliate of GSMC, one of the sponsors and mortgage loan sellers, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

      On the Closing Date, the Depositor will acquire the mortgage loans from each Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The
Seller" in the prospectus.

                                      S-113

                                                                        Cash
-------------                                         -----------                 ---------
                                                                  <--------------
Sponsors &            Cash                            Underwriter                 Investors
Loan Sellers<------------                      Cash -
                         |                         |              -------------->
-------------            |                         |  -----------                 ---------
         |                 |                         |         ^      Offered
         |                 |                         |         |      Certificates
         |                  ----------------------   |         |
         |                                        |  |         |
 Mortgage|                                        |  |         |
  Loans  |                Cash                    |  |         |
         |                                        |  |         |      Offered
         |      -------------------------------   |  |         |      Certificates
         |     |                                     v         |
         |     |                               ----------      |
          ---------------------------------->                  |
               |                              Depositor -----
------------   |   ------------------------->
               |  |                          ----------
   Other    <--   |                            |   ^
Loan Seller       |                 Mortgage   |   |
                  |                  Loans     |   | Certificates
-----------       |                            |   |
    |             |                            v   |
    --------------                           ----------

                    Mortgage                  Issuing
                    Loans                      Entity

                                             ----------

THE LOAN SELLERS AND ORIGINATORS

      The Loan Sellers are Goldman Sachs Mortgage Company, Greenwich Capital
Financial Products, Inc., Lehman Brothers Holdings Inc. and Wachovia Bank,
National Association. Goldman Sachs Mortgage Company is an affiliate of GSCMC, the Depositor and one of the Underwriters. Greenwich Capital Financial Products,
Inc. is an affiliate of one of the Underwriters. Wachovia Bank, National
Association is also the Master Servicer under the Pooling and Servicing
Agreement and an affiliate of one of the Underwriters. Goldman Sachs Commercial
Mortgage Capital, L.P., Greenwich Capital Financial Products, Inc., Lehman ALI
Inc., Lehman Brothers Holdings Inc., Wachovia Bank, National Association and NY
Credit Funding I, LLC are referred to in this prospectus supplement as the
"originators". Goldman Sachs Commercial Mortgage Capital, L.P. and Greenwich
Capital Financial Products, Inc. are referred to in this prospectus supplement as the "Originators".

      The information set forth in this prospectus supplement concerning the
Loan Sellers, originators and their underwriting standards has been provided by the Loan Sellers and originators.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

      Goldman Sachs Commercial Mortgage Capital, L.P. Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers and sponsors, Goldman, Sachs & Co., one of the underwriters, and GS Commercial
Mortgage Securities Corporation II, the depositor. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and

                                      S-114

sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG"
program in which GSMC and Greenwich Capital Financial Products, Inc. generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in
1996 and March 31, 2007, GSCMC originated approximately 1,671 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $47.9 billion, of which approximately 1,575 commercial mortgage loans with an aggregate original principal balance of approximately $35.7 billion, was included in 48 securitization transactions. As of March 31, 2007, GSCMC originated approximately $14.9 billion of commercial mortgage loans for the GG program, of which approximately $6.0 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $8.9 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                     TOTAL GSCMC FIXED RATE       TOTAL GSCMC FIXED RATE
                        LOANS ORIGINATED            LOANS SECURITIZED
      YEAR               (APPROXIMATE)                (APPROXIMATE)
----------------   --------------------------   --------------------------
      2006                $5.3 billion                 $5.1 billion
      2005                $5.6 billion                 $6.1 billion
      2004                $3.4 billion                 $3.0 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                   TOTAL GSCMC FLOATING RATE       TOTAL GSCMC FLOATING
                        LOANS ORIGINATED          RATE LOANS SECURITIZED
      YEAR               (APPROXIMATE)                (APPROXIMATE)
----------------   --------------------------   --------------------------
      2006                $2.1 billion                 $0.6 billion
      2005                $1.5 billion                 $0.6 billion
      2004                $1.5 billion                 $0.0 billion

      UNDERWRITING STANDARDS

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

                                      S-115

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement and Annex C-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

                                      S-116

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and Originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

      Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. is a loan seller and an affiliate of Lehman ALI Inc. and Lehman Brothers Bank, FSB, who
co-originated the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Wells Fargo Tower and 1615 L
Street, respectively with Greenwich Capital Financial Products, Inc.

      Wachovia Bank, National Association. Wachovia Bank, National Association
is a loan seller which co-originated the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 119 West 40th
Street with Greenwich Capital Financial Products, Inc.

      THIRD PARTY REPORTS

      General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from October 2006 to the present by the Originators.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable
Originator. Each Originator or their designated agents typically review the
Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided

                                      S-117

typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association
("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

THE ISSUING ENTITY

      The issuing entity with respect to the Offered Certificates will be the GS
Mortgage Securities Trust 2007-GG10 (the "Trust"). The Trust is a New York
common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the
Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "The Pooling and Servicing Agreement--Amendment." The Trust
administers the Mortgage Loans through the Trustee, the Master Servicer and the
Special Servicer. A discussion of the duties of the Trustee, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee,"
"--The Master Servicer; Master Servicer Servicing Compensation and Payment of
Expenses" and "--The Special Servicer" and "The Pooling and Servicing
Agreement--Servicing of the Mortgage Loans."

      The only assets of the Trust other than the Mortgage Loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the
Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master
Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

      The Depositor is contributing the Mortgage Loans to the Trust. The
Depositor is purchasing the Mortgage Loans from the Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool--Sale of
Mortgage Loans; Mortgage File Delivery" and "--Cures and Repurchases."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust."

                                      S-118

THE TRUSTEE

      Wells Fargo Bank, N.A. (the "Trustee" or "Wells Fargo Bank") will act as trustee on behalf of the Certificateholders under the Pooling and Servicing
Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Loan Sellers, the Master Servicer and
the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland
21045-1951 and its office for certificate transfer services is located at Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

      The Trustee has provided corporate trust services since 1934. As of
December 31, 2006, the Trustee was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $290 billion. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

      The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the "Custodian"). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the
Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. The Custodian has been engaged in the mortgage document custody business for more than 25 years. The Custodian maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December
31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

      Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the
Trust and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange
Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more the 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to the Trustee's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the
1122(d)(3)(i) servicing criterion during that reporting period. The assessment of

                                      S-119

compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells
Fargo's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.
However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

      The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and
Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

      As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated on the basis of 30 days in a month, assuming a 360-day year ("30/360 Basis") and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier
Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale
Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

      The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate

                                      S-120

trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the
Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

      The Trustee (except for the information under the first paragraph of
"--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the
Mortgage Loans, this prospectus supplement or related documents.

      If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

      In addition, pursuant to the Pooling and Servicing Agreement, the Trustee,
at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the
Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)
required to be filed with the Commission pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

      THE INITIAL MASTER SERVICER. Wachovia Bank, National Association (the
"Master Servicer" or "Wachovia Bank, National Association") will be the master servicer under the Pooling and Servicing Agreement. Wachovia Bank, National
Association is a national banking association organized under the laws of the
United States of America, is a wholly-owned subsidiary of Wachovia Corporation and is an affiliate of one of the loan sellers, Wachovia Bank, National
Association. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina
28262.

      Wachovia Bank, National Association has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia Bank, National
Association's primary servicing system runs on EnableUs (formerly known as
McCracken) Strategy software and Wachovia Bank, National Association reports to trustees in the CMSA format. The table below sets forth information about
Wachovia Bank, National Association's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                   AS OF          AS OF          AS OF          AS OF         AS OF
       COMMERCIAL AND           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   MARCH 31,
 MULTIFAMILY MORTGAGE LOANS         2003           2004           2005           2006         2007
-----------------------------   ------------   ------------   ------------   ------------   ---------

By Approximate Number........      10,015         15,531         17,641         20,725       21,551
By Approximate Aggregate
   Unpaid Principal Balance
   (in Billions).............     $  88.6        $ 141.3        $ 182.5        $ 262.1      $ 286.7

      Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and collateralized debt obligation securities, Wachovia Bank, National Association also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia Bank, National Association's servicing portfolio as of March 31, 2007, were located in all 50 states, the District of Columbia,
Guam, Mexico, the Bahamas,

                                      S-121

Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia Bank, National Association utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia Bank, National Association to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by
Wachovia Bank, National Association on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by
Wachovia Bank, National Association and (ii) outstanding as of the dates indicated:

                                                                                      OUTSTANDING
                                     SECURITIZED MASTER       OUTSTANDING ADVANCES     ADVANCES
             DATE                 SERVICED PORTFOLIO (UPB)*      (P&I AND PPA)*       AS % OF UPB
-------------------------------   -------------------------   --------------------   -------------

December 31, 2003..............       $ 74,461,414,561           $  84,616,014           0.1%
December 31, 2004..............       $113,159,013,933           $ 129,858,178           0.1%
December 31, 2005..............       $142,222,662,628           $ 164,516,780           0.1%
December 31, 2006..............       $201,283,960,215           $ 162,396,491           0.1%

___________________

*     "UPB" means unpaid principal balance, "P&l" means principal and interest advances and "PPA" means property protection advances.

      Pursuant to an interim servicing agreement between Wachovia Bank, National
Association and Greenwich Capital Financial Products, Inc., a sponsor and a loan seller, Wachovia Bank, National Association acts as primary servicer with respect to mortgage loans owned by Greenwich Capital Financial Products, Inc.
from time to time, including, prior to their inclusion in the Trust, some or all of the Mortgage Loans being contributed by Greenwich Capital Financial Products,
Inc. There are currently no outstanding property protection advances made by
Wachovia Bank, National Association on those Mortgage Loans being contributed by
Greenwich Capital Financial Products, Inc. that were serviced by Wachovia Bank,
National Association prior to their inclusion in the Trust.

      Wachovia Bank, National Association is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia Bank, National Association' s ratings by each of these agencies is outlined below:

                                             FITCH       S&P
                                           ---------   --------
              Primary Servicer..........     CPS2+      Strong
              Master Servicer...........     CMS2       Strong

      The short-term debt ratings of Wachovia Bank, National Association are
A-1+ by S&P, P-1 by Moody's, F1+ by Fitch.

      Wachovia Bank, National Association has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia Bank, National Association's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia Bank, National Association's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia Bank,
National Association may perform any of its obligations under the Pooling and
Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia Bank, National Association may engage third-party vendors to provide technology or process efficiencies. Wachovia Bank, National
Association monitors its third-party vendors in compliance with its internal procedures and applicable law.

                                      S-122

Wachovia Bank, National Association has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

      o     provision of Strategy and Strategy CS software

      o     identification, classification, imaging and storage of documents

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance

      o     entry of rent roll information and property performance data from operating statements

      o     tracking and reporting of flood zone changes

      o     tracking, maintenance and payment of rents due under ground leases

      o     abstracting of insurance requirements contained in loan documents

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

      o     abstracting of leasing consent requirements contained in loan documents

      o     legal representation

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia Bank, National Association

      o     maintenance and storage of letters of credit

      o     tracking of anticipated repayment dates for loans with such terms

      o     reconciliation of deal pricing, tapes and annexes prior to securitization

      o     entry of new loan data and document collection

      o     initiation of loan payoff process and provision of payoff quotes

      o     printing, imaging and mailing of statements to borrowers

      o     performance of property inspections

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

      o     review of financial spreads performed by sub-servicers

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia
            Bank, National Association for approval

      o     performance of UCC searches and filing of UCCs

      Wachovia Bank, National Association may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia Bank, National Association on the Mortgage Loans are initially deposited

                                      S-123

into a common clearing account with collections on other mortgage loans serviced by Wachovia Bank, National Association and are then allocated and transferred to the appropriate account described under "The Pooling and Servicing
Agreement--Accounts" in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by
Wachovia Bank, National Association, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia Bank, National Association will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wachovia Bank, National Association may have custody of certain of such documents as necessary for enforcement actions involving particular
Mortgage Loans or otherwise. To the extent Wachovia Bank, National Association performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

      There are no legal proceedings pending against Wachovia Bank, National
Association, or to which any property of Wachovia Bank, National Association is subject, that are material to the Certificateholders, nor does Wachovia Bank,
National Association have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor
REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on
Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan. The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the
0.01% per annum primary servicing fee required to be paid to the primary servicer under the 2007-LDP11 Pooling and Servicing Agreement with respect to the Franklin Mills Whole Loan.

      With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the
Master Servicer will be entitled to retain, as additional servicing compensation
(1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially
Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on
Advances or certain additional Trust Fund expenses (excluding Special Servicing
Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior
12 months with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the
Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

      The Servicing Fee is calculated on the Stated Principal Balance of the
Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 Basis and will be prorated for partial periods.

      Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Master Servicer with an economic disincentive to comply with this standard.

                                      S-124

      The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement
(subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER

      CWCapital Asset Management LLC ("CWCAM"), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW,
Suite 1000, Washington, DC 20005 and its telephone number is (202) 715-9500.
CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

      o     originating commercial and multifamily real estate loans;

      o     investing in high yielding real estate loans and other commercial real estate debt instruments; and

      o     investing in, surveilling and managing as special servicer, unrated and non investment grade rated securities issued pursuant to CMBS and CRE CDO transactions.

      CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non Offered Certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

      Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2004. As of December 31,
2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3,670 loans secured by properties throughout the United
States with a then current face value in excess of $32 billion. As of December
31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2
Canadian CMBS pool containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

      CWCAM has three offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31,
2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage
Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

      Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.

                                      S-125

Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

      CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

      CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that
CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

      CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master
Servicer or the Trustee. However, CWCAM is an affiliate of Cadim TACH inc., the anticipated initial holder of certain Non-Offered Certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the
Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the Offered Certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer. From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

      The information set forth herein regarding the Special Servicer has been provided by CWCAM.

      The Pooling and Servicing Agreement provides that the Controlling Class
Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to certain Whole Loans under "The
Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

      The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated

                                      S-126

Principal Balance of the related Specially Serviced Mortgage Loans on a 30/360
Basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the
Trust Fund.

      The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if the Corrected Mortgage Loan again becomes a
Specially Serviced Mortgage Loan but will become payable again if and when the
Mortgage Loan again becomes a Corrected Mortgage Loan.

      The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced
Mortgage Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive full and timely
Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

      A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable
Loan Seller for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Loan Seller of
Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially
Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than 60 days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related
Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a
Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

      The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees
(2) late payment charges and default interest paid by the borrowers accrued on
Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage
Loans.

      Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in

                                      S-127

the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of 27 classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the
Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X
Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class
B Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates, the Class F Certificates, the Class G Certificates, the Class H
Certificates, the Class J Certificates, the Class K Certificates, the Class L
Certificates, the Class M Certificates, the Class N Certificates, the Class O
Certificates, the Class P Certificates, the Class Q Certificates, the Class S
Certificates, the Class R Certificates and the Class LR Certificates
(collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E and Class F Certificates (collectively, the "Offered Certificates")
are offered hereby. The Class X, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR
Certificates (the Class R Certificates together with the Class LR Certificates, the "Residual Certificates") are not offered hereby.

      The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off
Date, (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO
Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or, in the case of the Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the
Non-Serviced Loan under the 2007-LDP11 Pooling and Servicing Agreement; (iii)
all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the
Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master
Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

      Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates (collectively, the "Sequential Pay
Certificates") will have the following Certificate Principal Amounts and the
Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                      S-128

                                                        INITIAL CERTIFICATE
                                                        PRINCIPAL AMOUNT OR
                               CLASS                      NOTIONAL AMOUNT
          --------------------------------------------  -------------------
          Class A-1.................................... $        75,000,000
          Class A-2.................................... $       725,300,000
          Class A-3.................................... $       246,609,000
          Class A-AB................................... $        72,000,000
          Class A-4.................................... $     3,661,032,000
          Class A-1A................................... $       514,000,000
          Class A-M.................................... $       756,277,000
          Class A-J.................................... $       519,941,000
          Class B...................................... $        75,628,000
          Class C...................................... $        94,535,000
          Class D...................................... $        56,720,000
          Class E...................................... $        56,721,000
          Class F...................................... $        75,628,000
          Class X...................................... $     7,562,773,702
          Class G...................................... $        75,628,000
          Class H...................................... $       103,988,000
          Class J...................................... $        94,534,000
          Class K...................................... $        75,628,000
          Class L...................................... $        37,814,000
          Class M...................................... $        18,907,000
          Class N...................................... $        28,360,000
          Class O...................................... $        18,907,000
          Class P...................................... $        18,907,000
          Class Q...................................... $        18,907,000
          Class S...................................... $       141,802,702

      The "Certificate Principal Amount" of any Class of Sequential Pay
Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their
Certificate Principal Amounts are recovered subsequent to the reduction of the
Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any
Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Distributions--Realized Losses"
below.

      The Class X Certificates will not have a Certificate Principal Amount. The
Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the
Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay
Certificates. The Notional Amount of the Class X Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay Certificates as
of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

      METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the
Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next

                                      S-129

succeeding business day, commencing in August 2007; provided that the distribution date will be at least 4 business days after the related determination date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the
Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date").
Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the
Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered
Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the
Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any
Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

      The aggregate distribution to be made on the Certificates on any
Distribution Date will equal the Available Funds. The "Available Funds" for a
Distribution Date will, in general, equal the sum of the following amounts
(without duplication):

      (x) the total amount of all cash received on the Mortgage Loans and any
REO Properties that are on deposit in the Collection Account, the Lower-Tier
Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu
Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the 2007-LDP11 Pooling and
Servicing Agreement and/or Intercreditor Agreement), exclusive of (without duplication):

            (1)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

            (2)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

            (3)   all amounts in the Collection Account that are due or
      reimbursable to any person other than the Certificateholders;

            (4)   with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

            (5)   all yield maintenance charges and prepayment premiums;

            (6)   all amounts deposited in the Collection Account in error; and

            (7)   any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

      (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master
Servicer or the Trustee, as applicable, with respect to the Distribution Date
(net of certain amounts that are due or reimbursable to persons other than the
Certificateholders); and

                                      S-130

      (z) for the Distribution Date occurring in each March, the related
Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

      "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Mortgage Loan) and any Due Date is the scheduled monthly payment of principal
(if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any
Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special
Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage
Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

      "Collection Period" with respect to a Distribution Date and each Mortgage
Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 2007, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

      "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

      PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

      The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Principal Amount or Notional Amount, as applicable, immediately prior to that
Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each
Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

      The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the
Interest Accrual Amount for such Distribution Date and (ii) the Interest
Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment
Interest Shortfall allocated to such Class on such Distribution Date.

      An "Interest Shortfall" with respect to any Distribution Date for any
Class of Regular Certificates is the sum of (a) the portion of the Interest
Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

      The "Pass-Through Rate" for any Class of Regular Certificates for any
Interest Accrual Period is the per annum rate at which interest accrues on the
Certificates of such Class during such Interest Accrual Period. The Initial
Pass-Through Rates are as follows:

      The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.690%.

      The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.778%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the WAC Rate.

                                      S-131

      The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class J Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class K Certificates is a per annum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class S Certificates is a per annum rate equal to 5.657%, subject to a maximum rate equal to the WAC Rate.

      The Pass-Through Rate on the Class X Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

      The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

                                      S-132

      The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q, Class S and Class X Certificates.

      The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating
Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      The "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

      The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Mortgage Note in each case without giving effect to the default rate.
Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage
Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in
March will be determined taking into account the addition of any such Withheld
Amounts.

      The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any
Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the Mortgage Loan will be zero.

      The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

            (i)     the principal component of all scheduled Monthly Payments
      due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

            (ii)    the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related
      Determination Date, net of the principal portion of any unreimbursed P&I
      Advances related to such Mortgage Loan (the amounts in clauses (i) and
      (ii), the "Scheduled Principal Distribution Amount");

            (iii)   Unscheduled Payments for that Distribution Date on deposit in the Collection Account; and

            (iv)    the Principal Shortfall, if any, for such Distribution Date, less

                                      S-133

(b) the sum, without duplication, of the amount of any reimbursements of:

            (1) Non-Recoverable Advances, with interest on such Non-Recoverable
      Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

            (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

      provided that, if any of the amounts that were previously allocated as a
Realized Loss to reduce the Certificate Principal Amount of any Class of
Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs.

      So long as the Class A-4 Certificates and the Class A-1A Certificates
remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution
Date after the Certificate Principal Amount of the Class A-4 Certificates or the
Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both loan groups.

      The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (x) the sum of (a) the Group 1 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the
Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that
Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)
Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan
Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution
Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Non-Recoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs) and (y)
after reduction of the Class A-1A Certificates to zero, the Group 2 Principal
Distribution Amount (or portion thereof remaining after Class A-1A has been reduced to zero and assuming the distribution of the Group 2 Principal
Distribution Amount prior to the distribution of the Group 1 Principal
Distribution Amount).

      The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (x) the sum of (a) the Group 2 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
all Mortgage Loans in Loan Group 2 for that Distribution Date and (c) the
Unscheduled Payments for all Mortgage Loans in Loan Group 2 for that
Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)
Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan
Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal

                                      S-134

      Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i)
and (ii) of the definition of "Group 1 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs) and (y) after the reduction of the Class A-4 certificates to zero, the Group 1 Principal Distribution Amount
(or portion thereof remaining after Class A-4 has been reduced to zero and assuming the distribution of the Group 1 Principal Distribution Amount prior to the distribution of the Group 2 Principal Distribution Amount).

      For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4
Certificates on the preceding Distribution Date.

      For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date.

      The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding
Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

      The "Class A-AB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex C-3 to this prospectus supplement. Such balances were calculated using, among other things, certain assumptions. See "Yield, Prepayment and Maturity
Considerations--Weighted Average Life of the Offered Certificates" in this prospectus supplement. Based on such assumptions, the Certificate Principal
Amount of the Class A-AB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Amount of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Principal
Amounts of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the entire Principal Distribution Amount remaining on any Distribution
Date, will be distributed to the Class A-AB Certificates until the Certificate
Principal Amount of the Class A-AB Certificates is reduced to zero.

      The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections
(exclusive of payments by borrowers) received on the Mortgage Loans and any REO
Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and

                                      S-135

insurance and condemnation proceeds, net of any Special Servicing Fees,
Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

      An "REO Mortgage Loan" is any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property or a beneficial interest in a
Mortgaged Property acquired upon a foreclosure of the Non-Serviced Loan under the 2007-LDP11 Pooling and Servicing Agreement.

      On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

            First, in respect of interest, concurrently (i) to the Class A-1,
      Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate
      Interest Distribution Amount for those Classes, (ii) to the Class A-1A
      Certificates from the portion of the Available Funds for such Distribution
      Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class, and (iii) to the Class X Certificates, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, if on any Distribution Date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of these classes, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups;

            Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4 and Class A-1A Certificates, in reduction of the Certificate Principal
      Amount thereof:

            (i) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates in an amount equal to the Group 1 Principal Distribution Amount in the following priority:

            (A) to the Class A-AB Certificates, in an amount equal to the lesser of the Group 1 Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the
      Class A-AB Certificates to the Class A-AB Planned Principal Balance for
      such Distribution Date,

            (B) to the Class A-1 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero,

            (C) to the Class A-2 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) and (B) above) for such Distribution
      Date, until the Certificate Principal Amount of the Class A-2 Certificates
      is reduced to zero,

            (D) to the Class A-3 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B) and (C) above) for such Distribution
      Date, until the Certificate Principal Amount of the Class A-3 Certificates
      is reduced to zero,

            (E) to the Class A-AB Certificates, in an amount equal to the Group
      1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C) and (D) above) for such
      Distribution Date, until the Certificate Principal Amount of the Class
      A-AB Certificates is reduced to zero,

            (F) to the Class A-4 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C), (D) and (E) above) for such
      Distribution Date, to Class A-4 until the Certificate Principal Amounts of the Class A-4 Certificates is reduced to zero; and

                                      S-136

            (ii) to the Class A-1A Certificates, in an amount equal to the Group
2 Principal Distribution Amount;

            Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
      and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
      Class;

            Fourth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such
      Class;

            Fifth, to the Class A-M Certificates in reduction of their
      Certificate Principal Amount, an amount equal to the Principal
      Distribution Amount for such Distribution date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Sixth, to the Class A-M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class, compounded monthly from the date the Realized Loss was allocated to such Class;

            Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Eighth, to the Class A-J Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Ninth, to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Eleventh, to the Class B Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twelfth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fourteenth, to the Class C Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifteenth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                      S-137

            Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Seventeenth, to the Class D Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Eighteenth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twentieth, to the Class E Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twenty-first, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-third, to the Class F Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twenty-fourth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-sixth, to the Class G Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Twenty-seventh, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Twenty-ninth, to the Class H Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of

                                      S-138

      such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirtieth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Thirty-second, to the Class J Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-third, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Thirty-fifth, to the Class K Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-sixth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Thirty-eighth, to the Class L Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Thirty-ninth, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-first, to the Class M Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-second, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through

                                      S-139

      Rate for such Class compounded monthly from the date the related Realized
      Loss was allocated to such Class;

            Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-fourth, to the Class N Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-fifth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Forty-seventh, to the Class O Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Forty-eighth, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fiftieth, to the Class P Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-first, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            Fifty-third, to the Class Q Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-fourth, to the Class Q Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            Fifty-fifth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-140

            Fifty-sixth, to the Class S Certificates, in reduction of their
      Certificate Principal Amount, up to an amount equal to the Principal
      Distribution Amount for such Distribution Date, less the portion of such
      Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

            Fifty-seventh, to the Class S Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
      Class, plus interest on that amount at the Pass-Through Rate for such
      Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            Fifty-eighth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any
      amounts remaining in the Lower-Tier Distribution Account.

      On each Distribution Date occurring on and after the date the Certificate
Principal Amount of all Sequential Pay Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates) is
reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal
Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
and Class A-1A Certificates.

      All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

      PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

      On each Distribution Date, yield maintenance charges collected on the
Mortgage Loans and on deposit in the Collection Account as of the related
Determination Date are required to be distributed to the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates, as applicable, in an amount equal to the product of (a) (i) with respect to any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
A-1A Certificates, a fraction, the numerator of which is equal to the amount of principal payable to that Class of Certificates on that Distribution Date from the loan group of which that Mortgage Loan is a part on that Distribution Date, and the denominator of which is the total principal payment amount distributed to the Certificates in respect of the loan group of which that Mortgage Loan is a part on that Distribution Date, and (ii) with respect to any Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and
Class K Certificates, a fraction, the numerator of which is equal to the amount of principal payable to that Class of Certificates on that Distribution Date, and the denominator of which is the total amount of principal payable to the
Certificates for that Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X Certificates.

      The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates and the
Class G, Class H, Class J and Class K Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such
Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base
Interest Fraction be greater than one. If such discount rate is greater than

                                      S-141

or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y)
the Pass-Through Rate described in the preceding sentence, then the Base
Interest Fraction shall equal zero.

      If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

      No prepayment premiums or yield maintenance charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Residual Certificates. Instead, after the Certificate Principal Amount of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J and Class K Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain
Provisions--Prepayment Provisions" in the prospectus.

      Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the
Mortgage Loans as of the related Determination Date.

      DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent
Realized Losses have been allocated to Classes of Certificates that include the
Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation
Proceeds" are the excess of:

      o     proceeds from the sale or liquidation of a Mortgage Loan or REO
            Property, net of expenses and related Advances and interest on
            Advances, over

      o     the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

      REALIZED LOSSES. The Certificate Principal Amount of each Class of
Sequential Pay Certificates will be reduced without distribution on any
Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any
Distribution Date is the amount, if any, by which the aggregate Certificate
Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement
Amounts, to the extent those amounts are not otherwise determined to be
Nonrecoverable Advances). Any such write-offs will be applied to such Classes of
Certificates in the following order, until each is reduced to zero: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the
Class P Certificates; fourth, to the Class O Certificates; fifth, to the Class N
Certificates; sixth, to the Class M Certificates; seventh, to the Class L
Certificates; eighth, to the Class K Certificates; ninth, to the Class J
Certificates; tenth, to the Class H Certificates; eleventh, to the Class G
Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E
Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C
Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class
A-J Certificates; eighteenth, to the Class A-M Certificates and, finally, pro rata, to the (i) Class A-1, (ii) Class A-2, (iii) Class A-3, (iv) Class A-AB,
(v) Class A-4 and (vi) Class A-1A

                                      S-142

Certificates, based on their respective Certificate Principal Amounts, regardless of Loan Group. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the
Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized
Losses (with interest thereon) as a result of the reimbursement of
Non-Recoverable Advances to the Master Servicer, Special Servicer or Trustee (or
a servicer under the 2007-LDP11 Pooling and Servicing Agreement) from amounts otherwise distributable as principal will (1) increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

      Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the
Classes of Regular Certificates (other than the Class X Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal
Amounts of such Classes.

      PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess".
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the
Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution
Date that are not covered by the Master Servicer's Compensating Interest Payment
for the related Distribution Date (the aggregate of the Prepayment Interest
Shortfalls that are not so covered, as to the related Distribution Date, the
"Excess Prepayment Interest Shortfall") will be allocated pro rata on that
Distribution Date among each Class of Certificates (other than the Class R and
Class LR Certificates), in accordance with their respective Interest Accrual
Amounts for that Distribution Date.

      The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a
Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related
Distribution Date with respect to each and every Mortgage Loan and REO Mortgage
Loan for which such Servicing Fees are being paid in such Collection Period and
(b) all Prepayment Interest Excesses and net investment earnings on the
Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loan and the 2007-LDP11 Master
Servicer will not be required to make Compensating Interest Payments on the
Non-Serviced Loan.

                                      S-143

SUBORDINATION

      As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class
X Certificates against losses associated with delinquent and defaulted Mortgage
Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A and Class X Certificates. The Class A-M Certificates will likewise be protected by the subordination of the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class A-J
Certificates will likewise be protected by the subordination of the Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
B Certificates will likewise be protected by the subordination of the Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class C
Certificates will likewise be protected by the subordination of the Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q and Class S Certificates. The Class D Certificates
will likewise be protected by the subordination of the Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
F Certificates will likewise be protected by the subordination of the Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates.

      On and after the Cross Over Date has occurred, allocation of principal will be made to the (a) Class A-1, (b) Class A-2, (c) Class A-3, (d) Class A-AB,
(e) Class A-4 and (f) Class A-1A Certificates, pro rata until their Certificate
Principal Amounts have been reduced to zero without regard to the planned principal balance of the Class A-AB Certificates. Prior to the Cross-Over Date,
allocation of principal will be made as described under "--Distributions" above.
Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the
percentage interest in the trust fund evidenced by the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be decreased
(with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the Class A
Certificates), thereby increasing, relative to their respective Certificate
Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1A Certificates by the Sequential Pay
Certificates other than the Class A Certificates.

      Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates, pro rata.

      This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution
Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any
Classes of Certificates subordinate to that Class and (ii) by the allocation of
Realized Losses: first, to the Class S Certificates; second, to the Class Q
Certificates; third, to the Class P Certificates; fourth, to the Class O
Certificates; fifth, to the Class N Certificates; sixth, to the Class M
Certificates; seventh, to the Class L Certificates; eighth, to the Class K
Certificates; ninth, to the Class J Certificates; tenth, to the Class H
Certificates; eleventh, to the Class G Certificates; twelfth, to the Class F
Certificates; thirteenth, to the Class E Certificates; fourteenth, to the Class
D Certificates; fifteenth, to the Class C Certificates; sixteenth, to the Class
B Certificates; seventeenth, to the Class A-J Certificates; eighteenth, to the

                                      S-144

Class A-M Certificates and, finally, to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, based on their respective Certificate Principal Amounts without regard to the Class A-AB
Planned Principal Balance and regardless of Loan Groups. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

      After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

      o     the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage
            Loan, or changes any other material economic term of the Mortgage
            Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

      o     that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

      o     that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special
            Servicer prior to the date the balloon payment was due, 30 days delinquent,

      o     that date on which the related Mortgaged Property became an REO
            Property,

      o     the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged
            Property,

      o     the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

      o     the date on which the Mortgage Loan remains outstanding five (5)
            years following any extension of its maturity date pursuant to the
            Pooling and Servicing Agreement.

      No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Principal Amount of all classes of Certificates (other than the
Class A Certificates) has been reduced to zero.

      Within 60 days of an Appraisal Reduction Event with respect to a Mortgage
Loan, the Special Servicer is required to obtain an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the
Master Servicer and will be reimbursed to the Master Servicer as a Property
Advance.

      On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special
Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related
Mortgage Loan until the appraisal is received.

      The "Appraisal Reduction" for any Distribution Date and for any Mortgage
Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is

                                      S-145

required to be calculated will be equal to the excess of (a) the Stated
Principal Balance of that Mortgage Loan (or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged
Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing
Standard, may make (without implying any obligation to do so) based upon the
Special Servicer's review of the appraisal and such other information as the
Special Servicer may deem appropriate and (ii) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the
Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or
Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal
Reduction amount.

      Pursuant to the 2007-LDP11 Pooling and Servicing Agreement, similar but not identical events to those described in the definition of Appraisal Reduction
Event will require the calculation of a similar "appraisal reduction amount"
under the 2007-LDP11 Pooling and Servicing Agreement, which will be applied pro rata among the Franklin Mills loan and the Franklin Mills Park Pari Passu
Companion Loan.

      With respect to each Serviced Whole Loan with a Subordinate Companion
Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate
Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion
Loans, if applicable).

      As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class S Certificates, then to the Class Q
Certificates, then to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates, then to the Class A-M
Certificates, and then to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
and Class A-1A Certificates, on a pro rata basis, based on their respective
Certificate Principal Amounts. See "The Pooling and Servicing
Agreement--Advances" in this prospectus supplement.

      With respect to each Mortgage Loan or Serviced Whole Loan as to which an
Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole
Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had
occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal
Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole
Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

      Any Mortgage Loan or Serviced Whole Loan previously subject to an
Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal
Reduction Event has occurred and is continuing, will no longer be subject to an
Appraisal Reduction.

                                      S-146

DELIVERY, FORM AND DENOMINATION

      The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal
Amount, and in multiples of $1 in excess of $10,000.

      The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of
The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a
"Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive
Certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to holders of Offered Certificates through its
Participants in accordance with DTC procedures.

      Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the
Offered Certificates.

BOOK-ENTRY REGISTRATION

      Holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

                                      S-147

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of
Offered Certificates ("Certificate Owners"). Except as otherwise provided under
"The Pooling and Servicing Agreement--Reports to Certificateholders; Available
Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the Certificate Owners have accounts with respect to the
Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate
Owners. Accordingly, although the Certificate Owners will not possess the
Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the
Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

                                      S-148

DEFINITIVE CERTIFICATES

      Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered
Certificates, and the Depositor is unable to locate a qualified successor, (ii)
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC
Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the
Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events,
DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive
Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the
Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of
Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

      The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of
Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

      The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of
Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4 and Class A-1A Certificates, on the Mortgage Loans in the related Loan
Group. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of
Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing
Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a
Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage
Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

                                      S-149

      The Certificate Principal Amount of any Class of Offered Certificates may
be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged
Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a
Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR
Certificates) in reverse distribution priority and as more particularly described in "Description of the Offered Certificates--Subordination" in this prospectus supplement.

      Certificateholders are not entitled to receive distributions of Monthly
Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such
Advance is made will tend to extend the weighted average lives of the
Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

      The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the
Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

      In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on
Mortgage Loans in Loan Group 2.

      Principal prepayment on Mortgage Loans could also affect the yield on any
Class of Certificates with a Pass-Through Rate that is limited by, equal to, or based on, the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

      The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      No representation is made as to the rate of principal payments on the
Mortgage Loans or as to the yield to maturity of any Class of Offered
Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered
Certificates is purchased at a discount or a premium and the degree to which the timing of

                                      S-150

payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered
Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered
Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the
Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the
Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

      The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual
Period, the distribution of such interest will not be made until the
Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

      The "Rated Final Distribution Date" for each Class of Offered Certificates will be August 10, 2045.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the
Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

      Calculations reflected in the following tables assume that the Mortgage
Loans have the characteristics shown on Annexes C-1 and C-2 to this prospectus supplement, and are based on the following additional assumptions ("Modeling
Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated
level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective
Due Dates at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no Mortgage Loan is

                                      S-151

required to be purchased from the Trust Fund, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii) there are no Excess
Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or
Appraisal Reduction allocated to any class of Offered Certificates, (ix)
distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in August 2007, (x) the Certificates will be issued on July 10, 2007, (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the
Pass-Through Rate with respect to each Class of Certificates is as described on page S-22 in this prospectus supplement (including any applicable footnotes) and
(xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Trust
Fund and any prepayment that is accepted by the Master Servicer or the Special
Servicer pursuant to a workout, settlement or loan modification.

      The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E or Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal
Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment
Priorities" in this prospectus supplement.

      The following tables indicate the percentage of the initial Certificate
Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered
Certificates. The tables have been prepared on the basis of, among others, the
Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E Certificates and/or Class F
Certificates may mature earlier or later than indicated by the tables.
Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal
Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      97%          97%          97%           97%          97%
July 10, 2009......................      94%          94%          94%           94%          94%
July 10, 2010......................      89%          82%          73%           59%           0%
July 10, 2011......................      81%          31%           0%           0%            0%
July 10, 2012 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      4.15         3.54         3.17         3.00          2.73
First Principal Payment Date.......    Aug 2007     Aug 2007     Aug 2007     Aug 2007      Aug 2007
Last Principal Payment Date........    Apr 2012     Nov 2011     May 2011     Dec 2010      Jun 2010

                                      S-152

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          98%
July 10, 2011......................      100%         100%         98%           93%          88%
July 10, 2012 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      4.85         4.82         4.77         4.69          4.43
First Principal Payment Date.......    Apr 2012     Nov 2011     May 2011     Dec 2010      Jun 2010
Last Principal Payment Date........    Jul 2012     Jul 2012     Jul 2012     Jul 2012      Jul 2012

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         99%          98%           96%          91%
July 10, 2014 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      6.62         6.60         6.57         6.53          6.30
First Principal Payment Date.......    Jan 2014     Mar 2013     Mar 2013     Mar 2013      Mar 2013
Last Principal Payment Date........    Jun 2014     Jun 2014     Jun 2014     Jun 2014      Mar 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      99%          99%          99%           99%          99%
July 10, 2013......................      80%          80%          80%           80%          80%
July 10, 2014......................      60%          60%          60%           60%          60%
July 10, 2015......................      37%          37%          37%           37%          37%
July 10, 2016......................      13%          13%          13%           13%          13%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      7.41         7.40         7.39         7.39          7.39
First Principal Payment Date.......    Jul 2012     Jul 2012     Jul 2012     Jul 2012      Jul 2012
Last Principal Payment Date........    Jan 2017     Oct 2016     Sep 2016     Sep 2016      Sep 2016

                                      S-153

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.72         9.70         9.67         9.63          9.42
First Principal Payment Date.......    Jan 2017     Oct 2016     Sep 2016     Sep 2016      Sep 2016
Last Principal Payment Date........    May 2017     May 2017     May 2017     Apr 2017      Feb 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      97%          96%          96%           95%          93%
July 10, 2013......................      93%          93%          93%           93%          93%
July 10, 2014......................      91%          91%          91%           91%          91%
July 10, 2015......................      90%          90%          90%           90%          90%
July 10, 2016......................      90%          90%          90%           90%          90%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.35         9.34         9.33         9.29          9.10
First Principal Payment Date.......    Aug 2010     Aug 2010     Aug 2010     Aug 2010      Aug 2010
Last Principal Payment Date........    May 2017     May 2017     May 2017     May 2017      Feb 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-M CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.86         9.85         9.83         9.83          9.58
First Principal Payment Date.......    May 2017     May 2017     May 2017     May 2017      Feb 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     May 2017     May 2017      Feb 2017

                                      S-154

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.92         9.92         9.91         9.88          9.66
First Principal Payment Date.......    Jun 2017     Jun 2017     May 2017     May 2017      Feb 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%        100%          100%          100%
July 10, 2008......................      100%         100%        100%          100%          100%
July 10, 2009......................      100%         100%        100%          100%          100%
July 10, 2010......................      100%         100%        100%          100%          100%
July 10, 2011......................      100%         100%        100%          100%          100%
July 10, 2012......................      100%         100%        100%          100%          100%
July 10, 2013......................      100%         100%        100%          100%          100%
July 10, 2014......................      100%         100%        100%          100%          100%
July 10, 2015......................      100%         100%        100%          100%          100%
July 10, 2016......................      100%         100%        100%          100%          100%
July 10, 2017 and thereafter.......       0%           0%          0%            0%            0%
Weighted Average Life (in years)...      9.92         9.92        9.92          9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

                                      S-155

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                        PREPAYMENT ASSUMPTION (CPR)
                                      ---------------------------------------------------------------
         DISTRIBUTION DATE              0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

Closing Date.......................      100%         100%         100%         100%          100%
July 10, 2008......................      100%         100%         100%         100%          100%
July 10, 2009......................      100%         100%         100%         100%          100%
July 10, 2010......................      100%         100%         100%         100%          100%
July 10, 2011......................      100%         100%         100%         100%          100%
July 10, 2012......................      100%         100%         100%         100%          100%
July 10, 2013......................      100%         100%         100%         100%          100%
July 10, 2014......................      100%         100%         100%         100%          100%
July 10, 2015......................      100%         100%         100%         100%          100%
July 10, 2016......................      100%         100%         100%         100%          100%
July 10, 2017 and thereafter.......       0%           0%           0%           0%            0%
Weighted Average Life (in years)...      9.92         9.92         9.92         9.92          9.69
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Apr 2017

                                      S-156

PRICE/YIELD TABLES

      The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the
Modeling Assumptions. Purchase prices set forth below for each such Class of
Offered Certificates are expressed as a percentage of the initial Certificate
Principal Amount of such Class of Certificates, before adding accrued interest.

      The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing
Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including July 1, 2007 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such
Classes of Offered Certificates when such reinvestment rates are considered.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.805%       5.813%       5.818%       5.822%        5.827%
99-24..............................     5.788%       5.793%       5.796%       5.798%        5.802%
99-26..............................     5.770%       5.772%       5.774%       5.775%        5.776%
99-28..............................     5.753%       5.752%       5.752%       5.751%        5.751%
99-30..............................     5.736%       5.732%       5.730%       5.728%        5.725%
100-00.............................     5.718%       5.712%       5.707%       5.705%        5.700%
100-02.............................     5.701%       5.692%       5.685%       5.682%        5.675%
100-04.............................     5.683%       5.672%       5.663%       5.658%        5.649%
100-06.............................     5.666%       5.652%       5.641%       5.635%        5.624%
100-08.............................     5.649%       5.632%       5.619%       5.612%        5.599%
100-10.............................     5.631%       5.612%       5.597%       5.589%        5.573%
Weighted Average Life (yrs.).......      4.15         3.54         3.17         3.00          2.73
First Principal Payment Date.......    Aug 2007     Aug 2007     Aug 2007     Aug 2007      Aug 2007
Last Principal Payment Date........    Apr 2012     Nov 2011     May 2011     Dec 2010      Jun 2010

                                      S-157

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.889%       5.889%       5.889%       5.890%        5.892%
99-24..............................     5.874%       5.874%       5.874%       5.874%        5.876%
99-26..............................     5.858%       5.859%       5.859%       5.859%        5.859%
99-28..............................     5.843%       5.843%       5.843%       5.843%        5.843%
99-30..............................     5.828%       5.828%       5.828%       5.828%        5.826%
100-00.............................     5.813%       5.813%       5.812%       5.812%        5.810%
100-02.............................     5.798%       5.798%       5.797%       5.796%        5.794%
100-04.............................     5.783%       5.782%       5.782%       5.781%        5.777%
100-06.............................     5.768%       5.767%       5.766%       5.765%        5.761%
100-08.............................     5.753%       5.752%       5.751%       5.750%        5.744%
100-10.............................     5.737%       5.737%       5.736%       5.734%        5.728%
Weighted Average Life (yrs.).......      4.85         4.82         4.77         4.69          4.43
First Principal Payment Date.......    Apr 2012     Nov 2011     May 2011     Dec 2010      Jun 2010
Last Principal Payment Date........    Jul 2012     Jul 2012     Jul 2012     Jul 2012      Jul 2012

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.991%       5.991%       5.991%       5.991%        5.992%
99-24..............................     5.979%       5.979%       5.979%       5.979%        5.979%
99-26..............................     5.968%       5.967%       5.967%       5.967%        5.967%
99-28..............................     5.956%       5.956%       5.956%       5.956%        5.955%
99-30..............................     5.944%       5.944%       5.944%       5.944%        5.943%
100-00.............................     5.932%       5.932%       5.932%       5.932%        5.931%
100-02.............................     5.921%       5.921%       5.920%       5.920%        5.918%
100-04.............................     5.909%       5.909%       5.909%       5.908%        5.906%
100-06.............................     5.897%       5.897%       5.897%       5.896%        5.894%
100-08.............................     5.886%       5.885%       5.885%       5.885%        5.882%
100-10.............................     5.874%       5.874%       5.873%       5.873%        5.870%
Weighted Average Life (yrs.).......      6.62         6.60         6.57         6.53          6.30
First Principal Payment Date.......    Jul 2012     Jul 2012     Jul 2012     Jul 2012      Jul 2012
Last Principal Payment Date........    Aug 2014     Aug 2014     Aug 2014     Aug 2014      Mar 2014

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-AB CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.988%       5.988%       5.988%       5.988%        5.987%
99-24..............................     5.978%       5.977%       5.977%       5.977%        5.976%
99-26..............................     5.967%       5.967%       5.967%       5.966%        5.966%
99-28..............................     5.956%       5.956%       5.956%       5.956%        5.955%
99-30..............................     5.945%       5.945%       5.945%       5.945%        5.944%
100-00.............................     5.935%       5.934%       5.934%       5.934%        5.933%
100-02.............................     5.924%       5.924%       5.924%       5.923%        5.923%
100-04.............................     5.913%       5.913%       5.913%       5.913%        5.912%
100-06.............................     5.902%       5.902%       5.902%       5.902%        5.901%
100-08.............................     5.892%       5.892%       5.891%       5.891%        5.890%
100-10.............................     5.881%       5.881%       5.881%       5.880%        5.880%
Weighted Average Life (yrs.).......      7.41         7.40         7.39         7.39          7.39
First Principal Payment Date.......    Jul 2012     Jul 2012     Jul 2012     Jul 2012      Jul 2012
Last Principal Payment Date........    Jan 2017     Oct 2016     Sep 2016     Sep 2016      Sep 2016

                                      S-158

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.981%       5.981%       5.981%       5.981%        5.982%
99-24..............................     5.973%       5.972%       5.973%       5.973%        5.973%
99-26..............................     5.964%       5.964%       5.964%       5.964%        5.964%
99-28..............................     5.955%       5.955%       5.955%       5.955%        5.955%
99-30..............................     5.946%       5.946%       5.946%       5.946%        5.946%
100-00.............................     5.938%       5.938%       5.938%       5.938%        5.937%
100-02.............................     5.929%       5.929%       5.929%       5.929%        5.928%
100-04.............................     5.921%       5.920%       5.920%       5.920%        5.920%
100-06.............................     5.912%       5.912%       5.912%       5.912%        5.911%
100-08.............................     5.903%       5.903%       5.903%       5.903%        5.902%
100-10.............................     5.895%       5.895%       5.894%       5.894%        5.893%
Weighted Average Life (yrs.).......      9.72         9.70         9.67         9.63          9.42
First Principal Payment Date.......    Jan 2017     Oct 2016     Sep 2016     Sep 2016      Sep 2016
Last Principal Payment Date........    May 2017     May 2017     May 2017     Apr 2017      Feb 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1A CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.982%       5.982%       5.982%       5.982%        5.982%
99-24..............................     5.973%       5.973%       5.973%       5.973%        5.973%
99-26..............................     5.964%       5.964%       5.964%       5.964%        5.964%
99-28..............................     5.955%       5.955%       5.955%       5.955%        5.955%
99-30..............................     5.946%       5.946%       5.946%       5.946%        5.946%
100-00.............................     5.937%       5.937%       5.937%       5.937%        5.937%
100-02.............................     5.928%       5.928%       5.928%       5.928%        5.927%
100-04.............................     5.919%       5.919%       5.919%       5.919%        5.918%
100-06.............................     5.911%       5.910%       5.910%       5.910%        5.909%
100-08.............................     5.902%       5.902%       5.901%       5.901%        5.900%
100-10.............................     5.893%       5.893%       5.893%       5.892%        5.891%
Weighted Average Life (yrs.).......      9.35         9.34         9.33         9.29          9.10
First Principal Payment Date.......    Aug 2010     Aug 2010     Aug 2010     Aug 2010      Aug 2010
Last Principal Payment Date........    May 2017     May 2017     May 2017     May 2017      Feb 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
     DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-M CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.982%       5.981%       5.981%       5.981%        5.981%
99-24..............................     5.973%       5.973%       5.972%       5.973%        5.972%
99-26..............................     5.964%       5.964%       5.964%       5.964%        5.963%
99-28..............................     5.956%       5.955%       5.955%       5.955%        5.955%
99-30..............................     5.947%       5.947%       5.947%       5.947%        5.946%
100-00.............................     5.939%       5.938%       5.938%       5.938%        5.937%
100-02.............................     5.930%       5.930%       5.929%       5.930%        5.928%
100-04.............................     5.922%       5.921%       5.921%       5.921%        5.920%
100-06.............................     5.913%       5.913%       5.912%       5.912%        5.911%
100-08.............................     5.904%       5.904%       5.904%       5.904%        5.902%
100-10.............................     5.896%       5.896%       5.895%       5.895%        5.893%
Weighted Average Life (yrs.).......      9.86         9.85         9.83         9.83          9.58
First Principal Payment Date.......    May 2017     May 2017     May 2017     May 2017      Feb 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     May 2017     May 2017      Feb 2017

                                      S-159

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-J CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.982%        5.986%
99-24..............................     5.974%       5.974%       5.974%       5.974%        5.977%
99-26..............................     5.966%       5.966%       5.966%       5.965%        5.968%
99-28..............................     5.957%       5.957%       5.957%       5.956%        5.959%
99-30..............................     5.949%       5.949%       5.949%       5.948%        5.951%
100-00.............................     5.940%       5.940%       5.940%       5.939%        5.942%
100-02.............................     5.931%       5.932%       5.932%       5.931%        5.933%
100-04.............................     5.923%       5.923%       5.923%       5.922%        5.925%
100-06.............................     5.914%       5.915%       5.915%       5.914%        5.916%
100-08.............................     5.906%       5.906%       5.906%       5.905%        5.907%
100-10.............................     5.897%       5.898%       5.898%       5.897%        5.899%
Weighted Average Life (yrs.).......      9.92         9.92         9.91         9.88          9.66
First Principal Payment Date.......    Jun 2017     Jun 2017     May 2017     May 2017      Feb 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.983%        5.986%
99-24..............................     5.974%       5.974%       5.974%       5.975%        5.977%
99-26..............................     5.966%       5.966%       5.966%       5.966%        5.969%
99-28..............................     5.957%       5.957%       5.957%       5.958%        5.960%
99-30..............................     5.949%       5.949%       5.949%       5.949%        5.951%
100-00.............................     5.940%       5.940%       5.940%       5.940%        5.942%
100-02.............................     5.931%       5.932%       5.932%       5.932%        5.934%
100-04.............................     5.923%       5.923%       5.923%       5.923%        5.925%
100-06.............................     5.914%       5.915%       5.915%       5.915%        5.916%
100-08.............................     5.906%       5.906%       5.906%       5.906%        5.908%
100-10.............................     5.897%       5.898%       5.898%       5.898%        5.899%
Weighted Average Life (yrs.).......      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.983%        5.986%
99-24..............................     5.974%       5.974%       5.974%       5.975%        5.977%
99-26..............................     5.966%       5.966%       5.966%       5.966%        5.969%
99-28..............................     5.957%       5.957%       5.957%       5.958%        5.960%
99-30..............................     5.949%       5.949%       5.949%       5.949%        5.951%
100-00.............................     5.940%       5.940%       5.940%       5.940%        5.942%
100-02.............................     5.931%       5.932%       5.932%       5.932%        5.934%
100-04.............................     5.923%       5.923%       5.923%       5.923%        5.925%
100-06.............................     5.914%       5.915%       5.915%       5.915%        5.916%
100-08.............................     5.906%       5.906%       5.906%       5.906%        5.908%
100-10.............................     5.897%       5.898%       5.898%       5.898%        5.899%
Weighted Average Life (yrs.).......      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

                                      S-160

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.983%        5.986%
99-24..............................     5.974%       5.974%       5.974%       5.975%        5.977%
99-26..............................     5.966%       5.966%       5.966%       5.966%        5.969%
99-28..............................     5.957%       5.957%       5.957%       5.958%        5.960%
99-30..............................     5.949%       5.949%       5.949%       5.949%        5.951%
100-00.............................     5.940%       5.940%       5.940%       5.940%        5.942%
100-02.............................     5.931%       5.932%       5.932%       5.932%        5.934%
100-04.............................     5.923%       5.923%       5.923%       5.923%        5.925%
100-06.............................     5.914%       5.915%       5.915%       5.915%        5.916%
100-08.............................     5.906%       5.906%       5.906%       5.906%        5.908%
100-10.............................     5.897%       5.898%       5.898%       5.898%        5.899%
Weighted Average Life (yrs.).......      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.983%        5.986%
99-24..............................     5.974%       5.974%       5.974%       5.975%        5.977%
99-26..............................     5.966%       5.966%       5.966%       5.966%        5.969%
99-28..............................     5.957%       5.957%       5.957%       5.958%        5.960%
99-30..............................     5.949%       5.949%       5.949%       5.949%        5.951%
100-00.............................     5.940%       5.940%       5.940%       5.940%        5.942%
100-02.............................     5.931%       5.932%       5.932%       5.932%        5.934%
100-04.............................     5.923%       5.923%       5.923%       5.923%        5.925%
100-06.............................     5.914%       5.915%       5.915%       5.915%        5.916%
100-08.............................     5.906%       5.906%       5.906%       5.906%        5.908%
100-10.............................     5.897%       5.898%       5.898%       5.898%        5.899%
Weighted Average Life (yrs.).......      9.92         9.92         9.92         9.92          9.67
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS F CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                           0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                       -- OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR      25% CPR      50% CPR       75% CPR      100% CPR
-----------------------------------   ----------   ----------   ----------   -----------   ----------

99-22..............................     5.983%       5.983%       5.983%       5.983%        5.987%
99-24..............................     5.974%       5.974%       5.974%       5.975%        5.978%
99-26..............................     5.966%       5.966%       5.966%       5.966%        5.970%
99-28..............................     5.957%       5.957%       5.957%       5.958%        5.961%
99-30..............................     5.949%       5.949%       5.949%       5.949%        5.952%
100-00.............................     5.940%       5.940%       5.940%       5.940%        5.944%
100-02.............................     5.931%       5.932%       5.932%       5.932%        5.935%
100-04.............................     5.923%       5.923%       5.923%       5.923%        5.926%
100-06.............................     5.914%       5.915%       5.915%       5.915%        5.918%
100-08.............................     5.906%       5.906%       5.906%       5.906%        5.909%
100-10.............................     5.897%       5.898%       5.898%       5.898%        5.900%
Weighted Average Life (yrs.).......      9.92         9.92         9.92         9.92          9.69
First Principal Payment Date.......    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Mar 2017
Last Principal Payment Date........    Jun 2017     Jun 2017     Jun 2017     Jun 2017      Apr 2017

                                      S-161

      Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the
Offered Certificates.

      There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

      For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

EFFECT OF LOAN GROUPS

      Generally, prior to the Cross Over Date, the Class A-1, Class A-2, Class
A-3, Class A-AB and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage
Loans in Loan Group 1 until the Certificate Principal Amount of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero. Accordingly, the timing of principal payments to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
1 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 2. The timing of principal payments to the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
1. Investors should take this into account when reviewing this "Yield,
Prepayment and Maturity Considerations" section.

                                      S-162

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of July 1, 2007 (the "Pooling and Servicing
Agreement"), by and among the Depositor, the Master Servicer, the Special
Servicer and the Trustee.

      The servicing of the Mortgage Loans (including the Serviced Whole Loans but not the Non-Serviced Loan) and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan) and any
REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the
Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

      In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the
Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans"
in this prospectus supplement.

      In general, the Non-Serviced Loan and the related Companion Loan will be serviced and administered under the 2007-LDP11 Pooling and Servicing Agreement.
The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the 2007-LDP11 Master Servicer and/or the 2007-LDP11
Special Servicer under the 2007-LDP11 Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loan is dependent on its receipt of the same from the applicable party under the 2007-LDP11 Pooling and
Servicing Agreement. The 2007-LDP11 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2007-LDP11 Pooling and
Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement. For more detailed information, please see "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage
Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

      Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding the Non-Serviced Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage

                                      S-163

Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

      With respect to the Non-Serviced Loan, the Non-Serviced Loan and the
related Companion Loan are being serviced and administered in accordance with the 2007-LDP11 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
Non-Serviced Loan and the related Companion Loan will be effected in accordance with the 2007-LDP11 Pooling and Servicing Agreement and the related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to the Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the 2007-LDP11
Pooling and Servicing Agreement.

      The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Serviced
Whole Loans, but not the Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

      1.    with the same care, skill, prudence and diligence with which the
            Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

      2.    with the same care, skill, prudence and diligence with which the
            Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the
            Master Servicer or the Special Servicer, as the case may be,

      in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

      o     with a view to--

      1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

      2.    in the case of (a) a Specially Serviced Mortgage Loan or (b) a
            Mortgage Loan in the trust as to which the related Mortgaged
            Property is an REO Property, the maximization of recovery on that
            Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the Series 2007-GG10
            Certificateholders and the holders of the related Companion Loans
            (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

      1.    any relationship, including as lender on any other debt, that the
Master Servicer or the Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling and Servicing Agreement,

                                      S-164

      2.    the ownership of any Series 2007-GG10 Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or
any affiliate thereof,

      3.    the obligation, if any, of the Master Servicer or the Special
Servicer to make Advances,

      4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

      5.    the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the
Master Servicer or the Special Servicer or any affiliate thereof (the "Servicing
Standard").

      The Pooling and Servicing Agreement provides, however, that none of the
Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the
Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor
Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

      In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan (other than the
Non-Serviced Loan)--

      o     which is not a Specially Serviced Mortgage Loan, or

      o     that is a Corrected Mortgage Loan.

      A "Specially Serviced Mortgage Loan" means any Mortgage Loan (other than the Non-Serviced Loan but including the Serviced Whole Loans and REO Mortgage
Loans) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a "Servicing Transfer Event") has occurred:

      (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the
Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

      o     except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

      o     solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

      (b) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt

                                      S-165

service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

      (c) there has occurred a default (other than as described in clause (a)
above and other than an Acceptable Insurance Default) that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or
Serviced Whole Loan or otherwise materially adversely affects the interests of
Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan); or

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

      (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

      (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property; or

      (h) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or
Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of
Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the
Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or
Serviced Whole Loan); provided that any determination that a loan is a Specially
Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

      It shall be considered an "Acceptable Insurance Default" if the related
Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent

                                      S-166

owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Servicing
Standard, is entitled to rely on the opinion of an insurance consultant.

      A Mortgage Loan (including the Serviced Whole Loans) will become a
"Corrected Mortgage Loan" when:

      o     with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

      o     with respect to the circumstances described in clauses (b), (d),
            (e), (f) and (h) of the definition of Specially Serviced Mortgage
            Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e)
            and (f), no later than the entry of an order or decree dismissing such proceeding;

      o     with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

      o     with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one loan in a Whole
Loan, it will be considered to exist for the entire Whole Loan.

      The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole
Loans but excluding the Non-Serviced Loan) as to which a Servicing Transfer
Event has occurred and which has not yet become a Corrected Loan. The Special
Servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any
Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially
Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially
Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

      Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

      The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loan) to the Special
Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially
Serviced Mortgage Loan. The Special Servicer will return the servicing of that
Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a
Corrected Mortgage Loan.

                                      S-167

      The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans)
and act as disposition manager of REO Properties.

      The 2007-LDP11 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.
Upon the occurrence of a servicing transfer event under the 2007-LDP11 Pooling and Servicing Agreement, servicing of the both the Non-Serviced Loan and its
Pari Passu Companion Loan will be transferred to the related special servicer under the 2007-LDP11 Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the
Pooling and Servicing Agreement. Below is a summary of the main fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the Mortgage Loans. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee,
but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

                 FEE                               FEE RATE OR RANGE
--------------------------------------  ----------------------------------------
Trustee Fee...........................                  0.00025%
Master Servicing Fee..................                  0.02% - 0.09%
Special Servicing Fee.................                  0.25%
Liquidation Fee.......................                  1.0%
Workout Fee...........................                  1.0%
Expenses..............................

      In addition, the Trustee, the Master Servicer, the Special Servicer and
the Depositor will be entitled to be indemnified by the Trust Fund as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the
Depositor, the Master Servicer and the Special Servicer" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.
See "Transaction Parties--The Master Servicer, Master Servicer Servicing
Compensation and Payment of Expenses" and "--The Special Servicer" in this prospectus supplement.

ADVANCES

      The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a
Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly
Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) on a Mortgage Loan (excluding each Companion Loan but including the
Non-Serviced Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master
Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.
The amount required to be advanced by the Master Servicer with respect to any
Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal
Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with

                                      S-168

respect to such Mortgage Loan and the denominator of which is the Stated
Principal Balance of such Mortgage Loan as of the last day of the related
Collection Period.

      The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced
Whole Loan but not the Non-Serviced Loan) to make cash advances ("Property
Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced
Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged
Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

      The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

      The Pooling and Servicing Agreement will obligate the Trustee to make any
P&I Advance that the Master Servicer was obligated, but failed to make.

      The Special Servicer may request the Master Servicer to make Property
Advances with respect to a Specially Serviced Mortgage Loan or REO Property
under the Pooling and Servicing Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request unless the Master
Servicer determines such Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master
Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property
Advances on an emergency basis.

      If the Master Servicer is required under the Pooling and Servicing
Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

      o     if the failure continues for three more business days, to make the
            Property Advance.

      The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such
Mortgage Loan, a shortfall will result which will have the same effect as a
Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in
The Wall Street Journal, New York edition.

      The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency
Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.
Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

                                      S-169

      None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable
(including interest accrued on the Advance) by the Master Servicer, the Special
Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the
Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the
Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the
Advance Rate, out of amounts payable on or in respect of all of the Mortgage
Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the
Master Servicer or the Special Servicer (and in the case of the Trustee, the
Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the
Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special Servicer
may determine whether an advance is a Non-Recoverable Advance, the Special
Servicer will have no right to make an affirmative determination that any
Advance to be made (or contemplated to be made) by the Master Servicer or the
Trustee is, or would be, recoverable. In the absence of a determination by the
Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable. In addition, the 2007-LDP11
Master Servicer under the 2007-LDP11 Pooling and Servicing Agreement will be entitled to seek recovery from the Trust of the pro rata share of any non-recoverable servicing advance made with respect to the Non-Serviced Loan.

      Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced
Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a
Property Advance would be nonrecoverable if making the payment would prevent (i)
the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the
Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

      The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all
Advances made with respect to any Whole Loan, equal to the amount of such
Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the
Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged
Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

                                      S-170

      Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution
Date are insufficient to fully reimburse the Master Servicer, the Special
Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed
Reimbursement Amount") out of principal collections in the Collection Account
(net of any amounts used to pay a Non-Recoverable Advance or interest thereon).
The Master Servicer, the Special Servicer, or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the
Collection Account if the Master Servicer, the Special Servicer or the Trustee,
as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b)
has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement
Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

      Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more
Mortgage Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed
Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage
Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such
Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Non-Recoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage
Loans as described above, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan
Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of any other Non-Recoverable Advances that are related to such other Loan Group).

      Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that
Non-Recoverable Advance) or portion thereof with respect to any Distribution
Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection
Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance
(together with interest on that Non-Recoverable Advance). An election by the
Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders will not constitute a violation of the Servicing
Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the
Certificateholders. The Master Servicer's, the Special Servicer's or the
Trustee's decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special
Servicer or the Trustee or a right of the Certificateholders.

                                      S-171

ACCOUNTS

      The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection
Account") established pursuant to the Pooling and Servicing Agreement. The
Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein.
The trust will only be entitled to amounts on deposit in the Companion
Collection Account to the extent these funds are not otherwise payable to a
Companion Loan holder.

      The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution
Account" and the "Upper-Tier Distribution Account" and, collectively, the
"Distribution Account"). With respect to each Distribution Date, the Master
Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance
Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution
Account on the related Master Servicer Remittance Date. To the extent the Master
Servicer fails to do so, the Trustee will deposit all P&I Advances into the
Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R
Certificates (which are expected to be zero) from the Lower-Tier Distribution
Account and deposit such amounts in the Upper-Tier Distribution Account. See
"Description of the Offered Certificates--Distributions" in this prospectus supplement.

      The Trustee will also be required to establish and maintain an account
(the "Interest Reserve Account"), which may be a sub-account of the Distribution
Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution
Date is the final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective
Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable
Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February,
"Withheld Amounts"). On each Master Servicer Remittance Date occurring in March
(or February, if such Distribution Date is the final Distribution Date), the
Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier
Distribution Account.

      The Trustee will also be required to establish and maintain an account
(the "Gain-On-Sale Reserve Account") which may be a sub-account of the
Distribution Account. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

      Other accounts to be established pursuant to the Pooling and Servicing
Agreement are one or more REO Accounts for collections from REO Properties.

      The Collection Account, the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account and the
Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the
Master Servicer on behalf of the Trustee) on behalf of the holders of
Certificates. Each of the Collection Account, the Companion Collection Account,
any REO Account, the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account, any escrow account and the
Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

                                      S-172

      Amounts on deposit in the Collection Account, the Companion Collection
Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any
REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion
Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

      The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each
Master Servicer Remittance Date (A) to the Trustee for deposit into the
Lower-Tier Distribution Account an amount equal to the sum of (I) Available
Funds and any prepayment premiums or yield maintenance charges and (II) the
Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation
Proceeds received in the related Collection Period, if any, and (C) to the
Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the
Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or
the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the
Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO
Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on the
Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the
Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and
certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and
Servicing Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to
withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the
Collection Account pursuant to a plan for termination and liquidation of the
Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the 2007-LDP11 Pooling and Servicing
Agreement pursuant to the related intercreditor agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

      DUE-ON-SALE. Subject to the discussion under "--The Controlling Class
Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than the Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the
Special Servicer, which in all cases will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the

                                      S-173

transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

      o     the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Series 2007-GG10 certificates or any
            certificate issued pursuant to a securitization of any Companion
            Loan, or

      o     such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

      DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling
Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing the
Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

      o     the Master Servicer or Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

      o     such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance, (D)
            does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio
            (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

      o     the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Master Servicer determines will not have a material adverse impact on the value, use or operation of the
            Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

      See "Certain Legal Aspects of the Mortgage Loans--Enforceability of
Certain Provisions" in the prospectus.

INSPECTIONS

      The Master Servicer (or with respect to any Specially Serviced Mortgage
Loan, the Special Servicer) is required to inspect or cause to be inspected each
Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing
Standard, but in any event at least once every calendar year with respect to
Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $2,000,000, in each case commencing in 2008; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced
Mortgage Loan as soon as practicable after it becomes a Specially Serviced
Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such

                                      S-174

inspection shall be borne by the Master Servicer unless the related Mortgage
Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

      Each of the Master Servicer and the Special Servicer are required under the Pooling and Servicing Agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the Trustee and the Depositor on or before the date specified in the Pooling and Servicing
Agreement, an officer's certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, in all material respects throughout the preceding calendar year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

      In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any mortgage loan)
and the Trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the mortgage loans and (b) cause, each servicing function participant (other than another such party (other than itself) to the Pooling and Servicing Agreement)
with which it has entered into a servicing relationship after the closing date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the Trustee and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report (an "Attestation Report") on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
SERVICER

      Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing
Agreement, provided that certain conditions are satisfied

                                      S-175

including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The
Pooling and Servicing Agreement provides that the Master Servicer or the Special
Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement. The Trustee or any other successor Master Servicer or
Special Servicer assuming the obligations of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized
Losses.

      The Pooling and Servicing Agreement also provides that none of the
Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer
will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special
Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations or duties under the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement further provides that the Depositor, the Master Servicer, the Special
Servicer and any director, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the
Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property
Advance that is otherwise reimbursable under the Pooling and Servicing
Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing
Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

      In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and
Servicing Agreement and the rights and duties of the parties to the Pooling and
Servicing Agreement and the interests of the holders of Certificates under the
Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and
the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer will, for the benefit of the
Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a)
the enforcement of the obligations of each

                                      S-176

mortgagor under the related Mortgage Loan or Serviced Whole Loan documents and
(b) any action brought by a mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling and
Servicing Agreement, including, without limitation, the Servicing Standard.
Notwithstanding the foregoing, nothing will affect the right of the Master
Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the Pooling and Servicing Agreement.

      Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(but not to otherwise direct, manage or prosecute such litigation or claim);
provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a mortgagor under the related mortgage loan documents or the obligations of a Loan Seller under a Mortgage Loan Purchase Agreement, the
Master Servicer or the Special Servicer, as applicable, will not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any Mortgage Loan, the
Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim), provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and
Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the
Special Servicer or exercise any right of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust
Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special
Servicer of its obligations under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that each of the
2007-LDP11 Master Servicer, 2007-LDP11 Special Servicer, 2007-LDP11 Depositor,
2007-LDP11 Trustee and the 2007-LDP11 Fiscal Agent under the 2007-LDP11 Pooling and Servicing Agreement, and any of their respective directors, officers, employees or agents (each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related
Whole Loan under the 2007-LDP11 Pooling and Servicing Agreement or the Pooling
and Servicing Agreement (but excluding any such losses allocable to the
2007-LDP11 Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu
Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2007-LDP11 Pooling and Servicing Agreement.

                                      S-177

EVENTS OF DEFAULT

      "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

            (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the
      Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii)
      any failure by the Master Servicer to deposit into, or remit to the
      Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m.
      New York City time on the relevant Distribution Date;

            (b) any failure by the Special Servicer to deposit into any REO
      Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection
      Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

            (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (3 days in the case of the Master
      Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement after written notice of the failure has been given to the Master Servicer or the Special
      Servicer, as the case may be, by any other party to the Pooling and
      Servicing Agreement, or to the Master Servicer or the Special Servicer, as
      the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
      30-day period will be extended an additional 60 days; provided that the
      Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (d) any breach on the part of the Master Servicer or the Special
      Servicer of any representation or warranty in the Pooling and Servicing
      Agreement, which materially and adversely affects the interests of any
      Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master
      Servicer, the Special Servicer, the Depositor and the Trustee by the
      holders of Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable;
      provided, however, if that breach is capable of being cured and the Master
      Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

            (f) the Trustee has received a written notice from Fitch (which the
      Trustee is required to promptly forward to the Master Servicer or the
      Special Servicer, as applicable), to the effect that if the Master
      Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or

                                      S-178

      ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided that such Master Servicer or the Special
      Servicer, as applicable, shall have 90 days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the Master Servicer or the
      Special Servicer or the downgrade of any Class of Certificates;

            (g) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
      Certificates, or (ii) has placed one or more Classes of Certificates on
      "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

            (h) the Master Servicer or the Special Servicer is removed from
      S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer
      or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned by S&P to the series 2007-GG10 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master Servicer or
      Special Servicer is not reinstated to such status on such Select Servicer
      List within 60 days; and

            (i) the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Loan Seller), shall fail to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Securities
      Exchange Act of 1934, as amended.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default with respect to the Master Servicer or the Special
Servicer occurs, then the Trustee may and, at the direction of the holders of
Certificates evidencing at least 25% of the aggregate Voting Rights of all
Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling and Servicing Agreement and in and to the
Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special
Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and
Servicing Agreement).

      On and after the date of termination following an Event of Default by the
Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the
Rating Agencies do not provide written confirmation that the succession of the
Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the
Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the

                                      S-179

servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master
Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the Certificates in the same manner as Realized Losses.

      Notwithstanding the foregoing, if an Event of Default on the part of the
Master Servicer affects only a Companion Loan, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master
Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master Servicer.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under "--Events of Default" above, the Master
Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment S&P, Fitch and Moody's have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the
Certificates.

      No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Pooling and Servicing
Agreement or the Mortgage Loans, unless, with respect to the Pooling and
Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

      The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

      The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the
Serviced Companion Loans:

            (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced
      Companion Loans;

            (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing
      Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

            (c) to change the timing and/or nature of deposits in the Collection
      Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
      Account or any REO Account, provided that (A) the Master Servicer
      Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

                                      S-180

            (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
      Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii)
      to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
      (see "Federal Income Tax Consequences--Federal Income Tax Consequences for
      REMIC Certificates--Taxation of Residual Certificates--Tax-Related
      Restrictions on Transfer of Residual Certificates" in the prospectus);

            (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of
      Certificates by either Rating Agency; and

            (f) to amend or supplement any provision of the Pooling and
      Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any
      Class of Certificates by either Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans;
      provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a
      Companion Loan.

      The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage
Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of the related holder,
(2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all Certificates of that Class then outstanding or the holders of the
Serviced Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any
Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of
Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

      Notwithstanding the foregoing, no party to the Pooling and Servicing
Agreement will be required to consent to any amendment to the Pooling and
Servicing Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a
REMIC.

                                      S-181

      The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X
Certificates; provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P, Class Q and Class S Certificates, a percentage equal to the product of (i)
99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal
Amounts of all Classes of Certificates. For purposes of determining Voting
Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting
Rights of any Class of Certificates shall be allocated among holders of
Certificates of such Class in proportion to their respective Percentage
Interests.

REALIZATION UPON MORTGAGE LOANS

      SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole
Loans but not including the Non-Serviced Loan) with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the
Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii)
with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property.
However, the Special Servicer will not be required to obtain an Updated
Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

      STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF
DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

      If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

      Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion
Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of, such
Mortgaged Property within the meaning of the federal Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged
Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use,

                                      S-182

management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related
Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an
REO Mortgage Loan held in the Trust Fund until such time as the related REO
Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

      If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust
Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC)
to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of
Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related
Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling and Servicing Agreement.

      Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the
Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier

                                      S-183

REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier
REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the
Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged
Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That
May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

      To the extent that liquidation proceeds collected with respect to any
Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses)
incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the
Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the
Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or Trustee on these Advances.

      SALE OF DEFAULTED MORTGAGE LOANS. The Pooling and Servicing Agreement
grants to the majority Certificateholder of the Controlling Class and the
Special Servicer an option to purchase from the Trust Fund any defaulted
Mortgage Loans (including the Non-Serviced Loan) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

      The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The
Special Servicer is required to recalculate the fair value of such defaulted
Mortgage Loan if there has been a material change in circumstances or the
Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the Trustee, in accordance with the Pooling and Servicing
Agreement, will be entitled to rely on an appraisal of the Mortgaged Property.
Subject to certain conditions specified in the Pooling and Servicing Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

      Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the
Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

                                      S-184

      MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling and Servicing Agreement
will permit the Special Servicer to modify, waive or amend any term of any
Mortgage Loan if (other than the Non-Serviced Loan) (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b)
except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related
Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

      Notwithstanding clause (b) of the preceding paragraph, the Special
Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage
Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any
Specially Serviced Mortgage Loan, including by way of a reduction in the related
Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv)
extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi)
accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to
Certificateholders on a net present value basis. In no event, however, will the
Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing
Standard 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

      Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

      Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

      In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than the Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and
(b) would be in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

                                      S-185

THE CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will be entitled to advise the
Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the
Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period, the Controlling Class Representative will be deemed to have approved such action):

      o     any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

      o     any proposed sale of an REO Property for less than the Purchase
            Price (other than in connection with the termination of the Trust
            Fund as described below under "--Optional Termination; Optional
            Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of
            Defaulted Mortgage Loans");

      o     any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan
            Purchase" or pursuant to a purchase option as described above under
            "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
            Loans");

      o     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property or an
            REO Property;

      o     any release of collateral for a Mortgage Loan or any release of a
            Mortgagor or guarantor or acceptance of any assumption agreement
            (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

      o     any acceptance of substitute or additional collateral for a Mortgage
            Loan (other than in accordance with the terms of such Mortgage
            Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

      o     any acceptance of an assumption agreement releasing a mortgagor or a guarantor from liability under a Mortgage Loan; or

      o     any release of any performance or "earn-out" reserves.

      In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the
Controlling Class Representative's response.

      The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage
Loan, as the Controlling Class Representative may reasonably deem advisable;
provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

                                      S-186

      The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

      The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Principal Amount, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Principal Amount, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling
Class will be the Controlling Class Representative.

      A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

      The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate
Principal Amount at least equal to 25% of the initial Certificate Principal
Amount of that Class. For purposes of determining identity of the Controlling
Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class S Certificates.

      Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related Companion
Loans as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

      With respect to the Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the 2007-LDP11
Pooling and Servicing Agreement are governed by the terms of the 2007-LDP11
Pooling and Servicing Agreement and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling and
Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

      Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Controlling Class Representative:

      o     may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

      o     may act solely in the interests of the holders of the Controlling
            Class,

      o     does not have any duties to the holders of any Class of certificates other than the Controlling Class,

      o     may take actions that favor the interests of the holders of the
            Controlling Class over the interests of the holders of one or more other classes of certificates, and

                                      S-187

      o     will have no liability whatsoever for having so acted and that no
            Certificateholder may take any action whatsoever against the
            Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last
Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under "--Optional Termination;
Optional Mortgage Loan Purchase" or (3) the purchase or other liquidation of all of the assets of the trust fund as described below under "--Optional
Termination; Optional Mortgage Loan Purchase." Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each
Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
Certificate Registrar or other location specified in the notice of termination.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

      The holders of the Controlling Class representing greater than a 50%
Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling
Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage
Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holders of Subordinate Companion Loans provided for in the related intercreditor agreement) and all property acquired in respect of any Mortgage
Loan remaining in the Trust Fund, and thereby effect termination of the Trust
Fund and early retirement of the then outstanding Certificates, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate
Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D)
Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any
Mortgage Loan in the Trust Fund, on the last day of the month preceding such
Distribution Date, as determined by an independent appraiser acceptable to the
Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related
REO Mortgage Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the
Certificates--Termination" in the prospectus.

      The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage
Loans remaining in the Trust Fund at any time the aggregate Certificate
Principal Amounts of the Class A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F and Class G Certificates have been reduced to zero and if the Master Servicer consents

                                      S-188

in its sole discretion, but all the holders of such classes of outstanding
Certificates would have to voluntarily participate in such exchange.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution
Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

      In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each
Certificateholder, each holder of a Companion Loan and other parties to the
Pooling and Servicing Agreement, the following reports prepared by the Master
Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

      (1)   a report as of the close of business on the immediately preceding
            Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool
            Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
            Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

      (2)   a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

      (3)   a CMSA historical loan modification and corrected mortgage loan report;

      (4)   a CMSA advance recovery report;

      (5)   a CMSA total loan report;

      (6)   a CMSA operating statement analysis report;

      (7)   a CMSA comparative financial status report;

      (8)   a CMSA NOI adjustment worksheet;

      (9)   a CMSA REO status report;

      (10)  a CMSA servicer watch list; and

      (11)  a CMSA loan level reserve and letter of credit report.

      The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or
the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under the 2007-LDP11
Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

      Before each Distribution Date, the Master Servicer will deliver to the
Trustee by electronic means:

      o     a CMSA property file;

      o     a CMSA bond level file;

                                      S-189

      o     a CMSA financial file;

      o     a CMSA collateral summary file;

      o     a CMSA loan setup file; and

      o     a CMSA loan periodic update file.

      In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

      o     Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2008, a
            CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO
            Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

      o     Within 30 days after receipt by the Special Servicer or the Master
            Servicer of an annual operating statement beginning with the calendar year ended 2007, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and
            Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The
            Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

      Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a
Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk
Factors--Book Entry Registration" in this prospectus supplement.

      Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the
Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and
CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

      The Trustee will make available each month, on a restricted basis, the
CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the
CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate and each holder of a
Companion Loan or any person identified to the Trustee by a holder or
Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the
Depositor and to any of the parties to the Pooling and Servicing

                                      S-190

Agreement via the Trustee's internet website. Access will be provided by the
Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The Rating Agencies and the parties to the Pooling and
Servicing Agreement will not be required to provide that certification.

      In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public
Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330.

      In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.

      Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

      o     the Pooling and Servicing Agreement and any amendments;

      o     all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

      o     all officers' certificates and accountants' reports delivered to the
            Trustee since the Closing Date;

      o     the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

      o     the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as
            applicable, and delivered to the Trustee for each Mortgaged
            Property; and

      o     the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a Mortgage Loan entered into by the
            Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

      The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO
Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master
Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

                                      S-191

      The Trustee is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form
10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

      The Trustee will make each statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing
Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of
Certificates--Reports to Certificateholders" relating to the Trust available through its website on the same date they are filed with the SEC. The Trustee's internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Certificates will be used by the
Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

      Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC"
and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The
Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage
Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests")
to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class
X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates
(the "Regular Certificates") as classes of regular interests and the Class R
Certificates as the sole class of residual interests in the Upper-Tier REMIC.

      On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and
Servicing Agreement, (3) compliance with the provisions of the 2007-LDP11
Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and (4) compliance with applicable changes in the Internal
Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the
"regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC.

      Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that for federal income tax purposes, (x) the Class A-1 and Class
A-2 Certificates will be issued at a premium, (y) each of the Class D, Class E and Class F Certificates will be issued with more than a de minimis amount of original issue discount ("OID") and (z) each of the Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C

                                      S-192

Certificates will be issued with a de minimis amount of OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the
Mortgage Loans will prepay at a rate equal to a CPR of 0% (the "Prepayment
Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

      Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered
Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.
It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an
Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

      Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily properties. As of the Cut-off Date,
Mortgage Loans representing approximately 7.0% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates" in the prospectus.

      See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions

                                      S-193

of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered
Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The U.S. Department of Labor issued substantially identical individual exemptions to each of Goldman, Sachs & Co., Prohibited Transaction Exemption
89-88 (October 17, 1989), and Greenwich Capital Markets, Inc., Prohibited
Transaction Exemption 90-59 (September 6, 1990) (collectively, the "Exemption").
The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc., provided that certain conditions set forth in the
Exemption are satisfied.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), DBRS Limited
or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special
Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the
Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

      It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

      The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Fitch, Moody's, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

                                      S-194

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage
Loans.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA
Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      With respect to the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as TIAA RexCorp New Jersey
Portfolio and TIAA RexCorp Plaza, collectively representing approximately 6.1%
of the Initial Pool Balance, persons who have an ongoing relationship with the
State Teachers Retirement System of Ohio, which is a governmental plan, should note that this plan owns an equity interest in the borrower under these mortgage loans. These persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered
Certificates.

      THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                      S-195

                                LEGAL INVESTMENT

      The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class B, Class C and Class D Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Moody's, Fitch or another nationally recognized statistical rating organization. The Class E and Class F
Certificates will not constitute "mortgage related securities" for purposes of
SMMEA and as a result, the appropriate characterization of those classes of
Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of
Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities,"
no representations are made as to the proper characterization of the Offered
Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

      The Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc.,
Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
(collectively, the "Underwriters"), have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate
Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 5%. Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc. are acting as co-lead bookrunning managers with respect to 31.3%
and 68.7%, respectively, of the total principal balance of the offered certificates and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets,
LLC are acting as co-managers.

                                                                            Merrill Lynch,
                                                                               Pierce,          Morgan
                                              Greenwich         Bear,          Fenner &        Stanley &       Wachovia
                            Goldman,           Capital        Stearns &         Smith             Co.          Capital
        Class             Sachs & Co.       Markets, Inc.      Co. Inc.      Incorporated    Incorporated    Markets, LLC
---------------------   ----------------   ---------------   ------------   --------------   -------------   ------------

Class A-1...........    $     23,473,000   $    51,527,000   $          0   $            0   $           0   $          0
Class A-2...........    $    227,002,000   $   498,298,000   $          0   $            0   $           0   $          0
Class A-3...........    $     76,557,000   $   168,052,000   $          0   $    1,000,000   $   1,000,000   $          0
Class A-AB..........    $     22,534,000   $    49,466,000   $          0   $            0   $           0   $          0
Class A-4...........    $  1,145,191,000   $ 2,513,841,000   $  1,000,000   $            0   $           0   $  1,000,000
Class A-1A..........    $    160,870,000   $   353,130,000   $          0   $            0   $           0   $          0
Class A-M...........    $    236,697,000   $   519,580,000   $          0   $            0   $           0   $          0
Class A-J...........    $    162,729,000   $   357,212,000   $          0   $            0   $           0   $          0
Class B.............    $     23,670,000   $    51,958,000   $          0   $            0   $           0   $          0
Class C.............    $     29,587,000   $    64,948,000   $          0   $            0   $           0   $          0
Class D.............    $     17,752,000   $    38,968,000   $          0   $            0   $           0   $          0
Class E.............    $     17,752,000   $    38,969,000   $          0   $            0   $           0   $          0
Class F.............    $     23,670,000   $    51,958,000   $          0   $            0   $           0   $          0

      The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $7,800,000.

      The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the

                                      S-196

Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

      The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered
Certificates.

      We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered
Certificates will be the monthly statements discussed under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

      Goldman, Sachs & Co. is an affiliate of the Depositor, GSMC, which is a
Loan Seller and a Sponsor, and GSCMC, which is an Originator. Greenwich Capital
Markets, Inc. is an affiliate of GCFP, which is a Loan Seller and a Sponsor.
Wachovia Capital Markets, LLC is an affiliate of Wachovia Bank, National
Association, which is the Master Servicer and a Loan Seller.

                                  LEGAL MATTERS

      The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      Forty-one (41) of the Mortgaged Properties, securing Mortgage Loans representing approximately 28.9% of the Initial Pool Balance thirty-one (31)
Mortgaged Properties securing Mortgage Loans in Loan Group 1, representing approximately 29.6% of the Initial Loan Group 1 Balance and ten (10) Mortgaged
Properties securing Mortgage Loans in Loan Group 2, representing approximately
19.8% of the Initial Loan Group 2 Balance), are located in the State of
California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale in accordance with the California
Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of
Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure.
Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule"
requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an

                                      S-197

offset of an unpledged account constitute violations of such statutes.
Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

      Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

                                     RATINGS

      It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's, a division of The
McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's")
and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"), respectively:

                                                                    RATINGS
                           CLASS                               S&P/MOODY'S/FITCH
------------------------------------------------------------   -----------------
Class A-1..................................................       AAA/Aaa/AAA
Class A-2..................................................       AAA/Aaa/AAA
Class A-3..................................................       AAA/Aaa/AAA
Class A-AB.................................................       AAA/Aaa/AAA
Class A-4..................................................       AAA/Aaa/AAA
Class A-1A.................................................       AAA/Aaa/AAA
Class A-M..................................................       AAA/Aaa/AAA
Class A-J..................................................       AAA/Aaa/AAA
Class B....................................................       AA+/Aa1/AA+
Class C....................................................        AA/Aa2/AA
Class D....................................................       AA-/Aa3/AA-
Class E....................................................         A+A1/A+
Class F....................................................         A/A2/A

      A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

      We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P,
Moody's or Fitch.

                                      S-198

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      Pursuant to an agreement between Depositor and each of the Rating
Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

                                      S-199

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                            PAGE

1125 17th Street DSCR Threshold.............................................S-95
1125 17th Street Pari Passu Amount..........................................S-95
2007-LDP11 Master Servicer.............................................S-95, 102
2007-LDP11 Pooling and Servicing Agreement.............................S-95, 102
2007-LDP11 Special Servicer............................................S-95, 102
30/360 Basis...............................................................S-120
Acceptable Insurance Default...............................................S-166
Actual/360 Basis............................................................S-85
Administrative Fee Rate.............................................S-120, S-133
Advance Rate...............................................................S-169
Advances...................................................................S-169
ALTA.......................................................................S-118
Appraisal Reduction........................................................S-145
Appraisal Reduction Event..................................................S-145
Assessment of Compliance...................................................S-175
Attestation Report.........................................................S-175
Available Funds............................................................S-130
Balloon Mortgage Loan.......................................................S-85
Base Interest Fraction.....................................................S-141
Bechtel.....................................................................S-37
BHA.........................................................................S-83
BRA.........................................................................S-83
CBE........................................................................S-157
Certificate Owners.........................................................S-148
Certificate Principal Amount...............................................S-129
Certificate Registrar......................................................S-147
Certificateholder..........................................................S-147
Certificates...............................................................S-128
Class......................................................................S-128
Class A Certificates.......................................................S-128
Class A-AB Planned Principal Balance.......................................S-135
Clearstream................................................................S-147
Closing Date................................................................S-79
CMAE.......................................................................S-125
CMSA.......................................................................S-189
Code.......................................................................S-192
Collection Account.........................................................S-172
Collection Period..........................................................S-131
Commission..........................................................S-109, S-121
Companion Collection Account...............................................S-172
Companion Loans.............................................................S-94
Compensating Interest Payment..............................................S-143
Controlling Class..........................................................S-187
Controlling Class Certificateholder........................................S-187
Controlling Class Representative...........................................S-187
Corrected Mortgage Loan....................................................S-167
CPR........................................................................S-151
Cross Over Date............................................................S-141
Crown Pointe/Victor Park Loan...............................................S-91
Crown Pointe/Victor Park Properties.........................................S-91
Cure Event.................................................................S-101
Custodian...........................................................S-107, S-119
Cut-off Date................................................................S-78
Cut-off Date Balance........................................................S-78
CWCAM......................................................................S-125
Defeasance Deposit..........................................................S-87
Defeasance Loans............................................................S-86
Defeasance Lock-Out Period..................................................S-86
Defeasance Option...........................................................S-86
Definitive Certificate.....................................................S-147
Depositor............................................................S-79, S-113
Depositories...............................................................S-147
Determination Date.........................................................S-131
Distribution Account.......................................................S-172
Distribution Date..........................................................S-130
DSCR........................................................................S-79
DTC........................................................................S-147
Due Date....................................................................S-85
EBITDAR.....................................................................S-88
ERISA......................................................................S-193
ERISA Plan.................................................................S-193
Euroclear..................................................................S-147
Events of Default..........................................................S-178
Excess Liquidation Proceeds................................................S-142
Excess Prepayment Interest Shortfall.......................................S-143
Excluded Plan..............................................................S-195
Exemption..................................................................S-194
Fitch...............................................................S-194, S-198
Form 8-K...................................................................S-109
Franklin Mills Co-Lender Agreement.........................................S-102
Franklin Mills Directing Holder............................................S-102
Franklin Mills Loan........................................................S-102
Franklin Mills Pari Passu Companion Loan...................................S-102
Franklin Mills Whole Loan..................................................S-102
FSMA.........................................................................S-6
Gain-On-Sale Reserve Account...............................................S-172
GCFP.................................................................S-78, S-109
Green Road Loan.............................................................S-91
Green Road Property.........................................................S-91
Greenwich/Lehman Loans......................................................S-79
Greenwich/Wachovia Loan.....................................................S-79
Group 1 Principal Distribution Amount......................................S-134
Group 1 Principal Shortfall................................................S-135
Group 2 Principal Distribution Amount......................................S-134
Group 2 Principal Shortfall................................................S-135
GSCMC................................................................S-79, S-114
GSCMC Loans.................................................................S-79
GSMC.................................................................S-79, S-109
Indirect Participants......................................................S-147
Initial Loan Group 1 Balance................................................S-78

                                      S-200

Initial Loan Group 2 Balance................................................S-78
Initial Pool Balance........................................................S-78
Interest Accrual Amount....................................................S-131
Interest Accrual Period....................................................S-131
Interest Distribution Amount...............................................S-131
Interest Reserve Account...................................................S-172
Interest Shortfall.........................................................S-131
IRS........................................................................S-183
Kruse Oaks Project..........................................................S-90
Lehman......................................................................S-79
Lehman ALI..................................................................S-79
Lehman FSB..................................................................S-79
Liquidation Fee............................................................S-127
Liquidation Fee Rate.......................................................S-127
Loan Group 1................................................................S-78
Loan Group 2................................................................S-78
Loan Groups.................................................................S-78
Loan Sellers................................................................S-79
Loan-to-Value Ratio.........................................................S-79
Lower-Tier Distribution Account............................................S-172
Lower-Tier Regular Interests...............................................S-192
Lower-Tier REMIC.....................................................S-30, S-192
LTV.........................................................................S-79
Master Servicer............................................................S-121
Master Servicer Remittance Date............................................S-168
Material Breach............................................................S-108
Material Document Defect...................................................S-108
MHFA........................................................................S-83
Modeling Assumptions.......................................................S-151
Monthly Payment............................................................S-131
Moody's.............................................................S-194, S-198
Mortgage....................................................................S-78
Mortgage File..............................................................S-107
Mortgage Loans..............................................................S-78
Mortgage Note...............................................................S-78
Mortgage Pool...............................................................S-78
Mortgage Rate..............................................................S-133
Mortgaged Property..........................................................S-78
Net Mortgage Rate..........................................................S-133
Non-Recoverable Advance....................................................S-170
Non-Serviced Loan...........................................................S-94
Notional Amount............................................................S-129
Offered Certificates.......................................................S-128
OID........................................................................S-192
originators..........................................................S-79, S-114
Originators.................................................................S-79
P&I Advance................................................................S-168
P&l........................................................................S-122
Pari Passu Companion Loan...................................................S-94
Pari Passu Indemnified Party...............................................S-177
Participants...............................................................S-147
Pass-Through Rate..........................................................S-131
PCR........................................................................S-117
Percentage Interest........................................................S-130
Plan.......................................................................S-194
Pooling and Servicing Agreement............................................S-163
PPA........................................................................S-122
Prepayment Assumption......................................................S-193
Prepayment Interest Excess.................................................S-143
Prepayment Interest Shortfall..............................................S-143
Prime Rate.................................................................S-169
Principal Distribution Amount..............................................S-133
Principal Shortfall........................................................S-135
Property Advances..........................................................S-169
Purchase Option Prepayment Amount...........................................S-91
Qualified Pledgor...........................................................S-83
Rated Final Distribution Date..............................................S-151
Rating Agencies............................................................S-198
Realized Loss..............................................................S-142
Record Date................................................................S-130
Regular Certificates................................................S-133, S-192
Release Date................................................................S-87
Relevant Implementation Date.................................................S-5
Relevant Member State........................................................S-5
Relevant Persons.............................................................S-7
REMIC......................................................................S-192
REMIC Provisions...........................................................S-192
REO Account................................................................S-128
REO Mortgage Loan..........................................................S-136
REO Property...............................................................S-128
Repurchase Price...........................................................S-108
Residual Certificates......................................................S-128
Restricted Group...........................................................S-194
RMIC........................................................................S-49
Rules......................................................................S-148
S&P.................................................................S-194, S-198
Scheduled Principal Distribution Amount....................................S-133
Sequential Pay Certificates................................................S-128
Serviced Companion Loan.....................................................S-95
Serviced Whole Loans........................................................S-94
Servicing Fee..............................................................S-124
Servicing Fee Rate.........................................................S-124
Servicing Standard.........................................................S-165
Servicing Transfer Event...................................................S-165
SFA..........................................................................S-7
Similar Law................................................................S-193
SMMEA......................................................................S-196
Special Servicing Fee......................................................S-126
Special Servicing Fee Rate.................................................S-126
Specially Serviced Mortgage Loan...........................................S-165
Stated Principal Balance...................................................S-133
Subordinate Companion Loan..................................................S-94
Trust......................................................................S-118
Trust Fund..................................................................S-78
Trustee....................................................................S-119
Trustee Fee................................................................S-120
Trustee Fee Rate...........................................................S-120
Underwriters...............................................................S-196
Unscheduled Payments.......................................................S-135
UPB........................................................................S-122
Updated Appraisal..........................................................S-182
Upper-Tier Distribution Account............................................S-172

                                      S-201

Upper-Tier REMIC.....................................................S-30, S-192
Voting Rights..............................................................S-182
WAC Rate...................................................................S-132
Wachovia Bank, National Association........................................S-121
Wachovia Seller.............................................................S-79
Whole Loan..................................................................S-94
Withheld Amounts...........................................................S-172
Workout Fee................................................................S-127
Workout Fee Rate...........................................................S-127
Workout-Delayed Reimbursement Amount.......................................S-171

                                      S-202

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

      Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the
Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing
Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.
The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

      (2)   "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C-1) is the net operating income for a
Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.
Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent
NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

      (3)   "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of July 2007 on the related Mortgage Loan.

      (4)   "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan.
With respect to the Mortgage Loan secured by the Mortgaged Property identified in Annex C-1 as Lynnewood Gardens, the LTV of 85.2% was calculated using the
"as-stabilized" value of $152 million. The expected stabilization date is May
2009 subject to certain conditions including stabilized occupancy, completion of all renovations and the property is operating at market rentals and expenses as projected in the appraisal. The LTV for Lynnewood Gardens, as calculated using the "as-is" value of the property ($137 million), is 94.5%. With respect to the
119 West 40th Street Loan, the LTV was calculated using the March 2009 expected
"as-stabilized" value of $202,000,000. The LTV based on the "as-is" value of
$175 million and $30.543 million of reserves is 74.0%. With respect to the
Southern Highlands Corporate Center, the LTV of 76.9% was calculated using the
"as-stabilized" value of $19.5 million as of July 2007. The LTV for the Southern
Highlands Corporate Center loan, as calculated using the "as-is" value of the property $17.6 million, is 85.2%. In the

                                       A-1

case of the earnout loans secured by the Mortgaged Properties identified in this
Annex A, as 9200 Sunset Boulevard, Park Building, Foothill Village Oaks, Zane
Business Center and Three Rivers Office, the Cut-off Date LTV ratio is calculated net of the earnout.

      (5)   "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date. With respect to any Whole Loan, the
Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any,
excluding the Subordinate Companion Loans, if any.

      (6)   "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. With respect to the Mortgage Loan secured by the
Mortgaged Properties identified as Shorenstein Portland Portfolio on Annex C-1 to this prospectus supplement, Meritage Mortgage Corporation, whose lease covers approximately 10.3% of SF of one of the Mortgaged Properties (Nimbus Corporate
Center), is currently dark. Although Meritage Mortgage Corporation's lease expires in July 2010, the borrowers have requested the lender's consent to an early termination of that lease, effective June 30, 2007, and it is anticipated that the lender will consent to that request. Notwithstanding the anticipated early termination of the Meritage Mortgage Corporation lease, the DSCR for that
Mortgage Loan was calculated by including monthly rent payments under that lease in the net cash flow from the related Mortgaged Property. With respect to the
Mortgage Loan secured by the Mortgaged Property identified as Park Building on
Annex C-1 to this prospectus supplement, a cash reserve of $2.9 million and a
$2.5 million letter of credit were established at the closing of the Mortgage
Loan as additional security and to pay the monthly debt service until June 2008 when the lease with the largest tenant at the Mortgaged Property is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from the cash reserve to pay the monthly debt service shortfall on the Mortgage Loan until June 2008, and the DSCR for that Mortgage Loan was calculated by including those payments in the net cash flow from the related Mortgaged Property. See
"Risk Factor--Office Properties Have Special Risks" in this prospectus supplement for more information. In the case of the earnout loans secured by the
Mortgaged Properties identified in this Annex A as 9200 Sunset Boulevard, Park
Building, Foothill Village Oaks, Zane Business Center and Three Rivers Office,
the Underwritten DSCR is calculated net of the earnout. With respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 55 Railroad Avenue, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, which has an interest rate that steps-up over the course of its term, assuming the interest rate payable from the origination date of the mortgage loan to June 5, 2009 of 5.405%. The debt service coverage ratio assuming the highest interest rate payable under the mortgage loan of 6.910% is 0.92x as of the Cut-off Date.

      (7)   "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

      (8)   "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

      (9)   "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is
calculated in the same manner as the Cut-off Date LTV Ratio, except that the
Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date
LTV Ratio has been adjusted to give effect to the amortization of the applicable
Mortgage Loan as of its maturity date and in certain cases utilizes a stabilized value. Such calculation thus assumes that the appraised value of the Mortgaged
Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value.
In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as 9200 Sunset Boulevard, Park Building, Foothills Village Oaks,
Zane Business Center and Three Rivers Office, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value.

      (10)  "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the

                                       A-2

related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, which, in certain cases may be adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller. In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as "bedroom type"), as set forth in Annex C-1 to this prospectus supplement, the rent used is the Contract Rent.

      "Contract Rent" means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for reach unit, the following rules have been applied:

      (a)   The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as computed by the appraiser based upon information provided by the borrower.

      (b)   Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman's discount.

      (c)   Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance program, the
            Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

      (d)   In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

                                                              INCLUDED IN
                     UNIT TYPE                               COMPUTATION?              CONTRACT RENT USED IN COMPUTATION
------------------------------------------------------   ---------------------   ----------------------------------------------

Vacant unit being offered for rent                                Yes            Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation                 No             Not applicable
Unit being used as a rental office or model unit                  Yes            Not applicable
Unit occupied by an employee at a discounted rent                 Yes            Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases   Yes, as a single unit   The aggregateContract Rent being paid by the
  (e.g., student housing or seniors housing)                                     tenants sharing the unit.

      (11)  "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or slips of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

      (12)  "Original Balance" means the principal balance of the Mortgage
Loan as of the date of origination.

      (13)  "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

      (14)  "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than
12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C-1 attached hereto.

                                       A-3

      (15)  "Weighted Average Mortgage Rate" means the weighted average of the
Mortgage Rates as of the Cut-off Date.

      (16)  "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related
Group is identified by a separate number.

      (17)  "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a
Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

      (18)  "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

      (19)  "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

      (20)  "Soft Lockbox" means borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

      EARNOUT LOANS

      "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout
Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C-1 are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten
DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and
"Net of Earnout LTV" in the table below. The amounts beneath the captions "Full
Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:

                                                                                      FULL                                    IF
                                                                     FULL             LOAN   NET OF   EARLIEST             PREPAY,
                                                                     LOAN    NET OF  AMOUNT  EARNOUT DEFEASANCE             YIELD
                          EARNOUT        EARNOUT        CURRENT     AMOUNT   EARNOUT  NCF      NCF   OR PREPAY   DEFEASE/   MAINT.
   PROPERTY NAME          RESERVE         AMOUNT        BALANCE       LTV      LTV    DSCR    DSCR      DATE      PREPAY  APPLICABLE
----------------------- ------------   ------------   ------------  -------  ------- ------  ------- ----------  -------  ----------

9200 Sunset Boulevard.. $ 22,500,000   $ 22,500,000   $135,000,000    78.9%   65.8%   1.15%   1.38%     N/A        N/A       N/A
Park Building ......... $  5,400,000   $  5,400,000   $ 26,000,000   100.6%   79.7%   1.20%   1.20%  12/6/2008    Prepay     Yes
Foothill Village Oaks.. $  1,331,000   $  1,210,000   $ 12,600,000    72.0%   65.1%   1.07%   1.18%   3/6/2010    Prepay     Yes
Zane Business Center... $    770,000   $    700,000   $  7,700,000    85.6%   77.8%   1.12%   1.24%   5/6/2008    Prepay     Yes
Three Rivers Office.... $  1,100,000   $  1,000,000   $  4,100,000    89.1%   67.4%   0.85%   1.13%   4/1/2009    Prepay     Yes

                                       A-4

                                                                         AGGREGATE POOL
                                                                   DISTRIBUTION BY LOAN TYPE

                                                                                                      WEIGHTED
                                                                 PERCENTAGE OF                       AVERAGE DEBT
                                 NUMBER OF                         AGGREGATE          AVERAGE          SERVICE       WEIGHTED
                                  MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE      COVERAGE        AVERAGE
       LOAN TYPE                   LOANS          BALANCE ($)       BALANCE         BALANCE ($)         RATIO      MORTGAGE RATE
       ---------                   -----         -----------        -------         ------------        -----      -------------

Interest Only                        116       $ 6,070,525,339       80.3%         $ 52,332,115         1.31x         5.742%
Interest Only, Then Amortizing        69         1,233,607,765        16.3         $ 17,878,373         1.28x         6.069%
Amortizing                            17           258,640,599         3.4         $ 15,214,153         1.29x         6.510%
                                   -----       ---------------       -----
TOTAL/WTD.AVG.                       202       $ 7,562,773,703       100.0%        $ 37,439,474         1.31x         5.821%

                                      WEIGHTED
                                        AVERAGE               WEIGHTED              WEIGHTED
                                      REMAINING              AVERAGE               AVERAGE
                                       TERM TO             CUT-OFF DATE          MATURITY DATE
       LOAN TYPE                   MATURITY (MOS)              LTV                   LTV
       ---------                   --------------          ------------          ------------
                                                                       C>
Interest Only                           108.5                  73.3%                 73.5%
Interest Only, Then Amortizing          115.5                  75.1%                 70.3%
Amortizing                              114.3                  73.1%                 64.6%

TOTAL/WTD.AVG.                          109.9                  73.6%                 72.7%

                                                        AGGREGATE POOL
                                          DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                                        WEIGHTED
                                                                                PERCENTAGE OF                         AVERAGE DEBT
                                          NUMBER OF                               AGGREGATE           AVERAGE           SERVICE
             RANGE OF CUT-OFF DATE         MORTGAGE        CUT-OFF DATE          CUT-OFF DATE       CUT-OFF DATE        COVERAGE
            PRINCIPAL BALANCES ($)          LOANS           BALANCE ($)            BALANCE           BALANCE ($)         RATIO
            ----------------------          -----           -----------            -------          ------------         -----

1,310,000 - 4,999,999                         34         $   120,415,506             1.6%         $   3,541,633          1.32x
5,000,000 - 9,999,999                         48             338,410,708             4.5          $   7,050,223          1.39x
10,000,000 - 12,999,999                       19             211,207,937             2.8          $  11,116,207          1.33x
13,000,000 - 17,999,999                       25             383,238,176             5.1          $  15,329,527          1.35x
18,000,000 - 22,999,999                       14             279,420,720             3.7          $  19,958,623          1.35x
23,000,000 - 39,999,999                       21             618,702,317             8.2          $  29,462,015          1.35x
40,000,000 - 59,999,999                       14             693,310,000             9.2          $  49,522,143          1.31x
60,000,000 - 69,999,999                        2             125,500,000             1.7          $  62,750,000          1.53x
70,000,000 - 89,999,999                        5             395,650,000             5.2          $  79,130,000          1.41x
90,000,000 - 109,999,999                       2             196,230,000             2.6          $  98,115,000          1.20x
110,000,000 - 129,999,999                      4             489,500,000             6.5          $ 122,375,000          1.23x
130,000,000 - 149,999,999                      3             408,613,339             5.4          $ 136,204,446          1.32x
150,000,000 - 169,999,999                      3             485,500,000             6.4          $ 161,833,333          1.19x
170,000,000 - 199,999,999                      3             564,500,000             7.5          $ 188,166,667          1.35x
200,000,000 - 299,999,999                      2             535,375,000             7.1          $ 267,687,500          1.37x
300,000,000 - 499,999,999                      1             470,000,000             6.2          $ 470,000,000          1.20x
500,000,000 - 697,200,000                      2           1,247,200,000            16.5          $ 623,600,000          1.27x
                                            ----         ---------------            -----
TOTAL/WTD. AVG.                              202         $ 7,562,773,703           100.0%         $  37,439,474          1.31x

                               MIN            1,310,000
                               MAX          697,200,000
                           AVERAGE           37,439,474

                                                                      WEIGHTED
                                                                       AVERAGE            WEIGHTED               WEIGHTED
                                               WEIGHTED               REMAINING           AVERAGE                AVERAGE
             RANGE OF CUT-OFF DATE               AVERAGE                TERM TO         CUT-OFF DATE           MATURITY DATE
            PRINCIPAL BALANCES ($)           MORTGAGE RATE         MATURITY (MOS)          LTV                    LTV
            ----------------------           -------------         --------------          ---                    ---

1,310,000 - 4,999,999                           5.779%                 110.8              72.0%                   67.6%
5,000,000 - 9,999,999                           5.787%                 109.5              74.4%                   70.3%
10,000,000 - 12,999,999                         5.886%                 107.9              72.0%                   68.8%
13,000,000 - 17,999,999                         5.772%                 111.7              73.9%                   72.2%
18,000,000 - 22,999,999                         5.851%                 104.9              75.2%                   73.9%
23,000,000 - 39,999,999                         5.956%                 108.9              74.4%                   71.7%
40,000,000 - 59,999,999                         6.117%                  87.4              74.9%                   74.3%
60,000,000 - 69,999,999                         5.717%                  88.1              77.5%                   74.6%
70,000,000 - 89,999,999                         6.034%                 105.5              73.6%                   73.1%
90,000,000 - 109,999,999                        6.495%                 118.9              70.6%                   67.5%
110,000,000 - 129,999,999                       5.801%                 104.0              78.2%                   78.2%
130,000,000 - 149,999,999                       5.847%                 104.8              68.1%                   70.6%
150,000,000 - 169,999,999                       6.080%                 118.3              75.7%                   74.8%
170,000,000 - 199,999,999                       5.610%                 117.3              74.4%                   72.6%
200,000,000 - 299,999,999                       5.667%                 117.0              73.8%                   73.8%
300,000,000 - 499,999,999                       5.500%                 118.0              73.7%                   73.7%
500,000,000 - 697,200,000                       5.620%                 117.0              71.1%                   71.1%

TOTAL/WTD. AVG.                                 5.821%                 109.9              73.6%                   72.7%

                                       A-5

                                                           AGGREGATE POOL
                                             DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                                        WEIGHTED
                                                                                 PERCENTAGE OF                        AVERAGE DEBT
                                            NUMBER OF                             AGGREGATE            AVERAGE          SERVICE
             RANGE OF DEBT SERVICE           MORTGAGE       CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE       COVERAGE
                COVERAGE RATIOS               LOANS          BALANCE ($)            BALANCE           BALANCE ($)         RATIO
                ---------------               -----          -----------            -------          ------------         -----

1.10 - 1.14                                    17          $  588,596,696             7.8%           $ 34,623,335         1.12X
1.15 - 1.19                                    28           1,218,396,600             16.1           $ 43,514,164         1.17x
1.20 - 1.24                                    34           1,442,225,957             19.1           $ 42,418,410         1.21x
1.25 - 1.29                                    24             770,288,763             10.2           $ 32,095,365         1.27x
1.30 - 1.34                                    26           1,447,053,124             19.1           $ 55,655,889         1.33x
1.35 - 1.39                                    18             960,583,103             12.7           $ 53,365,728         1.38x
1.40 - 1.49                                    27             645,878,821              8.5           $ 23,921,438         1.46x
1.50 - 1.59                                     8              96,485,000              1.3           $ 12,060,625         1.54x
1.60 - 1.79                                    11             210,846,638              2.8           $ 19,167,876         1.71x
1.80 - 1.99                                     3              30,019,001              0.4           $ 10,006,334         1.91x
2.00 - 2.65                                     6             152,400,000              2.0           $ 25,400,000         2.12x
                                             ----          --------------             ----
TOTAL/WTD. AVG.                               202          $7,562,773,703            100.0%          $ 37,439,474         1.31x

                               MIN           1.1x
                               MAX          2.65x
                  WEIGHTED AVERAGE          1.31x

                                                                      WEIGHTED
                                                                       AVERAGE            WEIGHTED               WEIGHTED
                                              WEIGHTED               REMAINING            AVERAGE                AVERAGE
             RANGE OF DEBT SERVICE              AVERAGE                TERM TO          CUT-OFF DATE           MATURITY DATE
                COVERAGE RATIOS              MORTGAGE RATE         MATURITY (MOS)           LTV                    LTV
                ---------------              -------------         --------------           ---                    ---

1.10 - 1.14                                     6.253%                 104.6                78.6%                 77.7%
1.15 - 1.19                                     5.823%                 115.3                76.9%                 75.7%
1.20 - 1.24                                     5.821%                 113.6                74.4%                 72.9%
1.25 - 1.29                                     5.836%                 108.2                75.9%                 75.1%
1.30 - 1.34                                     5.710%                 110.8                70.0%                 69.5%
1.35 - 1.39                                     5.685%                 115.6                72.4%                 72.6%
1.40 - 1.49                                     5.874%                  98.0                73.8%                 71.3%
1.50 - 1.59                                     5.859%                  90.5                74.8%                 74.8%
1.60 - 1.79                                     5.805%                  82.5                72.4%                 71.6%
1.80 - 1.99                                     5.914%                 103.7                61.4%                 58.4%
2.00 - 2.65                                     5.737%                 116.3                53.9%                 53.9%

TOTAL/WTD. AVG.                                 5.821%                 109.9                73.6%                 72.7%

                                                                       AGGREGATE POOL
                                                            DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                                       WEIGHTED
                                                                               PERCENTAGE OF                         AVERAGE DEBT
                                          NUMBER OF                              AGGREGATE           AVERAGE            SERVICE
               RANGE OF MORTGAGE           MORTGAGE       CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE         COVERAGE
                INTEREST RATES              LOANS          BALANCE ($)            BALANCE           BALANCE ($)          RATIO
                --------------              -----          -----------            -------          ------------          -----

5.330% - 5.500%                              14         $   920,630,000            12.2%           $ 65,759,286          1.31x
5.501% - 5.750%                              78           3,431,644,563             45.4           $ 43,995,443          1.31x
5.751% - 6.000%                              68           1,659,837,076             21.9           $ 24,409,369          1.35x
6.001% - 6.250%                              27           1,028,517,680             13.6           $ 38,093,247          1.30x
6.251% - 6.500%                               5              97,614,384              1.3           $ 19,522,877          1.15x
6.501% - 6.750%                               5             218,200,000              2.9           $ 43,640,000          1.17x
6.751% - 7.000%                               2              53,100,000              0.7           $ 26,550,000          1.30x
7.001% - 7.250%                               1              12,000,000              0.2           $ 12,000,000          1.19x
7.251% - 7.939%                               2             141,230,000              1.9           $ 70,615,000          1.20x
                                           -----        ---------------            -----
TOTAL/WTD. AVG.                             202         $ 7,562,773,703            100.0%          $ 37,439,474          1.31x

                            MIN          5.330%
                            MAX          7.939%
               WEIGHTED AVERAGE          5.821%

\

                                                                     WEIGHTED
                                                                      AVERAGE              WEIGHTED           WEIGHTED
                                             WEIGHTED                REMAINING             AVERAGE            AVERAGE
               RANGE OF MORTGAGE               AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                INTEREST RATES             MORTGAGE RATE          MATURITY (MOS)             LTV                LTV
                --------------             -------------          --------------             ---                ---

5.330% - 5.500%                               5.447%                   116.9                73.7%              73.6%
5.501% - 5.750%                               5.644%                   115.6                72.8%              72.0%
5.751% - 6.000%                               5.881%                    98.7                72.2%              71.2%
6.001% - 6.250%                               6.127%                   101.3                78.2%              77.3%
6.251% - 6.500%                               6.371%                   116.8                79.3%              78.9%
6.501% - 6.750%                               6.578%                   117.1                77.0%              73.8%
6.751% - 7.000%                               6.854%                   115.0                62.4%              56.5%
7.001% - 7.250%                               7.148%                   119.0                66.7%              61.5%
7.251% - 7.939%                               7.585%                    99.4                72.2%              67.4%

TOTAL/WTD. AVG.                               5.821%                   109.9                73.6%              72.7%

                                      A-6

                                                                         AGGREGATE POOL
                                                         DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                                         WEIGHTED
                                                                                  PERCENTAGE OF                        AVERAGE DEBT
                                           NUMBER OF                                AGGREGATE           AVERAGE           SERVICE
             RANGE OF CUT-OFF DATE          MORTGAGE         CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE        COVERAGE
           LOAN-TO-VALUE RATIOS (%)          LOANS            BALANCE ($)            BALANCE           BALANCE ($)         RATIO
           ------------------------          -----            -----------            -------          ------------         -----

43.90 - 50.00                                  2            $    43,400,000           0.6%           $ 21,700,000         2.19X
50.01 - 60.00                                 13                236,337,541            3.1           $ 18,179,811         1.79x
60.01 - 65.00                                 10                266,642,930            3.5           $ 26,664,293         1.36x
65.01 - 70.00                                 27              1,710,902,971           22.6           $ 63,366,777         1.32x
70.01 - 75.00                                 37              1,333,857,520           17.6           $ 36,050,203         1.27x
75.01 - 80.00                                102              3,388,041,740           44.8           $ 33,216,095         1.27x
80.01 - 85.20                                 11                583,591,000            7.7           $ 53,053,727         1.30x
                                            -----           ---------------          -----
TOTAL/WTD. AVG.                              202            $ 7,562,773,703          100.0%          $ 37,439,474         1.31x

                           MIN          43.9%
                           MAX          85.2%
              WEIGHTED AVERAGE          73.6%

                                                                      WEIGHTED
                                                                       AVERAGE            WEIGHTED           WEIGHTED
                                               WEIGHTED               REMAINING           AVERAGE            AVERAGE
             RANGE OF CUT-OFF DATE               AVERAGE                TERM TO         CUT-OFF DATE       MATURITY DATE
           LOAN-TO-VALUE RATIOS (%)          MORTGAGE RATE         MATURITY (MOS)           LTV                LTV
           ------------------------          -------------         --------------           ---                ---

43.90 - 50.00                                  5.603%                  118.5               48.7%              48.7%
50.01 - 60.00                                  5.795%                  102.2               56.5%              56.1%
60.01 - 65.00                                  6.049%                   96.5               62.4%              59.9%
65.01 - 70.00                                  5.760%                  110.6               67.0%              67.1%
70.01 - 75.00                                  5.633%                  111.5               72.9%              71.6%
75.01 - 80.00                                  5.886%                  110.1               78.2%              77.1%
80.01 - 85.20                                  5.979%                  111.4               82.0%              79.9%

TOTAL/WTD. AVG.                                5.821%                  109.9               73.6%              72.7%

                                                                        AGGREGATE POOL
                                                         DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                                      WEIGHTED
                                                                                 PERCENTAGE OF                      AVERAGE DEBT
                                           NUMBER OF                              AGGREGATE          AVERAGE           SERVICE
              RANGE OF REMAINING            MORTGAGE       CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE       COVERAGE
            TERMS TO MATURITY (MOS)          LOANS          BALANCE ($)            BALANCE          BALANCE ($)         RATIO
            -----------------------          -----          -----------            -------         ------------         -----

52 - 60                                       25         $   796,637,460            10.5%          $ 31,865,498         1.37x
61 - 110                                      10             276,571,442             3.7           $ 27,657,144         1.33x
111 - 115                                     20             859,473,841            11.4           $ 42,973,692         1.36x
116 - 116                                     23             297,233,949             3.9           $ 12,923,215         1.36x
117 - 117                                     38           2,088,284,417            27.6           $ 54,954,853         1.27x
118 - 118                                     42           1,422,122,688            18.8           $ 33,860,064         1.28x
119 - 130                                     44           1,822,449,905            24.1           $ 41,419,316         1.31x
                                            -----        ---------------           -----
TOTAL/WTD. AVG.                              202         $ 7,562,773,703           100.0%          $ 37,439,474         1.31x

                            MIN        52 months
                            MAX        130 months
               WEIGHTED AVERAGE        110 months

                                                                WEIGHTED
                                                                 AVERAGE               WEIGHTED               WEIGHTED
                                         WEIGHTED               REMAINING              AVERAGE                AVERAGE
              RANGE OF REMAINING          AVERAGE                TERM TO             CUT-OFF DATE           MATURITY DATE
            TERMS TO MATURITY (MOS)    MORTGAGE RATE         MATURITY (MOS)              LTV                    LTV
            -----------------------    -------------         --------------              ---                    ---

52 - 60                                   6.061%                  58.0                  73.7%                  73.5%
61 - 110                                  5.858%                  78.2                  70.7%                  70.5%
111 - 115                                 5.943%                 114.9                  70.3%                  69.5%
116 - 116                                 5.791%                 116.0                  72.2%                  68.4%
117 - 117                                 5.682%                 117.0                  72.8%                  72.2%
118 - 118                                 5.681%                 118.0                  73.5%                  72.2%
119 - 130                                 5.927%                 119.4                  76.8%                  75.7%

TOTAL/WTD. AVG.                           5.821%                 109.9                  73.6%                  72.7%

                                      A-7

                                                                            AGGREGATE POOL
                                                               DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                     PERCENTAGE OF
                                              NUMBER OF                                AGGREGATE            AVERAGE
              RANGE OF REMAINING               MORTGAGE         CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE
           AMORTIZATION TERMS (MOS)             LOANS            BALANCE ($)            BALANCE           BALANCE ($)
           ------------------------             -----            -----------            -------          ------------

 INTEREST ONLY                                   116         $ 6,070,525,339             80.3%           $ 52,332,115
296 - 299                                          4              48,013,673              0.6            $ 12,003,418
300 - 359                                         10              82,610,542              1.1            $ 8,261,054
360 - 360                                         69           1,076,407,765             14.2            $ 15,600,113
361 - 659  (1)                                     3             285,216,384              3.8            $ 95,072,128
                                              -------        ---------------             ----
TOTAL/WTD. AVG.                                  202         $ 7,562,773,703            100.0%           $ 37,439,474

(1) With respect to Pavilion at Lansdale loan, $30 million of the principal balance of the mortgage loan is interest-only until maturity while $2 million of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300 month amortization schedule.

                           MIN        296 months
                           MAX        659 months
              WEIGHTED AVERAGE        379 months

                                               WEIGHTED                              WEIGHTED
                                             AVERAGE DEBT                             AVERAGE          WEIGHTED        WEIGHTED
                                                SERVICE          WEIGHTED            REMAINING         AVERAGE         AVERAGE
              RANGE OF REMAINING               COVERAGE           AVERAGE             TERM TO        CUT-OFF DATE    CUT-OFF DATE
           AMORTIZATION TERMS (MOS)              RATIO         MORTGAGE RATE      MATURITY (MOS)         LTV             LTV
           ------------------------              -----         -------------      --------------         ---             ---

 INTEREST ONLY                                   1.31X            5.742%               108.5            73.3%            73.5%
296 - 299                                        1.34x            5.956%               116.2            68.3%            53.1%
300 - 359                                        1.40x            5.847%               106.2            71.1%            61.3%
360 - 360                                        1.30x            6.000%               114.8            74.7%            69.6%
361 - 659  (1)                                   1.17x            6.812%               119.4            77.3%            73.4%

TOTAL/WTD. AVG.                                  1.31x            5.821%               109.9            73.6%            72.7%

                                                                         AGGREGATE POOL
                                                           DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                                       WEIGHTED
                                                                               PERCENTAGE OF                         AVERAGE DEBT
                                       NUMBER OF                                 AGGREGATE           AVERAGE           SERVICE
               RANGE OF ORIGINAL        MORTGAGE           CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE        COVERAGE
               TERMS TO MATURITY         LOANS              BALANCE ($)            BALANCE          BALANCE ($)          RATIO
               -----------------         -----             -----------             -------         ------------          -----

60 - 60                                     25           $   796,637,460            10.5%           $ 31,865,498         1.37x
61 - 119                                    13               562,371,442              7.4           $ 43,259,342         1.34x
120 - 120                                  161             6,167,764,801             81.6           $ 38,309,098         1.30x
121 - 132                                    3                36,000,000              0.5           $ 12,000,000         1.48x
                                         ------          ---------------            -----
TOTAL/WTD. AVG.                            202           $ 7,562,773,703            100.0%          $ 37,439,474         1.31x

                            MIN        60 months
                            MAX        132 months
               WEIGHTED AVERAGE        112 months

                                                                     WEIGHTED
                                                                     AVERAGE               WEIGHTED            WEIGHTED
                                              WEIGHTED              REMAINING              AVERAGE             AVERAGE
               RANGE OF ORIGINAL               AVERAGE               TERM TO             CUT-OFF DATE        CUT-OFF DATE
               TERMS TO MATURITY            MORTGAGE RATE         MATURITY (MOS)             LTV                 LTV
               -----------------            -------------         --------------             ---                 ---

60 - 60                                        6.061%                58.0                   73.7%               73.5%
61 - 119                                       5.739%                97.6                   73.6%               73.5%
120 - 120                                      5.798%               117.6                   73.6%               72.5%
121 - 132                                      5.746%               121.4                   71.2%               68.0%

TOTAL/WTD. AVG.                                5.821%               109.9                   73.6%               72.7%

                                      A-8

                                                                        AGGREGATE POOL
                                                            DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                                        WEIGHTED
                                                                               PERCENTAGE OF                         AVERAGE DEBT
                                         NUMBER OF                               AGGREGATE            AVERAGE          SERVICE
                                          MORTGAGE         CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE       COVERAGE
                PREPAYMENT TYPE            LOANS            BALANCE ($)           BALANCE            BALANCE ($)         RATIO
                ---------------            -----            -----------           -------           ------------        -----

Defeasance                                  169           $ 5,604,144,411          74.1%           $ 33,160,618         1.32x
Defeasance or Yield Maintenance              17             1,735,575,000          22.9            $ 102,092,647        1.27x
Yield Maintenance                            16               223,054,292           2.9            $ 13,940,893         1.32x
                                           -----          ---------------          ----
TOTAL/WTD.AVG.                              202           $ 7,562,773,703         100.0%           $ 37,439,474         1.31x

                                                                   WEIGHTED
                                                                    AVERAGE               WEIGHTED            WEIGHTED
                                           WEIGHTED               REMAINING              AVERAGE              AVERAGE
                                             AVERAGE                TERM TO             CUT-OFF DATE        MATURITY DATE
                PREPAYMENT TYPE           MORTGAGE RATE         MATURITY (MOS)              LTV                 LTV
                ---------------          -------------         --------------              ---                 ---

Defeasance                                  5.866%                  109.5                 73.3%               72.3%
Defeasance or Yield Maintenance             5.653%                  113.2                 74.3%               73.6%
Yield Maintenance                           6.006%                   91.7                 75.7%               73.6%

TOTAL/WTD.AVG.                              5.821%                  109.9                 73.6%               72.7%

                                 AGGREGATE POOL
                          DISTRIBUTION OF LOCKBOX TYPES

                                                               PERCENTAGE OF
                              NUMBER OF                          AGGREGATE
                               MORTGAGE     CUT-OFF DATE       CUT-OFF DATE
              LOCKBOXES         LOANS        BALANCE ($)          BALANCE
              ---------         -----        -----------          -------
Hard                              73       $ 5,968,241,158         78.9%
Soft                              20       $   513,795,011          6.8%

                                 AGGREGATE POOL
                             DISTRIBUTION OF ESCROWS

                                                                 PERCENTAGE OF
                                   NUMBER OF                       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE       CUT-OFF DATE
                  ESCROW TYPE        LOANS      BALANCE ($)         BALANCE
                  -----------        -----     -----------          -------
Replacement Reserves                 145     $ 5,711,490,308        75.5%
Real Estate Tax                      176     $ 6,652,653,899        88.0%
Insurance                            166     $ 6,468,466,358        85.5%
TI/LC (1)                             84     $ 3,748,563,837        63.2%

(1) Percentage of total office, retail, industrial and mixed use properties only.

                                      A-9

                                                                         AGGREGATE POOL
                                                                  DISTRIBUTION OF PROPERTY TYPES

                                                                                                                     WEIGHTED
                                                                             PERCENTAGE OF                         AVERAGE DEBT
                                     NUMBER OF                                 AGGREGATE            AVERAGE          SERVICE
                                     MORTGAGED          CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE       COVERAGE
                PROPERTY TYPES       PROPERTIES          BALANCE ($)            BALANCE           BALANCE ($)         RATIO
                --------------       ----------          -----------            -------          ------------         -----

Office                                  112            $ 4,880,996,386           64.5%           $ 43,580,325         1.29x
Retail                                   78                874,157,488            11.6           $ 11,207,147         1.29x
Hospitality                              66                665,536,202             8.8           $ 10,083,882         1.47x
Multifamily                              64                528,635,859             7.0           $  8,259,935         1.23x
Other                                     4                343,210,147             4.5           $ 85,802,537         1.37x
Self-Storage                             14                 98,450,000             1.3           $  7,032,143         1.50x
Industrial                               12                 98,068,469             1.3           $  8,172,372         1.31x
Mixed Use                                 3                 73,719,152             1.0           $ 24,573,051         1.12x
                                       -----           ---------------           -----
TOTAL/WTD.AVG.                          353            $ 7,562,773,703           100.0%          $ 21,424,288         1.31x

                                                                   WEIGHTED
                                                                   AVERAGE              WEIGHTED            WEIGHTED
                                          WEIGHTED               REMAINING              AVERAGE              AVERAGE
                                            AVERAGE                TERM TO            CUT-OFF DATE        MATURITY DATE
                PROPERTY TYPES          MORTGAGE RATE         MATURITY (MOS)              LTV                 LTV
                --------------          -------------         --------------              ---                 ---

Office                                     5.751%                  111.0                 72.7%               72.5%
Retail                                     5.933%                  114.6                 75.6%               73.4%
Hospitality                                5.999%                  104.5                 75.3%               71.6%
Multifamily                                6.118%                  113.9                 77.8%               76.0%
Other                                      5.683%                   96.5                 71.5%               70.6%
Self-Storage                               5.859%                  107.1                 71.4%               69.1%
Industrial                                 5.835%                  112.0                 72.0%               67.6%
Mixed Use                                  5.991%                   59.5                 78.3%               78.2%

TOTAL/WTD.AVG.                             5.821%                  109.9                 73.6%               72.7%

                                      A-10

                                                                        AGGREGATE POOL
                                                                   GEOGRAPHIC DISTRIBUTION

                                                                                                                        WEIGHTED
                                                                                   PERCENTAGE OF                      AVERAGE DEBT
                                       NUMBER OF                                     AGGREGATE          AVERAGE          SERVICE
                                       MORTGAGED              CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE      COVERAGE
                PROPERTY STATE         PROPERTIES              BALANCE ($)            BALANCE          BALANCE ($)        RATIO
                --------------         ----------              -----------            -------         ------------        -----

California                                41               $ 2,185,130,755             28.9%          $ 53,295,872         1.24x
Oregon                                    17                   707,864,000              9.4           $ 41,639,059         1.34x
Pennsylvania                              72                   633,119,202              8.4           $ 8,793,322          1.30x
Connecticut                                6                   491,085,000              6.5           $ 81,847,500         1.29x
New Jersey                                 9                   314,695,000              4.2           $ 34,966,111         1.38x
New Jersey                                 9                   314,695,000              4.2           $ 34,966,111         1.38x
Massachusetts                              3                   205,000,000              2.7           $ 68,333,333         1.17x
Arizona                                    9                   196,995,600              2.6           $ 21,888,400         1.40x
District of Columbia                       2                   195,113,339              2.6           $ 97,556,670         1.29x
Colorado                                  11                   177,637,000              2.3           $ 16,148,818         1.61x
Illinois                                   7                   175,338,000              2.3           $ 25,048,286         1.21x
North Carolina                            12                   153,059,591              2.0           $ 12,754,966         1.58x
Virginia                                   8                   152,326,830              2.0           $ 19,040,854         1.39x
Georgia                                   16                   145,771,472              1.9           $  9,110,717         1.35x
South Carolina                            12                   141,419,451              1.9           $ 11,784,954         1.30x
Nevada                                    15                   133,968,469              1.8           $  8,931,231         1.26x
Texas                                     22                   132,219,406              1.7           $  6,009,973         1.25x
Michigan                                   7                   110,878,793              1.5           $ 15,839,828         1.41x
Ohio                                      11                   108,810,513              1.4           $  9,891,865         1.29x
Florida                                   12                    86,325,268              1.1           $  7,193,772         1.40x
Maryland                                   6                    61,587,541              0.8           $ 10,264,590         1.47x
Hawaii                                     3                    56,500,000              0.7           $ 18,833,333         1.66x
Rhode Island                               1                    51,750,000              0.7           $ 51,750,000         1.35x
New Mexico                                 2                    51,160,000              0.7           $ 25,580,000         1.50x
Indiana                                    7                    47,874,380              0.6           $  6,839,197         1.28x
Minnesota                                  4                    41,540,000              0.5           $ 10,385,000         1.30x
Tennessee                                  4                    31,548,985              0.4           $  7,887,246         1.43x
Wisconsin                                  5                    31,127,000              0.4           $  6,225,400         1.24x
Kentucky                                   4                    28,960,499              0.4           $  7,240,125         1.29x
Washington                                 2                    22,600,000              0.3           $ 11,300,000         1.72x
Missouri                                   3                    18,013,734              0.2           $  6,004,578         1.38x
Delaware                                   1                    18,000,000              0.2           $ 18,000,000         2.10x
Alabama                                    4                    16,670,380              0.2           $  4,167,595         1.43x
Iowa                                       3                    13,935,730              0.2           $  4,645,243         1.52x
Utah                                       1                    10,720,000              0.1           $ 10,720,000         1.36x
Nebraska                                   1                     9,031,460              0.1           $  9,031,460         1.99x
Maine                                      1                     7,200,000              0.1           $  7,200,000         1.31x
Mississippi                                1                     4,250,000              0.1           $  4,250,000         1.49x
Kansas                                     1                     3,000,000              0.0           $  3,000,000         1.29x
                                        -----              ---------------            -----
TOTAL/WTD.AVG                            353               $ 7,562,773,703            100.0%          $ 21,424,288         1.31x

                                                              WEIGHTED
                                                               AVERAGE                 WEIGHTED           WEIGHTED
                                         WEIGHTED             REMAINING                AVERAGE            AVERAGE
                                          AVERAGE               TERM TO              CUT-OFF DATE       MATURITY DATE
                PROPERTY STATE         MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------         -------------         --------------              ---                ---

California                                 5.708%               111.9                   73.7%              73.7%
Oregon                                     5.565%               116.1                   65.8%              65.8%
Pennsylvania                               6.030%               110.6                   79.3%              78.1%
New York                                   5.761%               113.1                   73.6%              73.4%
Connecticut                                5.702%               118.3                   79.7%              79.7%
New Jersey                                 5.713%               115.4                   70.2%              69.8%
Massachusetts                              6.442%               119.2                   77.4%              74.5%
Arizona                                    5.904%                75.5                   72.2%              71.7%
District of Columbia                       5.771%                72.2                   65.6%              65.6%
Colorado                                   5.817%               116.3                   68.2%              65.6%
Illinois                                   6.123%                98.5                   77.3%              75.6%
North Carolina                             5.746%               111.9                   69.8%              67.1%
Virginia                                   5.714%               103.6                   78.8%              75.7%
Georgia                                    6.190%               110.4                   77.4%              73.4%
South Carolina                             5.753%               117.4                   76.8%              74.3%
Nevada                                     5.844%                90.1                   77.3%              76.5%
Texas                                      5.857%               117.8                   77.0%              72.5%
Michigan                                   6.508%               111.7                   62.7%              58.4%
Ohio                                       5.718%               118.0                   77.4%              73.8%
Florida                                    6.239%                88.1                   71.3%              70.4%
Maryland                                   5.905%                87.6                   71.3%              69.4%
Hawaii                                     5.649%               115.9                   67.7%              67.7%
Rhode Island                               5.910%               119.0                   75.3%              72.0%
New Mexico                                 6.021%                67.7                   78.5%              78.2%
Indiana                                    6.626%               119.0                   77.6%              72.9%
Minnesota                                  5.862%               108.1                   77.4%              76.6%
Tennessee                                  6.527%               101.1                   74.8%              70.8%
Wisconsin                                  5.684%               118.6                   76.2%              74.5%
Kentucky                                   6.772%               119.8                   76.6%              71.7%
Washington                                 5.614%               125.4                   63.9%              63.9%
Missouri                                   6.471%               120.0                   78.1%              72.2%
Delaware                                   5.330%               119.0                   55.0%              55.0%
Alabama                                    5.898%               114.0                   79.4%              73.7%
Iowa                                       6.775%                95.5                   71.1%              65.5%
Utah                                       6.050%               119.0                   80.0%              80.0%
Nebraska                                   6.150%                52.0                   72.8%              68.8%
Maine                                      5.760%                57.0                   79.1%              76.1%
Mississippi                                5.747%               120.0                   80.3%              74.9%
Kansas                                     5.910%               119.0                   77.1%              77.1%

TOTAL/WTD.AVG                              5.821%               109.9                   73.6%              72.7%

                                      A-11

                 LOAN GROUP 1
           DISTRIBUTION BY LOAN TYPE

                                                                                                                         WEIGHTED
                                                                                  PERCENTAGE OF                        AVERAGE DEBT
                                          NUMBER OF                                  AGGREGATE           AVERAGE          SERVICE
                                          MORTGAGE            CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE       COVERAGE
                   LOAN TYPE                LOANS              BALANCE ($)            BALANCE           BALANCE ($)         RATIO
                   ---------                -----              -----------            -------          ------------        -----

Interest Only                                104             $ 5,786,825,339           82.1%           $ 55,642,551         1.32x
Interest Only, Then Amortizing                62               1,003,307,765           14.2            $ 16,182,383         1.31x
Amortizing                                    17                 258,640,599            3.7            $ 15,214,153         1.29x
                                            -----            ---------------          ----
TOTAL/WTD.AVG.                               183             $ 7,048,773,703          100.0%           $ 38,517,889         1.31x

                                                               WEIGHTED
                                                               AVERAGE              WEIGHTED            WEIGHTED
                                         WEIGHTED             REMAINING              AVERAGE             AVERAGE
                                         AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                    LOAN TYPE          MORTGAGE RATE         MATURITY (MOS)            LTV                LTV
                    ---------          -------------         --------------            ---                ---

                                         5.737%                108.5                 73.1%              73.2%
Interest Only                            5.972%                114.8                 74.8%              69.7%
Interest Only, Then Amortizing           6.510%                114.3                 73.1%              64.6%
Amortizing
                                         5.799%                109.6                 73.3%              72.4%
TOTAL/WTD.AVG.

                                                                            LOAN GROUP 1
                                                          DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                                         WEIGHTED
                                                                                       PERCENTAGE OF                   AVERAGE DEBT
                                            NUMBER OF                                    AGGREGATE         AVERAGE        SERVICE
             RANGE OF CUT-OFF DATE          MORTGAGE              CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE     COVERAGE
            PRINCIPAL BALANCES ($)            LOANS                BALANCE ($)            BALANCE         BALANCE ($)      RATIO
            ----------------------            -----                -----------            -------        ------------      -----

1,310,000 - 4,999,999                          32             $   112,815,506             1.6%          $   3,525,485      1.33x
5,000,000 - 9,999,999                          43                 306,260,708              4.3          $   7,122,342      1.42x
10,000,000 - 12,999,999                        17                 189,207,937              2.7          $  11,129,879      1.34x
13,000,000 - 17,999,999                        22                 337,738,176              4.8          $  15,351,735      1.34x
18,000,000 - 22,999,999                        10                 205,870,720              2.9          $  20,587,072      1.29x
23,000,000 - 39,999,999                        21                 618,702,317              8.8          $  29,462,015      1.35x
40,000,000 - 59,999,999                        13                 650,110,000              9.2          $  50,008,462      1.31x
60,000,000 - 69,999,999                         2                 125,500,000              1.8          $  62,750,000      1.53x
70,000,000 - 89,999,999                         5                 395,650,000              5.6          $  79,130,000      1.41x
90,000,000 - 109,999,999                        2                 196,230,000              2.8          $  98,115,000      1.20x
110,000,000 - 129,999,999                       3                 360,000,000              5.1          $ 120,000,000      1.28x
130,000,000 - 149,999,999                       3                 408,613,339              5.8          $ 136,204,446      1.32x
150,000,000 - 169,999,999                       2                 325,000,000              4.6          $ 162,500,000      1.21x
170,000,000 - 199,999,999                       3                 564,500,000              8.0          $ 188,166,667      1.35x
200,000,000 - 299,999,999                       2                 535,375,000              7.6          $ 267,687,500      1.37x
300,000,000 - 499,999,999                       1                 470,000,000              6.7          $ 470,000,000      1.20x
500,000,000 - 697,200,000                       2               1,247,200,000             17.7          $ 623,600,000      1.27x
                                             -----            ---------------            -----
TOTAL/WTD. AVG.                               183             $ 7,048,773,703            100.0%         $  38,517,889      1.31x

                   MIN                    1,310,000
                   MAX                  697,200,000
                  AVERAGE                38,517,889

                                                                        WEIGHTED
                                                                        AVERAGE              WEIGHTED           WEIGHTED
                                                WEIGHTED               REMAINING              AVERAGE            AVERAGE
             RANGE OF CUT-OFF DATE                AVERAGE                TERM TO           CUT-OFF DATE       MATURITY DATE
            PRINCIPAL BALANCES ($)            MORTGAGE RATE         MATURITY (MOS)             LTV                LTV
            ----------------------            -------------         --------------             ---                ---

1,310,000 - 4,999,999                            5.770%                  110.4                71.5%              67.2%
5,000,000 - 9,999,999                            5.780%                  108.8                74.6%              70.4%
10,000,000 - 12,999,999                          5.905%                  108.8                71.3%              67.8%
13,000,000 - 17,999,999                          5.803%                  113.6                74.5%              72.6%
18,000,000 - 22,999,999                          5.936%                  105.6                75.5%              73.8%
23,000,000 - 39,999,999                          5.956%                  108.9                74.4%              71.7%
40,000,000 - 59,999,999                          6.079%                   85.5                74.9%              74.6%
60,000,000 - 69,999,999                          5.717%                   88.1                77.5%              74.6%
70,000,000 - 89,999,999                          6.034%                  105.5                73.6%              73.1%
90,000,000 - 109,999,999                         6.495%                  118.9                70.6%              67.5%
110,000,000 - 129,999,999                        5.704%                   98.7                75.7%              75.7%
130,000,000 - 149,999,999                        5.847%                  104.8                68.1%              70.6%
150,000,000 - 169,999,999                        5.851%                  117.5                74.6%              74.6%
170,000,000 - 199,999,999                        5.610%                  117.3                74.4%              72.6%
200,000,000 - 299,999,999                        5.667%                  117.0                73.8%              73.8%
300,000,000 - 499,999,999                        5.500%                  118.0                73.7%              73.7%
500,000,000 - 697,200,000                        5.620%                  117.0                71.1%              71.1%

TOTAL/WTD. AVG.                                  5.799%                  109.6                73.3%              72.4%

                                      A-12

                                                                           LOAN GROUP 1
                                                        DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                                       WEIGHTED
                                                                                  PERCENTAGE OF                      AVERAGE DEBT
                                              NUMBER OF                             AGGREGATE            AVERAGE        SERVICE
             RANGE OF DEBT SERVICE            MORTGAGE         CUT-OFF DATE       CUT-OFF DATE         CUT-OFF DATE    COVERAGE
                COVERAGE RATIOS                 LOANS           BALANCE ($)          BALANCE           BALANCE ($)       RATIO
                ---------------                 -----           -----------          -------          ------------       -----

1.10 - 1.14                                       13         $   438,846,696           6.2%           $ 33,757,438        1.13x
1.15 - 1.19                                       24           1,025,896,600           14.6           $ 42,745,692        1.18x
1.20 - 1.24                                       29           1,361,775,957           19.3           $ 46,957,792        1.21x
1.25 - 1.29                                       23             764,038,763           10.8           $ 33,219,077        1.27x
1.30 - 1.34                                       24           1,414,203,124           20.1           $ 58,925,130        1.33x
1.35 - 1.39                                       18             960,583,103           13.6           $ 53,365,728        1.38x
1.40 - 1.49                                       26             626,678,821            8.9           $ 24,103,032        1.46x
1.50 - 1.59                                        8              96,485,000            1.4           $ 12,060,625        1.54x
1.60 - 1.79                                       10             195,846,638            2.8           $ 19,584,664        1.70x
1.80 - 1.99                                        3              30,019,001            0.4           $ 10,006,334        1.91x
2.00 - 2.65                                        5             134,400,000            1.9           $ 26,880,000        2.13x
                                                -----        ---------------          -----
TOTAL/WTD. AVG.                                  183         $ 7,048,773,703          100.0%          $ 38,517,889        1.31x

                               MIN          1.10x
                               MAX          2.65x
                  WEIGHTED AVERAGE          1.31x

                                                                           WEIGHTED
                                                                            AVERAGE              WEIGHTED           WEIGHTED
                                                    WEIGHTED               REMAINING              AVERAGE            AVERAGE
             RANGE OF DEBT SERVICE                   AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                COVERAGE RATIOS                   MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                ---------------                   -------------         --------------              ---                ---

1.10 - 1.14                                           6.327%                99.8                   77.0%              75.9%
1.15 - 1.19                                           5.714%               114.9                   76.7%              75.7%
1.20 - 1.24                                           5.794%               113.5                   74.3%              72.8%
1.25 - 1.29                                           5.836%               108.1                   75.9%              75.2%
1.30 - 1.34                                           5.713%               111.2                   69.8%              69.3%
1.35 - 1.39                                           5.685%               115.6                   72.4%              72.6%
1.40 - 1.49                                           5.881%                99.1                   73.5%              70.9%
1.50 - 1.59                                           5.859%                90.5                   74.8%              74.8%
1.60 - 1.79                                           5.829%                79.8                   74.0%              73.1%
1.80 - 1.99                                           5.914%               103.7                   61.4%              58.4%
2.00 - 2.65                                           5.791%               115.9                   53.8%              53.8%

TOTAL/WTD. AVG.                                       5.799%               109.6                   73.3%              72.4%

                                                                          LOAN GROUP 1
                                                               DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                                        WEIGHTED
                                                                                  PERCENTAGE OF                       AVERAGE DEBT
                                       NUMBER OF                                    AGGREGATE         AVERAGE           SERVICE
               RANGE OF MORTGAGE       MORTGAGE              CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE        COVERAGE
                INTEREST RATES           LOANS                BALANCE ($)            BALANCE         BALANCE ($)         RATIO
                --------------           -----                -----------            -------         ------------        -----

5.350% - 5.500%                            11            $   873,130,000             12.4%          $ 79,375,455         1.28x
5.501% - 5.750%                            72              3,344,744,563             47.5           $ 46,454,786         1.31x
5.751% - 6.000%                            61              1,613,437,076             22.9           $ 26,449,788         1.35x
6.001% - 6.250%                            26                899,017,680             12.8           $ 34,577,603         1.33x
6.251% - 6.500%                             5                 97,614,384              1.4           $ 19,522,877         1.15x
6.501% - 6.750%                             3                 14,500,000              0.2           $  4,833,333         1.26x
6.751% - 7.000%                             2                 53,100,000              0.8           $ 26,550,000         1.30x
7.001% - 7.250%                             1                 12,000,000              0.2           $ 12,000,000         1.19x
7.251% - 7.939%                             2                141,230,000              2.0           $ 70,615,000         1.20x
                                         -----           ---------------            -----
TOTAL/WTD. AVG.                           183            $ 7,048,773,703            100.0%          $ 38,517,889         1.31x

                          MIN         5.350%
                          MAX         7.939%
             WEIGHTED AVERAGE         5.799%

                                                                       WEIGHTED
                                                                        AVERAGE              WEIGHTED           WEIGHTED
                                               WEIGHTED               REMAINING              AVERAGE            AVERAGE
               RANGE OF MORTGAGE                 AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                INTEREST RATES               MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------               -------------         --------------              ---                ---

5.350% - 5.500%                                 5.449%                  117.8                 74.4%              74.3%
5.501% - 5.750%                                 5.643%                  116.0                 72.7%              71.8%
5.751% - 6.000%                                 5.881%                   98.2                 72.0%              71.1%
6.001% - 6.250%                                 6.136%                   98.7                 77.1%              76.2%
6.251% - 6.500%                                 6.371%                  116.8                 79.3%              78.9%
6.501% - 6.750%                                 6.616%                   91.6                 72.6%              69.3%
6.751% - 7.000%                                 6.854%                  115.0                 62.4%              56.5%
7.001% - 7.250%                                 7.148%                  119.0                 66.7%              61.5%
7.251% - 7.939%                                 7.585%                   99.4                 72.2%              67.4%

TOTAL/WTD. AVG.                                 5.799%                  109.6                 73.3%              72.4%

                                      A-13

                                                                            LOAN GROUP 1
                                                        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                                         WEIGHTED
                                                                                    PERCENTAGE OF                      AVERAGE DEBT
                                            NUMBER OF                                 AGGREGATE           AVERAGE         SERVICE
             RANGE OF CUT-OFF DATE          MORTGAGE           CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE      COVERAGE
           LOAN-TO-VALUE RATIOS (%)           LOANS             BALANCE ($)            BALANCE          BALANCE ($)       RATIO
           ------------------------           -----             -----------            -------         ------------       -----

43.90 - 50.00                                    2          $    43,400,000             0.6%           $ 21,700,000       2.19x
50.01 - 60.00                                   10              197,987,541              2.8           $ 19,798,754       1.79x
60.01 - 65.00                                   10              266,642,930              3.8           $ 26,664,293       1.36x
65.01 - 70.00                                   27            1,710,902,971             24.3           $ 63,366,777       1.32x
70.01 - 75.00                                   35            1,284,407,520             18.2           $ 36,697,358       1.27x
75.01 - 80.00                                   90            3,110,541,740             44.1           $ 34,561,575       1.28x
80.01 - 84.90                                    9              434,891,000              6.2           $ 48,321,222       1.35x
                                              -----         ---------------            -----
TOTAL/WTD. AVG.                                183          $ 7,048,773,703            100.0%          $ 38,517,889       1.31x

                              MIN          43.9%
                              MAX          84.9%
                 WEIGHTED AVERAGE          73.3%

                                                                 WEIGHTED
                                                                          AVERAGE                WEIGHTED           WEIGHTED
                                                     WEIGHTED            REMAINING                AVERAGE            AVERAGE
             RANGE OF CUT-OFF DATE                    AVERAGE             TERM TO              CUT-OFF DATE       MATURITY DATE
           LOAN-TO-VALUE RATIOS (%)               MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
           ------------------------               -------------         --------------              ---                ---

43.90 - 50.00                                        5.603%                  118.5                 48.7%              48.7%
50.01 - 60.00                                        5.863%                   99.1                 57.0%              56.7%
60.01 - 65.00                                        6.049%                   96.5                 62.4%              59.9%
65.01 - 70.00                                        5.760%                  110.6                 67.0%              67.1%
70.01 - 75.00                                        5.596%                  111.3                 72.9%              71.7%
75.01 - 80.00                                        5.858%                  109.7                 78.2%              77.2%
80.01 - 84.90                                        5.967%                  111.3                 81.0%              78.1%

TOTAL/WTD. AVG.                                      5.799%                  109.6                 73.3%              72.4%

                                                                           LOAN GROUP 1
                                                        DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                                        WEIGHTED
                                                                                    PERCENTAGE OF                     AVERAGE DEBT
                                         NUMBER OF                                    AGGREGATE         AVERAGE          SERVICE
              RANGE OF REMAINING         MORTGAGE              CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE      COVERAGE
            TERMS TO MATURITY (MOS)        LOANS                BALANCE ($)            BALANCE         BALANCE ($)       RATIO
            -----------------------        -----                -----------            -------         ------------      -----

52 - 60                                      24             $   782,137,460            11.1%           $ 32,589,061       1.37x
61 - 110                                      8                 247,371,442              3.5           $ 30,921,430       1.33x
111 - 115                                    16                 776,023,841             11.0           $ 48,501,490       1.37x
116 - 116                                    21                 279,883,949              4.0           $ 13,327,807       1.37x
117 - 117                                    33               2,060,134,417             29.2           $ 62,428,316       1.27x
118 - 118                                    41               1,407,122,688             20.0           $ 34,320,066       1.28x
119 - 130                                    40               1,496,099,905             21.2           $ 37,402,498       1.34x
                                           -----            ---------------            -----
TOTAL/WTD. AVG.                             183             $ 7,048,773,703            100.0%          $ 38,517,889       1.31x

                         MIN        52 months
                         MAX       130 months
            WEIGHTED AVERAGE       110 months

                                                                        WEIGHTED
                                                                         AVERAGE              WEIGHTED           WEIGHTED
                                                 WEIGHTED               REMAINING              AVERAGE            AVERAGE
              RANGE OF REMAINING                  AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
            TERMS TO MATURITY (MOS)           MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
            -----------------------           -------------         --------------              ---                ---

52 - 60                                           6.073%                 57.9                   73.6%              73.5%
61 - 110                                          5.886%                 79.4                   69.6%              69.3%
111 - 115                                         5.912%                114.9                   69.6%              69.0%
116 - 116                                         5.790%                116.0                   72.3%              68.2%
117 - 117                                         5.679%                117.0                   72.7%              72.2%
118 - 118                                         5.683%                118.0                   73.8%              72.4%
119 - 130                                         5.859%                119.4                   76.2%              75.2%

TOTAL/WTD. AVG.                                   5.799%                109.6                   73.3%              72.4%

                                      A-14

                                                                          LOAN GROUP 1
                                                          DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                                     WEIGHTED
                                                                                PERCENTAGE OF                      AVERAGE DEBT
                                        NUMBER OF                                 AGGREGATE         AVERAGE          SERVICE
              RANGE OF REMAINING        MORTGAGE           CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE       COVERAGE
           AMORTIZATION TERMS (MOS)       LOANS             BALANCE ($)            BALANCE        BALANCE ($)          RATIO
           ------------------------       -----            -----------            -------       ------------           -----

 Interest Only                             104            $ 5,786,825,339           82.1%        $ 55,642,551          1.32x
296 - 299                                    4                 48,013,673            0.7         $ 12,003,418          1.34x
300 - 359                                   10                 82,610,542            1.2         $  8,261,054          1.40x
360 - 360                                   63              1,006,607,765           14.3         $ 15,977,901          1.31x
361 - 659  (1)                               2                124,716,384            1.8         $ 62,358,192          1.21x
                                         ------           ---------------           -----
TOTAL/WTD. AVG.                            183            $ 7,048,773,703           100.0%       $ 38,517,889          1.31x

(1) With respect to Pavilion at Lansdale loan, $30 million of the principal balance of the mortgage loan is interest-only until maturity while $2 million of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300 month amortization schedule.

                        MIN       296 months
                        MAX       659 months
           WEIGHTED AVERAGE       368 months

                                                                       WEIGHTED
                                                                        AVERAGE              WEIGHTED           WEIGHTED
                                               WEIGHTED               REMAINING              AVERAGE            AVERAGE
              RANGE OF REMAINING                 AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
           AMORTIZATION TERMS (MOS)           MORTGAGE RATE         MATURITY (MOS)             LTV                LTV
           ------------------------           -------------         --------------             ---                ---

 Interest Only                                   5.737%                 108.5                 73.1%              73.2%
296 - 299                                        5.956%                 116.2                 68.3%              53.1%
300 - 359                                        5.847%                 106.2                 71.1%              61.3%
360 - 360                                        5.974%                 114.8                 74.8%              69.6%
361 - 659  (1)                                   7.156%                 118.7                 76.4%              71.3%

TOTAL/WTD. AVG.                                  5.799%                 109.6                 73.3%              72.4%

                                                                          LOAN GROUP 1
                                                          DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                                     WEIGHTED
                                                                                 PERCENTAGE OF                      AVERAGE DEBT
                                           NUMBER OF                               AGGREGATE         AVERAGE          SERVICE
               RANGE OF ORIGINAL           MORTGAGE          CUT-OFF DATE         CUT-OFF DATE     CUT-OFF DATE       COVERAGE
               TERMS TO MATURITY             LOANS            BALANCE ($)            BALANCE        BALANCE ($)        RATIO
               -----------------             -----            -----------            -------       ------------        -----

60 - 60                                       24             $   782,137,460          11.1%         $ 32,589,061       1.37x
61 - 119                                      11                 533,171,442            7.6         $ 48,470,131       1.33x
120 - 120                                    145               5,697,464,801           80.8         $ 39,292,861       1.30x
121 - 132                                      3                  36,000,000            0.5         $ 12,000,000       1.48x
                                            -----            ---------------          -----
TOTAL/WTD. AVG.                              183             $ 7,048,773,703          100.0%        $ 38,517,889       1.31x

                      Min        60 months
                      Max       132 months
         Weighted Average       112 months

                                                                   WEIGHTED
                                                                     AVERAGE              WEIGHTED           WEIGHTED
                                            WEIGHTED               REMAINING              AVERAGE            AVERAGE
               RANGE OF ORIGINAL              AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
               TERMS TO MATURITY          MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
               -----------------          -------------         --------------              ---                ---

60 - 60                                      6.073%                57.9                    73.6%              73.5%
61 - 119                                     5.745%                99.2                    73.2%              73.1%
120 - 120                                    5.767%               117.5                    73.3%              72.2%
121 - 132                                    5.746%               121.4                    71.2%              68.0%

TOTAL/WTD. AVG.                              5.799%               109.6                    73.3%              72.4%

                                     A-15

                                                                          LOAN GROUP 1
                                                             DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                                         WEIGHTED
                                                                                      PERCENTAGE OF                    AVERAGE DEBT
                                           NUMBER OF                                    AGGREGATE          AVERAGE        SERVICE
                                           MORTGAGE              CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE    COVERAGE
                PREPAYMENT TYPE              LOANS                BALANCE ($)           BALANCE          BALANCE ($)       RATIO
                ---------------              -----                -----------           -------         ------------       -----

Defeasance                                    151             $ 5,133,344,411            72.8%         $  33,995,658       1.33x
Defeasance or Yield Maintenance                17               1,735,575,000             24.6         $ 102,092,647       1.27x
Yield Maintenance                              15                 179,854,292              2.6         $  11,990,286       1.35x
                                            ------            ---------------            -----
TOTAL/WTD.AVG.                                183             $ 7,048,773,703            100.0%        $  38,517,889       1.31x

                                                                 WEIGHTED
                                                                 AVERAGE                 WEIGHTED           WEIGHTED
                                             WEIGHTED           REMAINING                AVERAGE            AVERAGE
                                              AVERAGE             TERM TO              CUT-OFF DATE       MATURITY DATE
                PREPAYMENT TYPE            MORTGAGE RATE       MATURITY (MOS)              LTV                LTV
                ---------------            -------------       --------------              ---                ---

Defeasance                                    5.847%              109.1                   72.9%              71.9%
Defeasance or Yield Maintenance               5.653%              113.2                   74.3%              73.6%
Yield Maintenance                             5.842%               86.1                   75.9%              74.3%

TOTAL/WTD.AVG.                                5.799%              109.6                   73.3%              72.4%

                                  LOAN GROUP 1
                          DISTRIBUTION OF LOCKBOX TYPES

                                                                  PERCENTAGE OF
                              NUMBER OF                             AGGREGATE
                              MORTGAGE       CUT-OFF DATE         CUT-OFF DATE
              LOCKBOXES         LOANS         BALANCE ($)            BALANCE
              ---------         -----         -----------            -------
Hard                             72         $ 5,838,741,158          82.8%
Soft                             10         $   228,745,011           3.2%

                                  LOAN GROUP 1
                             DISTRIBUTION OF ESCROWS

                                                                PERCENTAGE OF
                              NUMBER OF                           AGGREGATE
                              MORTGAGE     CUT-OFF DATE         CUT-OFF DATE
        ESCROW TYPE             LOANS       BALANCE ($)            BALANCE
        -----------             -----       -----------            -------
Replacement Reserves             130    $ 5,370,340,308            76.2%
Real Estate Tax                  158    $ 6,153,653,899            87.3%
Insurance                        149    $ 5,981,466,358            84.9%
TI/LC  (1)                        84    $ 3,748,563,837            63.2%

(1) Percentage of total office, retail, industrial and mixed use properties only.

                                      A-16

                                                                         LOAN GROUP 1
                                                                DISTRIBUTION OF PROPERTY TYPES

                                                                                                                   WEIGHTED
                                                                           PERCENTAGE OF                         AVERAGE DEBT
                                        NUMBER OF                            AGGREGATE            AVERAGE           SERVICE
                                        MORTGAGED       CUT-OFF DATE        CUT-OFF DATE         CUT-OFF DATE       COVERAGE
                PROPERTY TYPES         PROPERTIES       BALANCE ($)           BALANCE           BALANCE ($)          RATIO
                --------------         ----------      -----------            -------          ------------          -----

Office                                    112         $ 4,880,996,386           69.2%          $ 43,580,325          1.29x
Retail                                     78             874,157,488           12.4           $ 11,207,147          1.29x
Hospitality                                66             665,536,202            9.4           $ 10,083,882          1.47x
Other                                       4             343,210,147            4.9           $ 85,802,537          1.37x
Self-Storage                               14              98,450,000            1.4           $  7,032,143          1.50x
Industrial                                 12              98,068,469            1.4           $  8,172,372          1.31x
Mixed Use                                   3              73,719,152            1.0           $ 24,573,051          1.12x
Multifamily                                45              14,635,859            0.2           $    325,241          1.32x
                                         -----        ---------------          -----
TOTAL/WTD.AVG.                            334         $ 7,048,773,703          100.0%          $ 21,104,113          1.31x

                                                                     WEIGHTED
                                                                      AVERAGE              WEIGHTED           WEIGHTED
                                              WEIGHTED               REMAINING              AVERAGE            AVERAGE
                                                AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                PROPERTY TYPES              MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------              -------------         --------------              ---                ---

Office                                         5.751%                 111.0                  72.7%              72.5%
Retail                                         5.933%                 114.6                  75.6%              73.4%
Hospitality                                    5.999%                 104.5                  75.3%              71.6%
Other                                          5.683%                  96.5                  71.5%              70.6%
Self-Storage                                   5.859%                 107.1                  71.4%              69.1%
Industrial                                     5.835%                 112.0                  72.0%              67.6%
Mixed Use                                      5.991%                  59.5                  78.3%              78.2%
Multifamily                                    5.825%                 117.0                  74.6%              63.1%

TOTAL/WTD.AVG.                                 5.799%                 109.6                  73.3%              72.4%

                                      A-17

                                                                          LOAN GROUP 1
                                                                      GEOGRAPHIC DISTRIBUTION

                                                                                                                      WEIGHTED
                                                                                PERCENTAGE OF                       AVERAGE DEBT
                                       NUMBER OF                                  AGGREGATE         AVERAGE            SERVICE
                                       MORTGAGED            CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE       COVERAGE
                PROPERTY STATE        PROPERTIES             BALANCE ($)            BALANCE        BALANCE ($)          RATIO
                --------------        ----------             -----------            -------       ------------          -----

California                                31               $ 2,083,430,755            29.6%        $ 67,207,444         1.23x
Oregon                                    17                   707,864,000             10.0        $ 41,639,059         1.34x
New York                                   7                   590,546,305              8.4        $ 84,363,758         1.24x
Pennsylvania                              71                   503,619,202              7.1        $  7,093,228         1.35x
Connecticut                                6                   491,085,000              7.0        $ 81,847,500         1.29x
New Jersey                                 9                   314,695,000              4.5        $ 34,966,111         1.38x
District of Columbia                       2                   195,113,339              2.8        $ 97,556,670         1.29x
Arizona                                    8                   186,995,600              2.7        $ 23,374,450         1.42x
Colorado                                  11                   177,637,000              2.5        $ 16,148,818         1.61x
Illinois                                   7                   175,338,000              2.5        $ 25,048,286         1.21x
Virginia                                   8                   152,326,830              2.2        $ 19,040,854         1.39x
South Carolina                            12                   141,419,451              2.0        $ 11,784,954         1.30x
North Carolina                            11                   134,709,591              1.9        $ 12,246,326         1.61x
Nevada                                    15                   133,968,469              1.9        $  8,931,231         1.26x
Texas                                     21                   125,969,406              1.8        $  5,998,543         1.25x
Michigan                                   7                   110,878,793              1.6        $ 15,839,828         1.41x
Ohio                                      11                   108,810,513              1.5        $  9,891,865         1.29x
Georgia                                   14                    88,071,472              1.2        $  6,290,819         1.41x
Florida                                   12                    86,325,268              1.2        $  7,193,772         1.40x
Maryland                                   6                    61,587,541              0.9        $ 10,264,590         1.47x
Hawaii                                     3                    56,500,000              0.8        $ 18,833,333         1.66x
Rhode Island                               1                    51,750,000              0.7        $ 51,750,000         1.35x
New Mexico                                 2                    51,160,000              0.7        $ 25,580,000         1.50x
Massachusetts                              2                    44,500,000              0.6        $ 22,250,000         1.25x
Minnesota                                  4                    41,540,000              0.6        $ 10,385,000         1.30x
Indiana                                    6                    35,874,380              0.5        $  5,979,063         1.31x
Tennessee                                  4                    31,548,985              0.4        $  7,887,246         1.43x
Wisconsin                                  5                    31,127,000              0.4        $  6,225,400         1.24x
Kentucky                                   4                    28,960,499              0.4        $  7,240,125         1.29x
Washington                                 2                    22,600,000              0.3        $ 11,300,000         1.72x
Missouri                                   3                    18,013,734              0.3        $  6,004,578         1.38x
Alabama                                    4                    16,670,380              0.2        $  4,167,595         1.43x
Iowa                                       3                    13,935,730              0.2        $  4,645,243         1.52x
Utah                                       1                    10,720,000              0.2        $ 10,720,000         1.36x
Nebraska                                   1                     9,031,460              0.1        $  9,031,460         1.99x
Maine                                      1                     7,200,000              0.1        $  7,200,000         1.31x
Mississippi                                1                     4,250,000              0.1        $  4,250,000         1.49x
Kansas                                     1                     3,000,000              0.0        $  3,000,000         1.29x
                                        -----              ---------------            -----
TOTAL/WTD.AVG                            334               $ 7,048,773,703            100.0%       $ 21,104,113         1.31x

                                                                 WEIGHTED
                                                                  AVERAGE              WEIGHTED           WEIGHTED
                                          WEIGHTED               REMAINING              AVERAGE            AVERAGE
                                           AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                PROPERTY STATE          MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------          -------------         --------------              ---                ---

California                                 5.708%                 112.2                  73.6%              73.7%
Oregon                                     5.565%                 116.1                  65.8%              65.8%
New York                                   5.761%                 113.1                  73.6%              73.4%
Pennsylvania                               6.020%                 108.5                  77.7%              76.3%
Connecticut                                5.702%                 118.3                  79.7%              79.7%
New Jersey                                 5.713%                 115.4                  70.2%              69.8%
District of Columbia                       5.771%                  72.2                  65.6%              65.6%
Arizona                                    5.922%                  75.2                  72.0%              71.5%
Colorado                                   5.817%                 116.3                  68.2%              65.6%
Illinois                                   6.123%                  98.5                  77.3%              75.6%
Virginia                                   5.714%                 103.6                  78.8%              75.7%
South Carolina                             5.753%                 117.4                  76.8%              74.3%
North Carolina                             5.746%                 110.9                  68.7%              65.7%
Nevada                                     5.844%                  90.1                  77.3%              76.5%
Texas                                      5.858%                 117.9                  77.3%              72.8%
Michigan                                   6.508%                 111.7                  62.7%              58.4%
Ohio                                       5.718%                 118.0                  77.4%              73.8%
Georgia                                    6.077%                 116.7                  78.8%              74.3%
Florida                                    6.239%                  88.1                  71.3%              70.4%
Maryland                                   5.905%                  87.6                  71.3%              69.4%
Hawaii                                     5.649%                 115.9                  67.7%              67.7%
Rhode Island                               5.910%                 119.0                  75.3%              72.0%
New Mexico                                 6.021%                  67.7                  78.5%              78.2%
Massachusetts                              6.074%                 116.4                  75.4%              72.5%
Minnesota                                  5.862%                 108.1                  77.4%              76.6%
Indiana                                    6.882%                 120.0                  76.8%              70.6%
Tennessee                                  6.527%                 101.1                  74.8%              70.8%
Wisconsin                                  5.684%                 118.6                  76.2%              74.5%
Kentucky                                   6.772%                 119.8                  76.6%              71.7%
Washington                                 5.614%                 125.4                  63.9%              63.9%
Missouri                                   6.471%                 120.0                  78.1%              72.2%
Alabama                                    5.898%                 114.0                  79.4%              73.7%
Iowa                                       6.775%                  95.5                  71.1%              65.5%
Utah                                       6.050%                 119.0                  80.0%              80.0%
Nebraska                                   6.150%                  52.0                  72.8%              68.8%
Maine                                      5.760%                  57.0                  79.1%              76.1%
Mississippi                                5.747%                 120.0                  80.3%              74.9%
Kansas                                     5.910%                 119.0                  77.1%              77.1%

TOTAL/WTD.AVG                              5.799%                 109.6                  73.3%              72.4%

                                      A-18

                                  LOAN GROUP 2
                            DISTRIBUTION BY LOAN TYPE

                                                                                                             WEIGHTED
                                                                       PERCENTAGE OF                       AVERAGE DEBT
                                        NUMBER OF                        AGGREGATE           AVERAGE        SERVICE
                                        MORTGAGE       CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE     COVERAGE
                   LOAN TYPE             LOANS         BALANCE ($)        BALANCE          BALANCE ($)       RATIO
                   ---------            -------        ------------    -------------       ------------    ------------

Interest Only                              12         $ 283,700,000        55.2%           $ 23,641,667       1.27x
Interest Only, Then Amortizing              7           230,300,000        44.8            $ 32,900,000       1.17x
                                        -------       ------------        -----
TOTAL/WTD.AVG.                             19         $ 514,000,000       100.0%           $ 27,052,632       1.22x

                                                               WEIGHTED
                                                                AVERAGE              WEIGHTED           WEIGHTED
                                         WEIGHTED              REMAINING              AVERAGE            AVERAGE
                                           AVERAGE              TERM TO            CUT-OFF DATE       MATURITY DATE
                   LOAN TYPE           MORTGAGE RATE         MATURITY (MOS)             LTV                LTV
                   ---------           -------------         --------------        ------------       -------------

Interest Only                              5.830%                109.9                  78.9%              78.9%
Interest Only, Then Amortizing             6.491%                118.6                  76.6%              73.2%

TOTAL/WTD.AVG.                             6.127%                113.8                  77.9%              76.4%

                                  LOAN GROUP 2
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                                 WEIGHTED
                                                                           PERCENTAGE OF                       AVERAGE DEBT
                                          NUMBER OF                          AGGREGATE          AVERAGE          SERVICE
             RANGE OF CUT-OFF DATE        MORTGAGE       CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE      COVERAGE
            PRINCIPAL BALANCES ($)          LOANS        BALANCE ($)          BALANCE         BALANCE ($)         RATIO
            ----------------------        ---------      ------------      -------------      -------------    ------------

3,600,000 - 4,999,999                         2          $ 7,600,000           1.5%          $   3,800,000         1.19x
5,000,000 - 9,999,999                         5           32,150,000           6.3           $   6,430,000         1.17x
10,000,000 - 14,999,999                       3           36,500,000           7.1           $  12,166,667         1.25x
15,000,000 - 19,999,999                       6          104,550,000          20.3           $  17,425,000         1.50x
20,000,000 - 69,999,999                       1           43,200,000           8.4           $  43,200,000         1.23x
70,000,000 - 160,500,000                      2          290,000,000          56.4           $ 145,000,000         1.13x
                                          ---------     ------------         -----
TOTAL/WTD. AVG.                              19        $ 514,000,000         100.0%          $  27,052,632         1.22x

                                     MIN      3,600,000
                                     MAX    160,500,000
                                 AVERAGE     27,052,632

                                                           WEIGHTED
                                                            AVERAGE              WEIGHTED           WEIGHTED
                                         WEIGHTED          REMAINING             AVERAGE            AVERAGE
             RANGE OF CUT-OFF DATE        AVERAGE           TERM TO            CUT-OFF DATE       MATURITY DATE
            PRINCIPAL BALANCES ($)     MORTGAGE RATE     MATURITY (MOS)            LTV                LTV
            ----------------------     -------------     --------------        ------------       -------------

3,600,000 - 4,999,999                      5.909%            117.0                78.2%              73.1%
5,000,000 - 9,999,999                      5.851%            116.4                72.4%              69.7%
10,000,000 - 14,999,999                    5.591%             83.8                77.3%              77.3%
15,000,000 - 19,999,999                    5.613%            106.9                71.9%              71.9%
20,000,000 - 69,999,999                    6.690%            115.0                75.0%              70.8%
70,000,000 - 160,500,000                   6.331%            119.6                81.2%              79.6%

TOTAL/WTD. AVG.                            6.127%            113.8                77.9%              76.4%

                                      A-19

                                                                         LOAN GROUP 2
                                                         DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                                         WEIGHTED
                                                                                  PERCENTAGE OF                        AVERAGE DEBT
                                        NUMBER OF                                    AGGREGATE            AVERAGE         SERVICE
             RANGE OF DEBT SERVICE      MORTGAGE              CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE      COVERAGE
                COVERAGE RATIOS           LOANS                BALANCE ($)            BALANCE           BALANCE ($)         RATIO
                ---------------           -----                -----------            -------          ------------         -----

1.10 - 1.14                                 4                 $ 149,750,000             29.1%          $ 37,437,500         1.11x
1.15 - 1.19                                 4                   192,500,000             37.5           $ 48,125,000         1.16x
1.20 - 1.24                                 5                    80,450,000             15.7           $ 16,090,000         1.22x
1.25 - 1.29                                 1                     6,250,000              1.2           $  6,250,000         1.25x
1.30 - 1.34                                 2                    32,850,000              6.4           $ 16,425,000         1.33x
1.35 - 1.49                                 1                    19,200,000              3.7           $ 19,200,000         1.46x
1.50 - 1.79                                 1                    15,000,000              2.9           $ 15,000,000         1.71x
1.80 - 2.10                                 1                    18,000,000              3.5           $ 18,000,000         2.10x
                                          -----               -------------            -----
TOTAL/WTD. AVG.                            19                 $ 514,000,000            100.0%          $ 27,052,632         1.22x

                       MIN          1.10x
                       MAX          2.10x
          WEIGHTED AVERAGE          1.22x

                                                                    WEIGHTED
                                                                     AVERAGE              WEIGHTED           WEIGHTED
                                             WEIGHTED               REMAINING              AVERAGE            AVERAGE
             RANGE OF DEBT SERVICE             AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                COVERAGE RATIOS             MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                ---------------             -------------         --------------              ---                ---

1.10 - 1.14                                    6.035%                 118.7                  83.3%              82.9%
1.15 - 1.19                                    6.402%                 117.4                  78.0%              75.4%
1.20 - 1.24                                    6.286%                 115.4                  77.2%              74.7%
1.25 - 1.29                                    5.846%                 115.0                  71.0%              66.3%
1.30 - 1.34                                    5.591%                  92.5                  77.2%              77.2%
1.35 - 1.49                                    5.650%                  61.0                  83.4%              83.4%
1.50 - 1.79                                    5.500%                 118.0                  51.7%              51.7%
1.80 - 2.10                                    5.330%                 119.0                  55.0%              55.0%

TOTAL/WTD. AVG.                                6.127%                 113.8                  77.9%              76.4%

                                                                           LOAN GROUP 2
                                                             DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                                        WEIGHTED
                                                                                  PERCENTAGE OF                       AVERAGE DEBT
                                        NUMBER OF                                    AGGREGATE          AVERAGE          SERVICE
               RANGE OF MORTGAGE        MORTGAGE              CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE       COVERAGE
                INTEREST RATES            LOANS                BALANCE ($)            BALANCE         BALANCE ($)         RATIO
                --------------            -----                -----------            -------        ------------         -----

5.330% - 5.500%                             3                 $  47,500,000              9.2%       $  15,833,333         1.74x
5.501% - 5.750%                             6                    86,900,000             16.9        $  14,483,333         1.28x
5.751% - 6.000%                             7                    46,400,000              9.0        $   6,628,571         1.19x
6.001% - 6.250%                             1                   129,500,000             25.2        $ 129,500,000         1.10x
6.251% - 6.690%                             2                   203,700,000             39.6        $ 101,850,000         1.17x
                                         ------               -------------            -----
TOTAL/WTD. AVG.                            19                 $ 514,000,000            100.0%        $ 27,052,632         1.22x

                      MIN         5.330%
                      MAX         6.690%
         WEIGHTED AVERAGE         6.127%

                                                                    WEIGHTED
                                                                     AVERAGE              WEIGHTED           WEIGHTED
                                             WEIGHTED               REMAINING              AVERAGE            AVERAGE
               RANGE OF MORTGAGE               AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                INTEREST RATES             MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------             -------------         --------------              ---                ---

5.330% - 5.500%                               5.402%                 100.4                  60.5%              60.5%
5.501% - 5.750%                               5.689%                 100.1                  78.2%              78.0%
5.751% - 6.000%                               5.881%                 116.5                  77.4%              75.1%
6.001% - 6.250%                               6.068%                 119.0                  85.2%              85.2%
6.251% - 6.690%                               6.575%                 118.9                  77.3%              74.1%

TOTAL/WTD. AVG.                               6.127%                 113.8                  77.9%              76.4%

                                      A-20

                                                                          LOAN GROUP 2
                                                      DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                                        WEIGHTED
                                                                                    PERCENTAGE OF                     AVERAGE DEBT
                                          NUMBER OF                                    AGGREGATE         AVERAGE         SERVICE
             RANGE OF CUT-OFF DATE        MORTGAGE              CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE      COVERAGE
           LOAN-TO-VALUE RATIOS (%)         LOANS                BALANCE ($)            BALANCE         BALANCE ($)       RATIO
           ------------------------         -----                -----------            -------        ------------       -----

51.70 - 60.00                                  3              $  38,350,000              7.5%          $ 12,783,333        1.81x
60.01 - 75.00                                  2                 49,450,000              9.6           $ 24,725,000        1.23x
75.01 - 80.00                                 12                277,500,000             54.0           $ 23,125,000        1.18x
80.01 - 85.20                                  2                148,700,000             28.9           $ 74,350,000        1.15x
                                            ------            -------------            -----
TOTAL/WTD. AVG.                               19              $ 514,000,000            100.0%          $ 27,052,632        1.22x

                   MIN          51.7%
                   MAX          85.2%
      WEIGHTED AVERAGE          77.9%

                                                                WEIGHTED
                                                                 AVERAGE              WEIGHTED           WEIGHTED
                                         WEIGHTED               REMAINING              AVERAGE            AVERAGE
             RANGE OF CUT-OFF DATE         AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
           LOAN-TO-VALUE RATIOS (%)    MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
           ------------------------    -------------         --------------              ---                ---

51.70 - 60.00                              5.447%                118.2                   53.6%              53.1%
60.01 - 75.00                              6.583%                115.0                   74.5%              70.2%
75.01 - 80.00                              6.199%                114.3                   78.1%              76.1%
80.01 - 85.20                              6.014%                111.5                   85.0%              85.0%

TOTAL/WTD. AVG.                            6.127%                113.8                   77.9%              76.4%

                                                                         LOAN GROUP 2
                                                         DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                                       WEIGHTED
                                                                                   PERCENTAGE OF                     AVERAGE DEBT
                                         NUMBER OF                                    AGGREGATE         AVERAGE         SERVICE
              RANGE OF REMAINING         MORTGAGE              CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE      COVERAGE
            TERMS TO MATURITY (MOS)        LOANS                BALANCE ($)            BALANCE        BALANCE ($)        RATIO
            -----------------------        -----                -----------            -------       ------------        -----

59 - 60                                      1                 $  14,500,000              2.8%       $ 14,500,000         1.34x
61 - 110                                     2                    29,200,000              5.7        $ 14,600,000         1.36x
111 - 115                                    4                    83,450,000             16.2        $ 20,862,500         1.22x
116 - 116                                    2                    17,350,000              3.4        $  8,675,000         1.18x
117 - 117                                    5                    28,150,000              5.5        $  5,630,000         1.17x
118 - 118                                    1                    15,000,000              2.9        $ 15,000,000         1.71x
119 - 120                                    4                   326,350,000             63.5        $ 81,587,500         1.19x
                                          ------               -------------            -----
TOTAL/WTD. AVG.                             19                 $ 514,000,000            100.0%       $ 27,052,632         1.22x

                                            MIN        59 months
                                            MAX       120 months
                               WEIGHTED AVERAGE       114 months

                                                                   WEIGHTED
                                                                    AVERAGE              WEIGHTED           WEIGHTED
                                            WEIGHTED               REMAINING              AVERAGE            AVERAGE
              RANGE OF REMAINING              AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
            TERMS TO MATURITY (MOS)       MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
            -----------------------       -------------         --------------              ---                ---

59 - 60                                       5.390%                 59.0                   76.3%              76.3%
61 - 110                                      5.619%                 67.8                   80.8%              80.8%
111 - 115                                     6.230%                115.0                   76.7%              74.2%
116 - 116                                     5.808%                116.0                   71.8%              70.7%
117 - 117                                     5.898%                117.0                   77.8%              75.1%
118 - 118                                     5.500%                118.0                   51.7%              51.7%
119 - 120                                     6.244%                119.5                   79.5%              78.1%

TOTAL/WTD. AVG.                               6.127%                113.8                   77.9%              76.4%

                                      A-21

                                                                          LOAN GROUP 2
                                                        DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                                        WEIGHTED
                                                                                  PERCENTAGE OF                       AVERAGE DEBT
                                          NUMBER OF                                  AGGREGATE          AVERAGE          SERVICE
              RANGE OF REMAINING          MORTGAGE            CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE       COVERAGE
           AMORTIZATION TERMS (MOS)         LOANS              BALANCE ($)            BALANCE         BALANCE ($)         RATIO
           ------------------------         -----              -----------            -------        ------------         -----

 Interest Only                                12              $ 283,700,000             55.2%        $  23,641,667        1.27x
360 - 360                                      6                 69,800,000             13.6         $  11,633,333        1.21x
361 - 480                                      1                160,500,000             31.2         $ 160,500,000        1.15x
                                             ----             -------------            -----
TOTAL/WTD. AVG.                               19              $ 514,000,000            100.0%        $  27,052,632        1.22x

                     MIN       360 months
                     MAX       480 months
        WEIGHTED AVERAGE       444 months

                                                                   WEIGHTED
                                                                    AVERAGE              WEIGHTED           WEIGHTED
                                            WEIGHTED               REMAINING              AVERAGE            AVERAGE
              RANGE OF REMAINING             AVERAGE                 TERM TO            CUT-OFF DATE       MATURITY DATE
           AMORTIZATION TERMS (MOS)       MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
           ------------------------       -------------         --------------              ---                ---

 Interest Only                               5.830%                 109.9                  78.9%              78.9%
360 - 360                                    6.370%                 115.5                  73.6%              69.2%
361 - 480                                    6.544%                 120.0                  77.9%              75.0%

TOTAL/WTD. AVG.                              6.127%                 113.8                  77.9%              76.4%

                                                                         LOAN GROUP 2
                                                        DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                                     WEIGHTED
                                                                             PERCENTAGE OF                         AVERAGE DEBT
                                      NUMBER OF                                 AGGREGATE          AVERAGE           SERVICE
               RANGE OF ORIGINAL      MORTGAGE           CUT-OFF DATE         CUT-OFF DATE       CUT-OFF DATE        COVERAGE
               TERMS TO MATURITY        LOANS             BALANCE ($)            BALANCE          BALANCE ($)         RATIO
               -----------------        -----             -----------            -------         ------------         -----

60 - 60                                   1            $  14,500,000              2.8%           $ 14,500,000         1.34x
61 - 119                                  2               29,200,000              5.7            $ 14,600,000         1.36x
120 - 120                                16              470,300,000             91.5            $ 29,393,750         1.21x
                                       ------          -------------            -----
TOTAL/WTD. AVG.                          19            $ 514,000,000            100.0%           $ 27,052,632         1.22x

                                            MIN        60 months
                                            MAX       120 months
                               WEIGHTED AVERAGE       116 months

                                                                 WEIGHTED
                                                                  AVERAGE              WEIGHTED           WEIGHTED
                                         WEIGHTED               REMAINING              AVERAGE            AVERAGE
               RANGE OF ORIGINAL           AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
               TERMS TO MATURITY       MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
               -----------------       -------------         --------------              ---                ---

60 - 60                                   5.390%                 59.0                   76.3%              76.3%
61 - 119                                  5.619%                 67.8                   80.8%              80.8%
120 - 120                                 6.181%                118.4                   77.8%              76.1%

TOTAL/WTD. AVG.                           6.127%                113.8                   77.9%              76.4%

                                      A-22

                                                                          LOAN GROUP 2
                                                           DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                                       WEIGHTED
                                                                              PERCENTAGE OF                          AVERAGE DEBT
                                      NUMBER OF                                 AGGREGATE            AVERAGE           SERVICE
                                      MORTGAGE           CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE       COVERAGE
                PREPAYMENT TYPE         LOANS             BALANCE ($)            BALANCE           BALANCE ($)           RATIO
                ---------------         -----             -----------            -------          ------------           -----

Defeasance                                18             $ 470,800,000             91.6%           $ 26,155,556          1.22x
Yield Maintenance                          1                43,200,000              8.4            $ 43,200,000          1.23x
                                        ------           -------------            -----
TOTAL/WTD.AVG.                            19             $ 514,000,000            100.0%           $ 27,052,632          1.22x

                                                               WEIGHTED
                                                                AVERAGE              WEIGHTED           WEIGHTED
                                       WEIGHTED               REMAINING              AVERAGE            AVERAGE
                                        AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                PREPAYMENT TYPE       MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                ---------------       -------------         --------------              ---                ---

Defeasance                               6.075%                  113.7                 78.2%              76.9%
Yield Maintenance                        6.690%                  115.0                 75.0%              70.8%

TOTAL/WTD.AVG.                           6.127%                  113.8                 77.9%              76.4%

                                 AGGREGATE POOL
                          DISTRIBUTION OF LOCKBOX TYPES

                                                                PERCENTAGE OF
                               NUMBER OF                           AGGREGATE
                               MORTGAGE     CUT-OFF DATE         CUT-OFF DATE
             LOCKBOXES           LOANS       BALANCE ($)            BALANCE
             ---------           -----       -----------            -------
Hard                               1        $ 129,500,000            25.2%
Soft                              10        $ 285,050,000            55.5%

                                 AGGREGATE POOL
                             DISTRIBUTION OF ESCROWS

                                                               PERCENTAGE OF
                                  NUMBER OF                       AGGREGATE
                                  MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
                  ESCROW TYPE       LOANS       BALANCE ($)       BALANCE
                  -----------       -----      -----------        -------
Replacement Reserves                 15       $ 341,150,000        66.4%
Real Estate Tax                      18       $ 499,000,000        97.1%
Insurance                            17       $ 487,000,000        94.7%

                                      A-23

                                                                          LOAN GROUP 2
                                                                DISTRIBUTION OF PROPERTY TYPES

                                                                                                                       WEIGHTED
                                                                            PERCENTAGE OF                            AVERAGE DEBT
                                      NUMBER OF                                AGGREGATE            AVERAGE            SERVICE
                                      MORTGAGED         CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE         COVERAGE
                PROPERTY TYPES       PROPERTIES          BALANCE ($)            BALANCE           BALANCE ($)            RATIO
                --------------       ----------          -----------            -------          ------------            -----

Multifamily                             19             $ 514,000,000            100.0%           $ 27,052,632            1.22x
                                      ------           -------------           ------
TOTAL/WTD.AVG.                          19             $ 514,000,000            100.0%           $ 27,052,632            1.22x

                                                             WEIGHTED
                                                              AVERAGE              WEIGHTED           WEIGHTED
                                     WEIGHTED               REMAINING              AVERAGE            AVERAGE
                                       AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                PROPERTY TYPES      MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------      -------------         --------------              ---                ---

Multifamily                            6.127%                 113.8                  77.9%              76.4%

TOTAL/WTD.AVG.                         6.127%                 113.8                  77.9%              76.4%

                                                                         LOAN GROUP 2
                                                                    GEOGRAPHIC DISTRIBUTION

                                                                                                                   WEIGHTED
                                                                          PERCENTAGE OF                          AVERAGE DEBT
                                    NUMBER OF                                AGGREGATE            AVERAGE          SERVICE
                                    MORTGAGED         CUT-OFF DATE         CUT-OFF DATE         CUT-OFF DATE       COVERAGE
                PROPERTY STATE     PROPERTIES          BALANCE ($)            BALANCE           BALANCE ($)         RATIO
                --------------     ----------          -----------            -------           ------------        -----

Massachusetts                          1             $ 160,500,000             31.2%          $ 160,500,000         1.15x
Pennsylvania                           1               129,500,000             25.2           $ 129,500,000         1.10x
California                            10               101,700,000             19.8           $  10,170,000         1.31x
Georgia                                2                57,700,000             11.2           $  28,850,000         1.26x
North Carolina                         1                18,350,000              3.6           $  18,350,000         1.32x
Delaware                               1                18,000,000              3.5           $  18,000,000         2.10x
Indiana                                1                12,000,000              2.3           $  12,000,000         1.20x
Arizona                                1                10,000,000              1.9           $  10,000,000         1.18x
Texas                                  1                 6,250,000              1.2           $   6,250,000         1.25x
                                    ------           -------------            -----
TOTAL/WTD.AVG                         19             $ 514,000,000            100.0%          $  27,052,632         1.22x

                                                                 WEIGHTED
                                                                  AVERAGE              WEIGHTED           WEIGHTED
                                         WEIGHTED               REMAINING              AVERAGE            AVERAGE
                                           AVERAGE                TERM TO            CUT-OFF DATE       MATURITY DATE
                PROPERTY STATE         MORTGAGE RATE         MATURITY (MOS)              LTV                LTV
                --------------         -------------         --------------              ---                ---

Massachusetts                             6.544%                 120.0                  77.9%              75.0%
Pennsylvania                              6.068%                 119.0                  85.2%              85.2%
California                                5.721%                 105.9                  74.5%              73.5%
Georgia                                   6.363%                 100.9                  75.3%              72.2%
North Carolina                            5.750%                 119.0                  77.9%              77.9%
Delaware                                  5.330%                 119.0                  55.0%              55.0%
Indiana                                   5.860%                 116.0                  79.8%              79.8%
Arizona                                   5.560%                  81.0                  75.8%              75.8%
Texas                                     5.846%                 115.0                  71.0%              66.3%

TOTAL/WTD.AVG                             6.127%                 113.8                  77.9%              76.4%

                                      A-24

                                                                         ANNEX B

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

          [OMITTED: FIVE (5) PHOTOS OF CONGRESS CENTER, LINCOLN CENTER,
           KRUSE OAKS I, 4004 KRUSE WAY PLACE, AND 4949 MEADOWS ROAD]

                                       B-1

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

                  [OMITTED: MAP AND KEY INDICATING LOCATIONS OF
                   SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES]

                                       B-2

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          16
Location (City/State)                                           Various, Oregon
Property Type                                                            Office
Size (sf)                                                             3,882,036
Percentage Leased as of February 28, 2007                                 94.1%
Year Built                                                              Various
Appraisal Value                                                  $1,063,600,000
Underwritten Occupancy                                                    95.3%
Underwritten Revenues                                               $92,563,972
Underwritten Total Expenses                                         $33,954,677
Underwritten Net Operating Income (NOI)                             $58,609,295
Underwritten In Place Cash Flow (IPCF) (1)                          $49,431,094
Underwritten Net Cash Flow (NCF) (2)                                $52,863,207
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $697,200,000
Cut-off Date Principal Balance PSF                                      $179.60
Percentage of Initial Mortgage Pool Balance                                9.2%
Number of Mortgage Loans                                                      1
Type of Security                                                 Fee Simple and
                                                                      Leasehold
Mortgage Rate                                                            5.560%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    65.6%
LTV Ratio at Maturity                                                     65.6%
Underwritten DSCR on NOI                                                  1.49x
Underwritten DSCR on IPCF (1)                                             1.25x
Underwritten DSCR on NCF (2)                                              1.34x
--------------------------------------------------------------------------------

_____________________
(1)   IPCF is the loan seller's Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through April 2008, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to contractual rent steps through the end of the lease term and occupancy of 95.3%. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "SHORENSTEIN PORTLAND PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering
      16 office properties all located in the greater Portland, Oregon area (the
      "SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES"). The Shorenstein Portland
      Portfolio Loan was originated on March 27, 2007 by Goldman Sachs
      Commercial Mortgage Capital, L.P. and was subsequently purchased by
      Goldman Sachs Mortgage Company. The Shorenstein Portland Portfolio Loan
      represents approximately 9.2% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $697,200,000 and an interest rate of 5.560%. The proceeds from the Shorenstein Portland Portfolio Loan were used to acquire the Shorenstein Portland Portfolio Properties.

      The Shorenstein Portland Portfolio Loan had an initial term of 120 months, has a remaining term of 117 months and requires payments of interest only through maturity. The scheduled maturity date is the payment date in April
      2017. Voluntary prepayment of the Shorenstein Portland Portfolio Loan is prohibited until the payment date in January 2017. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTIES. The Shorenstein Portland Portfolio Properties consist of
      16 office properties in the Greater Portland, Oregon area totaling
      3,882,036 rentable SF contained in 46 individual buildings. The borrower purchased the Shorenstein Portland Portfolio Properties from The
      Blackstone Group ("BLACKSTONE") in March 2007, shortly after Blackstone's
      February 2007 acquisition of Equity Office Properties. As of February 28,
      2007, the Shorenstein Portland Portfolio Properties were 94.1% occupied in the aggregate with no tenant comprising more than 2.8% of the total rentable SF.

                                       B-3

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the
      Shorenstein Portland Portfolio Properties as of February 28, 2007:

                                                    ALLOCATED LOAN
      PROPERTY NAME             CITY        STATE        AMOUNT      YEAR BUILT    SQUARE FEET   OCCUPANCY
--------------------------   -----------   ------   --------------   -----------   -----------   ----------

Lincoln Center                Portland     Oregon   $  125,520,973    1978-1989        728,113      94.9%
Kruse Woods                  Lake Oswego   Oregon       87,864,681   1986, 1997        418,774      93.5
Nimbus Corporate Center       Beaverton    Oregon       76,889,811    1984-1991        685,788      96.3
Congress Center               Portland     Oregon       53,297,125      1982           365,617      90.0
Kruse Woods V                Lake Oswego   Oregon       51,917,052      2003           183,347     100.0
Umpqua Bank Plaza             Portland     Oregon       50,274,107      1974           273,198      95.0
5800 & 6000 Meadows          Lake Oswego   Oregon       50,208,389    1999-2001        198,976      93.0
River Forum 1 & 2             Portland     Oregon       32,201,715   1985, 1989        192,534      96.8
4900 & 5000 Meadows Road     Lake Oswego   Oregon       28,850,108    1988-1990        144,275      95.2
4949 Meadows Road            Lake Oswego   Oregon       27,732,906      1997           124,222      94.6
4000 Kruse Way Place         Lake Oswego   Oregon       26,024,244      1981           141,099      91.7
Kruse Oaks II                Lake Oswego   Oregon       25,564,219      2006           102,567      69.0
Kruse Oaks I                 Lake Oswego   Oregon       18,729,569      2001            91,690      92.3
Kruse Way Plaza I & II       Lake Oswego   Oregon       17,349,495    1984-1986        101,486      99.8
4800 Meadows Road            Lake Oswego   Oregon       13,932,171      1999            74,352      95.9
4004 Kruse Way Place         Lake Oswego   Oregon       10,843,435      1996            55,998     100.0
                                                    --------------                 -----------   ----------
TOTAL / WEIGHTED AVERAGE                            $  697,200,000                   3,882,036      94.1%

      The following table presents certain information relating to the major tenants at the Shorenstein Portland Portfolio Properties:

--------------------------------------------------------------------------------

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/MOODY'S                  % OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
          TENANT NAME                 /S&P)(1)      TENANT NRSF    NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------   --------------   -----------   ------   -------------   ------------   ------------   ----------

Northwest Evaluation Association      NR/NR/NR        108,448       2.8%   $   3,351,036        4.1%        $ 30.90          (3)
GSA Portland Bankruptcy Court       AAA/Aaa/AAA        59,723       1.5%       1,505,016        1.8%          25.20       9/30/2014
Lime Financial Services               NR/NR/NR         48,268       1.2%       1,496,316        1.8%          31.00      10/31/2009
Kaiser Foundation Health Plan         A/NR/NR          45,707       1.2%       1,382,628        1.7%          30.25      12/31/2007
Autodesk                              NR/NR/NR         43,076       1.1%       1,303,056        1.6%          30.25       3/31/2014
Meritage Mortgage Corporation(2)      NR/NR/NR         70,697       1.8%       1,263,360        1.5%          17.87       7/31/2010
Umpqua Bank                           NR/NR/NR         47,651       1.2%       1,112,148        1.4%          23.34          (4)
North Pacific Group                   NR/NR/NR         50,747       1.3%       1,071,768        1.3%          21.12      11/30/2015
UNICRU                                NR/NR/NR         75,047       1.9%       1,067,172        1.3%          14.22       8/31/2010
Cascade Microtech                     NR/NR/NR         58,817       1.5%         832,848        1.0%          14.16      12/31/2014
                                                    ------------------------------------------------------------------
TEN LARGEST TENANTS                                   608,181      15.7%   $  14,385,348       17.5%        $ 23.65
Remaining Tenants                                   3,046,624      78.4%      67,710,264       82.5%          22.22
Vacant                                                227,231       5.9%               0        0.0%           0.00
                                                    ------------------------------------------------------------------
TOTAL ALL TENANTS                                   3,882,036     100.0%   $  82,095,612      100.0%        $ 21.15

_____________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Meritage Mortgage Company was acquired by NetBank in 2004 and NetBank is the guarantor of the lease. Meritage has ceased operations and their space is dark. The borrowers under the Shorenstein Portland Portfolio Loan have requested the lender's consent to an early termination of the Meritage
      Mortgage Corporation lease, effective June 30, 2007. Although a final determination has not yet been made, it is currently anticipated that the lender will consent to such request and that, in connection with such termination, Meritage Mortgage Corporation will pay an early termination fee which will be held in a lender-controlled account for application toward reletting costs. If the Meritage Mortgage Corporation lease is terminated, it is currently anticipated that approximately 21,460 SF of the terminated space will be leased to Software Solutions, which is currently a subtenant of Meritage Mortgage Corporation. The statistical information contained in the prospectus supplement with respect to the
      Shorenstein Portland Portfolio Loan includes the Meritage Mortgage
      Corporation lease, notwithstanding such anticipated early termination.

(3)   Northwest Evaluation has two leases both within Kruse Woods V. One lease
      (92,719 SF) expires on 1/30/2011 and the other (15,729 SF) expires on
      4/30/2011.

(4)   Umpqua Bank has two leases both within Umpqua Bank Plaza. One lease
      (42,348 SF) expires on 11/30/2016 and the other (5,303 SF) expires on
      6/30/2009.

                                       B-4

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Shorenstein Portland Portfolio Properties:

                                           LEASE EXPIRATION SCHEDULE(1)

                                                                                         % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
      YEAR ENDING                          % OF TOTAL    CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
      DECEMBER 31,         EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
------------------------   -------------   ----------   -------------   -------------   ------------   ------------

2007                           538,687        13.9%         13.9%       $  13,038,060       15.9%         $24.20
2008                           479,731        12.4%         26.2%          10,553,940       12.9%          22.00
2009                           658,415        17.0%         43.2%          15,002,604       18.3%          22.79
2010                           778,071        20.0%         63.2%          15,525,768       18.9%          19.95
2011                           509,453        13.1%         76.4%          12,239,460       14.9%          24.02
2012                           254,678         6.6%         82.9%           6,384,036        7.8%          25.07
2013                           107,892         2.8%         85.7%           2,447,412        3.0%          22.68
2014                           194,913         5.0%         90.7%           4,438,548        5.4%          22.77
2015                            61,688         1.6%         92.3%           1,337,088        1.6%          21.68
2016                            48,185         1.2%         93.6%           1,041,012        1.3%          21.60
2017                                 0         0.0%         93.6%                   0        0.0%           0.00
2018 & Thereafter               23,092         0.6%         94.1%              87,684        0.1%           3.80
Vacant                         227,231         5.9%        100.0%                   0        0.0%           0.00
                           ----------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE     3,882,036       100.0%                     $  82,095,612      100.0%         $21.15

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers are eight Delaware limited liability companies and one Delaware limited partnership, each a single-purpose entity that owns one or more of the Shorenstein Portland Portfolio Properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shorenstein Portland Portfolio
      Loan. A majority interest in each of the borrowers under the Shorenstein
      Portland Portfolio Loan is indirectly owned by Shorenstein Realty
      Investors Eight, L.P., the guarantor of certain non-recourse carve-outs under the Shorenstein Portland Portfolio Loan.

o     ESCROWS. The loan documents provide for monthly escrows of real estate taxes ($585,593), insurance ($112,521) and a structural reserve ($0.20 times the aggregate number of rentable SF per annum). During a Shorenstein
      Portland Portfolio Cash Trap Period, the loan documents require additional reserves to cover tenant improvements and leasing commissions at the
      Shorenstein Portland Portfolio Properties. A "SHORENSTEIN PORTLAND
      PORTFOLIO CASH TRAP PERIOD" means any period commencing as of the end of any calendar quarter in which the debt service coverage ratio for that calendar quarter for the prior twelve-month period is less than 1.10x and terminating as of the end of any two consecutive calendar quarters in which the debt service coverage ratio of the Shorenstein Portland
      Portfolio Properties for the prior twelve-month period is at least 1.10x.

o     LOCKBOX AND CASH MANAGEMENT. The Shorenstein Portland Portfolio Loan
      requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default under the
      Shorenstein Portland Portfolio Loan is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers on each business day. During the continuance of an event of default under the
      Shorenstein Portland Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the
      Shorenstein Portland Portfolio Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Shorenstein Portland Portfolio Properties are
      currently managed by Shorenstein Realty Services, L.P., an affiliate of the borrowers, pursuant to a management agreement. The property manager of the Shorenstein Portland Portfolio Properties is currently entitled to a base management fee in an amount equal to 3% of revenues from the
      Shorenstein Portland Portfolio Properties. In addition, under the loan documents, the Shorenstein Portland Portfolio Properties may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that management by that manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. The lender may require the

                                       B-5

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

      borrowers to replace the property manager if an event of default under the
      Shorenstein Portland Portfolio Loan has occurred, upon a default by the property manager under the property management agreement, upon an act of fraud, gross negligence or willful misconduct by the property manager or at any time that Walter Shorenstein, his descendants or a related trust property fails to own at least 51% of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the lesser of the full amount of the Shorenstein Portland Portfolio Loan or the full replacement cost of the Shorenstein Portland Portfolio Properties (as determined by lender in its reasonable discretion) as well as business interruption insurance covering the 12-month period from the occurrence of a casualty. The borrowers must maintain this coverage if it is commercially available, provided that in the event that the Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, the maximum amount that the borrowers are required to pay in terrorism insurance premiums is an amount equal to two times the current aggregate property insurance premium payable with respect to (or otherwise allocable to) the Shorenstein
      Portland Portfolio Properties. The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

o     RELEASE OF COLLATERAL. Provided no event of default is then continuing under the Shorenstein Portland Portfolio Loan, at any time beginning two years from the date of securitization, the borrower may obtain the release of one or more of the Shorenstein Portland Portfolio Properties from the liens of the loan documents, provided that, among other things, (a) the debt service coverage ratio for the 12 months ending immediately prior to release (calculated to give effect to the release) must be equal to or greater than the greater of (x) the debt service coverage ratio at the time of the closing of the Shorenstein Portland Portfolio Loan and (y) the
      debt service coverage ratio immediately prior to the release, (b) in the case of a release of any of the Shorenstein Portland Portfolio Properties
      that comprise the group of properties known as the Kruse Oaks Project, such released property must be self-sufficient and not rely on any shared services, common area maintenance or other service or utility arrangements provided by or shared with any other Shorenstein Portland Portfolio
      Property that comprises the Kruse Oaks Project and (c) each rating agency must confirm in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. In addition, the borrower is permitted to adjust the lot line separating two parcels that partially comprise the
      Kruse Oaks Project, provided that, among other things, the debt service coverage ratio for the 12 months ending on the most recently ended calendar quarter (calculated to give effect to the adjustment) must be equal to or greater than the debt service coverage ratio at the time of the closing of the Shorenstein Portland Portfolio Loan, and the affected property, after giving effect to such lot line adjustment, conforms to all applicable legal requirements. In connection with any release of a
      Shorenstein Portland Portfolio Property, the borrower is required to defease the Shorenstein Portland Portfolio Loan in an amount equal to the greater of (i) 90% of the net proceeds from the sale or other disposition of the applicable Shorenstein Portland Portfolio Property and (ii) the
      portion of the Shorenstein Portland Portfolio Loan allocable to such property.

o     GROUND LEASES. Six of the Shorenstein Portland Portfolio Properties (4949
      Meadows, 4900-5000 Meadows, 4800 Meadows, Kruse Oaks I & II, Kruse Woods
      III and Congress Center parking garage) are subject to ground leases.
      Except for the ground lease relating to the Congress Center parking garage
      (the appraised value of which is $200,000) that expires in 2013, each of the ground leases has a term that extends at least 30 years beyond the maturity date of the Shorenstein Portland Portfolio Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. Because the Congress
      Center parking garage ground lease expires in 2013, Shorenstein Realty
      Investors Eight, L.P. has provided a $5 million guaranty of the borrower's obligations under the loan documents, which becomes effective if (i) the
      Congress Center parking garage ground lease terminates, (ii) the borrower does not secure replacement parking and grant the lender a security interest in such replacement parking and (iii) the aggregate of the allocated loan amounts for all of the Shorenstein Portland Portfolio
      Properties owned by the borrower that is lessee under the Congress Center parking garage lease is in excess of 25% of the outstanding principal balance of the Shorenstein Portland Portfolio Loan.

                                       B-6

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

                 [OMITTED: TWO (2) PHOTOS OF WELLS FARGO TOWER]

                                       B-7

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

      [OMITTED: TWO (2) MAPS INDICATING THE LOCATION OF WELLS FARGO TOWER]

                                       B-8

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                             1,385,325
Percentage Leased as of  January 31, 2007                                 92.1%
Year Built/Year Renovated                                           1982 / 2007
Appraisal Value                                                    $704,000,000
Underwritten Occupancy                                                    94.4%
Underwritten Revenues                                               $58,348,192
Underwritten Total Expenses                                         $19,383,918
Underwritten Net Operating Income (NOI)                             $38,964,274
Underwritten In Place Cash Flow (IPCF) (1)                          $33,789,932
Underwritten Net Cash Flow (NCF) (2)                                $37,592,494
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION

Originator                                                          GCFP/Lehman
Cut-off Date Principal Balance                                     $550,000,000
Cut-off Date Principal Balance PSF/Unit                                 $397.02
Percentage of Initial Mortgage Pool Balance                                7.3%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.697%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    78.1%
LTV Ratio at Maturity                                                     78.1%
Underwritten DSCR on NOI                                                  1.22x
Underwritten DSCR on IPCF (1)                                             1.07x
Underwritten DSCR on NCF (2)                                              1.18x
--------------------------------------------------------------------------------

_____________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "WELLS FARGO TOWER LOAN") is evidenced by two promissory notes and is secured by a first mortgage encumbering the class-A office building located at 333 South Grand Avenue, Los Angeles,
      California (the "WELLS FARGO TOWER PROPERTY"). The Wells Fargo Tower Loan
      was originated on April 4, 2007 by Lehman ALI Inc. and Greenwich Capital
      Financial Products, Inc. ("GCFP"). One promissory note in the amount of
      $280,500,000 was originated by Lehman ALI Inc. and the other promissory note in the amount of $269,500,000 was originated by GCFP. The Wells Fargo
      Tower Loan has an aggregate original principal balance and a principal balance as of the cut-off date of $550,000,000, and an interest rate of
      5.697%. The Wells Fargo Tower Loan represents approximately 7.3% of the initial mortgage pool balance. The DSCR and LTV on the Wells Fargo Tower
      Loan are 1.18x and 78.1%, respectively. The proceeds of the Wells Fargo
      Tower Loan were used to refinance existing debt.

      The Wells Fargo Tower Loan has an initial term of 120 months and a remaining term of 117 months. The Wells Fargo Tower Loan is interest-only for the entire term. The scheduled maturity date is April 6, 2017.
      Voluntary prepayment of the Wells Fargo Tower Loan is permitted at any time. Prepayments made prior to October 6, 2016 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The Wells Fargo Tower Property is a 1,385,325-sf, 53-story, class-A multi-tenant office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Wells Fargo Tower Property is located in the Bunker Hill submarket of Los Angeles' central business district.
      Maguire Partners, the predecessor of the sponsor, built the Wells Fargo
      Tower Property in 1982. The building was designed by Skidmore, Owings &
      Merrill and sits prominently on the Los Angeles skyline. The Wells Fargo
      Tower Property has 1,305,620 sf of office space, 64,734 sf of retail space, 14,971 sf of storage space and 2,207 parking spaces.

      As of January 31, 2007, the Wells Fargo Tower Property was 92.1% leased to approximately 73 tenants. The three largest tenants in the building are
      Wells Fargo Bank (299,665 sf) with various leases through December 2009,
      December 2011 and February 2013, Gibson, Dunn & Crutcher (268,269 sf)
      through December 2017, and OakTree Capital Management (125,052 sf) with various leases through December 2007, December 2009 and March 2017.
      According to Hoovers Online, Wells Fargo & Co. is the fifth largest bank in the United States as of December 2006. Gibson, Dunn & Crutcher, whose largest office is in the Wells Fargo Tower Property, is listed among the
      20 largest law firms in the country according to the Internet Legal
      Research Group. Oaktree Capital Management is a private equity fund with assets under management of $42.3 billion.

                                       B-9

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Wells Fargo Tower Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                              CREDIT
                              RATING                           ANNUALIZED     % OF TOTAL     ANNUALIZED
                             (FITCH/                          UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                             MOODY'S/     TENANT      % OF     BASE RENT     UNDERWRITTEN    BASE RENT
       TENANT NAME           S&P)(1)       NRSF       NRSF        ($)         BASE RENT     ($ PER NRSF)       LEASE EXPIRATION
--------------------------  ----------   ---------   ------   ------------   ------------   ------------   -------------------------

Gibson, Dunn & Crutcher      NR/NR/NR      268,269    19.4%   $  7,435,404       26.5%        $ 27.72             12/31/2017
Wells Fargo Bank            AA/Aa1/AA+     299,665    21.6%      6,029,592       21.5%          20.12       12/31/2009, 12/31/2011
                                                                                                                 and 2/28/2013
Oaktree Capital Management   NR/NR/NR      125,052     9.0%      2,202,048        7.9%          17.61       12/31/2007, 12/31/2009
                                                                                                                 and 3/31/2017
Winston & Strawn             NR/NR/NR       61,246     4.4%      1,231,800        4.4%          20.11      12/31/2008 and 12/31/2012
Dewey Ballantine             NR/NR/NR       48,762     3.5%      1,072,764        3.8%          22.00             12/31/2011
                                         ---------------------------------------------------------------
TOTAL LARGEST TENANTS                      802,994    58.0%   $ 17,971,608       64.2%        $ 22.38
Remaining Tenants                          472,421    34.1%     10,038,855       35.8%          22.38
Vacant Space                               109,910     7.9%              0        0.0%           0.00
                                         ---------------------------------------------------------------
TOTAL ALL TENANTS                        1,385,325   100.0%   $ 28,010,463      100.0%        $ 21.96

_____________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Tower Property:

                                           LEASE EXPIRATION SCHEDULE(1)

                                                                                         % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
       YEAR ENDING                          % OF TOTAL    CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
       DECEMBER 31,         EXPIRING NRSF      NRSF      OF TOTAL NRSF    BASE RENT      BASE RENT     ($ PER NRSF)
--------------------------  -------------   ----------   -------------   ------------   ------------   ------------

2007                             90,357         6.5%          6.5%       $  1,924,609        6.9%        $ 21.30
2008                             44,604         3.2%          9.7%            935,028        3.3%          20.96
2009                            139,772        10.1%         19.8%          2,734,380        9.8%          19.56
2010                             75,013         5.4%         25.2%          1,530,492        5.5%          20.40
2011                            132,420         9.6%         34.8%          2,861,341       10.2%          21.61
2012                             80,318         5.8%         40.6%          1,634,016        5.8%          20.34
2013                            370,683        26.8%         67.4%          7,423,848       26.5%          20.03
2014                              8,723         0.6%         68.0%            201,504        0.7%          23.10
2015                              9,928         0.7%         68.7%            249,565        0.9%          25.14
2016                                  0         0.0%         68.7%                  0        0.0%           0.00
2017 and thereafter             323,597        23.4%         92.1%          8,515,680       30.4%          26.32
Vacant                          109,910         7.9%        100.0%                  0        0.0%           0.00
                            ---------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE      1,385,325       100.0%                     $ 28,010,463      100.0%        $ 21.96

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "WELLS FARGO TOWER BORROWER") is North
      Tower, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Wells Fargo Tower Borrower delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Tower Loan. The sponsor of the Wells Fargo Tower Borrower is Maguire Properties, Inc. ("MPI"), a
      publicly traded REIT with a market capitalization of $1.6 billion as of
      May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI is an experienced real estate investor. In 1965, Robert F. Maguire III founded MPI's predecessor,
      Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including US Bank Tower, Gas Company Tower and KPMG Tower. MPI's
      subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Wells Fargo Tower Loan. The Wells Fargo Tower Borrower is
      affiliated with the borrowers under the mortgage loans identified on Annex
      C-1 to the prospectus supplement as Two California Plaza, 550 South Hope
      Street, Maguire Anaheim Portfolio and 3800 Chapman, which are

                                      B-10

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

      also assets of the trust and are located in the Los Angeles and Orange
      County MSA's. The Wells Fargo Tower Borrower is also affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as Lincoln Town Center, which loan is expected to be assumed, prior to the date of initial issuance of the series 2007-GG10 certificates, by a new borrower unaffiliated with the Wells Fargo Tower
      Borrower or any of its affiliates. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class A market.

o     ESCROWS. The Wells Fargo Tower Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The Wells Fargo Tower Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Leasing Reserve: At closing, the Wells Fargo Tower Borrower deposited
      $7,018,725 for then outstanding tenant improvements and leasing commissions. In addition, the Wells Fargo Tower Borrower deposited an additional $2,581,275 ($1.86 psf) in lieu of an ongoing reserve for future tenant improvements and leasing commissions at the Wells Fargo Tower
      Property. As of June 7, 2007, $9,620,673 remained in the account.

      Capital Expense Reserve: The Wells Fargo Tower Borrower is required to deposit one-twelfth of the amount lender estimates to be due for replacements and repairs required to be made to the Wells Fargo Tower
      Property during that calendar year for capital expenditure items at the
      Wells Fargo Tower Property.

o     LOCKBOX AND CASH MANAGEMENT. The Wells Fargo Tower Loan requires a hard lockbox, which is already in place. The Wells Fargo Tower Loan documents require the Wells Fargo Tower Borrower to direct the tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Wells Fargo Tower Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default)
      within one business day after receipt. Amounts on deposit in the lockbox account are transferred on each business day to another lender-controlled account. On each payment date, any amounts in such lender-controlled account after payment of debt service, operating expenses and reserves are to be returned to the Wells Fargo Tower Borrower until such time that there is an event of default under the Wells Fargo Tower Loan. Upon the occurrence and during the continuance of an event of default, lender may retain any excess amounts as additional collateral or apply any excess amounts to the payment of the debt.

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the Wells Fargo Tower Borrower, is the property manager for the Wells Fargo Tower Loan. The lender may cause the Wells Fargo Tower Borrower to replace the property manager with a manager approved by lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the
      Wells Fargo Tower Loan is not repaid, (iv) the DSCR for the immediately preceding 12 month period is less than 1.0x or (v) a material default occurs under the property management agreement beyond any applicable notice or cure period. The Wells Fargo Tower Borrower may not enter into any agreement relating to the management of the Wells Fargo Tower Property with any party without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Wells Fargo Tower Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days'
      notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Wells Fargo Tower Property. The
      Wells Fargo Tower Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP or any entity owned by
      MPLP other than the Wells Fargo Tower Borrower and its sole member
      ("QUALIFIED PLEDGOR"), to pledge their direct or indirect ownership interests in the sole member of the Wells Fargo Tower Borrower to secure
      (i) a loan facility or loan facilities to one or more Qualified Pledgors from a group of lenders for which a qualified institutional lender acts as agent or collateral agent or will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection with the loan facility or loan facilities described in clause (i). In either case, such Qualified Pledgor must pledge, directly or indirectly, its or their equity interests in

                                      B-11

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

      substantially all of the property owning subsidiaries in which MPLP holds a direct or indirect interest, and any enforcement action taken pursuant to such pledge will constitute a transfer under the Wells Fargo Tower Loan documents and the holder of such pledge will be required to comply with all of the applicable provisions restricting transfers in the Wells Fargo
      Tower loan documents.

o     TERRORISM INSURANCE. The Wells Fargo Tower Loan documents require the
      Wells Fargo Tower Borrower to maintain terrorism insurance. The Wells
      Fargo Tower Borrower is not required to incur a cost for such terrorism coverage in excess of 150% of all other insurance coverage required pursuant to the Wells Fargo Tower Loan documents (the "TERRORISM INSURANCE
      CAP") for the immediately preceding annual policy period. The Wells Fargo
      Tower Property has terrorism coverage as part of its blanket all-risk property coverage. In the event that the annual premium for terrorism coverage in an amount equal to the "FULL REPLACEMENT COST" coverage exceeds the Terrorism Insurance Cap, the Wells Fargo Tower Borrower will be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap.

                                      B-12

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

                 [OMITTED: LARGE PHOTO OF TWO CALIFORNIA PLAZA]

                                      B-13

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

       [OMITTED: TWO (2) MAPS INDICATING LOCATION OF TWO CALIFORNIA PLAZA]

                                      B-14

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                             1,329,810
Percentage Leased as of  March 27, 2007                                   90.5%
Year Built                                                                 1992
Appraisal Value                                                    $638,000,000
Underwritten Occupancy                                                    89.9%
Underwritten Revenues                                               $53,847,418
Underwritten Total Expenses                                         $21,110,399
Underwritten Net Operating Income (NOI)                             $32,737,019
Underwritten In Place Cash Flow (IPCF) (1)                          $26,305,654
Underwritten Net Cash Flow (NCF) (2)                                $31,502,945
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $470,000,000
Cut-off Date Principal Balance PSF/Unit                                 $353.43
Percentage of Initial Mortgage Pool Balance                                6.2%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                          5.49968%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    73.7%
LTV Ratio at Maturity                                                     73.7%
Underwritten DSCR on NOI                                                  1.25x
Underwritten DSCR on IPCF (1)                                             1.00x
Underwritten DSCR on NCF (2)                                              1.20x
--------------------------------------------------------------------------------

_____________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TWO CALIFORNIA PLAZA LOAN") is evidenced by a single note and is secured by a first-priority leasehold mortgage encumbering the class-A office building located at 350 South Grand Avenue,
      Los Angeles, California (the "TWO CALIFORNIA PLAZA PROPERTY"). The Two
      California Plaza Loan represents approximately 6.2% of the initial mortgage pool balance. The Two California Plaza Loan was originated on
      April 24, 2007, has an original principal balance and a principal balance as of the cut-off date of $470,000,000, and an interest rate of 5.49968%.
      The DSCR and LTV on the Two California Plaza Loan are 1.20x and 73.7%,
      respectively. The proceeds of the Two California Plaza Loan were used by the borrower to acquire the Two California Plaza Property along with 24 other properties for a total portfolio acquisition price of approximately
      $2.875 billion.

      The Two California Plaza Loan has an initial term of 120 months and a remaining term of 118 months. The Two California Plaza Loan is interest-only for the entire term. The scheduled maturity date is May 6,
      2017. Voluntary prepayment of the Two California Plaza Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The Two California Plaza Property is a 1,329,810-sf,
      52-story class-A office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Two California Plaza Property is located in the Bunker
      Hill submarket of Los Angeles' central business district. Maguire
      Partners, the predecessor of the sponsor, built the Two California Plaza
      Property in 1992. The building was designed by Arthur Erickson and sits prominently on the Los Angeles skyline. The Two California Plaza Property has 1,277,657 sf of office space, 52,153 sf of retail and storage space and 1,225 parking spaces.

      As of March 27, 2007, the Two California Plaza Property was 90.5% leased to approximately 56 tenants. The three largest tenants in the building are
      Deloitte & Touche (342,094 sf) through March 2015, Pricewaterhouse Coopers
      (160,784 sf) through May 2013, and Aames Financial Corp. (151,561 sf)
      through March 2012. Aames Financial was acquired in 2006 by Accredited
      Home Lenders (NYSE: LEND), which had a market capitalization of $374 million as of June 7, 2007.

                                      B-15

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Two California Plaza Property:

                              TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                    % OF TOTAL     ANNUALIZED
                           CREDIT RATING                           ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                          (FITCH/MOODY'S/                   % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
      TENANT NAME             S&P)(1)       TENANT NRSF     NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-----------------------   ---------------   -----------   ------   -------------   ------------   ------------   ----------

Deloitte & Touche            NR/NR/NR         342,094      25.7%   $  5,216,904        21.0%         $ 15.25     3/31/2015
Aames Financial Corp.        NR/NR/NR         151,561      11.4%      3,423,756        13.8%           22.59     3/31/2012
PricewaterhouseCoopers       NR/NR/NR         160,784      12.1%      2,847,048        11.5%           17.71     5/31/2013
Mayer Brown Rowe             NR/NR/NR          81,411       6.1%      1,678,992         6.8%           20.62     3/31/2017
                                            ------------------------------------------------------------------
TOTAL LARGEST TENANTS                         735,850      55.3%   $ 13,166,700        53.1%         $ 17.89
Remaining Tenants                             467,079      35.1%     11,652,708        46.9%           24.95
Vacant Space                                  126,881       9.5%              0         0.0%            0.00
                                            ------------------------------------------------------------------
TOTAL ALL TENANTS                           1,329,810     100.0%   $ 24,819,408       100.0%         $ 20.63

_____________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease .

      The following table presents certain information relating to the lease rollover schedule at the Two California Plaza Property:

                                           LEASE EXPIRATION SCHEDULE(1)

                                                                                         % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
      YEAR ENDING                          % OF TOTAL    CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
      DECEMBER 31,         EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
----------------------     -------------   ----------   -------------   -------------   ------------   ------------

2007                            80,900         6.1%          6.1%       $  2,105,712         8.5%        $ 26.03
2008                            83,876         6.3%         12.4%          1,857,708         7.5%          22.15
2009                            68,305         5.1%         17.5%          1,637,712         6.6%          23.98
2010                            17,623         1.3%         18.9%            433,500         1.7%          24.60
2011                            59,655         4.5%         23.3%          1,436,616         5.8%          24.08
2012                           194,788        14.6%         38.0%          4,274,040        17.2%          21.94
2013                           252,097        19.0%         56.9%          5,663,952        22.8%          22.47
2014                            26,309         2.0%         58.9%            605,112         2.4%          23.00
2015                           342,094        25.7%         84.6%          5,216,904        21.0%          15.25
2016                                 0         0.0%         84.6%                  0         0.0%           0.00
2017 and thereafter             77,282         5.8%         90.5%          1,588,152         6.4%          20.55
Vacant                         126,881         9.5%        100.0%                  0         0.0%           0.00
                           ----------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE     1,329,810       100.0%                     $ 24,819,408       100.0%        $ 20.63

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     GROUND LEASE. The Two California Plaza Borrower has a leasehold interest in the Two California Plaza Property under a ground lease from the
      Community Redevelopment Agency of the City of Los Angeles, California that has an expiration date of August 25, 2082. The current annual ground rent payment is $1,950,000. The ground lease generally contains standard mortgagee protection provisions.

o     THE BORROWER. The borrower (the "TWO CALIFORNIA PLAZA BORROWER") is
      Maguire Properties-Two Cal Plaza, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Two California Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Two
      California Plaza Loan. The sponsor of the Two California Plaza Borrower is
      Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
      Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
      Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
      Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los
      Angeles County, including US Bank Tower, Gas Company Tower and KPMG Tower.
      MPI's

                                      B-16

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

      subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Two California Plaza Loan. The Two California Plaza
      Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as 550 South Hope
      Street, Wells Fargo Tower, Maguire Anaheim Portfolio and 3800 Chapman,
      which are also assets of the trust and are located in the Los Angeles and
      Orange County MSA's. The Two California Plaza Borrower is also affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as Lincoln Town Center, which loan is expected to be assumed, prior to the date of initial issuance of the series 2007-GG10 certificates, by a new borrower unaffiliated with the Two California Plaza
      Borrower or any of its affiliates. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class-A market.

o     ESCROWS. The Two California Plaza Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The Two California Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The Two California Plaza Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount initially equal to $22,164.

      Leasing Reserve: The Two California Plaza Borrower made an initial deposit of $12,130,000 ($9.12 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the Two California Plaza Borrower is required to make monthly contributions into the leasing reserve in an amount equal to $110,818 ($1.00 psf). As of June 7, 2007, $12,142,462 remained in the account.

      Ground Rent Reserve: The Two California Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to the amount that lender estimates will be necessary to pay each installment of ground rent which is due prior to the next payment date under the Two California Plaza Loan.

      Debt Service Reserve: The Two California Plaza Borrower made a deposit of
      $3,000,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the Two California Plaza Property available to pay the monthly interest payments required under the Two California Plaza
      Loan. Any funds remaining on deposit in the debt service reserve will be released to the Two California Plaza Borrower when the lender has determined that the Two California Plaza Property has achieved an actual
      DSCR of at least 1.10x for two consecutive calendar quarters. As of June
      7, 2007, $3,002,465 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The Two California Plaza Loan requires a hard lockbox, which is already in place. The Two California Plaza Loan documents require the Two California Plaza Borrower to direct tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Two California Plaza Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the Two
      California Plaza Borrower's operating account, unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (each triggering, a "DSCR CASH MANAGEMENT PERIOD"). During a
      DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the Two California Plaza Loan documents and any excess cash will be held by the lender. In the event that a DSCR Cash Management
      Period is continuing, the Two California Plaza Borrower may cause the DSCR
      Cash Management Period to terminate by delivering a letter of credit in an amount equal to the portion of the then-outstanding principal balance of the Two California Plaza Loan, such that an actual DSCR of at least 1.05x would be maintained on the Two California Plaza Loan after repayment of the amount of such letter of credit. At any time during the continuance of an event of default, the lender may apply any amounts in the cash collateral account to the prepayment of the debt with the applicable yield maintenance premium. Additionally, if a DSCR Cash Management Period is continuing for two consecutive calendar quarters, the lender may use the monies in the cash collateral account to prepay the Two California Plaza
      Loan with the applicable yield maintenance premium.

                                      B-17

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the Two California Plaza
      Borrower, is the property manager for the Two California Plaza Loan. The lender may cause the Two California Plaza Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured,
      (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the Two California Plaza Loan is not repaid, (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct or (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the Two California Plaza
      Borrower may not enter into any agreement relating to the management of the Two California Plaza Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Two California Plaza Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Two California Plaza Property. The
      Two California Plaza Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Two California Plaza Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the Two California Plaza Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that
      (i) no default has occurred and remains uncured and (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o     TERRORISM INSURANCE. The Two California Plaza Loan documents require the
      Two California Plaza Borrower to maintain terrorism insurance. The Two
      California Plaza Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The Two California Plaza Loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Two California Plaza
      Borrower's comprehensive "all-risk" insurance policy business income coverage, commercial general liability insurance or umbrella liability insurance coverage, the Two California Plaza Borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS");
      provided that the Two California Plaza Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the
      Two California Plaza Loan with respect to the Two California Plaza
      Property and all other properties owned by MPLP or its affiliates for the last policy year, adjusted annually by the Consumer Price Index (such amount, the "TERRORISM INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the Terrorism
      Insurance Cap, then Two California Plaza Borrower is required to purchase insurance covering Terrorism Acts at the Two California Plaza in an amount equal to the principal balance of the Two California Plaza Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Insurance Cap or less, provided that in the event that the Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the Two California Plaza Loan, then the Two California Plaza
      Borrower shall obtain the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap.

                                      B-18

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

                   [OMITTED: THREE (3) PHOTOS OF TIAA REXCORP
                        NEW JERSEY PORTFOLIO PROPERTIES]

                                      B-19

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

           [OMITTED: MAP AND KEY INDICATING LOCATIONS OF TIAA REXCORP
                        NEW JERSEY PORTFOLIO PROPERTIES]

                                      B-20

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           6
Location (City/State)                                       Various, New Jersey
Property Type                                                            Office
Size (sf)                                                             1,041,818
Percent Leased as of February 23, 2007                                    88.1%
Year Built/Year Renovated                                 1981-2000 / 2003-2006
Appraisal Value                                                    $394,100,000
Underwritten Occupancy                                                    92.0%
Underwritten Revenues                                               $32,445,470
Underwritten Total Expenses                                          $9,642,131
Underwritten Net Operating Income (NOI)                             $22,803,339
Underwritten In Place Cash Flow (IPCF) (1)                          $19,623,786
Underwritten Net Cash Flow (NCF) (2)                                $21,694,153
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $270,375,000
Cut-off Date Principal Balance PSF/Unit                                 $259.52
Percentage of Initial Mortgage Pool Balance                                3.6%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.661%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    68.6%
LTV Ratio at Maturity                                                     68.6%
Underwritten DSCR on NOI                                                  1.47x
Underwritten DSCR on IPCF (1)                                             1.26x
Underwritten DSCR on NCF (2)                                              1.39x
--------------------------------------------------------------------------------

_____________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, assuming lease-up of the 1 Giralda Farms property to a 90% market occupancy. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TIAA REXCORP NEW JERSEY PORTFOLIO LOAN")
      is evidenced by a single note and is secured by first mortgages encumbering six class-A office buildings located in New Jersey and consisting of 1,034,114 sf (the "TIAA REXCORP NEW JERSEY PROPERTIES"). The
      TIAA RexCorp New Jersey Portfolio Loan represents approximately 3.6% of the initial mortgage pool balance. The TIAA RexCorp New Jersey Portfolio
      Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $270,375,000 and has an interest rate of 5.661% per annum. The DSCR and LTV on the TIAA RexCorp New Jersey
      Portfolio Loan are 1.39x and 68.6%, respectively. The proceeds of the TIAA
      RexCorp New Jersey Portfolio Loan were used by the borrower to acquire the
      TIAA RexCorp New Jersey Properties along with 9 other properties for a total portfolio acquisition price of approximately $1.14 billion.

      The TIAA RexCorp New Jersey Portfolio Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February
      6, 2017. Voluntary prepayment of the TIAA RexCorp New Jersey Portfolio
      Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009 (the "TIAA REXCORP NEW JERSEY PORTFOLIO
      INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The TIAA RexCorp New Jersey Properties consist of six office properties in New Jersey. The following table presents certain information relating to the TIAA RexCorp New Jersey Properties:

                                                      ALLOCATED LOAN
     PROPERTY NAME            CITY         STATE          AMOUNT       YEAR BUILT   SQUARE FEET   OCCUPANCY
------------------------   -----------   ----------   --------------   ----------   -----------   ---------

1 Giralda Farms              Madison     New Jersey   $   54,500,000   1984/2007        155,936      20.2%
3 Giralda Farms              Madison     New Jersey       38,375,000      1990          141,000     100.0%
7 Giralda Farms              Madison     New Jersey       56,000,000      2000          203,258     100.0%
101 JFK Parkway            Short Hills   New Jersey       48,000,000   1981/2003        197,779     100.0%
103 JFK Parkway            Short Hills   New Jersey       37,500,000   1981/2003        123,000     100.0%
44 Whippany Road           Morristown    New Jersey       36,000,000      1986          220,845     100.0%
                                                      --------------                -----------   ---------
TOTAL / WEIGHTED AVERAGE                              $  270,375,000                  1,041,818      88.1%

      1 Giralda Farms is a four-story, 155,936 sf class-A office building located in Madison, New Jersey. Constructed in 1984 and situated on a
      24.12-acre site, the building has floorplates of approximately 39,000 sf.
      The property features a granite and reflective glass facade, multi-story atrium, underground and garage parking, and 24-hour security. Amenities include a conference room and health and fitness center. Giralda Farms is a secure 370-acre corporate campus located within two miles of Interstate
      287 and Route 24. The campus is located on what was formerly the Geraldine
      Rockefeller Dodge Estate. The property was originally constructed and occupied by Schering Plough as a single-tenant headquarters building. The
      TIAA RexCorp New Jersey Portfolio Borrowers are in the process of completing a nearly $15 million dollar renovation of the property that includes repair and expansion of the parking garage to provide total parking of 4 spaces per 1,000 sf, as well as interior improvements including the addition of a cafe, and common area renovations and security

                                      B-21

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      upgrades to reposition the property as a multi-tenant office building.
      Parking is provided at a ratio of 4.0 spaces per 1,000 sf. The property is
      20.2% leased by Edwards Angell Palmer. There are currently no other tenants at the property. A $13.3 million reserve was taken at the closing of the TIAA RexCorp New Jersey Portfolio Loan, which is projected to be sufficient to complete the planned renovations and pay for leasing costs.

      3 Giralda Farms is a four-story, 141,000-sf class-A office building located in Madison, New Jersey. Constructed in 1990 and situated on a
      21.149-acre site, the building has floorplates of approximately 32,000 sf.
      The property features a granite and reflective glass facade, floor-to-ceiling glass atrium lobby, underground parking and 24-hour security. Amenities include a stainless steel gourmet cafe, health club and fitness center and a 55-seat auditorium and teleconferencing room. The property is 100% leased by Quest Diagnostics, which leases the building through September 2017.

      7 Giralda Farms is a three-story, 203,258-sf class-A office building located in Madison, New Jersey. Constructed in 2000 and situated on a
      20-acre site, the building has floorplates of approximately 68,000 sf. The property features a granite and reflective glass facade, two-story atrium lobby with granite, three levels of underground parking and 24-hour security system/card access. Amenities include a gourmet cafe. Tenants at the property include Maersk (115,316 sf) through October 2015; Wyeth
      (32,041 sf) through June 2012; Atlantic Mutual Insurance (30,769 sf)
      through April 2011; and Acordia Northeast (25,132 sf), now known as Wells
      Fargo Insurance Services, through January 2015.

      101 JFK Parkway is a six-story, 197,779-sf class-A office building located in Short Hills, New Jersey. Constructed in 1981 and renovated in 2003, the building is situated on a 15-acre site that is shared with 103 JFK
      Parkway. The property is located adjacent to the Hilton at Short Hills and across from the Mall at Short Hills. The property is located approximately
      15 minutes from Newark Liberty International Airport. The building has average floorplates of approximately 34,000 sf. The 2003 renovation encompassed both 101 JFK Parkway and 103 JFK Parkway and had an estimated cost of $7 million. The renovation/repositioning included creating new lobbies as well as a side entrance at 101 JFK Parkway. Amenities at the property include a cafeteria, health club and conferencing center. Both covered and surface parking are provided. Major tenants at the property include Bollinger (69,280 sf) through November 2016; Investors Savings
      Bank (53,200 sf) through November 2019; and Franklin Mutual Advisors
      (30,202 sf) through September 2020.

      103 JFK Parkway is a four-story, 123,000-sf class-A office building located in Short Hills, New Jersey, adjacent to the 101 JFK Parkway property. Constructed in 1981 and renovated in 2003, the building has an average floor-plate of 34,500 sf. The property is 100% occupied by Dun &
      Bradstreet Corporation through September 2012.

      44 Whippany Road is a three-story, 220,845-sf class-A suburban office building located in Morristown, New Jersey. Constructed in 1986, the average floorplate is 88,000 sf. Amenities at the property include a cafe.
      Surface parking is provided. The largest tenants at the property are Marsh
      & McClennan (77,165 sf) through December 2008; The CIT Group (47,304 sf)
      through October 2007; Schwartz Simon Edelstein Celso (41,384 sf) through
      October 2021; and One Beacon Insurance Co. (20,153 sf) through August
      2010.

                                      B-22

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the TIAA RexCorp New Jersey Properties:

                                 TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                   CREDIT                                               % OF TOTAL     ANNUALIZED
                                   RATING                               ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/MOODY'S                  % OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME               /S&P)(1)      TENANT NRSF    NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------------   --------------   -----------   ------   -------------   ------------   -------------   ----------

Dun & Bradstreet Corporation      A-/NR/A-        123,000      11.8%    $  4,704,750       16.9%         $38.25        9/30/2012
Quest Diagnostics, Inc.         NR/Baa3/BBB+      141,000      13.5%       4,512,000       16.2%          32.00        9/30/2017
Maersk Inc.                       NR/NR/NR        115,316      11.1%       3,574,796       12.9%          31.00       10/31/2015
Marsh & McLennan Inc.           BBB/Baa2/BBB       77,165       7.4%       2,122,037        7.6%          27.50        12/1/2008
Bollinger Inc.                    NR/NR/NR         69,280       6.6%       2,112,725        7.6%          30.50       11/30/2016
Investors Savings Bank            NR/NR/NR         53,200       5.1%       1,558,731        5.6%          29.30       11/30/2019
                                               --------------------------------------------------------------------
TOTAL LARGEST TENANTS                             578,961      55.6%    $ 18,585,039       66.8%         $32.10
Remaining Tenants                                 338,412      32.5%       9,225,672       33.2%          27.26
Vacant Space                                      124,445      11.9%               0        0.0%           0.00
                                               --------------------------------------------------------------------
TOTAL ALL TENANTS                               1,041,818     100.0%    $ 27,810,711      100.0%         $30.32

_____________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the TIAA RexCorp New Jersey Properties:

                                             LEASE EXPIRATION SCHEDULE(1)

                                                                                            % OF TOTAL     ANNUALIZED
                                                                             ANNUALIZED     ANNUALIZED    UNDERWRITTEN
        YEAR ENDING                            % OF TOTAL    CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
        DECEMBER 31,           EXPIRING NRSF      NRSF      OF TOTAL NRSF    BASE RENT      BASE RENT     ($ PER NRSF)
----------------------------   -------------   ----------   -------------   ------------   ------------   ------------

2007                                47,305         4.5%          4.5%       $    977,301        3.5%         $ 20.66
2008                               101,614         9.8%         14.3%          2,739,602        9.9%           26.96
2009                                 4,590         0.4%         14.7%            113,603        0.4%           24.75
2010                                20,153         1.9%         16.7%            473,595        1.7%           23.50
2011                                30,769         3.0%         19.6%            999,993        3.6%           32.50
2012                               155,041        14.9%         34.5%          5,714,042       20.5%           36.86
2013                                     0         0.0%         34.5%                  0        0.0%            0.00
2014                                15,279         1.5%         36.0%            481,289        1.7%           31.50
2015                               162,559        15.6%         51.6%          4,915,460       17.7%           30.24
2016                                69,280         6.6%         58.2%          2,112,725        7.6%           30.50
2017 and thereafter                310,783        29.8%         88.1%          9,283,101       33.4%           29.87
Vacant                             124,445        11.9%        100.0%                  0        0.0%            0.00
                               ---------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE         1,041,818       100.0%                     $ 27,810,711      100.0%         $ 30.32

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers (collectively, the "TIAA REXCORP NEW JERSEY
      BORROWERS") are five single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of six properties; one of the TIAA RexCorp New Jersey Borrowers owns two of the properties). Legal counsel to each of the TIAA RexCorp New Jersey
      Borrowers delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp New Jersey Portfolio Loan. The sponsor of the TIAA RexCorp New Jersey Borrowers is Tri-State Prime Property Venture
      LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp New Jersey Portfolio Loan. A subsidiary of Teachers
      Insurance and Annuity Association - College Retirement Equities Fund
      ("TIAA-CREF") owns 85% of the TIAA RexCorp New Jersey Properties.
      TIAA-CREF is an institutional real estate investors, with a global portfolio of direct or indirect investment of approximately $59 billion.
      Headquartered in New York City, TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide.
      TIAA-CREF is a retirement system, with more than $406 billion in combined assets under management (as of December 30, 2006). RexCorp Realty LLC (an entity established by Scott Rechler, Michael Maturo and Jason Barnett, the
      former executives of Reckson Associates Realty Corp. and other senior management of Reckson Associates Realty Corp.) and Marathon Real Estate
      Opportunity Fund ("MARATHON") own a combined 7.5% of the TIAA RexCorp New
      Jersey Properties. Marathon is an open-ended fund that launched in August
      2004. Marathon is co-headed by Jon Halpern and Ron Bernstein and has assets under management of approximately $350 million. Charles Wang, the founder and retired

                                      B-23

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp New
      Jersey Properties. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The
      TIAA RexCorp New Jersey Borrowers are affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as
      TIAA RexCorp Plaza, which is also an asset of the trust.

      In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
      Marathon (or entities controlled by Marathon) and/or any one or more of
      Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA
      RexCorp New Jersey Borrowers), the TIAA RexCorp New Jersey Portfolio Loan
      documents permit the transfer of a controlling interest (i.e., the controlling interest held by Scott Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA RexCorp New Jersey Borrowers provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey
      Portfolio Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp New Jersey
      Properties are managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
      New Jersey Properties in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp New
      Jersey Borrowers, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA RexCorp New Jersey Portfolio Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z)
      the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o     RELEASE OF COLLATERAL. The TIAA RexCorp New Jersey Portfolio Loan permits the release of any one or more of the TIAA RexCorp New Jersey Properties after the TIAA RexCorp New Jersey Portfolio Initial Defeasance Date,
      subject to the satisfaction of certain conditions, including (i) the delivery of defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to $108,150,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $108,150,000, (ii) no event of default then exists (other than an event of default which is being cured simultaneously therewith),
      (iii) that, after giving effect to such release and defeasance, the DSCR
      (calculated using actual cash flow and the actual debt service constant)
      for all of the remaining TIAA RexCorp New Jersey Properties is no less than 1.20x, (iv) if the date of the proposed release occurs on or after
      February 6, 2015, after giving effect to such release and partial defeasance, the aggregate LTV for all of the then remaining properties is not greater than 65.7% and (v) the satisfaction of certain other standard conditions as specified in the TIAA RexCorp New Jersey Portfolio Loan documents. If the date of a proposed release occurs on or after February
      6, 2014, such release will only be permitted in connection with a sale of such TIAA RexCorp New Jersey Properties pursuant to an arms' length agreement with a third-party not affiliated with any TIAA RexCorp New
      Jersey Borrower and in which no TIAA RexCorp New Jersey Borrower and no affiliate of any TIAA RexCorp New Jersey Borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

o     SUBSTITUTION OF COLLATERAL. Prior to August 6, 2016, the TIAA RexCorp New
      Jersey Portfolio Loan permits the release of one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK
      Parkway properties only) of the TIAA RexCorp New Jersey Properties by simultaneously substituting one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK Parkway properties) property, subject to the satisfaction of certain conditions set forth in the TIAA RexCorp New Jersey Portfolio Loan documents, including, without limitation, that (i) the TIAA RexCorp New Jersey
      Borrowers have paid to the lender (A) a fee equal to the greater of (x)
      0.25% of the allocated loan amount for the TIAA RexCorp New Jersey
      Property(ies) being released and (y) $50,000 and (B) all costs and expenses incurred by the lender; (ii) the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies), (iii) after giving effect to the applicable release(s) and substitution(s), the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining TIAA
      RexCorp New Jersey Properties is not less than 1.20x, provided that the
      TIAA RexCorp New Jersey Borrowers may

                                      B-24

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount necessary to meet this DSCR condition simultaneously with the release(s)
      and substitution(s) in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate LTV for the remaining TIAA RexCorp New Jersey Properties and the substitute property(ies) is not greater than 80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, and (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6,
      2019. In the event that the fair market value of the substitute property(ies) is less than the fair market value of the released property(ies), the TIAA RexCorp New Jersey Borrowers may, in order to satisfy the condition described in clause (ii) above, partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount at least equal to the difference between the fair market value of the released property(ies)
      and the fair market value of the substitute property(ies) up to 30% of the fair market value of the released property(ies)).

o     ESCROWS AND RESERVES. The TIAA RexCorp New Jersey Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The TIAA RexCorp New Jersey Borrowers are
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense and Leasing Reserves: The TIAA RexCorp New Jersey
      Borrowers will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF
      (or other controlled affiliates of TIAA-CREF) described above no longer owns at least 50% of the aggregate equity interests in the TIAA RexCorp
      New Jersey Borrowers and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued non-collection of capital expenditure and leasing reserves and (ii) the LTV of the TIAA RexCorp New Jersey Portfolio Loan is greater than 65%. Notwithstanding the foregoing, with respect to each of the TIAA
      RexCorp New Jersey Properties, each of the required reserves for such TIAA
      RexCorp New Jersey Property may be suspended if 95% of such TIAA RexCorp
      New Jersey Property is leased pursuant to a "triple net" lease to a tenant that (1) has a credit rating of at least "BBB-" by S&P (or its equivalent by Fitch or Moody's) or such tenant (or the guarantor of any such tenant's obligations under its lease) is otherwise creditworthy in the lender's reasonable judgment, (2) is required to pay, and actually pays, the costs otherwise payable from the reserves described in this paragraph and (3)
      satisfies certain other conditions set forth in the TIAA RexCorp New
      Jersey Portfolio Loan documents.

      One Giralda Reserve: The TIAA RexCorp New Jersey Borrowers established a
      $13,300,000 reserve at the closing of the TIAA RexCorp New Jersey
      Portfolio Loan for payment of approved capital expenses and approved leasing costs at the 1 Giralda property.

      Letter of Credit: The TIAA RexCorp New Jersey Borrowers are also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i) JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o     LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp New Jersey Portfolio Loan
      requires a hard lockbox, which is already in place. The TIAA RexCorp New
      Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey
      Borrowers to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp New Jersey Portfolio Loan documents also require that all rents received by (or on behalf of) the
      TIAA RexCorp New Jersey Borrowers or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp New Jersey Borrowers' operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp New Jersey
      Portfolio Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA
      RexCorp New Jersey Portfolio Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA
      RexCorp New Jersey Portfolio Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA

                                      B-25

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      RexCorp New Jersey Portfolio Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management
      "waterfall".

o     PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
      TIAA RexCorp New Jersey Borrowers, is the property manager for all of the
      TIAA RexCorp New Jersey Properties. The property manager receives a management fee on the TIAA RexCorp New Jersey Properties equal to 3.0% of gross revenues from the TIAA RexCorp New Jersey Properties. The lender may require that the TIAA RexCorp New Jersey Borrowers terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA RexCorp New Jersey Portfolio Loan,
      (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or
      (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA
      RexCorp New Jersey Property(ies) in question and/or any of the TIAA
      RexCorp New Jersey Borrowers.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp New Jersey Portfolio
      Loan. The TIAA RexCorp New Jersey Portfolio Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey Portfolio Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA
      RexCorp New Jersey Borrowers, provided that the mezzanine lender enters into an intercreditor agreement with the lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA
      RexCorp New Jersey Portfolio Loan, will result in an aggregate LTV of the
      TIAA RexCorp New Jersey Properties of no greater than 85%, (ii) will result in the TIAA RexCorp New Jersey Properties having an aggregate DSCR of not less than 1.00x (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by TIAA RexCorp New Jersey Portfolio Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA RexCorp New Jersey Portfolio Loan, (v)
      creates no obligations or liabilities on the part of the TIAA RexCorp New
      Jersey Borrowers and results in no liens on any portion of any TIAA
      RexCorp New Jersey Property or any other collateral securing the TIAA
      RexCorp New Jersey Portfolio Loan and (vi) either (A) has a term expiring on the February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50%
      debt service constant) of the TIAA RexCorp New Jersey Properties is less than 1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp New Jersey Properties is greater than or equal to 1.08x.

o     TERRORISM INSURANCE. The TIAA RexCorp New Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA
      RexCorp New Jersey Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the TIAA RexCorp New Jersey Borrowers will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp New Jersey Properties, subject to a premium cap of $987,600, adjusted annually by a percentage equal to the increase in the "consumer price index".

                                      B-26

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

                [OMITTED: TWO (2) PHOTOS OF 400 ATLANTIC STREET]

                                      B-27

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

       [OMITTED: TWO (2) MAPS INDICATING LOCATION OF 400 ATLANTIC STREET]

                                      B-28

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                     Stamford, Connecticut
Property Type                                                            Office
Size (sf)                                                               527,424
Percentage Leased as of  June 1, 2007                                     97.1%
Year Built/Year Renovated                                             1980/2007
Appraisal Value                                                    $335,000,000
Underwritten Occupancy                                                    95.2%
Underwritten Revenues                                               $28,123,611
Underwritten Total Expenses                                          $6,962,452
Underwritten Net Operating Income (NOI)                             $21,161,159
Underwritten In Place Cash Flow (IPCF)(1)                           $20,877,889
Underwritten Net Cash Flow (NCF)(2)                                 $20,449,442
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $265,000,000
Cut-off Date Principal Balance PSF/Unit                                 $502.44
Percentage of Initial Mortgage Pool Balance                                3.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.674%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    79.1%
LTV Ratio at Maturity                                                     79.1%
Underwritten DSCR on NOI                                                  1.38x
Underwritten DSCR on IPCF(1)                                              1.37x
Underwritten DSCR on NCF(2)                                               1.34x
--------------------------------------------------------------------------------

_____________________
(1)   IPCF is the loan sellers underwritten NOI, assuming today's in-place rents, including American Express, whose lease expires September 30, 2008.

(2)   NCF is loan seller's NCF, assuming rents paid by UBS commencing October 1,
      2008.

o     THE LOAN. The mortgage loan (the "400 ATLANTIC STREET LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 400 Atlantic Street, Stamford,
      Connecticut (the "400 ATLANTIC STREET PROPERTY"). The 400 Atlantic Street
      Loan represents approximately 3.5% of the initial mortgage pool balance.
      The 400 Atlantic Street Loan was originated on May 18, 2007, had an original principal balance and a principal balance as of the cut-off date of $265,000,000 and an interest rate of 5.674%. The DSCR and LTV on the
      400 Atlantic Street Loan are 1.34x and 79.1%, respectively. The proceeds of the 400 Atlantic Street Loan were used to refinance existing debt.

      The 400 Atlantic Street Loan has an initial term of 120 months and a remaining term of 119 months. The loan requires payments of interest-only for the entire term. The scheduled maturity date is June 6, 2017.
      Voluntary prepayment of the 400 Atlantic Street Loan is prohibited until the payment date of March 6, 2017 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009.

o     THE PROPERTY. The 400 Atlantic Street Property is a 15-story, 527,424 sf class-A office building that is located in the central business district of Stamford, Connecticut, at the southeast corner of Atlantic Street and
      US Route 1 (Tresser Boulevard). The 400 Atlantic Street Property was
      developed in 1980 as the corporate headquarters for Champion Paper.
      Champion Paper was acquired by International Paper in early 2000 and subsequently moved out of all but three floors of their space. The 400
      Atlantic Property is located two blocks east of the Metro-North/Amtrak train station and one block north of Interstate 95, with easy on/off access to the parking garage. The 400 Atlantic Street Property is situated between the UBS AG North American headquarters building and 201 Tresser
      Boulevard where UBS has leased 250,000 sf with an option to expand further to 400,000 sf. UBS is the largest tenant in at the 400 Atlantic Street
      Property. Parking is provided in a multi-level structured garage with 908 spaces (1.72 per 1,000 sf). The 400 Atlantic Street Property's location offers tenants convenient access to numerous nearby high-rise residential developments, shopping, restaurants, entertainment and educational facilities.

      As of June 1, 2007, the 400 Atlantic Street Property was 97.1% leased to approximately 7 tenants. The three largest tenants in the building are UBS
      AG ("UBS") (258,202 sf) through September 2018; International Paper
      (132,004 sf) through December 2015 and Wiggin & Dana (36,782 sf) through
      May 2011. UBS directly leases floors four and five under a lease that commenced April 1, 1998 and floor six under a lease that commenced March
      1, 2007 (together, the "DIRECTLY LEASED SPACE"). UBS also sublets floors three, eight, nine and ten from American Express (the "SUBLEASED SPACE"), whose lease expires September 30, 2008. On February 8, 2007, UBS entered into a binding letter agreement with the 400 Atlantic Street Borrower to directly lease the subleased space together with the directly leased space
      (the "NEW UBS LEASE"). As of the Cut-Off Date, the 400 Atlantic Street
      Borrower has satisfied all conditions precedent to the effectiveness of this letter agreement; therefore, the entire premises is treated as operating under the new UBS lease for purposes of this disclosure. UBS currently occupies floors four, five, eight, nine and ten and is currently building out floors three and six. Additionally, the 400 Atlantic Street
      Borrower has commenced its capital expenditure obligations required under the new UBS lease.

                                      B-29

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

      UBS has a right of first refusal on any space that becomes available in the 400 Atlantic Street Property and a first right offer to purchase the building if offered for 3rd party sale or if the 400 Atlantic Street
      Borrower sells more than 80% of it's interest in the 400 Atlantic Street
      Property. UBS has negotiated signage rights on the building which will compliment their headquarters located a block south and 201 Tresser
      Boulevard located to the north.

      The following table presents certain information relating to the major tenants at the 400 Atlantic Street Property:

                               TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                     % OF TOTAL     ANNUALIZED
                            CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                           (FITCH/MOODY'S/                  % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME              S&P)(1)       TENANT NRSF    NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------   ---------------   -----------   ------   -------------   ------------   ------------   ----------

UBS AG                       AA+/Aaa/AA+       258,202      49.0%   $  10,586,282       48.1%         41.00        9/1/2018
International Paper         BBB-/Baa3/BBB      132,004      25.0%       6,831,207       31.0%         51.75       12/1/2015
Wiggin & Dana                 NR/NR/NR          36,782       7.0%       1,728,754        7.9%         47.00        5/1/2011
American Express              A+/A1/A+          44,782       8.5%       1,581,626        7.2%         35.32        9/1/2014
                                             ------------------------------------------------------------------
TOTAL LARGEST TENANTS                          471,770      89.4%   $  20,727,869       94.2%         43.94
Remaining Tenants                               40,234       7.6%       1,275,597        5.8%         31.70
Vacant Space                                    15,420       2.9%               0        0.0%          0.00
                                             ------------------------------------------------------------------
TOTAL ALL TENANTS                              527,424     100.0%   $  22,003,466      100.0%         42.98

_____________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the 400 Atlantic Street Property:

                                             LEASE EXPIRATION SCHEDULE(1)

                                                                                          % OF TOTAL      ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED     UNDERWRITTEN
      YEAR ENDING                          % OF TOTAL     CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN     BASE RENT
      DECEMBER 31,         EXPIRING NRSF      NRSF       OF TOTAL NRSF   BASE RENT ($)    BASE RENT      ($ PER NRSF)
------------------------   -------------   -----------   -------------   -------------   ------------   --------------

2007                                0          0.0%           0.0%       $           0        0.0%           0.00
2008                                0          0.0%           0.0%                   0        0.0%           0.00
2009                                0          0.0%           0.0%                   0        0.0%           0.00
2010                                0          0.0%           0.0%                   0        0.0%           0.00
2011                           41,397          7.8%           7.8%           1,936,429        8.8%          46.78
2012                                0          0.0%           7.8%                   0        0.0%           0.00
2013                           17,580          3.3%          11.2%             791,100        3.6%          45.00
2014                           36,782          7.0%          18.2%           1,581,626        7.2%          43.00
2015                          132,584         25.1%          43.3%           6,845,707       31.1%          51.63
2016                                0          0.0%          43.3%                   0        0.0%           0.00
2017 and thereafter           283,661         53.8%          97.1%          10,848,604       49.3%          38.24
Vacant                         15,420          2.9%         100.0%
                           -------------------------------------------------------------------------------------------
TOTAL                         527,424        100.0%                      $  22,003,466      100.0%          42.98

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "400 ATLANTIC STREET BORROWER") is 400
      Atlantic Title, LLC, a single-asset, special-purpose, bankruptcy-remote
      Delaware limited liability company with two independent directors. Legal counsel to the 400 Atlantic Street Borrower delivered a non-consolidation opinion in connection with the origination of the 400 Atlantic Street
      Loan. The 400 Atlantic Street Borrower is indirectly owned and controlled by Alan Landis (28%) and a group of investors including David Mandelbaum
      (16%), Donald Sussman (14%), Uzi Zucker (14%), and Richard Schaps (12%)
      and other friends and family of Mr. Landis. The Landis Group was founded in 1967 by Alan Landis. The Landis Group has owned, operated or developed in excess of 15 million sf of class-A space. Mr. Landis along with other members of the sponsorship are part owners of the YankeesNets (which own the Yes Network and parts of the New York Yankees and New Jersey Nets), and the Minnesota Vikings organizations. Mr. Landis was a former member of the Board of Directors of Boston Properties, Inc. Mr. Landis guaranteed the non-recourse carveouts of the 400 Atlantic Street Loan. In connection with such guarantee, Mr. Landis is required to maintain $40,000,000 in net worth and $2,500,000 in liquidity.

                                      B-30

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

o     ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums.

      Tax and Insurance Reserves: The 400 Atlantic Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The 400 Atlantic Street Borrower is required to make monthly payments totaling $105,480 per year into a replacement reserve account.

      Tenant Improvement and Leasing Commissions: The 400 Atlantic Street
      Borrower has deposited $6,196,120 to cover those tenant improvement costs and leasing commissions outstanding as of the closing date of the 400
      Atlantic Street Loan. The 400 Atlantic Street Borrower is also required to make monthly contributions totaling $270,000 per year into tenant improvements and leasing account. The 400 Atlantic Street Borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve. As of June 7, 2007, $6,196,120 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The 400 Atlantic Street Loan provides for a hard lockbox which is already in place. The loan documents also require that any rents that are received by the 400 Atlantic Street Borrower or the property managers be deposited within two business days of receipt into this lender-controlled. Amounts on deposit in the lockbox account are swept on a daily basis into the 400 Atlantic Street Borrower's operating account, unless an event of default is continuing. A "CASH MANAGEMENT
      PERIOD" will (A) commence (i) upon the occurrence of an event of default or (ii) if, as of the end of any calendar quarter, the actual DSCR is less than 1.02x and (B) will terminate (x) in the case of clause (i) above, when the event of default in question has been cured (and no other event of default is then existing) and (y) in the case of clause (ii) above, when the 400 Atlantic Property has thereafter achieved an actual DSCR of
      1.02x at the end of any subsequent calendar quarter. During the continuance of a Cash Management Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments and lender-approved operating expenses at the 400 Atlantic Street Property.
      Any excess amounts will be swept into another account controlled by lender and held as cash collateral for the 400 Atlantic Street Loan, which amounts lender may (but is not required to) apply to prepay or partially defease a portion of the 400 Atlantic Street Loan.

o     PROPERTY MANAGEMENT. 400 Atlantic Management Associates Limited
      Partnership, an affiliate of the 400 Atlantic Street Borrower, is the principal property manager for the 400 Atlantic Street Property. The lender may replace either property manager (i) if an event of default is continuing, (ii) if the applicable manager is in material default under its management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the applicable property manager. The annual management fee is $200,000, payable in monthly installments of $16,666.67 out of property cashflow. 400 Atlantic Management Associates Limited
      Partnership contracts out certain property management services to CB
      Richard Ellis, Inc. pursuant to a management contract that (a) provides for a $55,000 annual management fee payable in monthly installments of
      $4,583.33 and (y) is terminable by either party on 30 days' notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The 400 Atlantic Street Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the 400 Atlantic Street Borrower to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the
      400 Atlantic Street Property, provided that such coverage is available. In the event that terrorism coverage is not included as part of the "all risk" property policy, the 400 Atlantic Street Borrower will be required to purchase terrorism insurance at a cost up to the Terrorism Premium Cap
      (as defined below). If the insurance premiums for such policy exceed the
      Terrorism Premium Cap, the lender may, at its option (1) purchase such terrorism insurance policy, and require that the 400 Atlantic Street
      Borrower pay the portion of the premiums equal to the Terrorism Premium
      Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM
      CAP" means an amount which is equal to 150% of the aggregate amount insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the
      "all risk" property policy, adjusted, in certain instances, annually by a percentage equal to the increase in the "consumer price index".

                                      B-31

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

                   [OMITTED: LARGE PHOTO OF TWO HERALD SQUARE]

                                      B-32

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

        [OMITTED: TWO (2) MAPS INDICATING LOCATION OF TWO HERALD SQUARE]

                                      B-33

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                        New York, New York
Property Type                                                          Other(1)
Building NRSF                                                           354,298
Maximum FAR (sf)                                                        430,650
Percentage Leased as of December 11, 2006                                 99.3%
Year Built/Year Renovated                                      1909 / 2000-2005
Appraisal Value                                                    $260,000,000
Underwritten Occupancy                                                      NAP
Underwritten Revenues                                               $14,260,048
Underwritten Total Expenses                                                  $0
Underwritten Net Operating Income (NOI)(2)                          $14,260,048
Underwritten Net Cash Flow (NCF)(2)                                 $14,260,048
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $191,250,000
Cut-off Date Principal Balance PSF(3)                                   $444.10
Percentage of Initial Mortgage Pool Balance                                2.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.358%
Original Term to Maturity (Months)                                          119
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    73.6%
LTV Ratio at Maturity                                                     73.6%
Underwritten DSCR on NOI(2)                                               1.37x
Underwritten DSCR on NCF(2)                                               1.37x
--------------------------------------------------------------------------------

_________________
(1)   The mortgage loan is secured by the borrower's fee simple interest in the land, but not the improvements.

(2)   Base Revenue based on the average ground rent payments from years 11-20.
      The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

(3)   Based on maximum floor area ratio ("FAR") of 430,650 SF.

o     THE LOAN. The mortgage loan (the "TWO HERALD SQUARE LOAN") is evidenced by a note in the original principal amount of $191,250,000 and is secured by a first mortgage encumbering the fee interest in the property located at
      Two Herald Square in New York, New York (the "TWO HERALD SQUARE
      PROPERTY"). The Two Herald Square Loan was originated by Goldman Sachs
      Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman
      Sachs Mortgage Company. The Two Herald Square Loan was originated on April
      9, 2007 and represents approximately 2.5% of the initial mortgage pool balance. The note evidencing the Two Herald Square Loan had an original principal balance and has a principal balance as of the cut-off date of
      $191,250,000 and an interest rate of 5.358%. The proceeds of the Two
      Herald Square Loan were used to acquire the Two Herald Square Property.

      The Two Herald Square Loan had an initial term of 119 months and has a remaining term of 117 months. The Two Herald Square Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in April 2017. Voluntary prepayment of the Two Herald Square
      Loan is prohibited until the payment date in January 2017. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at anytime after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Two Herald Square Property is comprised of the fee interest in the land under an 11 story plus penthouse building and an underground parking garage, 354,298 SF, office and retail building located in Manhattan. The building is situated on the southern border of the Times
      Square South submarket to the immediate north of the Penn Station submarket. Built in 1909, the building underwent major renovation and upgrades between 2000 and 2005.

      The fee interest is indirectly owned by SL Green Realty Corp. and Gramercy
      Capital Corp. through a 55%/45% joint venture. The borrowers are the lessors under a ground lease of the Two Herald Square Property, which has a 70-year term with no extension options, and 1328 Broadway Owners, LLC is the lessee under such ground lease. The base rent payable by the lessee under the ground lease is $750,000 per month for the first five years of the term and increases by 25% in year six, then increases annually by 2.5%
      every year thereafter to $1,324,662.96/month in the 20th year of the lease. After the 20th year of the lease, base rent continues to increase annually by 2.5%, except that base rent will be adjusted during each of the 21st, 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 5% of the fair market value. The percentage rent payable under the ground lease is 10% of the amount by which annual adjusted operating revenue exceeds $25,000,000.

                                      B-34

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Two Herald Square Property:

                          FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                               % OF TOTAL    ANNUALIZED
                                                                ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                          CREDIT RATING       TENANT    % OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
    TENANT NAME       (FITCH/MOODY'S/S&P)(1)   NRSF     NRSF   BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
--------------------  ----------------------  -------  ------  -------------  ------------  ------------  ----------

H&M Hennes & Mauritz         NR/NR/NR          71,000   20.0%  $   7,332,630     33.6%         $103.28     1/31/2016
Publicis                   NR/Baa2/BBB+       119,502   33.7%      5,575,982     25.5%           46.66     8/31/2016
Victoria's Secret          NR/Baa2/BBB         27,550    7.8%      4,597,727     21.0%          166.89     3/31/2017
Mercy College                NR/NR/NR          55,000   15.5%      2,530,000     11.6%           46.00     5/31/2022
Central Parking              NR/NR/NR          29,610    8.4%        575,026      2.6%           19.42    12/31/2007
                                              ----------------------------------------------------------
FIVE LARGEST TENANTS                          302,662   85.4%  $  20,611,365     94.3%         $ 68.10
Remaining Tenants                              49,234   13.9%      1,243,737      5.7%           25.26
Vacant                                          2,402    0.7%              0      0.0%            0.00
                                              ----------------------------------------------------------
TOTAL ALL TENANTS                             354,298  100.0%  $  21,855,102    100.0%         $ 62.19

_________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

o     THE BORROWERS. The borrowers are GKK 2 Herald LLC and SLG 2 Herald LLC, both single-purpose, single-asset entities, as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Two Herald Square Loan. Upon completion of the like-kind exchange described below, GKK 2 Herald LLC will be indirectly owned by Gramercy Capital Corp., a national commercial real estate investment trust, and SLG 2 Herald LLC will be indirectly owned by SL Green Realty Corp., the owner and operator of a portfolio of commercial office buildings in New York City.

o     ESCROWS. During the continuance of a Two Herald Square Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes and insurance with all excess cash reserved as additional collateral for the Two Herald Square Loan. A "TWO HERALD SQUARE TRIGGER PERIOD" means
      (i) any period during the continuance of an event of default under the ground lease, and (ii) any period during which the ground lease is no longer in effect. In the place of an interest reserve, SL Green Operating
      Partnership, L.P., an affiliate of SL Green Realty Corp. has provided a
      $3,821,116.20 letter of credit and Gramercy Capital Corp. has provided a
      $3,126,367.80 letter of credit, in each case, in respect of interest shortfalls. Over the term of the Two Herald Square Loan, the borrowers have the right to reduce the aggregate amount of the letters of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash.

o     LOCKBOX AND CASH MANAGEMENT. The Two Herald Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to direct the lessee under the ground lease to pay its rent directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the Two
      Herald Square Loan and no Two Herald Square Trigger Period is ongoing, all funds in the lockbox account in excess of the interest due on the next payment date will be remitted to an account specified by the borrowers.
      During the existence of a Two Herald Square Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and, unless an event of default under the Two Herald Square Loan has occurred and is continuing, any excess will be remitted to the borrowers. During the continuance of an event of default under the Two Herald Square Loan, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the Two Herald Square Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Two Herald Square Property is currently managed by S.L. Green Management Corp., an affiliate of one of the borrowers, pursuant to a management agreement. Under the management agreement, the borrowers pay a management fee in the amount of $100,455.60 per year, which amount is subordinate to the Two Herald Square Loan and accrues, without triggering a default under the management agreement, if income from the Two Herald Square Property is insufficient to make such payment.
      The lender may require the borrowers to replace the property manager if an event of default under the Two Herald Square Loan has occurred or as a result of the gross negligence, fraud or willful misconduct of the property manager.

                                      B-35

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Except in connection with the like-kind exchange described below, there is currently no subordinate indebtedness that is secured by more than 45% of the direct or indirect interests in the borrowers. The loan documents permit (A) a pledge at any time or from time to time of all or any portion of the direct or indirect interest in GKK 2 Herald LLC, provided that the pledged interest does not constitute in the aggregate more than 45% of the direct or indirect equity interests in Borrower, to secure a loan in an amount not to exceed
      $50,000,000 that is originated by (or, contemporaneously with its closing, assigned to) Gramercy Capital Corp. or one of its affiliates and is at all times held by Gramercy Capital Corp. or one of its affiliates (which entity may (1) assign all or any portion of such loan in connection with a
      CDO that is managed by Gramercy Capital Corp. or one of its affiliates and/or (2) pledge all or any portion of such loan as collateral for a repurchase or similar financing facility provided to such entity by
      Wachovia Bank, National Association, Goldman Sachs Group, Inc., or any
      other Qualified Equityholder, and in either case the holder thereof may exercise remedies thereunder, provided the pledged interests are at all times held by Qualified Equityholders or such CDO), and (B) any transfer of such equity interests to a Qualified Equityholder pursuant to the exercise of remedies by the holder of such pledged interests).

o     1031 EXCHANGE. Gramercy Capital Corp. and SL Green Realty Corp. have acquired their respective interest in the Two Herald Square Property with a view to using such interest as part of a tax deferred like kind exchange under section 1031 of the Internal Revenue Code. The equity interests in both borrowers are indirectly wholly-owned by CDECRE, Inc., an affiliate of Chicago Deferred Exchange Corporation, pursuant to exchange accommodation agreements with Gramercy Capital Corp. and SL Green Realty
      Corp. These equity interests are expected to be transferred to Gramercy
      Capital Corp. and SL Green Realty Corp. no later than October 5, 2007 in connection with the completion of the exchange.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained (or caused to be maintained)
      by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Two Herald Square Property. In addition, the borrowers are required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain such terrorism coverage if the
      Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrowers are required to maintain such coverage, but are not required to pay a premium of more than one and a half times the premium for the then current property insurance premium payable with respect to the Two Herald Square Property
      (less the portion of such premium that is allocable to terrorism insurance coverage). The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

                                      B-36

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

                  [OMITTED: LARGE PHOTO OF TIAA REXCORP PLAZA]

                                      B-37

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

       [OMITTED: TWO (2) MAPS INDICATING LOCATION OF TIAA REXCORP PLAZA ]

                                      B-38

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                       Uniondale, New York
Property Type                                                            Office
Size (sf)                                                             1,063,950
Percent Leased as of February 23, 2007                                    92.1%
Year Built/Year Renovated                                           1985 / 1996
Appraisal Value                                                    $270,000,000
Underwritten Occupancy                                                    92.1%
Underwritten Revenues                                               $36,370,754
Underwritten Total Expenses                                         $22,187,025
Underwritten Net Operating Income (NOI)                             $14,183,729
Underwritten In Place Cash Flow (IPCF) (1)                          $11,587,306
Underwritten Net Cash Flow (NCF) (2)                                $13,119,779
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $187,250,000
Cut-off Date Principal Balance PSF/Unit                                 $176.00
Percentage of Initial Mortgage Pool Balance                                2.5%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                            5.731%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    69.4%
LTV Ratio at Maturity                                                     69.4%
Underwritten DSCR on NOI                                                  1.30x
Underwritten DSCR on IPCF (1)                                             1.06x
Underwritten DSCR on NCF (2)                                              1.21x
--------------------------------------------------------------------------------

_________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TIAA REXCORP PLAZA LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office building located in Uniondale, New York (the "TIAA REXCORP PLAZA
      PROPERTY"). The TIAA RexCorp Plaza Loan represents approximately 2.5% of the initial mortgage pool balance. The TIAA RexCorp Plaza Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $187,250,000 and an interest rate of
      5.731% per annum. The DSCR and LTV on the TIAA RexCorp Plaza Loan are
      1.21x and 69.4%, respectively. The proceeds of the TIAA RexCorp Plaza Loan were used by the borrower to acquire the TIAA RexCorp Plaza Property along with 15 other properties for a total portfolio acquisition price of approximately $1.14 billion.

      The TIAA RexCorp Plaza Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2017.
      Voluntary prepayment of the TIAA RexCorp Plaza Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009 (the "TIAA REXCORP PLAZA
      INITIAL DEFEASANCE DATE").

o     THE PROPERTY. The TIAA RexCorp Plaza Property, commonly known as RexCorp
      Plaza, consists of two, connected, class-A, 15-story elliptical office buildings with a total of 1,063,950 sf. The property fronts Glen Curtis
      Boulevard and has easy access to Hempstead-Bethpage Turnpike. Constructed in 1985 and renovated in 1996, the buildings have typical floorplates of about 31,500 sf. On-site amenities include a Winter Garden in the atrium lobby, concierge, retail stores, retail banking, a full-service cafeteria and outdoor ice skating rink. 4,300 parking spaces are provided through a combination of a garage and in surface lots. The building is occupied by a variety of tenants, the largest of which, Citibank, occupies 19.9% of the
      TIAA RexCorp Plaza Property. No other tenant occupies more than 8.9% of the space.

      The property is located on a 36.4111-acre site that is leased from the
      County of Nassau. The full site consists of three parcels; two of the parcels, with a total of 28.2384 acres, are developed with the TIAA
      RexCorp Plaza Property. The third parcel, consisting of 8.1727 acres, is undeveloped and has been subleased to RexCorp Plaza Land SPE LLC, an entity owned by the RexCorp principals, Marathon Real Estate Opportunity
      Fund ("MARATHON") and Charles Wang. The third parcel is not part of the collateral for the TIAA RexCorp. Plaza Loan.

o     GROUND LEASE. The TIAA RexCorp Property is located on a 36.4111-acre site that is leased from the County of Nassau under a ground lease that commenced in 1984 and has a fully-extended expiration date of October 28,
      2080. The current ground rent payment is $728,222 ($20,000 per acre), increasing to $819,249.75 per annum ($22,500 per acre) on May 1, 2009 for the remainder of the initial term and extension options.

                                      B-39

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the TIAA RexCorp Plaza Property:

                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            CREDIT RATING         TENANT     % OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
    TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF      NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------    ----------------------  ---------   ------   -------------   ------------   ------------   ----------

Citibank NA.                 AA+/Aaa/AA+          211,853    19.9%   $   4,521,388         15.9%      $ 21.34       12/1/2010
Dreyfus Service Corp.         NR/NR/NR             94,679     8.9%       2,913,749         10.2%        30.78        3/1/2014
Del Laboratories Inc.,        NR/B1/B-             88,603     8.3%       2,537,325          8.9%        28.64       12/1/2014
Rivkin Radler & Kremer        NR/NR/NR             79,125     7.4%       2,294,625          8.1%        29.00        6/1/2008
Washington Mutual              A/A2/A-             63,130     5.9%       2,100,070          7.4%        33.27       4/30/2012
Ruskin Moscou & Faltisc       NR/NR/NR             49,920     4.7%       1,625,538          5.7%        32.56       12/1/2016
                                                ----------------------------------------------------------------
TOTAL LARGEST TENANTS                             587,310    55.2%   $  15,992,695         56.1%      $ 27.23
Remaining Tenants                                 393,094    36.9%      12,503,888         43.9%        31.81
Vacant Space                                       83,546     7.9%               0          0.0%         0.00
                                                ----------------------------------------------------------------
TOTAL ALL TENANTS                               1,063,950   100.0%   $  28,496,583        100.0%      $ 29.07

_________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     LEASE EXPIRATION SCHEDULE(1)

                                                                              % OF TOTAL    ANNUALIZED
                                                                ANNUALIZED    ANNUALIZED   UNDERWRITTEN
    YEAR ENDING                     % OF TOTAL   CUMULATIVE    UNDERWRITTEN  UNDERWRITTEN   BASE RENT
   DECEMBER 31,      EXPIRING NRSF     NRSF     OF TOTAL NRSF  BASE RENT ($)  BASE RENT    ($ PER NRSF)
-------------------  -------------  ----------  -------------  ------------- ------------  ------------

2007                    26,244          2.5%        2.5%       $    912,622      3.2%        $34.77
2008                   117,005         11.0%       13.5%          2,974,766     10.4%         25.42
2009                    12,768          1.2%       14.7%            477,511      1.7%         37.40
2010                   214,653         20.2%       34.8%          4,613,400     16.2%         21.49
2011                    54,388          5.1%       40.0%          1,859,093      6.5%         34.18
2012                   100,017          9.4%       49.4%          3,331,923     11.7%         33.31
2013                    35,362          3.3%       52.7%          1,184,399      4.2%         33.49
2014                   246,829         23.2%       75.9%          7,586,740     26.6%         30.74
2015                    36,218          3.4%       79.3%          1,218,274      4.3%         33.64
2016                   117,482         11.0%       90.3%          3,721,416     13.1%         31.68
2017 and thereafter     19,438          1.8%       92.1%            616,439      2.2%         31.71
Vacant                  83,546          7.9%      100.0%                  0      0.0%          0.00
                     ----------------------------------------------------------------------------------
TOTAL                1,063,950        100.0%                   $ 28,496,583    100.0%        $29.07

_________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower ("TIAA REXCORP PLAZA BORROWER") is a single-asset, special-purpose, bankruptcy-remote entity with an independent director. Legal counsel to the TIAA RexCorp Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp Plaza Loan. The sponsor of the TIAA RexCorp Plaza
      Borrower is Tri-State Prime Property Venture LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp Plaza
      Loan. A subsidiary of Teachers Insurance and Annuity Association - College
      Retirement Equities Fund ("TIAA-CREF") owns 85% of the TIAA RexCorp Plaza
      Property. TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of approximately $59 billion. Headquartered in New York City,
      TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide. TIAA-CREF is one of the world's largest retirement systems, with more than $406 billion in combined assets under management (as of December 30, 2006). RexCorp Realty LLC (an entity established by Scott Rechler, Michael Maturo and Jason Barnett, the former executives of Reckson Associates Realty Corp. and other senior management of Reckson Associates Realty Corp.) and Marathon own a combined 7.5% of the TIAA RexCorp Plaza Property. Marathon is an open-ended fund that launched in August 2004. Marathon is co-headed by Jon Halpern and Ron
      Bernstein and has assets under management of approximately $350 million.
      Charles Wang, the founder and retired chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp Plaza Property. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The TIAA RexCorp Plaza Borrower is affiliated with the borrowers under the mortgage loan identified on Annex
      C-1 to the prospectus supplement as TIAA RexCorp New Jersey Portfolio, which is also an asset of the trust.

                                      B-40

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

      In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
      Marathon (or entities controlled by Marathon) and/or any one or more of
      Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA
      RexCorp Plaza Borrower), the TIAA RexCorp Plaza Loan documents permit the transfer of a controlling interest (i.e., the controlling interest held by
      Scott Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA RexCorp Plaza Borrower provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Plaza Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp
      Plaza Property is managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
      Plaza Property in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp Plaza Borrower, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA
      RexCorp Plaza Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z) the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o     ESCROWS AND RESERVES. The TIAA RexCorp Plaza Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Ground Rent Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay ground rent payments over the succeeding twelve months.

      Capital Expense and Leasing Reserves: The TIAA RexCorp Plaza Borrower will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF (or other controlled affiliates of TIAA-CREF) described above no longer owns at least 50% of the aggregate equity interests in the TIAA RexCorp Plaza
      Borrower and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued
      non-collection of capital expenditure and leasing reserves and (ii) the
      LTV of the TIAA RexCorp Plaza Loan is greater than 65%.

      Letter of Credit: The TIAA RexCorp Plaza Borrower is also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i)
      JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2"
      by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o     LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp Plaza Loan requires a hard lockbox, which is already in place. The TIAA RexCorp Plaza Loan documents require the TIAA RexCorp Plaza Borrower to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp
      Plaza Loan documents also require that all rents received by (or on behalf
      of) the TIAA RexCorp Plaza Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp Plaza Borrower's operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp Plaza Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA RexCorp
      Plaza Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA RexCorp Plaza Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA
      RexCorp Plaza Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management "waterfall".

                                      B-41

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

o     PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
      TIAA RexCorp Plaza Borrower, is the property manager for the TIAA RexCorp
      Plaza Property. The property manager receives a management fee on the TIAA
      RexCorp Plaza Property equal to 3.0% of gross revenues from the TIAA
      RexCorp Plaza Property. The lender may require that the TIAA RexCorp Plaza
      Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA
      RexCorp Plaza Loan, (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA RexCorp Plaza Property or the TIAA RexCorp Plaza
      Borrower.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp Plaza Property. The
      TIAA RexCorp Plaza Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA
      RexCorp Plaza Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA RexCorp Plaza Borrower, provided that the mezzanine lender enters into an intercreditor agreement with lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA RexCorp Plaza Loan, will result in an aggregate LTV of the
      TIAA RexCorp Plaza Property of no greater than 85%, (ii) will result in the TIAA RexCorp Plaza Property having an aggregate DSCR of not less than
      1.00x (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by
      TIAA RexCorp Plaza Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA
      RexCorp Plaza Loan, (v) creates no obligations or liabilities on the part of the TIAA RexCorp Plaza Borrower and results in no liens on any portion of any TIAA RexCorp Plaza Property or any other collateral securing the
      TIAA RexCorp Plaza Loan and (vi) either (A) has a term expiring on the
      February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50%
      debt service constant) of the TIAA RexCorp Plaza Property is less than
      1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the
      TIAA RexCorp Plaza Property is greater than or equal to 1.08x.

o     TERRORISM INSURANCE. The TIAA RexCorp Plaza Loan documents require the
      TIAA RexCorp Plaza Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA RexCorp Plaza Property, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the
      TIAA RexCorp Plaza Borrower will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp
      Plaza Property, subject to a premium cap of $648,000, adjusted annually by a percentage equal to the increase in the "consumer price index".

                                      B-42

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

         [OMITTED: SIX (6) PHOTOS OF INTOWN SUITES PORTFOLIO PROPERTIES]

                                      B-43

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

                  [OMITTED: MAP AND KEY INDICATING LOCATIONS OF
                      INTOWN SUITES PORTFOLIO PROPERTIES]

                                      B-44

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          35
Location (City/State)                                                   Various
Property Type                                                       Hospitality
Size (rooms)                                                              4,539
Percentage Leased as of  December 31, 2006                                84.0%
Year Built/Year Renovated                                   1988-2001/2003-2007
Appraisal Value                                                    $231,500,000
Underwritten Occupancy                                                    86.0%
Underwritten Revenues                                               $42,853,482
Underwritten Total Expenses                                         $21,343,474
Underwritten Net Operating Income (NOI)                             $21,510,008
Underwritten Net Cash Flow (NCF) (1)                                $19,367,334
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $186,000,000
Cut-off Date Principal Balance PSF/Room                                 $40,978
Percentage of Initial Mortgage Pool Balance                                2.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.747%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                       60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                    80.3%
LTV Ratio at Maturity                                                     74.9%
Underwritten DSCR on NOI                                                  1.65x
Underwritten DSCR on NCF(1)                                               1.49x
--------------------------------------------------------------------------------

_________________
(1)   With the exception of eight properties acquired in 2006, NCF is based on
      TTM results as of YE2006 for occupancy, other revenues, expenses and the sponsor's budgeted 2007 AWR (average weekly rate). NCF for the eight newly acquired properties is fully based on sponsor's 2007 budgeted results.

o     THE LOAN. The mortgage loan (the "INTOWN SUITES PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering
      35 economy extended-stay hotels located in 13 states across the southeast and midwest United States (the "INTOWN SUITES PORTFOLIO PROPERTIES"). The
      InTown Suites Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance. The InTown Suites Portfolio Loan is expected to be originated on or about June 13, 2007 and have has an original principal balance and a principal balance as of the cut off date of $186,000,000, and an interest rate of 5.747%. The DSCR and LTV on the InTown Suites
      Portfolio Loan are 1.49x and 80.3%, respectively. The subject acquisition was part of the larger acquisition of InTown Suites Management Inc., the entire InTown Suites operating company consisting of 125 properties and all associated management infrastructure. Including reserves, escrows and closing costs, the acquisition of InTown Suites Management Inc. totals approximately $770 million requiring over $160 million of equity.

      The InTown Suites Portfolio Loan has an initial term of 120 months and a remaining term of 120 months. The loan is interest-only for the first 60 months and amortizes on a 30-year schedule thereafter. The scheduled maturity date is August 6, 2017. Voluntary prepayment of the InTown Suites
      Portfolio Loan is prohibited prior to the payment date of July 6, 2017 and permitted on such payment date and thereafter without a penalty.
      Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009. Additionally, after the
      August 6, 2009, the borrower is permitted to prepay the InTown Suites
      Portfolio Loan with the payment of yield maintenance.

o     THE PROPERTIES. The InTown Suites Portfolio Properties consist of thirty-five economy extended-stay hotel properties, located across 13 states, totaling 4,539 suites. The InTown Suites Portfolio Properties were constructed between 1988 and 2001 and most have undergone renovations between 2003 and 2007. The InTown Suites brand consists of 125 properties, with a total of 16,068 suites. All 125 properties are controlled by the sponsors of the InTown Suites Portfolio Borrowers and there are no franchisees of the InTown Suites brand. Rooms in the InTown Suites properties are rented by the week only, with no nightly room rentals available and thus are able to operate more efficiently than hotels selling rooms nightly. Average stays at InTown Suites properties have historically lasted between 5 and 7 weeks and are longer than other categories of extended-stay hotels. The InTown Suites properties are typically located in high traffic commercial areas on either surface roads or major thoroughfares - strategically located to target growing metropolitan areas and areas that are home to high growth industries.

      The extended-stay market caters to corporate customers who require housing during periods of relocation, training or temporary assignment. These patrons desire accommodations proximate to their job location that provide amenities typical of an apartment unit, specifically kitchen facilities.
      In most markets, job training constitutes the largest generator of such demand.

      The InTown Suites Portfolio Properties are wood frame construction and are typically two or three stories with a combination of exterior and interior corridors. The average suite size at the InTown Suites Portfolio
      Properties ranges from 250 to 300 sf and typical amenities include full kitchens, a full-size refrigerator, a dining/work area, free cable TV and free high-speed wireless internet, a guest laundry facility, weekly housekeeping, free parking as well as free fax service and local calls.

                                      B-45

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the InTown
      Suites Portfolio Properties:

                                                  LOAN                  YEAR      NUMBER    ALLOCATED LOAN
    PROPERTY NAME              CITY       STATE  $/ROOM   YEAR BUILT  RENOVATED  OF SUITES      AMOUNT
----------------------  ----------------  -----  -------  ----------  ---------  ---------  --------------

Ashley Phosphate           Charleston       SC   $49,742     1997       2006        139     $    6,914,145
Charleston Central      North Charleston    SC    37,168     2001       2006        108          4,014,187
Chesapeake                 Chesapeake       VA    69,925     1996       2006        133          9,300,000
Columbia Northwest          Columbia        SC    39,815     2000       2006        108          4,300,000
Columbus East               Columbus        OH    34,434     1997       2005        140          4,820,734
Columbus North              Columbus        OH    31,618     1997       2005        136          4,300,000
Dayton                       Dayton         OH    38,319     1997       2005        130          4,981,425
Douglasville              Douglasville      GA    36,850     1996       2004        133          4,901,080
Forest Lane                  Dallas         TX    43,220     1997       2006        145          6,266,955
Forest Park                Forest Park      GA    39,683     1988       2006        126          5,000,000
Gilbert                      Gilbert        AZ    59,712     1998       2007        139          8,300,000
Greenville North           Greenville       SC    30,999     1996       2006        127          3,936,933
Greenville South           Greenville       SC    33,588     1993       2006        131          4,400,000
Gwinnett                    Norcross        GA    32,456     1998       2007        114          3,700,000
Gwinnett Place               Duluth         GA    50,288     1997       2006        139          6,990,065
Hazelwood                   Hazelwood       MO    35,188     1997       2006        137          4,820,734
Indian Trail                Norcross        GA    41,244     1996       2007        150          6,186,610
Indianapolis East         Indianapolis      IN    37,810     1997       2006        136          5,142,117
Indianapolis Northwest    Indianapolis      IN    44,899     1997       2006        136          6,106,263
Jackson                      Jackson        MS    31,955     1997       2006        133          4,250,000
Lilburn                      Lilburn        GA    37,129     1995       2003        132          4,901,080
Lithia Springs           Lithia Springs     GA    38,685     2000       2006        108          4,177,970
Matthews                    Matthews        NC    32,138     1995       2006        140          4,499,352
Mobile West                  Mobile         AL    61,598     1999       2006         90          5,543,844
Newport News North        Newport News      VA    51,111     1996       2005        135          6,900,000
Northside Drive              Atlanta        GA    50,688     1996       2003        149          7,552,484
Oxmoor                     Birmingham       AL    40,701     1990       2003        152          6,186,609
Pittsburgh                 Pittsburgh       PA    33,424     2000       2006        125          4,177,970
Preston Highway            Louisville       KY    36,182     1996       2005        151          5,463,499
Raleigh                      Garner         NC    37,910     1997       2007        142          5,383,153
Roswell                      Roswell        GA    54,745     1996       2006        137          7,500,000
St. Charles                St. Charles      MO    40,458     1997       2006        131          5,300,000
UNC                         Charlotte       NC    29,479     1997       2003        139          4,097,624
Warner Robins             Warner Robins     GA    28,724     2000       2006         90          2,585,167
Woodstock                   Woodstock       GA    39,744     2000       2006         78          3,100,000
                                                 -------                         ---------  --------------
TOTAL                                            $40,978                           4539     $  186,000,000

                                      B-46

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain historical operating performance relating to the InTown Suites Portfolio Properties:

                                  2004                        2005                        2006
                        -------------------------  --------------------------  --------------------------
       PROPERTY           AWR      OCC    WREVPAR     AWR      OCC    WREVPAR     AWR      OCC    WREVPAR   NOTES
----------------------  -------   -----   -------   -------   -----   -------   -------   -----   -------   -----

Ashley Phosphate        $184.37   83.4%   $153.84   $191.86   90.6%   $173.82   $226.46   86.5%   $195.96
Charleston Central          NAV    NAV        NAV       NAV    NAV        NAV    225.08   65.3     146.97    (1)
Chesapeake               204.20   97.9     199.87    226.81   94.5     214.30    265.41   88.1     233.82
Columbia Northwest          NAV    NAV        NAV       NAV    NAV        NAV    211.14   84.8     179.12    (1)
Columbus East            143.55   83.1     119.29    155.33   86.0     133.53    179.92   91.9     165.27
Columbus North           159.84   77.1     123.20    158.31   85.1     134.66    178.55   91.0     162.50
Dayton                   154.69   78.4     121.21    164.75   87.7     144.54    190.20   84.1     159.97
Douglasville             157.64   80.3     126.59    163.99   89.9     147.48    175.29   90.0     157.84
Forest Lane              156.58   80.2     125.56    166.39   86.2     143.42    182.45   87.0     158.78
Forest Park              162.84   88.0     143.38    171.70   91.3     156.83    181.27   80.7     146.24
Gilbert                     NAV    NAV        NAV    215.65   81.3     175.29    252.22   87.9     221.68
Greenville North         144.51   90.4     130.64    153.33   90.7     139.05    166.96   86.4     144.33
Greenville South         136.75   87.0     118.97    148.81   90.4     134.49    169.73   85.2     144.64
Gwinnett                    NAV    NAV        NAV       NAV    NAV        NAV    195.52   70.4     137.62    (1)
Gwinnett Place           164.25   86.7     142.39    176.54   93.2     164.58    206.74   89.1     184.30
Hazelwood                182.25   84.3     153.72    192.44   88.8     170.93    205.87   81.8     168.49
Indian Trail             150.30   81.8     122.92    162.72   93.2     151.72    176.40   92.1     162.47
Indianapolis East        164.05   86.8     142.39    165.49   81.0     134.08    178.22   91.8     163.52
Indianapolis Northwest   157.29   81.0     127.35    167.55   82.6     138.48    198.42   81.2     161.13
Jackson                  156.60   82.9     129.77    168.94   91.4     154.34    202.62   81.9     165.93
Lilburn                  156.42   87.2     136.37    166.89   85.6     142.80    176.02   83.0     146.08
Lithia Springs              NAV    NAV        NAV       NAV    NAV        NAV    192.96   51.4      99.23
Matthews                 155.07   64.6     100.23    158.65   85.5     135.71    173.71   77.3     134.21
Mobile West                 NAV    NAV        NAV       NAV    NAV        NAV    281.10   84.3     236.87    (1)
Newport News North       197.53   92.4     182.52    214.34   84.1     180.29    234.38   84.0     196.91
Northside Drive          175.22   88.2     154.52    194.00   89.2     173.10    218.54   89.1     194.71
Oxmoor                   161.39   90.1     145.40    173.93   95.1     165.34    197.37   83.0     163.81
Pittsburgh               180.80   83.2     150.47    185.02   80.6     149.08    198.33   89.9     178.28
Preston Highway          156.08   86.4     134.80    163.21   82.8     135.09    172.68   86.3     148.95
Raleigh                     NAV    NAV        NAV       NAV    NAV        NAV    186.57   87.9     163.98    (1)
Roswell                  173.42   89.7     155.54    185.21   96.3     178.33    212.83   89.6     190.74
St. Charles              185.79   80.5     149.50    188.15   82.9     155.95    202.47   81.7     165.42
UNC                      153.32   65.7     100.73    164.78   86.5     142.51    177.35   75.2     133.37
Warner Robins               NAV    NAV        NAV       NAV    NAV        NAV    205.24   52.8     108.27    (1)
Woodstock                   NAV    NAV        NAV       NAV    NAV        NAV    191.66   73.9     141.64    (1)
                        ---------------------------------------------------------------------------------
TOTAL (2)               $164.95   83.7%   $138.09   $174.64   88.1%   $153.91   $197.77   84.0%   $166.17

_________________
Note: "AWR" and "WRevPar" are Average Weekly Rate and Weekly Revenue Per
Available Room, respectively.

(1)   The operating statistics shown for these properties are based on partial year performance beginning from the date of acquisition in 2006.

(2)   Weighted averages include historical performance from the later of 1/1/04 and date of acquisition.

o     THE BORROWERS. The borrowers (collectively the "INTOWN SUITES PORTFOLIO
      BORROWERS") are BEC Atlanta Gwinnett, LLC, BEC Charleston Central, LLC,
      BEC Columbia Northwest, LLC, BEC Lithia Springs, LLC, BEC Warner Robins,
      LLC, InTown Properties I, LLC, InTown Properties II, LLC, InTown
      Properties IV, LLC, InTown Properties V, LLC, InTown Properties VI, LLC,
      InTown Suites Gilbert, LLC, InTown Suites Mobile West, LLC, InTown Suites
      Pittsburgh, LLC, InTown Suites Raleigh, LLC, and InTown Suites Woodstock,
      LLC, each a special-purpose, bankruptcy-remote Delaware limited liability company with an independent director and springing member. Legal counsel to the InTown Suites Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the InTown Suites Portfolio
      Loan. The sponsors of the borrowers are Kimco Realty Corporation ("KIMCO")
      and Westmont Hospitality Group ("WESTMONT"). Kimco, operating as a REIT, is one of the largest publicly traded owner and operator of community shopping centers in North America. As of June 6, 2007, based on the closing stock price for Kimco on the New York Stock Exchange on that date,
      Kimco had a market capitalization of $11.3 billion. Kimco also develops retail properties for sale, invests in non-retail related real estate, real estate-related securities and mortgages secured by real estate and provides capital and expertise to retailers with surplus real estate.
      Westmont is one of the largest privately-held owner/operators of hotel assets across the world and currently owns an interest in and/or operates over 380 hotels containing more than 60,000 guestrooms throughout North
      America, Europe and Asia. Westmont's portfolio includes limited service, full service and luxury hotels, ranging in size from 50 to 700 guestrooms.
      InTown Hospitality Corp., the indirect owner of the InTown Suites
      Portfolio Properties, will be the non-recourse carve-out guarantor for the
      InTown Suites Portfolio Loan. The

                                      B-47

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

      InTown Suites Portfolio Properties were acquired as part of the acquisition of the entire InTown Suites hotel company through the acquisition of the outstanding shares of InTown Suites Management, Inc.
      Prior to the sponsor's acquisition of the company, InTown Suites was a wholly owned subsidiary of a private equity fund whose general partner is
      Lazard Freres Real Estate Investors LLC.

o     OPERATING LEASE. Pursuant to an operating lease structure, each of the
      InTown Suites Portfolio Borrowers, as lessors, entered into an operating lease (the "OPERATING LEASE") with IT Tenant RBS, LLC as lessee (the
      "OPERATING TENANT"). The Operating Tenant executed a Subordination and
      Security Agreement pursuant to which (i) the Operating Tenant granted to lender a security interest in all property of the Operating Tenant pursuant to the Operating Lease and (ii) lender is entitled to terminate the Operating Lease upon the exercise of remedies under the loan documents or if the Operating Tenant becomes insolvent or a debtor in a bankruptcy proceeding.

o     PROPERTY RELEASES. The InTown Suites Portfolio Loan documents permit the release of any or all of the InTown Suites Portfolio Properties after the
      Release Date, and in connection with a bona fide third party sale or refinance of such property, subject to the satisfaction of certain conditions, including: (i) a partial prepayment or defeasing of a portion of the principal equal to the Release Amount of InTown Suites Portfolio
      Property (defined as (x) until such time that the LTV as defined in the loan documents is 65% or greater, 120% of the allocated loan amount for such property, and (y) from and after the date that the LTV is reduced to less than 65%, 110% of the allocated loan amount for such property); (ii)
      after giving effect to such release, the underwritten DSCR for all of the
      InTown Suites Portfolio Properties will be not less than the greater of
      (1) the closing date underwritten DSCR and (2) the lesser of (A) the underwritten DSCR immediately preceding to such release or (B) 1.50:1.00 with respect to any release occurring on or before July 6, 2014, or
      1.65:1.00 with respect to any release thereafter; (iii) no event of default then exists under the loan documents and (iv) other standard conditions.

o     ESCROWS. The InTown Suites Portfolio Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The InTown Suites Portfolio Borrower is
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      FF&E Reserve: The InTown Suites Portfolio Borrower is required to make monthly contributions equal to one-twelfth of 5% of the annual operating income into an FF&E reserve. At closing, the InTown Suites Portfolio
      Borrower deposited $1,500,000 to the FF&E reserve.

o     LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the InTown Suites Portfolio
      Borrowers and the Operating Tenant to direct credit card receipts directly to lender-controlled accounts, and that all rents received by the InTown
      Suites Portfolio Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. All funds in these accounts are automatically swept into a central lender-controlled account. Unless a "CASH MANAGEMENT
      PERIOD" (triggered by an event of default under the loan documents or if the DSCR falls below 1.10x) is in effect, on each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, is disbursed to the InTown Suites
      Portfolio Borrowers or the Operating Tenant. During a Cash Management
      Period, all remaining cash (after payment of debt service, reserves and approved operating expenses) is required to be deposited into a cash collateral account which may be applied to prepay the debt upon an event of default under the InTown Suites Portfolio Loan.

o     PROPERTY MANAGEMENT. There is no property management agreement in effect for the InTown Suites Portfolio Properties. Under the Operating Lease, the
      Operating Tenant is responsible for day-to-day management of the InTown
      Suites Portfolio Properties. The lender may require the borrowers to appoint a property manager if (i) an event of default is continuing, (ii)
      there is an event of default under the Operating Lease with respect to the provisions pertaining to the operation of the properties or under any management agreement (if any), (iii) upon the gross negligence, malfeasance or willful misconduct of the Operating Tenant or any property manager (if any) or, (iv) if the DSCR falls below 1.10x.

                                      B-48

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the InTown Suites Portfolio
      Properties. The loan documents permit the holder(s) of direct or indirect interests in the InTown Suites Portfolio Borrowers to obtain mezzanine financing from an approved institutional mezzanine loan lender and pledge their ownership interests to such mezzanine lender, provided that (i) the mezzanine lender enters into an intercreditor agreement with lender, (ii)
      the borrower delivers a letter from each rating agency rating the
      2007-GG10 certificates that entering into the mezzanine loan will not cause the downgrade or qualification of any of the ratings on the certificates, (iii) the mezzanine loan will be in an amount that when added to the then outstanding principal balance of the InTown Suites
      Portfolio Loan will result in a combined LTV percentage of no more than
      80%, (iv) the mezzanine loan will be coterminous with the InTown Suites
      Portfolio Loan, and (v) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender.

o     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the InTown Suites Portfolio Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the InTown Suites Portfolio
      Borrowers will, nevertheless be required to obtain coverage for terrorism
      (as stand alone coverage) to the extent available, in an amount equal to
      100% of the replacement cost of the InTown Suites Portfolio Properties, plus rental loss an/or business interruption coverage, provided that such coverage is available.

                                      B-49

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

                 [OMITTED: LARGE PHOTO OF 550 SOUTH HOPE STREET]

                                      B-50

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

    [OMITTED: TWO (2) MAPS INDICATING THE LOCATION OF 550 SOUTH HOPE STREET]

                                      B-51

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                               566,434
Percentage Leased as of  March 27, 2007                                   89.3%
Year Built                                                                 1991
Appraisal Value                                                    $235,000,000
Underwritten Occupancy                                                    90.4%
Underwritten Revenues                                               $19,849,897
Underwritten Total Expenses                                          $7,479,064
Underwritten Net Operating Income (NOI)                             $12,370,833
Underwritten In Place Cash Flow (IPCF)(1)                            $9,408,028
Underwritten Net Cash Flow (NCF)(2)                                 $11,889,516
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $165,000,000
Cut-off Date Principal Balance PSF/Unit                                 $291.30
Percentage of Initial Mortgage Pool Balance                                2.2%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.535%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    70.2%
LTV Ratio at Maturity                                                     70.2%
Underwritten DSCR on NOI                                                  1.33x
Underwritten DSCR on IPCF (1)                                             1.01x
Underwritten DSCR on NCF (2)                                              1.28x
--------------------------------------------------------------------------------

_________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "550 SOUTH HOPE STREET TRUST LOAN") is evidenced by a single note and is secured by a first priority mortgage encumbering the class-A office building located at 550 South Hope Street,
      Los Angeles, California (the "550 SOUTH HOPE STREET PROPERTY"). The 550
      South Hope Street Trust Loan represents approximately 2.2% of the initial mortgage pool balance. The 550 South Hope Street Trust Loan was originated on April 24, 2007, has an original principal balance and a principal balance as of the cut-off date of $165,000,000, and an interest rate of
      5.535%. The DSCR and LTV on the 550 South Hope Street Trust Loan are 1.28x
      and 70.2%, respectively. The proceeds of the 550 South Hope Street Loan were used by the borrower to acquire the 550 South Hope Street Property along with 24 other properties for a total portfolio acquisition price of approximately $2.875 billion.

      The 550 South Hope Street Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $200,000,000. The companion loan to the 550 South Hope Street Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $35,000,000 (the "550 SOUTH HOPE STREET
      SUBORDINATE COMPANION LOAN") and an interest rate of 6.31031429% per annum. The 550 South Hope Street Subordinate Companion Loan is not an
      asset of the trust. The 550 South Hope Street Trust Loan and the 550 South
      Hope Street Subordinate Companion Loan (collectively, the "550 SOUTH HOPE
      STREET LOAN") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole
      Loans". The DSCR and LTV of the 550 South Hope Street Loan are 1.03x and
      85.1%, respectively.

      The 550 South Hope Street Trust Loan has an initial term of 120 months and a remaining term of 118 months. The 550 South Hope Street Trust Loan is interest-only for the entire term. The scheduled maturity date is May 6,
      2017. Voluntary prepayment of the 550 South Hope Street Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The 550 South Hope Street Property is a 566,235-sf, 28-story class-A office building and a six-level subterranean parking garage. The
      550 South Hope Street Property is located in the downtown submarket of Los
      Angeles' central business district. Built in 1991, the asset is one of the most recent office developments in the downtown market and was built as a joint venture development between Koll Company and Obayashi Corp. The 550
      South Hope Street Property has 538,147 sf of office space, 28,088 sf of retail and 552 parking spaces.

      As of March 27, 2007, the 550 South Hope Street Property was 89.3% leased to approximately 45 tenants. The three largest tenants in the building are
      Howrey Simon Arnold & White (100,498 sf) through September 2017, DLA Piper
      Rudnick Gray Cary (48,791 sf) through June 2018, and California Bank &
      Trust (37,551 sf) through April 2014. Howrey Simon Arnold & White has approximately 540 attorneys throughout the US and maintains its third largest office at the 550 South Hope Street Property. DLA Piper Rudnick is
      one of the 25 largest law firms in the country according to the Internet
      Legal Research Group. According to the annual report of its parent, Zions
      Bancorporation, filed on Form 10-K with the

                                      B-52

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      United States Securities and Exchange Commission on March 31, 2007, as of
      December 31, 2006, California Bank & Trust had over $10 billion in assets and over 90 branches throughout the State of California.

      The following table presents certain information relating to the major tenants at the 550 South Hope Street Property:

                              TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                      % OF TOTAL    ANNUALIZED
                                                                        ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                             CREDIT RATING                     % OF    UNDERWRITTEN  UNDERWRITTEN    BASE RENT     LEASE
      TENANT NAME        (FITCH/MOODY'S/S&P)(1)  TENANT NRSF   NRSF   BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
-----------------------  ----------------------  -----------  ------  -------------  ------------  ------------  ----------

Howrey Simon Arnold            NR/NR/NR           100,498      17.7%  $  1,870,284      22.7%         $18.61      9/30/2017
DLA Piper Rudnick              NR/NR/NR            48,791       8.6%       758,760       9.2%          15.55      6/30/2018
California Bank & Trust        A-/A1/NR            37,551       6.6%       525,720       6.4%          14.00      4/30/2014
WM Keck Foundation             NR/NR/NR            21,746       3.8%       391,428       4.8%          18.00     11/30/2014
Her Majesty The Queen                              21,273       3.8%       348,877       4.2%          16.40     11/30/2010
General RE Service                                 21,273       3.8%       329,732       4.0%          15.50     12/14/2011
                                                 --------------------------------------------------------------
TOTAL LARGEST TENANTS                             251,132      44.3%  $  4,224,800      51.4%         $16.82
Remaining Tenants                                 254,777      45.0%     3,996,979      48.6%          15.69
Vacant Space                                       60,525      10.7%             0       0.0%           0.00
                                                 --------------------------------------------------------------
TOTAL ALL TENANTS                                 566,434     100.0%  $  8,221,779     100.0%         $16.25

_________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the 550 South Hope Street Property:

                                     LEASE EXPIRATION SCHEDULE(1)

                                                                              % OF TOTAL    ANNUALIZED
                                                                ANNUALIZED    ANNUALIZED   UNDERWRITTEN
    YEAR ENDING                     % OF TOTAL   CUMULATIVE    UNDERWRITTEN  UNDERWRITTEN   BASE RENT
   DECEMBER 31,      EXPIRING NRSF     NRSF     OF TOTAL NRSF    BASE RENT    BASE RENT    ($ PER NRSF)
-------------------  -------------  ----------  -------------  ------------  ------------  ------------

2007                     7,044         1.2%          1.2%      $    101,952       1.2%        $14.47
2008                    44,109         7.8%          9.0%           652,108       7.9%         14.78
2009                    70,998        12.5%         21.6%         1,088,466      13.2%         15.33
2010                    62,560        11.0%         32.6%         1,028,106      12.5%         16.43
2011                    47,184         8.3%         40.9%           765,950       9.3%         16.23
2012                    45,082         8.0%         48.9%           715,017       8.7%         15.86
2013                     6,239         1.1%         50.0%           101,197       1.2%         16.22
2014                    59,297        10.5%         60.5%           917,148      11.2%         15.47
2015                    14,107         2.5%         63.0%           222,793       2.7%         15.79
2016                         0         0.0%         63.0%                 0       0.0%          0.00
2017 and thereafter    149,289        26.4%         89.3%         2,629,044      32.0%         17.61
Vacant                  60,525        10.7%        100.0%                 0       0.0%          0.00
                     --------------------------------------------------------------------
TOTAL                  566,434       100.0%                    $  8,221,779     100.0%        $16.25

_________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "550 SOUTH HOPE STREET BORROWER") is
      Maguire Properties-550 South Hope, LLC, a single asset, special purpose, bankruptcy remote Delaware limited liability company with two independent directors. Legal counsel to the 550 South Hope Street Borrower delivered a non consolidation opinion in connection with the origination of the 550
      South Hope Street Loan. The sponsor of the 550 South Hope Street Borrower is Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
      Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
      Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
      Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los
      Angeles County, including US Bank Tower, Gas Company Tower and KPMG Tower.
      MPI's subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the 550 South

                                      B-53

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      Hope Street Loan. The 550 South Hope Street Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as Two California Plaza, Wells Fargo Tower, Maguire
      Anaheim Portfolio and 3800 Chapman, which are also assets of the trust and are located in the Los Angeles and Orange County MSA's. The 550 South Hope
      Street Borrower is also affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as Lincoln Town
      Center, which loan is expected to be assumed, prior to the date of initial issuance of the series 2007-GG10 certificates, by a new borrower unaffiliated with the 550 South Hope Street Borrower or any of its affiliates. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class-A market.

o     ESCROWS. The loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount equal to $9,430.

      Leasing Reserve: The 550 South Hope Street Borrower made an initial deposit of $4,070,000 ($7.19 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the 550 South Hope Street Borrower
      is required to make monthly contributions into the leasing reserve in an amount initially equal to $47,148 ($1.08 psf / year). As of June 7, 2007,
      $4,073,345 remained in the account.

      Debt Service Reserve: The 550 South Hope Street Borrower made a deposit of
      $4,500,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the 550 South Hope Street Property available to pay the monthly interest payments required under the 550 South Hope Street
      Loan. Any funds remaining on deposit in the debt service reserve will be released to the 550 South Hope Street Borrower when the lender has determined that the 550 South Hope Street Property has achieved an actual
      DSCR of at least 1.10x for two consecutive calendar quarters. As of June
      7, 2007, $4,503,698 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The 550 South Hope Street Loan requires a hard lockbox, which is already in place. The 550 South Hope Street Loan documents require the 550 South Hope Street Borrower to direct tenants to pay their rents directly to a lender controlled account and that all rents received by the 550 South Hope Street Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the 550 South Hope Street
      Borrower's operating account unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (a
      "DSCR CASH MANAGEMENT PERIOD"). During a DSCR Cash Management Period,
      amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the
      550 South Hope Street Loan documents and any excess cash will be held by the lender. In the event that a DSCR Cash Management Period is continuing, the 550 South Hope Street Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the 550 South Hope Street Loan such that the actual DSCR of at least
      1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a
      DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay the monthly interest payments, operating expenses and any required reserves under the 550 South Hope Street Loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the 550 South Hope Street Loan documents to the payment of the debt with the applicable yield maintenance premium. Additionally, if a
      DSCR Cash Management Period is continuing for two consecutive calendar quarters, lender may use the monies in the cash collateral account to prepay the 550 South Hope Street Loan with the applicable yield maintenance premium.

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the 550 South Hope Street
      Borrower, is the property manager for the 550 South Hope Street Loan. The lender may cause the 550 South Hope Street Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not

                                      B-54

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the 550 South Hope Street Loan is not repaid, (iv) the property manager's gross negligence, malfeasance or willful misconduct or
      (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the 550 South Hope
      Street Borrower may not enter into any agreement relating to the management of the 550 South Hope Street Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the 550 South Hope Street Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days'
      notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the 550 South Hope Street Property.
      The 550 South Hope Street Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the 550 South Hope Street Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the 550 South Hope Street Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii)
      lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o     TERRORISM INSURANCE. The 550 South Hope Street Loan documents require the
      550 South Hope Street Borrower to maintain terrorism insurance. The 550
      South Hope Street Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The 550 South Hope Street Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the 550 South Hope Street Loan with respect to the
      550 South Hope Street Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer
      Price Index (such amount, the "TERRORISM INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the Terrorism Insurance Cap, then 550 South Hope Street Borrower is required to purchase insurance covering "certified acts of terrorism" at the 550 South Hope Street in an amount equal to the principal balance of the 550 South Hope Street Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Insurance Cap or less, provided that in the event that the Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the 550 South Hope
      Street Loan, then the 550 South Hope Street Borrower will obtain the greatest amount of coverage obtainable at a per annum cost of the
      Terrorism Insurance Cap.

                                      B-55

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

                [OMITTED: LARGE PHOTO OF HARBOR POINT APARTMENTS]

                                      B-56

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

   [OMITTED: TWO (2) MAPS INDICATING THE LOCATION OF HARBOR POINT APARTMENTS]

                                      B-57

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                     Boston, Massachusetts
Property Type                                                       Multifamily
Size (units)                                                              1,283
Percent Leased as of March 21, 2007                                       95.3%
Year Built/Year Renovated                                           1950 / 2006
Appraisal Value                                                    $206,000,000
Underwritten Occupancy                                                    96.6%
Underwritten Revenues                                               $26,143,725
Underwritten Total Expenses                                         $13,060,094
Underwritten Net Operating Income (NOI)                             $13,083,631
Underwritten In Place Cash Flow (IPCF) (1)                          $11,341,307
Underwritten Net Cash Flow (NCF) (2)                                $13,083,630
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $160,500,000
Cut-off Date Principal Balance PSF/Unit                                $125,097
Percentage of Initial Mortgage Pool Balance                                2.1%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                            6.544%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                       36 IO; 480 thereafter
Cut-off Date LTV Ratio                                                    77.9%
LTV Ratio at Maturity                                                     75.0%
Underwritten DSCR on NOI                                                  1.15x
Underwritten DSCR on IPCF (1)                                             1.00x
Underwritten DSCR on NCF (2)                                              1.15x
--------------------------------------------------------------------------------

_________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "HARBOR POINT APARTMENTS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 1,283-unit apartment complex located in Boston, Massachusetts (the
      "HARBOR POINT APARTMENTS PROPERTY"). The Harbor Point Apartments Loan
      represents approximately 2.1% of the initial mortgage pool balance. The
      Harbor Point Apartments Loan was originated on June 8, 2007, had an original principal balance and a principal balance as of the cut-off date of $160,500,000 and an interest rate of 6.544% per annum. The DSCR and LTV on the Harbor Point Apartments Loan are 1.15x and 77.9%, respectively. The proceeds of the Harbor Point Apartments Loan were used by the borrower to refinance existing debt, pay certain expenses and fund reserves under the
      Harbor Point Apartments Loan.

      The Harbor Point Apartments Loan had an initial term of 120 months and has a remaining term of 120 months. The Harbor Point Apartments Loan is interest-only for the first 36 months and amortizes on a 40-year schedule thereafter. The scheduled maturity date is July 6, 2017. Voluntary prepayment of the Harbor Point Apartments Loan is prohibited prior to the payment date of April 6, 2017 and permitted thereafter without penalty.
      Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009.

o     THE PROPERTY. The Harbor Point Apartments Property contains a total of
      1,283 residential units within 53 residential buildings situated in a community-style setting. The Harbor Point Apartments Property also includes three community buildings and four commercial retail units totaling 21,900 square feet. Originally designed as a public-housing project, completed in 1954, Harbor Point Apartments Property was completely redeveloped during 1986 to 1990 for a total cost in excess of
      $250 million. The redevelopment followed the "New Urbanism" design theory with a lower density mixture of mid-rise brick apartment buildings and clapboard-sided, 3-story, attached townhouse clusters which, unlike the original development, are situated to provide views of the surrounding bay and downtown Boston. Parking for the residents is provided in two, two-level garages or via on-street parking. The current unit mix consists of 883 market rate units and 400 subsidized units. The Harbor Point
      Apartments Property was one of the first federal housing projects in the
      United States to be transferred to and controlled by a private developer for redevelopment and operation as mixed-income housing.

      The following table shows the unit mix at the Harbor Point Apartments
      Property:

             UNIT TYPE     MARKET RATE  SUBSIDIZED  TOTAL  % OF UNITS
           -------------   -----------  ----------  -----  ----------
           One Bedroom        309           57        366     28.5%
           Two Bedroom        530          128        658     51.3%
           Three Bedroom       42          141        183     14.3%
           Four Bedroom         2           58         60      4.7%
           Five Bedroom         0           12         12      0.9%
           Six Bedroom          0            4          4      0.3%
                           ------------------------------------------
           TOTAL              883          400       1283    100.0%

                                      B-58

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      The amenities at the Harbor Point Apartments Property include free parking, on-site recreational facilities, on-site laundry facilities and shuttle service to nearby public transit. A health club, business center, clubhouse and daycare center are located in stand alone buildings, separate from the residential units. The recreation facilities include two swimming pools and multiple tennis and basketball courts. The Harbor Point
      Apartments Property also benefits from extensive landscaping as well as expansive parks and green space, which account for over 20 acres of the 45 acre site.

      The Harbor Point Apartments Property is located on Columbia Point
      Peninsula which is also home to several large institutions, including the
      Boston campus of the University of Massachusetts, the Boston Globe, the
      John F. Kennedy Library, and Boston College High School. Additionally, the
      Bayside Expo Center is located west of the Harbor Point Apartments
      Property, as well as the full-service Doubletree - Boston Bayside hotel which is an asset of the GG10 trust fund. The Harbor Point Apartments
      Property is conveniently located approximately 3 miles south of downtown
      Boston, with easy access to a nearby commuter train stop (Red Line).

      Ground Lease. The Harbor Point Apartments Property is subject to a 99 year ground lease at $1 per year from the Boston Housing Authority, which owns the fee interest. The term of the ground lease expires on November 26,
      2085. In the event that the Subordinate Loans (as defined under
      "--Mezzanine or Subordinate Indebtedness" below) have been paid in full, the ground rent shall also include certain incentive payments to the ground lessor out of excess property cash flow. A covenant within the ground lease requires Corcoran, Mullins, Jennison, Inc. ("CMJ") to maintain 400 subsidized housing units at the property (350 of those units are subsidized by the Department of Housing and Urban Development's
      Housing Assistance Program under a contract which expires in 2019; 50 units are subsidized by the Boston Housing Authority under an annually renewable contract). The ground lease generally contains standard mortgagee protection provisions.

o     THE BORROWER. The borrower ("HARBOR POINT APARTMENTS BORROWER") Harbor
      Point Apartments Company Limited Partnership is a single-asset, special-purpose, bankruptcy-remote Massachusetts limited partnership with an independent director. Legal counsel to the Harbor Point Apartments
      Borrower delivered a non-consolidation opinion in connection with the origination of the Harbor Point Apartments Loan. The sponsor of the Harbor
      Point Apartments Borrower is CMJ. CMJ, Keen Development Corporation and
      Cruz Columbia Point, Inc. provided a recourse carveout guaranty for the
      Harbor Point Apartments Loan. In addition, the principals of CMJ, Joseph
      E. Corcoran, Gary Jennison and Joseph R. Mullins, provided a joint and several limited recourse carveout guaranty for the Harbor Point Apartments
      Loan (the "INDIVIDUALS RECOURSE GUARANTY"), which provides recourse for certain fraudulent acts, non-permitted transfer and bankruptcy events. The aggregate liability of the guarantors under the Individuals Recourse
      Guaranty is capped at $7 million.

      CMJ is an affiliate of Corcoran Jennison Companies, Inc. ("CJC"), which is a Boston-based, multifaceted real estate development, management, and ownership company. Founded in 1971, the company has successfully developed over $2.6 billion worth of commercial, residential and hotel & resort properties. CJC currently controls and manages over 23,000 units of residential housing, over 1.2 million square feet of commercial space,
      1,000 hospitality units, and over 300,000 square feet of exhibition space.
      The properties under management are located in 15 states, and the estimated value of assets under management/control is approximately $2 billion.

o     ESCROWS AND RESERVES. The Harbor Point Apartments Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The Harbor Point Apartments Borrower is
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Deferred Maintenance Reserve: At closing, the Harbor Point Apartments
      Borrower deposited $3,145,000 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Harbor Point
      Apartments Property. Upon completion of all such short term and immediate repairs, any excess funds shall be transferred to the Capital Expense
      Reserve described below.

      Capital Expense Reserves: At closing, the Harbor Point Apartments Borrower deposited $12,027,972 into a capital expenditure reserve for the payment of approved capital expenses at the Harbor Points Apartment Property.
      Whenever the amount of funds on deposit in this reserve is less than
      $1,925,000, the Harbor Point Apartments Borrower is required to replenish the reserve from excess cash flow. In addition, on or before May 1 of the first five years of the loan term the

                                      B-59

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      Harbor Points Apartment Borrower is required to deposit into this reserve an amount equal to the excess cash flow for the preceding calendar year
      (i.e., the partial year 2007 (from June 1, 2007 through December 31, 2007)
      and the 12-month period ending December 31 of each of 2008, 2009, 2010 and
      2011, respectively). During the remainder of the loan term, excess cash shall be deposited in this reserve as and to the extent required by MHFA
      (as defined under "--Mezzanine or Subordinate Indebtedness" below)
      pursuant to the Subordinate Loan documents.

      Debt Service Reserve Account: At closing, $2,863,925 was funded into this reserve for potential debt service shortfalls during the Harbor Point
      Apartments Loan term.

o     LOCKBOX AND CASH MANAGEMENT. The Harbor Point Apartments Loan requires a soft lockbox, which is already in place. The Harbor Point Apartments Loan documents require the Harbor Point Apartments Borrower to direct manager to deposit all rents received at the Harbor Point Property into a lender controlled lockbox account. The Harbor Point Apartments Loan documents also require that all rents received by (or on behalf of) the Harbor Point
      Apartments Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the
      Harbor Point Apartments Borrower's operating account unless a cash management period is continuing. A cash management period (i) will commence on January 1, 2012 (the "HARBOR POINT APARTMENTS SUBDEBT CASH
      MANAGEMENT DATE") and continues for the remainder of the Harbor Point
      Apartments Loan term or (ii) during the continuance of an event of default. From and after the Harbor Point Apartments Subdebt Cash
      Management Date (provided no event of default is continuing), excess cash
      (after payment of debt service and reserve payments required under the
      Harbor Point Apartments Loan and approved operating expenses for the
      Harbor Point Apartments Property) will be deposited into the subordinate deposit account established by MHFA for the most senior of the Subordinate
      Loans.

o     PROPERTY MANAGEMENT. CMJ Management Company, an affiliate of the Harbor
      Point Apartments Borrower, is the property manager for the Harbor Point
      Apartments Property. The property manager receives a management fee on the
      Harbor Point Apartments Property equal to the lesser of (i) 3.5% of gross revenues from the Harbor Point Apartments Property or (ii) the maximum allowable by the Department of Housing and Urban Development (HUD). The
      lender may require that the Harbor Point Apartments Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the Harbor Point Apartments Loan,
      (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, (iii)
      upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) at any time after the Harbor Point Apartments
      Subdebt Cash Management Date, receipt by lender of a notice from MHFA stating that, due to the material misappropriation or fraud on the part of
      Borrower or Manager, rents were not deposited into the lender controlled lockbox account (resulting in a reduced amount of excess cash deposited in the subordinate deposit account of MHFA). With respect to a required termination of manager pursuant to the foregoing clause (iv), lender may require such termination without inquiry into the accuracy or validity of such MHFA notice and the replacement manager may not be an affiliate of
      Harbor Points Apartment Borrower unless expressly approved by lender, MHFA and the rating agencies.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Harbor Point Apartments
      Borrower has incurred subordinate mortgage debt in the aggregate outstanding balance, as of the closing date of the Harbor Point Apartments
      Loan, of $157,060,000 (collectively, the "SUBORDINATE LOANS"), which
      Subordinate Loans are secured by subordinate mortgages encumbering the
      Harbor Point Apartments Property. The holders of the Subordinate Loans are the following various local municipalities, (i) Massachusetts Housing
      Finance Agency ("MHFA"), a body politic and corporate organized pursuant to Massachusetts General Laws, Chapter 708 of the Laws of 1966, as
      amended, (ii) the Boston Redevelopment Authority ("BRA") and (iii) the
      Boston Housing Authority ("BHA"). All of the holders of the Subordinate
      Loans have entered into a subordination and standstill agreement with lender, pursuant to which (i) the Subordinate Loans are each subject and subordinate in right, lien and payment to the Harbor Point Apartments Loan and (ii) MHFA, BRA and BHA are all prohibited from taking any action to enforce any Subordinate Loan without lender's consent. The Harbor Point
      Apartments Borrower is not responsible for making payments under any
      Subordinate Loan, except to the extent of available excess cash from and after the Harbor Point Apartments Subdebt Cash Management Date.

                                      B-60

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      In addition, the Harbor Point Apartments Borrower has incurred an unsecured, unpaid development fee with an unpaid balance, as of the date of closing of the Harbor Point Apartments Loan, of $18,064,441, to the
      developer of the Harbor Point Apartments Property, Peninsula Partners
      Development Limited Partnership, an affiliate of the Harbor Point
      Apartments Borrower. The development fee is subject to a full subordination and standstill agreement, junior to the Harbor Point
      Apartments Loan as well as the Subordinate Loans.

o     TERRORISM INSURANCE. The Harbor Point Apartments Loan documents require the Harbor Point Apartments Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Harbor Point
      Apartments Property, provided such coverage is available.

                                      B-61

ANNEX C-1

CONTROL                      LOAN            LOAN                MORTGAGE
 NUMBER     FOOTNOTES       GROUP           NUMBERS             LOAN SELLER                  PROPERTY NAME
----------------------------------------------------------------------------------------------------------------------

    1                      GROUP 1     00-1001221                  GSMC            SHORENSTEIN PORTLAND PORTFOLIO
  1.01                     Group 1     00-1001221-1                                Lincoln Center
  1.02                     Group 1     00-1001221-2                                Kruse Woods
  1.03         14          Group 1     00-1001221-3                                Nimbus Corporate Center
  1.04                     Group 1     00-1001221-4                                Congress Center
----------------------------------------------------------------------------------------------------------------------
  1.05                     Group 1     00-1001221-5                                Kruse Woods V
  1.06                     Group 1     00-1001221-6                                Umpqua Bank Plaza
  1.07                     Group 1     00-1001221-7                                5800 & 6000 Meadows
  1.08                     Group 1     00-1001221-8                                River Forum 1 & 2
  1.09                     Group 1     00-1001221-9                                4900 & 5000 Meadows Road
----------------------------------------------------------------------------------------------------------------------
  1.10                     Group 1     00-1001221-10                               4949 Meadows Road
  1.11                     Group 1     00-1001221-11                               4000 Kruse Way Place
  1.12                     Group 1     00-1001221-12                               Kruse Oaks II
  1.13                     Group 1     00-1001221-13                               Kruse Oaks I
  1.14                     Group 1     00-1001221-14                               Kruse Way Plaza I & II
----------------------------------------------------------------------------------------------------------------------
  1.15                     Group 1     00-1001221-15                               4800 Meadows Road
  1.16                     Group 1     00-1001221-16                               4004 Kruse Way Place
    2           2          Group 1     07-0209             GCFP/Lehman Brothers    Wells Fargo Tower
    3           2          Group 1     07-0352                     GCFP            Two California Plaza
    4                      GROUP 1     06-1099                     GCFP            TIAA REXCORP NEW JERSEY PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
  4.01                     Group 1     06-1099                                     7 Giralda Farms
  4.02                     Group 1     06-1099                                     1 Giralda Farms
  4.03                     Group 1     06-1099                                     101 JFK Parkway
  4.04                     Group 1     06-1099                                     3 Giralda Farms
  4.05                     Group 1     06-1099                                     103 JFK Parkway
----------------------------------------------------------------------------------------------------------------------
  4.06                     Group 1     06-1099                                     44 Whippany Road
    5                      Group 1     07-0195                     GCFP            400 Atlantic Street
    6         3, 4         Group 1     00-1001220                  GSMC            Two Herald Square
    7                      Group 1     06-1016                     GCFP            TIAA RexCorp Plaza
    8                      GROUP 1     07-0170                     GCFP            INTOWN SUITES PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
  8.01                     Group 1     07-0170                                     Chesapeake
  8.02                     Group 1     07-0170                                     Gilbert
  8.03                     Group 1     07-0170                                     Northside Drive
  8.04                     Group 1     07-0170                                     Roswell
  8.05                     Group 1     07-0170                                     Gwinnett Place
----------------------------------------------------------------------------------------------------------------------
  8.06                     Group 1     07-0170                                     Ashley Phosphate
  8.07                     Group 1     07-0170                                     Newport News North
  8.08                     Group 1     07-0170                                     Forest Lane
  8.09                     Group 1     07-0170                                     Indian Trail
  8.10                     Group 1     07-0170                                     Oxmoor
----------------------------------------------------------------------------------------------------------------------
  8.11                     Group 1     07-0170                                     Indianapolis Northwest
  8.12                     Group 1     07-0170                                     Mobile West
  8.13                     Group 1     07-0170                                     Preston Highway
  8.14                     Group 1     07-0170                                     Raleigh
  8.15                     Group 1     07-0170                                     St. Charles
----------------------------------------------------------------------------------------------------------------------
  8.16                     Group 1     07-0170                                     Indianapolis East
  8.17                     Group 1     07-0170                                     Forest Park
  8.18                     Group 1     07-0170                                     Dayton
  8.19                     Group 1     07-0170                                     Douglasville
  8.20                     Group 1     07-0170                                     Lilburn
----------------------------------------------------------------------------------------------------------------------
  8.21                     Group 1     07-0170                                     Columbus East
  8.22                     Group 1     07-0170                                     Hazelwood
  8.23                     Group 1     07-0170                                     Matthews
  8.24                     Group 1     07-0170                                     Greenville South
  8.25                     Group 1     07-0170                                     Columbia Northwest
----------------------------------------------------------------------------------------------------------------------
  8.26                     Group 1     07-0170                                     Columbus North
  8.27                     Group 1     07-0170                                     Jackson
  8.28                     Group 1     07-0170                                     Lithia Springs
  8.29                     Group 1     07-0170                                     Pittsburgh
  8.30                     Group 1     07-0170                                     UNC
----------------------------------------------------------------------------------------------------------------------
  8.31                     Group 1     07-0170                                     Charleston Central
  8.32                     Group 1     07-0170                                     Greenville North
  8.33                     Group 1     07-0170                                     Gwinnett
  8.34                     Group 1     07-0170                                     Woodstock
  8.35                     Group 1     07-0170                                     Warner Robbins
----------------------------------------------------------------------------------------------------------------------
    9         2, 5         Group 1     07-0353                     GCFP            550 South Hope Street
   10           6          Group 2     06-1086                     GCFP            Harbor Point Apartments
   11           7          Group 1     07-0056                GCFP/ Wachovia       119 West 40th Street
   12           4          Group 1     06-1300             GCFP/Lehman Brothers    1615 L Street
   13           8          Group 1     06-0959                     GCFP            9200 Sunset Boulevard
----------------------------------------------------------------------------------------------------------------------
   14           5          Group 1     06-1328                     GCFP            Disney Building
   15           9          Group 2     09-0001224                  GSMC            Lynnewood Gardens
   16          10          Group 1     07-0294                     GCFP            55 Railroad Avenue
   17                      Group 1     00-1001223                  GSMC            CARS Chauncey Ranch
   18          11          Group 1     07-0347                     GCFP            Franklin Mills
----------------------------------------------------------------------------------------------------------------------
   19         2, 5         GROUP 1     07-0354                     GCFP            MAGUIRE ANAHEIM PORTFOLIO
  19.01                    Group 1     07-0354                                     500 Orange Tower
  19.02                    Group 1     07-0354                                     24 Hour Fitness
   20          12          GROUP 1     07-0210                     GCFP            GREAT ESCAPE THEATRES
  20.01                    Group 1     07-0210                                     New Albany 16
----------------------------------------------------------------------------------------------------------------------
  20.02                    Group 1     07-0210                                     Clarksville 16
  20.03                    Group 1     07-0210                                     McDonough 16
  20.04                    Group 1     07-0210                                     Moline 14
  20.05                    Group 1     07-0210                                     Wilder 14
  20.06                    Group 1     07-0210                                     Bowling Green 12
----------------------------------------------------------------------------------------------------------------------
  20.07                    Group 1     07-0210                                     O'Fallon 14
  20.08                    Group 1     07-0210                                     Williamsport 12
  20.09                    Group 1     07-0210                                     Noblesville 10
  20.10                    Group 1     07-0210                                     Seymour 8
  20.11                    Group 1     07-0210                                     Bedford 7
----------------------------------------------------------------------------------------------------------------------
   21           4          Group 1     09-0002579                  GSMC            State House Square
   22                      Group 1     07-0042                     GCFP            915 Wilshire Boulevard
   23                      Group 1     06-1363                     GCFP            Hyatt Regency Penn's Landing
   24           5          Group 1     07-0138                     GCFP            Crescent
   25         5, 13        Group 1     06-1326                     GCFP            1125 17th Street
----------------------------------------------------------------------------------------------------------------------
   26           4          Group 1     07-0126                     GCFP            Residence Inn Alexandria Old Town
   27                      Group 1     09-0002554                  GSMC            Penn Center East
   28                      Group 1     07-0078                     GCFP            200 West Jackson Boulevard
   29          19          Group 1     07-0247                     GCFP            National Plaza I, II, III
   30          19          Group 1     07-0358                     GCFP            1051 Perimeter Drive
----------------------------------------------------------------------------------------------------------------------
   31                      Group 1     07-0094                     GCFP            2001 L Street
   32                      Group 1     09-0002629                  GSMC            Rosemont Commons
   33           5          Group 1     06-1370                     GCFP            The Wharf at Rivertown
   34           2          Group 1     07-0428                     GCFP            Lincoln Town Center
   35     5, 15, 19, 21    Group 1     06-1169                     GCFP            Green Road
----------------------------------------------------------------------------------------------------------------------
   36       5, 15, 19      GROUP 1     06-1171                     GCFP            CROWN POINTE/VICTOR PARK
  36.01                    Group 1     06-1171                                     Crown Pointe
  36.02                    Group 1     06-1171                                     Victor Park
   37                      GROUP 1     07-0135                     GCFP            GP2
  37.01                    Group 1     07-0135                                     Candlewood Suites Sterling
----------------------------------------------------------------------------------------------------------------------
  37.02                    Group 1     07-0135                                     Staybridge Suites Memphis
  37.03                    Group 1     07-0135                                     Surburban Extended Stay Sterling
  37.04                    Group 1     07-0135                                     Candlewood Suites Lake Mary
  37.05                    Group 1     07-0135                                     Surburban Extended Stay Wilmington
  37.06                    Group 1     07-0135                                     Surburban Extended Stay Jacksonville
----------------------------------------------------------------------------------------------------------------------
   38          16          Group 1     09-0002623                  GSMC            One Financial Plaza
   39                      GROUP 1     07-0145                     GCFP            HOLIDAY INN PORTFOLIO (FIXED)
  39.01                    Group 1     07-0145                                     Holiday Inn Lansing
  39.02                    Group 1     07-0145                                     Holiday Inn Express Pensacola
  39.03                    Group 1     07-0145                                     Crown Plaza - Cedar Rapids
----------------------------------------------------------------------------------------------------------------------
  39.04                    Group 1     07-0145                                     Holiday Inn Pensacola
  39.05                    Group 1     07-0145                                     Holiday Inn Greentree Pittsburgh
  39.06                    Group 1     07-0145                                     Holiday Inn Winter Haven
  39.07                    Group 1     07-0145                                     Ramada Plaza Macon
  39.08                    Group 1     07-0145                                     Holiday Inn York
----------------------------------------------------------------------------------------------------------------------
  39.09                    Group 1     07-0145                                     Holiday Inn Sheffield
  39.10                    Group 1     07-0145                                     Ramada Charleston
  39.11                    Group 1     07-0145                                     Holiday Inn Lancaster
   40                      Group 1     09-0002661                  GSMC            200 Meeting Street
   41                      GROUP 1     07-0079                     GCFP            HUGHES AIRPORT CENTER II
----------------------------------------------------------------------------------------------------------------------
  41.01                    Group 1     07-0079                                     880 Grier Drive
  41.02                    Group 1     07-0079                                     980 Kelly Johnson Drive
  41.03                    Group 1     07-0079                                     975 Kelly Johnson Drive
  41.04                    Group 1     07-0079                                     950 Grier Drive
  41.05                    Group 1     07-0079                                     955 Kelly Johnson Drive
----------------------------------------------------------------------------------------------------------------------
   42         2, 17        Group 1     07-0429                     GCFP            3800 Chapman
   43         5, 18        Group 2     07-0044                     GCFP            Lakeside at White Oak
   44                      Group 1     07-0108                     GCFP            Hyatt Regency Albuquerque
   45                      GROUP 1     06-1368                     GCFP            RIVERPARK I & II
  45.01                    Group 1     06-1368                                     Riverpark I
----------------------------------------------------------------------------------------------------------------------
  45.02                    Group 1     06-1368                                     Riverpark II
   46                      Group 1     06-1192                     GCFP            Hotel Burnham
   47                      Group 1     09-0002614                  GSMC            Magnolia Hotel Denver
   48                      Group 1     09-0002595                  GSMC            Ballantyne Resort
   49           5          Group 1     09-0002608                  GSMC            Bingham Office Center
----------------------------------------------------------------------------------------------------------------------
   50           4          GROUP 1     07-0034                     GCFP            TEXAS RETAIL PORTFOLIO
  50.01                    Group 1     07-0034                                     Crossroads Center
  50.02                    Group 1     07-0034                                     Parkwood Shopping Center
  50.03                    Group 1     07-0034                                     Live Oak Shopping Center
  50.04                    Group 1     07-0034                                     Sunburst Center
----------------------------------------------------------------------------------------------------------------------
  50.05                    Group 1     07-0034                                     Gateway Center
  50.06                    Group 1     07-0034                                     East Ridge Center
   51          20          Group 1     06-1281                     GCFP            Pavilion at Lansdale
   52           5          Group 1     06-1443                     GCFP            Commonwealth Square
   53                      Group 1     06-1369                     GCFP            Whitehorse Road
----------------------------------------------------------------------------------------------------------------------
   54                      Group 1     06-1195                     GCFP            900 King Street
   55                      Group 1     07-0196                     GCFP            CitiFinancial
   56                      Group 1     07-0234                     GCFP            Doubletree Bayside - Boston, MA
   57       8, 16, 22      Group 1     09-0002594                  GSMC            Park Building
   58                      Group 1     09-0002626                  GSMC            Montvale Center
----------------------------------------------------------------------------------------------------------------------
   59                      GROUP 1     06-1371                     GCFP            BPG PENNSYLVANIA PROPERTIES
  59.01                    Group 1     06-1371                                     500 Gravers Road
  59.02                    Group 1     06-1371                                     Two Baldwin Place
  59.03                    Group 1     06-1371                                     723 Electronic Drive
  59.04                    Group 1     06-1371                                     4070 Butler Pike
----------------------------------------------------------------------------------------------------------------------
   60                      Group 1     06-1311                     GCFP            Hawaii Self-Storage: Salt Lake
   61           4          Group 1     09-0002556                  GSMC            Skypark Plaza Shopping Center
   62                      Group 1     06-1417                     GCFP            Credence Systems Corp
   63                      Group 1     07-0043                     GCFP            430 Davis Drive
   64                      Group 1     09-0002537                  GSMC            Shoppes at Centre Pointe
----------------------------------------------------------------------------------------------------------------------
   65                      Group 1     07-0214                     GCFP            Tempe Commerce
   66                      Group 1     07-0242                     GCFP            Avion Lakeside
   67                      Group 1     06-1413                     GCFP            Dulles Corporate Center
   68                      Group 1     06-1401                     GCFP            Berry Town Center
   69                      Group 1     09-0002591                  GSMC            Marketplace at the Lakes
----------------------------------------------------------------------------------------------------------------------
   70                      Group 1     06-1173                     GCFP            Home Depot South San Francisco
   71                      Group 2     06-1420                     GCFP            Fountains at Fair Oaks
   72          23          Group 1     09-0002642                  GSMC            Lehigh Valley Buildings
   73                      Group 1     06-1374                     GCFP            Hawaii Self-Storage: Pearl City
   74                      Group 2     09-0002625                  GSMC            Avalon Peaks
----------------------------------------------------------------------------------------------------------------------
   75                      Group 2     09-0002612                  GSMC            Harbor Club Apartments
   76                      Group 1     06-0864                     GCFP            Harbor Corporate Center
   77                      Group 2     06-1421                     GCFP            Renaissance Park
   78                      Group 1     09-0002265                  GSMC            Pasadena Medical
   79           4          Group 1     09-0002552                  GSMC            Horizon Town Center
----------------------------------------------------------------------------------------------------------------------
   80                      Group 1     06-1399                     GCFP            Lyons
   81                      Group 1     09-0002618                  GSMC            Plaza Rancho Del Oro Shopping Center
   82                      Group 1     09-0002589                  GSMC            Energy Park Place & Energy Park Drive
   83                      GROUP 1     07-0097                     GCFP            SECURLOCK SELF STORAGE PORTFOLIO
  83.01                    Group 1     07-0097                                     Securlock Self Storage Allen
----------------------------------------------------------------------------------------------------------------------
  83.02                    Group 1     07-0097                                     Securlock Self Storage Plano
  83.03                    Group 1     07-0097                                     Securlock Self Storage Fort Worth
  83.04                    Group 1     07-0097                                     Securlock Self Storage Coppell
   84                      Group 1     09-0002575                  GSMC            Embassy Suites Hotel
   85                      Group 2     06-1422                     GCFP            Canyon Terrace
----------------------------------------------------------------------------------------------------------------------
   86                      Group 1     07-0366                     GCFP            840 Grier
   87                      Group 1     07-0194                     GCFP            Shops on Sage
   88                      GROUP 1     06-1451                     GCFP            TEMPLETOWN PROPERTIES
  88.01                    Group 1     06-1451                                     2152 N Broad Street
  88.02                    Group 1     06-1451                                     Antoinette (1429 N 15th)
----------------------------------------------------------------------------------------------------------------------
  88.03                    Group 1     06-1451                                     1501 N 16th Street
  88.04                    Group 1     06-1451                                     1840 N 16th Street
  88.05                    Group 1     06-1451                                     1429 West Diamond Street
  88.06                    Group 1     06-1451                                     1520 N 15th Street
  88.07                    Group 1     06-1451                                     1525 N. 16th Street
----------------------------------------------------------------------------------------------------------------------
  88.08                    Group 1     06-1451                                     1529 N 15th Street
  88.09                    Group 1     06-1451                                     1524 N. 16th Street
  88.10                    Group 1     06-1451                                     1403 Jefferson Street
  88.11                    Group 1     06-1451                                     1621 W Diamond Street
  88.12                    Group 1     06-1451                                     1641 W Diamond Street
----------------------------------------------------------------------------------------------------------------------
  88.13                    Group 1     06-1451                                     1617 West Oxford Street
  88.14                    Group 1     06-1451                                     1809 N 17th Street
  88.15                    Group 1     06-1451                                     1820 Willington Street
  88.16                    Group 1     06-1451                                     1840 Willington Street
  88.17                    Group 1     06-1451                                     1430 West Susquehanna Avenue
----------------------------------------------------------------------------------------------------------------------
  88.18                    Group 1     06-1451                                     1516 Montgomery Street
  88.19                    Group 1     06-1451                                     1908 N 17th Street
  88.20                    Group 1     06-1451                                     1428 West Susquehanna Avenue
  88.21                    Group 1     06-1451                                     2229 N Park
  88.22                    Group 1     06-1451                                     1414 West Diamond Street
----------------------------------------------------------------------------------------------------------------------
  88.23                    Group 1     06-1451                                     1732 N Sydenham Street
  88.24                    Group 1     06-1451                                     2116 Carlisle Street
  88.25                    Group 1     06-1451                                     2118 Carlisle Street
  88.26                    Group 1     06-1451                                     2124 Carlisle Street
  88.27                    Group 1     06-1451                                     2126 Carlisle Street
----------------------------------------------------------------------------------------------------------------------
  88.28                    Group 1     06-1451                                     2142 Carlisle Street
  88.29                    Group 1     06-1451                                     2144 Carlisle Street
  88.30                    Group 1     06-1451                                     2146 Carlisle Street
  88.31                    Group 1     06-1451                                     2152 Carlisle Street
  88.32                    Group 1     06-1451                                     2109 N 12th Street
----------------------------------------------------------------------------------------------------------------------
  88.33                    Group 1     06-1451                                     1533 N Sydenham Street
  88.34                    Group 1     06-1451                                     1630 Willington Street
  88.35                    Group 1     06-1451                                     1518 Fontain Street
  88.36                    Group 1     06-1451                                     1534 Fontain Street
  88.37                    Group 1     06-1451                                     1613 Edgley Street
----------------------------------------------------------------------------------------------------------------------
  88.38                    Group 1     06-1451                                     1629 Fontain Street
  88.39                    Group 1     06-1451                                     2124 N 17th Street
  88.40                    Group 1     06-1451                                     1536 Fontain Street
  88.41                    Group 1     06-1451                                     1808 Willington Street
  88.42                    Group 1     06-1451                                     1829 Willington Street
----------------------------------------------------------------------------------------------------------------------
  88.43                    Group 1     06-1451                                     1520 Page Street
  88.44                    Group 1     06-1451                                     1611 Edgley Street
  88.45                    Group 1     06-1451                                     1618 Edgley Street
  88.46                    Group 1     06-1451                                     1815 Willington Street
  88.47                    Group 1     06-1451                                     1806 Willington Street
----------------------------------------------------------------------------------------------------------------------
  88.48                    Group 1     06-1451                                     1535 N Sydenham Street
   89                      Group 1     09-0002550                  GSMC            Garden View Medical Plaza
   90          24          Group 1     09-0002581                  GSMC            Southern Highlands Corporate Center
   91                      Group 2     09-0002592                  GSMC            Keystone Apartments
   92                      Group 1     09-0002647                  GSMC            Mira Loma Shopping Center
----------------------------------------------------------------------------------------------------------------------
   93                      Group 1     09-0002560                  GSMC            Marketplace at South River Colony
   94                      Group 2     09-0002613                  GSMC            Rocca Apartments
   95                      GROUP 1     09-0002636                  GSMC            DRUG STORE PORTFOLIO
  95.01                    Group 1     09-0002636-1                                Fayette Town Center
  95.02                    Group 1     09-0002636-2                                Eckerd's
----------------------------------------------------------------------------------------------------------------------
  95.03                    Group 1     09-0002636-3                                Walgreens
  95.04                    Group 1     09-0002636-4                                CVS
   96                      Group 1     09-0002628                  GSMC            Arrowhead Creekside
   97                      Group 1     09-0002576                  GSMC            Boulevard Center II
   98                      Group 1     09-0002500                  GSMC            Bethel Station
----------------------------------------------------------------------------------------------------------------------
   99                      Group 1     09-0002633                  GSMC            Medlock Corners
   100                     Group 1     09-0002584                  GSMC            Westside Plaza
   101                     Group 1     07-0019                     GCFP            94-1420 Moaninai Street
   102        8, 16        Group 1     09-0002564                  GSMC            Foothill Village Oaks
   103          4          GROUP 1     07-0180                     GCFP            THE PENNSYLVANIA BUSINESS CENTER
----------------------------------------------------------------------------------------------------------------------
 103.01                    Group 1     07-0180                                     Pennsylvania Business Center
 103.02                    Group 1     07-0180                                     Wesley Building
   104                     Group 1     06-1308                     GCFP            Dockside 500
   105                     Group 2     07-0006                     GCFP            Ashley Place Apartments
   106                     Group 1     06-1445                     GCFP            Kmart Center
----------------------------------------------------------------------------------------------------------------------
   107                     Group 1     09-0002434                  GSMC            Manchester Stadium 16
   108          4          Group 1     07-0179                     GCFP            Fairview Industrial Park
   109                     Group 1     09-0002639                  GSMC            ANC Corporate Center II
   110                     Group 1     09-0002606                  GSMC            Vista Palomar Park
   111         16          Group 1     09-0002538                  GSMC            Bergen Village
----------------------------------------------------------------------------------------------------------------------
   112          4          Group 1     09-0002632                  GSMC            Ashley Furniture and Gordmans
   113          5          Group 1     06-1457                     GCFP            9th Street Marketplace
   114                     Group 1     07-0176                     GCFP            4080 27th Court SE
   115                     Group 1     07-0236                     GCFP            375 Rivertown Drive
   116          5          Group 1     09-0002648                  GSMC            Homewood Suites
----------------------------------------------------------------------------------------------------------------------
   117                     Group 1     09-0002539                  GSMC            Plantation Plaza Shopping Center
   118                     Group 1     06-1444                     GCFP            Glenbrook Shopping Center
   119                     Group 1     06-0996                     GCFP            LA Fitness Brandon
   120                     Group 2     09-0002582                  GSMC            Summerhill Place Apartments
   121                     Group 1     09-0002657                  GSMC            Parkway Center
----------------------------------------------------------------------------------------------------------------------
   122                     Group 1     06-1432                     GCFP            US Storage - Norwalk
   123                     Group 1     06-0850                     GCFP            Hampton Inn Omaha
   124                     Group 1     06-1272                     GCFP            Homewood Suites - Charlotte
   125                     Group 1     09-0002610                  GSMC            15th & Spruce
   126                     Group 1     09-0002586                  GSMC            530 New Waverly Place
----------------------------------------------------------------------------------------------------------------------
   127                     Group 1     09-0002602                  GSMC            Liberty Park
   128                     GROUP 1     07-0232                     GCFP            COUNTRY INN & SUITES PORTFOLIO
 128.01                    Group 1     07-0232                                     Country Inn & Suites - Cedar Falls
 128.02                    Group 1     07-0232                                     Country Inn & Suites - Waterloo
   129         16          Group 1     09-0002559                  GSMC            Corporate Lakes I
----------------------------------------------------------------------------------------------------------------------
   130                     Group 1     09-0002570                  GSMC            Highlands Ranch Marketplace
   131         16          Group 1     09-0002619                  GSMC            Quail Plaza
   132                     Group 1     09-0002578                  GSMC            Canyon Creek Plaza
   133                     Group 1     09-0002540                  GSMC            Siskey Building
   134                     Group 1     09-0002481                  GSMC            Gold's Gym
----------------------------------------------------------------------------------------------------------------------
   135                     Group 1     09-0002547                  GSMC            Barker Cypress Market Place
   136        8, 16        Group 1     09-0002493                  GSMC            Zane Business Center
   137                     Group 2     07-0205                     GCFP            Cobblestone Creek Apartments
   138                     Group 2     07-0008                     GCFP            Casa Linda Apartments
   139                     Group 1     07-0061                     GCFP            1623 North Sheffield Avenue
----------------------------------------------------------------------------------------------------------------------
   140          4          Group 1     09-0002419                  GSMC            Norman Silbert MAB
   141                     Group 1     07-0076                     GCFP            442 Civic Center Drive
   142                     Group 1     09-0002557                  GSMC            1210 Broadway
   143          4          Group 1     07-0018                     GCFP            821 Grier Road
   144                     Group 1     06-1365                     GCFP            Beckman Chaska MN
----------------------------------------------------------------------------------------------------------------------
   145          4          Group 1     09-0002511                  GSMC            Val Vista Gateway Center
   146                     Group 1     09-0002580                  GSMC            Braddock Hills Shopping Center
   147         25          Group 1     09-2001024                  GSMC            Joppatowne Plaza
   148                     Group 1     09-0002553                  GSMC            3003 East Third Avenue
   149                     Group 1     09-0002563                  GSMC            361 Centennial Parkway
----------------------------------------------------------------------------------------------------------------------
   150         19          Group 1     09-0002525                  GSMC            KLC Shopping Center
   151         19          Group 1     09-0002526                  GSMC            Normandy Center
   152        4, 5         Group 1     09-0002643                  GSMC            Festival Foods
   153                     Group 1     09-0002546                  GSMC            633 Germantown Pike
   154          5          GROUP 1     09-0002508                  GSMC            JMS PORTFOLIO
----------------------------------------------------------------------------------------------------------------------
 154.01                    Group 1     09-0002508-1                                Medical Arts
 154.02                    Group 1     09-0002508-2                                Isaac Building
 154.03                    Group 1     09-0002508-3                                Weatherfield Building
   155                     Group 2     06-1282                     GCFP            Villas of La Costa
   156                     Group 1     07-0129                     GCFP            US Storage - Baltimore
----------------------------------------------------------------------------------------------------------------------
   157                     Group 1     09-0002551                  GSMC            2929 Oaks at Turtle Creek
   158                     Group 1     09-0002585                  GSMC            Centre Drive MAB
   159                     Group 1     06-1410                     GCFP            5401 California Avenue
   160                     Group 1     09-0002634                  GSMC            Stevens Office Building
   161                     Group 1     09-0002604                  GSMC            Chandler Medical
----------------------------------------------------------------------------------------------------------------------
   162          4          Group 1     09-0002599                  GSMC            Woodlands Crossing
   163          4          Group 2     07-0134                     GCFP            Variel Apartments
   164                     Group 1     09-0002534                  GSMC            1350 Carlback Avenue
   165                     Group 1     09-0002568                  GSMC            53 Church Hill Road
   166                     Group 1     07-0231                     GCFP            Talcott Plaza
----------------------------------------------------------------------------------------------------------------------
   167          6          Group 2     09-0002558                  GSMC            Laurel Theater Apartments
   168                     Group 1     09-0002577                  GSMC            Foundry
   169                     Group 1     06-1424                     GCFP            Fairfield Inn Asheville Airport
   170                     Group 1     07-0054                     GCFP            Secure Storage
   171          5          Group 1     09-0002574                  GSMC            Berkshire Office Building
----------------------------------------------------------------------------------------------------------------------
   172                     Group 1     09-0002605                  GSMC            1000 Boulders Parkway
   173                     Group 1     09-0002607                  GSMC            Snowden Square Shopping Center
   174                     Group 1     06-1400                     GCFP            Dryden
   175                     Group 1     07-0174                     GCFP            11251 Pines Boulevard
   176                     Group 1     09-0002513                  GSMC            Heritage Trace Center
----------------------------------------------------------------------------------------------------------------------
   177                     Group 1     06-0925                     GCFP            A+ Storage Hermitage
   178                     Group 1     09-0002405                  GSMC            Tracy Marketplace Plaza V
   179                     Group 1     07-0141                     GCFP            Mini U Storage - Forestville
   180        8, 16        Group 1     09-0002571                  GSMC            Three Rivers Office
   181                     Group 1     09-0002635                  GSMC            North Star Square
----------------------------------------------------------------------------------------------------------------------
   182                     Group 2     07-0009                     GCFP            Manor House West Apartments
   183                     Group 1     09-0002583                  GSMC            Birch Street Office Building
   184                     Group 1     09-0002645                  GSMC            Gold Creek Marketplace
   185                     Group 1     09-0002587                  GSMC            Horseshoe Center
   186                     Group 1     09-0002565                  GSMC            Starbucks & FedEx Center
----------------------------------------------------------------------------------------------------------------------
   187                     Group 1     09-0002615                  GSMC            Belfair Towne Center
   188          4          Group 2     07-0010                     GCFP            Morocco Apartments
   189                     Group 1     07-0230                     GCFP            405 Queen Street
   190                     Group 1     06-0788                     GCFP            Stone Valley Drive
   191                     Group 1     09-0002555                  GSMC            Foley Retail Center
----------------------------------------------------------------------------------------------------------------------
   192                     Group 1     07-0099                     GCFP            Securlock Hurst
   193                     Group 1     06-1407                     GCFP            Atascocita Self Storage
   194                     Group 1     07-0140                     GCFP            Mini U Storage - Southfield
   195                     Group 1     06-1276                     GCFP            Woodside Executive Park - F & G
   196                     Group 1     09-0002473                  GSMC            Rite Aid - Summit
----------------------------------------------------------------------------------------------------------------------
   197                     Group 1     09-0002611                  GSMC            1601 Pearl Street
   198                     Group 1     09-0002569                  GSMC            Desert Glen Center
   199                     Group 1     06-1244                     GCFP            4510 South Eastern Avenue
   200                     Group 1     09-0002460                  GSMC            Florida City Shops
   201                     Group 1     06-1448                     GCFP            5301 Longley Lane, Building F
----------------------------------------------------------------------------------------------------------------------
   202                     Group 1     06-1317                     GCFP            110 Huffaker Lane

          CROSSED WITH    AFFILIATED WITH
CONTROL    OTHER LOANS     OTHER LOANS
 NUMBER  (CROSSED GROUP) (RELATED GROUP)                         ADDRESS                                         CITY
------------------------------------------------------------------------------------------------------------------------------------

   1
  1.01                                  10200-10500 Southwest Greenburg Road                                     Portland
  1.02                                  5285, 5335, 5665 and 5005 Southwest Meadows Road                         Lake Oswego
  1.03                                  9740 Southwest Nimbus Drive                                              Beaverton
  1.04                                  1001 Southwest Fifth Avenue                                              Portland
------------------------------------------------------------------------------------------------------------------------------------
  1.05                                  5885 Meadows Road                                                        Lake Oswego
  1.06                                  One Southwest Columbia Street                                            Portland
  1.07                                  5800 & 6000 Southwest Meadows Road                                       Lake Oswego
  1.08                                  4380-4386 Southwest Macadam Avenue                                       Portland
  1.09                                  4900 & 5000 Meadows Road                                                 Lake Oswego
------------------------------------------------------------------------------------------------------------------------------------
  1.10                                  4949 Meadows Road                                                        Lake Oswego
  1.11                                  4000 Southwest Kruse Way Place                                           Lake Oswego
  1.12                                  5300 Southwest Meadows Road                                              Lake Oswego
  1.13                                  5300 Southwest Meadows Road                                              Lake Oswego
  1.14                                  4500 and 4550 Southwest Kruse Way                                        Lake Oswego
------------------------------------------------------------------------------------------------------------------------------------
  1.15                                  4800 Meadows Road                                                        Lake Oswego
  1.16                                  4004 Kruse Way Place                                                     Lake Oswego
   2                        Group 1     333 South Grand Avenue                                                   Los Angeles
   3                        Group 1     350 South Grand Avenue                                                   Los Angeles
   4                        GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
  4.01                                  7 Giralda Farms                                                          Madison
  4.02                                  1 Giralda Farms                                                          Madison
  4.03                                  101 JFK Parkway                                                          Short Hills
  4.04                                  3 Giralda Farms                                                          Madison
  4.05                                  103 JFK Parkway                                                          Short  Hills
------------------------------------------------------------------------------------------------------------------------------------
  4.06                                  44 Whippany Road                                                         Morristown
   5                                    400 Atlantic Street                                                      Stamford
   6                                    1328 Broadway                                                            New York
   7                        Group 2     Glen Curtiss Boulevard                                                   Uniondale
   8
------------------------------------------------------------------------------------------------------------------------------------
  8.01                                  2150 Old Greenbrier Road                                                 Chesapeake
  8.02                                  2350 West Obispo Avenue                                                  Gilbert
  8.03                                  1375 Northside Drive, NW                                                 Atlanta
  8.04                                  1175 Hembree Road                                                        Roswell
  8.05                                  3750 Satellite Boulevard                                                 Duluth
------------------------------------------------------------------------------------------------------------------------------------
  8.06                                  7371 Mazyck Road                                                         Charleston
  8.07                                  12015 Jefferson Avenue                                                   Newport News
  8.08                                  9355 Forest Lane                                                         Dallas
  8.09                                  1990 Willowtrail Parkway                                                 Norcross
  8.10                                  90 Oxmoor Road                                                           Birmingham
------------------------------------------------------------------------------------------------------------------------------------
  8.11                                  5820 West 85th Street                                                    Indianapolis
  8.12                                  5498 Inn Road                                                            Mobile
  8.13                                  7121 Preston Highway                                                     Louisville
  8.14                                  1491 Highway 70 East                                                     Garner
  8.15                                  1769 Fairlane Drive                                                      St. Charles
------------------------------------------------------------------------------------------------------------------------------------
  8.16                                  2301 Post Drive                                                          Indianapolis
  8.17                                  363 Forest Parkway                                                       Forest Park
  8.18                                  8981 Kingsridge Drive                                                    Dayton
  8.19                                  5820 Plaza Parkway                                                       Douglasville
  8.20                                  4142 Stone Mountain Highway                                              Lilburn
------------------------------------------------------------------------------------------------------------------------------------
  8.21                                  4790 Hilton Corporate Drive                                              Columbus
  8.22                                  9067 Dunn Road                                                           Hazelwood
  8.23                                  9211 East Independence Boulevard                                         Matthews
  8.24                                  408 Mauldin Road                                                         Greenville
  8.25                                  330 Columbiana Drive                                                     Columbia
------------------------------------------------------------------------------------------------------------------------------------
  8.26                                  2420 East Dublin-Granville Road                                          Columbus
  8.27                                  5731 I-55 North                                                          Jackson
  8.28                                  637 West Market Circle                                                   Lithia Springs
  8.29                                  4595 McKnight Road                                                       Pittsburgh
  8.30                                  110 Rocky River Road West                                                Charlotte
------------------------------------------------------------------------------------------------------------------------------------
  8.31                                  5035 North Arco Lane                                                     North Charleston
  8.32                                  2504 Wade Hampton Boulevard                                              Greenville
  8.33                                  1950 Willow Trail Parkway                                                Norcross
  8.34                                  470 Parkway 575                                                          Woodstock
  8.35                                  2103 Moody Road                                                          Warner Robins
------------------------------------------------------------------------------------------------------------------------------------
   9                        Group 1     550 South Hope Street                                                    Los Angeles
   10                       Group 4     24 Oyster Bay Road                                                       Boston
   11                                   119 West 40th Street                                                     New York
   12                                   1615 L Street NW                                                         Washington
   13                                   9200 & 9220 West Sunset Boulevard                                        Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
   14                                   3800 West Alameda Avenue                                                 Burbank
   15                       Group 3     2047 Mathers Way                                                         Elkins Park
   16                                   55 Railroad Avenue                                                       Greenwich
   17                                   18000-18118  North Scottsdale Road and 7100 Chauncey Drive               Phoenix
   18                                   1455 Franklin Mills Circle                                               Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
   19                       GROUP 1
 19.01                                  450 & 500 North State College Boulevard                                  Orange
 19.02                                  3600 West Orangewood Avenue                                              Orange
   20
 20.01                                  300 Professional Court                                                   New Albany
------------------------------------------------------------------------------------------------------------------------------------
 20.02                                  1810 Tiny Town Road                                                      Clarksville
 20.03                                  115 Fosters Drive                                                        McDonough
 20.04                                  4101 38th Street                                                         Moline
 20.05                                  103 Crossing Drive                                                       Wilder
 20.06                                  323 Great Escape Drive                                                   Bowling Green
-----------------------------------------------------------------------------------------------------------------------------------
 20.07                                  900 Caledonia Drive                                                      O'Fallon
 20.08                                  965 Lycoming Mall Circle                                                 Williamsport
 20.09                                  10075 Town & Country Boulevard                                           Noblesville
 20.10                                  357 Tanger Boulevard                                                     Seymour
 20.11                                  2929 Great Escape Drive                                                  Bedford
------------------------------------------------------------------------------------------------------------------------------------
   21                       Group 3     10-90 State House Square                                                 Hartford
   22                       Group 6     915 Wilshire Boulevard                                                   Los Angeles
   23                                   201 South Christopher Columbus Boulevard                                 Philadelphia
   24                                   155 N Crescent Dr & 9355 Wilshire Boulevard                              Beverly Hills
   25                                   1125 17th Street                                                         Denver
------------------------------------------------------------------------------------------------------------------------------------
   26                                   1456 Duke Street                                                         Alexandria
   27                                   100-700 Penn Center Boulevard                                            Pittsburgh
   28                                   200 West Jackson Boulevard                                               Chicago
   29        Group A        Group 10    999, 1000 & 1111 Plaza Drive                                             Schaumburg
   30        Group A        Group 10    1051 Perimeter Drive                                                     Schaumberg
------------------------------------------------------------------------------------------------------------------------------------
   31                                   2001 L Street                                                            Washington
   32                                   3750-I West Market Street                                                Fairlawn
   33                       Group 5     2501 Seaport Drive                                                       Chester
   34                                   2677 North Main Street                                                   Santa Ana
   35        Group B        Group 12    2350, 2500, 2600 Green Road                                              Ann Arbor
------------------------------------------------------------------------------------------------------------------------------------
   36        GROUP B        GROUP 12
 36.01                                  25900 Greenfield Road                                                    Oak Park
 36.02                                  19575 Victor Parkway                                                     Livonia
   37
 37.01                                  45520 East Severn Way                                                    Sterling
------------------------------------------------------------------------------------------------------------------------------------
 37.02                                  1070 Ridgelake Boulevard                                                 Memphis
 37.03                                  45510 E. Severn Way                                                      Sterling
 37.04                                  1130 Greenwood Boulevard                                                 Lake Mary
 37.05                                  245 Eastwood Road                                                        Wilmington
 37.06                                  8285 Philips Highway                                                     Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
   38                                   One Financial Plaza                                                      Providence
   39
 39.01                                  7501 West Saginaw Highway                                                Lansing
 39.02                                  7330 Plantation Road                                                     Pensacola
 39.03                                  350 1st Avenue NE                                                        Cedar Rapids
------------------------------------------------------------------------------------------------------------------------------------
 39.04                                  7200 Plantation Road                                                     Pensacola
 39.05                                  401 Holiday Drive                                                        Pittsburgh
 39.06                                  1150 3rd Street SW                                                       Winter Haven
 39.07                                  108 First Street                                                         Macon
 39.08                                  334 Arsenal Road                                                         York
------------------------------------------------------------------------------------------------------------------------------------
 39.09                                  4900 Hatch Boulevard                                                     Sheffield
 39.10                                  7401 Northwoods Boulevard                                                Charleston
 39.11                                  521 Greenfield Road                                                      Lancaster
   40                                   200 Meeting Street                                                       Charleston
   41                       GROUP 9
------------------------------------------------------------------------------------------------------------------------------------
 41.01                                  880 Grier Drive                                                          Las Vegas
 41.02                                  980 Kelly Johnson Drive                                                  Las Vegas
 41.03                                  975 Kelly Johnson Drive                                                  Las Vegas
 41.04                                  950 Grier Drive                                                          Las Vegas
 41.05                                  955 Kelly Johnson Drive                                                  Las Vegas
------------------------------------------------------------------------------------------------------------------------------------
   42                       Group 1     3800 West Chapman                                                        Orange
   43                                   10 Lakeside Way                                                          Newnan
   44                                   330 Tijeras Avenue, NW                                                   Albuquerque
   45                       GROUP 5
 45.01                                  1000 River Road                                                          Whitemarsh Township
------------------------------------------------------------------------------------------------------------------------------------
 45.02                                  1200 River Road                                                          Whitemarsh Township
   46                                   1 W. Washington Street                                                   Chicago
   47                                   818 17th Street                                                          Denver
   48                       Group 15    10000 Ballantyne Commons Parkway                                         Charlotte
   49                                   30600-30800 Telegraph Road                                               Bingham Farms
------------------------------------------------------------------------------------------------------------------------------------
   50
 50.01                                  2018 E. 42nd Street                                                      Odessa
 50.02                                  2235 Thousand Oaks Drive                                                 San Antonio
 50.03                                  7903 Pat Booker Road                                                     Live Oak
 50.04                                  5107 W. Wadley Avenue                                                    Midland
------------------------------------------------------------------------------------------------------------------------------------
 50.05                                  2300 Rankin Highway                                                      Midland
 50.06                                  6012-6132 Eastridge Road                                                 Odessa
   51                                   401-611 S. Broad Street                                                  Lansdale
   52                       Group 8     703-717 East Bidwell St, 805-823 Wales Dr, 1325 Riley St                 Folsom
   53                       Group 5     401 Whitehorse Road                                                      Voorhees Township
------------------------------------------------------------------------------------------------------------------------------------
   54                       Group 6     900 King Street                                                          Rye Brook
   55                       Group 13    605 Munn Road                                                            Fort Mill
   56                       Group 4     240 Mount Vernon Street                                                  Boston
   57                                   101 North Cherry Street                                                  Winston-Salem
   58                                   18310 Montgomery Village Avenue                                          Gaithersburg
------------------------------------------------------------------------------------------------------------------------------------
   59                       GROUP 5
 59.01                                  500 Gravers Road                                                         Plymouth Township
 59.02                                  1510 Chester Pike                                                        Eddystone
 59.03                                  732 Electronic Drive                                                     Horsham
 59.04                                  4070 Butler Pike                                                         Whitemarsh
------------------------------------------------------------------------------------------------------------------------------------
   60                       Group 16    808 Ahua Street                                                          Honolulu
   61                                   2481, 2483 and 2485 Notre Dame Boulevard                                 Chico
   62                       Group 13    1355 & 1421 California Circle                                            Milpitas
   63                                   430 Davis Drive                                                          Durham
   64                                   4950 Centre Pointe Boulevard                                             North Charleston
------------------------------------------------------------------------------------------------------------------------------------
   65                       Group 14    7410 & 7419 S. Roosevelt Street                                          Tempe
   66                       Group 14    14555 & 14585 Avion Parkway                                              Chantilly
   67                       Group 7     13755 Sunrise Valley Drive                                               Herndon
   68                                   2432 Sand Mine Road                                                      Davenport
   69                                   940-970 Lakes Drive                                                      West Covina
------------------------------------------------------------------------------------------------------------------------------------
   70                                   900 Dubuque Avenue                                                       South San Francisco
   71                       Group 11    4800 Sunset Terrace                                                      Fair Oaks
   72                                   861, 871, 881, & 894 Marcon Boulevard and 2200 and 2202 Irving Street    Allentown
   73                       Group 16    98 - 138 Hila Place                                                      Pearl City
   74                                   2000 Kiftsgate Lane                                                      Apex
------------------------------------------------------------------------------------------------------------------------------------
   75                                   26 Cheswold Boulevard                                                    Newark
   76                       Group 6     300 A Street                                                             Boston
   77                       Group 11    3000 Lillard Drive                                                       Davis
   78                                   630 South Raymond Avenue                                                 Pasadena
   79                                   1201, 1211-1331, & 1411 South Boulder Highway                            Henderson
------------------------------------------------------------------------------------------------------------------------------------
   80                       Group 19    2215 Lyons Road (various other addresses)                                Miamisburg
   81                       Group 17    4120-4196 Oceanside Boulevard                                            Oceanside
   82                                   1400-1410 Energy Park Drive and 1350-1380 Energy Lane                    St. Paul
   83                       GROUP 21
 83.01                                  2060 Hedgcoxe Road                                                       Allen
------------------------------------------------------------------------------------------------------------------------------------
 83.02                                  2201 E. George Bush Freeway                                              Plano
 83.03                                  3500 River Bend Boulevard                                                Fort Worth
 83.04                                  320 S. Highway 121                                                       Coppell
   84                                   110 Calle del Norte                                                      Laredo
   85                       Group 11    1600 Canyon Terrace Lane                                                 Folsom
------------------------------------------------------------------------------------------------------------------------------------
   86                       Group 9     840 Grier Drive                                                          Las Vegas
   87                                   2800 Sage Road                                                           Houston
   88
 88.01                                  2152 N Broad Street                                                      Philadelphia
 88.02                                  Antoinette (1429 N 15th)                                                 Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.03                                  1501 N 16th Street                                                       Philadelphia
 88.04                                  1840 N 16th Street                                                       Philadelphia
 88.05                                  1429 West Diamond Street                                                 Philadelphia
 88.06                                  1520 N 15th Street                                                       Philadelphia
 88.07                                  1525 N. 16th Street                                                      Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.08                                  1529 N 15th Street                                                       Philadelphia
 88.09                                  1524 N. 16th Street                                                      Philadelphia
 88.10                                  1403 Jefferson Street                                                    Philadelphia
 88.11                                  1621 W Diamond Street                                                    Philadelphia
 88.12                                  1641 W Diamond Street                                                    Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.13                                  1617 West Oxford Street                                                  Philadelphia
 88.14                                  1809 N 17th Street                                                       Philadelphia
 88.15                                  1820 Willington Street                                                   Philadelphia
 88.16                                  1840 Willington Street                                                   Philadelphia
 88.17                                  1430 West Susquehanna Avenue                                             Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.18                                  1516 Montgomery Street                                                   Philadelphia
 88.19                                  1908 N 17th Street                                                       Philadelphia
 88.20                                  1428 West Susquehanna Avenue                                             Philadelphia
 88.21                                  2229 N Park                                                              Philadelphia
 88.22                                  1414 West Diamond Street                                                 Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.23                                  1732 N Sydenham Street                                                   Philadelphia
 88.24                                  2116 Carlisle Street                                                     Philadelphia
 88.25                                  2118 Carlisle Street                                                     Philadelphia
 88.26                                  2124 Carlisle Street                                                     Philadelphia
 88.27                                  2126 Carlisle Street                                                     Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.28                                  2142 Carlisle Street                                                     Philadelphia
 88.29                                  2144 Carlisle Street                                                     Philadelphia
 88.30                                  2146 Carlisle Street                                                     Philadelphia
 88.31                                  2152 Carlisle Street                                                     Philadelphia
 88.32                                  2109 N 12th Street                                                       Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.33                                  1533 N Sydenham Street                                                   Philadelphia
 88.34                                  1630 Willington Street                                                   Philadelphia
 88.35                                  1518 Fontain Street                                                      Philadelphia
 88.36                                  1534 Fontain Street                                                      Philadelphia
 88.37                                  1613 Edgley Street                                                       Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.38                                  1629 Fonatin Street                                                      Philadelphia
 88.39                                  2124 N 17th Street                                                       Philadelphia
 88.40                                  1536 Fontain Street                                                      Philadelphia
 88.41                                  1808 Willington Street                                                   Philadelphia
 88.42                                  1829 Willington Street                                                   Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.43                                  1520 Page Street                                                         Philadelphia
 88.44                                  1611 Edgley Street                                                       Philadelphia
 88.45                                  1618 Edgley Street                                                       Philadelphia
 88.46                                  1815 Willington Street                                                   Philadelphia
 88.47                                  1806 Willington Street                                                   Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 88.48                                  1535 N Sydenham Street                                                   Philadelphia
   89                                   1200 Garden View Road                                                    Encinitas
   90                                   11411 Southern Highlands Parkway                                         Las Vegas
   91                                   1369 Hyde Street                                                         San Francisco
   92                                   3304-3380 South McCarran Boulevard                                       Reno
------------------------------------------------------------------------------------------------------------------------------------
   93                                   3213 - 3295 Solomons Island Road                                         Edgewater
   94                                   3280 Northside Parkway                                                   Atlanta
   95
 95.01                                  111 West Reynolds Road                                                   Lexington
 95.02                                  1616 Black River Boulevard North                                         Rome
------------------------------------------------------------------------------------------------------------------------------------
 95.03                                  1001 Southwest Topeka Boulevard                                          Topeka
 95.04                                  237 East Pipeline Road                                                   Bedford
   96                                   7200 West Bell Road                                                      Glendale
   97                       Group 22    1545-1595 South Colorado Boulevard                                       Denver
   98                                   22219-22311 Mountain Highway East                                        Spanaway
------------------------------------------------------------------------------------------------------------------------------------
   99                                   5805 State Bridge Road                                                   Duluth
  100                                   2305-2349 Augusta Road                                                   West Columbia
  101                                   94-1420 Moaninai Street                                                  Waipio
  102                                   5110, 5140, 5170 and 5180 Foothills Boulevard                            Roseville
  103                       GROUP 18
------------------------------------------------------------------------------------------------------------------------------------
 103.01                                 25,50,55 & 75 Utley Drive                                                Camp Hill
 103.02                                 860 Century Drive                                                        Mechanicsburg
  104                                   90 Colonial Drive                                                        East Patchogue
  105                                   1930 Ashley Way                                                          Westfield
  106                       Group 8     5050 - 5200 Stockton Boulevard                                           Sacramento
------------------------------------------------------------------------------------------------------------------------------------
  107                                   2055 East Shields Avenue                                                 Fresno
  108                       Group 18    502-540 Industrial Drive                                                 Lewisberry
  109                                   701 North Green Valley Parkway                                           Henderson
  110                                   3211 - 3281 Business Park Drive                                          Vista
  111                                   1240-1262 Bergen Parkway                                                 Evergreen
------------------------------------------------------------------------------------------------------------------------------------
  112                                   4731 and 4741 West Lawrence Street                                       Grand Chute
  113                       Group 8     5600 South 900 East                                                      Murray
  114                                   4080 27th Court SE                                                       Salem
  115                                   375 Rivertown Drive                                                      Woodbury
  116                                   1495 Equity Drive                                                        Troy
------------------------------------------------------------------------------------------------------------------------------------
  117                                   2750 Race Track Road                                                     Jacksonville
  118                       Group 8     8700 - 8760 La Riviera Drive                                             Sacramento
  119                                   2890 Providence Lakes Boulevard                                          Brandon
  120                                   6801 West Ocotillo Road                                                  Glendale
  121                                   537, 541 & 549 West Highlands Ranch Parkway                              Highlands Ranch
------------------------------------------------------------------------------------------------------------------------------------
  122                       Group 23    11971 Foster Road                                                        Norwalk
  123                                   9720 West Dodge Road                                                     Omaha
  124                                   2770 Yorkmont Road                                                       Charlotte
  125                       Group 25    1434 Spruce Street                                                       Boulder
  126                                   530 New Waverly Place                                                    Cary
------------------------------------------------------------------------------------------------------------------------------------
  127                                   371 Northeast Gilman Boulevard                                           Issaquah
  128
 128.01                                 2910 South Main Street                                                   Cedar Falls
 128.02                                 4025 Hammond Avenue                                                      Waterloo
  129                                   2525 Cabot Drive                                                         Lisle
------------------------------------------------------------------------------------------------------------------------------------
  130                       Group 17    9401-9473 South University Boulevard                                     Highlands Ranch
  131                                   2611 & 2621 Coors Boulevard Northwest                                    Albuquerque
  132                                   200 West Campbell Road                                                   Richardson
  133                       Group 15    4521 Sharon Road                                                         Charlotte
  134                                   9282 Allen Road                                                          West Chester
------------------------------------------------------------------------------------------------------------------------------------
  135                                   17817 FM 529 and 6960 Barker Cypress Road                                Houston
  136                                   6500 & 6510 Zane Avenue North                                            Brooklyn Park
  137                                   1010 Madden Lane                                                         Roseville
  138                       Group 20    8210 S. Broadway Avenue                                                  Whittier
  139                                   1623 North Sheffield Avenue                                              Chicago
------------------------------------------------------------------------------------------------------------------------------------
  140                       Group 24    222 High Street                                                          Newton
  141                                   442 Civic Center Drive                                                   Augusta
  142                                   1210-1224 Broadway                                                       Chula Vista
  143                                   821 Grier Road                                                           Las Vegas
  144                                   322 Lake Hazeltine Drive                                                 Chaska
------------------------------------------------------------------------------------------------------------------------------------
  145                                   1959 South Val Vista Drive                                               Mesa
  146                                   254 Yost Boulevard                                                       Pittsburgh
  147                                   1000 Joppa Farm Road                                                     Joppatowne
  148                                   3003 East Third Avenue                                                   Denver
  149                                   361 Centennial Parkway                                                   Louisville
------------------------------------------------------------------------------------------------------------------------------------
  150        Group C        Group 29    8700 SW 137th Avenue                                                     Miami
  151        Group C        Group 29    957, 969 and 1111 Normandy Drive                                         Miami Beach
  152                                   3007 Mall Drive                                                          Eau Claire
  153                                   633 Germantown Pike                                                      Plymouth Meeting
  154
------------------------------------------------------------------------------------------------------------------------------------
 154.01                                 4041 West Sylvania Avenue                                                Toledo
 154.02                                 1645 Indian Wood Circle                                                  Maumee
 154.03                                 6535-6541 Weatherfield Court                                             Maumee
  155                                   1016 Camino La Costa                                                     Austin
  156                       Group 23    5117 Belair Road                                                         Baltimore
------------------------------------------------------------------------------------------------------------------------------------
  157                                   2929 Carlisle Street                                                     Dallas
  158                       Group 24    18 Centre Drive                                                          Monroe Township
  159                                   5401 California Avenue                                                   Bakersfield
  160                                   5100 Eastpark Boulevard                                                  Madison
  161                                   655 South Dobson Road                                                    Chandler
------------------------------------------------------------------------------------------------------------------------------------
  162                                   2625 South Woodlands Village Boulevard                                   Flagstaff
  163                       Group 20    8305, 8315, 8325 Variel Avenue                                           Canoga Park
  164                                   1350 Carlback Avenue                                                     Walnut Creek
  165                                   53 Church Hill Road                                                      Newtown
  166                       Group 26    230 Farmington Avenue                                                    Farmington
------------------------------------------------------------------------------------------------------------------------------------
  167                                   1500 Laurel Street and 1275 White Oak Way                                San Carlos
  168                                   432 North Franklin Street                                                Syracuse
  169                                   31 Airport Park Road                                                     Fletcher
  170                                   18949 Valley Boulevard                                                   Bloomington
  171                                   501 Washington Street                                                    Reading
------------------------------------------------------------------------------------------------------------------------------------
  172                                   1000 Boulders Parkway                                                    Richmond
  173                                   9021 Snowden Square Drive                                                Columbia
  174                       Group 19    2003-2027 and 2000-2016 Springboro West                                  Moraine
  175                                   11251 Pines Boulevard                                                    Pembroke Pines
  176                                   4200, 4224, 4232 and 4240 Heritage Trace Parkway                         Keller
------------------------------------------------------------------------------------------------------------------------------------
  177                                   4060 Andrew Jackson Parkway                                              Hermitage
  178                                   3208-3218 West Grant Line Road                                           Tracy
  179                       Group 28    4014 Forestville Road                                                    District Heights
  180                                   2 Copeland Avenue                                                        La Crosse
  181                                   8507 North McCullough Avenue                                             San Antonio
------------------------------------------------------------------------------------------------------------------------------------
  182                       Group 20    9212 Burke Street                                                        Pico Rivera
  183                                   20341 Birch Street                                                       Newport Beach
  184                       Group 22    210 & 240 South Elizabeth Street                                         Elizabeth
  185                                   727 Louisville Road                                                      Alcoa
  186                                   187 North Pioneer Road                                                   Fond du Lac
------------------------------------------------------------------------------------------------------------------------------------
  187                                   27 Towne Drive                                                           Bluffton
  188                       Group 20    16275 Woodruff Avenue                                                    Bellflower
  189                       Group 26    405 Queen Street                                                         Southington
  190                       Group 27    1635 Robb Drive and 6144 & 6160 Mae Anne Avenue                          Reno
  191                                   151-171 and 201-225 West 9th Avenue                                      Foley
------------------------------------------------------------------------------------------------------------------------------------
  192                       Group 21    904 Grapevine Highway                                                    Hurst
  193                                   3700 Atascocita Road                                                     Humble
  194                       Group 28    19510 West Eight Mile Road                                               Southfield
  195                                   1359 Silver Bluff Road                                                   Aiken
  196                                   4861 North Summit Street                                                 Toledo
------------------------------------------------------------------------------------------------------------------------------------
  197                       Group 25    1601 Pearl Street                                                        Boulder
  198                       Group 17    5350 West Bell Road                                                      Glendale
  199                       Group 27    4510 South Eastern Avenue                                                Las Vegas
  200                                   33521 South Dixie Highway                                                Florida City
  201                       Group 27    5301 Longley Lane, Building F                                            Reno
------------------------------------------------------------------------------------------------------------------------------------
  202                       Group 27    110 Huffaker Lane                                                        Reno

CONTROL                                                 GENERAL                  DETAILED
 NUMBER           STATE             ZIP CODE          PROPERTY TYPE             PROPERTY TYPE                  YEAR BUILT
-----------------------------------------------------------------------------------------------------------------------------------

   1
 1.01       Oregon                     97223        Office               General Suburban                        1978-1989
 1.02       Oregon                     97035        Office               General Suburban                       1986, 1997
 1.03       Oregon                     97008        Office               General Suburban                        1984-1991
 1.04       Oregon                     97204        Office               General Urban                             1982
-----------------------------------------------------------------------------------------------------------------------------------
 1.05       Oregon                     97035        Office               General Suburban                          2003
 1.06       Oregon                     97258        Office               General Urban                             1974
 1.07       Oregon                     97035        Office               General Suburban                        1999-2001
 1.08       Oregon                     97239        Office               General Suburban                       1985, 1989
 1.09       Oregon                     97035        Office               General Suburban                        1988-1990
-----------------------------------------------------------------------------------------------------------------------------------
 1.10       Oregon                     97035        Office               General Suburban                          1997
 1.11       Oregon                     97035        Office               General Suburban                          1981
 1.12       Oregon                     97035        Office               General Suburban                          2006
 1.13       Oregon                     97035        Office               General Suburban                          2001
 1.14       Oregon                     97035        Office               General Suburban                        1984-1986
-----------------------------------------------------------------------------------------------------------------------------------
 1.15       Oregon                     97035        Office               General Suburban                          1999
 1.16       Oregon                     97035        Office               General Suburban                          1996
   2        California                 90071        Office               General Urban                             1982
   3        California                 90071        Office               General Urban                             1992
   4
-----------------------------------------------------------------------------------------------------------------------------------
 4.01       New Jersey                 07940        Office               General Suburban                          2000
 4.02       New Jersey                 07940        Office               General Suburban                          1984
 4.03       New Jersey                 07078        Office               General Suburban                          1981
 4.04       New Jersey                 07940        Office               General Suburban                          1990
 4.05       New Jersey                 07078        Office               General Suburban                          1981
-----------------------------------------------------------------------------------------------------------------------------------
 4.06       New Jersey                 07960        Office               General Suburban                          1986
   5        Connecticut                06901        Office               General Urban                             1980
   6        New York                   10001        Other                Ground Lease                              1909
   7        New York                   11553        Office               General Suburban                          1985
   8
-----------------------------------------------------------------------------------------------------------------------------------
 8.01       Virginia                   23320        Hospitality          Limited Service                           1996
 8.02       Arizona                    85233        Hospitality          Limited Service                           1998
 8.03       Georgia                    30318        Hospitality          Limited Service                           1996
 8.04       Georgia                    30076        Hospitality          Limited Service                           1996
 8.05       Georgia                    30096        Hospitality          Limited Service                           1997
-----------------------------------------------------------------------------------------------------------------------------------
 8.06       South Carolina             29406        Hospitality          Limited Service                           1997
 8.07       Virginia                   23606        Hospitality          Limited Service                           1996
 8.08       Texas                      75243        Hospitality          Limited Service                           1997
 8.09       Georgia                    30093        Hospitality          Limited Service                           1996
 8.10       Alabama                    35209        Hospitality          Limited Service                           1990
-----------------------------------------------------------------------------------------------------------------------------------
 8.11       Indiana                    46278        Hospitality          Limited Service                           1997
 8.12       Alabama                    36619        Hospitality          Limited Service                           1999
 8.13       Kentucky                   40219        Hospitality          Limited Service                           1996
 8.14       North Carolina             27529        Hospitality          Limited Service                           1997
 8.15       Missouri                   63303        Hospitality          Limited Service                           1997
-----------------------------------------------------------------------------------------------------------------------------------
 8.16       Indiana                    46219        Hospitality          Limited Service                           1997
 8.17       Georgia                    30297        Hospitality          Limited Service                           1988
 8.18       Ohio                       45458        Hospitality          Limited Service                           1997
 8.19       Georgia                    30135        Hospitality          Limited Service                           1996
 8.20       Georgia                    30047        Hospitality          Limited Service                           1995
-----------------------------------------------------------------------------------------------------------------------------------
 8.21       Ohio                       43232        Hospitality          Limited Service                           1997
 8.22       Missouri                   63042        Hospitality          Limited Service                           1997
 8.23       North Carolina             28105        Hospitality          Limited Service                           1995
 8.24       South Carolina             29605        Hospitality          Limited Service                           1993
 8.25       South Carolina             29212        Hospitality          Limited Service                           2000
-----------------------------------------------------------------------------------------------------------------------------------
 8.26       Ohio                       43229        Hospitality          Limited Service                           1997
 8.27       Mississippi                39206        Hospitality          Limited Service                           1997
 8.28       Georgia                    30122        Hospitality          Limited Service                           2000
 8.29       Pennsylvania               15237        Hospitality          Limited Service                           2000
 8.30       North Carolina             28213        Hospitality          Limited Service                           1997
-----------------------------------------------------------------------------------------------------------------------------------
 8.31       South Carolina             29418        Hospitality          Limited Service                           2001
 8.32       South Carolina             29615        Hospitality          Limited Service                           1996
 8.33       Georgia                    30093        Hospitality          Limited Service                           1998
 8.34       Georgia                    30188        Hospitality          Limited Service                           2000
 8.35       Georgia                    31088        Hospitality          Limited Service                           2000
-----------------------------------------------------------------------------------------------------------------------------------
   9        California                 90071        Office               General Urban                             1991
  10        Massachusetts              02125        Multifamily          Mid-Rise                                  1950
  11        New York                   10018        Office               General Urban                             1915
  12        District of Columbia       20036        Office               General Urban                             1984
  13        California                 90069        Office               General Urban                             1964
-----------------------------------------------------------------------------------------------------------------------------------
  14        California                 91505        Office               General Urban                             1984
  15        Pennsylvania               19027        Multifamily          Garden                                  1949-1951
  16        Connecticut                06830        Office               General Urban                             1978
  17        Arizona                    85054        Other                Car Dealership                            2002
  18        Pennsylvania               19154        Retail               Regional Mall                             1989
-----------------------------------------------------------------------------------------------------------------------------------
  19
 19.01      California                 92868        Office               General Suburban                          1987
 19.02      California                 92868        Retail               Single Tenant                             1987
  20
 20.01      Indiana                    47150        Retail               Theatre                                   2003
-----------------------------------------------------------------------------------------------------------------------------------
 20.02      Tennessee                  37042        Retail               Theatre                                   2003
 20.03      Georgia                    30253        Retail               Theatre                                   2005
 20.04      Illinois                   61265        Retail               Theatre                                   2005
 20.05      Kentucky                   41076        Retail               Theatre                                   2000
 20.06      Kentucky                   42101        Retail               Theatre                                   2001
-----------------------------------------------------------------------------------------------------------------------------------
 20.07      Missouri                   63368        Retail               Theatre                                   2005
 20.08      Pennsylvania               17756        Retail               Theatre                                   2004
 20.09      Indiana                    46060        Retail               Theatre                                   2004
 20.10      Indiana                    47274        Retail               Theatre                                   1998
 20.11      Indiana                    47421        Retail               Theatre                                   1996
-----------------------------------------------------------------------------------------------------------------------------------
  21        Connecticut                06103        Office               General Urban                             1987
  22        California                 90017        Office               General Urban                             1980
  23        Pennsylvania               19106        Hospitality          Full Service                              2000
  24        California                 90210        Mixed Use            Multifamily/Retail                        2006
  25        Colorado                   80202        Office               General Urban                             1979
-----------------------------------------------------------------------------------------------------------------------------------
  26        Virginia                   22314        Hospitality          Limited Service                           2003
  27        Pennsylvania               15235        Office               General Suburban                     1964-1982, 1996
  28        Illinois                   60606        Office               General Urban                             1971
  29        Illinois                   60173        Office               General Suburban                          1974
  30        Illinois                   60173        Office               General Suburban                          1973
-----------------------------------------------------------------------------------------------------------------------------------
  31        District of Columbia       20036        Office               General Urban                             1985
  32        Ohio                       44333        Retail               Power Center / Big Box                  1992-1993
  33        Pennsylvania               19013        Office               General Suburban                          1919
  34        California                 92705        Office               General Suburban                          1987
  35        Michigan                   48105        Office               General Suburban                          1988
-----------------------------------------------------------------------------------------------------------------------------------
  36
 36.01      Michigan                   48237        Office               General Suburban                          1972
 36.02      Michigan                   48152        Office               General Suburban                          1998
  37
 37.01      Virginia                   20166        Hospitality          Limited Service                           2004
-----------------------------------------------------------------------------------------------------------------------------------
 37.02      Tennessee                  38120        Hospitality          Limited Service                           1998
 37.03      Virginia                   20166        Hospitality          Limited Service                           2004
 37.04      Florida                    32746        Hospitality          Limited Service                           2002
 37.05      North Carolina             28403        Hospitality          Limited Service                           1998
 37.06      Florida                    32256        Hospitality          Limited Service                           1997
-----------------------------------------------------------------------------------------------------------------------------------
  38        Rhode Island               02903        Office               General Urban                             1972
  39
 39.01      Michigan                   48917        Hospitality          Full Service                              1972
 39.02      Florida                    32504        Hospitality          Limited Service                           1985
 39.03      Iowa                       52401        Hospitality          Full Service                              1979
-----------------------------------------------------------------------------------------------------------------------------------
 39.04      Florida                    32504        Hospitality          Full Service                              1981
 39.05      Pennsylvania               15220        Hospitality          Full Service                              1972
 39.06      Florida                    33880        Hospitality          Full Service                              1968
 39.07      Georgia                    31201        Hospitality          Full Service                              1971
 39.08      Pennsylvania               17402        Hospitality          Full Service                              1970
-----------------------------------------------------------------------------------------------------------------------------------
 39.09      Alabama                    35660        Hospitality          Full Service                              1981
 39.10      South Carolina             29406        Hospitality          Full Service                              1981
 39.11      Pennsylvania               17601        Hospitality          Full Service                              1970
  40        South Carolina             29401        Office               General Urban                             1991
  41
-----------------------------------------------------------------------------------------------------------------------------------
 41.01      Nevada                     89119        Office               General Suburban                          1995
 41.02      Nevada                     89119        Office               General Suburban                          1992
 41.03      Nevada                     89119        Office               General Suburban                          1990
 41.04      Nevada                     89119        Office               General Suburban                          1988
 41.05      Nevada                     89119        Office               General Suburban                          1991
-----------------------------------------------------------------------------------------------------------------------------------
  42        California                 92868        Office               General Suburban                          1984
  43        Georgia                    30265        Multifamily          Garden                                    1990
  44        New Mexico                 87102        Hospitality          Full Service                              1990
  45
 45.01      Pennsylvania               19428        Office               General Suburban                          1870
-----------------------------------------------------------------------------------------------------------------------------------
 45.02      Pennsylvania               19428        Office               General Suburban                          1870
  46        Illinois                   60602        Hospitality          Full Service                              1895
  47        Colorado                   80202        Hospitality          Full Service                              1911
  48        North Carolina             28277        Hospitality          Full Service                              2001
  49        Michigan                   48025        Office               General Suburban                        1979-1981
-----------------------------------------------------------------------------------------------------------------------------------
  50
 50.01      Texas                      79762        Retail               Strip Center                              1973
 50.02      Texas                      78232        Retail               Strip Center                              1983
 50.03      Texas                      78233        Retail               Strip Center                              2005
 50.04      Texas                      79707        Retail               Strip Center                              2006
-----------------------------------------------------------------------------------------------------------------------------------
 50.05      Texas                      79701        Retail               Strip Center                              2006
 50.06      Texas                      79762        Retail               Strip Center                              2003
  51        Pennsylvania               19446        Retail               Anchored                                  1975
  52        California                 95630        Retail               Anchored                                  1988
  53        New Jersey                 08043        Office               General Suburban                          1971
-----------------------------------------------------------------------------------------------------------------------------------
  54        New York                   10573        Office               General Suburban                          1982
  55        South Carolina             29715        Office               General Suburban                          2005
  56        Massachusetts              02125        Hospitality          Full Service                              1999
  57        North Carolina             27101        Office               General Urban                           1997-1998
  58        Maryland                   20879        Office               General Suburban                          1987
-----------------------------------------------------------------------------------------------------------------------------------
  59
 59.01      Pennsylvania               19462        Office               General Suburban                          1965
 59.02      Pennsylvania               19022        Office               General Suburban                          1999
 59.03      Pennsylvania               19044        Office               General Suburban                          1965
 59.04      Pennsylvania               19462        Office               General Suburban                          1965
-----------------------------------------------------------------------------------------------------------------------------------
  60        Hawaii                     96819        Self-Storage         General, units/other storage              2001
  61        California                 95928        Retail               Anchored                                1985-2004
  62        California                 95035        Office               General Suburban                          1984
  63        North Carolina             27713        Office               General Suburban                          2001
  64        South Carolina             29418        Retail               Anchored                                  2006
-----------------------------------------------------------------------------------------------------------------------------------
  65        Arizona                    85283        Office               General Suburban                          1998
  66        Virginia                   20151        Office               General Suburban                          1989
  67        Virginia                   20171        Office               General Suburban                          1987
  68        Florida                    33897        Retail               Anchored                                  2003
  69        California                 91790        Retail               Anchored                                  1995
-----------------------------------------------------------------------------------------------------------------------------------
  70        California                 94080        Other                Land                                      2007
  71        California                 95628        Multifamily          Garden                                    1979
  72        Pennsylvania               18109        Office               General Suburban                       1986 - 1989
  73        Hawaii                     96782        Self-Storage         Urban, Mid-Rise                           2005
  74        North Carolina             27539        Multifamily          Garden                                  1997-1998
-----------------------------------------------------------------------------------------------------------------------------------
  75        Delaware                   19713        Multifamily          Garden                                  1968-1972
  76        Massachusetts              02210        Office               General Urban                             1904
  77        California                 95618        Multifamily          Garden                                    1973
  78        California                 91105        Office               Medical                                 2006-2007
  79        Nevada                     89015        Retail               Anchored                                2003-2004
-----------------------------------------------------------------------------------------------------------------------------------
  80        Ohio                       45342        Industrial           Warehouse                                 1997
  81        California                 92056        Retail               Shadow Anchored                           1990
  82        Minnesota                  55108        Office               General Suburban                       1985, 1986
  83
 83.01      Texas                      75013        Self-Storage         General, Units Only                       2004
-----------------------------------------------------------------------------------------------------------------------------------
 83.02      Texas                      75074        Self-Storage         General, Units Only                       2005
 83.03      Texas                      76116        Self-Storage         General, Units Only                       2005
 83.04      Texas                      75019        Self-Storage         General, Units Only                       2005
  84        Texas                      78041        Hospitality          Full Service                              2005
  85        California                 95630        Multifamily          Garden                                    1989
-----------------------------------------------------------------------------------------------------------------------------------
  86        Nevada                     89119        Office               General Suburban                          1997
  87        Texas                      77056        Retail               Strip Center                              2005
  88
 88.01      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.02      Pennsylvania               19121        Multifamily          Student Housing                           1920
-----------------------------------------------------------------------------------------------------------------------------------
 88.03      Pennsylvania               19121        Multifamily          Student Housing                           1905
 88.04      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.05      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.06      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.07      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.08      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.09      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.10      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.11      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.12      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.13      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.14      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.15      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.16      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.17      Pennsylvania               19121        Mixed Use            Retail/Student Housing                    1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.18      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.19      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.20      Pennsylvania               19121        Mixed Use            Retail/Student Housing                    1880
 88.21      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.22      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.23      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.24      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.25      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.26      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.27      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.28      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.29      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.30      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.31      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.32      Pennsylvania               19121        Multifamily          Student Housing                           1970
-----------------------------------------------------------------------------------------------------------------------------------
 88.33      Pennsylvania               19121        Multifamily          Student Housing                           1950
 88.34      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.35      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.36      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.37      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.38      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.39      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.40      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.41      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.42      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.43      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.44      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.45      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.46      Pennsylvania               19121        Multifamily          Student Housing                           1880
 88.47      Pennsylvania               19121        Multifamily          Student Housing                           1880
-----------------------------------------------------------------------------------------------------------------------------------
 88.48      Pennsylvania               19121        Office               General Urban                             1950
  89        California                 92024        Office               Medical                                   2004
  90        Nevada                     89141        Office               General Suburban                          2004
  91        California                 94109        Multifamily          Mid-Rise                                  1911
  92        Nevada                     89502        Retail               Anchored                                1984-2003
-----------------------------------------------------------------------------------------------------------------------------------
  93        Maryland                   21037        Retail               Anchored                                  1998
  94        Georgia                    30327        Multifamily          Mid-Rise                                  2002
  95
 95.01      Kentucky                   40503        Retail               Anchored                                  2006
 95.02      New York                   13440        Retail               Single Tenant Retail                      2001
-----------------------------------------------------------------------------------------------------------------------------------
 95.03      Kansas                     66612        Retail               Single Tenant Retail                      1993
 95.04      Texas                      76022        Retail               Single Tenant Retail                      1995
  96        Arizona                    85308        Office               General Suburban                        1997-2005
  97        Colorado                   80222        Retail               Shadow Anchored                        1964, 1990
  98        Washington                 98387        Retail               Anchored                         1996, 1997, 2000, 2002
-----------------------------------------------------------------------------------------------------------------------------------
  99        Georgia                    30097        Retail               Shadow Anchored                           1994
  100       South Carolina             29169        Retail               Anchored                                  1988
  101       Hawaii                     96797        Industrial           Warehouse                                 1991
  102       California                 95747        Retail               Shadow Anchored                        2004, 2005
  103
-----------------------------------------------------------------------------------------------------------------------------------
103.01      Pennsylvania               17011        Industrial           Warehouse                                 1986
103.02      Pennsylvania               17055        Industrial           Warehouse                                 1975
  104       New York                   11772        Other                Marina                                    1958
  105       Indiana                    46074        Multifamily          Garden                                    2001
  106       California                 95820        Retail               Anchored                                  1964
-----------------------------------------------------------------------------------------------------------------------------------
  107       California                 93726        Retail               Single Tenant Retail                      2000
  108       Pennsylvania               17339        Industrial           Warehouse                                 1970
  109       Nevada                     89074        Office               General Suburban                          1997
  110       California                 92081        Retail               Unanchored                              1999-2000
  111       Colorado                   80439        Retail               Unanchored                             1987, 2006
-----------------------------------------------------------------------------------------------------------------------------------
  112       Wisconsin                  54914        Retail               Anchored                                  2000
  113       Utah                       84121        Retail               Anchored                                  1960
  114       Oregon                     97302        Office               General Suburban                          2000
  115       Minnesota                  55125        Industrial           Warehouse                                 1996
  116       Michigan                   48084        Hospitality          Limited Service                           2001
-----------------------------------------------------------------------------------------------------------------------------------
  117       Florida                    32259        Retail               Anchored                                2004-2005
  118       California                 95826        Retail               Anchored                                  1973
  119       Florida                    33511        Retail               Anchored                                  2006
  120       Arizona                    85303        Multifamily          Garden                                    1985
  121       Colorado                   80129        Retail               Shadow Anchored                         1998-1999
-----------------------------------------------------------------------------------------------------------------------------------
  122       California                 90650        Self-Storage         General, Units Only                       2003
  123       Nebraska                   68114        Hospitality          Limited Service                           1985
  124       North Carolina             28208        Hospitality          Limited Service                           2000
  125       Colorado                   80302        Retail               Unanchored                                1999
  126       North Carolina             27518        Office               Medical                                   2005
-----------------------------------------------------------------------------------------------------------------------------------
  127       Washington                 98027        Office               General Suburban                          2001
  128
128.01      Iowa                       50613        Hospitality          Limited Service                           1998
128.02      Iowa                       50702        Hospitality          Limited Service                           1998
  129       Illinois                   60532        Office               General Suburban                          1986
-----------------------------------------------------------------------------------------------------------------------------------
  130       Colorado                   80126        Retail               Shadow Anchored                           1994
  131       New Mexico                 87120        Retail               Shadow Anchored                         2005-2006
  132       Texas                      75080        Retail               Unanchored                             1979, 1982
  133       North Carolina             28211        Office               General Urban                             1999
  134       Ohio                       45069        Retail               Single Tenant Retail                      2006
-----------------------------------------------------------------------------------------------------------------------------------
  135       Texas                      77095        Retail               Anchored                               1998, 1999
  136       Minnesota                  55429        Industrial           Industrial / Warehouse w/ Office          1997
  137       California                 95661        Multifamily          Garden                                    1988
  138       California                 90606        Multifamily          Garden                                    1959
  139       Illinois                   60614        Retail               Single Tenant                             1996
-----------------------------------------------------------------------------------------------------------------------------------
  140       New Jersey                 07860        Office               Medical                                   2005
  141       Maine                      04330        Office               General Suburban                          2002
  142       California                 91911        Retail               Shadow Anchored                        1972, 1982
  143       Nevada                     89119        Industrial           Office/Industrial                         1986
  144       Minnesota                  55318        Industrial           Industrial/Office                         1984
-----------------------------------------------------------------------------------------------------------------------------------
  145       Arizona                    85204        Office               General Suburban                          2001
  146       Pennsylvania               15221        Retail               Anchored                                  1978
  147       Maryland                   21085        Retail               Anchored                            1970s, 1998, 2007
  148       Colorado                   80206        Office               General Suburban                          1974
  149       Colorado                   80027        Office               General Suburban                          1999
-----------------------------------------------------------------------------------------------------------------------------------
  150       Florida                    33183        Retail               Shadow Anchored                           1977
  151       Florida                    33141        Retail               Unanchored                             1949, 1987
  152       Wisconsin                  54701        Retail               Single Tenant Retail                      2003
  153       Pennsylvania               19462        Office               General Suburban                          1983
  154
-----------------------------------------------------------------------------------------------------------------------------------
154.01      Ohio                       43623        Office               General Suburban                          1993
154.02      Ohio                       43537        Office               General Suburban                          1995
154.03      Ohio                       43537        Office               General Suburban                          2000
  155       Texas                      78752        Multifamily          Garden                                    1979
  156       Maryland                   21206        Self-Storage         Urban, Low-Rise                           2004
-----------------------------------------------------------------------------------------------------------------------------------
  157       Texas                      75204        Office               General Urban                             1981
  158       New Jersey                 08831        Office               Medical                                   2006
  159       California                 93309        Office               General Suburban                          1982
  160       Wisconsin                  53718        Office               General Suburban                          2002
  161       Arizona                    85224        Office               Medical                                   2002
-----------------------------------------------------------------------------------------------------------------------------------
  162       Arizona                    86001        Retail               Anchored                                  1997
  163       California                 91304        Multifamily          Garden                                    1963
  164       California                 94596        Office               General Suburban                          1983
  165       Connecticut                06470        Industrial           Industrial / Warehouse w/ Office          1966
  166       Connecticut                06032        Retail               Strip Center                              1978
-----------------------------------------------------------------------------------------------------------------------------------
  167       California                 94070        Multifamily          Garden                                    2000
  168       New York                   13204        Office               General Urban                             1903
  169       North Carolina             28732        Hospitality          Limited Service                           1993
  170       California                 92316        Self-Storage         Other - Self-Storage                      2006
  171       Pennsylvania               19601        Office               General Urban                             1914
-----------------------------------------------------------------------------------------------------------------------------------
  172       Virginia                   23225        Office               Medical                                1984, 1994
  173       Maryland                   21046        Retail               Shadow Anchored                           1997
  174       Ohio                       45439        Industrial           Warehouse                                 1987
  175       Florida                    33026        Retail               Anchored                                  1995
  176       Texas                      76248        Office               General Suburban                          2006
-----------------------------------------------------------------------------------------------------------------------------------
  177       Tennessee                  37076        Self-Storage         General, units/other storage              2004
  178       California                 95304        Retail               Unanchored                                2006
  179       Maryland                   20747        Self-Storage         General, Units Only                       2002
  180       Wisconsin                  54603        Office               General Suburban                          2006
  181       Texas                      78216        Retail               Shadow Anchored                           1980
-----------------------------------------------------------------------------------------------------------------------------------
  182       California                 90660        Multifamily          Mid-Rise                                  1964
  183       California                 92660        Office               General Suburban                          2004
  184       Colorado                   80107        Retail               Shadow Anchored                           1999
  185       Tennessee                  37701        Retail               Shadow Anchored                         2006-2007
  186       Wisconsin                  54935        Retail               Shadow Anchored                           2006
-----------------------------------------------------------------------------------------------------------------------------------
  187       South Carolina             29910        Office               General Suburban                          2006
  188       California                 90706        Multifamily          Mid-Rise                                  1963
  189       Connecticut                06489        Retail               Strip Center                              1987
  190       Nevada                     89523        Office               General Suburban                          2005
  191       Alabama                    36535        Retail               Shadow Anchored                        2002, 2003
-----------------------------------------------------------------------------------------------------------------------------------
  192       Texas                      76054        Self-Storage         General, Units Only                       1995
  193       Texas                      77396        Self-Storage         General, units/other storage              2002
  194       Michigan                   48075        Self-Storage         General, Units Only                       2002
  195       South Carolina             29803        Office               General Suburban                          1991
  196       Ohio                       43611        Retail               Single Tenant Retail                    2006-2007
-----------------------------------------------------------------------------------------------------------------------------------
  197       Colorado                   80302        Retail               Unanchored                                2003
  198       Arizona                    85308        Retail               Shadow Anchored                         2005-2006
  199       Nevada                     89121        Office               General Suburban                          1990
  200       Florida                    33034        Retail               Shadow Anchored                           2006
  201       Nevada                     89511        Industrial           Warehouse                                 1991
-----------------------------------------------------------------------------------------------------------------------------------
  202       Nevada                     89511        Office               General Suburban                          2006

CONTROL                        UNITS, PADS,       UNIT         LOAN PER               OWNERSHIP                ORIGINAL
 NUMBER     YEAR RENOVATED     ROOMS, SQ FT   DESCRIPTION      UNIT ($)               INTEREST               BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------

   1                               3,882,036     Sq Ft             179.60                                      697,200,000
  1.01   1990, 2002, 2004, 2006      728,113     Sq Ft                               Fee Simple
  1.02           NAP                 418,774     Sq Ft                          Fee Simple / Leasehold
  1.03           NAP                 685,788     Sq Ft                               Fee Simple
  1.04           2001                365,617     Sq Ft                          Fee Simple / Leasehold
---------------------------------------------------------------------------------------------------------------------------
  1.05           NAP                 183,347     Sq Ft                               Fee Simple
  1.06           1997                273,198     Sq Ft                               Fee Simple
  1.07           NAP                 198,976     Sq Ft                               Fee Simple
  1.08           2006                192,534     Sq Ft                               Fee Simple
  1.09           2002                144,275     Sq Ft                                Leasehold
---------------------------------------------------------------------------------------------------------------------------
  1.10           NAP                 124,222     Sq Ft                                Leasehold
  1.11           2005                141,099     Sq Ft                               Fee Simple
  1.12           NAP                 102,567     Sq Ft                               Fee Simple
  1.13           NAP                  91,690     Sq Ft                                Leasehold
  1.14           2003                101,486     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  1.15           NAP                  74,352     Sq Ft                                Leasehold
  1.16           2003                 55,998     Sq Ft                               Fee Simple
   2             2007              1,385,325     Sq Ft             397.02            Fee Simple                550,000,000
   3             NAP               1,329,810     Sq Ft             353.43             Leasehold                470,000,000
   4                               1,041,818     Sq Ft             259.52                                      270,375,000
---------------------------------------------------------------------------------------------------------------------------
  4.01           NAP                 203,258     Sq Ft                               Fee Simple
  4.02           2006                155,936     Sq Ft                               Fee Simple
  4.03           2003                197,779     Sq Ft                               Fee Simple
  4.04           NAP                 141,000     Sq Ft                               Fee Simple
  4.05           2003                123,000     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  4.06           NAP                 220,845     Sq Ft                               Fee Simple
   5             2007                527,424     Sq Ft             502.44            Fee Simple                265,000,000
   6          2000-2005              354,298     Sq Ft             539.80            Fee Simple                191,250,000
   7             1996              1,063,950     Sq Ft             176.00             Leasehold                187,250,000
   8                                   4,539     Rooms          40,978.19                                      186,000,000
---------------------------------------------------------------------------------------------------------------------------
  8.01           2006                    133     Rooms                               Fee Simple
  8.02           2007                    139     Rooms                               Fee Simple
  8.03           2003                    149     Rooms                               Fee Simple
  8.04           2006                    137     Rooms                               Fee Simple
  8.05           2006                    139     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.06           2006                    139     Rooms                               Fee Simple
  8.07           2005                    135     Rooms                               Fee Simple
  8.08           2006                    145     Rooms                               Fee Simple
  8.09           2007                    150     Rooms                               Fee Simple
  8.10           2003                    152     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.11           2006                    136     Rooms                               Fee Simple
  8.12           2006                     90     Rooms                               Fee Simple
  8.13           2005                    151     Rooms                               Fee Simple
  8.14           2007                    142     Rooms                               Fee Simple
  8.15           2006                    131     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.16           2006                    136     Rooms                               Fee Simple
  8.17           2006                    126     Rooms                               Fee Simple
  8.18           2005                    130     Rooms                               Fee Simple
  8.19           2004                    133     Rooms                               Fee Simple
  8.20           2003                    132     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.21           2005                    140     Rooms                               Fee Simple
  8.22           2006                    137     Rooms                               Fee Simple
  8.23           2006                    140     Rooms                               Fee Simple
  8.24           2006                    131     Rooms                               Fee Simple
  8.25           2006                    108     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.26           2005                    136     Rooms                               Fee Simple
  8.27           2006                    133     Rooms                               Fee Simple
  8.28           2006                    108     Rooms                               Fee Simple
  8.29           2006                    125     Rooms                               Fee Simple
  8.30           2003                    139     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
  8.31           2006                    108     Rooms                               Fee Simple
  8.32           2006                    127     Rooms                               Fee Simple
  8.33           2007                    114     Rooms                               Fee Simple
  8.34           2006                     78     Rooms                               Fee Simple
  8.35           2006                     90     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
   9             NAP                 566,434     Sq Ft             291.30            Fee Simple                165,000,000
   10            2006                  1,283     Units         125,097.43             Leasehold                160,500,000
   11            NAP                 333,901     Sq Ft             479.18            Fee Simple                160,000,000
   12            2004                414,195     Sq Ft             334.66      Fee Simple / Leasehold          138,613,339
   13            2002                295,693     Sq Ft             456.55            Fee Simple                135,000,000
---------------------------------------------------------------------------------------------------------------------------
   14            NAP                 421,990     Sq Ft             319.91            Fee Simple                135,000,000
   15    2002-2004, 2006-2007          1,798     Units          72,024.47            Fee Simple                129,500,000
   16            2006                131,634     Sq Ft             942.01            Fee Simple                124,000,000
   17            NAP                 435,386     Sq Ft             275.62            Fee Simple                120,000,000
   18            2005              1,502,853     Sq Ft             192.97            Fee Simple                116,000,000
---------------------------------------------------------------------------------------------------------------------------
   19                                333,505     Sq Ft             310.34                                      103,500,000
 19.01           NAP                 290,820     Sq Ft                               Fee Simple
 19.02           NAP                  42,685     Sq Ft                               Fee Simple
   20                                535,359     Sq Ft             173.21                                       92,730,000
 20.01           NAP                  68,575     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 20.02           NAP                  73,208     Sq Ft                               Fee Simple
 20.03           NAP                  57,941     Sq Ft                               Fee Simple
 20.04           NAP                  54,817     Sq Ft                               Fee Simple
 20.05           NAP                  54,645     Sq Ft                               Fee Simple
 20.06           NAP                  48,658     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 20.07           NAP                  51,958     Sq Ft                               Fee Simple
 20.08           NAP                  44,608     Sq Ft                               Fee Simple
 20.09           NAP                  33,892     Sq Ft                               Fee Simple
 20.10           NAP                  24,905     Sq Ft                               Fee Simple
 20.11           NAP                  22,152     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
   21            1998                837,225     Sq Ft             104.57      Fee Simple / Leasehold           87,550,000
   22            2006                385,455     Sq Ft             220.52            Fee Simple                 85,000,000
   23            NAP                     350     Rooms         228,571.43             Leasehold                 80,000,000
   24            NAP                 156,855     Sq Ft             466.04             Leasehold                 73,100,000
   25            2005                507,837     Sq Ft             137.84            Fee Simple                 70,000,000
---------------------------------------------------------------------------------------------------------------------------
   26            NAP                     240     Rooms         266,666.67            Fee Simple                 64,000,000
   27            1998                963,308     Sq Ft              63.84            Fee Simple                 61,500,000
   28            2006                476,711     Sq Ft             120.62            Fee Simple                 57,500,000
   29            1988                390,744     Sq Ft             102.50            Fee Simple                 40,050,000
   30            2005                196,144     Sq Ft              85.39            Fee Simple                 16,748,000
---------------------------------------------------------------------------------------------------------------------------
   31            NAP                 153,161     Sq Ft             368.89            Fee Simple                 56,500,000
   32            NAP                 483,347     Sq Ft             114.82            Fee Simple                 55,500,000
   33            2004                394,479     Sq Ft             139.93            Fee Simple                 55,200,000
   34            NAP                 215,003     Sq Ft             255.81            Fee Simple                 55,000,000
   35            1999                223,114     Sq Ft             139.79            Fee Simple                 31,189,427
---------------------------------------------------------------------------------------------------------------------------
   36                                345,943     SQ FT              63.34                                       21,910,573
 36.01           NAP                 264,819     Sq Ft                               Fee Simple
 36.02           NAP                  81,124     Sq Ft                               Fee Simple
   37                                    735     Rooms          71,156.46                                       52,300,000
 37.01           NAP                     121     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 37.02           2007                    114     Rooms                               Fee Simple
 37.03           NAP                     132     Rooms                               Fee Simple
 37.04           NAP                     123     Rooms                               Fee Simple
 37.05           2006                    107     Rooms                               Fee Simple
 37.06           NAP                     138     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
   38            1999                322,402     Sq Ft             160.51            Fee Simple                 51,750,000
   39                                  2,207     ROOMS          21,975.53                                       48,500,000
 39.01           1997                    244     Rooms                               Fee Simple
 39.02           NAP                     122     Rooms                               Fee Simple
 39.03           2005                    275     Rooms                                Leasehold
---------------------------------------------------------------------------------------------------------------------------
 39.04           NAP                     152     Rooms                               Fee Simple
 39.05           2000                    201     Rooms                               Fee Simple
 39.06           1999                    228     Rooms                               Fee Simple
 39.07           2005                    298     Rooms                               Fee Simple
 39.08           1999                    100     Rooms                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 39.09           2005                    201     Rooms                                Leasehold
 39.10           NAP                     197     Rooms                               Fee Simple
 39.11           2000                    189     Rooms                                Leasehold
   40            2003                143,399     Sq Ft             320.78            Fee Simple                 46,000,000
   41                                205,402     SQ FT             216.36                                       44,440,000
---------------------------------------------------------------------------------------------------------------------------
 41.01           NAP                  81,000     Sq Ft                               Fee Simple
 41.02           NAP                  53,834     Sq Ft                               Fee Simple
 41.03           NAP                  32,528     Sq Ft                               Fee Simple
 41.04           NAP                  26,760     Sq Ft                               Fee Simple
 41.05           NAP                  11,280     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
   42            NAP                 157,231     Sq Ft             282.20            Fee Simple                 44,370,000
   43            2001                    561     Units          77,005.35            Fee Simple                 43,200,000
   44            2001                    395     Rooms         108,860.76      Fee Simple / Leasehold           43,000,000
   45                                241,906     sq ft             162.05                                       39,200,000
 45.01           1999                170,613     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 45.02           1999                 71,293     Sq Ft                               Fee Simple
   46            1999                    122     Rooms         295,081.97            Fee Simple                 36,000,000
   47    1994, 1995, 2006, 2007          246     Rooms         145,528.46            Fee Simple                 35,800,000
   48            NAP                     249     Rooms         142,570.28            Fee Simple                 35,500,000
   49            NAP                 522,219     Sq Ft              67.02            Fee Simple                 35,000,000
---------------------------------------------------------------------------------------------------------------------------
   50                                242,423     SQ FT             137.78                                       33,400,000
 50.01           2006                101,299     Sq Ft                               Fee Simple
 50.02           NAP                  52,516     Sq Ft                               Fee Simple
 50.03           NAP                  18,747     Sq Ft                               Fee Simple
 50.04           NAP                  16,900     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 50.05           NAP                  27,683     Sq Ft                               Fee Simple
 50.06           NAP                  25,278     Sq Ft                               Fee Simple
   51            2007                139,623     Sq Ft             229.09            Fee Simple                 32,000,000
   52            2005                141,310     Sq Ft             224.19            Fee Simple                 31,680,000
   53            2002                208,215     Sq Ft             149.46            Fee Simple                 31,120,000
---------------------------------------------------------------------------------------------------------------------------
   54            2004                196,562     Sq Ft             157.71            Fee Simple                 31,000,000
   55            NAP                 165,000     Sq Ft             167.88            Fee Simple                 27,700,000
   56            2006                    197     Rooms         134,517.77            Fee Simple                 26,500,000
   57            NAP                 204,878     Sq Ft             126.90            Fee Simple                 26,000,000
   58            NAP                 123,689     Sq Ft             202.12            Fee Simple                 25,000,000
---------------------------------------------------------------------------------------------------------------------------
   59                                198,296     SQ FT             124.26                                       24,640,000
 59.01           2000                 70,310     Sq Ft                               Fee Simple
 59.02           NAP                  56,320     Sq Ft                               Fee Simple
 59.03           1999                 50,724     Sq Ft                               Fee Simple
 59.04           NAP                  20,942     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
   60            NAP                   1,767     Units          13,921.90             Leasehold                 24,600,000
   61            NAP                 186,553     Sq Ft             124.63            Fee Simple                 23,250,000
   62            2003                180,481     Sq Ft             128.11            Fee Simple                 23,250,000
   63            NAP                 152,366     Sq Ft             151.05            Fee Simple                 23,015,000
   64            NAP                 139,600     Sq Ft             164.76            Fee Simple                 23,000,000
---------------------------------------------------------------------------------------------------------------------------
   65            NAP                 160,313     Sq Ft             142.22            Fee Simple                 22,800,000
   66            2007                115,839     Sq Ft             192.51            Fee Simple                 22,300,000
   67            NAP                 100,926     Sq Ft             213.03            Fee Simple                 21,500,000
   68            2006                 99,441     Sq Ft             211.18            Fee Simple                 21,000,000
   69            NAP                  94,971     Sq Ft             219.01            Fee Simple                 20,800,000
---------------------------------------------------------------------------------------------------------------------------
   70            NAP                 331,970     Sq Ft              60.13            Fee Simple                 20,000,000
   71            2003                    270     Units          71,111.11            Fee Simple                 19,200,000
   72            NAP                 191,521     Sq Ft              98.16            Fee Simple                 18,800,000
   73            2007                  1,272     Units          14,779.87            Fee Simple                 18,800,000
   74            NAP                     256     Units          71,679.69            Fee Simple                 18,350,000
---------------------------------------------------------------------------------------------------------------------------
   75            NAP                     615     Units          29,268.29            Fee Simple                 18,000,000
   76            2005                106,171     Sq Ft             169.54            Fee Simple                 18,000,000
   77            2000                    176     Units         102,272.73            Fee Simple                 18,000,000
   78            NAP                  49,455     Sq Ft             360.73            Fee Simple                 17,840,000
   79            NAP                  95,136     Sq Ft             185.00            Fee Simple                 17,600,000
---------------------------------------------------------------------------------------------------------------------------
   80            2002                348,800     Sq Ft              50.00            Fee Simple                 17,440,000
   81            2005                 58,669     Sq Ft             282.94      Fee Simple / Leasehold           16,600,000
   82            NAP                 190,334     Sq Ft              85.38            Fee Simple                 16,250,000
   83                                  1,884     UNITS           8,625.27                                       16,250,000
 83.01           NAP                     548     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 83.02           NAP                     529     Units                               Fee Simple
 83.03           NAP                     442     Units                               Fee Simple
 83.04           NAP                     365     Units                               Fee Simple
   84            NAP                     154     Rooms         103,896.10            Fee Simple                 16,000,000
   85            2004                    200     Units          80,000.00            Fee Simple                 16,000,000
---------------------------------------------------------------------------------------------------------------------------
   86            NAP                  60,487     Sq Ft             253.28            Fee Simple                 15,320,000
   87            NAP                  33,944     Sq Ft             450.15            Fee Simple                 15,280,000
   88                                    132     UNITS         115,568.26                                       15,300,000
 88.01           2006                      7     Units                               Fee Simple
 88.02           2001                     38     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.03           2003                     11     Units                               Fee Simple
 88.04           2001                      1     Units                               Fee Simple
 88.05           2004                      3     Units                               Fee Simple
 88.06           2002                      3     Units                               Fee Simple
 88.07           2001                      6     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.08           2002                      3     Units                               Fee Simple
 88.09           2001                      6     Units                               Fee Simple
 88.10           2002                      2     Units                               Fee Simple
 88.11           2005                      3     Units                               Fee Simple
 88.12           2006                      3     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.13           2005                      3     Units                               Fee Simple
 88.14           2006                      2     Units                               Fee Simple
 88.15           2004                      2     Units                               Fee Simple
 88.16           2004                      2     Units                               Fee Simple
 88.17           2004                      2     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.18           2000                      1     Units                               Fee Simple
 88.19           2005                      1     Units                               Fee Simple
 88.20           2007                      3     Units                               Fee Simple
 88.21           2003                      1     Units                               Fee Simple
 88.22           2002                      3     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.23           2005                      1     Units                               Fee Simple
 88.24           2001                      1     Units                               Fee Simple
 88.25           2000                      1     Units                               Fee Simple
 88.26           2004                      1     Units                               Fee Simple
 88.27           2006                      1     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.28           2003                      1     Units                               Fee Simple
 88.29           2003                      1     Units                               Fee Simple
 88.30           2006                      1     Units                               Fee Simple
 88.31           2003                      1     Units                               Fee Simple
 88.32           2002                      1     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.33           2005                      1     Units                               Fee Simple
 88.34           2006                      1     Units                               Fee Simple
 88.35           2004                      1     Units                               Fee Simple
 88.36           2004                      1     Units                               Fee Simple
 88.37           2004                      1     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.38           2006                      1     Units                               Fee Simple
 88.39           2005                      1     Units                               Fee Simple
 88.40           2003                      1     Units                               Fee Simple
 88.41           2004                      1     Units                               Fee Simple
 88.42           2005                      1     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.43           2005                      1     Units                               Fee Simple
 88.44           2004                      1     Units                               Fee Simple
 88.45           2007                      1     Units                               Fee Simple
 88.46           2004                      1     Units                               Fee Simple
 88.47           2004                      1     Units                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 88.48           2005                      1     Units                               Fee Simple
   89            NAP                  38,111     Sq Ft             399.50            Fee Simple                 15,225,165
   90            NAP                  67,856     Sq Ft             221.06            Fee Simple                 15,000,000
   91          Ongoing                    84     Units         178,571.43            Fee Simple                 15,000,000
   92            NAP                 102,907     Sq Ft             144.60            Fee Simple                 14,880,000
---------------------------------------------------------------------------------------------------------------------------
   93            NAP                 120,234     Sq Ft             120.60            Fee Simple                 14,500,000
   94            NAP                      80     Units         181,250.00            Fee Simple                 14,500,000
   95                                 54,725     SQ FT             264.96                                       14,500,000
 95.01           NAP                  19,555     Sq Ft                               Fee Simple
 95.02           NAP                  12,738     Sq Ft                               Fee Simple
---------------------------------------------------------------------------------------------------------------------------
 95.03           NAP                  12,928     Sq Ft                               Fee Simple
 95.04           NAP                   9,504     Sq Ft                               Fee Simple
   96            NAP                  68,663     Sq Ft             211.18            Fee Simple                 14,500,000
   97         1986, 2000              61,444     Sq Ft             231.92            Fee Simple                 14,250,000
   98            NAP                 129,665     Sq Ft             107.97            Fee Simple                 14,000,000
---------------------------------------------------------------------------------------------------------------------------
   99            2006                133,970     Sq Ft             104.50            Fee Simple                 14,000,000
  100            1997                202,750     Sq Ft              65.10            Fee Simple                 13,200,000
  101            2006                117,468     Sq Ft             111.52            Fee Simple                 13,100,000
  102            NAP                  65,017     Sq Ft             193.80            Fee Simple                 12,600,000
  103                                192,202     SQ FT              62.43                                       12,000,000
---------------------------------------------------------------------------------------------------------------------------
 103.01          NAP                 134,957     Sq Ft                               Fee Simple
 103.02          1993                 57,245     Sq Ft                               Fee Simple
  104            1987                    394     Slips          30,456.85            Fee Simple                 12,000,000
  105            NAP                     192     Units          62,500.00            Fee Simple                 12,000,000
  106            1986                132,630     Sq Ft              89.55            Fee Simple                 11,877,000
---------------------------------------------------------------------------------------------------------------------------
  107            NAP                  80,600     Sq Ft             146.60            Fee Simple                 11,865,000
  108            2001                271,522     Sq Ft              41.62            Fee Simple                 11,300,000
  109            NAP                  46,706     Sq Ft             237.66            Fee Simple                 11,100,000
  110            NAP                  32,210     Sq Ft             344.61            Fee Simple                 11,100,000
  111            2006                 71,883     Sq Ft             153.03            Fee Simple                 11,000,000
---------------------------------------------------------------------------------------------------------------------------
  112            2004                103,952     Sq Ft             103.51            Fee Simple                 10,760,000
  113            2000                 63,334     Sq Ft             169.26            Fee Simple                 10,720,000
  114            NAP                  68,000     Sq Ft             156.82            Fee Simple                 10,664,000
  115            NAP                 251,968     Sq Ft              41.91            Fee Simple                 10,560,000
  116            NAP                     150     Rooms          70,000.00            Fee Simple                 10,500,000
---------------------------------------------------------------------------------------------------------------------------
  117            NAP                  77,747     Sq Ft             135.05            Fee Simple                 10,500,000
  118            2001                 69,230     Sq Ft             151.54            Fee Simple                 10,491,000
  119            NAP                  51,707     Sq Ft             197.65            Fee Simple                 10,220,000
  120            NAP                     232     Units          43,103.45            Fee Simple                 10,000,000
  121            NAP                  39,176     Sq Ft             237.39            Fee Simple                  9,300,000
---------------------------------------------------------------------------------------------------------------------------
  122            NAP                     849     Units          10,954.06            Fee Simple                  9,300,000
  123            2005                    128     Rooms          70,558.28            Fee Simple                  9,100,000
  124            2007                    102     Rooms          84,883.37            Fee Simple                  8,700,000
  125            NAP                  13,925     Sq Ft             617.59            Fee Simple                  8,600,000
  126            NAP                  40,986     Sq Ft             209.83            Fee Simple                  8,600,000
---------------------------------------------------------------------------------------------------------------------------
  127            2007                 43,923     Sq Ft             195.80            Fee Simple                  8,600,000
  128                                    128     ROOMS          66,601.56                                        8,525,000
 128.01          NAP                      64     Rooms                               Fee Simple
 128.02          NAP                      64     Rooms                               Fee Simple
  129            2007                 78,329     Sq Ft             108.52            Fee Simple                  8,500,000
---------------------------------------------------------------------------------------------------------------------------
  130            NAP                  39,156     Sq Ft             213.25            Fee Simple                  8,350,000
  131            NAP                  31,933     Sq Ft             255.54            Fee Simple                  8,160,000
  132            NAP                  52,040     Sq Ft             155.65            Fee Simple                  8,100,000
  133            NAP                  70,839     Sq Ft             111.52            Fee Simple                  7,900,000
  134            NAP                  53,116     Sq Ft             147.88            Fee Simple                  7,900,000
---------------------------------------------------------------------------------------------------------------------------
  135            NAP                  66,840     Sq Ft             116.10            Fee Simple                  7,760,000
  136            NAP                  92,216     Sq Ft              83.50            Fee Simple                  7,700,000
  137            2006                     92     Units          81,521.74            Fee Simple                  7,500,000
  138            2004                     82     Units          90,243.90            Fee Simple                  7,400,000
  139            NAP                  21,875     Sq Ft             332.80            Fee Simple                  7,280,000
---------------------------------------------------------------------------------------------------------------------------
  140            NAP                  35,727     Sq Ft             201.53            Fee Simple                  7,200,000
  141            NAP                  65,912     Sq Ft             109.24            Fee Simple                  7,200,000
  142            2002                 42,283     Sq Ft             169.10            Fee Simple                  7,150,000
  143            2006                 44,631     Sq Ft             158.60            Fee Simple                  7,100,000
  144            1986                140,465     Sq Ft              50.05            Fee Simple                  7,030,000
---------------------------------------------------------------------------------------------------------------------------
  145            NAP                  33,666     Sq Ft             207.92            Fee Simple                  7,000,000
  146            NAP                  97,546     Sq Ft              71.76            Fee Simple                  7,000,000
  147            NAP                 200,602     Sq Ft              34.83            Fee Simple                  7,000,000
  148            1998                 22,702     Sq Ft             301.74      Fee Simple / Leasehold            6,850,000
  149            NAP                  80,251     Sq Ft              85.36            Fee Simple                  6,850,000
---------------------------------------------------------------------------------------------------------------------------
  150            NAP                  24,919     Sq Ft             164.53            Fee Simple                  4,100,000
  151            NAP                  19,725     Sq Ft             133.08            Fee Simple                  2,625,000
  152            NAP                  74,746     Sq Ft              89.80            Fee Simple                  6,712,000
  153            2006                 30,217     Sq Ft             218.42            Fee Simple                  6,600,000
  154                                 72,900     SQ FT              88.34                                        6,440,000
---------------------------------------------------------------------------------------------------------------------------
 154.01       2003-2006               28,186     Sq Ft                               Fee Simple
 154.02          NAP                  22,214     Sq Ft                               Fee Simple
 154.03          NAP                  22,500     Sq Ft                               Fee Simple
  155            2004                    204     Units          30,637.25            Fee Simple                  6,250,000
  156            NAP                     483     Units          12,836.44            Fee Simple                  6,200,000
---------------------------------------------------------------------------------------------------------------------------
  157            NAP                  59,863     Sq Ft             101.90            Fee Simple                  6,100,000
  158            NAP                  27,089     Sq Ft             221.49            Fee Simple                  6,000,000
  159            2006                 30,012     Sq Ft             199.92            Fee Simple                  6,000,000
  160            NAP                  47,604     Sq Ft             123.94            Fee Simple                  5,900,000
  161            NAP                  22,500     Sq Ft             260.69            Fee Simple                  5,865,600
---------------------------------------------------------------------------------------------------------------------------
  162            NAP                  37,926     Sq Ft             154.25            Fee Simple                  5,850,000
  163            NAP                      72     Units          78,472.22            Fee Simple                  5,650,000
  164            2000                 28,630     Sq Ft             192.11            Fee Simple                  5,500,000
  165            1997                 64,762     Sq Ft              84.93            Fee Simple                  5,500,000
  166            NAP                  43,074     Sq Ft             126.76            Fee Simple                  5,460,000
---------------------------------------------------------------------------------------------------------------------------
  167            NAP                      42     Units         127,380.95            Fee Simple                  5,350,000
  168         2004, 2007              44,205     Sq Ft             120.94            Fee Simple                  5,352,000
  169            2006                    107     Rooms          48,800.36            Fee Simple                  5,250,000
  170            NAP                     533     Units           9,380.86            Fee Simple                  5,000,000
  171            1986                115,733     Sq Ft              41.47            Fee Simple                  4,800,000
---------------------------------------------------------------------------------------------------------------------------
  172            NAP                  33,546     Sq Ft             143.09            Fee Simple                  4,800,000
  173            NAP                  15,048     Sq Ft             312.33            Fee Simple                  4,700,000
  174            NAP                  98,201     Sq Ft              46.44            Fee Simple                  4,560,000
  175            2007                 50,000     Sq Ft              90.00            Fee Simple                  4,500,000
  176            NAP                  25,315     Sq Ft             174.70            Fee Simple                  4,440,000
---------------------------------------------------------------------------------------------------------------------------
  177            2006                    617     Units           7,131.28            Fee Simple                  4,400,000
  178            NAP                  11,040     Sq Ft             384.96            Fee Simple                  4,250,000
  179            NAP                     433     Units           9,699.77            Fee Simple                  4,200,000
  180            NAP                  31,214     Sq Ft             131.35            Fee Simple                  4,100,000
  181         2002-2003               51,678     Sq Ft              78.18            Fee Simple                  4,040,000
---------------------------------------------------------------------------------------------------------------------------
  182            NAP                      45     Units          88,888.89            Fee Simple                  4,000,000
  183            NAP                  19,501     Sq Ft             199.99            Fee Simple                  3,900,000
  184            NAP                  26,776     Sq Ft             143.30            Fee Simple                  3,837,000
  185            NAP                  20,450     Sq Ft             185.82            Fee Simple                  3,800,000
  186            NAP                  11,602     Sq Ft             315.03            Fee Simple                  3,655,000
---------------------------------------------------------------------------------------------------------------------------
  187            NAP                  16,835     Sq Ft             213.84            Fee Simple                  3,600,000
  188            NAP                      34     Units         105,882.35            Fee Simple                  3,600,000
  189            NAP                  29,609     Sq Ft             120.74            Fee Simple                  3,575,000
  190            2006                 16,581     Sq Ft             211.08            Fee Simple                  3,500,000
  191            NAP                  32,170     Sq Ft             107.24            Fee Simple                  3,450,000
---------------------------------------------------------------------------------------------------------------------------
  192            NAP                     502     Units           6,772.91            Fee Simple                  3,400,000
  193            2005                    604     Units           5,463.58            Fee Simple                  3,300,000
  194            NAP                     555     Units           5,405.41            Fee Simple                  3,000,000
  195            2005                 51,532     Sq Ft              57.39            Fee Simple                  2,975,000
  196            NAP                  11,157     Sq Ft             261.16            Fee Simple                  2,925,000
---------------------------------------------------------------------------------------------------------------------------
  197            NAP                  11,560     Sq Ft             242.21            Fee Simple                  2,800,000
  198            NAP                   8,318     Sq Ft             322.19            Fee Simple                  2,680,000
  199            NAP                  12,696     Sq Ft             152.80            Fee Simple                  1,940,000
  200            NAP                   9,375     Sq Ft             202.67            Fee Simple                  1,900,000
  201            2005                 25,358     Sq Ft              70.98            Fee Simple                  1,800,000
---------------------------------------------------------------------------------------------------------------------------
  202            NAP                   6,720     Sq Ft             194.94            Fee Simple                  1,310,000

                         ALLOCATED CUT-OFF                                              GROSS
CONTROL  CUT-OFF DATE      DATE BALANCE        % OF INITIAL       BALLOON              INTEREST           ADMINISTRATIVE
 NUMBER   BALANCE ($)    (MULTI-PROPERTY)      POOL BALANCE       BALANCE              RATE (%)            FEE RATE (%)
---------------------------------------------------------------------------------------------------------------------------

   1       697,200,000                             9.2%           697,200,000          5.56000%              0.02025%
  1.01                          125,520,973
  1.02                           87,864,681
  1.03                           76,889,811
  1.04                           53,297,125
---------------------------------------------------------------------------------------------------------------------------
  1.05                           51,917,052
  1.06                           50,274,107
  1.07                           50,208,389
  1.08                           32,201,715
  1.09                           28,850,108
---------------------------------------------------------------------------------------------------------------------------
  1.10                           27,732,906
  1.11                           26,024,244
  1.12                           25,564,219
  1.13                           18,729,569
  1.14                           17,349,495
---------------------------------------------------------------------------------------------------------------------------
  1.15                           13,932,171
  1.16                           10,843,435
   2       550,000,000          550,000,000        7.3%           550,000,000          5.69700%              0.02025%
   3       470,000,000          470,000,000        6.2%           470,000,000          5.49968%              0.02025%
   4       270,375,000                             3.6%           270,375,000          5.66100%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  4.01                           56,000,000
  4.02                           54,500,000
  4.03                           48,000,000
  4.04                           38,375,000
  4.05                           37,500,000
---------------------------------------------------------------------------------------------------------------------------
  4.06                           36,000,000
   5       265,000,000          265,000,000        3.5%           265,000,000          5.67400%              0.02025%
   6       191,250,000          191,250,000        2.5%           191,250,000          5.35800%              0.02025%
   7       187,250,000          187,250,000        2.5%           187,250,000          5.73100%              0.02025%
   8       186,000,000                             2.5%           173,401,823          5.74700%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  8.01                            9,300,000
  8.02                            8,300,000
  8.03                            7,552,484
  8.04                            7,500,000
  8.05                            6,990,065
---------------------------------------------------------------------------------------------------------------------------
  8.06                            6,914,145
  8.07                            6,900,000
  8.08                            6,266,955
  8.09                            6,186,610
  8.10                            6,186,609
---------------------------------------------------------------------------------------------------------------------------
  8.11                            6,106,263
  8.12                            5,543,844
  8.13                            5,463,499
  8.14                            5,383,153
  8.15                            5,300,000
---------------------------------------------------------------------------------------------------------------------------
  8.16                            5,142,117
  8.17                            5,000,000
  8.18                            4,981,425
  8.19                            4,901,080
  8.20                            4,901,080
---------------------------------------------------------------------------------------------------------------------------
  8.21                            4,820,734
  8.22                            4,820,734
  8.23                            4,499,352
  8.24                            4,400,000
  8.25                            4,300,000
---------------------------------------------------------------------------------------------------------------------------
  8.26                            4,300,000
  8.27                            4,250,000
  8.28                            4,177,970
  8.29                            4,177,970
  8.30                            4,097,624
---------------------------------------------------------------------------------------------------------------------------
  8.31                            4,014,187
  8.32                            3,936,933
  8.33                            3,700,000
  8.34                            3,100,000
  8.35                            2,585,167
---------------------------------------------------------------------------------------------------------------------------
   9       165,000,000          165,000,000        2.2%           165,000,000          5.53500%              0.02025%
   10      160,500,000          160,500,000        2.1%           154,482,434          6.54400%              0.02025%
   11      160,000,000          160,000,000        2.1%           160,000,000          6.17600%              0.02025%
   12      138,613,339          138,613,339        1.8%           138,613,339          5.83900%              0.02025%
   13      135,000,000          135,000,000        1.8%           135,000,000          5.80400%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   14      135,000,000          135,000,000        1.8%           135,000,000          5.89700%              0.02025%
   15      129,500,000          129,500,000        1.7%           129,500,000          6.06800%              0.02025%
   16      124,000,000          124,000,000        1.6%           124,000,000          5.40500%              0.02025%
   17      120,000,000          120,000,000        1.6%           120,000,000          6.06600%              0.02025%
   18      116,000,000          116,000,000        1.5%           116,000,000          5.65000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   19      103,500,000                             1.4%           103,500,000          5.68368%              0.02025%
 19.01                           95,972,727
 19.02                            7,527,273
   20       92,730,000                             1.2%            84,706,586          7.40000%              0.02025%
 20.01                           14,216,000
---------------------------------------------------------------------------------------------------------------------------
 20.02                           13,698,000
 20.03                           12,803,000
 20.04                            9,260,000
 20.05                            8,910,000
 20.06                            8,437,000
---------------------------------------------------------------------------------------------------------------------------
 20.07                            7,893,000
 20.08                            7,103,000
 20.09                            6,157,000
 20.10                            2,780,000
 20.11                            1,473,000
---------------------------------------------------------------------------------------------------------------------------
   21       87,550,000           87,550,000        1.2%            87,550,000          6.19500%              0.02025%
   22       85,000,000           85,000,000        1.1%            85,000,000          5.94800%              0.02025%
   23       80,000,000           80,000,000        1.1%            77,113,784          6.02800%              0.02025%
   24       73,100,000           73,100,000        1.0%            73,100,000          5.99200%              0.02025%
   25       70,000,000           70,000,000        0.9%            70,000,000          5.98700%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   26       64,000,000           64,000,000        0.8%            59,412,532          5.55300%              0.02025%
   27       61,500,000           61,500,000        0.8%            61,500,000          5.88800%              0.02025%
   28       57,500,000           57,500,000        0.8%            57,500,000          5.86900%              0.02025%
   29       40,050,000           40,050,000        0.5%            40,050,000          6.33800%              0.02025%
   30       16,748,000           16,748,000        0.2%            16,748,000          6.33800%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   31       56,500,000           56,500,000        0.7%            56,500,000          5.60500%              0.04025%
   32       55,500,000           55,500,000        0.7%            55,500,000          5.66900%              0.07025%
   33       55,200,000           55,200,000        0.7%            55,200,000          6.24600%              0.02025%
   34       55,000,000           55,000,000        0.7%            55,000,000          5.92600%              0.02025%
   35       31,189,427           31,189,427        0.4%            28,218,804          6.75800%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   36       21,910,573                             0.3%            19,905,195          6.99100%              0.02025%
 36.01                           12,475,771
 36.02                            9,434,802
   37       52,300,000                             0.7%            52,300,000          5.91000%              0.02025%
 37.01                           14,011,990
---------------------------------------------------------------------------------------------------------------------------
 37.02                            9,650,985
 37.03                            9,514,840
 37.04                            8,171,875
 37.05                            5,834,720
 37.06                            5,115,590
---------------------------------------------------------------------------------------------------------------------------
   38       51,750,000           51,750,000        0.7%            51,750,000          5.91000%              0.02025%
   39       48,500,000                             0.6%            47,357,224          7.93900%              0.02025%
 39.01                            9,278,793
 39.02                            8,179,032
 39.03                            5,410,730
---------------------------------------------------------------------------------------------------------------------------
 39.04                            5,294,538
 39.05                            5,168,840
 39.06                            4,719,233
 39.07                            4,674,016
 39.08                            1,973,510
---------------------------------------------------------------------------------------------------------------------------
 39.09                            1,489,927
 39.10                            1,396,894
 39.11                              914,487
   40       46,000,000           46,000,000        0.6%            46,000,000          5.73000%              0.04025%
   41       44,440,000                             0.6%            44,440,000          6.07600%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
 41.01                           19,935,200
 41.02                           10,716,000
 41.03                            6,460,800
 41.04                            5,121,600
 41.05                            2,206,400
---------------------------------------------------------------------------------------------------------------------------
   42       44,370,000           44,370,000        0.6%            44,370,000          5.92600%              0.02025%
   43       43,200,000           43,200,000        0.6%            40,773,176          6.69000%              0.02025%
   44       43,000,000           43,000,000        0.6%            43,000,000          6.09500%              0.02025%
   45       39,200,000                             0.5%            39,200,000          6.24600%              0.02025%
 45.01                           27,600,000
---------------------------------------------------------------------------------------------------------------------------
 45.02                           11,600,000
   46       36,000,000           36,000,000        0.5%            33,713,323          6.08300%              0.02025%
   47       35,800,000           35,800,000        0.5%            33,381,466          5.76000%              0.02025%
   48       35,500,000           35,500,000        0.5%            35,500,000          5.65000%              0.02025%
   49       35,000,000           35,000,000        0.5%            32,702,303          5.91000%              0.06025%
---------------------------------------------------------------------------------------------------------------------------
   50       33,400,000                             0.4%            31,214,469          5.93000%              0.02025%
 50.01                            9,200,000
 50.02                            7,840,000
 50.03                            4,800,000
 50.04                            4,400,000
---------------------------------------------------------------------------------------------------------------------------
 50.05                            4,040,000
 50.06                            3,120,000
   51       31,986,384           31,986,384        0.4%            31,571,696          6.44900%              0.02025%
   52       31,680,000           31,680,000        0.4%            31,680,000          5.99300%              0.02025%
   53       31,120,000           31,120,000        0.4%            31,120,000          6.24600%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   54       31,000,000           31,000,000        0.4%            31,000,000          5.75300%              0.02025%
   55       27,700,000           27,700,000        0.4%            27,700,000          5.62500%              0.02025%
   56       26,500,000           26,500,000        0.4%            24,788,591          5.99500%              0.02025%
   57       26,000,000           26,000,000        0.3%            23,321,892          5.62000%              0.02025%
   58       25,000,000           25,000,000        0.3%            25,000,000          5.93000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   59       24,640,000                             0.3%            24,640,000          6.24600%              0.02025%
 59.01                            9,920,000
 59.02                            6,480,000
 59.03                            5,360,000
 59.04                            2,880,000
---------------------------------------------------------------------------------------------------------------------------
   60       24,600,000           24,600,000        0.3%            24,600,000          5.43700%              0.02025%
   61       23,250,000           23,250,000        0.3%            23,250,000          5.61000%              0.02025%
   62       23,121,506           23,121,506        0.3%            17,981,060          5.95000%              0.02025%
   63       23,015,000           23,015,000        0.3%            23,015,000          5.76500%              0.02025%
   64       23,000,000           23,000,000        0.3%            22,125,590          5.77000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   65       22,800,000           22,800,000        0.3%            22,800,000          5.71200%              0.02025%
   66       22,300,000           22,300,000        0.3%            22,300,000          5.70000%              0.02025%
   67       21,500,000           21,500,000        0.3%            21,500,000          5.97600%              0.02025%
   68       21,000,000           21,000,000        0.3%            21,000,000          5.87500%              0.02025%
   69       20,800,000           20,800,000        0.3%            20,800,000          5.45000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   70       19,960,147           19,960,147        0.3%            16,768,711          5.61000%              0.02025%
   71       19,200,000           19,200,000        0.3%            19,200,000          5.65000%              0.02025%
   72       18,800,000           18,800,000        0.2%            18,800,000          6.06000%              0.02025%
   73       18,800,000           18,800,000        0.2%            18,800,000          5.80100%              0.02025%
   74       18,350,000           18,350,000        0.2%            18,350,000          5.75000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   75       18,000,000           18,000,000        0.2%            18,000,000          5.33000%              0.02025%
   76       18,000,000           18,000,000        0.2%            18,000,000          6.19000%              0.02025%
   77       18,000,000           18,000,000        0.2%            18,000,000          5.71700%              0.02025%
   78       17,840,000           17,840,000        0.2%            17,840,000          6.06000%              0.02025%
   79       17,600,000           17,600,000        0.2%            17,600,000          5.79000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   80       17,440,000           17,440,000        0.2%            16,270,888          5.80000%              0.02025%
   81       16,600,000           16,600,000        0.2%            16,600,000          5.57000%              0.04025%
   82       16,250,000           16,250,000        0.2%            16,250,000          5.79000%              0.06025%
   83       16,250,000                             0.2%            15,171,225          5.85400%              0.02025%
 83.01                            5,000,000
---------------------------------------------------------------------------------------------------------------------------
 83.02                            4,650,000
 83.03                            3,450,000
 83.04                            3,150,000
   84       16,000,000           16,000,000        0.2%            14,398,288          5.78000%              0.02025%
   85       16,000,000           16,000,000        0.2%            16,000,000          5.71700%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   86       15,320,000           15,320,000        0.2%            15,320,000          6.07600%              0.02025%
   87       15,280,000           15,280,000        0.2%            15,280,000          6.05500%              0.05025%
   88       15,255,011                             0.2%            12,911,172          5.82500%              0.02025%
 88.01                            1,059,272
 88.02                            1,036,893
---------------------------------------------------------------------------------------------------------------------------
 88.03                              648,991
 88.04                              537,096
 88.05                              499,797
 88.06                              484,878
 88.07                              484,878
---------------------------------------------------------------------------------------------------------------------------
 88.08                              484,878
 88.09                              447,580
 88.10                              440,120
 88.11                              432,660
 88.12                              432,660
---------------------------------------------------------------------------------------------------------------------------
 88.13                              425,201
 88.14                              395,362
 88.15                              335,685
 88.16                              335,685
 88.17                              328,225
---------------------------------------------------------------------------------------------------------------------------
 88.18                              298,387
 88.19                              290,927
 88.20                              290,927
 88.21                              290,927
 88.22                              253,629
---------------------------------------------------------------------------------------------------------------------------
 88.23                              246,169
 88.24                              246,169
 88.25                              246,169
 88.26                              246,169
 88.27                              246,169
---------------------------------------------------------------------------------------------------------------------------
 88.28                              246,169
 88.29                              246,169
 88.30                              246,169
 88.31                              246,169
 88.32                              238,709
---------------------------------------------------------------------------------------------------------------------------
 88.33                              238,709
 88.34                              208,871
 88.35                              193,951
 88.36                              193,951
 88.37                              193,951
---------------------------------------------------------------------------------------------------------------------------
 88.38                              193,951
 88.39                              193,951
 88.40                              179,032
 88.41                              141,734
 88.42                              141,734
---------------------------------------------------------------------------------------------------------------------------
 88.43                              141,734
 88.44                              141,734
 88.45                              141,734
 88.46                              134,274
 88.47                              126,814
---------------------------------------------------------------------------------------------------------------------------
 88.48                                    0
   89       15,225,165           15,225,165        0.2%            14,234,299          5.95000%              0.07025%
   90       15,000,000           15,000,000        0.2%            15,000,000          5.56000%              0.02025%
   91       15,000,000           15,000,000        0.2%            15,000,000          5.50000%              0.02025%
   92       14,880,000           14,880,000        0.2%            14,880,000          5.51000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   93       14,500,000           14,500,000        0.2%            14,500,000          5.62000%              0.02025%
   94       14,500,000           14,500,000        0.2%            14,500,000          5.39000%              0.03025%
   95       14,500,000                             0.2%            14,500,000          5.91000%              0.02025%
 95.01                            6,150,000
 95.02                            3,700,000
---------------------------------------------------------------------------------------------------------------------------
 95.03                            3,000,000
 95.04                            1,650,000
   96       14,500,000           14,500,000        0.2%            14,500,000          5.61000%              0.02025%
   97       14,250,000           14,250,000        0.2%            14,250,000          5.55000%              0.05025%
   98       14,000,000           14,000,000        0.2%            14,000,000          5.66000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
   99       14,000,000           14,000,000        0.2%            14,000,000          5.58000%              0.02025%
  100       13,200,000           13,200,000        0.2%            11,883,473          5.80000%              0.02025%
  101       13,100,000           13,100,000        0.2%            13,100,000          5.83000%              0.02025%
  102       12,600,000           12,600,000        0.2%            11,714,098          5.55000%              0.02025%
  103       12,000,000                             0.2%            10,813,758          5.85000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
 103.01                          10,021,053
 103.02                           1,978,947
  104       12,000,000           12,000,000        0.2%            11,073,373          7.14800%              0.02025%
  105       12,000,000           12,000,000        0.2%            12,000,000          5.86000%              0.05025%
  106       11,877,000           11,877,000        0.2%            11,877,000          6.20900%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  107       11,815,937           11,815,937        0.2%             9,212,259          6.07000%              0.02025%
  108       11,300,000           11,300,000        0.1%            10,182,955          5.85000%              0.02025%
  109       11,100,000           11,100,000        0.1%            11,100,000          5.54000%              0.02025%
  110       11,100,000           11,100,000        0.1%             9,756,774          5.64000%              0.02025%
  111       11,000,000           11,000,000        0.1%             9,906,836          5.82000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  112       10,760,000           10,760,000        0.1%            10,760,000          5.73000%              0.06025%
  113       10,720,000           10,720,000        0.1%            10,720,000          6.05000%              0.02025%
  114       10,664,000           10,664,000        0.1%            10,664,000          5.88700%              0.02025%
  115       10,560,000           10,560,000        0.1%            10,560,000          5.72900%              0.02025%
  116       10,500,000           10,500,000        0.1%            10,500,000          5.71000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  117       10,500,000           10,500,000        0.1%            10,500,000          5.35000%              0.04025%
  118       10,491,000           10,491,000        0.1%            10,491,000          6.21200%              0.02025%
  119       10,220,000           10,220,000        0.1%             9,550,611          5.92500%              0.02025%
  120       10,000,000           10,000,000        0.1%            10,000,000          5.56000%              0.02025%
  121        9,300,000            9,300,000        0.1%             9,300,000          5.64000%              0.07025%
---------------------------------------------------------------------------------------------------------------------------
  122        9,300,000            9,300,000        0.1%             9,300,000          6.07500%              0.02025%
  123        9,031,460            9,031,460        0.1%             8,529,110          6.15000%              0.02025%
  124        8,658,103            8,658,103        0.1%             7,896,039          6.23100%              0.02025%
  125        8,600,000            8,600,000        0.1%             8,017,593          5.75000%              0.02025%
  126        8,600,000            8,600,000        0.1%             8,600,000          5.99000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  127        8,600,000            8,600,000        0.1%             8,600,000          5.54000%              0.02025%
  128        8,525,000                             0.1%             7,562,187          6.03600%              0.02025%
 128.01                           4,425,000
 128.02                           4,100,000
  129        8,500,000            8,500,000        0.1%             8,500,000          5.58000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  130        8,350,000            8,350,000        0.1%             8,350,000          5.50000%              0.02025%
  131        8,160,000            8,160,000        0.1%             8,160,000          5.63000%              0.02025%
  132        8,100,000            8,100,000        0.1%             7,527,296          5.52000%              0.02025%
  133        7,900,000            7,900,000        0.1%             7,900,000          5.39000%              0.02025%
  134        7,854,591            7,854,591        0.1%             6,061,723          5.72000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  135        7,760,000            7,760,000        0.1%             7,760,000          5.60000%              0.02025%
  136        7,700,000            7,700,000        0.1%             7,183,756          5.80000%              0.02025%
  137        7,500,000            7,500,000        0.1%             7,500,000          5.84000%              0.02025%
  138        7,400,000            7,400,000        0.1%             6,913,889          5.90900%              0.02025%
  139        7,280,000            7,280,000        0.1%             6,778,311          5.65700%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  140        7,200,000            7,200,000        0.1%             6,304,317          5.48000%              0.02025%
  141        7,200,000            7,200,000        0.1%             6,925,636          5.76000%              0.02025%
  142        7,150,000            7,150,000        0.1%             7,150,000          5.74000%              0.07025%
  143        7,078,469            7,078,469        0.1%             5,964,664          5.67700%              0.02025%
  144        7,030,000            7,030,000        0.1%             7,030,000          6.29500%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  145        7,000,000            7,000,000        0.1%             6,523,949          5.72000%              0.02025%
  146        7,000,000            7,000,000        0.1%             7,000,000          5.56000%              0.02025%
  147        6,987,541            6,987,541        0.1%             5,959,405          6.12000%              0.02025%
  148        6,850,000            6,850,000        0.1%             6,381,116          5.69000%              0.07025%
  149        6,850,000            6,850,000        0.1%             6,393,167          5.83000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  150        4,100,000            4,100,000        0.1%             4,100,000          5.68000%              0.02025%
  151        2,625,000            2,625,000        0.0%             2,625,000          5.63000%              0.02025%
  152        6,712,000            6,712,000        0.1%             6,245,209          5.60900%              0.06025%
  153        6,600,000            6,600,000        0.1%             6,137,049          5.56000%              0.02025%
  154        6,440,000                             0.1%             5,793,066          5.76000%              0.07025%
---------------------------------------------------------------------------------------------------------------------------
 154.01                           2,800,000
 154.02                           2,040,000
 154.03                           1,600,000
  155        6,250,000            6,250,000        0.1%             5,835,034          5.84600%              0.02025%
  156        6,200,000            6,200,000        0.1%             6,200,000          6.52000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  157        6,100,000            6,100,000        0.1%             6,100,000          5.87000%              0.07025%
  158        6,000,000            6,000,000        0.1%             5,267,694          5.59000%              0.02025%
  159        6,000,000            6,000,000        0.1%             5,590,555          5.70900%              0.02025%
  160        5,900,000            5,900,000        0.1%             5,490,526          5.62000%              0.06025%
  161        5,865,600            5,865,600        0.1%             5,638,194          5.67000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  162        5,850,000            5,850,000        0.1%             5,850,000          5.50000%              0.02025%
  163        5,650,000            5,650,000        0.1%             5,650,000          5.94700%              0.02025%
  164        5,500,000            5,500,000        0.1%             5,125,654          5.72000%              0.02025%
  165        5,500,000            5,500,000        0.1%             4,934,480          5.63000%              0.06025%
  166        5,460,000            5,460,000        0.1%             5,460,000          5.86400%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  167        5,350,000            5,350,000        0.1%             4,983,791          5.69000%              0.06025%
  168        5,346,305            5,346,305        0.1%             4,492,386          5.65000%              0.06025%
  169        5,221,638            5,221,638        0.1%             4,078,391          6.08200%              0.02025%
  170        5,000,000            5,000,000        0.1%             4,717,463          6.67000%              0.02025%
  171        4,800,000            4,800,000        0.1%             4,467,532          5.63000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  172        4,800,000            4,800,000        0.1%             4,471,227          5.69000%              0.02025%
  173        4,700,000            4,700,000        0.1%             4,376,861          5.67000%              0.02025%
  174        4,560,000            4,560,000        0.1%             4,254,315          5.80000%              0.02025%
  175        4,500,000            4,500,000        0.1%             4,500,000          5.84500%              0.02025%
  176        4,422,451            4,422,451        0.1%             3,729,580          5.67000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  177        4,400,000            4,400,000        0.1%             3,803,218          5.85300%              0.02025%
  178        4,250,000            4,250,000        0.1%             3,953,966          5.60000%              0.04025%
  179        4,200,000            4,200,000        0.1%             3,700,255          5.73800%              0.02025%
  180        4,100,000            4,100,000        0.1%             3,827,727          5.85000%              0.06025%
  181        4,040,000            4,040,000        0.1%             3,768,623          5.79000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  182        4,000,000            4,000,000        0.1%             3,737,238          5.90900%              0.02025%
  183        3,900,000            3,900,000        0.1%             3,900,000          5.62000%              0.02025%
  184        3,837,000            3,837,000        0.1%             3,837,000          5.77000%              0.09025%
  185        3,800,000            3,800,000        0.1%             3,800,000          5.73000%              0.02025%
  186        3,655,000            3,655,000        0.0%             3,655,000          5.60000%              0.07025%
---------------------------------------------------------------------------------------------------------------------------
  187        3,600,000            3,600,000        0.0%             3,174,570          5.78000%              0.07025%
  188        3,600,000            3,600,000        0.0%             3,363,514          5.90900%              0.02025%
  189        3,575,000            3,575,000        0.0%             3,575,000          5.84400%              0.02025%
  190        3,500,000            3,500,000        0.0%             3,265,695          5.80000%              0.02025%
  191        3,450,000            3,450,000        0.0%             3,088,808          5.53000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  192        3,400,000            3,400,000        0.0%             3,167,147          5.69000%              0.02025%
  193        3,300,000            3,300,000        0.0%             2,857,033          6.71500%              0.02025%
  194        3,000,000            3,000,000        0.0%             2,796,482          5.73800%              0.02025%
  195        2,957,292            2,957,292        0.0%             2,518,512          5.94000%              0.02025%
  196        2,913,763            2,913,763        0.0%             2,466,705          5.80000%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  197        2,800,000            2,800,000        0.0%             2,610,379          5.75000%              0.02025%
  198        2,680,000            2,680,000        0.0%             2,680,000          5.50000%              0.02025%
  199        1,940,000            1,940,000        0.0%             1,812,594          5.90000%              0.02025%
  200        1,900,000            1,900,000        0.0%             1,900,000          5.85000%              0.02025%
  201        1,800,000            1,800,000        0.0%             1,800,000          6.30500%              0.02025%
---------------------------------------------------------------------------------------------------------------------------
  202        1,310,000            1,310,000        0.0%             1,224,134          5.91000%              0.02025%

                          MONTHLY           ANNUAL         PARI PASSU       PARI PASSU
CONTROL  NET INTEREST     DEBT               DEBT          MONTHLY DEBT     ANNUAL DEBT
 NUMBER    RATE (%)     SERVICE ($)       SERVICE ($)      SERVICE ($)      SERVICE ($)            AMORTIZATION TYPE
-----------------------------------------------------------------------------------------------------------------------------

   1       5.53975%       3,284,199.33    39,410,391.96                                              Interest Only
  1.01
  1.02
  1.03
  1.04
-----------------------------------------------------------------------------------------------------------------------------
  1.05
  1.06
  1.07
  1.08
  1.09
-----------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
-----------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
   2       5.67675%       2,654,643.75    31,855,725.00                                              Interest Only
   3       5.47943%       2,189,942.02    26,279,304.27                                              Interest Only
   4       5.64075%       1,296,752.30    15,561,027.56                                              INTEREST ONLY
-----------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04
  4.05
-----------------------------------------------------------------------------------------------------------------------------
  4.06
   5       5.65375%       1,273,891.81    15,286,701.67                                              Interest Only
   6       5.33775%         868,163.44    10,417,961.28                                              Interest Only
   7       5.71075%         909,179.37    10,910,152.46                                              Interest Only
   8       5.72675%       1,085,091.06    13,021,092.72                                     INTEREST ONLY, THEN AMORTIZING
-----------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02
  8.03
  8.04
  8.05
-----------------------------------------------------------------------------------------------------------------------------
  8.06
  8.07
  8.08
  8.09
  8.10
-----------------------------------------------------------------------------------------------------------------------------
  8.11
  8.12
  8.13
  8.14
  8.15
-----------------------------------------------------------------------------------------------------------------------------
  8.16
  8.17
  8.18
  8.19
  8.20
-----------------------------------------------------------------------------------------------------------------------------
  8.21
  8.22
  8.23
  8.24
  8.25
-----------------------------------------------------------------------------------------------------------------------------
  8.26
  8.27
  8.28
  8.29
  8.30
-----------------------------------------------------------------------------------------------------------------------------
  8.31
  8.32
  8.33
  8.34
  8.35
-----------------------------------------------------------------------------------------------------------------------------
   9       5.51475%         773,746.88     9,284,962.50                                              Interest Only
   10      6.52375%         944,693.69    11,336,324.28                                     Interest Only, Then Amortizing
   11      6.15575%         837,191.11    10,046,293.33                                              Interest Only
   12      5.81875%         685,710.56     8,228,526.75                                              Interest Only
   13      5.78375%         663,832.50     7,965,990.00                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   14      5.87675%         674,469.38     8,093,632.50                                              Interest Only
   15      6.04775%         665,752.31     7,989,027.72                                              Interest Only
   16      5.38475%         567,825.28     6,813,903.33                                              Interest Only
   17      6.04575%         616,710.00     7,400,520.00                                              Interest Only
   18      5.62975%         555,269.44     6,663,233.33      1,388,173.61    16,658,083.33           Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   19      5.66343%         498,387.69     5,980,652.28                                              INTEREST ONLY
 19.01
 19.02
   20      7.37975%         593,160.93     7,117,931.13                                               AMORTIZING
 20.01
-----------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
-----------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
-----------------------------------------------------------------------------------------------------------------------------
   21      6.17475%         459,509.82     5,514,117.84                                              Interest Only
   22      5.92775%         428,338.61     5,140,063.33                                              Interest Only
   23      6.00775%         481,081.51     5,772,978.12                                     Interest Only, Then Amortizing
   24      5.97175%         371,096.21     4,453,154.53                                              Interest Only
   25      5.96675%         355,062.36     4,260,748.33                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   26      5.53275%         365,516.00     4,386,192.00                                     Interest Only, Then Amortizing
   27      5.86775%         306,789.33     3,681,471.96                                              Interest Only
   28      5.84875%         285,909.97     3,430,919.58                                              Interest Only
   29      6.31775%         215,056.26     2,580,675.15                                              Interest Only
   30      6.31775%          89,931.64     1,079,179.71                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   31      5.56475%         268,300.45     3,219,605.42                                              Interest Only
   32      5.59875%         266,561.10     3,198,733.20                                              Interest Only
   33      6.22575%         292,104.60     3,505,255.20                                              Interest Only
   34      5.90575%         276,135.14     3,313,621.67                                              Interest Only
   35      6.73775%         208,106.85     2,497,282.23                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
   36      6.97075%         149,610.54     1,795,326.49                                     INTEREST ONLY, THEN AMORTIZING
 36.01
 36.02
   37      5.88975%         261,870.46     3,142,445.50                                              Interest Only
 37.01
-----------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
-----------------------------------------------------------------------------------------------------------------------------
   38      5.88975%         259,116.56     3,109,398.72                                              Interest Only
   39      7.91875%         353,815.56     4,245,786.72                                     INTEREST ONLY, THEN AMORTIZING
 39.01
 39.02
 39.03
-----------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
-----------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
   40      5.68975%         223,310.83     2,679,729.96                                              Interest Only
   41      6.05575%         228,764.78     2,745,177.31                                              INTEREST ONLY
-----------------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
 41.04
 41.05
-----------------------------------------------------------------------------------------------------------------------------
   42      5.90575%         222,765.75     2,673,188.97                                              Interest Only
   43      6.66975%         278,473.59     3,341,683.08                                     Interest Only, Then Amortizing
   44      6.07475%         222,044.24     2,664,530.83                                              Interest Only
   45      6.22575%         207,436.60     2,489,239.20                                              Interest Only
 45.01
-----------------------------------------------------------------------------------------------------------------------------
 45.02
   46      6.06275%         217,762.97     2,613,155.64                                     Interest Only, Then Amortizing
   47      5.73975%         209,146.57     2,509,758.84                                     Interest Only, Then Amortizing
   48      5.62975%         169,931.60     2,039,179.20                                              Interest Only
   49      5.84975%         207,821.79     2,493,861.48                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
   50      5.90975%         198,749.21     2,384,990.52                                     INTEREST ONLY, THEN AMORTIZING
 50.01
 50.02
 50.03
 50.04
-----------------------------------------------------------------------------------------------------------------------------
 50.05
 50.06
   51      6.42875%         177,352.56     2,128,230.72                                               Amortizing
   52      5.97275%         160,852.12     1,930,225.44                                              Interest Only
   53      6.22575%         164,679.26     1,976,151.12                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   54      5.73275%         151,096.15     1,813,153.83                                              Interest Only
   55      5.60475%         132,007.81     1,584,093.75                                              Interest Only
   56      5.97475%         158,795.71     1,905,548.52                                     Interest Only, Then Amortizing
   57      5.59975%         149,588.58     1,795,062.96                                     Interest Only, Then Amortizing
   58      5.90975%         125,600.69     1,507,208.28                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   59      6.22575%         130,388.72     1,564,664.64                                              INTEREST ONLY
 59.01
 59.02
 59.03
 59.04
-----------------------------------------------------------------------------------------------------------------------------
   60      5.41675%         113,316.14     1,359,793.70                                              Interest Only
   61      5.58975%         110,505.31     1,326,063.72                                              Interest Only
   62      5.92975%         149,090.27     1,789,083.24                                               Amortizing
   63      5.74475%         112,410.69     1,348,928.33                                              Interest Only
   64      5.74975%         134,514.12     1,614,169.44                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
   65      5.69175%         110,336.80     1,324,041.60                                              Interest Only
   66      5.67975%         107,690.42     1,292,285.00                                              Interest Only
   67      5.95575%         108,854.50     1,306,254.00                                              Interest Only
   68      5.85475%         104,526.04     1,254,312.50                                              Interest Only
   69      5.42975%          96,041.11     1,152,493.32                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   70      5.58975%         114,941.94     1,379,303.28                                               Amortizing
   71      5.62975%          91,906.67     1,102,880.00                                              Interest Only
   72      6.03975%          96,522.33     1,158,267.96                                              Interest Only
   73      5.78075%          92,397.04     1,108,764.47                                              Interest Only
   74      5.72975%          89,392.53     1,072,710.36                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   75      5.30975%          81,282.50       975,390.00                                              Interest Only
   76      6.16975%          94,397.50     1,132,770.00                                              Interest Only
   77      5.69675%          87,184.25     1,046,211.00                                              Interest Only
   78      6.03975%          91,593.53     1,099,122.36                                              Interest Only
   79      5.76975%          86,335.33     1,036,023.96                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   80      5.77975%         102,329.73     1,227,956.76                                     Interest Only, Then Amortizing
   81      5.52975%          78,335.86       940,030.32                                              Interest Only
   82      5.72975%          79,713.02       956,556.24                                              Interest Only
   83      5.83375%          95,906.90     1,150,882.80                                     INTEREST ONLY, THEN AMORTIZING
 83.01
-----------------------------------------------------------------------------------------------------------------------------
 83.02
 83.03
 83.04
   84      5.75975%          93,676.82     1,124,121.84                                     Interest Only, Then Amortizing
   85      5.69675%          77,497.11       929,965.33                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   86      6.05575%          78,863.10       946,357.25                                              Interest Only
   87      6.00475%          78,385.34       940,624.07                                              Interest Only
   88      5.80475%          90,016.94     1,080,203.28                                               AMORTIZING
 88.01
 88.02
-----------------------------------------------------------------------------------------------------------------------------
 88.03
 88.04
 88.05
 88.06
 88.07
-----------------------------------------------------------------------------------------------------------------------------
 88.08
 88.09
 88.10
 88.11
 88.12
-----------------------------------------------------------------------------------------------------------------------------
 88.13
 88.14
 88.15
 88.16
 88.17
-----------------------------------------------------------------------------------------------------------------------------
 88.18
 88.19
 88.20
 88.21
 88.22
-----------------------------------------------------------------------------------------------------------------------------
 88.23
 88.24
 88.25
 88.26
 88.27
-----------------------------------------------------------------------------------------------------------------------------
 88.28
 88.29
 88.30
 88.31
 88.32
-----------------------------------------------------------------------------------------------------------------------------
 88.33
 88.34
 88.35
 88.36
 88.37
-----------------------------------------------------------------------------------------------------------------------------
 88.38
 88.39
 88.40
 88.41
 88.42
-----------------------------------------------------------------------------------------------------------------------------
 88.43
 88.44
 88.45
 88.46
 88.47
-----------------------------------------------------------------------------------------------------------------------------
 88.48
   89      5.87975%          90,793.70     1,089,524.40                                     Interest Only, Then Amortizing
   90      5.53975%          70,658.33       847,899.96                                              Interest Only
   91      5.47975%          69,895.83       838,749.96                                              Interest Only
   92      5.48975%          69,462.73       833,552.76                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   93      5.59975%          69,040.14       828,481.68                                              Interest Only
   94      5.35975%          66,214.65       794,575.80                                              Interest Only
   95      5.88975%          72,602.71       871,232.52                                              INTEREST ONLY
 95.01
 95.02
-----------------------------------------------------------------------------------------------------------------------------
 95.03
 95.04
   96      5.58975%          68,917.29       827,007.48                                              Interest Only
   97      5.49975%          67,004.69       804,056.28                                              Interest Only
   98      5.63975%          67,133.89       805,606.68                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
   99      5.55975%          66,185.00       794,220.00                                              Interest Only
  100      5.77975%          77,451.40       929,416.80                                     Interest Only, Then Amortizing
  101      5.80975%          64,704.90       776,458.83                                              Interest Only
  102      5.52975%          71,937.18       863,246.16                                     Interest Only, Then Amortizing
  103      5.82975%          70,792.91       849,514.92                                     INTEREST ONLY, THEN AMORTIZING
-----------------------------------------------------------------------------------------------------------------------------
 103.01
 103.02
  104      7.12775%          81,032.60       972,391.20                                     Interest Only, Then Amortizing
  105      5.80975%          59,576.67       714,920.00                                              Interest Only
  106      6.18875%          62,477.80       749,733.65                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  107      6.04975%          76,954.86       923,458.32                                               Amortizing
  108      5.82975%          66,663.33       799,959.96                                     Interest Only, Then Amortizing
  109      5.51975%          52,099.08       625,188.96                                              Interest Only
  110      5.61975%          64,003.02       768,036.24                                     Interest Only, Then Amortizing
  111      5.79975%          64,683.00       776,196.00                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  112      5.66975%          52,235.32       626,823.84                                              Interest Only
  113      6.02975%          54,947.44       659,369.33                                              Interest Only
  114      5.86675%          53,187.74       638,252.84                                              Interest Only
  115      5.70875%          51,255.45       615,065.44                                              Interest Only
  116      5.68975%          50,795.21       609,542.52                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  117      5.30975%          47,592.71       571,112.52                                              Interest Only
  118      6.19175%          55,213.55       662,562.60                                              Interest Only
  119      5.90475%          60,782.14       729,385.68                                     Interest Only, Then Amortizing
  120      5.53975%          47,105.56       565,266.72                                              Interest Only
  121      5.56975%          44,438.50       533,262.00                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  122      6.05475%          47,865.94       574,391.25                                              Interest Only
  123      6.12975%          55,439.76       665,277.12                                               Amortizing
  124      6.21075%          53,459.93       641,519.16                                               Amortizing
  125      5.72975%          50,187.27       602,247.24                                     Interest Only, Then Amortizing
  126      5.96975%          43,643.81       523,725.72                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  127      5.51975%          40,365.06       484,380.72                                              Interest Only
  128      6.01575%          51,309.16       615,709.92                                     INTEREST ONLY, THEN AMORTIZING
 128.01
 128.02
  129      5.55975%          40,183.75       482,205.00                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  130      5.47975%          38,908.68       466,904.16                                              Interest Only
  131      5.60975%          38,922.07       467,064.84                                              Interest Only
  132      5.49975%          46,092.60       553,111.20                                     Interest Only, Then Amortizing
  133      5.36975%          36,075.57       432,906.84                                              Interest Only
  134      5.69975%          49,556.29       594,675.48                                               Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  135      5.57975%          36,816.89       441,802.68                                              Interest Only
  136      5.77975%          45,179.98       542,159.76                                     Interest Only, Then Amortizing
  137      5.81975%          37,108.33       445,300.00                                              Interest Only
  138      5.88875%          43,934.73       527,216.76                                     Interest Only, Then Amortizing
  139      5.63675%          42,054.99       504,659.88                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  140      5.45975%          40,790.51       489,486.12                                     Interest Only, Then Amortizing
  141      5.73975%          42,063.00       504,756.00                                     Interest Only, Then Amortizing
  142      5.66975%          34,770.85       417,250.20                                              Interest Only
  143      5.65675%          41,105.00       493,260.00                                               Amortizing
  144      6.27475%          37,492.85       449,914.14                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  145      5.69975%          40,716.80       488,601.60                                     Interest Only, Then Amortizing
  146      5.53975%          32,973.89       395,686.68                                              Interest Only
  147      6.09975%          42,510.10       510,121.20                                               Amortizing
  148      5.61975%          39,714.03       476,568.36                                     Interest Only, Then Amortizing
  149      5.80975%          40,323.54       483,882.48                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  150      5.65975%          19,730.11       236,761.32                                              Interest Only
  151      5.60975%          12,520.89       150,250.68                                              Interest Only
  152      5.54875%          38,570.29       462,843.48                                     Interest Only, Then Amortizing
  153      5.53975%          37,722.91       452,674.92                                     Interest Only, Then Amortizing
  154      5.68975%          37,623.01       451,476.12                                     INTEREST ONLY, THEN AMORTIZING
-----------------------------------------------------------------------------------------------------------------------------
 154.01
 154.02
 154.03
  155      5.82575%          36,855.35       442,264.20                                     Interest Only, Then Amortizing
  156      6.49975%          34,248.11       410,977.33                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  157      5.79975%          30,336.49       364,037.88                                              Interest Only
  158      5.56975%          34,406.91       412,882.92                                     Interest Only, Then Amortizing
  159      5.68875%          34,858.25       418,299.00                                     Interest Only, Then Amortizing
  160      5.55975%          33,945.10       407,341.20                                     Interest Only, Then Amortizing
  161      5.64975%          33,929.07       407,148.84                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  162      5.47975%          27,259.38       327,112.56                                              Interest Only
  163      5.92675%          28,467.13       341,605.59                                              Interest Only
  164      5.69975%          31,991.77       383,901.24                                     Interest Only, Then Amortizing
  165      5.56975%          31,678.47       380,141.64                                     Interest Only, Then Amortizing
  166      5.84375%          27,125.89       325,510.64                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  167      5.62975%          31,017.53       372,210.36                                     Interest Only, Then Amortizing
  168      5.58975%          30,893.66       370,723.92                                               Amortizing
  169      6.06175%          34,089.47       409,073.64                                               Amortizing
  170      6.64975%          32,164.46       385,973.52                                     Interest Only, Then Amortizing
  171      5.60975%          27,646.67       331,760.04                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  172      5.66975%          27,828.81       333,945.72                                     Interest Only, Then Amortizing
  173      5.64975%          27,189.53       326,274.36                                     Interest Only, Then Amortizing
  174      5.77975%          26,755.94       321,071.28                                     Interest Only, Then Amortizing
  175      5.82475%          22,284.06       267,408.75                                              Interest Only
  176      5.64975%          25,685.43       308,225.16                                               Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  177      5.83275%          25,965.83       311,589.96                                     Interest Only, Then Amortizing
  178      5.55975%          24,398.36       292,780.32                                     Interest Only, Then Amortizing
  179      5.71775%          24,478.05       293,736.60                                     Interest Only, Then Amortizing
  180      5.78975%          24,187.58       290,250.96                                     Interest Only, Then Amortizing
  181      5.76975%          23,679.10       284,149.20                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  182      5.88875%          23,748.50       284,982.00                                     Interest Only, Then Amortizing
  183      5.59975%          18,569.42       222,833.04                                              Interest Only
  184      5.67975%          18,757.07       225,084.84                                              Interest Only
  185      5.70975%          18,447.42       221,369.04                                              Interest Only
  186      5.52975%          17,340.94       208,091.28                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  187      5.70975%          21,077.28       252,927.36                                     Interest Only, Then Amortizing
  188      5.88875%          21,373.65       256,483.80                                     Interest Only, Then Amortizing
  189      5.82375%          17,700.42       212,405.05                                              Interest Only
  190      5.77975%          20,536.36       246,436.32                                     Interest Only, Then Amortizing
  191      5.50975%          19,653.70       235,844.40                                     Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  192      5.66975%          19,712.07       236,544.84                                     Interest Only, Then Amortizing
  193      6.69475%          21,327.02       255,924.24                                               Amortizing
  194      5.71775%          17,484.32       209,811.84                                     Interest Only, Then Amortizing
  195      5.91975%          17,722.03       212,664.36                                               Amortizing
  196      5.77975%          17,162.53       205,950.36                                               Amortizing
-----------------------------------------------------------------------------------------------------------------------------
  197      5.72975%          16,340.04       196,080.48                                     Interest Only, Then Amortizing
  198      5.47975%          12,488.06       149,856.72                                              Interest Only
  199      5.87975%          11,506.85       138,082.20                                     Interest Only, Then Amortizing
  200      5.82975%           9,416.88       113,002.56                                              Interest Only
  201      6.28475%           9,615.13       115,381.50                                              Interest Only
-----------------------------------------------------------------------------------------------------------------------------
  202      5.88975%           7,778.47        93,341.64                                     Interest Only, Then Amortizing

              INTEREST               ORIGINAL INTEREST     REMAINING   ORIGINAL TERM TO    REMAINING            ORIGINAL
CONTROL       ACCRUAL                    ONLY PERIOD     INTEREST ONLY    MATURITY         TERM TO          AMORTIZATION TERM
 NUMBER       METHOD       SEASONING        (MOS.)       PERIOD (MOS.)     (MOS.)      MATURITY (MOS.)           (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

   1        Actual/360         3             120              117            120             117                    0
  1.01
  1.02
  1.03
  1.04
---------------------------------------------------------------------------------------------------------------------------------
  1.05
  1.06
  1.07
  1.08
  1.09
---------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
---------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
   2        Actual/360         3             120              117            120             117                    0
   3        Actual/360         2             120              118            120             118                    0
   4        ACTUAL/360         5             120              115            120             115                    0
---------------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04
  4.05
---------------------------------------------------------------------------------------------------------------------------------
  4.06
   5        Actual/360         1             120              119            120             119                    0
   6        Actual/360         2             119              117            119             117                    0
   7        Actual/360         5             120              115            120             115                    0
   8        ACTUAL/360         0              60              60             120             120                   360
---------------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02
  8.03
  8.04
  8.05
---------------------------------------------------------------------------------------------------------------------------------
  8.06
  8.07
  8.08
  8.09
  8.10
---------------------------------------------------------------------------------------------------------------------------------
  8.11
  8.12
  8.13
  8.14
  8.15
---------------------------------------------------------------------------------------------------------------------------------
  8.16
  8.17
  8.18
  8.19
  8.20
---------------------------------------------------------------------------------------------------------------------------------
  8.21
  8.22
  8.23
  8.24
  8.25
---------------------------------------------------------------------------------------------------------------------------------
  8.26
  8.27
  8.28
  8.29
  8.30
---------------------------------------------------------------------------------------------------------------------------------
  8.31
  8.32
  8.33
  8.34
  8.35
---------------------------------------------------------------------------------------------------------------------------------
   9        Actual/360         2             120              118            120             118                    0
   10       Actual/360         0              36              36             120             120                   480
   11       Actual/360         3             120              117            120             117                    0
   12       Actual/360         6              84              78             84               78                    0
   13       Actual/360         0             120              120            120             120                    0
---------------------------------------------------------------------------------------------------------------------------------
   14       Actual/360         3             120              117            120             117                    0
   15       Actual/360         1             120              119            120             119                    0
   16       Actual/360         1             120              119            120             119                    0
   17       Actual/360         2              60              58             60               58                    0
   18       Actual/360         1             120              119            120             119                    0
---------------------------------------------------------------------------------------------------------------------------------
   19       ACTUAL/360         2             120              118            120             118                    0
 19.01
 19.02
   20       ACTUAL/360         0              0                0             120             120                   399
 20.01
---------------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
---------------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
---------------------------------------------------------------------------------------------------------------------------------
   21       Actual/360         4             119              115            119             115                    0
   22       Actual/360         4             120              116            120             116                    0
   23       Actual/360         1              84              83             120             119                   360
   24       Actual/360         1              60              59             60               59                    0
   25       Actual/360         6             120              114            120             114                    0
---------------------------------------------------------------------------------------------------------------------------------
   26       Actual/360         2              59              57             120             118                   360
   27       Actual/360         3              60              57             60               57                    0
   28       Actual/360         3              60              57             60               57                    0
   29       Actual/360         0             120              120            120             120                    0
   30       Actual/360         0             120              120            120             120                    0
---------------------------------------------------------------------------------------------------------------------------------
   31       Actual/360         2              60              58             60               58                    0
   32       Actual/360         1             120              119            120             119                    0
   33       Actual/360         2             120              118            120             118                    0
   34       Actual/360         2              60              58             60               58                    0
   35       Actual/360         5              36              31             120             115                   360
---------------------------------------------------------------------------------------------------------------------------------
   36       ACTUAL/360         5              36              31             120             115                   360
 36.01
 36.02
   37       Actual/360         1              60              59             60               59                    0
 37.01
---------------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
---------------------------------------------------------------------------------------------------------------------------------
   38       Actual/360         1             120              119            120             119                    0
   39       ACTUAL/360         0              24              24             60               60                   360
 39.01
 39.02
 39.03
---------------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
---------------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
   40       Actual/360         1             120              119            120             119                    0
   41       ACTUAL/360         2              60              58             60               58                    0
---------------------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
 41.04
 41.05
---------------------------------------------------------------------------------------------------------------------------------
   42       Actual/360         2             120              118            120             118                    0
   43       Actual/360         5              60              55             120             115                   360
   44       Actual/360         2              60              58             60               58                    0
   45       ACTUAL/360         2             120              118            120             118                    0
 45.01
---------------------------------------------------------------------------------------------------------------------------------
 45.02
   46       Actual/360         3              60              57             120             117                   360
   47       Actual/360         2              60              58             120             118                   360
   48       Actual/360         1             120              119            120             119                    0
   49       Actual/360         2              60              58             120             118                   360
---------------------------------------------------------------------------------------------------------------------------------
   50       ACTUAL/360         1              60              59             120             119                   360
 50.01
 50.02
 50.03
 50.04
---------------------------------------------------------------------------------------------------------------------------------
 50.05
 50.06
   51       Actual/360         5              0                0             120             115                   664
   52       Actual/360         1              60              59             60               59                    0
   53       Actual/360         2             120              118            120             118                    0
---------------------------------------------------------------------------------------------------------------------------------
   54       Actual/360         6              60              54             60               54                    0
   55       Actual/360         3             120              117            120             117                    0
   56       Actual/360         2              60              58             120             118                   360
   57       Actual/360         2              36              34             120             118                   360
   58       Actual/360         1              60              59             60               59                    0
---------------------------------------------------------------------------------------------------------------------------------
   59       ACTUAL/360         2             120              118            120             118                    0
 59.01
 59.02
 59.03
 59.04
---------------------------------------------------------------------------------------------------------------------------------
   60       Actual/360         4             120              116            120             116                    0
   61       Actual/360         3             120              117            120             117                    0
   62       Actual/360         4              0                0             120             116                   300
   63       Actual/360         2             120              118            120             118                    0
   64       Actual/360         3              84              81             120             117                   360
---------------------------------------------------------------------------------------------------------------------------------
   65       Actual/360         2              84              82             84               82                    0
   66       Actual/360         3             120              117            120             117                    0
   67       Actual/360         4              84              80             84               80                    0
   68       Actual/360         4             120              116            120             116                    0
   69       Actual/360         2             120              118            120             118                    0
---------------------------------------------------------------------------------------------------------------------------------
   70       Actual/360         2              0                0             120             118                   360
   71       Actual/360         5              66              61             66               61                    0
   72       Actual/360         1              84              83             84               83                    0
   73       Actual/360         5             120              115            120             115                    0
   74       Actual/360         1             120              119            120             119                    0
---------------------------------------------------------------------------------------------------------------------------------
   75       Actual/360         1             120              119            120             119                    0
   76       Actual/360         6             120              114            120             114                    0
   77       Actual/360         5             120              115            120             115                    0
   78       Actual/360         3              84              81             84               81                    0
   79       Actual/360         3             120              117            120             117                    0
---------------------------------------------------------------------------------------------------------------------------------
   80       Actual/360         5              61              56             121             116                   360
   81       Actual/360         1             120              119            120             119                    0
   82       Actual/360         2             120              118            120             118                    0
   83       ACTUAL/360         3              60              57             120             117                   360
 83.01
---------------------------------------------------------------------------------------------------------------------------------
 83.02
 83.03
 83.04
   84       Actual/360         2              36              34             120             118                   360
   85       Actual/360         5             120              115            120             115                    0
---------------------------------------------------------------------------------------------------------------------------------
   86       Actual/360         2              60              58             60               58                    0
   87       Actual/360         2             120              118            120             118                    0
   88       ACTUAL/360         3              0                0             120             117                   360
 88.01
 88.02
---------------------------------------------------------------------------------------------------------------------------------
 88.03
 88.04
 88.05
 88.06
 88.07
---------------------------------------------------------------------------------------------------------------------------------
 88.08
 88.09
 88.10
 88.11
 88.12
---------------------------------------------------------------------------------------------------------------------------------
 88.13
 88.14
 88.15
 88.16
 88.17
---------------------------------------------------------------------------------------------------------------------------------
 88.18
 88.19
 88.20
 88.21
 88.22
---------------------------------------------------------------------------------------------------------------------------------
 88.23
 88.24
 88.25
 88.26
 88.27
---------------------------------------------------------------------------------------------------------------------------------
 88.28
 88.29
 88.30
 88.31
 88.32
---------------------------------------------------------------------------------------------------------------------------------
 88.33
 88.34
 88.35
 88.36
 88.37
---------------------------------------------------------------------------------------------------------------------------------
 88.38
 88.39
 88.40
 88.41
 88.42
---------------------------------------------------------------------------------------------------------------------------------
 88.43
 88.44
 88.45
 88.46
 88.47
---------------------------------------------------------------------------------------------------------------------------------
 88.48
   89       Actual/360         5              60              55             120             115                   360
   90       Actual/360         2             120              118            120             118                    0
   91       Actual/360         2             120              118            120             118                    0
   92       Actual/360         2             120              118            120             118                    0
---------------------------------------------------------------------------------------------------------------------------------
   93       Actual/360         3             120              117            120             117                    0
   94       Actual/360         1              60              59             60               59                    0
   95       ACTUAL/360         1             120              119            120             119                    0
 95.01
 95.02
---------------------------------------------------------------------------------------------------------------------------------
 95.03
 95.04
   96       Actual/360         1             120              119            120             119                    0
   97       Actual/360         2             120              118            120             118                    0
   98       Actual/360         2             132              130            132             130                    0
---------------------------------------------------------------------------------------------------------------------------------
   99       Actual/360         1             120              119            120             119                    0
  100       Actual/360         4              36              32             120             116                   360
  101       Actual/360         3             120              117            120             117                    0
  102       Actual/360         3              60              57             120             117                   360
  103       ACTUAL/360         2              36              34             120             118                   360
---------------------------------------------------------------------------------------------------------------------------------
 103.01
 103.02
  104       Actual/360         1              36              35             120             119                   360
  105       Actual/360         4             120              116            120             116                    0
  106       Actual/360         1              60              59             60               59                    0
---------------------------------------------------------------------------------------------------------------------------------
  107       Actual/360         3              0                0             120             117                   300
  108       Actual/360         2              36              34             120             118                   360
  109       Actual/360         1             120              119            120             119                    0
  110       Actual/360         2              24              22             120             118                   360
  111       Actual/360         4              36              32             120             116                   360
---------------------------------------------------------------------------------------------------------------------------------
  112       Actual/360         1             120              119            120             119                    0
  113       Actual/360         1             120              119            120             119                    0
  114       Actual/360         2              60              58             60               58                    0
  115       Actual/360         3              84              81             84               81                    0
  116       Actual/360         2             120              118            120             118                    0
---------------------------------------------------------------------------------------------------------------------------------
  117       Actual/360         4             120              116            120             116                    0
  118       Actual/360         1             120              119            120             119                    0
  119       Actual/360         1              60              59             120             119                   360
  120       Actual/360         3              84              81             84               81                    0
  121       Actual/360         2             120              118            120             118                    0
---------------------------------------------------------------------------------------------------------------------------------
  122       Actual/360         3              60              57             60               57                    0
  123       Actual/360         8              0                0             60               52                   360
  124       Actual/360         5              0                0             84               79                   360
  125       Actual/360         1              60              59             120             119                   360
  126       Actual/360         2              84              82             84               82                    0
---------------------------------------------------------------------------------------------------------------------------------
  127       Actual/360         2             120              118            120             118                    0
  128       ACTUAL/360         2              24              22             120             118                   360
 128.01
 128.02
  129       Actual/360         3             120              117            120             117                    0
---------------------------------------------------------------------------------------------------------------------------------
  130       Actual/360         2             120              118            120             118                    0
  131       Actual/360         1             120              119            120             119                    0
  132       Actual/360         3              60              57             120             117                   360
  133       Actual/360         4             120              116            120             116                    0
  134       Actual/360         4              0                0             120             116                   300
---------------------------------------------------------------------------------------------------------------------------------
  135       Actual/360         4             120              116            120             116                    0
  136       Actual/360         2              60              58             120             118                   360
  137       Actual/360         3             120              117            120             117                    0
  138       Actual/360         3              60              57             120             117                   360
  139       Actual/360         3              60              57             120             117                   360
---------------------------------------------------------------------------------------------------------------------------------
  140       Actual/360         3              24              21             120             117                   360
  141       Actual/360         3              24              21             60               57                   360
  142       Actual/360         3             120              117            120             117                    0
  143       Actual/360         3              0                0             120             117                   360
  144       Actual/360         5             120              115            120             115                    0
---------------------------------------------------------------------------------------------------------------------------------
  145       Actual/360         3              58              55             118             115                   360
  146       Actual/360         3             120              117            120             117                    0
  147       Actual/360         2              0                0             120             118                   360
  148       Actual/360         4              60              56             120             116                   360
  149       Actual/360         3              60              57             120             117                   360
---------------------------------------------------------------------------------------------------------------------------------
  150       Actual/360         3              60              57             60               57                    0
  151       Actual/360         3              60              57             60               57                    0
  152       Actual/360         1              60              59             120             119                   360
  153       Actual/360         4              60              56             120             116                   360
  154       ACTUAL/360         4              36              32             120             116                   360
---------------------------------------------------------------------------------------------------------------------------------
 154.01
 154.02
 154.03
  155       Actual/360         5              60              55             120             115                   360
  156       Actual/360         4              60              56             60               56                    0
---------------------------------------------------------------------------------------------------------------------------------
  157       Actual/360         4             120              116            120             116                    0
  158       Actual/360         2              24              22             120             118                   360
  159       Actual/360         3              60              57             120             117                   360
  160       Actual/360         1              60              59             120             119                   360
  161       Actual/360         1              84              83             120             119                   360
---------------------------------------------------------------------------------------------------------------------------------
  162       Actual/360         1             120              119            120             119                    0
  163       Actual/360         3             120              117            120             117                    0
  164       Actual/360         4              60              56             120             116                   360
  165       Actual/360         2              36              34             120             118                   360
  166       Actual/360         1             120              119            120             119                    0
---------------------------------------------------------------------------------------------------------------------------------
  167       Actual/360         4              60              56             120             116                   360
  168       Actual/360         1              0                0             120             119                   360
  169       Actual/360         4              0                0             120             116                   300
  170       Actual/360         3              60              57             120             117                   360
  171       Actual/360         3              60              57             120             117                   360
---------------------------------------------------------------------------------------------------------------------------------
  172       Actual/360         1              60              59             120             119                   360
  173       Actual/360         1              60              59             120             119                   360
  174       Actual/360         5              61              56             121             116                   360
  175       Actual/360         3              60              57             60               57                    0
  176       Actual/360         4              0                0             120             116                   360
---------------------------------------------------------------------------------------------------------------------------------
  177       Actual/360         1              12              11             120             119                   360
  178       Actual/360         3              60              57             120             117                   360
  179       Actual/360         2              24              22             120             118                   360
  180       Actual/360         2              60              58             120             118                   360
  181       Actual/360         2              60              58             120             118                   360
---------------------------------------------------------------------------------------------------------------------------------
  182       Actual/360         3              60              57             120             117                   360
  183       Actual/360         2             120              118            120             118                    0
  184       Actual/360         1             120              119            120             119                    0
  185       Actual/360         1             120              119            120             119                    0
  186       Actual/360         3             120              117            120             117                    0
---------------------------------------------------------------------------------------------------------------------------------
  187       Actual/360         3              24              21             120             117                   360
  188       Actual/360         3              60              57             120             117                   360
  189       Actual/360         2             120              118            120             118                    0
  190       Actual/360         6              60              54             120             114                   360
  191       Actual/360         3              36              33             120             117                   360
---------------------------------------------------------------------------------------------------------------------------------
  192       Actual/360         3              60              57             120             117                   360
  193       Actual/360         0              0                0             120             120                   360
  194       Actual/360         2              60              58             120             118                   360
  195       Actual/360         6              0                0             120             114                   360
  196       Actual/360         4              0                0             120             116                   360
---------------------------------------------------------------------------------------------------------------------------------
  197       Actual/360         1              60              59             120             119                   360
  198       Actual/360         2             120              118            120             118                    0
  199       Actual/360         6              60              54             120             114                   360
  200       Actual/360         4             120              116            120             116                    0
  201       Actual/360         5              60              55             60               55                    0
---------------------------------------------------------------------------------------------------------------------------------
  202       Actual/360         6              60              54             120             114                   360

               REMAINING
CONTROL    AMORTIZATION TERM                        FIRST             LAST IO           FIRST P&I
 NUMBER        (MOS.)           NOTE DATE       PAYMENT DATE       PAYMENT DATE        PAYMENT DATE       MATURITY DATE
---------------------------------------------------------------------------------------------------------------------------

   1              0             3/27/2007         5/6/2007           4/6/2017                               4/6/2017
  1.01
  1.02
  1.03
  1.04
---------------------------------------------------------------------------------------------------------------------------
  1.05
  1.06
  1.07
  1.08
  1.09
---------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
---------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
   2              0              4/4/2007         5/6/2007           4/6/2017                               4/6/2017
   3              0             4/24/2007         6/6/2007           5/6/2017                               5/6/2017
   4              0             1/25/2007         3/6/2007           2/6/2017                               2/6/2017
---------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04
  4.05
---------------------------------------------------------------------------------------------------------------------------
  4.06
   5              0             5/18/2007         7/6/2007           6/6/2017                               6/6/2017
   6              0              4/9/2007         6/6/2007           4/6/2017                               4/6/2017
   7              0             1/25/2007         3/6/2007           2/6/2017                               2/6/2017
   8             360            6/14/2007         8/6/2007           7/6/2012            8/6/2012           7/6/2017
---------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02
  8.03
  8.04
  8.05
---------------------------------------------------------------------------------------------------------------------------
  8.06
  8.07
  8.08
  8.09
  8.10
---------------------------------------------------------------------------------------------------------------------------
  8.11
  8.12
  8.13
  8.14
  8.15
---------------------------------------------------------------------------------------------------------------------------
  8.16
  8.17
  8.18
  8.19
  8.20
---------------------------------------------------------------------------------------------------------------------------
  8.21
  8.22
  8.23
  8.24
  8.25
---------------------------------------------------------------------------------------------------------------------------
  8.26
  8.27
  8.28
  8.29
  8.30
---------------------------------------------------------------------------------------------------------------------------
  8.31
  8.32
  8.33
  8.34
  8.35
---------------------------------------------------------------------------------------------------------------------------
   9              0             4/24/2007         6/6/2007           5/6/2017                               5/6/2017
   10            480             6/8/2007         8/6/2007           7/6/2010            8/6/2010           7/6/2017
   11             0              4/2/2007         5/6/2007           4/6/2017                               4/6/2017
   12             0             12/28/2006        2/6/2007           1/6/2014                               1/6/2014
   13             0             6/11/2007         8/6/2007           7/6/2017                               7/6/2017
---------------------------------------------------------------------------------------------------------------------------
   14             0             3/28/2007         5/6/2007           4/6/2017                               4/6/2017
   15             0              6/1/2007         7/6/2007           6/6/2017                               6/6/2017
   16             0              6/4/2007         7/6/2007           6/6/2017                               6/6/2017
   17             0             4/26/2007         6/6/2007           5/6/2012                               5/6/2012
   18             0              5/4/2007         7/1/2007           6/1/2017                               6/1/2017
---------------------------------------------------------------------------------------------------------------------------
   19             0             4/24/2007         6/6/2007           5/6/2017                               5/6/2017
 19.01
 19.02
   20            399            6/11/2007         8/6/2007                               8/6/2007           7/6/2017
 20.01
---------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
---------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
---------------------------------------------------------------------------------------------------------------------------
   21             0             2/23/2007         4/6/2007           2/6/2017                               2/6/2017
   22             0              2/7/2007         4/6/2007           3/6/2017                               3/6/2017
   23            360             6/5/2007         7/6/2007           6/6/2014            7/6/2014           6/6/2017
   24             0             5/11/2007         7/6/2007           6/6/2012                               6/6/2012
   25             0             12/28/2006        2/6/2007           1/6/2017                               1/6/2017

---------------------------------------------------------------------------------------------------------------------------
   26            360            4/25/2007         6/6/2007           4/6/2012            5/6/2012           5/6/2017
   27             0              4/4/2007         5/6/2007           4/6/2012                               4/6/2012
   28             0             3/26/2007         5/6/2007           4/6/2012                               4/6/2012
   29             0             6/11/2007         8/6/2007           7/6/2017                               7/6/2017
   30             0             6/11/2007         8/6/2007           7/6/2017                               7/6/2017
---------------------------------------------------------------------------------------------------------------------------
   31             0             4/13/2007         6/6/2007           5/6/2012                               5/6/2012
   32             0             5/18/2007         7/6/2007           6/6/2017                               6/6/2017
   33             0              4/9/2007         6/6/2007           5/6/2017                               5/6/2017
   34             0             4/24/2007         6/6/2007           5/6/2012                               5/6/2012
   35            360             2/1/2007         3/6/2007           2/6/2010            3/6/2010           2/6/2017
---------------------------------------------------------------------------------------------------------------------------
   36            360             2/1/2007         3/6/2007           2/6/2010            3/6/2010           2/6/2017
 36.01
 36.02
   37             0              5/8/2007         7/6/2007           6/6/2012                               6/6/2012
 37.01
---------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
---------------------------------------------------------------------------------------------------------------------------
   38             0             5/24/2007         7/6/2007           6/6/2017                               6/6/2017
   39            360            6/13/2007         8/6/2007           7/6/2009            8/6/2009           7/6/2012
 39.01
 39.02
 39.03
---------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
---------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
   40             0             5/17/2007         7/6/2007           6/6/2017                               6/6/2017
   41             0              5/3/2007         6/6/2007           5/6/2012                               5/6/2012
---------------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
 41.04
 41.05
---------------------------------------------------------------------------------------------------------------------------
   42             0             4/24/2007         6/6/2007           5/6/2017                               5/6/2017
   43            360             2/7/2007         3/6/2007           2/6/2012            3/6/2012           2/6/2017
   44             0              5/2/2007         6/6/2007           5/6/2012                               5/6/2012
   45             0              4/9/2007         6/6/2007           5/6/2017                               5/6/2017
 45.01
---------------------------------------------------------------------------------------------------------------------------
 45.02
   46            360             4/5/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
   47            360            4/10/2007         6/6/2007           5/6/2012            6/6/2012           5/6/2017
   48             0             5/18/2007         7/6/2007           6/6/2017                               6/6/2017
   49            360            4/25/2007         6/1/2007           5/1/2012            6/1/2012           5/1/2017
---------------------------------------------------------------------------------------------------------------------------
   50            360             5/8/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
 50.01
 50.02
 50.03
 50.04
---------------------------------------------------------------------------------------------------------------------------
 50.05
 50.06
   51            659            1/19/2007         3/6/2007                               3/6/2007           2/6/2017
   52             0             5/17/2007         7/6/2007           6/6/2012                               6/6/2012
   53             0              4/9/2007         6/6/2007           5/6/2017                               5/6/2017
---------------------------------------------------------------------------------------------------------------------------
   54             0             12/28/2006        2/6/2007           1/6/2012                               1/6/2012
   55             0             3/28/2007         5/6/2007           4/6/2017                               4/6/2017
   56            360             5/2/2007         6/6/2007           5/6/2012            6/6/2012           5/6/2017
   57            360            4/20/2007         6/6/2007           5/6/2010            6/6/2010           5/6/2017
   58             0             5/17/2007         7/6/2007           6/6/2012                               6/6/2012
---------------------------------------------------------------------------------------------------------------------------
   59             0              4/9/2007         6/6/2007           5/6/2017                               5/6/2017
 59.01
 59.02
 59.03
 59.04
---------------------------------------------------------------------------------------------------------------------------
   60             0              2/8/2007         4/6/2007           3/6/2017                               3/6/2017
   61             0             3/15/2007         5/6/2007           4/6/2017                               4/6/2017
   62            296            2/27/2007         4/6/2007                               4/6/2007           3/6/2017
   63             0             4/18/2007         6/6/2007           5/6/2017                               5/6/2017
   64            360            3/22/2007         5/6/2007           4/6/2014            5/6/2014           4/6/2017
---------------------------------------------------------------------------------------------------------------------------
   65             0             4/20/2007         6/6/2007           5/6/2014                               5/6/2014
   66             0              4/2/2007         5/6/2007           4/6/2017                               4/6/2017
   67             0              3/5/2007         4/6/2007           3/6/2014                               3/6/2014
   68             0             2/20/2007         4/6/2007           3/6/2017                               3/6/2017
   69             0             4/11/2007         6/6/2007           5/6/2017                               5/6/2017
---------------------------------------------------------------------------------------------------------------------------
   70            358            4/11/2007         6/6/2007                               6/6/2007           5/6/2017
   71             0             1/16/2007         3/6/2007           8/6/2012                               8/6/2012
   72             0              6/6/2007         7/6/2007           6/6/2014                               6/6/2014
   73             0             1/17/2007         3/6/2007           2/6/2017                               2/6/2017
   74             0             5/22/2007         7/6/2007           6/6/2017                               6/6/2017
---------------------------------------------------------------------------------------------------------------------------
   75             0              5/9/2007         7/6/2007           6/6/2017                               6/6/2017
   76             0             12/18/2006        2/6/2007           1/6/2017                               1/6/2017
   77             0             1/31/2007         3/6/2007           2/6/2017                               2/6/2017
   78             0             3/30/2007         5/6/2007           4/6/2014                               4/6/2014
   79             0             3/29/2007         5/6/2007           4/6/2017                               4/6/2017
---------------------------------------------------------------------------------------------------------------------------
   80            360             2/9/2007         3/6/2007           3/6/2012            4/6/2012           3/6/2017
   81             0             5/17/2007         7/6/2007           6/6/2017                               6/6/2017
   82             0             4/25/2007         6/1/2007           5/1/2017                               5/1/2017
   83            360             4/5/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
 83.01
---------------------------------------------------------------------------------------------------------------------------
 83.02
 83.03
 83.04
   84            360            4/18/2007         6/6/2007           5/6/2010            6/6/2010           5/6/2017
   85             0             1/31/2007         3/6/2007           2/6/2017                               2/6/2017
---------------------------------------------------------------------------------------------------------------------------
   86             0              5/3/2007         6/6/2007           5/6/2012                               5/6/2012
   87             0              5/3/2007         6/6/2007           5/6/2017                               5/6/2017
   88            357            3/22/2007         5/6/2007                               5/6/2007           4/6/2017
 88.01
 88.02
---------------------------------------------------------------------------------------------------------------------------
 88.03
 88.04
 88.05
 88.06
 88.07
---------------------------------------------------------------------------------------------------------------------------
 88.08
 88.09
 88.10
 88.11
 88.12
---------------------------------------------------------------------------------------------------------------------------
 88.13
 88.14
 88.15
 88.16
 88.17
---------------------------------------------------------------------------------------------------------------------------
 88.18
 88.19
 88.20
 88.21
 88.22
---------------------------------------------------------------------------------------------------------------------------
 88.23
 88.24
 88.25
 88.26
 88.27
---------------------------------------------------------------------------------------------------------------------------
 88.28
 88.29
 88.30
 88.31
 88.32
---------------------------------------------------------------------------------------------------------------------------
 88.33
 88.34
 88.35
 88.36
 88.37
---------------------------------------------------------------------------------------------------------------------------
 88.38
 88.39
 88.40
 88.41
 88.42
---------------------------------------------------------------------------------------------------------------------------
 88.43
 88.44
 88.45
 88.46
 88.47
---------------------------------------------------------------------------------------------------------------------------
 88.48
   89            360             2/2/2007         3/6/2007           2/6/2012            3/6/2012           2/6/2017
   90             0              4/4/2007         6/1/2007           5/1/2017                               5/1/2017
   91             0             4/27/2007         6/6/2007           5/6/2017                               5/6/2017
   92             0             4/24/2007         6/6/2007           5/6/2017                               5/6/2017
---------------------------------------------------------------------------------------------------------------------------
   93             0              4/5/2007         5/6/2007           4/6/2017                               4/6/2017
   94             0              5/2/2007         7/1/2007           6/1/2012                               6/1/2012
   95             0             5/25/2007         7/6/2007           6/6/2017                               6/6/2017
 95.01
 95.02
---------------------------------------------------------------------------------------------------------------------------
 95.03
 95.04
   96             0             5/17/2007         7/6/2007           6/6/2017                               6/6/2017
   97             0              4/3/2007         6/1/2007           5/1/2017                               5/1/2017
   98             0             4/10/2007         6/6/2007           5/6/2018                               5/6/2018
---------------------------------------------------------------------------------------------------------------------------
   99             0             5/18/2007         7/6/2007           6/6/2017                               6/6/2017
  100            360             3/6/2007         4/6/2007           3/6/2010            4/6/2010           3/6/2017
  101             0             3/16/2007         5/6/2007           4/6/2017                               4/6/2017
  102            360            3/15/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  103            360            4/26/2007         6/6/2007           5/6/2010            6/6/2010           5/6/2017
---------------------------------------------------------------------------------------------------------------------------
 103.01
 103.02
  104            360             6/1/2007         7/6/2007           6/6/2010            7/6/2010           6/6/2017
  105             0             2/23/2007         4/6/2007           3/6/2017                               3/6/2017
  106             0             5/31/2007         7/6/2007           6/6/2012                               6/6/2012
---------------------------------------------------------------------------------------------------------------------------
  107            297            3/22/2007         5/6/2007                               5/6/2007           4/6/2017
  108            360            4/26/2007         6/6/2007           5/6/2010            6/6/2010           5/6/2017
  109             0             5/17/2007         7/1/2007           6/1/2017                               6/1/2017
  110            360            4/27/2007         6/6/2007           5/6/2009            6/6/2009           5/6/2017
  111            360            2/15/2007         4/6/2007           3/6/2010            4/6/2010           3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  112             0             5/18/2007         7/1/2007           6/1/2017                               6/1/2017
  113             0             5/15/2007         7/6/2007           6/6/2017                               6/6/2017
  114             0             4/26/2007         6/6/2007           5/6/2012                               5/6/2012
  115             0             3/27/2007         5/6/2007           4/6/2014                               4/6/2014
  116             0             4/25/2007         6/6/2007           5/6/2017                               5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  117             0             2/15/2007         4/6/2007           3/6/2017                               3/6/2017
  118             0             5/30/2007         7/6/2007           6/6/2017                               6/6/2017
  119            360             5/7/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
  120             0             3/29/2007         5/6/2007           4/6/2014                               4/6/2014
  121             0              5/1/2007         6/6/2007           5/6/2017                               5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  122             0             3/21/2007         5/6/2007           4/6/2012                               4/6/2012
  123            352            10/31/2006        12/6/2006                             12/6/2006           11/6/2011
  124            355             2/5/2007         3/6/2007                               3/6/2007           2/6/2014
  125            360             5/7/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
  126             0             4/24/2007         6/6/2007           5/6/2014                               5/6/2014
---------------------------------------------------------------------------------------------------------------------------
  127             0              5/2/2007         6/6/2007           5/6/2017                               5/6/2017
  128            360            4/20/2007         6/6/2007           5/6/2009            6/6/2009           5/6/2017
 128.01
 128.02
  129             0             3/30/2007         5/6/2007           4/6/2017                               4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  130             0             4/11/2007         6/6/2007           5/6/2017                               5/6/2017
  131             0             5/18/2007         7/6/2007           6/6/2017                               6/6/2017
  132            360            3/28/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  133             0             2/15/2007         4/6/2007           3/6/2017                               3/6/2017
  134            296             2/8/2007         4/6/2007                               4/6/2007           3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  135             0             2/15/2007         4/6/2007           3/6/2017                               3/6/2017
  136            360            4/18/2007         6/6/2007           5/6/2012            6/6/2012           5/6/2017
  137             0              4/5/2007         5/6/2007           4/6/2017                               4/6/2017
  138            360            3/15/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  139            360            3/13/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  140            360            3/30/2007         5/6/2007           4/6/2009            5/6/2009           4/6/2017
  141            360             3/7/2007         5/6/2007           4/6/2009            5/6/2009           4/6/2012
  142             0              3/9/2007         5/6/2007           4/6/2017                               4/6/2017
  143            357            3/13/2007         5/6/2007                               5/6/2007           4/6/2017
  144             0             1/31/2007         3/6/2007           2/6/2017                               2/6/2017
---------------------------------------------------------------------------------------------------------------------------
  145            360            3/22/2007         5/6/2007           2/6/2012            3/6/2012           2/6/2017
  146             0             3/27/2007         5/6/2007           4/6/2017                               4/6/2017
  147            358             5/1/2007         6/6/2007                               6/6/2007           5/6/2017
  148            360            2/28/2007         4/6/2007           3/6/2012            4/6/2012           3/6/2017
  149            360            3/29/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  150             0             3/22/2007         5/6/2007           4/6/2012                               4/6/2012
  151             0             3/15/2007         5/6/2007           4/6/2012                               4/6/2012
  152            360             5/4/2007         7/1/2007           6/1/2012            7/1/2012           6/1/2017
  153            360             3/6/2007         4/6/2007           3/6/2012            4/6/2012           3/6/2017
  154            360            2/23/2007         4/6/2007           3/6/2010            4/6/2010           3/6/2017
---------------------------------------------------------------------------------------------------------------------------
 154.01
 154.02
 154.03
  155            360            1/30/2007         3/6/2007           2/6/2012            3/6/2012           2/6/2017
  156             0             2/27/2007         4/6/2007           3/6/2012                               3/6/2012
---------------------------------------------------------------------------------------------------------------------------
  157             0             2/15/2007         4/6/2007           3/6/2017                               3/6/2017
  158            360             5/4/2007         6/6/2007           5/6/2009            6/6/2009           5/6/2017
  159            360            3/23/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  160            360            5/17/2007         7/1/2007           6/1/2012            7/1/2012           6/1/2017
  161            360            5/15/2007         7/6/2007           6/6/2014            7/6/2014           6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  162             0             5/15/2007         7/6/2007           6/6/2017                               6/6/2017
  163             0             3/28/2007         5/6/2007           4/6/2017                               4/6/2017
  164            360            2/15/2007         4/6/2007           3/6/2012            4/6/2012           3/6/2017
  165            360            4/25/2007         6/1/2007           5/1/2010            6/1/2010           5/1/2017
  166             0              5/8/2007         7/6/2007           6/6/2017                               6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  167            360            2/26/2007         4/1/2007           3/1/2012            4/1/2012           3/1/2017
  168            359            5/10/2007         7/1/2007                               7/1/2007           6/1/2017
  169            296            2/15/2007         4/6/2007                               4/6/2007           3/6/2017
  170            360            3/13/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  171            360            3/28/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  172            360            5/11/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
  173            360            5/10/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
  174            360             2/9/2007         3/6/2007           3/6/2012            4/6/2012           3/6/2017
  175             0             3/29/2007         5/6/2007           4/6/2012                               4/6/2012
  176            356            2/28/2007         4/6/2007                               4/6/2007           3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  177            360            5/16/2007         7/6/2007           6/6/2008            7/6/2008           6/6/2017
  178            360            3/23/2007         5/1/2007           4/1/2012            5/1/2012           4/1/2017
  179            360             4/9/2007         6/6/2007           5/6/2009            6/6/2009           5/6/2017
  180            360            4/17/2007         6/1/2007           5/1/2012            6/1/2012           5/1/2017
  181            360             5/2/2007         6/6/2007           5/6/2012            6/6/2012           5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  182            360            3/15/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  183             0             4/20/2007         6/6/2007           5/6/2017                               5/6/2017
  184             0              5/2/2007         7/1/2007           6/1/2017                               6/1/2017
  185             0             5/10/2007         7/6/2007           6/6/2017                               6/6/2017
  186             0             3/23/2007         5/6/2007           4/6/2017                               4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  187            360             4/5/2007         5/6/2007           4/6/2009            5/6/2009           4/6/2017
  188            360            3/15/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  189             0              5/2/2007         6/6/2007           5/6/2017                               5/6/2017
  190            360            12/15/2006        2/6/2007           1/6/2012            2/6/2012           1/6/2017
  191            360            3/14/2007         5/6/2007           4/6/2010            5/6/2010           4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  192            360            3/30/2007         5/6/2007           4/6/2012            5/6/2012           4/6/2017
  193            360             6/7/2007         8/6/2007                               8/6/2007           7/6/2017
  194            360             4/9/2007         6/6/2007           5/6/2012            6/6/2012           5/6/2017
  195            354            12/18/2006        2/6/2007                               2/6/2007           1/6/2017
  196            356             3/2/2007         4/6/2007                               4/6/2007           3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  197            360             5/7/2007         7/6/2007           6/6/2012            7/6/2012           6/6/2017
  198             0             4/11/2007         6/6/2007           5/6/2017                               5/6/2017
  199            360            12/8/2006         2/6/2007           1/6/2012            2/6/2012           1/6/2017
  200             0             2/16/2007         4/6/2007           3/6/2017                               3/6/2017
  201             0              2/2/2007         3/6/2007           2/6/2012                               2/6/2012
---------------------------------------------------------------------------------------------------------------------------
  202            360            12/29/2006        2/6/2007           1/6/2012            2/6/2012           1/6/2017

                                               GRACE                                     GRACE
CONTROL  PAYMENT      ARD                     PERIOD-                                   PERIOD-                       CONTROL
 NUMBER    DATE    (YES / NO)                 LATE FEE                                  DEFAULT                       NUMBER
---------------------------------------------------------------------------------------------------------------------------------

   1        6          No                        0                                         0                             1
  1.01                                                                                                                 1.01
  1.02                                                                                                                 1.02
  1.03                                                                                                                 1.03
  1.04                                                                                                                 1.04
---------------------------------------------------------------------------------------------------------------------------------
  1.05                                                                                                                 1.05
  1.06                                                                                                                 1.06
  1.07                                                                                                                 1.07
  1.08                                                                                                                 1.08
  1.09                                                                                                                 1.09
---------------------------------------------------------------------------------------------------------------------------------
  1.10                                                                                                                 1.10
  1.11                                                                                                                 1.11
  1.12                                                                                                                 1.12
  1.13                                                                                                                 1.13
  1.14                                                                                                                 1.14
---------------------------------------------------------------------------------------------------------------------------------
  1.15                                                                                                                 1.15
  1.16                                                                                                                 1.16
   2        6          No                        0                                         0                             2
   3        6          No                        0                                         0                             3
   4        6          No                        0                                         0                             4
---------------------------------------------------------------------------------------------------------------------------------
  4.01                                                                                                                 4.01
  4.02                                                                                                                 4.02
  4.03                                                                                                                 4.03
  4.04                                                                                                                 4.04
  4.05                                                                                                                 4.05
---------------------------------------------------------------------------------------------------------------------------------
  4.06                                                                                                                 4.06
   5        6          No                        0                                         0                             5
   6        6          No      3 days grace twice per twelve month period                  0                             6
   7        6          No                        0                                         0                             7
   8        6          No                        0                                         0                             8
---------------------------------------------------------------------------------------------------------------------------------
  8.01                                                                                                                 8.01
  8.02                                                                                                                 8.02
  8.03                                                                                                                 8.03
  8.04                                                                                                                 8.04
  8.05                                                                                                                 8.05
---------------------------------------------------------------------------------------------------------------------------------
  8.06                                                                                                                 8.06
  8.07                                                                                                                 8.07
  8.08                                                                                                                 8.08
  8.09                                                                                                                 8.09
  8.10                                                                                                                 8.10
---------------------------------------------------------------------------------------------------------------------------------
  8.11                                                                                                                 8.11
  8.12                                                                                                                 8.12
  8.13                                                                                                                 8.13
  8.14                                                                                                                 8.14
  8.15                                                                                                                 8.15
---------------------------------------------------------------------------------------------------------------------------------
  8.16                                                                                                                 8.16
  8.17                                                                                                                 8.17
  8.18                                                                                                                 8.18
  8.19                                                                                                                 8.19
  8.20                                                                                                                 8.20
---------------------------------------------------------------------------------------------------------------------------------
  8.21                                                                                                                 8.21
  8.22                                                                                                                 8.22
  8.23                                                                                                                 8.23
  8.24                                                                                                                 8.24
  8.25                                                                                                                 8.25
---------------------------------------------------------------------------------------------------------------------------------
  8.26                                                                                                                 8.26
  8.27                                                                                                                 8.27
  8.28                                                                                                                 8.28
  8.29                                                                                                                 8.29
  8.30                                                                                                                 8.30
---------------------------------------------------------------------------------------------------------------------------------
  8.31                                                                                                                 8.31
  8.32                                                                                                                 8.32
  8.33                                                                                                                 8.33
  8.34                                                                                                                 8.34
  8.35                                                                                                                 8.35
---------------------------------------------------------------------------------------------------------------------------------
   9        6          No                        0                                         0                             9
   10       6          No                        0                                         0                            10
   11       6          No                        0                                         0                            11
   12       6          No                        0                                         0                            12
   13       6          No                        0                                         0                            13
---------------------------------------------------------------------------------------------------------------------------------
   14       6          No                        0                                         0                            14
   15       6          No                        0                                         0                            15
   16       6          No                        5                                         0                            16
   17       6          No                        0                                         0                            17
   18       1          No                        5                                         5                            18
---------------------------------------------------------------------------------------------------------------------------------
   19       6          NO                        0                                         0                            19
 19.01                                                                                                                 19.01
 19.02                                                                                                                 19.02
   20       6          NO                        0                                         0                            20
 20.01                                                                                                                 20.01
---------------------------------------------------------------------------------------------------------------------------------
 20.02                                                                                                                 20.02
 20.03                                                                                                                 20.03
 20.04                                                                                                                 20.04
 20.05                                                                                                                 20.05
 20.06                                                                                                                 20.06
---------------------------------------------------------------------------------------------------------------------------------
 20.07                                                                                                                 20.07
 20.08                                                                                                                 20.08
 20.09                                                                                                                 20.09
 20.10                                                                                                                 20.10
 20.11                                                                                                                 20.11
---------------------------------------------------------------------------------------------------------------------------------
   21       6          No                        0                                         0                            21
   22       6          No                        0                                         0                            22
   23       6          No                        0                                         0                            23
   24       6          No                        0                                         0                            24
   25       6          No                        0                                         0                            25
---------------------------------------------------------------------------------------------------------------------------------
   26       6          No                        0                                         0                            26
   27       6          No                        0                                         0                            27
   28       6          No                        0                                         0                            28
   29       6          No                        0                                         0                            29
   30       6          No                        0                                         0                            30
---------------------------------------------------------------------------------------------------------------------------------
   31       6          No                        0                                         0                            31
   32       6          No                        0                                         0                            32
   33       6          No                        0                                         0                            33
   34       6          No                        0                                         0                            34
   35       6          No                        0                                         0                            35
---------------------------------------------------------------------------------------------------------------------------------
   36       6          NO                        0                                         0                            36
 36.01                                                                                                                 36.01
 36.02                                                                                                                 36.02
   37       6          No                        3                                         0                            37
 37.01                                                                                                                 37.01
---------------------------------------------------------------------------------------------------------------------------------
 37.02                                                                                                                 37.02
 37.03                                                                                                                 37.03
 37.04                                                                                                                 37.04
 37.05                                                                                                                 37.05
 37.06                                                                                                                 37.06
---------------------------------------------------------------------------------------------------------------------------------
   38       6          No                        0                                         0                            38
   39       6          NO                        0                                         0                            39
 39.01                                                                                                                 39.01
 39.02                                                                                                                 39.02
 39.03                                                                                                                 39.03
---------------------------------------------------------------------------------------------------------------------------------
 39.04                                                                                                                 39.04
 39.05                                                                                                                 39.05
 39.06                                                                                                                 39.06
 39.07                                                                                                                 39.07
 39.08                                                                                                                 39.08
---------------------------------------------------------------------------------------------------------------------------------
 39.09                                                                                                                 39.09
 39.10                                                                                                                 39.10
 39.11                                                                                                                 39.11
   40       6          No                        0                                         0                            40
   41       6          NO                        0                                         0                            41
---------------------------------------------------------------------------------------------------------------------------------
 41.01                                                                                                                 41.01
 41.02                                                                                                                 41.02
 41.03                                                                                                                 41.03
 41.04                                                                                                                 41.04
 41.05                                                                                                                 41.05
---------------------------------------------------------------------------------------------------------------------------------
   42       6          No                        0                                         0                            42
   43       6          No                        0                                         0                            43
   44       6          No                        0                                         0                            44
   45       6          NO                        0                                         0                            45
 45.01                                                                                                                 45.01
---------------------------------------------------------------------------------------------------------------------------------
 45.02                                                                                                                 45.02
   46       6          No                        0                                         0                            46
   47       6          No                        0                                         0                            47
   48       6          No                        15                   5 days grace only once per twelve month period    48
   49       1          No                        5                                         5                            49
---------------------------------------------------------------------------------------------------------------------------------
   50       6          NO                        5                                         0                            50
 50.01                                                                                                                 50.01
 50.02                                                                                                                 50.02
 50.03                                                                                                                 50.03
 50.04                                                                                                                 50.04
---------------------------------------------------------------------------------------------------------------------------------
 50.05                                                                                                                 50.05
 50.06                                                                                                                 50.06
   51       6          No                        0                                         0                            51
   52       6          No                        0                                         0                            52
   53       6          No                        0                                         0                            53
---------------------------------------------------------------------------------------------------------------------------------
   54       6          No                        0                                         0                            54
   55       6          No                        0                                         0                            55
   56       6          No                        0                                         0                            56
   57       6          No                        15                                        0                            57
   58       6          No                        5                                         5                            58
---------------------------------------------------------------------------------------------------------------------------------
   59       6          NO                        0                                         0                            59
 59.01                                                                                                                 59.01
 59.02                                                                                                                 59.02
 59.03                                                                                                                 59.03
 59.04                                                                                                                 59.04
---------------------------------------------------------------------------------------------------------------------------------
   60       6          No                        0                                         0                            60
   61       6          No                        0                      1 day grace only once per calendar year         61
   62       6          No                        0                                         0                            62
   63       6          No                        0                                         0                            63
   64       6          No      5 days grace once per twelve month period                   0                            64
---------------------------------------------------------------------------------------------------------------------------------
   65       6          No                        0                                         0                            65
   66       6          No                        0                                         0                            66
   67       6          No                        0                                         0                            67
   68       6          No                        0                                         0                            68
   69       6          No                        0                                         0                            69
---------------------------------------------------------------------------------------------------------------------------------
   70       6          No                        0                                         0                            70
   71       6          No                        0                                         0                            71
   72       6          No                        0                                         0                            72
   73       6          No                        0                                         0                            73
   74       6          No                        15                                        0                            74
---------------------------------------------------------------------------------------------------------------------------------
   75       6          No                        0                                         0                            75
   76       6          No                        0                                         0                            76
   77       6          No                        0                                         0                            77
   78       6          No                        0                                         0                            78
   79       6          No                        0                                         0                            79
---------------------------------------------------------------------------------------------------------------------------------
   80       6          No                        0                                         0                            80
   81       6          No                        0                                         0                            81
   82       1          No                        5                                         5                            82
   83       6          NO                        0                                         0                            83
 83.01                                                                                                                 83.01
---------------------------------------------------------------------------------------------------------------------------------
 83.02                                                                                                                 83.02
 83.03                                                                                                                 83.03
 83.04                                                                                                                 83.04
   84       6          No                        0                                         0                            84
   85       6          No                        0                                         0                            85
---------------------------------------------------------------------------------------------------------------------------------
   86       6          No                        0                                         0                            86
   87       6          NO                        0                                         0                            87
   88       6          No                        0                                         0                            88
 88.01                                                                                                                 88.01
 88.02                                                                                                                 88.02
---------------------------------------------------------------------------------------------------------------------------------
 88.03                                                                                                                 88.03
 88.04                                                                                                                 88.04
 88.05                                                                                                                 88.05
 88.06                                                                                                                 88.06
 88.07                                                                                                                 88.07
---------------------------------------------------------------------------------------------------------------------------------
 88.08                                                                                                                 88.08
 88.09                                                                                                                 88.09
 88.10                                                                                                                 88.10
 88.11                                                                                                                 88.11
 88.12                                                                                                                 88.12
---------------------------------------------------------------------------------------------------------------------------------
 88.13                                                                                                                 88.13
 88.14                                                                                                                 88.14
 88.15                                                                                                                 88.15
 88.16                                                                                                                 88.16
 88.17                                                                                                                 88.17
---------------------------------------------------------------------------------------------------------------------------------
 88.18                                                                                                                 88.18
 88.19                                                                                                                 88.19
 88.20                                                                                                                 88.20
 88.21                                                                                                                 88.21
 88.22                                                                                                                 88.22
---------------------------------------------------------------------------------------------------------------------------------
 88.23                                                                                                                 88.23
 88.24                                                                                                                 88.24
 88.25                                                                                                                 88.25
 88.26                                                                                                                 88.26
 88.27                                                                                                                 88.27
---------------------------------------------------------------------------------------------------------------------------------
 88.28                                                                                                                 88.28
 88.29                                                                                                                 88.29
 88.30                                                                                                                 88.30
 88.31                                                                                                                 88.31
 88.32                                                                                                                 88.32
---------------------------------------------------------------------------------------------------------------------------------
 88.33                                                                                                                 88.33
 88.34                                                                                                                 88.34
 88.35                                                                                                                 88.35
 88.36                                                                                                                 88.36
 88.37                                                                                                                 88.37
---------------------------------------------------------------------------------------------------------------------------------
 88.38                                                                                                                 88.38
 88.39                                                                                                                 88.39
 88.40                                                                                                                 88.40
 88.41                                                                                                                 88.41
 88.42                                                                                                                 88.42
---------------------------------------------------------------------------------------------------------------------------------
 88.43                                                                                                                 88.43
 88.44                                                                                                                 88.44
 88.45                                                                                                                 88.45
 88.46                                                                                                                 88.46
 88.47                                                                                                                 88.47
---------------------------------------------------------------------------------------------------------------------------------
 88.48                                                                                                                 88.48
   89       6          No                        0                                         0                            89
   90       1          No                        5                                         0                            90
   91       6          No                        0                                         0                            91
   92       6          No                        0                                         0                            92
---------------------------------------------------------------------------------------------------------------------------------
   93       6          No                        0                                         0                            93
   94       1          No                        5                                         5                            94
   95       6          NO                        0                      5 days grace only once per calendar year        95
 95.01                                                                                                                 95.01
 95.02                                                                                                                 95.02
---------------------------------------------------------------------------------------------------------------------------------
 95.03                                                                                                                 95.03
 95.04                                                                                                                 95.04
   96       6          No                        0                                         0                            96
   97       1          No                        5                                         5                            97
   98       6          No                        0                                         0                            98
---------------------------------------------------------------------------------------------------------------------------------
   99       6          No                        0                                         0                            99
  100       6          No                        0                                         0                            100
  101       6          No                        0                                         0                            101
  102       6          No                        0                                         0                            102
  103       6          NO                        0                                         0                            103
---------------------------------------------------------------------------------------------------------------------------------
 103.01                                                                                                               103.01
 103.02                                                                                                               103.02
  104       6          No                        0                                         0                            104
  105       6          No                        0                                         0                            105
  106       6          No                        0                                         0                            106
---------------------------------------------------------------------------------------------------------------------------------
  107       6          No                        5                                         5                            107
  108       6          No                        0                                         0                            108
  109       1          No                        5                                         5                            109
  110       6          No                        0                                         0                            110
  111       6          No                        0                                         0                            111
---------------------------------------------------------------------------------------------------------------------------------
  112       1          No                        5                                         5                            112
  113       6          No                        0                                         0                            113
  114       6          No                        0                                         10                           114
  115       6          No                        0                                         0                            115
  116       6          No                        0                                         0                            116
---------------------------------------------------------------------------------------------------------------------------------
  117       6          No                        0                                         0                            117
  118       6          No                        0                                         0                            118
  119       6          No                        0                                         0                            119
  120       6          No                        0                                         0                            120
  121       6          No                        0                                         0                            121
---------------------------------------------------------------------------------------------------------------------------------
  122       6          No                        5                                         0                            122
  123       6          No                        0                                         0                            123
  124       6          No                        0                                         0                            124
  125       6          No                        0                                         0                            125
  126       6          No                        15                                        0                            126
---------------------------------------------------------------------------------------------------------------------------------
  127       6          No                        0                                         0                            127
  128       6          NO                        0                                         0                            128
 128.01                                                                                                               128.01
 128.02                                                                                                               128.02
  129       6          No                        0                                         0                            129
---------------------------------------------------------------------------------------------------------------------------------
  130       6          No                        0                                         0                            130
  131       6          No                        0                                         0                            131
  132       6          No                        0                      5 days grace only once per calendar year        132
  133       6          No                        15                   5 days grace only once per twelve month period    133
  134       6          No                        0                                         0                            134
---------------------------------------------------------------------------------------------------------------------------------
  135       6          No                        0                                         0                            135
  136       6          No                        0                                         0                            136
  137       6          No                        0                                         0                            137
  138       6          No                        0                                         0                            138
  139       6          No                        0                                         0                            139
---------------------------------------------------------------------------------------------------------------------------------
  140       6          No                        0                                         0                            140
  141       6          No                        0                                         0                            141
  142       6          No                        0                                         0                            142
  143       6          No                        0                                         0                            143
  144       6          No                        0                                         0                            144
---------------------------------------------------------------------------------------------------------------------------------
  145       6          No                        0                                         0                            145
  146       6          No                        0                                         0                            146
  147       6          No                        0                                         0                            147
  148       6          No                        0                                         0                            148
  149       6          No                        0                                         0                            149
---------------------------------------------------------------------------------------------------------------------------------
  150       6          No                        0                                         0                            150
  151       6          No                        0                                         0                            151
  152       1          No                        5                                         5                            152
  153       6          No                        0                                         0                            153
  154       6          NO                         0                                         0                            154
---------------------------------------------------------------------------------------------------------------------------------
 154.01                                                                                                               154.01
 154.02                                                                                                               154.02
 154.03                                                                                                               154.03
  155       6          No                        0                                         0                            155
  156       6          No                        5                                         0                            156
---------------------------------------------------------------------------------------------------------------------------------
  157       6          No                        0                                         0                            157
  158       6          No                        0                                         0                            158
  159       6          No                        0                                         0                            159
  160       1          No                        5                                         5                            160
  161       6          No                        0                                         0                            161
---------------------------------------------------------------------------------------------------------------------------------
  162       6          No                        0                                         5                            162
  163       6          No                        0                                         0                            163
  164       6          No                        0                                         0                            164
  165       1          No                        5                                         5                            165
  166       6          No                        0                                         0                            166
---------------------------------------------------------------------------------------------------------------------------------
  167       1          No                        5                                         5                            167
  168       1          No                        5                                         5                            168
  169       6          No                        15                                        0                            169
  170       6          No                        0                                         0                            170
  171       6          No                        0                                         0                            171
---------------------------------------------------------------------------------------------------------------------------------
  172       6          No                        7                                         0                            172
  173       6          No                        0                                         0                            173
  174       6          No                        0                                         0                            174
  175       6          No                        0                                         0                            175
  176       6          No                        0                                         0                            176
---------------------------------------------------------------------------------------------------------------------------------
  177       6          No                        0                                         0                            177
  178       1          No                        5                                         5                            178
  179       6          No                        0                                         0                            179
  180       1          No                        5                                         5                            180
  181       6          No                        0                                         0                            181
---------------------------------------------------------------------------------------------------------------------------------
  182       6          No                        0                                         0                            182
  183       6          No                        0                                         0                            183
  184       1          No                        5                                         5                            184
  185       6          No                        0                                         0                            185
  186       6          No                        0                                         0                            186
---------------------------------------------------------------------------------------------------------------------------------
  187       6          No                        0                                         0                            187
  188       6          No                        0                                         0                            188
  189       6          No                        0                                         0                            189
  190       6          No                        0                                         0                            190
  191       6          No                        0                                         0                            191
---------------------------------------------------------------------------------------------------------------------------------
  192       6          No                        0                                         0                            192
  193       6          No                        0                                         0                            193
  194       6          No                        0                                         0                            194
  195       6          No                        0                                         0                            195
  196       6          No                        0                                         0                            196
---------------------------------------------------------------------------------------------------------------------------------
  197       6          No                        0                                         0                            197
  198       6          No                        0                                         0                            198
  199       6          No                        0                                         0                            199
  200       6          No                        0                                         0                            200
  201       6          No                        0                                         0                            201
---------------------------------------------------------------------------------------------------------------------------------
  202       6          No                        0                                         0                            202

CONTROL
NUMBER                                                           PREPAYMENT PROVISION (1)
-------------------------------------------------------------------------------------------------------------------------------

   1                                                          LOCKOUT/27_DEFEASANCE/89_0%/4
  1.01
  1.02
  1.03
  1.04
-------------------------------------------------------------------------------------------------------------------------------
  1.05
  1.06
  1.07
  1.08
  1.09
-------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
-------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
   2                         Lockout/0_> Yield Maintenance or 1%/27_Defeasance or Greater of Yield Maintenance or 1%/86 _0%/7
   3                         Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4
   4                                                          LOCKOUT/29_DEFEASANCE/87_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04
  4.05
-------------------------------------------------------------------------------------------------------------------------------
  4.06
   5                                                          Lockout/25_Defeasance/91_0%/4
   6                                                          Lockout/26_Defeasance/89_0%/4
   7                                                          Lockout/29_Defeasance/87_0%/4
   8                                        LOCKOUT/24_DEFEASANCE OR GREATER OF YIELD MAINTENANCE OR1%/92_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02
  8.03
  8.04
  8.05
-------------------------------------------------------------------------------------------------------------------------------
  8.06
  8.07
  8.08
  8.09
  8.10
-------------------------------------------------------------------------------------------------------------------------------
  8.11
  8.12
  8.13
  8.14
  8.15
-------------------------------------------------------------------------------------------------------------------------------
  8.16
  8.17
  8.18
  8.19
  8.20
-------------------------------------------------------------------------------------------------------------------------------
  8.21
  8.22
  8.23
  8.24
  8.25
-------------------------------------------------------------------------------------------------------------------------------
  8.26
  8.27
  8.28
  8.29
  8.30
-------------------------------------------------------------------------------------------------------------------------------
  8.31
  8.32
  8.33
  8.34
  8.35
-------------------------------------------------------------------------------------------------------------------------------
   9                         Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4
   10                                                         Lockout/24_Defeasance/92_0%/4
   11                                                         Lockout/27_Defeasance/90_0%/3
   12                                                         Lockout/30_Defeasance/50_0%/4
   13                                                         Lockout/24_Defeasance/92_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   14                                                         Lockout/27_Defeasance/89_0%/4
   15                                                         Lockout/25_Defeasance/90_0%/5
   16                                                         Lockout/25_Defeasance/91_0%/4
   17                                                         Lockout/26_Defeasance/30_0%/4
   18                                                         Lockout/25_Defeasance/85_0%/10
-------------------------------------------------------------------------------------------------------------------------------
   19                        LOCKOUT/0_> YIELD MAINTENANCE OR 2%/26_DEFEASANCE OR GREATER OF YIELD MAINTENANCE OR 1%/90_0%/4
 19.01
 19.02
   20                                                         LOCKOUT/24_DEFEASANCE/92_0%/4
 20.01
-------------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
-------------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
-------------------------------------------------------------------------------------------------------------------------------
   21                                                         Lockout/28_Defeasance/86_0%/5
   22                                                         Lockout/28_Defeasance/89_0%/3
   23                                                         Lockout/25_Defeasance/91_0%/4
   24                                                         Lockout/25_Defeasance/32_0%/3
   25                                                         Lockout/30_Defeasance/87_0%/3
-------------------------------------------------------------------------------------------------------------------------------
   26                                                         Lockout/26_Defeasance/90_0%/4
   27                                                         Lockout/27_Defeasance/26_0%/7
   28                                     Lockout/27_ Defeasance or Greater of Yield Maintenance or 1%/14_0%/19
   29                                                         Lockout/24_Defeasance/92_0%/4
   30                                                         Lockout/24_Defeasance/92_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   31                                                         Lockout/26_Defeasance/30_0%/4
   32                                                         Lockout/25_Defeasance/88_0%/7
   33                                                         Lockout/26_Defeasance/90_0%/4
   34                        Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/30_0%/4
   35                                                         Lockout/29_Defeasance/88_0%/3
-------------------------------------------------------------------------------------------------------------------------------
   36                                                         LOCKOUT/29_DEFEASANCE/87_0%/4
 36.01
 36.02
   37                                                         LOCKOUT/25_DEFEASANCE/31_0%/4
 37.01
-------------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
-------------------------------------------------------------------------------------------------------------------------------
   38                                                         Lockout/25_Defeasance/91_0%/4
   39                                                         LOCKOUT/24_DEFEASANCE/33_0%/3
 39.01
 39.02
 39.03
-------------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
-------------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
   40                                                         Lockout/25_Defeasance/91_0%/4
   41                                                         LOCKOUT/26_DEFEASANCE/9_0%/25
-------------------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
 41.04
 41.05
-------------------------------------------------------------------------------------------------------------------------------
   42                        Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4
   43                                                  Lockout/24_> Yield Maintenance or 1%/92_0%/4
   44                                                  Lockout/0_> Yield Maintenance or 1%/56_0%/4
   45                                                         LOCKOUT/26_DEFEASANCE/90_0%/4
 45.01
-------------------------------------------------------------------------------------------------------------------------------
 45.02
   46                                                         Lockout/27_Defeasance/89_0%/4
   47                                                         Lockout/26_Defeasance/90_0%/4
   48                                      Lockout/25_Defeasance or Greater of Yield Maintenance or 1%/88_0%/7
   49                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   50                                                         LOCKOUT/25_DEFEASANCE/91_0%/4
 50.01
 50.02
 50.03
 50.04
-------------------------------------------------------------------------------------------------------------------------------
 50.05
 50.06
   51                                                         Lockout/29_Defeasance/87_0%/4
   52                                                         Lockout/25_Defeasance/32_0%/3
   53                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   54                                                         Lockout/30_Defeasance/27_0%/3
   55                                                         Lockout/27_Defeasance/89_0%/4
   56                                                         Lockout/26_Defeasance/90_0%/4
   57                                                         Lockout/26_Defeasance/90_0%/4
   58                                                  Lockout/11_>Yield Maintenance or 1%/24_0%/25
-------------------------------------------------------------------------------------------------------------------------------
   59                                                         LOCKOUT/26_DEFEASANCE/90_0%/4
 59.01
 59.02
 59.03
 59.04
-------------------------------------------------------------------------------------------------------------------------------
   60                                                         Lockout/28_Defeasance/88_0%/4
   61                                                         Lockout/27_Defeasance/89_0%/4
   62                                                         Lockout/28_Defeasance/88_0%/4
   63                                                         Lockout/26_Defeasance/90_0%/4
   64                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   65                                                  Lockout/23_> Yield Maintenance or 1%/57_0%/4
   66                                                  Lockout/23_> Yield Maintenance or 1%/93_0%/4
   67                                     Lockout/28_ Defeasance or Greater of Yield Maintenance or 1%/43_0%/13
   68                                                         Lockout/28_Defeasance/88_0%/4
   69                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   70                                                         Lockout/26_Defeasance/90_0%/4
   71                                                         Lockout/29_Defeasance/30_0%/7
   72                                                         Lockout/25_Defeasance/55_0%/4
   73                                                         Lockout/29_Defeasance/87_0%/4
   74                                                         Lockout/25_Defeasance/91_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   75                                                         Lockout/25_Defeasance/91_0%/4
   76                                                         Lockout/30_Defeasance/87_0%/3
   77                                                         Lockout/29_Defeasance/87_0%/4
   78                                                         Lockout/27_Defeasance/53_0%/4
   79                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   80                                                         Lockout/29_Defeasance/91_0%/1
   81                                                         Lockout/25_Defeasance/91_0%/4
   82                                                         Lockout/26_Defeasance/90_0%/4
   83                                                         LOCKOUT/27_DEFEASANCE/89_0%/4
 83.01
-------------------------------------------------------------------------------------------------------------------------------
 83.02
 83.03
 83.04
   84                                                         Lockout/26_Defeasance/90_0%/4
   85                                                         Lockout/29_Defeasance/87_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   86                                                         Lockout/26_Defeasance/9_0%/25
   87                                                         Lockout/26_Defeasance/90_0%/4
   88                                                         LOCKOUT/27_DEFEASANCE/90_0%/3
 88.01
 88.02
-------------------------------------------------------------------------------------------------------------------------------
 88.03
 88.04
 88.05
 88.06
 88.07
-------------------------------------------------------------------------------------------------------------------------------
 88.08
 88.09
 88.10
 88.11
 88.12
-------------------------------------------------------------------------------------------------------------------------------
 88.13
 88.14
 88.15
 88.16
 88.17
-------------------------------------------------------------------------------------------------------------------------------
 88.18
 88.19
 88.20
 88.21
 88.22
-------------------------------------------------------------------------------------------------------------------------------
 88.23
 88.24
 88.25
 88.26
 88.27
-------------------------------------------------------------------------------------------------------------------------------
 88.28
 88.29
 88.30
 88.31
 88.32
-------------------------------------------------------------------------------------------------------------------------------
 88.33
 88.34
 88.35
 88.36
 88.37
-------------------------------------------------------------------------------------------------------------------------------
 88.38
 88.39
 88.40
 88.41
 88.42
-------------------------------------------------------------------------------------------------------------------------------
 88.43
 88.44
 88.45
 88.46
 88.47
-------------------------------------------------------------------------------------------------------------------------------
 88.48
   89                                                         Lockout/29_Defeasance/87_0%/4
   90                                                         Lockout/26_Defeasance/90_0%/4
   91                                                         Lockout/26_Defeasance/90_0%/4
   92                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   93                                                         Lockout/27_Defeasance/89_0%/4
   94                                                         Lockout/25_Defeasance/31_0%/4
   95                                                         LOCKOUT/25_DEFEASANCE/91_0%/4
 95.01
 95.02
-------------------------------------------------------------------------------------------------------------------------------
 95.03
 95.04
   96                                                         Lockout/25_Defeasance/91_0%/4
   97                                                  Lockout/26_>Yield Maintenance or 1%/90_0%/4
   98                                                         Lockout/26_Defeasance/102_0%/4
-------------------------------------------------------------------------------------------------------------------------------
   99                                                         Lockout/25_Defeasance/91_0%/4
  100                                                         Lockout/28_Defeasance/88_0%/4
  101                                                         Lockout/27_Defeasance/90_0%/3
  102                                                         Lockout/27_Defeasance/89_0%/4
  103                                                         LOCKOUT/26_DEFEASANCE/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
 103.01
 103.02
  104                                                         Lockout/25_Defeasance/92_0%/3
  105                                                         Lockout/28_Defeasance/88_0%/4
  106                                                         Lockout/25_Defeasance/32_0%/3
-------------------------------------------------------------------------------------------------------------------------------
  107                                                         Lockout/27_Defeasance/89_0%/4
  108                                                         Lockout/26_Defeasance/90_0%/4
  109                                                         Lockout/25_Defeasance/91_0%/4
  110                                                  Lockout/23_>Yield Maintenance or 1%/93_0%/4
  111                                                  Lockout/23_>Yield Maintenance or 1%/93_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  112                                                         Lockout/25_Defeasance/91_0%/4
  113                                                         Lockout/25_Defeasance/92_0%/3
  114                                                         Lockout/26_Defeasance/31_0%/3
  115                                                  Lockout/23_> Yield Maintenance or 1%/57_0%/4
  116                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  117                                      Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4
  118                                                         Lockout/25_Defeasance/92_0%/3
  119                                                         Lockout/25_Defeasance/91_0%/4
  120                                                         Lockout/27_Defeasance/53_0%/4
  121                                      Lockout/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  122                                                         Lockout/27_Defeasance/29_0%/4
  123                                                         Lockout/32_Defeasance/21_0%/7
  124                                                         Lockout/29_Defeasance/48_0%/7
  125                                                         Lockout/25_Defeasance/91_0%/4
  126                                                         Lockout/26_Defeasance/54_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  127                                                         Lockout/26_Defeasance/90_0%/4
  128                                                         LOCKOUT/26_DEFEASANCE/90_0%/4
 128.01
 128.02
  129                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  130                                                         Lockout/26_Defeasance/90_0%/4
  131                                                         Lockout/25_Defeasance/91_0%/4
  132                                                         Lockout/27_Defeasance/89_0%/4
  133                                                         Lockout/28_Defeasance/88_0%/4
  134                                                         Lockout/28_Defeasance/88_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  135                                                         Lockout/28_Defeasance/88_0%/4
  136                                                         Lockout/26_Defeasance/90_0%/4
  137                                                         Lockout/27_Defeasance/89_0%/4
  138                                                         Lockout/27_Defeasance/89_0%/4
  139                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  140                                                         Lockout/27_Defeasance/89_0%/4
  141                        Lockout/5_> Yield Maintenance or 1%/22_ Defeasance or Greater of Yield Maintenance or 1%/29_0%/4
  142                                                         Lockout/27_Defeasance/89_0%/4
  143                                                         Lockout/27_Defeasance/89_0%/4
  144                                                         Lockout/29_Defeasance/88_0%/3
-------------------------------------------------------------------------------------------------------------------------------
  145                                                         Lockout/27_Defeasance/87_0%/4
  146                                                         Lockout/27_Defeasance/89_0%/4
  147                                                         Lockout/26_Defeasance/87_0%/7
  148                                                         Lockout/28_Defeasance/88_0%/4
  149                                      Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  150                                                         Lockout/27_Defeasance/29_0%/4
  151                                                         Lockout/27_Defeasance/29_0%/4
  152                                                         Lockout/25_Defeasance/91_0%/4
  153                                                         Lockout/28_Defeasance/88_0%/4
  154                                                         LOCKOUT/28_DEFEASANCE/88_0%/4
-------------------------------------------------------------------------------------------------------------------------------
 154.01
 154.02
 154.03
  155                                                         Lockout/29_Defeasance/86_0%/5
  156                                                         Lockout/28_Defeasance/28_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  157                                      Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4
  158                                                         Lockout/26_Defeasance/90_0%/4
  159                                                         Lockout/27_Defeasance/90_0%/3
  160                                                         Lockout/25_Defeasance/91_0%/4
  161                                                         Lockout/25_Defeasance/91_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  162                                                         Lockout/25_Defeasance/91_0%/4
  163                                                         Lockout/27_Defeasance/89_0%/4
  164                                                         Lockout/28_Defeasance/88_0%/4
  165                                                         Lockout/26_Defeasance/90_0%/4
  166                                                         Lockout/25_Defeasance/91_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  167                                                         Lockout/28_Defeasance/88_0%/4
  168                                                         Lockout/25_Defeasance/91_0%/4
  169                                                         Lockout/28_Defeasance/88_0%/4
  170                                                         Lockout/27_Defeasance/90_0%/3
  171                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  172                                                         Lockout/25_Defeasance/91_0%/4
  173                                                         Lockout/25_Defeasance/91_0%/4
  174                                                         Lockout/29_Defeasance/91_0%/1
  175                                                  Lockout/11_> Yield Maintenance or 1%/45_0%/4
  176                                                         Lockout/28_Defeasance/88_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  177                                                         Lockout/25_Defeasance/91_0%/4
  178                                                         Lockout/27_Defeasance/89_0%/4
  179                                                         Lockout/26_Defeasance/91_0%/3
  180                                                         Lockout/26_Defeasance/90_0%/4
  181                                                         Lockout/26_Defeasance/90_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  182                                                         Lockout/27_Defeasance/89_0%/4
  183                                                         Lockout/26_Defeasance/90_0%/4
  184                                                  Lockout/25_>Yield Maintenance or 1%/91_0%/4
  185                                                         Lockout/25_Defeasance/91_0%/4
  186                                      Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  187                                      Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
  188                                                         Lockout/27_Defeasance/89_0%/4
  189                                                         Lockout/26_Defeasance/90_0%/4
  190                                                  Lockout/59_> Yield Maintenance or 1%/57_0%/4
  191                                                         Lockout/27_Defeasance/89_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  192                                                         Lockout/27_Defeasance/89_0%/4
  193                                                         Lockout/24_Defeasance/92_0%/4
  194                                                         Lockout/26_Defeasance/91_0%/3
  195                                                  Lockout/59_> Yield Maintenance or 1%/57_0%/4
  196                                                         Lockout/28_Defeasance/88_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  197                                                         Lockout/25_Defeasance/91_0%/4
  198                                                         Lockout/26_Defeasance/90_0%/4
  199                                                  Lockout/59_> Yield Maintenance or 1%/57_0%/4
  200                                                         Lockout/28_Defeasance/88_0%/4
  201                                                  Lockout/23_> Yield Maintenance or 1%/33_0%/4
-------------------------------------------------------------------------------------------------------------------------------
  202                                                  Lockout/59_> Yield Maintenance or 1%/57_0%/4

               THIRD              THIRD           SECOND          SECOND
CONTROL     MOST RECENT        MOST RECENT      MOST RECENT     MOST RECENT                 NOI             NOI DATE
 NUMBER       NOI ($)            NOI DATE         NOI ($)         NOI DATE          (IF PAST 2006) ($)    (IF PAST 2006)
-----------------------------------------------------------------------------------------------------------------------------

   1             46,915,555     12/31/2005               N/A        N/A                  47,010,063        10/31/2006
  1.01            8,330,272     12/31/2005               N/A        N/A                   6,927,782        10/31/2006
  1.02            6,084,730     12/31/2005               N/A        N/A                   6,156,635        10/31/2006
  1.03            6,045,376     12/31/2005               N/A        N/A                   6,537,145        10/31/2006
  1.04            4,195,150     12/31/2005               N/A        N/A                   3,990,562        10/31/2006
-----------------------------------------------------------------------------------------------------------------------------
  1.05            1,960,598     12/31/2005               N/A        N/A                   3,477,356        10/31/2006
  1.06            2,895,173     12/31/2005               N/A        N/A                   3,223,744        10/31/2006
  1.07            4,938,610     12/31/2005               N/A        N/A                   4,038,228        10/31/2006
  1.08            2,272,833     12/31/2005               N/A        N/A                   2,601,959        10/31/2006
  1.09            2,195,540     12/31/2005               N/A        N/A                   2,195,322        10/31/2006
-----------------------------------------------------------------------------------------------------------------------------
  1.10            1,928,561     12/31/2005               N/A        N/A                   2,046,222        10/31/2006
  1.11            1,657,560     12/31/2005               N/A        N/A                   1,656,006        10/31/2006
  1.12                  N/A        N/A                   N/A        N/A                         NAP           NAP
  1.13            1,454,510     12/31/2005               N/A        N/A                   1,237,783        10/31/2006
  1.14            1,137,174     12/31/2005               N/A        N/A                   1,097,694        10/31/2006
-----------------------------------------------------------------------------------------------------------------------------
  1.15            1,059,276     12/31/2005               N/A        N/A                   1,074,824        10/31/2006
  1.16              760,193     12/31/2005               N/A        N/A                     748,803        10/31/2006
   2             28,629,157     12/31/2005        30,041,476     12/31/2006                     NAP           NAP
   3             26,329,081     12/31/2005        25,308,041     12/31/2006                     NAP           NAP
   4             13,779,500     12/31/2005        17,758,050     11/30/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  4.01            1,608,432     12/31/2005         2,985,426     11/30/2006                     NAP           NAP
  4.02            2,333,739     12/31/2005         2,935,877     11/30/2006                     NAP           NAP
  4.03            2,681,674     12/31/2005         3,840,355     11/30/2006                     NAP           NAP
  4.04            1,061,797     12/31/2005         1,821,515     11/30/2006                     NAP           NAP
  4.05            3,198,619     12/31/2005         3,123,067     11/30/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  4.06            2,895,239     12/31/2005         3,051,810     11/30/2006                     NAP           NAP
   5             20,230,329     12/31/2005        22,333,362     12/31/2006                     NAP           NAP
   6                    N/A        N/A                   N/A        N/A                   9,000,000        5/31/2007
   7                    N/A        N/A            12,220,603     11/30/2006                     NAP           NAP
   8             16,186,857     12/31/2005        20,813,937     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.01              948,018     12/31/2005         1,095,971     12/31/2006                     NAP           NAP
  8.02              160,276     12/31/2005         1,003,049     12/31/2006                     NAP           NAP
  8.03              786,365     12/31/2005           960,061     12/31/2006                     NAP           NAP
  8.04              844,268     12/31/2005           936,389     12/31/2006                     NAP           NAP
  8.05              713,863     12/31/2005           916,372     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.06              792,700     12/31/2005           839,196     12/31/2006                     NAP           NAP
  8.07              746,000     12/31/2005           875,515     12/31/2006                     NAP           NAP
  8.08              614,336     12/31/2005           706,063     12/31/2006                     NAP           NAP
  8.09              737,496     12/31/2005           814,789     12/31/2006                     NAP           NAP
  8.10              782,401     12/31/2005           783,430     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.11              462,825     12/31/2005           688,871     12/31/2006                     NAP           NAP
  8.12                  N/A        N/A               399,683     12/31/2006                     NAP           NAP
  8.13              583,006     12/31/2005           726,455     12/31/2006                     NAP           NAP
  8.14                  N/A        N/A               563,631     12/31/2006                     NAP           NAP
  8.15              573,466     12/31/2005           515,050     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.16              430,626     12/31/2005           674,404     12/31/2006                     NAP           NAP
  8.17              633,929     12/31/2005           373,497     12/31/2006                     NAP           NAP
  8.18              463,686     12/31/2005           533,161     12/31/2006                     NAP           NAP
  8.19              610,336     12/31/2005           658,182     12/31/2006                     NAP           NAP
  8.20              590,839     12/31/2005           622,710     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.21              451,001     12/31/2005           673,395     12/31/2006                     NAP           NAP
  8.22              745,438     12/31/2005           521,023     12/31/2006                     NAP           NAP
  8.23              592,146     12/31/2005           561,113     12/31/2006                     NAP           NAP
  8.24              471,289     12/31/2005           578,373     12/31/2006                     NAP           NAP
  8.25                  N/A        N/A               291,670     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.26              393,890     12/31/2005           618,926     12/31/2006                     NAP           NAP
  8.27              550,669     12/31/2005           488,944     12/31/2006                     NAP           NAP
  8.28                  N/A        N/A               255,445     12/31/2006                     NAP           NAP
  8.29              395,691     12/31/2005           522,116     12/31/2006                     NAP           NAP
  8.30              627,946     12/31/2005           516,484     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  8.31                  N/A        N/A               167,834     12/31/2006                     NAP           NAP
  8.32              484,350     12/31/2005           495,549     12/31/2006                     NAP           NAP
  8.33                  N/A        N/A               202,198     12/31/2006                     NAP           NAP
  8.34                  N/A        N/A               122,189     12/31/2006                     NAP           NAP
  8.35                  N/A        N/A               112,199     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   9              8,247,997     12/31/2005         7,912,881     12/31/2006                     NAP           NAP
   10            10,325,284     12/31/2005        10,661,282     12/31/2006                     NAP           NAP
   11                   N/A        N/A             3,623,211     11/30/2006                     NAP           NAP
   12             7,804,749     12/31/2005         8,228,904     9/30/2006                      NAP           NAP
   13             6,420,403     12/31/2005         6,693,540     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   14            -4,399,725     12/31/2005        -4,293,873     12/31/2006                     NAP           NAP
   15                   N/A        N/A             7,144,106     12/31/2006                     NAP           NAP
   16             6,319,847     12/31/2005         6,882,265     12/31/2006                     NAP           NAP
   17            10,114,026     12/31/2005        10,114,026     12/31/2006                     NAP           NAP
   18            18,605,667     12/31/2005        19,920,541     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   19             3,972,605     12/31/2005         4,647,511     12/31/2006                     NAP           NAP
 19.01            3,335,420     12/31/2005         3,962,675     12/31/2006                     NAP           NAP
 19.02              637,185     12/31/2005           684,836     12/31/2006                     NAP           NAP
   20                   N/A        N/A                   N/A        N/A                         NAP           NAP
 20.01                  N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 20.02                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.03                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.04                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.05                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.06                  N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 20.07                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.08                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.09                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.10                  N/A        N/A                   N/A        N/A                         NAP           NAP
 20.11                  N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   21             5,619,457     12/31/2005         9,194,499     12/31/2006                     NAP           NAP
   22             2,792,723     6/30/2005          4,602,255     12/31/2006                     NAP           NAP
   23             7,441,044     12/31/2005         8,738,906     12/31/2006               9,133,484        3/31/2007
   24                   N/A        N/A               777,520     12/31/2006                     NAP           NAP
   25             4,801,007     12/31/2005         5,836,998     9/30/2006                      NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   26             6,312,881     12/31/2005         6,647,171     12/31/2006                     NAP           NAP
   27             5,661,124     12/31/2005         5,847,398     12/31/2006               4,869,997        3/31/2007
   28                   N/A        N/A             3,412,735     12/31/2006                     NAP           NAP
   29             3,800,469     12/31/2005         3,732,047     12/31/2006               3,550,035        3/31/2007
   30             1,251,800     12/31/2005         1,257,591     12/31/2006               1,279,126        3/31/2007
-----------------------------------------------------------------------------------------------------------------------------
   31             3,006,229     12/31/2005         3,361,489     12/31/2006                     NAP           NAP
   32             4,148,495     12/31/2005         4,265,527     12/31/2006                     NAP           NAP
   33             1,703,796     12/31/2005         3,962,271     12/31/2006                     NAP           NAP
   34             2,675,709     12/31/2005         3,028,735     12/31/2006                     NAP           NAP
   35             3,373,396     12/31/2005         3,544,993     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   36             2,246,336     12/31/2005         1,891,502     12/31/2006                     NAP           NAP
 36.01            1,026,557     12/31/2005         1,054,465     12/31/2006                     NAP           NAP
 36.02            1,219,779     12/31/2005           837,037     12/31/2006                     NAP           NAP
   37             4,469,364     12/31/2005         5,356,439     12/31/2006               5,055,477        2/28/2007
 37.01            1,419,215     12/31/2005         1,498,129     12/31/2006               1,414,604        2/28/2007
-----------------------------------------------------------------------------------------------------------------------------
 37.02              105,732     12/31/2005           657,187     12/31/2006                 524,990        2/28/2007
 37.03              708,323     12/31/2005           972,481     12/31/2006                 974,266        2/28/2007
 37.04            1,009,763     12/31/2005           857,075     12/31/2006                 752,156        2/28/2007
 37.05              734,775     12/31/2005           848,201     12/31/2006                 879,655        2/28/2007
 37.06              491,556     12/31/2005           523,366     12/31/2006                 509,806        2/28/2007
-----------------------------------------------------------------------------------------------------------------------------
   38             3,611,750     12/31/2005         3,796,935     12/31/2006                     NAP           NAP
   39             8,199,117     12/31/2005         5,597,668     12/31/2006                     NAP           NAP
 39.01            1,076,070     12/31/2005         1,083,654     12/31/2006                     NAP           NAP
 39.02            1,384,024     12/31/2005           885,279     12/31/2006                     NAP           NAP
 39.03              323,783     12/31/2005           754,495     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 39.04            1,892,707     12/31/2005           634,295     12/31/2006                     NAP           NAP
 39.05              705,787     12/31/2005           658,134     12/31/2006                     NAP           NAP
 39.06              832,562     12/31/2005           611,446     12/31/2006                     NAP           NAP
 39.07              964,282     12/31/2005           469,366     12/31/2006                     NAP           NAP
 39.08              196,216     12/31/2005           239,617     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 39.09               16,847     12/31/2005           270,798     12/31/2006                     NAP           NAP
 39.10              217,122     12/31/2005          -138,287     12/31/2006                     NAP           NAP
 39.11              589,717     12/31/2005           128,871     12/31/2006                     NAP           NAP
   40             3,174,757     12/31/2005         3,564,242     12/31/2006                     NAP           NAP
   41             2,757,299     12/31/2005           892,476     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 41.01            1,178,883     12/31/2005          -325,193     12/31/2006                     NAP           NAP
 41.02            1,052,705     12/31/2005           661,434     12/31/2006                     NAP           NAP
 41.03                  N/A        N/A                   N/A        N/A                         NAP           NAP
 41.04              372,062     12/31/2005           390,124     12/31/2006                     NAP           NAP
 41.05              153,649     12/31/2005           166,111     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   42             1,948,879     12/31/2005         1,815,950     12/31/2006                     NAP           NAP
   43             2,811,594     12/31/2005         2,981,483     12/31/2006                     NAP           NAP
   44             4,109,731     12/31/2005         4,470,944     12/31/2006               3,815,777        3/31/2007
   45             3,792,963     12/31/2005         4,100,849     12/31/2006                     NAP           NAP
 45.01            2,402,367     12/31/2005         2,703,500     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 45.02            1,390,596     12/31/2005         1,397,349     12/31/2006                     NAP           NAP
   46             2,566,275     12/31/2005         3,098,814     12/31/2006                     NAP           NAP
   47             3,192,831     12/31/2005         3,616,335     12/31/2006               3,590,789        2/28/2007
   48             2,013,998     12/31/2005         4,346,517     12/31/2006               4,765,661        3/31/2007
   49             3,393,076     12/31/2005               N/A        N/A                   4,923,337        12/31/2006
-----------------------------------------------------------------------------------------------------------------------------
   50             1,360,997     12/31/2005         2,359,231     12/31/2006                     NAP           NAP
 50.01              502,019     12/31/2005           771,610     12/31/2006                     NAP           NAP
 50.02              567,548     12/31/2005           643,239     12/31/2006                     NAP           NAP
 50.03              124,572     12/31/2005           157,983     12/31/2006                     NAP           NAP
 50.04                  N/A        N/A               218,225     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 50.05              -16,745     12/31/2005           326,926     12/31/2006                     NAP           NAP
 50.06              183,603     12/31/2005           241,248     12/31/2006                     NAP           NAP
   51                   N/A        N/A                   N/A        N/A                         NAP           NAP
   52             2,306,717     12/31/2005         2,100,494     12/31/2006                     NAP           NAP
   53             2,527,033     12/31/2005         2,575,831     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   54               651,269     12/31/2005         1,522,618     10/31/2006                     NAP           NAP
   55                   N/A        N/A                   N/A        N/A                         NAP           NAP
   56             2,226,019     12/31/2005         2,590,901     12/31/2006                     NAP           NAP
   57                   N/A        N/A                   N/A        N/A                         NAP           NAP
   58             1,693,192     12/31/2005         1,706,767     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   59             2,691,285     12/31/2005         2,797,735     12/31/2006                     NAP           NAP
 59.01              993,072     12/31/2005         1,108,895     12/31/2006                     NAP           NAP
 59.02              788,367     12/31/2005           868,597     12/31/2006                     NAP           NAP
 59.03              648,870     12/31/2005           612,998     12/31/2006                     NAP           NAP
 59.04              260,976     12/31/2005           207,245     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   60             2,105,502     12/31/2005         2,375,865     12/31/2006                     NAP           NAP
   61             1,779,147     12/31/2005         1,792,911     12/31/2006                     NAP           NAP
   62                   N/A        N/A                   N/A        N/A                         NAP           NAP
   63              -192,087     12/31/2005           418,828     12/31/2006                     NAP           NAP
   64                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   65             1,903,257     12/31/2005         1,818,640     12/31/2006                     NAP           NAP
   66             1,819,925     12/31/2005         1,490,257     12/31/2006                     NAP           NAP
   67             1,560,443     12/31/2005         2,383,074     6/30/2006                      NAP           NAP
   68             1,095,450     12/31/2005         1,214,808     11/30/2006                     NAP           NAP
   69             1,549,587     12/31/2005         1,574,788     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   70                   N/A        N/A                   N/A        N/A                         NAP           NAP
   71                   N/A        N/A             1,177,436     12/31/2006                     NAP           NAP
   72             1,199,927     12/31/2005         1,230,625     12/31/2006               1,954,837        4/30/2007
   73                   N/A        N/A             1,015,135     10/31/2006               1,086,530        2/28/2007
   74             1,538,067     12/31/2005         1,424,738     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   75             2,208,075     12/31/2005         2,097,792     12/31/2006               2,000,077        2/28/2007
   76                51,228     12/31/2005           807,532     10/31/2006                     NAP           NAP
   77             1,245,153     12/31/2005         1,226,777     12/31/2006               1,242,162        2/28/2007
   78                   N/A        N/A                   N/A        N/A                         NAP           NAP
   79                   N/A        N/A               988,401     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   80             1,938,420     12/31/2005         1,760,025     12/31/2006                     NAP           NAP
   81               931,164     12/31/2005         1,238,677     12/31/2006               1,370,013        3/31/2007
   82             1,196,200     12/31/2005         1,424,635     12/31/2006                     NAP           NAP
   83               144,050     12/31/2005           712,750     12/31/2006                     NAP           NAP
 83.01              194,893     12/31/2005           322,666     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 83.02              -28,537     12/31/2005           232,488     12/31/2006                     NAP           NAP
 83.03                  N/A        N/A                -5,712     12/31/2006                     NAP           NAP
 83.04              -22,306     12/31/2005           163,308     12/31/2006                     NAP           NAP
   84                   N/A        N/A             1,183,119     12/31/2006               1,409,343        3/31/2007
   85             1,044,784     12/31/2005         1,157,340     11/30/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   86               928,772     12/31/2005         1,053,861     12/31/2006                     NAP           NAP
   87                   N/A        N/A               592,291     12/31/2006                 710,532        2/28/2007
   88               965,614     12/31/2005         1,285,093     12/31/2006                     NAP           NAP
 88.01                3,150     12/31/2005            79,594     12/31/2006                     NAP           NAP
 88.02              112,880     12/31/2005           136,900     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.03               32,354     12/31/2005            52,207     12/31/2006                     NAP           NAP
 88.04               57,616     12/31/2005            50,403     12/31/2006                     NAP           NAP
 88.05               47,369     12/31/2005            46,693     12/31/2006                     NAP           NAP
 88.06               38,579     12/31/2005            41,856     12/31/2006                     NAP           NAP
 88.07               42,890     12/31/2005            48,621     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.08               44,610     12/31/2005            41,286     12/31/2006                     NAP           NAP
 88.09               48,090     12/31/2005            40,246     12/31/2006                     NAP           NAP
 88.10               37,324     12/31/2005            29,325     12/31/2006                     NAP           NAP
 88.11               12,051     12/31/2005            36,617     12/31/2006                     NAP           NAP
 88.12                  N/A        N/A                32,058     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.13               21,430     12/31/2005            38,576     12/31/2006                     NAP           NAP
 88.14                  N/A        N/A                18,524     12/31/2006                     NAP           NAP
 88.15               32,192     12/31/2005            34,126     12/31/2006                     NAP           NAP
 88.16               31,156     12/31/2005            33,032     12/31/2006                     NAP           NAP
 88.17               16,182     12/31/2005             9,931     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.18               19,406     12/31/2005            22,961     12/31/2006                     NAP           NAP
 88.19               17,851     12/31/2005            29,520     12/31/2006                     NAP           NAP
 88.20                  N/A        N/A                   N/A        N/A                         NAP           NAP
 88.21               29,495     12/31/2005            30,091     12/31/2006                     NAP           NAP
 88.22               15,762     12/31/2005            25,614     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.23               11,378     12/31/2005            23,872     12/31/2006                     NAP           NAP
 88.24               23,725     12/31/2005            25,800     12/31/2006                     NAP           NAP
 88.25               21,158     12/31/2005            20,709     12/31/2006                     NAP           NAP
 88.26               18,802     12/31/2005            16,771     12/31/2006                     NAP           NAP
 88.27                  N/A        N/A                18,192     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.28               23,097     12/31/2005            21,287     12/31/2006                     NAP           NAP
 88.29               19,647     12/31/2005            28,567     12/31/2006                     NAP           NAP
 88.30                  N/A        N/A                18,571     12/31/2006                     NAP           NAP
 88.31               14,687     12/31/2005            19,143     12/31/2006                     NAP           NAP
 88.32               12,898     12/31/2005            33,644     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.33                  N/A        N/A                   N/A        N/A                         NAP           NAP
 88.34                  N/A        N/A                14,362     12/31/2006                     NAP           NAP
 88.35               17,751     12/31/2005            17,134     12/31/2006                     NAP           NAP
 88.36               18,864     12/31/2005            19,090     12/31/2006                     NAP           NAP
 88.37               16,555     12/31/2005            18,044     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.38                  N/A        N/A                13,893     12/31/2006                     NAP           NAP
 88.39                3,267     12/31/2005             5,870     12/31/2006                     NAP           NAP
 88.40               18,904     12/31/2005            20,607     12/31/2006                     NAP           NAP
 88.41               14,137     12/31/2005            14,600     12/31/2006                     NAP           NAP
 88.42                  N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.43               13,694     12/31/2005            17,528     12/31/2006                     NAP           NAP
 88.44               15,437     12/31/2005            15,467     12/31/2006                     NAP           NAP
 88.45               15,021     12/31/2005             1,513     12/31/2006                     NAP           NAP
 88.46               11,895     12/31/2005            12,644     12/31/2006                     NAP           NAP
 88.47               14,310     12/31/2005             9,604     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 88.48                  N/A        N/A                   N/A        N/A                         NAP           NAP
   89             1,107,490     12/31/2005         1,332,704     12/31/2006                     NAP           NAP
   90                   N/A        N/A               287,997     12/31/2006                     NAP           NAP
   91               844,431     12/31/2005         1,069,749     12/31/2006                     NAP           NAP
   92             1,128,120     12/31/2005         1,302,836     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   93             1,597,872     12/31/2005         1,658,771     12/31/2006                     NAP           NAP
   94               843,028     12/31/2005           880,269     12/31/2006                     NAP           NAP
   95               722,404     12/31/2005           745,170     12/31/2006                     NAP           NAP
 95.01                  N/A        N/A                   N/A        N/A                         NAP           NAP
 95.02              333,858     12/31/2005           334,054     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 95.03              243,863     12/31/2005           244,407     12/31/2006                     NAP           NAP
 95.04              144,683     12/31/2005           166,709     12/31/2006                     NAP           NAP
   96               810,532     12/31/2005         1,230,825     12/31/2006               1,288,352        3/31/2007
   97             1,047,279     12/31/2005         1,145,435     12/31/2006                     NAP           NAP
   98             1,537,846     12/31/2005         1,537,550     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
   99               303,966     12/31/2005           821,416     12/31/2006                     NAP           NAP
  100             1,271,269     12/31/2005         1,296,179     12/31/2006                     NAP           NAP
  101                   N/A        N/A                   N/A        N/A                         NAP           NAP
  102               187,198     12/31/2005           771,394     12/31/2006                     NAP           NAP
  103               904,717     12/31/2005           830,012     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 103.01             711,413     12/31/2005           643,392     12/31/2006                     NAP           NAP
 103.02             193,304     12/31/2005           186,620     12/31/2006                     NAP           NAP
  104             1,106,360     12/31/2005         1,061,664     12/31/2006                     NAP           NAP
  105               796,425     12/31/2005           849,180     12/31/2006                 830,061        2/28/2007
  106               807,345     12/31/2005           809,579     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  107                   N/A        N/A                   N/A        N/A                         NAP           NAP
  108             1,122,759     12/31/2005           934,633     12/31/2006                     NAP           NAP
  109               696,871     12/31/2005           908,497     12/31/2006                     NAP           NAP
  110               920,196     12/31/2005           948,335     12/31/2006                     NAP           NAP
  111               399,727     12/31/2005           566,741     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  112               962,819     12/31/2005           830,766     12/31/2006                     NAP           NAP
  113               802,270     12/31/2005           807,243     12/31/2006                     NAP           NAP
  114                   N/A        N/A                   N/A        N/A                         NAP           NAP
  115             1,079,783     12/31/2005         1,032,552     12/31/2006                     NAP           NAP
  116             1,292,092     12/31/2005         1,414,248     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  117               816,861     12/31/2005         1,081,426     12/31/2006                     NAP           NAP
  118               806,681     12/31/2005           740,743     12/31/2006                     NAP           NAP
  119                   N/A        N/A                   N/A        N/A                         NAP           NAP
  120               541,933     12/31/2005           524,109     12/31/2006                     NAP           NAP
  121               747,433     12/31/2005           811,917     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  122               559,704     12/31/2005           690,673     12/31/2006                     NAP           NAP
  123             1,021,250     12/31/2005         1,503,945     12/31/2006                     NAP           NAP
  124               847,885     12/31/2005           969,417     10/31/2006                     NAP           NAP
  125               389,908     12/31/2005           528,044     12/31/2006                 543,318        2/28/2007
  126               104,728     12/31/2005           480,883     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  127               492,282     12/31/2005           242,069     12/31/2006                     NAP           NAP
  128             1,354,508     12/31/2005         1,292,307     12/31/2006               1,280,119        1/31/2007
 128.01             719,437     12/31/2005           675,060     12/31/2006                 670,924        1/31/2007
 128.02             635,071     12/31/2005           617,247     12/31/2006                 609,195        1/31/2007
  129                   N/A        N/A               268,747     12/31/2006                 388,604        2/28/2007
-----------------------------------------------------------------------------------------------------------------------------
  130               750,534     12/31/2005           884,911     12/31/2006                     NAP           NAP
  131                   N/A        N/A                   N/A        N/A                     263,920        1/31/2007
  132               558,581     12/31/2005           535,953     12/31/2006                     NAP           NAP
  133             1,269,675     12/31/2005         1,335,746     12/31/2006                     NAP           NAP
  134                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  135               640,629     12/31/2005           697,346     12/31/2006                     NAP           NAP
  136               726,434     12/31/2005           704,550     12/31/2006                     NAP           NAP
  137               336,904     12/31/2005           484,758     12/31/2006                 503,245        2/28/2007
  138               539,797     12/31/2005           492,073     12/31/2006                     NAP           NAP
  139                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  140                   N/A        N/A               367,232     12/31/2006                 382,681        2/28/2007
  141               774,960     5/31/2005            744,101     10/31/2006                     NAP           NAP
  142               490,522     12/31/2005           508,430     12/31/2006                 509,847        1/31/2007
  143                   N/A        N/A               534,935     12/31/2006                     NAP           NAP
  144                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  145               101,916     12/31/2005           420,075     12/31/2006                     NAP           NAP
  146               647,433     12/31/2005           680,305     12/31/2006                     NAP           NAP
  147               503,069     12/31/2005           790,337     12/31/2006                     NAP           NAP
  148               413,818     12/31/2005           455,312     12/31/2006                     NAP           NAP
  149             1,081,806     12/31/2005           643,260     12/31/2006                 633,268        2/28/2007
-----------------------------------------------------------------------------------------------------------------------------
  150               304,998     12/31/2005           297,286     12/31/2006                     NAP           NAP
  151               265,357     12/31/2005           177,830     12/31/2006                     NAP           NAP
  152                   N/A        N/A               677,573     12/31/2006                     NAP           NAP
  153                   N/A        N/A               257,744     12/31/2006                     NAP           NAP
  154                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
 154.01                 N/A        N/A                   N/A        N/A                         NAP           NAP
 154.02                 N/A        N/A                   N/A        N/A                         NAP           NAP
 154.03                 N/A        N/A                   N/A        N/A                         NAP           NAP
  155               371,127     12/31/2005           512,349     10/31/2006                     NAP           NAP
  156               273,049     12/31/2005           410,825     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  157               218,097     12/31/2005           401,558     12/31/2006                     NAP           NAP
  158                   N/A        N/A                   N/A        N/A                         NAP           NAP
  159               443,265     12/31/2005           445,778     12/31/2006                     NAP           NAP
  160               142,603     12/31/2005           288,740     12/31/2006                 291,725        2/28/2007
  161                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  162               496,032     12/31/2005           476,780     12/31/2006                     NAP           NAP
  163               344,328     12/31/2005           374,259     12/31/2006                     NAP           NAP
  164               652,517     12/31/2005           677,869     12/31/2006                     NAP           NAP
  165                   N/A        N/A               519,098     12/31/2006                     NAP           NAP
  166               495,509     12/31/2005           489,553     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  167               395,543     12/31/2005           425,164     12/31/2006                     NAP           NAP
  168               210,628     12/31/2005           348,730     12/31/2006                     NAP           NAP
  169                   N/A        N/A               732,894     12/31/2006                     NAP           NAP
  170                   N/A        N/A                61,613     12/31/2006                     NAP           NAP
  171               253,617     12/31/2005           454,353     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  172                   N/A        N/A                   N/A        N/A                         NAP           NAP
  173               400,576     12/31/2005           410,224     12/31/2006                     NAP           NAP
  174               487,957     12/31/2005           473,571     12/31/2006                     NAP           NAP
  175               275,010     12/31/2005           344,450     12/31/2006                     NAP           NAP
  176                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  177                   N/A        N/A               202,853     12/31/2006                     NAP           NAP
  178                   N/A        N/A                   N/A        N/A                         NAP           NAP
  179               305,770     12/31/2005           365,131     12/31/2006                     NAP           NAP
  180                   N/A        N/A                   N/A        N/A                         NAP           NAP
  181               391,706     12/31/2005           329,234     12/31/2006                 301,309        2/28/2007
-----------------------------------------------------------------------------------------------------------------------------
  182               294,869     12/31/2005           302,611     12/31/2006                     NAP           NAP
  183                   N/A        N/A               320,449     12/31/2006                     NAP           NAP
  184               234,916     12/31/2005           289,197     12/31/2006                     NAP           NAP
  185                   N/A        N/A                   N/A        N/A                         NAP           NAP
  186                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  187                   N/A        N/A                   N/A        N/A                         NAP           NAP
  188               244,205     12/31/2005           266,384     12/31/2006                     NAP           NAP
  189               233,050     12/31/2005           305,309     12/31/2006                     NAP           NAP
  190                   N/A        N/A                74,956     12/31/2006                     NAP           NAP
  191               369,886     12/31/2005           354,254     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  192               206,012     12/31/2005           257,987     12/31/2006                     NAP           NAP
  193               205,842     12/31/2005           266,298     12/31/2006                 270,973        3/31/2007
  194               160,282     12/31/2005           236,797     12/31/2006                     NAP           NAP
  195               348,016     12/31/2005           356,266     12/31/2006                     NAP           NAP
  196                   N/A        N/A                   N/A        N/A                         NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  197               -26,069     12/31/2005           163,213     12/31/2006                 185,145        2/28/2007
  198                   N/A        N/A               141,613     12/31/2006                 180,192        2/28/2007
  199               174,447     12/31/2005           205,947     12/31/2006                     NAP           NAP
  200                   N/A        N/A                   N/A        N/A                         NAP           NAP
  201                70,836     12/31/2005            74,996     12/31/2006                     NAP           NAP
-----------------------------------------------------------------------------------------------------------------------------
  202                   N/A        N/A                   N/A        N/A                         NAP           NAP

                                                                            UNDERWRITTEN
CONTROL     UNDERWRITTEN        UNDERWRITTEN       UNDERWRITTEN NET         REPLACEMENT /         UNDERWRITTEN
 NUMBER       EGI ($)           EXPENSES ($)     OPERATING INCOME ($)     FF&E RESERVE ($)        TI / LC ($)
------------------------------------------------------------------------------------------------------------------

   1             92,563,972           33,954,677            58,609,295                776,407           4,969,682
  1.01           16,589,896            6,300,736            10,289,160                145,623             877,957
  1.02           10,824,824            3,944,968             6,879,856                 83,755             644,684
  1.03           11,207,985            3,159,906             8,048,080                137,158             546,144
  1.04            9,377,396            4,686,344             4,691,053                 73,123             414,602
------------------------------------------------------------------------------------------------------------------
  1.05            5,702,281            1,481,811             4,220,470                 36,669             306,781
  1.06            7,370,183            3,094,099             4,276,085                 54,640             357,645
  1.07            5,615,986            1,926,080             3,689,906                 39,795             316,375
  1.08            4,909,626            1,898,511             3,011,115                 38,507             277,166
  1.09            3,576,529            1,301,797             2,274,732                 28,855             215,151
------------------------------------------------------------------------------------------------------------------
  1.10            3,193,205            1,185,933             2,007,272                 24,844             188,516
  1.11            3,159,606            1,168,778             1,990,828                 28,220             206,688
  1.12            3,315,431              638,681             2,676,750                 20,513             161,574
  1.13            2,220,571              942,535             1,278,036                 18,338             115,816
  1.14            2,176,684              900,430             1,276,254                 20,297             149,481
------------------------------------------------------------------------------------------------------------------
  1.15            1,952,422              818,614             1,133,808                 14,870             111,957
  1.16            1,371,347              505,456               865,890                 11,200              79,142
   2             58,348,192           19,383,918            38,964,274                282,242           1,349,538
   3             53,847,418           21,110,399            32,737,019                265,962           2,181,112
   4             32,445,470            9,642,131            22,803,339                208,364             900,822
------------------------------------------------------------------------------------------------------------------
  4.01            6,098,427            1,881,316             4,217,111                 40,652             203,258
  4.02            4,984,505            1,156,280             3,828,225                 31,187             155,936
  4.03            6,304,718            2,440,359             3,864,359                 39,556             197,781
  4.04            5,083,454            1,102,105             3,981,349                 28,200                   2
  4.05            4,503,774              990,493             3,513,281                 24,600             123,000
------------------------------------------------------------------------------------------------------------------
  4.06            5,470,592            2,071,578             3,399,014                 44,169             220,845
   5             28,123,611            6,962,452            21,161,159                105,485             606,232
   6             14,260,048                    0            14,260,048                     --                  --
   7             36,370,754           22,187,025            14,183,729                212,789             851,161
   8             42,853,482           21,343,474            21,510,008              2,142,674                  --
------------------------------------------------------------------------------------------------------------------
  8.01            1,841,454              718,899             1,122,555                 92,073                  --
  8.02            1,666,098              741,649               924,449                 83,305                  --
  8.03            1,614,300              714,023               900,277                 80,715                  --
  8.04            1,467,902              570,918               896,984                 73,395                  --
  8.05            1,434,075              550,102               883,973                 71,704                  --
------------------------------------------------------------------------------------------------------------------
  8.06            1,475,073              664,997               810,076                 73,754                  --
  8.07            1,396,667              630,383               766,284                 69,833                  --
  8.08            1,292,147              630,652               661,495                 64,607                  --
  8.09            1,392,744              606,434               786,310                 69,637                  --
  8.10            1,332,045              583,743               748,302                 66,602                  --
------------------------------------------------------------------------------------------------------------------
  8.11            1,200,319              571,336               628,983                 60,016                  --
  8.12            1,127,543              545,967               581,576                 56,377                  --
  8.13            1,275,653              585,939               689,714                 63,783                  --
  8.14            1,268,907              635,097               633,810                 63,445                  --
  8.15            1,245,187              712,280               532,907                 62,259                  --
------------------------------------------------------------------------------------------------------------------
  8.16            1,260,782              638,063               622,719                 63,039                  --
  8.17            1,070,399              625,554               444,845                 53,520                  --
  8.18            1,165,239              682,491               482,748                 58,262                  --
  8.19            1,207,239              566,415               640,824                 60,362                  --
  8.20            1,069,812              477,433               592,379                 53,491                  --
------------------------------------------------------------------------------------------------------------------
  8.21            1,319,749              689,738               630,011                 65,987                  --
  8.22            1,302,377              769,226               533,151                 65,119                  --
  8.23              982,786              500,242               482,544                 49,139                  --
  8.24            1,071,937              531,148               540,789                 53,597                  --
  8.25            1,038,823              582,039               456,784                 51,941                  --
------------------------------------------------------------------------------------------------------------------
  8.26            1,246,371              678,805               567,566                 62,319                  --
  8.27            1,321,858              787,689               534,169                 66,093                  --
  8.28              959,002              467,046               491,956                 47,950                  --
  8.29            1,273,641              748,343               525,298                 63,682                  --
  8.30              994,883              536,178               458,705                 49,744                  --
------------------------------------------------------------------------------------------------------------------
  8.31            1,133,786              621,252               512,534                 56,689                  --
  8.32              996,975              523,849               473,126                 49,849                  --
  8.33              996,279              606,711               389,568                 49,814                  --
  8.34              697,339              397,066               300,273                 34,867                  --
  8.35              714,091              451,767               262,324                 35,705                  --
------------------------------------------------------------------------------------------------------------------
   9             19,849,897            7,479,064            12,370,833                124,337             763,980
   10            26,143,725           13,060,094            13,083,631                      1                  --
   11            16,016,911            4,537,042            11,479,869                100,170                  --
   12            19,280,505            7,919,133            11,361,372                 82,839             414,195
   13            14,448,118            4,913,933             9,534,185                 59,044             295,218
------------------------------------------------------------------------------------------------------------------
   14            16,037,360            5,347,167            10,690,193                105,498             421,990
   15            18,749,310            9,574,146             9,175,164                359,600                  --
   16            10,219,654            2,014,650             8,205,004                 26,327             223,778
   17            10,841,785              108,418            10,733,367                 43,539              96,890
   18            38,023,335           16,639,318            21,384,017                225,428             856,628
------------------------------------------------------------------------------------------------------------------
   19            10,754,772            3,615,272             7,139,500                 66,701             467,723
 19.01            9,889,235            3,379,126             6,510,109                 58,164             407,860
 19.02              865,537              236,146               629,391                  8,537              59,863
   20             9,293,561              231,874             9,061,687                 53,533             265,540
 20.01            1,465,336               36,560             1,428,776                  6,857              34,014
------------------------------------------------------------------------------------------------------------------
 20.02            1,364,023               34,032             1,329,991                  7,321              36,312
 20.03            1,266,269               31,593             1,234,676                  5,794              28,738
 20.04              913,175               22,784               890,391                  5,481              27,190
 20.05              888,086               22,158               865,928                  5,464              27,104
 20.06              840,398               20,968               819,430                  4,866              24,134
------------------------------------------------------------------------------------------------------------------
 20.07              822,745               20,527               802,218                  5,196              25,772
 20.08              696,860               17,387               679,473                  4,460              22,126
 20.09              612,973               15,294               597,679                  3,389              16,810
 20.10              276,869                6,908               269,961                  2,491              12,352
 20.11              146,827                3,663               143,164                  2,215              10,988
------------------------------------------------------------------------------------------------------------------
   21            19,532,581           11,909,085             7,623,496                125,588             383,734
   22            11,406,810            4,840,629             6,566,181                 76,148             385,455
   23            30,193,582           20,966,508             9,227,074              1,207,743                  --
   24             8,438,032            3,397,637             5,040,395                 65,234                  --
   25            14,879,265            5,174,261             9,705,004                 99,980             580,944
------------------------------------------------------------------------------------------------------------------
   26            13,403,348            6,804,793             6,598,555                536,134                  --
   27            13,794,497            6,605,055             7,189,442                192,662             785,446
   28            11,389,548            6,441,503             4,948,045                 95,342             558,392
   29             7,292,477            3,924,397             3,368,080                116,591             425,453
   30             3,985,733            2,446,642             1,539,091                 58,843             213,235
------------------------------------------------------------------------------------------------------------------
   31             6,556,551            2,415,286             4,141,265                 30,839             153,161
   32             5,286,833            1,100,146             4,186,687                 72,502             145,475
   33             8,749,116            3,933,658             4,815,458                 59,172             308,448
   34             7,211,657            2,339,704             4,871,953                 43,476             358,680
   35             5,508,299            2,171,383             3,336,916                 22,311              84,783
------------------------------------------------------------------------------------------------------------------
   36             5,183,476            2,703,992             2,479,484                 61,193             173,263
 36.01            3,405,077            1,884,230             1,520,847                 53,080             132,701
 36.02            1,778,399              819,762               958,637                  8,112              40,562
   37            13,625,610            7,793,177             5,832,433                545,025                  --
 37.01            2,906,224            1,514,446             1,391,778                116,249                  --
------------------------------------------------------------------------------------------------------------------
 37.02            3,121,187            1,915,429             1,205,758                124,847                  --
 37.03            2,279,717            1,322,569               957,148                 91,189                  --
 37.04            2,288,627            1,336,258               952,369                 91,545                  --
 37.05            1,627,264              794,263               833,001                 65,091                  --
 37.06            1,402,591              910,212               492,379                 56,104                  --
------------------------------------------------------------------------------------------------------------------
   38             9,606,125            4,972,381             4,633,745                 48,360             382,230
   39            45,788,725           39,099,496             6,689,229              1,831,549                  --
 39.01            5,169,042            4,039,264             1,129,778                206,762                  --
 39.02            2,526,320            1,658,024               868,296                101,053                  --
 39.03            7,737,782            6,823,544               914,238                309,511                  --
------------------------------------------------------------------------------------------------------------------
 39.04            3,701,733            3,058,257               643,476                148,069                  --
 39.05            5,270,955            4,540,745               730,210                210,838                  --
 39.06            4,024,255            3,479,625               544,630                160,970                  --
 39.07            6,309,436            5,560,924               748,512                252,377                  --
 39.08            1,929,691            1,646,731               282,960                 77,188                  --
------------------------------------------------------------------------------------------------------------------
 39.09            3,180,600            2,829,744               350,856                127,224                  --
 39.10            2,569,145            2,345,430               223,715                102,766                  --
 39.11            3,369,766            3,117,208               252,558                134,791                  --
   40             5,153,232            1,570,922             3,582,310                 28,680             122,371
   41             4,433,985            1,069,555             3,364,430                 27,324             102,701
------------------------------------------------------------------------------------------------------------------
 41.01            2,056,903              449,523             1,607,380                  8,100              40,500
 41.02            1,265,291              414,451               850,840                  8,075              26,917
 41.03              452,530               79,154               373,376                  4,879              16,264
 41.04              461,381               87,167               374,214                  4,014              13,380
 41.05              197,880               39,260               158,620                  2,256               5,640
------------------------------------------------------------------------------------------------------------------
   42             5,154,060            1,684,266             3,469,794                 34,346             283,353
   43             6,488,517            2,274,378             4,214,139                115,250                  --
   44            20,184,905           15,111,193             5,073,712              1,009,245                  --
   45             6,017,365            2,251,619             3,765,746                 48,381             298,814
 45.01            4,006,580            1,659,111             2,347,469                 34,123             199,004
------------------------------------------------------------------------------------------------------------------
 45.02            2,010,785              592,508             1,418,277                 14,259              99,810
   46            13,029,203            9,325,855             3,703,348                521,168                  --
   47            11,052,327            7,415,036             3,637,291                442,093                  --
   48            25,624,913           20,384,942             5,239,970                969,979                  --
   49             7,994,916            3,606,329             4,388,586                 78,333             672,048
------------------------------------------------------------------------------------------------------------------
   50             3,916,089            1,032,016             2,884,073                 27,713             121,213
 50.01            1,092,599              292,124               800,475                 10,130              50,650
 50.02              985,630              261,795               723,835                  7,877              26,258
 50.03              531,633              148,748               382,885                  1,875               9,374
 50.04              473,794              111,644               362,150                  2,535               8,450
------------------------------------------------------------------------------------------------------------------
 50.05              495,026              148,146               346,880                  2,768              13,842
 50.06              337,407               69,559               267,848                  2,528              12,639
   51             2,972,285              489,510             2,482,775                 13,962              34,906
   52             3,221,297              815,160             2,406,137                 21,197              63,590
   53             5,351,043            2,556,665             2,794,378                 41,643             208,215
------------------------------------------------------------------------------------------------------------------
   54             5,133,086            2,569,883             2,563,203                 29,484             157,250
   55             2,199,137               54,978             2,144,159                     --                  --
   56             8,059,985            5,325,835             2,734,150                322,399                  --
   57             3,724,856            1,491,938             2,232,918                 20,488              66,810
   58             3,203,479            1,139,013             2,064,466                 18,553             146,496
------------------------------------------------------------------------------------------------------------------
   59             4,211,378            1,794,014             2,417,364                 35,796             215,661
 59.01            1,686,627              686,851               999,776                 14,062              76,884
 59.02            1,260,556              572,158               688,398                  8,448              62,954
 59.03              820,568              335,870               484,698                 10,145              55,467
 59.04              443,627              199,135               244,492                  3,141              20,356
------------------------------------------------------------------------------------------------------------------
   60             4,157,626            1,734,671             2,422,955                 17,329                  --
   61             2,635,273              721,707             1,913,566                 33,580             108,561
   62             2,962,182              689,784             2,272,398                 27,072              90,241
   63             2,694,477              834,476             1,860,001                 22,855             152,366
   64             2,553,403              577,643             1,975,759                 20,940              82,219
------------------------------------------------------------------------------------------------------------------
   65             2,629,099              600,437             2,028,662                 24,047             159,547
   66             2,728,143              998,843             1,729,300                 19,693             115,839
   67             2,664,895              983,765             1,681,130                 20,185             100,926
   68             2,021,929              442,566             1,579,363                 14,916              27,585
   69             2,106,534              536,772             1,569,762                 23,743              49,584
------------------------------------------------------------------------------------------------------------------
   70             1,607,450               56,881             1,550,569                     --                  --
   71             2,865,861            1,182,971             1,682,890                 67,500                  --
   72             2,686,828            1,011,403             1,675,424                 55,541             106,601
   73             2,839,455            1,106,345             1,733,110                 17,222                  --
   74             2,465,121              967,238             1,497,883                 79,360                  --
------------------------------------------------------------------------------------------------------------------
   75             4,919,122            2,712,824             2,206,298                153,750                  --
   76             2,572,036            1,098,169             1,473,867                 15,926              74,320
   77             2,151,603              866,706             1,284,897                 36,960                  --
   78             2,247,936              638,884             1,609,052                  4,946              51,862
   79             1,782,600              494,874             1,287,726                  9,514              32,325
------------------------------------------------------------------------------------------------------------------
   80             2,489,524              645,965             1,843,559                 52,320             261,600
   81             2,132,255              744,371             1,387,884                  5,867              51,065
   82             2,730,999            1,309,353             1,421,646                 36,163             142,856
   83             2,323,168              908,191             1,414,977                 23,561                  --
 83.01              687,155              225,497               461,658                  7,250                  --
------------------------------------------------------------------------------------------------------------------
 83.02              650,050              238,659               411,391                  5,598                  --
 83.03              464,090              210,847               253,243                  5,898                  --
 83.04              521,873              233,188               288,685                  4,815                  --
   84             6,578,632            4,737,825             1,840,806                263,145                  --
   85             2,101,923              910,161             1,191,762                 50,000                  --
------------------------------------------------------------------------------------------------------------------
   86             1,607,710              381,929             1,225,781                  6,049              36,292
   87             1,549,300              464,980             1,084,320                  3,394              17,651
   88             1,970,661              500,743             1,469,918                 46,125                  --
 88.01              125,856               35,458                90,398                     --                  --
 88.02              227,202              102,240               124,962                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.03               91,485               35,760                55,725                     --                  --
 88.04               68,400               12,852                55,548                     --                  --
 88.05               61,560               13,217                48,343                     --                  --
 88.06               57,513               12,871                44,642                     --                  --
 88.07               66,348               17,311                49,037                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.08               59,394               12,676                46,718                     --                  --
 88.09               63,213               16,374                46,839                     --                  --
 88.10               51,984               11,089                40,895                 46,125                  --
 88.11               50,274               11,973                38,301                     --                  --
 88.12               51,984               10,925                41,059                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.13               52,839               11,962                40,877                     --                  --
 88.14               44,688               10,040                34,648                     --                  --
 88.15               40,527                8,893                31,634                     --                  --
 88.16               40,527                8,958                31,569                     --                  --
 88.17               32,148                7,721                24,427                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.18               36,252                6,942                29,310                     --                  --
 88.19               35,226                6,737                28,489                     --                  --
 88.20               39,900                8,309                31,591                     --                  --
 88.21               33,174                6,461                26,713                     --                  --
 88.22               35,568                9,870                25,698                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.23               28,215                6,074                22,141                     --                  --
 88.24               28,500                6,046                22,454                     --                  --
 88.25               28,500                6,036                22,464                     --                  --
 88.26               28,500                5,779                22,721                     --                  --
 88.27               31,350                5,667                25,683                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.28               28,500                5,613                22,887                     --                  --
 88.29               28,500                5,480                23,020                     --                  --
 88.30               28,500                5,447                23,053                     --                  --
 88.31               31,350                5,585                25,765                     --                  --
 88.32               29,355                5,885                23,470                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.33               27,360                5,733                21,627                     --                  --
 88.34               25,650                4,593                21,057                     --                  --
 88.35               23,484                4,751                18,733                     --                  --
 88.36               23,484                4,751                18,733                     --                  --
 88.37               22,800                4,675                18,125                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.38               23,484                4,594                18,890                     --                  --
 88.39               24,225                4,856                19,369                     --                  --
 88.40               23,484                4,194                19,290                     --                  --
 88.41               16,758                3,491                13,267                     --                  --
 88.42               16,758                4,287                12,471                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.43               17,100                3,770                13,330                     --                  --
 88.44               17,442                3,871                13,571                     --                  --
 88.45               17,100                3,743                13,357                     --                  --
 88.46               17,100                3,845                13,255                     --                  --
 88.47               17,100                3,338                13,762                     --                  --
------------------------------------------------------------------------------------------------------------------
 88.48                    0                    0                     0                     --                  --
   89             1,724,326              440,686             1,283,640                  6,479              45,886
   90             1,776,623              555,438             1,221,186                 10,178              67,620
   91             2,030,207              578,512             1,451,695                 18,900                  --
   92             1,623,236              413,879             1,209,357                 51,454              48,537
------------------------------------------------------------------------------------------------------------------
   93             2,145,224              579,096             1,566,129                 37,273              42,721
   94             1,891,021              807,164             1,083,858                 21,520                  --
   95             1,517,281              358,177             1,159,105                  9,494              22,724
 95.01              604,926              130,287               474,639                  2,933               8,601
 95.02              397,480               85,908               311,572                  1,911               7,658
------------------------------------------------------------------------------------------------------------------
 95.03              311,816               79,659               232,157                  2,844               3,884
 95.04              203,059               62,322               140,737                  1,806               2,580
   96             1,753,045              481,641             1,271,405                  6,866              63,919
   97             1,519,900              343,243             1,176,657                  5,530              58,600
   98             2,082,897              522,286             1,560,611                 24,636              61,388
------------------------------------------------------------------------------------------------------------------
   99             1,430,890              287,368             1,143,522                 37,512              35,876
  100             1,458,857              228,318             1,230,539                 72,990              79,740
  101             1,611,548              286,731             1,324,817                 17,620              51,222
  102             1,280,261              326,331               953,930                  6,502              28,055
  103             1,472,321              370,217             1,102,104                 19,220              59,714
------------------------------------------------------------------------------------------------------------------
 103.01           1,230,243              316,107               914,136                 13,496              45,665
 103.02             242,078               54,110               187,968                  5,725              14,049
  104             1,995,517              762,531             1,232,986                 78,800                  --
  105             1,632,906              734,021               898,885                 43,200                  --
  106             1,335,511              421,106               914,405                 19,895              53,052
------------------------------------------------------------------------------------------------------------------
  107             1,710,846              363,436             1,347,409                 12,090                  --
  108             1,471,394              414,696             1,056,698                 27,152              65,544
  109             1,463,064              499,386               963,678                  7,006              64,358
  110             1,165,237              229,477               935,760                  6,120              37,122
  111             1,538,352              565,044               973,308                  7,188              70,057
------------------------------------------------------------------------------------------------------------------
  112             1,150,734              309,033               841,701                 10,395              43,504
  113             1,168,244              243,873               924,371                  9,500              19,000
  114             1,217,457              274,873               942,584                 10,200                  --
  115             1,329,945              434,410               895,535                 25,197              40,655
  116             4,278,478            2,883,254             1,395,225                171,139                  --
------------------------------------------------------------------------------------------------------------------
  117             1,607,208              410,413             1,196,795                  7,775              28,029
  118             1,220,338              391,146               829,192                 10,385              27,092
  119             1,319,776              393,279               926,497                  7,756              37,642
  120             1,512,128              788,629               723,499                 58,928                  --
  121             1,201,078              407,178               793,901                  3,918              43,226
------------------------------------------------------------------------------------------------------------------
  122             1,555,877              528,353             1,027,524                  9,087                  --
  123             3,235,242            1,781,338             1,453,904                129,410                  --
  124             2,737,977            1,759,085               978,892                109,519                  --
  125               902,920              227,796               675,125                  1,950              11,216
  126               989,556              268,355               721,202                  4,099              37,684
------------------------------------------------------------------------------------------------------------------
  127             1,187,449              397,610               789,839                  6,588              43,847
  128             3,130,677            1,921,791             1,208,886                125,227                  --
 128.01           1,603,278              973,946               629,332                 64,131                  --
 128.02           1,527,399              947,845               579,554                 61,096                  --
  129             1,368,750              569,148               799,602                 10,183              95,230
------------------------------------------------------------------------------------------------------------------
  130             1,185,566              446,421               739,145                 10,964              42,220
  131               771,346              120,685               650,661                  3,193              20,673
  132             1,019,748              326,214               693,534                  5,724              32,164
  133             1,809,163              554,709             1,254,454                 12,751              95,587
  134             1,323,266              442,945               880,321                  5,312              31,857
------------------------------------------------------------------------------------------------------------------
  135             1,049,935              322,612               727,323                 15,373              23,996
  136               970,274              307,362               662,912                 13,832              39,656
  137               961,052              431,327               529,725                 23,000                  --
  138               986,627              367,197               619,430                 20,500                  --
  139               866,809              281,949               584,860                  3,281                  --
------------------------------------------------------------------------------------------------------------------
  140               845,075              228,968               616,107                  5,359              29,577
  141             1,157,847              428,496               729,351                  6,591              63,501
  142               770,458              185,913               584,545                  4,228              26,411
  143               816,166              118,448               697,718                  6,695              44,631
  144               868,608              258,714               609,894                 14,047                  --
------------------------------------------------------------------------------------------------------------------
  145               835,523              228,781               606,741                  3,367              30,687
  146             1,071,263              394,711               676,552                 11,706              44,256
  147             1,435,540              322,138             1,113,403                 34,102              84,315
  148               833,517              205,382               628,135                  2,270              25,098
  149             1,286,095              619,880               666,215                  8,025              49,337
------------------------------------------------------------------------------------------------------------------
  150               554,432              196,487               357,945                  2,492              22,111
  151               431,603              177,062               254,541                  3,945              18,225
  152               965,345              353,712               611,633                  7,475              29,263
  153               814,252              204,037               610,215                  5,741              29,393
  154             1,083,802              474,623               609,179                 17,635              47,610
------------------------------------------------------------------------------------------------------------------
 154.01             480,731              215,040               265,691                  7,610              18,815
 154.02             385,943              203,187               182,756                  7,775              17,006
 154.03             217,128               56,396               160,732                  2,250              11,789
  155             1,423,793              819,511               604,282                 51,000                  --
  156               780,819              247,379               533,440                  7,080                  --
------------------------------------------------------------------------------------------------------------------
  157               944,457              379,872               564,585                  5,986              57,673
  158               710,854              191,130               519,723                  4,063              22,762
  159               873,643              311,724               561,919                  6,002              39,261
  160               824,500              313,612               510,887                  4,760              42,830
  161               689,983              189,613               500,369                  3,375              20,005
------------------------------------------------------------------------------------------------------------------
  162               666,887              135,886               531,001                  8,344              21,350
  163               702,865              274,585               428,280                 14,400                  --
  164               894,864              330,638               564,226                  8,875              30,944
  165               839,392              344,289               495,104                 13,600              24,146
  166               736,375              223,985               512,390                 13,712              20,869
------------------------------------------------------------------------------------------------------------------
  167               685,954              256,963               428,990                  9,900                  --
  168               752,412              213,438               538,975                  6,631              41,000
  169             1,870,809            1,141,528               729,281                 74,832                  --
  170               813,264              285,035               528,229                 17,144                  --
  171               983,492              401,689               581,803                 17,360              86,271
------------------------------------------------------------------------------------------------------------------
  172               610,305              184,394               425,910                  7,045              26,341
  173               534,071              127,548               406,523                  5,718              12,683
  174               689,147              199,164               489,983                 19,640              67,386
  175               614,665              287,470               327,195                  5,000              23,099
  176               605,429              201,165               404,264                  2,532              23,481
------------------------------------------------------------------------------------------------------------------
  177               546,827              155,754               391,073                  7,221                  --
  178               477,214              107,458               369,756                  1,656               6,671
  179               642,277              221,655               420,622                  3,736                  --
  180               457,417              192,652               264,765                  4,682              12,000
  181               590,347              211,699               378,648                 10,852              35,579
------------------------------------------------------------------------------------------------------------------
  182               541,274              194,841               346,433                 11,250                  --
  183               505,800              186,882               318,918                  1,950              18,238
  184               532,411              183,755               348,656                  2,678              23,972
  185               481,964               81,602               400,363                  2,045              18,918
  186               387,619               65,103               322,516                  1,160              11,195
------------------------------------------------------------------------------------------------------------------
  187               441,621              126,192               315,429                  1,684              15,040
  188               443,084              127,866               315,218                  6,970                  --
  189               490,045              143,821               346,224                  8,799              17,507
  190               434,861               96,039               338,822                  2,487              22,143
  191               408,992               66,259               342,733                  3,217              23,295
------------------------------------------------------------------------------------------------------------------
  192               480,941              183,136               297,805                  5,603                  --
  193               528,837              227,112               301,725                  7,756                  --
  194               654,724              296,092               358,632                  4,399                  --
  195               498,094              166,456               331,638                  7,730              35,488
  196               350,196               77,448               272,748                  1,674               6,689
------------------------------------------------------------------------------------------------------------------
  197               322,501               96,399               226,102                  1,156               9,651
  198               283,324               49,875               233,448                    832               8,871
  199               250,276               56,456               193,820                  3,174              12,138
  200               322,189              143,990               178,199                  1,406               4,497
  201               245,120               68,711               176,409                  3,804              12,122
------------------------------------------------------------------------------------------------------------------
  202               160,637               34,991               125,646                  1,008               8,608

CONTROL      UNDERWRITTEN NET           UNDERWRITTEN NCF                                                          CUT-OFF DATE
 NUMBER        CASH FLOW ($)                DSCR (X)              APPRAISAL VALUE ($)      APPRAISAL DATE           LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

   1                   52,863,207             1.34                        1,063,600,000                              65.6%
  1.01                  9,265,581                                           191,000,000       3/19/2007
  1.02                  6,151,418                                           133,700,000       3/19/2007
  1.03                  7,364,778                                           118,000,000       4/1/2007
  1.04                  4,203,327                                            81,700,000       3/15/2007
----------------------------------------------------------------------------------------------------------------------------------
  1.05                  3,877,019                                            79,000,000       3/19/2007
  1.06                  3,863,800                                            77,700,000       3/15/2007
  1.07                  3,333,736                                            76,400,000       3/19/2007
  1.08                  2,695,442                                            49,000,000       3/19/2007
  1.09                  2,030,726                                            43,900,000       3/19/2007
----------------------------------------------------------------------------------------------------------------------------------
  1.10                  1,793,911                                            42,200,000       3/19/2007
  1.11                  1,755,919                                            39,600,000       3/19/2007
  1.12                  2,494,663                                            38,900,000       3/19/2007
  1.13                  1,143,882                                            28,400,000       3/19/2007
  1.14                  1,106,476                                            26,400,000       3/19/2007
----------------------------------------------------------------------------------------------------------------------------------
  1.15                  1,006,981                                            21,200,000       3/19/2007
  1.16                    775,548                                            16,500,000       3/19/2007
   2                   37,592,494             1.18                          704,000,000       3/14/2007              78.1%
   3                   31,502,945             1.20                          638,000,000       3/28/2007              73.7%
   4                   21,694,153             1.39                          394,100,000                              68.6%
----------------------------------------------------------------------------------------------------------------------------------
  4.01                  3,973,201                                            88,600,000       11/1/2006
  4.02                  3,641,102                                            57,900,000       11/1/2006
  4.03                  3,627,022                                            76,200,000      10/27/2006
  4.04                  3,953,147                                            61,700,000       11/1/2006
  4.05                  3,365,681                                            57,700,000      10/27/2006
----------------------------------------------------------------------------------------------------------------------------------
  4.06                  3,134,000                                            52,000,000       12/1/2006
   5                   20,449,442             1.34                          335,000,000       3/1/2007               79.1%
   6                   14,260,048             1.37                          260,000,000       5/1/2007               73.6%
   7                   13,119,779             1.20                          270,000,000      10/27/2006              69.4%
   8                   19,367,334             1.49                          231,500,000                              80.3%
----------------------------------------------------------------------------------------------------------------------------------
  8.01                  1,030,482                                            10,400,000       3/1/2007
  8.02                    841,144                                             9,900,000       3/1/2007
  8.03                    819,562                                             9,400,000       3/1/2007
  8.04                    823,589                                             8,600,000       3/1/2007
  8.05                    812,269                                             8,700,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.06                    736,322                                             8,300,000       3/1/2007
  8.07                    696,451                                             8,400,000       3/1/2007
  8.08                    596,888                                             7,800,000       3/1/2007
  8.09                    716,673                                             7,700,000       3/1/2007
  8.10                    681,700                                             7,700,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.11                    568,967                                             7,600,000       3/1/2007
  8.12                    525,199                                             6,900,000       4/5/2007
  8.13                    625,931                                             6,800,000       3/1/2007
  8.14                    570,365                                             6,700,000       3/1/2007
  8.15                    470,648                                             6,100,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.16                    559,680                                             6,400,000       3/1/2007
  8.17                    391,325                                             5,900,000       3/1/2007
  8.18                    424,486                                             6,200,000       3/1/2007
  8.19                    580,462                                             6,100,000       3/1/2007
  8.20                    538,888                                             6,100,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.21                    564,024                                             6,000,000       3/1/2007
  8.22                    468,032                                             6,000,000       3/1/2007
  8.23                    433,405                                             5,600,000       3/1/2007
  8.24                    487,192                                             5,100,000       3/1/2007
  8.25                    404,843                                             6,000,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.26                    505,247                                             6,000,000       3/1/2007
  8.27                    468,076                                             4,900,000       3/1/2007
  8.28                    444,006                                             5,200,000       3/1/2007
  8.29                    461,616                                             5,200,000       3/1/2007
  8.30                    408,961                                             5,100,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
  8.31                    455,845                                             5,600,000       3/1/2007
  8.32                    423,277                                             4,900,000       3/1/2007
  8.33                    339,754                                             6,000,000       3/1/2007
  8.34                    265,406                                             3,900,000       3/1/2007
  8.35                    226,619                                             4,300,000       3/1/2007
----------------------------------------------------------------------------------------------------------------------------------
   9                   11,889,516             1.28                          235,000,000       3/28/2007              70.2%
   10                  13,083,630             1.15                          206,000,000       4/10/2007              77.9%
   11                  11,379,699             1.13                          202,000,000       3/1/2009               79.2%
   12                  10,864,338             1.32                          221,000,000      11/29/2006              62.7%
   13                   9,179,923             1.38                          171,000,000       6/2/2007               65.8%
----------------------------------------------------------------------------------------------------------------------------------
   14                  10,162,705             1.26                          178,000,000       2/8/2007               75.8%
   15                   8,815,564             1.10                          152,000,000       5/1/2009               85.2%
   16                   8,054,899             1.18                          155,000,000       4/1/2007               80.0%
   17                  10,592,938             1.43                          175,000,000       2/14/2007              68.6%
   18                  20,301,960             1.22                          370,000,000       4/16/2007              78.4%
----------------------------------------------------------------------------------------------------------------------------------
   19                   6,993,076             1.17                          155,800,000                              66.4%
 19.01                  6,382,417                                           144,100,000       3/20/2007
 19.02                    610,659                                            11,700,000       3/20/2007
   20                   8,742,613             1.23                          123,378,550                              75.2%
 20.01                  1,387,905                                            19,446,400       3/29/2007
----------------------------------------------------------------------------------------------------------------------------------
 20.02                  1,286,358                                            18,107,400       3/29/2007
 20.03                  1,200,144                                            16,814,750       3/29/2007
 20.04                    857,720                                            12,123,100       3/29/2007
 20.05                    833,360                                            11,783,200       3/29/2007
 20.06                    790,430                                            11,154,900       3/29/2007
----------------------------------------------------------------------------------------------------------------------------------
 20.07                    771,250                                            10,918,000       3/29/2007
 20.08                    652,887                                             9,270,000       3/29/2007
 20.09                    577,480                                             8,137,000       3/29/2007
 20.10                    255,118                                             3,677,100       3/29/2007
 20.11                    129,961                                             1,946,700       3/29/2007
----------------------------------------------------------------------------------------------------------------------------------
   21                   7,114,174             1.29                          106,000,000      12/21/2006              82.6%
   22                   6,264,578             1.22                          117,000,000       1/19/2007              72.6%
   23                   8,019,331             1.39                          104,700,000       1/4/2007               76.4%
   24                   4,975,161             1.12                           93,300,000       2/14/2007              78.3%
   25                   9,024,080             2.12                          126,000,000       12/5/2006              55.6%
----------------------------------------------------------------------------------------------------------------------------------
   26                   6,062,421             1.38                           82,500,000       3/1/2007               77.6%
   27                   6,211,334             1.69                           79,600,000       8/30/2006              77.3%
   28                   4,294,311             1.25                           76,600,000       3/6/2007               75.1%
   29                   2,826,036             1.12                           50,700,000       4/5/2007               79.0%
   30                   1,267,013             1.12                           21,200,000       4/5/2007               79.0%
----------------------------------------------------------------------------------------------------------------------------------
   31                   3,957,265             1.23                           77,800,000       3/7/2007               72.6%
   32                   3,968,709             1.24                           71,000,000       4/6/2007               78.2%
   33                   4,547,838             1.30                           68,500,000       1/31/2007              80.6%
   34                   4,828,477             1.46                           93,000,000       3/20/2007              59.1%
   35                   3,229,821             1.30                           50,000,000      11/30/2006              62.4%
----------------------------------------------------------------------------------------------------------------------------------
   36                   2,335,029             1.30                           35,150,000                              62.4%
 36.01                  1,375,066                                            19,950,000      11/30/2006
 36.02                    959,963                                            15,200,000      11/30/2006
   37                   5,287,408             1.68                           65,950,000                              79.3%
 37.01                  1,275,529                                            17,600,000       4/5/2007
----------------------------------------------------------------------------------------------------------------------------------
 37.02                  1,080,911                                            13,150,000       5/1/2007
 37.03                    865,959                                            11,600,000       4/5/2007
 37.04                    860,824                                            10,000,000       6/28/2007
 37.05                    767,910                                             7,100,000       3/13/2007
 37.06                    436,275                                             6,500,000       3/28/2007
----------------------------------------------------------------------------------------------------------------------------------
   38                   4,203,154             1.35                           68,700,000       4/12/2007              75.3%
   39                   4,857,680             1.14                           72,975,000                              66.5%
 39.01                    923,016                                             8,800,000       3/14/2007
 39.02                    767,243                                             8,200,000       3/20/2007
 39.03                    604,727                                             8,600,000       3/21/2007
----------------------------------------------------------------------------------------------------------------------------------
 39.04                    495,407                                             6,700,000       3/20/2007
 39.05                    519,372                                             9,400,000       3/22/2007
 39.06                    383,660                                             7,400,000       3/22/2007
 39.07                    496,135                                             5,425,000       3/23/2007
 39.08                    205,772                                             3,400,000       3/15/2007
----------------------------------------------------------------------------------------------------------------------------------
 39.09                    223,632                                             4,150,000       3/24/2007
 39.10                    120,949                                             5,500,000       3/21/2007
 39.11                    117,767                                             5,400,000       3/15/2007
   40                   3,431,258             1.28                           61,000,000       4/13/2007              75.4%
   41                   3,234,405             1.18                           55,350,000                              80.3%
----------------------------------------------------------------------------------------------------------------------------------
 41.01                  1,558,780                                            25,300,000       2/15/2007
 41.02                    815,848                                            14,200,000       2/15/2007
 41.03                    352,233                                             6,400,000       2/15/2007
 41.04                    356,820                                             6,650,000       2/15/2007
 41.05                    150,724                                             2,800,000       2/15/2007
----------------------------------------------------------------------------------------------------------------------------------
   42                   3,435,448             1.29                           57,200,000       3/20/2007              77.6%
   43                   4,098,889             1.23                           57,600,000      12/19/2006              75.0%
   44                   4,064,467             1.53                           55,200,000       4/1/2007               77.9%
   45                   3,618,550             1.45                           49,000,000                              80.0%
 45.01                  2,214,342                                            34,500,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 45.02                  1,404,208                                            14,500,000       1/31/2007
   46                   3,182,180             1.22                           46,300,000       1/4/2007               77.8%
   47                   3,195,198             1.27                           47,000,000       2/27/2007              76.2%
   48                   4,269,991             2.09                           71,300,000       4/1/2007               49.8%
   49                   3,638,205             1.46                           56,900,000       4/1/2007               61.5%
----------------------------------------------------------------------------------------------------------------------------------
   50                   2,735,149             1.15                           41,290,000                              80.9%
 50.01                    739,696                                            11,600,000       3/14/2007
 50.02                    689,700                                             9,800,000       3/8/2007
 50.03                    371,637                                             5,800,000       3/8/2007
 50.04                    351,165                                             5,340,000       3/14/2007
----------------------------------------------------------------------------------------------------------------------------------
 50.05                    330,270                                             5,050,000       3/14/2007
 50.06                    252,681                                             3,700,000       3/14/2007
   51                   2,433,907             1.14                           40,000,000       4/25/2007              80.0%
   52                   2,321,351             1.20                           39,600,000       3/13/2007              80.0%
   53                   2,744,520             1.39                           38,900,000       1/31/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
   54                   2,376,469             1.31                           43,000,000       12/6/2006              72.1%
   55                   2,144,159             1.35                           35,000,000       2/23/2007              79.1%
   56                   2,411,751             1.27                           35,000,000       3/19/2007              75.7%
   57                   2,145,620             1.20                           25,850,000       3/12/2007              79.7%
   58                   1,899,416             1.26                           31,400,000       4/17/2007              79.6%
----------------------------------------------------------------------------------------------------------------------------------
   59                   2,315,906             1.48                           30,800,000                              80.0%
 59.01                    962,401                                            12,400,000       2/1/2007
 59.02                    670,567                                             8,100,000       1/31/2007
 59.03                    445,872                                             6,700,000       2/1/2007
 59.04                    237,066                                             3,600,000       2/1/2007
----------------------------------------------------------------------------------------------------------------------------------
   60                   2,405,626             1.77                           32,700,000      11/15/2006              75.2%
   61                   1,771,426             1.34                           32,400,000      12/20/2006              71.8%
   62                   2,155,085             1.20                           32,600,000       2/2/2007               70.9%
   63                   1,684,780             1.25                           28,850,000       1/4/2007               79.8%
   64                   1,872,600             1.16                           29,800,000       12/9/2006              77.2%
----------------------------------------------------------------------------------------------------------------------------------
   65                   1,845,068             1.39                           28,500,000       3/21/2007              80.0%
   66                   1,593,768             1.23                           28,000,000       3/12/2007              79.6%
   67                   1,631,448             1.25                           27,000,000       2/1/2007               79.6%
   68                   1,536,862             1.23                           26,400,000       12/1/2006              79.5%
   69                   1,496,436             1.30                           26,000,000       2/25/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
   70                   1,550,569             1.12                           28,000,000       3/26/2007              71.3%
   71                   1,615,390             1.46                           23,020,000       12/8/2006              83.4%
   72                   1,513,282             1.31                           23,500,000       4/11/2007              80.0%
   73                   1,715,888             1.55                           28,000,000      12/10/2006              67.1%
   74                   1,418,523             1.32                           23,550,000       4/17/2007              77.9%
----------------------------------------------------------------------------------------------------------------------------------
   75                   2,052,548             2.10                           32,750,000       3/28/2007              55.0%
   76                   1,383,622             1.22                           24,000,000       8/17/2006              75.0%
   77                   1,247,937             1.19                           22,520,000      11/28/2006              79.9%
   78                   1,552,245             1.41                           22,400,000       4/1/2007               79.6%
   79                   1,245,888             1.20                           22,000,000       2/20/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
   80                   1,529,639             1.25                           21,800,000      11/17/2006              80.0%
   81                   1,330,952             1.42                           21,700,000       4/10/2007              76.5%
   82                   1,242,626             1.30                           20,400,000       3/13/2007              79.7%
   83                   1,391,416             1.21                           23,300,000                              69.7%
 83.01                    454,408                                             7,100,000       2/28/2007
----------------------------------------------------------------------------------------------------------------------------------
 83.02                    405,793                                             6,600,000       2/28/2007
 83.03                    247,345                                             5,100,000       2/28/2007
 83.04                    283,870                                             4,500,000       2/28/2007
   84                   1,577,660             1.40                           21,500,000       3/6/2007               74.4%
   85                   1,141,762             1.23                           20,000,000      11/28/2006              80.0%
----------------------------------------------------------------------------------------------------------------------------------
   86                   1,183,440             1.25                           21,000,000       2/15/2007              73.0%
   87                   1,080,775             1.15                           19,170,000       3/8/2007               79.7%
   88                   1,423,793             1.32                           20,450,000                              74.6%
 88.01                     90,398                                             1,420,000       1/31/2007
 88.02                    124,962                                             1,390,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.03                     55,725                                               870,000       1/31/2007
 88.04                     55,548                                               720,000       1/31/2007
 88.05                     48,343                                               670,000       1/31/2007
 88.06                     44,642                                               650,000       1/31/2007
 88.07                     49,037                                               650,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.08                     46,718                                               650,000       1/31/2007
 88.09                     46,839                                               600,000       1/31/2007
 88.10                     (5,230)                                              590,000       1/31/2007
 88.11                     38,301                                               580,000       1/31/2007
 88.12                     41,059                                               580,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.13                     40,877                                               570,000       1/31/2007
 88.14                     34,648                                               530,000       1/31/2007
 88.15                     31,634                                               450,000       1/31/2007
 88.16                     31,569                                               450,000       1/31/2007
 88.17                     24,427                                               440,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.18                     29,310                                               400,000       1/31/2007
 88.19                     28,489                                               390,000       1/31/2007
 88.20                     31,591                                               390,000       1/31/2007
 88.21                     26,713                                               390,000       1/31/2007
 88.22                     25,698                                               340,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.23                     22,141                                               330,000       1/31/2007
 88.24                     22,454                                               330,000       1/31/2007
 88.25                     22,464                                               330,000       1/31/2007
 88.26                     22,721                                               330,000       1/31/2007
 88.27                     25,683                                               330,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.28                     22,887                                               330,000       1/31/2007
 88.29                     23,020                                               330,000       1/31/2007
 88.30                     23,053                                               330,000       1/31/2007
 88.31                     25,765                                               330,000       1/31/2007
 88.32                     23,470                                               320,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.33                     21,627                                               320,000       1/31/2007
 88.34                     21,057                                               280,000       1/31/2007
 88.35                     18,733                                               260,000       1/31/2007
 88.36                     18,733                                               260,000       1/31/2007
 88.37                     18,125                                               260,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.38                     18,890                                               260,000       1/31/2007
 88.39                     19,369                                               260,000       1/31/2007
 88.40                     19,290                                               240,000       1/31/2007
 88.41                     13,267                                               190,000       1/31/2007
 88.42                     12,471                                               190,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.43                     13,330                                               190,000       1/31/2007
 88.44                     13,571                                               190,000       1/31/2007
 88.45                     13,357                                               190,000       1/31/2007
 88.46                     13,255                                               180,000       1/31/2007
 88.47                     13,762                                               170,000       1/31/2007
----------------------------------------------------------------------------------------------------------------------------------
 88.48                          -                                                    --       1/31/2007
   89                   1,231,275             1.13                           20,700,000       12/7/2006              73.6%
   90                   1,143,387             1.35                           19,500,000       7/28/2007              76.9%
   91                   1,432,795             1.71                           29,000,000       3/6/2007               51.7%
   92                   1,109,367             1.33                           18,890,000       3/15/2007              78.8%
----------------------------------------------------------------------------------------------------------------------------------
   93                   1,486,134             1.79                           24,400,000       2/28/2007              59.4%
   94                   1,062,338             1.34                           19,000,000       3/23/2007              76.3%
   95                   1,126,887             1.29                           18,800,000                              77.1%
 95.01                    463,104                                             8,300,000       4/16/2007
 95.02                    302,002                                             4,600,000       4/11/2007
----------------------------------------------------------------------------------------------------------------------------------
 95.03                    225,429                                             3,850,000       4/17/2007
 95.04                    136,351                                             2,050,000       4/16/2007
   96                   1,200,619             1.45                           19,200,000       4/16/2007              75.5%
   97                   1,112,527             1.38                           18,345,000       1/9/2007               77.7%
   98                   1,474,587             1.83                           23,800,000       1/31/2007              58.8%
----------------------------------------------------------------------------------------------------------------------------------
   99                   1,070,134             1.35                           17,500,000       4/17/2007              80.0%
  100                   1,077,810             1.16                           18,240,000       2/15/2007              72.4%
  101                   1,255,975             1.62                           24,000,000       1/27/2007              54.6%
  102                     919,373             1.18                           17,500,000       1/12/2007              65.1%
  103                   1,023,169             1.20                           17,100,000                              70.2%
----------------------------------------------------------------------------------------------------------------------------------
 103.01                   854,975                                            14,280,000       1/31/2007
 103.02                   168,194                                             2,820,000       1/31/2007
  104                   1,154,186             1.19                           18,000,000       4/24/2007              66.7%
  105                     855,685             1.20                           15,040,000       1/11/2007              79.8%
  106                     841,458             1.12                           14,850,000       3/14/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
  107                   1,335,319             1.45                           17,400,000       8/3/2006               67.9%
  108                     964,002             1.21                           16,400,000       1/31/2007              68.9%
  109                     892,314             1.43                           14,800,000       4/3/2007               75.0%
  110                     892,518             1.16                           17,600,000       3/12/2007              63.1%
  111                     896,063             1.15                           16,000,000       1/10/2007              68.8%
----------------------------------------------------------------------------------------------------------------------------------
  112                     787,802             1.26                           13,450,000       4/16/2007              80.0%
  113                     895,871             1.36                           13,400,000       3/26/2007              80.0%
  114                     932,384             1.46                           13,600,000       2/20/2007              78.4%
  115                     829,683             1.35                           14,540,000       3/19/2007              72.6%
  116                   1,224,086             2.01                           17,000,000       3/20/2007              61.8%
----------------------------------------------------------------------------------------------------------------------------------
  117                   1,160,991             2.03                           19,300,000       1/10/2007              54.4%
  118                     791,715             1.19                           13,000,000       3/14/2007              80.7%
  119                     881,099             1.21                           12,830,000       1/24/2007              79.7%
  120                     664,571             1.18                           13,200,000       3/2/2007               75.8%
  121                     746,758             1.40                           11,700,000       3/17/2007              79.5%
----------------------------------------------------------------------------------------------------------------------------------
  122                   1,018,437             1.77                           13,100,000       3/5/2007               71.0%
  123                   1,324,494             1.99                           12,400,000       8/25/2006              72.8%
  124                     869,373             1.36                           12,500,000      12/12/2006              69.3%
  125                     661,960             1.10                           10,900,000       3/21/2007              78.9%
  126                     679,419             1.30                           10,750,000       3/20/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
  127                     739,403             1.53                           11,900,000       3/8/2007               72.3%
  128                   1,083,659             1.76                           11,500,000                              74.1%
 128.01                   565,201                                             6,000,000       4/1/2007
 128.02                   518,458                                             5,500,000       4/1/2007
  129                     694,190             1.44                           10,800,000       2/16/2007              78.7%
----------------------------------------------------------------------------------------------------------------------------------
  130                     685,961             1.47                           10,800,000       2/25/2007              77.3%
  131                     626,795             1.34                           10,000,000       4/9/2007               81.6%
  132                     655,645             1.19                           10,200,000       2/1/2007               79.4%
  133                   1,146,117             2.65                           18,000,000       1/18/2007              43.9%
  134                     843,153             1.42                           13,000,000      11/22/2006              60.4%
----------------------------------------------------------------------------------------------------------------------------------
  135                     687,954             1.56                            9,750,000      12/27/2006              79.6%
  136                     609,424             1.24                            9,000,000      11/21/2006              77.8%
  137                     506,725             1.14                            9,710,000       3/5/2007               77.2%
  138                     598,930             1.14                            9,570,000       1/19/2007              77.3%
  139                     581,579             1.15                            9,100,000       1/23/2007              80.0%
----------------------------------------------------------------------------------------------------------------------------------
  140                     581,171             1.19                            9,000,000       8/8/2006               80.0%
  141                     659,259             1.31                            9,100,000       1/9/2007               79.1%
  142                     553,905             1.33                            9,900,000       2/16/2007              72.2%
  143                     646,392             1.31                           10,100,000       2/20/2007              70.1%
  144                     595,847             1.32                            8,900,000      12/15/2006              79.0%
----------------------------------------------------------------------------------------------------------------------------------
  145                     572,688             1.17                            9,180,000       12/5/2006              76.3%
  146                     620,591             1.57                            8,750,000       3/1/2007               80.0%
  147                     994,985             1.95                           13,500,000       10/1/2006              51.8%
  148                     600,767             1.26                            8,575,000       1/24/2007              79.9%
  149                     608,853             1.26                            9,450,000       2/16/2007              72.5%
----------------------------------------------------------------------------------------------------------------------------------
  150                     333,342             1.46                            6,000,000       1/3/2007               66.6%
  151                     232,370             1.46                            4,100,000       1/3/2007               66.6%
  152                     574,895             1.24                            9,100,000       4/5/2007               73.8%
  153                     575,081             1.27                            8,500,000       1/17/2007              77.6%
  154                     543,932             1.20                            8,050,000                              80.0%
----------------------------------------------------------------------------------------------------------------------------------
 154.01                   239,266                                             3,500,000      12/20/2006
 154.02                   157,975                                             2,550,000      12/20/2006
 154.03                   146,693                                             2,000,000      12/20/2006
  155                     553,282             1.25                            8,800,000      11/20/2006              71.0%
  156                     526,360             1.28                            7,300,000       5/23/2007              84.9%
----------------------------------------------------------------------------------------------------------------------------------
  157                     500,925             1.38                            7,650,000       1/10/2007              79.7%
  158                     492,898             1.19                            7,500,000       3/12/2007              80.0%
  159                     516,656             1.24                            7,500,000       1/28/2007              80.0%
  160                     463,296             1.14                            7,400,000       4/16/2007              79.7%
  161                     476,990             1.17                            7,490,000       5/15/2007              78.3%
----------------------------------------------------------------------------------------------------------------------------------
  162                     501,308             1.53                            7,500,000       3/16/2007              78.0%
  163                     413,880             1.21                            7,180,000       2/21/2007              78.7%
  164                     524,407             1.37                            9,550,000       1/11/2007              57.6%
  165                     457,358             1.20                            6,950,000       2/28/2007              79.1%
  166                     477,809             1.47                            7,800,000       3/6/2007               70.0%
----------------------------------------------------------------------------------------------------------------------------------
  167                     419,090             1.13                            9,900,000       1/17/2007              54.0%
  168                     491,344             1.33                            6,700,000       4/1/2007               79.8%
  169                     654,449             1.60                            7,500,000       1/9/2007               69.6%
  170                     511,085             1.32                            8,200,000       2/17/2007              61.0%
  171                     478,172             1.44                            7,000,000       2/22/2007              68.6%
----------------------------------------------------------------------------------------------------------------------------------
  172                     392,525             1.18                            6,020,000       4/10/2007              79.7%
  173                     388,122             1.19                            6,400,000       3/20/2007              73.4%
  174                     402,957             1.26                            6,000,000      11/17/2006              76.0%
  175                     322,195             1.20                            7,500,000       2/12/2007              60.0%
  176                     378,251             1.23                            5,600,000       1/8/2007               79.0%
----------------------------------------------------------------------------------------------------------------------------------
  177                     383,852             1.23                            6,700,000      10/13/2006              65.7%
  178                     361,428             1.23                            6,220,000       3/12/2007              68.3%
  179                     416,886             1.42                            5,800,000       2/21/2007              72.4%
  180                     248,083             1.13                            4,600,000       2/21/2007              67.4%
  181                     332,217             1.17                            5,660,000       3/29/2007              71.4%
----------------------------------------------------------------------------------------------------------------------------------
  182                     335,183             1.18                            5,220,000       1/19/2007              76.6%
  183                     298,730             1.34                            6,600,000       3/26/2007              59.1%
  184                     322,007             1.43                            5,000,000       3/27/2007              76.7%
  185                     379,400             1.71                            5,225,000       3/27/2007              72.7%
  186                     310,162             1.49                            4,950,000       2/9/2007               73.8%
----------------------------------------------------------------------------------------------------------------------------------
  187                     298,706             1.18                            4,550,000       4/20/2007              79.1%
  188                     308,248             1.20                            4,500,000       1/19/2007              80.0%
  189                     319,918             1.51                            5,500,000       3/6/2007               65.0%
  190                     316,680             1.29                            5,070,000       7/6/2006               69.0%
  191                     316,222             1.34                            4,200,000       2/9/2007               82.1%
----------------------------------------------------------------------------------------------------------------------------------
  192                     292,202             1.24                            4,500,000       2/28/2007              75.6%
  193                     293,969             1.15                            4,930,000       3/13/2007              66.9%
  194                     354,233             1.69                            4,000,000       3/8/2007               75.0%
  195                     298,420             1.40                            4,250,000       11/4/2006              69.6%
  196                     264,386             1.28                            3,900,000       2/1/2007               74.7%
----------------------------------------------------------------------------------------------------------------------------------
  197                     215,295             1.10                            3,500,000       3/21/2007              80.0%
  198                     223,745             1.49                            3,555,000       3/7/2007               75.4%
  199                     179,784             1.30                            2,780,000      10/13/2006              69.8%
  200                     172,296             1.52                            3,000,000      12/22/2006              63.3%
  201                     160,483             1.39                            2,400,000       12/5/2006              75.0%
----------------------------------------------------------------------------------------------------------------------------------
  202                     116,994             1.25                            1,800,000       11/1/2006              72.8%

CONTROL     BALLOON                                                                             LARGEST TENANT      LARGEST TENANT
 NUMBER    LTV (%)    OCCUPANCY (%)   OCCUPANCY DATE               LARGEST TENANT                   SQ FT          LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1        65.6%         94.1%
  1.01                    94.9%          2/28/2007     North Pacific Group                                50,747      11/30/2015
  1.02                    93.5%          2/28/2007     Sabrix                                             39,617       5/31/2013
  1.03                    96.3%          2/28/2007     UNICRU                                             75,047       8/31/2010
  1.04                    90.0%          2/28/2007     GSA Portland Bankruptcy Court                      59,723       9/30/2014
------------------------------------------------------------------------------------------------------------------------------------
  1.05                    100.0%         2/28/2007     Northwest Evaluation                              108,448       1/31/2011
  1.06                    95.0%          2/28/2007     Umpqua Bank                                        47,651      11/30/2016
  1.07                    93.0%          2/28/2007     Kaiser Foundation Health Plan                      45,707      12/31/2007
  1.08                    96.8%          2/28/2007     D.R. Horton                                        24,521      10/31/2010
  1.09                    95.2%          2/28/2007     Kaiser Foundation Health - 141                     18,095      12/31/2007
------------------------------------------------------------------------------------------------------------------------------------
  1.10                    94.6%          2/28/2007     Textron Financial Corp                             27,275       5/31/2009
  1.11                    91.7%          2/28/2007     Travelers Indemnity                                24,373       5/31/2012
  1.12                    69.0%          2/28/2007     Autodesk                                           43,076       3/31/2014
  1.13                    92.3%          2/28/2007     Aequitas Capital Management                        17,216       6/30/2010
  1.14                    99.8%          2/28/2007     Stoutt Executive Services Inc.                     15,945       4/30/2009
------------------------------------------------------------------------------------------------------------------------------------
  1.15                    95.9%          2/28/2007     Black And Veatch                                   20,957       9/30/2010
  1.16                    100.0%         2/28/2007     Metropolitan Life Insurance                        15,682       6/30/2012
   2        78.1%         92.1%          1/31/2007     Wells Fargo Bank                                  299,665       2/28/2013
   3        73.7%         90.5%          3/27/2007     DELOITTE & TOUCHE                                 342,094       3/31/2015
   4        68.6%         88.1%
------------------------------------------------------------------------------------------------------------------------------------
  4.01                    100.0%         2/23/2007     Maersk Inc.                                       115,316      10/31/2015
  4.02                    20.2%          2/23/2007     Edwards Angell Palmer                              31,491       7/31/2019
  4.03                    100.0%         2/23/2007     Bollinger Inc.                                     69,280      11/30/2016
  4.04                    100.0%         2/23/2007     Quest Diagnostics, Inc.                           141,000       9/30/2017
  4.05                    100.0%         2/23/2007     Dun & Bradstreet Corporation                      123,000       9/30/2012
------------------------------------------------------------------------------------------------------------------------------------
  4.06                    100.0%         2/23/2007     Marsh & McLennan Inc.                              77,165       12/1/2008
   5        79.1%         97.1%          6/1/2007      UBS  AG                                           258,202        9/1/2018
   6        73.6%         99.3%         12/11/2006     Publicis                                          119,502       8/31/2016
   7        69.4%         92.1%          2/23/2007     CITIBANK NA.                                      211,853       12/1/2010
   8        74.9%         84.0%
------------------------------------------------------------------------------------------------------------------------------------
  8.01                    88.1%         12/31/2006     NAP                                                     0
  8.02                    87.9%         12/31/2006     NAP                                                     0
  8.03                    89.1%         12/31/2006     NAP                                                     0
  8.04                    89.6%         12/31/2006     NAP                                                     0
  8.05                    89.1%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.06                    86.5%         12/31/2006     NAP                                                     0
  8.07                    84.0%         12/31/2006     NAP                                                     0
  8.08                    87.0%         12/31/2006     NAP                                                     0
  8.09                    92.1%         12/31/2006     NAP                                                     0
  8.10                    83.0%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.11                    81.2%         12/31/2006     NAP                                                     0
  8.12                    84.3%         12/31/2006     NAP                                                     0
  8.13                    86.3%         12/31/2006     NAP                                                     0
  8.14                    87.9%         12/31/2006     NAP                                                     0
  8.15                    81.7%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.16                    91.8%         12/31/2006     NAP                                                     0
  8.17                    80.7%         12/31/2006     NAP                                                     0
  8.18                    84.1%         12/31/2006     NAP                                                     0
  8.19                    90.0%         12/31/2006     NAP                                                     0
  8.20                    83.0%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.21                    91.9%         12/31/2006     NAP                                                     0
  8.22                    81.8%         12/31/2006     NAP                                                     0
  8.23                    77.3%         12/31/2006     NAP                                                     0
  8.24                    85.2%         12/31/2006     NAP                                                     0
  8.25                    84.8%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.26                    91.0%         12/31/2006     NAP                                                     0
  8.27                    81.9%         12/31/2006     NAP                                                     0
  8.28                    51.4%         12/31/2006     NAP                                                     0
  8.29                    89.9%         12/31/2006     NAP                                                     0
  8.30                    75.2%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  8.31                    65.3%         12/31/2006     NAP                                                     0
  8.32                    86.4%         12/31/2006     NAP                                                     0
  8.33                    70.4%         12/31/2006     NAP                                                     0
  8.34                    73.9%         12/31/2006     NAP                                                     0
  8.35                    52.8%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
   9        70.2%         89.3%          3/27/2007     Howrey Simon Arnold                               100,498       9/30/2017
   10       75.0%         95.3%          3/21/2007     NAP                                                     0
   11       79.2%         68.0%          4/1/2007      Wells Fargo (AAA)                                  78,000       12/1/2009
   12       62.7%         99.8%          11/1/2006     Fleishman Hillard, Inc.                            68,434        9/1/2010
   13       73.6%         97.6%          3/28/2007     Windsor Healthcare Management                      28,447      12/31/2010
------------------------------------------------------------------------------------------------------------------------------------
   14       75.8%         100.0%         2/26/2007     ABC Cable Networks Group                          421,990       2/25/2017
   15       85.2%         86.4%          4/30/2007     NAP                                                     0
   16       80.0%         100.0%         3/24/2007     ZBI (Plaza Space)                                  61,177       4/30/2019
   17       68.6%         100.0%         3/1/2007      UAG Realty, LLC                                   435,386      12/22/2019
   18       78.4%         96.1%          5/11/2007     Burlington Coat Factory                           128,950      10/31/2008
------------------------------------------------------------------------------------------------------------------------------------
   19       66.4%         96.6%
 19.01                    96.1%          3/27/2007     Long Beach Acceptance                              27,782       1/29/2008
 19.02                    100.0%         3/27/2007     24 Hour Fitness                                    42,685       5/14/2017
   20       68.7%         100.0%
 20.01                    100.0%         4/16/2007     Aliance Entertainment                              68,575       5/31/2027
------------------------------------------------------------------------------------------------------------------------------------
 20.02                    100.0%         4/16/2007     Aliance Entertainment                              73,208       5/31/2027
 20.03                    100.0%         4/16/2007     Aliance Entertainment                              57,941       5/31/2027
 20.04                    100.0%         4/17/2007     Aliance Entertainment                              54,817       5/31/2027
 20.05                    100.0%         4/16/2007     Aliance Entertainment                              54,645       5/31/2027
 20.06                    100.0%         4/16/2007     Aliance Entertainment                              48,658       5/31/2027
------------------------------------------------------------------------------------------------------------------------------------
 20.07                    100.0%         4/16/2007     Aliance Entertainment                              51,958       5/31/2027
 20.08                    100.0%         4/16/2007     Aliance Entertainment                              44,608       5/31/2027
 20.09                    100.0%         4/16/2007     Aliance Entertainment                              33,892       5/31/2027
 20.10                    100.0%         4/16/2007     Aliance Entertainment                              24,905       5/31/2027
 20.11                    100.0%         4/16/2007     Aliance Entertainment                              22,152       5/31/2027
------------------------------------------------------------------------------------------------------------------------------------
   21       82.6%         96.9%          9/21/2006     Travelers                                         434,219       6/30/2017
   22       72.6%         85.8%          3/1/2007      General Service Administration (ACOE)             155,367        5/2/2016
   23       73.7%         84.7%          3/31/2007     NAP                                                     0
   24       78.3%         96.6%          3/22/2007     NAP                                                     0
   25       55.6%         78.9%          2/28/2007     JP Morgan Chase Bank NA                            94,274       11/7/2010
------------------------------------------------------------------------------------------------------------------------------------
   26       72.0%         83.4%         12/31/2006     NAP                                                     0
   27       77.3%         85.1%          3/14/2007     Sears Merchandise Group                           178,640        3/1/2011
   28       75.1%         93.4%          6/1/2007      Cash America                                      103,437       6/30/2017
   29       79.0%         90.0%          5/1/2007      IL Institute                                       92,947      12/31/2015
   30       79.0%         89.0%          5/1/2007      ISI Telemanagement Solutions                       29,401       3/31/2012
------------------------------------------------------------------------------------------------------------------------------------
   31       72.6%         93.3%          3/1/2007      Feldesman Tucker Leifer                            25,191       6/30/2010
   32       78.2%         98.5%          3/31/2007     Sam's Club                                        139,249        6/7/2013
   33       80.6%         90.6%          3/1/2007      Wells Fargo Financial                             205,040       8/31/2014
   34       59.1%         98.5%          3/27/2007     American Safety Ins                                44,025       5/31/2008
   35       56.5%         100.0%         3/9/2007      Pfizer-Warner Lambert                              70,493      12/31/2009
------------------------------------------------------------------------------------------------------------------------------------
   36       56.5%         78.2%
 36.01                    75.3%          3/9/2007      Visiting Nurses Association                        48,183      12/31/2007
 36.02                    87.7%          3/9/2007      STMicroelectronics                                 21,454       5/31/2013
   37       79.3%         72.7%
 37.01                    68.3%          2/28/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 37.02                    69.0%          2/28/2007     NAP                                                     0
 37.03                    69.1%          2/28/2007     NAP                                                     0
 37.04                    63.6%          2/28/2007     NAP                                                     0
 37.05                    88.3%          2/28/2007     NAP                                                     0
 37.06                    78.9%          2/28/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
   38       72.0%         90.8%          5/2/2007      Edwards & Angell LLC                               88,816      12/31/2012
   39       64.9%         55.7%
 39.01                    61.9%          3/31/2007     NAP                                                     0
 39.02                    58.8%          3/31/2007     NAP                                                     0
 39.03                    51.9%          3/31/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 39.04                    59.5%          3/31/2007     NAP                                                     0
 39.05                    56.5%          3/31/2007     NAP                                                     0
 39.06                    54.0%          3/31/2007     NAP                                                     0
 39.07                    49.1%          3/31/2007     NAP                                                     0
 39.08                    57.9%          3/31/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 39.09                    55.3%          3/31/2007     NAP                                                     0
 39.10                    52.6%          3/31/2007     NAP                                                     0
 39.11                    62.0%          3/31/2007     NAP                                                     0
   40       75.4%         97.0%          4/5/2007      Bank of America                                    48,655       10/1/2014
   41       80.3%         90.0%
------------------------------------------------------------------------------------------------------------------------------------
 41.01                    74.6%          1/19/2007     Clark County                                       60,389      12/31/2008
 41.02                    100.0%         1/19/2007     Cirque Du Soleil (US)                              31,049      12/31/2008
 41.03                    100.0%         1/19/2007     Cirque du Soleil                                   19,170        5/1/2009
 41.04                    100.0%         1/19/2007     GES Exposition Servic                              26,760       3/17/2009
 41.05                    100.0%         1/19/2007     GES Exposition Servic                              11,280       3/17/2009
------------------------------------------------------------------------------------------------------------------------------------
   42       77.6%         100.0%         6/1/2007      Home Depot USA                                     99,706       5/31/2015
   43       70.8%         91.4%         12/31/2006     NAP                                                     0
   44       77.9%         77.0%          4/1/2007      NAP                                                     0
   45       80.0%         100.0%
 45.01                    100.0%         3/1/2007      Reimbursement Technologies                        106,477      10/31/2009
------------------------------------------------------------------------------------------------------------------------------------
 45.02                    100.0%         3/1/2007      Nationwide Mutual                                  71,000       7/31/2009
   46       72.8%         81.3%         12/31/2006     NAP                                                     0
   47       71.0%         69.1%          2/28/2007     NAP                                                     0
   48       49.8%         65.6%          3/31/2007     NAP                                                     0
   49       57.5%         79.5%          3/9/2007      Comcast                                            36,082       7/31/2014
------------------------------------------------------------------------------------------------------------------------------------
   50       75.6%         94.7%
 50.01                    97.8%          4/1/2007      Lack's Stores, Inc.                                50,480       4/30/2015
 50.02                    93.0%          4/1/2007      Radiance Academy                                    8,894       7/31/2009
 50.03                    80.5%          4/1/2007      BW's (Alamo Wing Pat Booker LLC)                    6,000       2/28/2020
 50.04                    81.1%          4/1/2007      Midland Wings, Ltd.                                 6,400      12/31/2020
------------------------------------------------------------------------------------------------------------------------------------
 50.05                    100.0%         4/1/2007      Dollar Tree Stores, Inc.                           10,000       1/31/2011
 50.06                    100.0%         4/1/2007      State Farm Insurance                                3,000       3/30/2009
   51       78.9%         93.0%          5/1/2007      Vidalia Market Place                               27,954       4/30/2017
   52       80.0%         95.5%          3/21/2007     Raley's                                            60,114       12/1/2017
   53       80.0%         100.0%         3/1/2007      Comcast                                           104,702       6/30/2013
------------------------------------------------------------------------------------------------------------------------------------
   54       72.1%         100.0%         3/1/2007      Cadbury Schweppes Holdings                        135,000       1/31/2015
   55       79.1%         100.0%         2/6/2007      CitiFinancial, Inc.                               165,000      10/31/2020
   56       70.8%         76.0%          4/2/2007      NAP                                                     0
   57       71.7%         91.5%          3/20/2007     Republic Mortgage Insurance Company               111,402        6/1/2023
   58       79.6%         97.5%          4/24/2007     Citigroup Global market                            14,996        3/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   59       80.0%         97.8%
 59.01                    100.0%         3/1/2007      Comcast                                            40,217       7/31/2008
 59.02                    100.0%         3/1/2007      Transunion                                         56,320       9/30/2009
 59.03                    91.4%          3/1/2007      Rohmax                                             30,000       8/31/2015
 59.04                    100.0%         3/1/2007      Countrywide Home Loan                               8,832       9/30/2007
------------------------------------------------------------------------------------------------------------------------------------
   60       75.2%         93.2%          11/7/2006     NAP                                                     0
   61       71.8%         96.8%          2/28/2007     Raley's                                            61,046        5/1/2015
   62       55.2%         100.0%         2/9/2007      Credence Systems Corporation                      180,481       3/28/2017
   63       79.8%         92.0%         12/29/2006     Wavecom Inc.                                       32,231       6/30/2014
   64       74.2%         96.4%          3/12/2007     Ashley Furniture                                   50,000      12/31/2016
------------------------------------------------------------------------------------------------------------------------------------
   65       80.0%         100.0%         1/17/2007     GE Capital Corp                                    85,245       6/30/2012
   66       79.6%         86.9%          2/5/2007      Northrop Grumman (Integic Corporation)             57,836      10/31/2009
   67       79.6%         97.2%          1/1/2007      KTA Group, Inc.                                    33,067       1/31/2009
   68       79.5%         96.5%         10/16/2006     Publix                                             44,271      12/31/2023
   69       80.0%         100.0%         3/1/2007      Best Buy                                           45,000       1/31/2010
------------------------------------------------------------------------------------------------------------------------------------
   70       59.9%         100.0%         9/28/2006     Home Depot U.S.A., Inc.                           331,970       1/31/2033
   71       83.4%         95.6%         10/10/2006     NAP                                                     0
   72       80.0%         89.1%          2/1/2007      DHL Express                                        37,775        8/1/2008
   73       67.1%         83.0%          3/12/2007     NAP                                                     0
   74       77.9%         93.8%          5/1/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
   75       55.0%         94.5%          2/28/2007     NAP                                                     0
   76       75.0%         95.4%          2/28/2007     Elkus/Manfredi                                     43,724      12/31/2015
   77       79.9%         99.4%          3/1/2007      NAP                                                     0
   78       79.6%         100.0%         3/15/2007     Huntington Rehab Medicine                          10,006        9/1/2021
   79       80.0%         97.9%          2/15/2007     Food 4 Less                                        57,299       11/1/2028
------------------------------------------------------------------------------------------------------------------------------------
   80       74.6%         96.3%         11/13/2006     National City Mortgage I                          134,400       6/30/2013
   81       76.5%         93.0%          3/31/2007     Wells Fargo Bank                                    5,800       6/30/2009
   82       79.7%         91.7%          3/8/2007      Endocardial Solutions                              40,163        4/1/2008
   83       65.1%         76.6%
 83.01                    86.0%          2/28/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 83.02                    76.6%          2/28/2007     NAP                                                     0
 83.03                    55.7%          2/28/2007     NAP                                                     0
 83.04                    87.7%          2/28/2007     NAP                                                     0
   84       67.0%         67.4%          3/31/2007     NAP                                                     0
   85       80.0%         95.0%          12/1/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
   86       73.0%         100.0%         1/19/2007     MGM                                                40,000       5/15/2012
   87       79.7%         95.6%          3/1/2007      The Westye Group                                   10,552       8/31/2015
   88       63.1%         99.2%
 88.01                    100.0%         2/5/2007      NAP                                                     0
 88.02                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.03                    100.0%         2/5/2007      NAP                                                     0
 88.04                    100.0%         2/5/2007      NAP                                                     0
 88.05                    100.0%         2/5/2007      NAP                                                     0
 88.06                    100.0%         2/5/2007      NAP                                                     0
 88.07                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.08                    100.0%         2/5/2007      NAP                                                     0
 88.09                    100.0%         2/5/2007      NAP                                                     0
 88.10                    100.0%         2/5/2007      NAP                                                     0
 88.11                    100.0%         2/5/2007      NAP                                                     0
 88.12                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.13                    100.0%         2/5/2007      NAP                                                     0
 88.14                    100.0%         2/5/2007      NAP                                                     0
 88.15                    100.0%         2/5/2007      NAP                                                     0
 88.16                    100.0%         2/5/2007      NAP                                                     0
 88.17                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.18                    100.0%         2/5/2007      NAP                                                     0
 88.19                    100.0%         2/5/2007      NAP                                                     0
 88.20                    100.0%         2/5/2007      NAP                                                     0
 88.21                    100.0%         2/5/2007      NAP                                                     0
 88.22                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.23                    100.0%         2/5/2007      NAP                                                     0
 88.24                    100.0%         2/5/2007      NAP                                                     0
 88.25                    100.0%         2/5/2007      NAP                                                     0
 88.26                    100.0%         2/5/2007      NAP                                                     0
 88.27                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.28                    100.0%         2/5/2007      NAP                                                     0
 88.29                    100.0%         2/5/2007      NAP                                                     0
 88.30                    100.0%         2/5/2007      NAP                                                     0
 88.31                    100.0%         2/5/2007      NAP                                                     0
 88.32                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.33                    100.0%         2/5/2007      NAP                                                     0
 88.34                    100.0%         2/5/2007      NAP                                                     0
 88.35                    100.0%         2/5/2007      NAP                                                     0
 88.36                    100.0%         2/5/2007      NAP                                                     0
 88.37                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.38                    100.0%         2/5/2007      NAP                                                     0
 88.39                    100.0%         2/5/2007      NAP                                                     0
 88.40                    100.0%         2/5/2007      NAP                                                     0
 88.41                    100.0%         2/5/2007      NAP                                                     0
 88.42                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.43                    100.0%         2/5/2007      NAP                                                     0
 88.44                    100.0%         2/5/2007      NAP                                                     0
 88.45                    100.0%         2/5/2007      NAP                                                     0
 88.46                    100.0%         2/5/2007      NAP                                                     0
 88.47                    100.0%         2/5/2007      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
 88.48                     0.0%          2/5/2007      NAP                                                     0
   89       68.8%         100.0%         3/31/2007     Medical Group of North County                      20,230       4/30/2014
   90       76.9%         90.9%          3/15/2007     Olympia Land Corp.                                 15,575        1/1/2020
   91       51.7%         96.4%          1/16/2007     NAP                                                     0
   92       78.8%         100.0%         4/13/2007     Scolari's                                          36,000        3/1/2025
------------------------------------------------------------------------------------------------------------------------------------
   93       59.4%         94.3%          1/31/2007     Food Lion, Inc.                                    36,890        9/1/2017
   94       76.3%         98.7%         12/31/2006     NAP                                                     0
   95       77.1%         100.0%
 95.01                    100.0%         3/31/2007     David's Bridal                                     10,000      12/31/2021
 95.02                    100.0%         3/31/2007     Eckerd's (Rite Aid)                                12,738       2/28/2021
------------------------------------------------------------------------------------------------------------------------------------
 95.03                    100.0%         3/31/2007     Walgreen Co.                                       12,928       8/31/2043
 95.04                    100.0%         3/31/2007     CVS                                                 9,504       12/9/2015
   96       75.5%         97.8%          3/31/2007     Arrowhead Family Health                            10,460      12/14/2007
   97       77.7%         95.8%          3/31/2007     Guitar Center Stores, Inc.                         16,816       1/31/2008
   98       58.8%         95.2%          2/28/2007     Fred Meyer                                         69,481       11/1/2016
------------------------------------------------------------------------------------------------------------------------------------
   99       80.0%         100.0%         3/31/2007     Hobby Lobby                                        64,285        9/1/2015
  100       65.2%         100.0%         2/14/2007     Wal-Mart                                           85,922       2/27/2008
  101       54.6%         100.0%         3/6/2007      Hawaii Transfer Company, Limited                  117,468       3/31/2022
  102       66.2%         89.0%          1/1/2007      Gold's Gym                                         26,000       6/16/2019
  103       63.2%         98.9%
------------------------------------------------------------------------------------------------------------------------------------
 103.01                   98.4%          3/1/2007      PB_PA Dept of Corrections                          54,222      12/15/2009
 103.02                   100.0%         3/1/2007      WB_Kohl Building Products                          57,245       3/31/2009
  104       61.5%         100.0%         5/1/2007      NAP                                                     0
  105       79.8%         84.9%          4/12/2007     NAP                                                     0
  106       80.0%         100.0%         1/1/2007      K-MART                                             96,349       1/31/2012
------------------------------------------------------------------------------------------------------------------------------------
  107       52.9%         100.0%         3/31/2007     Regal Theater                                      80,600       6/30/2020
  108       62.1%         96.7%          3/1/2007      EC_REVA Master Lease                               66,600       3/31/2010
  109       75.0%         100.0%         3/1/2007      Office Works Nevada (HQ Global Workplace)          16,373        2/1/2008
  110       55.4%         100.0%         4/30/2007     Tri City Medical                                    4,500        4/1/2010
  111       56.6%         83.0%          2/13/2007     Catamount Construction                              9,923       6/30/2009
------------------------------------------------------------------------------------------------------------------------------------
  112       80.0%         100.0%         3/15/2007     Gordmans                                           55,147       3/31/2014
  113       80.0%         94.1%          3/21/2007     Big Lots                                           24,888       9/30/2010
  114       78.4%         100.0%         3/14/2007     T-Mobile USA                                       68,000       4/25/2022
  115       72.6%         100.0%         2/27/2007     Centerpoint Marketing, Inc.                       251,968      11/30/2013
  116       61.8%         70.5%         12/31/2006     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  117       54.4%         100.0%         1/17/2007     Publix                                             44,840      10/31/2024
  118       80.7%         100.0%         3/21/2007     Big Lots                                           34,779       1/31/2010
  119       74.4%         100.0%         1/16/2007     LA Fitness                                         45,000       4/30/2022
  120       75.8%         92.2%          3/8/2007      NAP                                                     0
  121       79.5%         95.3%          2/28/2007     Kinko's, Inc.                                       6,200      12/31/2008
------------------------------------------------------------------------------------------------------------------------------------
  122       71.0%         82.7%          1/31/2007     NAP                                                     0
  123       68.8%         75.4%         12/31/2006     NAP                                                     0
  124       63.2%         75.1%         10/31/2006     NAP                                                     0
  125       73.6%         100.0%         2/28/2007     Anark                                               5,290       5/31/2008
  126       80.0%         100.0%         3/31/2007     Cary Medical Group                                 13,535       7/30/2015
------------------------------------------------------------------------------------------------------------------------------------
  127       72.3%         100.0%         4/23/2007     Vivendi Games                                      19,515       3/31/2012
  128       65.8%         77.2%
 128.01                   77.0%          1/31/2007     NAP                                                     0
 128.02                   77.5%          1/31/2007     NAP                                                     0
  129       76.6%         99.4%          3/1/2007      DuPage County                                      16,458      11/30/2016
------------------------------------------------------------------------------------------------------------------------------------
  130       77.3%         91.9%          3/1/2007      Hallmark                                            5,729       1/31/2010
  131       79.6%         91.8%          3/31/2007     VCA Hospital                                        5,760       4/30/2016
  132       73.8%         85.2%          2/5/2007      Axis Medical Equipment                              6,048       7/31/2013
  133       43.9%         97.3%          3/31/2007     Metropolitan Life Insurance                        11,837      12/31/2011
  134       46.6%         100.0%         1/31/2007     Gold's Gym                                         53,116       2/28/2027
------------------------------------------------------------------------------------------------------------------------------------
  135       79.6%         96.4%          2/1/2007      HEB Grocery                                        41,320       1/31/2014
  136       73.3%         100.0%         4/1/2007      Accellent Cardiology                               39,108       3/31/2014
  137       77.2%         96.7%          5/6/2007      NAP                                                     0
  138       72.2%         95.1%          2/15/2007     NAP                                                     0
  139       74.5%         100.0%         1/1/2007      Cost Plus, Inc                                     21,875       1/31/2012
------------------------------------------------------------------------------------------------------------------------------------
  140       70.0%         91.3%          2/1/2007      Image Care Center                                   8,689       2/28/2019
  141       76.1%         100.0%         1/16/2007     State of Maine DHHS                                65,912       5/31/2012
  142       72.2%         100.0%         3/31/2007     Big Lots                                           24,950       7/31/2011
  143       59.1%         100.0%         2/12/2007     JT3, L.L.C.                                        44,631       9/30/2011
  144       79.0%         100.0%         2/1/2007      Beckman Coulter, Inc.                             140,465       1/31/2024
------------------------------------------------------------------------------------------------------------------------------------
  145       71.1%         93.9%          4/17/2007     Concentra Health                                    7,080      12/31/2015
  146       80.0%         95.3%          3/1/2007      Giant Eagle                                        37,900      12/31/2013
  147       44.1%         100.0%         4/1/2007      C-Mart                                            107,806       1/31/2010
  148       74.4%         94.0%          2/1/2007      Squires Clinic for Plastic Surgery                  3,440       10/1/2009
  149       67.7%         94.0%          2/28/2007     Plexus                                             23,568        8/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  150       66.6%         100.0%         3/31/2007     Get Smart                                          13,500      11/30/2011
  151       66.6%         100.0%         2/1/2007      Normandy Supermarket                                7,875        4/1/2009
  152       68.6%         100.0%         4/30/2007     Festival Foods                                     74,746       9/30/2023
  153       72.2%         95.4%          1/17/2007     Fameco Real Estate, LP                             12,800       7/10/2018
  154       72.0%         95.8%
------------------------------------------------------------------------------------------------------------------------------------
 154.01                   93.6%          1/19/2007     West Park Family Physicians                         7,103        8/1/2013
 154.02                   94.5%          1/19/2007     Ashley Insurance                                    6,725       1/15/2011
 154.03                   100.0%         1/19/2007     Decorative Flooring                                14,860      10/31/2016
  155       66.3%         96.1%         11/20/2006     NAP                                                     0
  156       84.9%         80.8%          4/30/2007     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------------------
  157       79.7%         95.4%          1/31/2007     Level Ten Design (Lorentz)                          7,291        2/1/2008
  158       70.2%         98.5%          4/30/2007     RWJ Hospital                                        5,546       8/31/2012
  159       74.5%         100.0%         1/1/2007      Wells Fargo Bank                                   29,112      12/31/2016
  160       74.2%         100.0%         3/26/2007     Stevens Construction Corp.                         16,362       1/31/2013
  161       75.3%         100.0%         3/1/2007      East Valley Internal Medicine                       6,553        5/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  162       78.0%         100.0%         3/1/2007      Staples                                            24,000        9/1/2012
  163       78.7%         94.4%          1/8/2007      NAP                                                     0
  164       53.7%         89.4%          2/1/2007      Heffernan Insurance Brokers                        25,584        3/1/2020
  165       71.0%         100.0%         4/30/2007     Sonics & Materials, Inc.                           50,105      12/31/2016
  166       70.0%         100.0%         4/1/2007      Dialysis Clinic, Inc.                              13,000       3/31/2014
------------------------------------------------------------------------------------------------------------------------------------
  167       50.3%         97.7%          1/17/2007     NAP                                                     0
  168       67.1%         92.3%          2/8/2007      Testone, Marshall & Discenza                       17,716      12/31/2018
  169       54.4%         73.0%          1/1/2007      NAP                                                     0
  170       57.5%         49.9%          1/24/2007     NAP                                                     0
  171       63.8%         87.1%          3/7/2007      Spanish Speaking Council of Reading                21,644       9/30/2010
------------------------------------------------------------------------------------------------------------------------------------
  172       74.3%         96.7%          3/1/2007      Pulmonary Associates of Richmond                   22,462       1/31/2017
  173       68.4%         100.0%         4/30/2007     Verizon                                             6,000      10/31/2011
  174       70.9%         91.6%          11/1/2006     Champion Window                                    16,814      11/30/2009
  175       60.0%         100.0%         2/16/2007     99 Cent Stuff                                      27,109       6/30/2014
  176       66.6%         100.0%         3/31/2007     Envision Imaging                                    6,449      12/20/2013
------------------------------------------------------------------------------------------------------------------------------------
  177       56.8%         100.0%         11/1/2006     NAP                                                     0
  178       63.6%         100.0%         3/15/2007     Golden 1 Credit Union                               4,950        1/1/2017
  179       63.8%         83.4%          3/13/2007     NAP                                                     0
  180       70.9%         68.0%          3/27/2007     Fortress Bank                                      11,053      11/30/2021
  181       66.6%         80.9%          3/9/2007      North Star Antiques and Interiors                   7,984       5/31/2012
------------------------------------------------------------------------------------------------------------------------------------
  182       71.6%         95.6%         12/10/2006     NAP                                                     0
  183       59.1%         100.0%         4/2/2007      Ritner Architectural Group                          8,703      11/30/2010
  184       76.7%         91.0%          3/8/2007      Road-Ware Clothing                                  4,075        7/1/2011
  185       72.7%         100.0%         4/30/2007     Panera Bread                                        4,200       6/30/2016
  186       73.8%         100.0%         3/1/2007      Cingular                                            3,000       7/31/2011
------------------------------------------------------------------------------------------------------------------------------------
  187       69.8%         100.0%         3/31/2007     Woodlands Bank                                     10,633       2/28/2014
  188       74.7%         97.1%          1/17/2007     NAP                                                     0
  189       65.0%         100.0%         3/23/2006     Pet a Rama                                          4,539       7/31/2008
  190       64.4%         68.3%          3/1/2007      R & T Board Shop                                    4,734       7/31/2011
  191       73.5%         94.8%          2/13/2007     Dollar Tree                                        10,000        7/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  192       70.4%         86.1%          2/28/2007     NAP                                                     0
  193       58.0%         57.3%          5/4/2007      NAP                                                     0
  194       69.9%         84.3%          3/13/2007     NAP                                                     0
  195       59.3%         96.4%          3/1/2007      Cherry Bekaert & Holland, L.L.P.                    6,200      12/31/2008
  196       63.2%         100.0%         3/31/2007     Rite Aid                                           11,157       2/28/2027
------------------------------------------------------------------------------------------------------------------------------------
  197       74.6%         100.0%         3/6/2007      Aji Restaurant                                      5,800       3/31/2013
  198       75.4%         100.0%         3/31/2007     Music & Arts Center                                 3,568       5/31/2011
  199       65.2%         100.0%         3/6/2007      New Center Rehabilitation                           3,533       6/30/2007
  200       63.3%         100.0%         3/31/2007     Mattress Giant                                      4,650       2/10/2012
  201       75.0%         100.0%         3/1/2007      Alpine Engergy                                      5,160       9/30/2007
------------------------------------------------------------------------------------------------------------------------------------
  202       68.0%         100.0%         3/1/2007      Sapphire Salon and Day Spa                          3,360       6/30/2011

                                                    SECOND             SECOND
CONTROL                  SECOND                 LARGEST TENANT    LARGEST TENANT                      THIRD
 NUMBER              LARGEST TENANT                  SQ FT       LEASE EXPIRATION                LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------

   1
  1.01   Farmers Insurance Exchange                      26,971      1/31/2012      HQ Global Workplaces
  1.02   Jacobs Engineering Group                        36,349      6/30/2007      Legg, LLC
  1.03   Meritage Mortgage Corporation                   70,697      7/31/2010      Cascade Microtech
  1.04   HDR Engineering                                 34,847      6/30/2009      Morgan Stanley DW
------------------------------------------------------------------------------------------------------------------------------
  1.05   Lime Financial Services                         48,268     10/31/2009      Paramount Equity Mortgage
  1.06   Wachovia Securities                             18,937      5/31/2011      Campbell Group
  1.07   Stockamp And Associates                         30,930     12/31/2012      TUT Systems
  1.08   US Trust Company                                18,622      3/31/2012      CTC Consulting
  1.09   Sedgwick Claims Mgmt - 14171                    17,044      9/30/2007      Mcdonalds-14172
------------------------------------------------------------------------------------------------------------------------------
  1.10   First Horizon Home Loan                         21,954      4/30/2009      Corvel Corporation
  1.11   Savin Corporation                               12,290     12/31/2008      Mutual of Enumclaw
  1.12   Golf Savings Bank                               11,195     11/30/2011      Wachovia Securities
  1.13   Washington Mutual Bank                          16,028      1/31/2008      Cisco Systems
  1.14   Directors Mortgage                              14,804      2/28/2009      Delap White Caldwell Croy
------------------------------------------------------------------------------------------------------------------------------
  1.15   HQ Global Workplaces                            19,306     11/30/2009      Sacagawea
  1.16   Draneas Huglin & Natl Loan                       7,981     10/31/2012      Merrill Lynch, Pierce, Fenner
   2     Gibson Dunn & Crutcher                         268,269     12/31/2017      Oaktree Capital Management
   3     PricewaterhouseCoopers                         160,784      5/31/2013      Aames Financial
   4
------------------------------------------------------------------------------------------------------------------------------
  4.01   Wyeth                                           32,041      6/30/2012      Atlantic Mutual Insurance
  4.02   NAP                                                  0                     NAP
  4.03   Investors Savings Bank                          53,200     11/30/2019      Franklin Mutual Advisor
  4.04   NAP                                                  0                     NAP
  4.05   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  4.06   The CIT Group                                   47,304      10/1/2007      One Beacon Insurance
   5     International Paper                            132,004      12/1/2015      Wiggin & Dana
   6     H&M Hennes & Mauritz                            71,000      1/31/2016      Mercy College
   7     DREYFUS SERVICE CORP.                           94,679      3/1/2014       DEL LABORATORIES INC.,
   8
------------------------------------------------------------------------------------------------------------------------------
  8.01   NAP                                                  0                     NAP
  8.02   NAP                                                  0                     NAP
  8.03   NAP                                                  0                     NAP
  8.04   NAP                                                  0                     NAP
  8.05   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.06   NAP                                                  0                     NAP
  8.07   NAP                                                  0                     NAP
  8.08   NAP                                                  0                     NAP
  8.09   NAP                                                  0                     NAP
  8.10   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.11   NAP                                                  0                     NAP
  8.12   NAP                                                  0                     NAP
  8.13   NAP                                                  0                     NAP
  8.14   NAP                                                  0                     NAP
  8.15   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.16   NAP                                                  0                     NAP
  8.17   NAP                                                  0                     NAP
  8.18   NAP                                                  0                     NAP
  8.19   NAP                                                  0                     NAP
  8.20   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.21   NAP                                                  0                     NAP
  8.22   NAP                                                  0                     NAP
  8.23   NAP                                                  0                     NAP
  8.24   NAP                                                  0                     NAP
  8.25   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.26   NAP                                                  0                     NAP
  8.27   NAP                                                  0                     NAP
  8.28   NAP                                                  0                     NAP
  8.29   NAP                                                  0                     NAP
  8.30   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  8.31   NAP                                                  0                     NAP
  8.32   NAP                                                  0                     NAP
  8.33   NAP                                                  0                     NAP
  8.34   NAP                                                  0                     NAP
  8.35   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   9     DLA Piper Rudnick                               48,791      6/30/2018      CA Bank & Trust
   10    NAP                                                  0                     NAP
   11    Hampshire Designers                             74,590      7/31/2022      State Street
   12    Independent Community Bankers of America        39,310      8/1/2016       Pew Research Center
   13    Atlas/Third Rail Management                     24,451      8/31/2008      Resch Polster Alpert and Berger LLP
------------------------------------------------------------------------------------------------------------------------------
   14    NAP                                                  0                     NAP
   15    NAP                                                  0                     NAP
   16    Viking Global Investors                         36,396     11/30/2013      Tontine Associates LLC
   17    NAP                                                  0                     NAP
   18    Steve & Barry's University                     124,000      1/31/2013      J.C. Penney
------------------------------------------------------------------------------------------------------------------------------
   19
 19.01   Brown & Brown of CA                             24,004     10/31/2012      Jams/Endispute
 19.02   NAP                                                  0                     NAP
   20
 20.01   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 20.02   NAP                                                  0                     NAP
 20.03   NAP                                                  0                     NAP
 20.04   NAP                                                  0                     NAP
 20.05   NAP                                                  0                     NAP
 20.06   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 20.07   NAP                                                  0                     NAP
 20.08   NAP                                                  0                     NAP
 20.09   NAP                                                  0                     NAP
 20.10   NAP                                                  0                     NAP
 20.11   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   21    ING - Lion Connecticut Holdings, Inc.          120,274      2/29/2012      Hilb, Rogal & Hobbs Co
   22    URS                                             66,923     12/31/2012      Regency Realty Group
   23    NAP                                                  0                     NAP
   24    NAP                                                  0                     NAP
   25    Halliburton Energy Services                     40,051     10/31/2011      Metropolitan Life Insurance
------------------------------------------------------------------------------------------------------------------------------
   26    NAP                                                  0                     NAP
   27    CVS Procare                                    128,796      7/31/2008      Bechtel
   28    VNU USA, Inc.                                   98,640      8/31/2014      CompBenefits
   29    Liberty Mutual Ins. Co                          58,841      8/31/2007      Brown & Joseph
   30    Transystem Corporation                          17,931     10/31/2010      First Franklin Financial Corporation
------------------------------------------------------------------------------------------------------------------------------
   31    GSA/Peace Corp                                  23,007      11/1/2012      Levin Blaszak Block
   32    Wal-Mart                                       114,790     12/30/2012      Giant Eagle
   33    Synygy, Inc.                                   104,306      6/30/2015      Restaurant
   34    Morgan Stanley                                  21,714     11/15/2007      Lafollette Johnson
   35    Toyota                                          61,562      7/31/2009      U of M Regents
------------------------------------------------------------------------------------------------------------------------------
   36
 36.01   GSA (Social Security)                           23,139      2/28/2023      Enterprise Network Solutions
 36.02   Maritz                                          15,592      6/30/2010      Horne Travel
   37
 37.01   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 37.02   NAP                                                  0                     NAP
 37.03   NAP                                                  0                     NAP
 37.04   NAP                                                  0                     NAP
 37.05   NAP                                                  0                     NAP
 37.06   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   38    Bank Of America                                 88,305      5/31/2014      Sovereign Bank
   39
 39.01   NAP                                                  0                     NAP
 39.02   NAP                                                  0                     NAP
 39.03   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 39.04   NAP                                                  0                     NAP
 39.05   NAP                                                  0                     NAP
 39.06   NAP                                                  0                     NAP
 39.07   NAP                                                  0                     NAP
 39.08   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 39.09   NAP                                                  0                     NAP
 39.10   NAP                                                  0                     NAP
 39.11   NAP                                                  0                     NAP
   40    Citigroup                                       17,235     12/31/2011      New York Life
   41
------------------------------------------------------------------------------------------------------------------------------
 41.01   NAP                                                  0                     NAP
 41.02   Carpenters So Cal Admin Corp                     8,107      7/31/2008      Turnberry West Realty
 41.03   Brown & Brown                                   13,358      6/30/2014      NAP
 41.04   NAP                                                  0                     NAP
 41.05   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   42    NAP                                                  0                     NAP
   43    NAP                                                  0                     NAP
   44    NAP                                                  0                     NAP
   45
 45.01   American Independent                            24,362      1/31/2010      Radio One
------------------------------------------------------------------------------------------------------------------------------
 45.02   Sprint Site Assurance Gr                           290      6/30/2007      American Cellular Net
   46    NAP                                                  0                     NAP
   47    NAP                                                  0                     NAP
   48    NAP                                                  0                     NAP
   49    Lafarge                                         20,391     10/31/2010      Group Associates, Inc
------------------------------------------------------------------------------------------------------------------------------
   50
 50.01   Goody's Family Clothing, Inc.                   26,871      4/30/2015      Rack Room Shoes, Inc.
 50.02   J.D. Blackburn M.D.                              7,664     12/17/2010      Nuero-Health Concept
 50.03   HealthSouth Texas Ltd                            3,595     12/31/2011      Cold Stone Creamery, Inc.
 50.04   H&H Beverages, Inc.                              2,800     11/30/2011      MRC of Midland, Inc.
------------------------------------------------------------------------------------------------------------------------------
 50.05   McAlister's Deli                                 4,500      1/31/2016      CATO Fashions (CATO of Texas, LP)
 50.06   The Anderson Real Estate Team                    3,000      6/30/2010      Pacific Tan (Steve and Karen Bovee)
   51    Total Body Fitness                              25,000     12/31/2016      Pets Plus
   52    Hawkins School of Performance                    7,225      8/31/2007      Hollywood Video
   53    CIGNA                                          103,513      7/31/2008      NAP
------------------------------------------------------------------------------------------------------------------------------
   54    Kenmar/Preferred Investment Solutions           32,058     12/31/2016      Greenwich Hospital
   55    NAP                                                  0                     NAP
   56    NAP                                                  0                     NAP
   57    Mullen, Inc.                                    51,086      10/1/2016      Robinson & Lawing
   58    Wilmot/Sanz Inc                                 14,514      10/1/2015      BPLP Master Lease
------------------------------------------------------------------------------------------------------------------------------
   59
 59.01   IKEA                                            30,093      7/31/2014      NAP
 59.02   NAP                                                  0                     NAP
 59.03   Central Admixture                                7,998      8/31/2009      Onfiber Communication
 59.04   Heartland Hospice                                6,468      2/28/2008      Mid Atlantic Management
------------------------------------------------------------------------------------------------------------------------------
   60    NAP                                                  0                     NAP
   61    Ross Stores                                     26,368      2/1/2010       Joann Fabrics
   62    NAP                                                  0                     NAP
   63    Moore & Van Allen PLLC                          32,187     10/31/2014      Kennedy Covington Lobdell & Hickman
   64    Staples                                         20,338     12/31/2016      Dollar Tree
------------------------------------------------------------------------------------------------------------------------------
   65    GoDaddy.Com, Inc.                               75,068     12/31/2013      NAP
   66    Eastern Reasearch Group, Inc.                   25,547      7/31/2014      Women in Cable & Telecommunications
   67    SWsoft, Inc.                                    13,062     10/31/2012      Group 1 Software, Inc.
   68    Berry Corporation                                9,875     12/31/2010      Heart of Florida
   69    DSW Shoe Warehouse (Sublease)                   30,000      1/31/2010      Barnes and Nobles
------------------------------------------------------------------------------------------------------------------------------
   70    NAP                                                  0                     NAP
   71    NAP                                                  0                     NAP
   72    Wells Fargo                                     28,451      5/1/2008       Kraft Foods
   73    NAP                                                  0                     NAP
   74    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   75    NAP                                                  0                     NAP
   76    Circle Company Associates                       37,318      9/30/2014      Bargmann, Hendrie & Archetype, Inc.
   77    NAP                                                  0                     NAP
   78     Imaging & Pharmacy                              9,179      9/1/2021       Dr. Caton
   79    Big 5                                           10,000      1/1/2014       Anna's Linens
------------------------------------------------------------------------------------------------------------------------------
   80    Xenia Ave. Feed Co.                             41,600      6/30/2007      Tech Products Corp.
   81    Citibank                                         4,384      9/30/2016      Hollywood Video
   82    MCTC                                            21,757      6/30/2010      Wells Fargo
   83
 83.01   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 83.02   NAP                                                  0                     NAP
 83.03   NAP                                                  0                     NAP
 83.04   NAP                                                  0                     NAP
   84    NAP                                                  0                     NAP
   85    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
   86    DHI Title of Nevada                              3,905      1/31/2008      R2H Engineering
   87    Houlihan's                                       7,000      5/8/2016       Japanese Cuisine
   88
 88.01   NAP                                                  0                     NAP
 88.02   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.03   NAP                                                  0                     NAP
 88.04   NAP                                                  0                     NAP
 88.05   NAP                                                  0                     NAP
 88.06   NAP                                                  0                     NAP
 88.07   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.08   NAP                                                  0                     NAP
 88.09   NAP                                                  0                     NAP
 88.10   NAP                                                  0                     NAP
 88.11   NAP                                                  0                     NAP
 88.12   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.13   NAP                                                  0                     NAP
 88.14   NAP                                                  0                     NAP
 88.15   NAP                                                  0                     NAP
 88.16   NAP                                                  0                     NAP
 88.17   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.18   NAP                                                  0                     NAP
 88.19   NAP                                                  0                     NAP
 88.20   NAP                                                  0                     NAP
 88.21   NAP                                                  0                     NAP
 88.22   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.23   NAP                                                  0                     NAP
 88.24   NAP                                                  0                     NAP
 88.25   NAP                                                  0                     NAP
 88.26   NAP                                                  0                     NAP
 88.27   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.28   NAP                                                  0                     NAP
 88.29   NAP                                                  0                     NAP
 88.30   NAP                                                  0                     NAP
 88.31   NAP                                                  0                     NAP
 88.32   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.33   NAP                                                  0                     NAP
 88.34   NAP                                                  0                     NAP
 88.35   NAP                                                  0                     NAP
 88.36   NAP                                                  0                     NAP
 88.37   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.38   NAP                                                  0                     NAP
 88.39   NAP                                                  0                     NAP
 88.40   NAP                                                  0                     NAP
 88.41   NAP                                                  0                     NAP
 88.42   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.43   NAP                                                  0                     NAP
 88.44   NAP                                                  0                     NAP
 88.45   NAP                                                  0                     NAP
 88.46   NAP                                                  0                     NAP
 88.47   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 88.48   NAP                                                  0                     NAP
   89    Radiology Service Partners                       4,803      5/31/2014      Dr. William Rawlings
   90    Olympia Group, LLC (master lease)               14,000      1/1/2020       Tutor - Saliba Corp.
   91    NAP                                                  0                     NAP
   92    Longs Drugs Store                               15,025      5/1/2013       Dollar Tree
------------------------------------------------------------------------------------------------------------------------------
   93    Rite Aid of MD, Inc.                            11,060      10/1/2018      Edgewater Fitness & Aerobics
   94    NAP                                                  0                     NAP
   95
 95.01   Jared's (Sterling)                               5,880      1/31/2027      Cingular Wireless
 95.02   NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
 95.03   NAP                                                  0                     NAP
 95.04   NAP                                                  0                     NAP
   96    Zandra Nocera dba Arcadia Radiology              5,293      2/28/2008      Metro Physical Therapy
   97    Lamps Plus, Inc.                                12,055      1/31/2016      Denver Mattress Company
   98    Rite Aid                                        16,725      2/1/2018       Schuck's
------------------------------------------------------------------------------------------------------------------------------
   99    Office Depot                                    20,000      3/1/2020       Monkey Joe's
  100    Bi-Lo                                           46,649      3/31/2018      Carolina Wings & Things
  101    NAP                                                  0                     NAP
  102    Dollar Tree                                     12,000      1/31/2011      Auto Zone
  103
------------------------------------------------------------------------------------------------------------------------------
 103.01  CB_Shari's Berries                              26,527      2/28/2017      CB_Pursuit Marketing Inc.
 103.02  NAP                                                  0                     NAP
  104    NAP                                                  0                     NAP
  105    NAP                                                  0                     NAP
  106    Aaron Rentals                                    9,300      6/30/2011      Burger King
------------------------------------------------------------------------------------------------------------------------------
  107    NAP                                                  0                     NAP
  108    DP_Integrated Biosciences Inc.                  46,408      8/31/2012      LB_Haliflax
  109    Morgan Stanley DW                                7,761      4/1/2012       HQ Global Workplace
  110    North County Bank                                3,250     10/31/2014      Dr. Mark L. Moss, Dentist
  111    JPMorgan Chase Bank, N.A.                        4,000      9/30/2011      Countrywide Home Loans, Inc.
------------------------------------------------------------------------------------------------------------------------------
  112    Ashley Furniture                                48,805      8/31/2014      NAP
  113    Blockbuster                                      4,290      2/29/2008      Washington Mutual
  114    NAP                                                  0                     NAP
  115    NAP                                                  0                     NAP
  116    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  117    Beau Monde                                       5,600      3/31/2016      Blockbuster Video
  118    Round Table Pizza                                4,000      3/31/2010      Jack In The Box
  119    The Petite Elite                                 4,875      2/28/2012      Bagel Bagel Cafe
  120    NAP                                                  0                     NAP
  121    Belle Bonfils Memorial Blood Center              4,323     11/30/2009      Schlotsky's Deli
------------------------------------------------------------------------------------------------------------------------------
  122    NAP                                                  0                     NAP
  123    NAP                                                  0                     NAP
  124    NAP                                                  0                     NAP
  125    Colorado Capital Bank                            4,602     11/30/2011      Colorado State Bank and Trust, NA
  126    Brannon Rodgers I                                6,000      7/30/2015      Jerrers/Mann/Artman Pieds
------------------------------------------------------------------------------------------------------------------------------
  127    Bird Construction USA, Inc.                      5,625      6/30/2010      Evergreen Restaurant Ventures
  128
 128.01  NAP                                                  0                     NAP
 128.02  NAP                                                  0                     NAP
  129    College of DuPage                                7,855      4/30/2018      Coman & Anderson, P.C.
------------------------------------------------------------------------------------------------------------------------------
  130    Sylvan Learning Center                           3,734      2/28/2010      Highlands Ranch Wine & Spirits
  131    Bank of America (Ground Lease)                   5,600     10/31/2024      Sherwin - Williams
  132    Stone Horse Grill                                4,332      4/30/2016      Freebirds
  133    Stephens, Inc.                                   8,757     11/12/2010      Devry, Inc.
  134    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  135    Las Lomas Mexican Restaurant                     4,080      6/30/2012      Southern Maid Donuts
  136    Excell Academy for Higher Learning              25,185      6/30/2016      Visual Fabrication & Design
  137    NAP                                                  0                     NAP
  138    NAP                                                  0                     NAP
  139    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  140    Cardiology Assoc.                                5,394      4/30/2016      Christian A. Robertozzi
  141    NAP                                                  0                     NAP
  142    Everything $5                                   13,433     12/31/2011      Payless ShoeSource
  143    NAP                                                  0                     NAP
  144    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  145    World Savings Bank                               6,700      7/31/2011      Gymboree
  146    Alleghany Co. Comm. College                      9,000      9/30/2013      Family Dollar
  147    Redner's                                        50,000      4/30/2027      Unclaimed Freight
  148    Garbarini                                        2,850      9/30/2008      Sun Cali
  149    McKesson                                        21,213      1/1/2009       Natl. Institute for Trial Advocacy
------------------------------------------------------------------------------------------------------------------------------
  150    Mega Discount Liquors #4                         4,239      4/1/2010       International Gardens
  151    Advance Auto Parts                               6,600      5/31/2008      Sherwin Williams
  152    NAP                                                  0                     NAP
  153    Surgical Eyecare, Ltd.                           4,395      9/1/2016       Endocrine Associates
  154
------------------------------------------------------------------------------------------------------------------------------
 154.01  Sleep Network of Ohio                            4,580      2/1/2014       Toledo Orthopedic
 154.02  Lean Track                                       5,001      5/1/2009       Modern Portfolio
 154.03  Terminex                                         5,000      9/1/2007       Children's Discovery
  155    NAP                                                  0                     NAP
  156    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  157    James R. Thompson, Inc.                          6,261      6/1/2010       Barrett W. Stetson
  158    Therapeutics                                     3,747     12/31/2016      Monroe Pediatric Dental
  159    Mark Hall CPA                                      900      1/31/2008      NAP
  160    Baxter & Woodman Inc.                            6,379      3/31/2012      Techskills
  161    Pax Lumena Pediatric                             6,368      5/1/2017       SE Valley Gastroenterology
------------------------------------------------------------------------------------------------------------------------------
  162    Bank of America                                  2,800      10/1/2008      Alltel Corporation
  163    NAP                                                  0                     NAP
  164    NAP                                                  0                     NAP
  165    Toll Brothers                                    7,648      1/1/2011       Fairfield Auction
  166    Farmington Gourmet                               6,400     12/31/2016      Beijing Garden
------------------------------------------------------------------------------------------------------------------------------
  167    NAP                                                  0                     NAP
  168    Mass Mutual                                     10,918      10/1/2010      Siemens USA
  169    NAP                                                  0                     NAP
  170    NAP                                                  0                     NAP
  171    Latino Chamber                                  15,474     12/31/2008      Barley, Snyder
------------------------------------------------------------------------------------------------------------------------------
  172    Tucker Psychiatric Clinic                        9,971      5/14/2012      NAP
  173    The Men's Wearhouse                              5,048      2/29/2012      Tower Federal Credit
  174    Kettering Medical Center, Inc.                  14,140      4/30/2010      DAL-Tile Corporation
  175    HomeGoods                                       22,891     12/31/2010      NAP
  176    Remax                                            5,060      1/31/2012      Associates in Oral & Maxillofacial Surgery
------------------------------------------------------------------------------------------------------------------------------
  177    NAP                                                  0                     NAP
  178    Cribs, Kids & Teens                              3,000      10/1/2016      Beneficial California (HSBC)
  179    NAP                                                  0                     NAP
  180    WipFli, LLP                                     10,161     11/30/2018      NAP
  181    Catherine's                                      4,753      4/30/2010      Classic Uniforms
------------------------------------------------------------------------------------------------------------------------------
  182    NAP                                                  0                     NAP
  183    McCarthy Building Companies                      2,988      8/31/2010      McClellan Nichols Sports Syndicate
  184    Parker Orthodontics                              2,403      8/1/2011       Elizabeth Family Dental
  185    Salsarita's                                      2,600      6/24/2016      US Cellular
  186    Qdoba                                            2,400      8/31/2016      Fed Ex / Kinko's
------------------------------------------------------------------------------------------------------------------------------
  187    Raymond James                                    3,218      2/28/2012      Wachovia Securities
  188    NAP                                                  0                     NAP
  189    The Music Shop                                   4,510     12/31/2010      Sherwin Williams
  190    Power & Grace Fitness, LLC                       2,208      6/30/2011      Beach Hut Deli
  191    Rent-A-Center                                    4,200      4/30/2008      Cato
------------------------------------------------------------------------------------------------------------------------------
  192    NAP                                                  0                     NAP
  193    NAP                                                  0                     NAP
  194    NAP                                                  0                     NAP
  195    NovaTech Process Solutions, LLC                  6,000      6/30/2011      Tri-County Family Medicine PA
  196    NAP                                                  0                     NAP
------------------------------------------------------------------------------------------------------------------------------
  197    Collective Intellect, Inc. (Suite 200)           4,300      6/30/2010      Leaf Restaurant
  198    Buckhorn Billiards                               3,500      3/31/2011      Coldstone Creamery
  199    Robert Voy, M.D.                                 2,175      6/30/2007      Hospitality Dental Management, LLC
  200    Verizon Wireless                                 3,137      1/31/2012      EB Games
  201    Pinnacle HVAC                                    3,780     10/31/2008      Michael Morgan
------------------------------------------------------------------------------------------------------------------------------
  202    Reprotech, Ltd.                                  1,680      2/29/2012      Sage Financial Advisors, Inc.

              THIRD           THIRD        ENVIRONMENTAL                     ENVIRONMENTAL
CONTROL  LARGEST TENANT   LARGEST TENANT      PHASE I     ENVIRONMENTAL        PHASE II        ENGINEERING     SEISMIC
 NUMBER       SQ FT      LEASE EXPIRATION   REPORT DATE     PHASE II         REPORT DATE       REPORT DATE   REPORT DATE
--------------------------------------------------------------------------------------------------------------------------

   1
  1.01            19,500    12/31/2013       1/17/2007         No                               1/19/2007     1/26/2007
  1.02            23,196     6/30/2014       2/27/2007         No                               1/22/2007     1/26/2007
  1.03            58,817    12/31/2014       1/22/2007         No                               1/19/2007     1/22/2007
  1.04            22,013     4/30/2010       1/23/2007         No                               1/17/2007     1/21/2007
--------------------------------------------------------------------------------------------------------------------------
  1.05            10,062     6/30/2009       2/27/2007         No                               1/16/2007     1/28/2007
  1.06            16,361     3/31/2012       1/23/2007         No                               1/11/2007     1/29/2007
  1.07            22,450    12/31/2007       2/27/2007         No                               1/15/2007     1/28/2007
  1.08            13,847     3/31/2012       1/22/2007         No                               1/19/2007     1/29/2007
  1.09            13,668     9/30/2010       1/17/2007         No                               1/16/2007     1/22/2007
--------------------------------------------------------------------------------------------------------------------------
  1.10            10,845    10/31/2008       2/27/2007         No                               1/16/2007     1/28/2007
  1.11            11,738    10/31/2008       2/27/2007         No                               1/17/2007     1/22/2007
  1.12             5,764     7/31/2012       5/9/2007          No                               5/9/2007      3/27/2007
  1.13            13,790     1/31/2011       2/27/2007         No                               1/11/2007     1/29/2007
  1.14            14,783    10/31/2012       2/27/2007         No                               1/22/2007     1/26/2007
--------------------------------------------------------------------------------------------------------------------------
  1.15            13,245    12/31/2010       2/27/2007         No                               1/15/2007     1/28/2007
  1.16             7,127     2/28/2010       2/27/2007         No                               1/17/2007     1/21/2007
   2             125,052     3/31/2017       3/22/2007         No                               3/12/2007     4/3/2007
   3             151,561     3/31/2012       1/16/2007         No                               1/19/2007     1/22/2007
   4
--------------------------------------------------------------------------------------------------------------------------
  4.01            30,769     4/30/2011       11/2/2006         No                               11/6/2006
  4.02                 0                     11/6/2006         No                               11/6/2006
  4.03            30,202     9/30/2020       11/6/2006         No                               11/6/2006
  4.04                 0                     11/6/2006         No                               11/6/2006
  4.05                 0                     11/6/2006         No                               11/6/2006
--------------------------------------------------------------------------------------------------------------------------
  4.06            20,153     8/1/2010        11/6/2006         No                               11/6/2006
   5              36,782     5/1/2011        5/18/2007         No                               4/5/2007
   6              55,000     5/31/2022       2/9/2007          No                               2/12/2007
   7              88,603     12/1/2014       11/7/2006         No                               11/6/2006
   8
--------------------------------------------------------------------------------------------------------------------------
  8.01                 0                     2/16/2007         No                               2/16/2007
  8.02                 0                     2/16/2007         No                               2/16/2007
  8.03                 0                     2/16/2007         No                               2/16/2007
  8.04                 0                     2/16/2007         No                               2/16/2007
  8.05                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.06                 0                     2/16/2007         No                               2/16/2007
  8.07                 0                     2/16/2007         No                               2/16/2007
  8.08                 0                     2/16/2007         No                               2/16/2007
  8.09                 0                     2/16/2007         No                               2/16/2007
  8.10                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.11                 0                     2/16/2007         No                               2/16/2007
  8.12                 0                     2/28/2007         No                               2/28/2007
  8.13                 0                     2/16/2007         No                               2/16/2007
  8.14                 0                     2/16/2007         No                               2/16/2007
  8.15                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.16                 0                     2/16/2007         No                               2/16/2007
  8.17                 0                     2/16/2007         No                               2/16/2007
  8.18                 0                     2/16/2007         No                               2/16/2007
  8.19                 0                     2/16/2007         No                               2/16/2007
  8.20                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.21                 0                     2/16/2007         No                               2/16/2007
  8.22                 0                     2/16/2007         No                               2/16/2007
  8.23                 0                     2/16/2007         No                               2/16/2007
  8.24                 0                     2/16/2007         No                               2/16/2007
  8.25                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.26                 0                     2/16/2007         No                               2/16/2007
  8.27                 0                     2/16/2007         No                               2/16/2007
  8.28                 0                     2/16/2007         No                               2/16/2007
  8.29                 0                     2/16/2007         No                               2/16/2007
  8.30                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
  8.31                 0                     2/16/2007         No                               2/16/2007
  8.32                 0                     2/16/2007         No                               2/16/2007
  8.33                 0                     2/16/2007         No                               2/16/2007
  8.34                 0                     2/16/2007         No                               2/16/2007
  8.35                 0                     2/16/2007         No                               2/16/2007
--------------------------------------------------------------------------------------------------------------------------
   9              37,551     4/30/2014       1/8/2007          No                               4/26/2007     1/26/2007
   10                  0                     6/5/2007          No                               6/5/2007
   11             57,836     7/31/2017       4/13/2007         No                               2/8/2007
   12             35,885    11/30/2016       12/6/2006         No                               12/6/2006
   13             20,124    11/13/2013       2/7/2007          No                               2/7/2007      2/8/2007
--------------------------------------------------------------------------------------------------------------------------
   14                  0                     4/11/2007         No                               6/28/2006     7/21/2006
   15                  0                     5/17/2007         No                               5/17/2007
   16             10,169     4/30/2012       5/18/2007         No                               4/2/2007
   17                  0                     2/19/2007         No                               2/19/2007
   18            100,200     5/31/2009       4/24/2007         No                               4/24/2007
--------------------------------------------------------------------------------------------------------------------------
   19
 19.01            20,024     9/30/2008       1/20/2007         No                               1/10/2007     1/15/2007
 19.02                 0                     6/5/2007          No                                             6/5/2007
   20
 20.01                 0                     1/12/2007         No                               1/9/2007
--------------------------------------------------------------------------------------------------------------------------
 20.02                 0                     1/17/2007         No                               1/12/2007
 20.03                 0                     1/18/2007         No                               1/9/2007
 20.04                 0                     1/12/2007         No                               1/9/2007
 20.05                 0                     1/18/2007         No                               1/9/2007
 20.06                 0                     1/17/2007         No                               1/12/2007
--------------------------------------------------------------------------------------------------------------------------
 20.07                 0                     1/18/2007         No                               1/9/2007
 20.08                 0                     1/18/2007         No                               1/11/2007
 20.09                 0                     1/18/2007         No                               1/11/2007
 20.10                 0                     1/12/2007         No                               1/8/2007
 20.11                 0                     1/12/2007         No                               1/8/2007
--------------------------------------------------------------------------------------------------------------------------
   21             33,636    10/31/2013       1/26/2007         No                              12/20/2006
   22             21,585     4/30/2016      11/27/2006         No                               1/25/2007     1/23/2007
   23                  0                     1/18/2007         No                               1/22/2007
   24                  0                     5/2/2007          No                               5/2/2007      5/2/2007
   25             39,443     1/31/2011      11/14/2006         No                              12/21/2006
--------------------------------------------------------------------------------------------------------------------------
   26                  0                     2/15/2007         No                               2/14/2007
   27            118,040     7/31/2008       3/1/2007          No                               2/15/2007
   28             22,412    10/31/2014       1/19/2007         No                               1/19/2007
   29             17,343     9/1/2009        4/12/2007         No                               4/10/2007
   30             15,706     7/31/2008       4/12/2007         No                               4/12/2007
--------------------------------------------------------------------------------------------------------------------------
   31             20,054     4/30/2009       4/23/2007         No                               3/8/2007
   32             77,316     6/30/2013       4/24/2007         No                               4/25/2007
   33             13,275    12/31/2026       4/16/2007         No                               2/14/2007
   34             18,461     3/31/2013       1/20/2007         No                               1/10/2007     1/29/2007
   35             48,907     5/31/2010       12/1/2006         No                               12/4/2006
--------------------------------------------------------------------------------------------------------------------------
   36
 36.01            20,067    12/31/2011       1/29/2007         No                               1/29/2007
 36.02             9,243     3/31/2018       12/1/2006         No                               1/29/2007
   37
 37.01                 0                     3/27/2007         No                               3/27/2007
--------------------------------------------------------------------------------------------------------------------------
 37.02                 0                     3/28/2007         No                               3/26/2007     3/30/2007
 37.03                 0                     3/27/2007         No                               3/27/2007
 37.04                 0                     3/26/2007         No                               3/26/2007
 37.05                 0                     3/28/2007         No                               3/27/2007
 37.06                 0                     3/27/2007         No                               3/27/2007
--------------------------------------------------------------------------------------------------------------------------
   38             38,690    12/31/2015       4/23/2007         No                               4/6/2007
   39
 39.01                 0                     4/3/2007          No                               4/4/2007
 39.02                 0                     4/3/2007          No                               4/3/2007
 39.03                 0                     4/3/2007          No                               4/3/2007
--------------------------------------------------------------------------------------------------------------------------
 39.04                 0                     5/27/2007         No                               5/29/2007
 39.05                 0                     4/2/2007          No                               4/4/2007
 39.06                 0                     4/3/2007          No                               4/4/2007
 39.07                 0                     4/3/2007          No                               4/4/2007
 39.08                 0                     4/3/2007          No                               4/4/2007
--------------------------------------------------------------------------------------------------------------------------
 39.09                 0                     4/3/2007          No                               4/3/2007
 39.10                 0                     4/3/2007          No                               4/4/2007
 39.11                 0                     4/3/2007          No                               4/4/2007
   40             17,207     11/1/2008       4/17/2007         No                               4/16/2007
   41
--------------------------------------------------------------------------------------------------------------------------
 41.01                 0                     2/13/2007         No                               2/14/2007
 41.02             6,994     2/28/2008       2/14/2007         No                               2/14/2007
 41.03                 0                     2/13/2007         No                               2/14/2007
 41.04                 0                     2/13/2007         No                               2/14/2007
 41.05                 0                     2/13/2007         No                               2/14/2007
--------------------------------------------------------------------------------------------------------------------------
   42                  0                     1/22/2007         No                               4/28/2007     1/17/2007
   43                  0                    10/27/2006         No                               1/2/2007
   44                  0                     5/4/2007          No                               3/30/2007
   45
 45.01            14,177    10/31/2012       4/16/2007         No                               2/14/2007
--------------------------------------------------------------------------------------------------------------------------
 45.02                 1     7/22/2041       4/16/2007         No                               2/14/2007
   46                  0                     1/22/2007         No                               1/22/2007
   47                  0                     3/23/2007         No                               3/13/2007
   48                  0                     4/12/2007         No                               3/29/2007
   49             18,571    11/30/2013       3/22/2007         No                               3/23/2007
--------------------------------------------------------------------------------------------------------------------------
   50
 50.01             5,992     1/31/2015       3/23/2007         No                               3/23/2007
 50.02             5,587    12/31/2008       3/23/2007         No                               3/23/2007
 50.03             1,574     9/30/2010       3/23/2007         No                               3/23/2007
 50.04             1,500    12/31/2011       3/23/2007         No                               3/23/2007
--------------------------------------------------------------------------------------------------------------------------
 50.05             4,000     1/31/2011       4/26/2007         No                               3/23/2007
 50.06             2,580    11/30/2013       3/23/2007         No                               3/23/2007
   51             16,546    11/30/2016      12/22/2006         No                              12/26/2006
   52              5,000     7/1/2007        10/1/2006         No                               3/23/2007     3/23/2007
   53                  0                     4/16/2007         No                               2/14/2007
--------------------------------------------------------------------------------------------------------------------------
   54             29,504     5/31/2017       12/8/2006         No                               12/9/2006
   55                  0                     3/6/2007          No                               3/6/2007
   56                  0                     4/13/2007         No                               4/7/2007
   57             15,463    11/30/2012       4/13/2007         No                               3/12/2007
   58             12,750     6/1/2010        4/6/2007          No                               4/26/2007
--------------------------------------------------------------------------------------------------------------------------
   59
 59.01                 0                     4/16/2007         No                               2/14/2007
 59.02                 0                     4/17/2007         No                               2/14/2007
 59.03             5,843    12/31/2010       4/17/2007         No                               2/14/2007
 59.04             5,642    12/31/2013       4/16/2007         No                               2/14/2007
--------------------------------------------------------------------------------------------------------------------------
   60                  0                    12/20/2006         No                              12/20/2006
   61             20,664     2/1/2012        1/26/2007         No                               1/26/2007     1/26/2007
   62                  0                     1/11/2007         No                               1/11/2007     1/4/2007
   63             25,936     4/30/2016      12/19/2006         No                              12/13/2006
   64             10,000    12/31/2011       1/23/2007         No                               1/23/2007
--------------------------------------------------------------------------------------------------------------------------
   65                  0                     2/16/2007         No                               2/16/2007
   66              8,658     8/31/2013       2/26/2007         No                               2/26/2007
   67              8,735    10/31/2011      10/20/2006         No                               11/1/2006
   68              8,195    12/31/2009      12/18/2006         No                              12/18/2006
   69             19,971     3/31/2010       3/1/2007          No                               2/28/2007     2/27/2007
--------------------------------------------------------------------------------------------------------------------------
   70                  0                     4/9/2007          No
   71                  0                     9/14/2006         No                              12/14/2006    12/14/2006
   72             27,750     7/1/2008        4/18/2007         No                               5/17/2007
   73                  0                     1/11/2007         No                               1/11/2007
   74                  0                     5/4/2007          No                               4/27/2007
--------------------------------------------------------------------------------------------------------------------------
   75                  0                     4/2/2007          No                               5/1/2007
   76             16,414    12/31/2016       10/2/2006         No                               10/2/2006
   77                  0                    12/21/2006         No                              12/21/2006    12/21/2006
   78              4,513     9/1/2021        1/22/2007         No                               1/22/2007     1/22/2007
   79              7,200     11/1/2013       2/21/2007         No                               2/19/2007
--------------------------------------------------------------------------------------------------------------------------
   80             25,600     7/31/2008      11/21/2006         No                               12/6/2006
   81              3,976     6/1/2012        4/20/2007         No                               4/20/2007     4/20/2007
   82             19,887     6/30/2009       3/26/2007         No                               3/22/2007
   83
 83.01                 0                     3/14/2007         No                               3/12/2007
--------------------------------------------------------------------------------------------------------------------------
 83.02                 0                     3/14/2007         No                               3/13/2007
 83.03                 0                     3/14/2007         No                               3/12/2007
 83.04                 0                     3/12/2007         No                               3/12/2007
   84                  0                     3/22/2007         No                               3/22/2007
   85                  0                    12/21/2006         No                              12/21/2006    12/21/2006
--------------------------------------------------------------------------------------------------------------------------
   86              3,781     7/31/2011       2/13/2007         No                               2/14/2007
   87              3,800     8/31/2010       3/22/2007         No                               3/22/2007
   88
 88.01                 0                     2/20/2007         No                               2/23/2007
 88.02                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.03                 0                     2/20/2007         No                               2/23/2007
 88.04                 0                     2/20/2007         No                               2/23/2007
 88.05                 0                     2/20/2007         No                               2/21/2007
 88.06                 0                     2/20/2007         No                               2/21/2007
 88.07                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.08                 0                     2/20/2007         No                               2/21/2007
 88.09                 0                     2/20/2007         No                               2/23/2007
 88.10                 0                     2/20/2007         No                               2/21/2007
 88.11                 0                     2/20/2007         No                               2/21/2007
 88.12                 0                     2/20/2007         No                               2/21/2007
--------------------------------------------------------------------------------------------------------------------------
 88.13                 0                     2/20/2007         No                               2/21/2007
 88.14                 0                     2/20/2007         No                               2/21/2007
 88.15                 0                     2/20/2007         No                               2/21/2007
 88.16                 0                     2/20/2007         No                               2/21/2007
 88.17                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.18                 0                     2/20/2007         No                               2/23/2007
 88.19                 0                     2/20/2007         No                               2/23/2007
 88.20                 0                     2/20/2007         No                               2/23/2007
 88.21                 0                     2/20/2007         No                               2/23/2007
 88.22                 0                     2/20/2007         No                               2/21/2007
--------------------------------------------------------------------------------------------------------------------------
 88.23                 0                     2/20/2007         No                               2/23/2007
 88.24                 0                     2/20/2007         No                               2/23/2007
 88.25                 0                     2/20/2007         No                               2/23/2007
 88.26                 0                     2/20/2007         No                               2/23/2007
 88.27                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.28                 0                     2/20/2007         No                               2/23/2007
 88.29                 0                     2/20/2007         No                               2/23/2007
 88.30                 0                     2/20/2007         No                               2/23/2007
 88.31                 0                     2/20/2007         No                               2/23/2007
 88.32                 0                     2/20/2007         No                               2/22/2007
--------------------------------------------------------------------------------------------------------------------------
 88.33                 0                     2/20/2007         No                               2/23/2007
 88.34                 0                     2/20/2007         No                               2/23/2007
 88.35                 0                     2/20/2007         No                               2/23/2007
 88.36                 0                     2/20/2007         No                               2/23/2007
 88.37                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.38                 0                     2/20/2007         No                               2/23/2007
 88.39                 0                     2/20/2007         No                               2/23/2007
 88.40                 0                     2/20/2007         No                               2/23/2007
 88.41                 0                     2/20/2007         No                               2/23/2007
 88.42                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.43                 0                     2/20/2007         No                               2/23/2007
 88.44                 0                     2/20/2007         No                               2/23/2007
 88.45                 0                     2/20/2007         No                               2/23/2007
 88.46                 0                     2/20/2007         No                               2/23/2007
 88.47                 0                     2/20/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
 88.48                 0                     2/20/2007         No                               2/23/2007
   89              4,491     5/31/2015       12/7/2006         No                               12/6/2006     12/6/2006
   90              6,518     7/1/2011        3/7/2007          No                               3/6/2007
   91                  0                     3/19/2007         No                               3/16/2007     3/16/2007
   92              8,239    12/31/2008       4/2/2007          Yes            5/31/2007         3/2/2007      4/2/2007
--------------------------------------------------------------------------------------------------------------------------
   93             10,168     7/1/2010        4/5/2007          No                               3/7/2007
   94                  0                     3/29/2007         No                               3/28/2007
   95
 95.01             3,675    12/31/2016       5/14/2007         No                               5/15/2007
 95.02                 0                     5/14/2007         No                               5/15/2007
--------------------------------------------------------------------------------------------------------------------------
 95.03                 0                     5/14/2007         No                               5/15/2007
 95.04                 0                     5/11/2007         No                               5/11/2007
   96              5,252     5/31/2008       4/24/2007         No                               4/20/2007
   97              8,000     9/30/2007       3/15/2007         No                               3/14/2007
   98              6,600     4/1/2008        3/30/2007         Yes       3/29/2007 & 3/30/2007 12/12/2006    12/12/2006
--------------------------------------------------------------------------------------------------------------------------
   99             16,847     8/1/2016        4/25/2007         No                               4/20/2007
  100             16,051     8/31/2008       2/26/2007         No                               2/23/2007
  101                  0                     3/12/2007         No                               3/12/2007
  102              8,000     9/30/2016       1/24/2007         No                               1/24/2007     1/25/2007
  103
--------------------------------------------------------------------------------------------------------------------------
 103.01           12,960     4/30/2009       2/14/2007         No                               2/14/2007
 103.02                0                     2/14/2007         No                               2/14/2007
  104                  0                     5/1/2006          Yes            4/10/2007         5/16/2007
  105                  0                     1/29/2007         No                               1/29/2007
  106              3,795     8/31/2009       10/1/2006         No                               3/23/2007     3/23/2007
--------------------------------------------------------------------------------------------------------------------------
  107                  0                     8/31/2006         No                               8/23/2006     8/21/2006
  108             30,000     7/31/2007       2/14/2007         No                               2/14/2007
  109              7,399     5/1/2016        4/18/2007         No                               4/19/2007
  110              3,238    12/31/2010       3/23/2007         No                               3/26/2007     3/26/2007
  111              3,747     5/31/2008       1/12/2007         No                               1/12/2007
--------------------------------------------------------------------------------------------------------------------------
  112                  0                     4/24/2007         No                               4/24/2007
  113              3,800     9/30/2013       3/26/2007         No                               3/26/2007     5/30/2007
  114                  0                     3/7/2007          No                               4/23/2007     3/6/2007
  115                  0                     3/15/2007         No                               3/16/2007
  116                  0                     3/27/2007         No                               3/29/2007
--------------------------------------------------------------------------------------------------------------------------
  117              4,955     1/31/2015       1/16/2007         No                               1/16/2007
  118              3,000     8/31/2014      10/26/2006         No                               3/23/2007     3/23/2007
  119              1,832     4/30/2012       2/6/2007          No                               2/8/2007
  120                  0                     3/16/2007         No                               3/16/2007
  121              3,109     3/31/2009       4/17/2007         No                               3/26/2007
--------------------------------------------------------------------------------------------------------------------------
  122                  0                     2/14/2007         No                               2/15/2007     2/5/2007
  123                  0                     9/21/2006         No                               9/21/2006
  124                  0                     1/31/2007         No                               1/31/2007
  125              2,070     3/31/2009       3/28/2007         No                               3/29/2007
  126              5,057     1/30/2016       3/19/2007         No                               3/16/2007
--------------------------------------------------------------------------------------------------------------------------
  127              4,916     8/31/2008       3/26/2007         No                               3/23/2007     3/24/2007
  128
 128.01                0                     4/27/2007         No                               4/27/2007
 128.02                0                     4/27/2007         No                               4/27/2007
  129              7,458     9/30/2011       3/2/2007          No                               3/1/2007
--------------------------------------------------------------------------------------------------------------------------
  130              3,584     6/30/2009       3/5/2007          No                               3/5/2007
  131              4,175     7/31/2016       4/13/2007         No                               4/13/2007
  132              3,270     6/30/2012       2/5/2007          No                               2/2/2007
  133              7,900     7/14/2009       1/23/2007         No                               1/25/2007
  134                  0                    12/12/2006         No                               1/26/2007
--------------------------------------------------------------------------------------------------------------------------
  135              1,500     9/30/2008       1/5/2007          No                               1/4/2007
  136             10,418     4/30/2008       12/7/2006         No                              12/12/2006
  137                  0                     3/27/2007         No                               3/27/2007     3/27/2007
  138                  0                     3/23/2007         No                               1/30/2007     1/29/2007
  139                  0                     2/21/2007         No                               3/19/2007
--------------------------------------------------------------------------------------------------------------------------
  140              4,785    12/31/2015       9/8/2006          No                               8/7/2006
  141                  0                     2/27/2007         No                               1/26/2007
  142              3,500     1/31/2010       2/13/2007         No                               2/13/2007     2/14/2007
  143                  0                     2/23/2007         No                               2/23/2007
  144                  0                    12/28/2006         No                              12/28/2006
--------------------------------------------------------------------------------------------------------------------------
  145              3,469     1/31/2011      12/14/2006         No                              12/19/2006
  146              6,000    12/31/2010       1/15/2007         Yes            2/26/2007         1/11/2007
  147             12,336    10/31/2007       1/20/2006         No                               3/9/2007
  148              2,207     3/30/2008       2/20/2007         No                               1/30/2007
  149              8,299     1/31/2011       3/9/2007          No                               3/8/2007
--------------------------------------------------------------------------------------------------------------------------
  150              3,600     7/31/2011       1/12/2007         No                               1/10/2007
  151              5,250     9/1/2007        1/12/2007         No                               1/10/2007
  152                  0                     4/10/2007         No                               4/5/2007
  153              3,887     7/1/2017        1/24/2007         No                               1/25/2007
  154
--------------------------------------------------------------------------------------------------------------------------
 154.01            3,925     6/1/2009        1/17/2007         No                              12/29/2006
 154.02            3,495     11/1/2009       1/17/2007         No                              12/29/2006
 154.03            2,640     2/1/2008        1/17/2007         No                              12/29/2006
  155                  0                     12/4/2006         No                               1/22/2007
  156                  0                     4/13/2007         No                               2/28/2007
--------------------------------------------------------------------------------------------------------------------------
  157              3,826     11/1/2008       1/22/2007         No                              12/28/2006
  158              3,139     1/31/2017       3/22/2007         No                               3/16/2007
  159                  0                     1/24/2007         No                               1/24/2007     1/24/2007
  160              5,451    11/30/2012       4/17/2007         No                               4/18/2007
  161              4,314     5/1/2022        3/28/2007         No                               3/28/2007
--------------------------------------------------------------------------------------------------------------------------
  162              2,789     8/1/2009        3/23/2007         No                               3/13/2007
  163                  0                     3/2/2007          No                               3/2/2007      3/3/2007
  164                  0                     1/18/2007         No                               1/18/2007     1/18/2007
  165              7,009     7/1/2011        3/16/2007         No                               3/13/2007
  166              3,912     6/30/2007       4/5/2007          No                               4/5/2007
--------------------------------------------------------------------------------------------------------------------------
  167                  0                     1/22/2007         No                               1/19/2007     1/19/2007
  168              3,914     6/30/2012       4/12/2007         No                               1/26/2007
  169                  0                     1/22/2007         No                               1/23/2007
  170                  0                     2/6/2007          No                               2/6/2007      2/8/2007
  171             13,938     3/31/2009       3/1/2007          No                               3/1/2007
--------------------------------------------------------------------------------------------------------------------------
  172                  0                     4/10/2007         No                               5/4/2007
  173              4,000    11/30/2011       3/28/2007         No                               4/17/2007
  174             11,243     2/29/2008      11/27/2006         No                               12/5/2006
  175                  0                     2/23/2007         No                               2/19/2007
  176              2,778     3/6/2014        1/12/2007         No                               1/9/2007
--------------------------------------------------------------------------------------------------------------------------
  177                  0                     11/2/2006         No                               11/2/2006
  178              1,900     3/1/2012        3/20/2007         No                               3/20/2007     3/20/2007
  179                  0                     3/5/2007          No                               3/1/2007
  180                  0                     4/1/2007          No                               3/20/2007
  181              4,003     1/1/2010        4/12/2007         No                               4/13/2007
--------------------------------------------------------------------------------------------------------------------------
  182                  0                     3/23/2007         No                               1/30/2007     1/29/2007
  183              1,833     2/28/2009       3/30/2007         No                               4/2/2007      4/2/2007
  184              1,552     5/31/2011       4/5/2007          No                              11/28/2006
  185              2,200     7/5/2011        3/29/2007         No                               3/19/2007
  186              1,930     8/31/2011       2/13/2007         No                               2/14/2007
--------------------------------------------------------------------------------------------------------------------------
  187              2,984    11/30/2011       1/24/2007         No                               1/25/2007
  188                  0                     3/23/2007         No                               1/30/2007     1/25/2007
  189              4,500     1/31/2016       4/4/2007          No                               4/6/2007
  190              1,915     1/31/2011      12/15/2006         No                               7/5/2006      7/5/2006
  191              4,160     1/31/2008       2/26/2007         No                               2/23/2007
--------------------------------------------------------------------------------------------------------------------------
  192                  0                     3/14/2007         No                               3/13/2007
  193                  0                     3/27/2007         No                               3/27/2007
  194                  0                     3/5/2007          No                               3/2/2007
  195              3,032    12/31/2007      12/13/2006         No                               12/8/2006
  196                  0                     1/31/2007         No                               1/31/2007
--------------------------------------------------------------------------------------------------------------------------
  197              1,460     3/31/2013       3/28/2007         No                               3/29/2007
  198              1,250     5/31/2010       1/15/2007         No                               1/5/2007
  199              1,856     6/30/2008      10/24/2006         No                              10/24/2006
  200              1,588    11/16/2012       1/4/2007          No                               1/15/2007
  201              2,832    12/31/2007       1/23/2007         No                               1/2/2007      1/2/2007
--------------------------------------------------------------------------------------------------------------------------
  202              1,680    11/30/2011      12/19/2006         No                              10/16/2006    10/16/2006

                   EARTHQUAKE                                   MONTHLY ACTUAL                                           MONTHLY
CONTROL            INSURANCE    UPFRONT ACTUAL    REPLACEMENT    REPLACEMENT    UPFRONT     MONTHLY       MONTHLY       INSURANCE
 NUMBER   PML (%)   REQUIRED  REPAIR RESERVE ($)  RESERVES ($)  RESERVES ($)  TI / LC ($) TI / LC ($) TAX ESCROW ($)   ESCROW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                                           0              0        64,961           0           0         585,593       112,521
  1.01       8         No
  1.02       6         No
  1.03      10         No
  1.04       8         No
------------------------------------------------------------------------------------------------------------------------------------
  1.05       6         No
  1.06       9         No
  1.07       7         No
  1.08      10         No
  1.09       6         No
------------------------------------------------------------------------------------------------------------------------------------
  1.10       6         No
  1.11      12         No
  1.12       6         No
  1.13       6         No
  1.14       8         No
------------------------------------------------------------------------------------------------------------------------------------
  1.15       6         No
  1.16       6         No
   2        18         No                      0              0        30,015   9,600,000           0         364,912       135,582
   3        11         No                      0              0        22,164  12,130,000     110,818         628,170       136,661
   4                                           0     13,300,000             0           0           0         264,649        32,939
------------------------------------------------------------------------------------------------------------------------------------
  4.01                 No
  4.02                 No
  4.03                 No
  4.04                 No
  4.05                 No
------------------------------------------------------------------------------------------------------------------------------------
  4.06                 No
   5                   No                      0              0         8,790   6,196,120      22,500         108,500        12,270
   6                   No                      0              0             0           0           0               0             0
   7                   No                      0              0             0           0           0         899,234        34,752
   8                                           0              0       182,400           0           0         175,000             0
------------------------------------------------------------------------------------------------------------------------------------
  8.01                 No
  8.02                 No
  8.03                 No
  8.04                 No
  8.05                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.06                 No
  8.07                 No
  8.08                 No
  8.09                 No
  8.10                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.11                 No
  8.12                 No
  8.13                 No
  8.14                 No
  8.15                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.16                 No
  8.17                 No
  8.18                 No
  8.19                 No
  8.20                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.21                 No
  8.22                 No
  8.23                 No
  8.24                 No
  8.25                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.26                 No
  8.27                 No
  8.28                 No
  8.29                 No
  8.30                 No
------------------------------------------------------------------------------------------------------------------------------------
  8.31                 No
  8.32                 No
  8.33                 No
  8.34                 No
  8.35                 No
------------------------------------------------------------------------------------------------------------------------------------
   9        10         No                      0              0         9,430   4,070,000           0         233,837        53,133
   10                  No              3,145,000     12,027,972             0           0           0         104,807        47,208
   11                  No                      0      6,970,000             0  13,543,000           0         125,048        11,195
   12                  No                      0        964,000             0     501,909           0         274,000        13,000
   13       19         No                      0      8,000,000             0   3,500,000           0         133,334         7,718
------------------------------------------------------------------------------------------------------------------------------------
   14       19         No                      0      2,500,000         8,800   4,641,890           0         148,000        16,702
   15                  No                275,000              0             0           0           0         237,398        26,957
   16                  No                      0        160,000         2,740   1,850,000           0          49,700         2,420
   17                  No                      0              0             0           0           0               0             0
   18                  No                      0              0             0           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
   19                                          0              0         5,331   3,880,000           0          76,672        28,690
 19.01      10         No
 19.02      12         No
   20                                          0              0             0           0           0               0             0
 20.01                 No
------------------------------------------------------------------------------------------------------------------------------------
 20.02                 No
 20.03                 No
 20.04                 No
 20.05                 No
 20.06                 No
------------------------------------------------------------------------------------------------------------------------------------
 20.07                 No
 20.08                 No
 20.09                 No
 20.10                 No
 20.11                 No
------------------------------------------------------------------------------------------------------------------------------------
   21                  No                      0              0             0   1,500,000           0         344,578             0
   22       13         No                      0        300,000         6,424   3,140,000           0         130,227        10,400
   23                  No                      0              0             0           0           0          43,964             0
   24       16         No                      0              0         2,495     756,525       3,308          29,775        16,015
   25                  No                      0              0         8,304   5,305,452           0          86,662         8,169
------------------------------------------------------------------------------------------------------------------------------------
   26                  No                      0              0             0           0           0               0             0
   27                  No                      0      2,000,000             0           0           0         158,891        12,504
   28                  No                169,000          7,945         7,945   3,600,000           0         220,418        14,908
   29                  No                      0              0             0           0           0         109,080         8,878
   30                  No                      0              0             0           0           0          89,533         4,905
------------------------------------------------------------------------------------------------------------------------------------
   31                  No                 23,350        117,600         3,300     498,718      10,100          91,600         3,040
   32                  No                      0              0             0           0           0               0             0
   33                  No                 30,000          6,575         6,575   3,243,696           0           2,388         5,633
   34       11         No                      0              0         3,490   4,900,000           0          64,303        19,227
   35                  No                      0              0         3,719           0      23,214         123,717         4,238
------------------------------------------------------------------------------------------------------------------------------------
   36                                          0              0         5,768     900,000      28,841          79,173         6,832
 36.01                 No
 36.02                 No
   37                                    208,625              0             0           0           0          48,819        18,649
 37.01                 No
------------------------------------------------------------------------------------------------------------------------------------
 37.02      12         No
 37.03                 No
 37.04                 No
 37.05                 No
 37.06                 No
------------------------------------------------------------------------------------------------------------------------------------
   38                  No                      0        505,375         5,375   1,500,000           0         118,400         8,270
   39                                          0              0             0           0           0         109,000        85,000
 39.01                 No
 39.02                 No
 39.03                 No
------------------------------------------------------------------------------------------------------------------------------------
 39.04                 No
 39.05                 No
 39.06                 No
 39.07                 No
 39.08                 No
------------------------------------------------------------------------------------------------------------------------------------
 39.09                 No
 39.10                 No
 39.11                 No
   40                  No                      0              0             0           0           0          40,301             0
   41                                          0        250,000         2,568     650,000      12,838          15,490         3,684
------------------------------------------------------------------------------------------------------------------------------------
 41.01                 No
 41.02                 No
 41.03                 No
 41.04                 No
 41.05                 No
------------------------------------------------------------------------------------------------------------------------------------
   42       11         No                      0              0         2,621   4,800,000           0          38,989        12,299
   43                  No                      0          9,604         9,604           0           0          29,926         9,747
   44                  No                 19,250              0        82,737           0           0          36,333         5,739
   45                                     14,638          4,032         4,032   2,000,000           0          10,371         3,499
 45.01                 No
------------------------------------------------------------------------------------------------------------------------------------
 45.02                 No
   46                  No                      0              0        38,321           0           0          36,154             0
   47                  No                      0              0        36,841           0           0          19,313         7,890
   48                  No                      0              0             0           0           0               0             0
   49                  No                      0              0             0   1,500,000           0          70,577         6,241
------------------------------------------------------------------------------------------------------------------------------------
   50                                          0              0         3,030      29,960       7,071          40,616         8,491
 50.01                 No
 50.02                 No
 50.03                 No
 50.04                 No
------------------------------------------------------------------------------------------------------------------------------------
 50.05                 No
 50.06                 No
   51                  No                      0              0         1,745   1,562,342       4,072          17,500         6,235
   52       12         No                      0              0         1,766           0       5,888          34,270         1,420
   53                  No                  6,020          5,552         5,552   2,000,000           0          54,791         2,174
------------------------------------------------------------------------------------------------------------------------------------
   54                  No                      0              0         3,276   1,220,000           0          53,200         5,005
   55                  No                      0              0             0           0           0               0             0
   56                  No                      0      1,193,439        25,982           0           0           7,535         6,949
   57                  No                      0          1,707         1,707           0           0          16,471         2,646
   58                  No                      0              0             0           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
   59                                      8,916          3,891         3,891   1,752,687           0          44,296         2,818
 59.01                 No
 59.02                 No
 59.03                 No
 59.04                 No
------------------------------------------------------------------------------------------------------------------------------------
   60                  No                      0         60,000             0           0           0           3,457         8,002
   61       10         No                      0              0             0           0           0          17,965         3,337
   62       17         No                      0              0             0           0      15,040               0             0
   63                  No                      0              0         1,270           0       6,349          16,519         1,665
   64                  No                      0              0             0           0           0           3,868         2,868
------------------------------------------------------------------------------------------------------------------------------------
   65                  No                      0              0         2,004     832,698           0          28,885         2,231
   66                  No                      0              0         1,931   1,195,110           0          20,562         1,834
   67                  No                      0              0         1,682     500,000           0          17,984         1,627
   68                  No                      0              0         1,243           0       2,299          13,375         4,016
   69       13         No                      0          1,979         1,979   1,200,000           0          25,559         1,683
------------------------------------------------------------------------------------------------------------------------------------
   70                  No                      0              0             0           0           0               0             0
   71        9         No                      0              0           270           0           0          18,388         4,133
   72                  No                      0          4,309         4,309     250,000           0          23,470         3,709
   73                  No                      0         60,000             0           0           0           9,439         5,849
   74                  No                      0              0             0           0           0          15,588         4,692
------------------------------------------------------------------------------------------------------------------------------------
   75                  No                      0         12,813        12,813           0           0          16,977        24,988
   76                  No                      0              0         1,770           0           0          10,122         3,849
   77       10         No                      0              0         3,667           0           0          13,051         2,785
   78       13         No                      0            412           412           0           0           2,712         2,268
   79                  No                      0            793           793       8,750       8,750          11,036         1,635
------------------------------------------------------------------------------------------------------------------------------------
   80                  No                 13,650              0             0     174,400           0          27,302         1,904
   81        9         No                      0              0             0           0           0          14,960           892
   82                  No                      0              0             0           0           0          32,401         2,609
   83                                          0              0         1,963           0           0          25,174         1,801
 83.01                 No
------------------------------------------------------------------------------------------------------------------------------------
 83.02                 No
 83.03                 No
 83.04                 No
   84                  No                      0         10,964        10,964           0           0          37,128         6,567
   85       10         No                109,375              0         4,167           0           0          16,641         3,179
------------------------------------------------------------------------------------------------------------------------------------
   86                  No                      0              0           756           0       3,780           7,061         1,142
   87                  No                      0              0           424     175,000       3,819          27,948           872
   88                                     87,313          3,885         3,885           0           0           2,685         8,492
 88.01                 No
 88.02                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.03                 No
 88.04                 No
 88.05                 No
 88.06                 No
 88.07                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.08                 No
 88.09                 No
 88.10                 No
 88.11                 No
 88.12                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.13                 No
 88.14                 No
 88.15                 No
 88.16                 No
 88.17                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.18                 No
 88.19                 No
 88.20                 No
 88.21                 No
 88.22                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.23                 No
 88.24                 No
 88.25                 No
 88.26                 No
 88.27                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.28                 No
 88.29                 No
 88.30                 No
 88.31                 No
 88.32                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.33                 No
 88.34                 No
 88.35                 No
 88.36                 No
 88.37                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.38                 No
 88.39                 No
 88.40                 No
 88.41                 No
 88.42                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.43                 No
 88.44                 No
 88.45                 No
 88.46                 No
 88.47                 No
------------------------------------------------------------------------------------------------------------------------------------
 88.48                 No
   89       10         No                      0            540           540           0           0          16,477         2,601
   90                  No                      0              0             0           0           0               0             0
   91       18         No                      0              0             0           0           0               0             0
   92       17         No                 60,000          4,288         4,288           0           0          10,768         1,897
------------------------------------------------------------------------------------------------------------------------------------
   93                  No                      0          2,657         2,657           0           0          15,903         1,458
   94                  No                      0          1,793         1,793           0           0          21,475         3,463
   95                                          0              0             0           0           0               0             0
 95.01                 No
 95.02                 No
------------------------------------------------------------------------------------------------------------------------------------
 95.03                 No
 95.04                 No
   96                  No                      0            572           572     350,000           0          17,688         1,730
   97                  No                      0              0             0           0           0          12,339         1,317
   98       11         No                      0              0             0           0           0          23,714         2,266
------------------------------------------------------------------------------------------------------------------------------------
   99                  No                      0          2,568         2,568       2,990       2,990          14,063         1,405
  100                  No                      0          5,914         5,914           0       2,292           5,611         2,517
  101                  No                      0         60,000             0           0           0          11,977         4,024
  102        5         No                      0            542           542           0           0          10,890             0
  103                                        625              0         1,602     100,000       8,333          11,802         3,401
------------------------------------------------------------------------------------------------------------------------------------
 103.01                No
 103.02                No
  104                  No                238,875        513,226         6,567           0           0           8,146         7,613
  105                  No                      0              0         4,000           0           0          19,304             0
  106       16         No                      0              0         1,658           0       5,526          14,490           695
------------------------------------------------------------------------------------------------------------------------------------
  107       <10        No                      0              0             0           0           0               0             0
  108                  No                 60,000              0         2,263     240,000       8,333          10,812         3,650
  109                  No                      0              0             0           0           0               0             0
  110       12         No                      0              0             0           0           0           7,317         1,557
  111                  No                      0            595           595           0           0          20,032         1,040
------------------------------------------------------------------------------------------------------------------------------------
  112                  No                      0              0             0           0           0          14,193         1,155
  113       12         No                      0              0         1,055           0       2,637           7,893         1,188
  114       11         No                      0              0         1,133           0           0               0             0
  115                  No                  6,250              0         2,556     100,000       3,679          24,174         1,681
  116                  No                      0         14,262        14,262           0           0          16,292             0
------------------------------------------------------------------------------------------------------------------------------------
  117                  No                      0              0             0           0           0               0             0
  118       13         No                      0              0           865           0       2,885          11,775         1,250
  119                  No                      0              0           646           0         646           2,283         3,194
  120                  No                      0              0             0           0           0          11,027         2,246
  121                  No                      0            326           326       8,571       8,571          18,657           851
------------------------------------------------------------------------------------------------------------------------------------
  122       16         No                      0              0         1,136           0           0           9,300         1,338
  123                  No                 11,650              0        10,222           0           0           9,583         3,093
  124                  No                674,550              0         9,815           0           0           6,300             0
  125                  No                      0            163           163           0           0          15,322           640
  126                  No                      0            342           342           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
  127        7         No                      0            549           549           0           0           5,640           979
  128                                          0              0        10,558           0           0          12,852         2,693
 128.01                No
 128.02                No
  129                  No                      0              0             0           0           0          12,528         1,116
------------------------------------------------------------------------------------------------------------------------------------
  130                  No                 21,400              0             0           0           0          16,240           981
  131                  No                      0              0             0           0           0           3,537           322
  132                  No                 20,514            478           478           0           0          17,356         1,108
  133                  No                      0              0             0           0           0               0             0
  134                  No                      0              0             0           0           0          18,477         1,043
------------------------------------------------------------------------------------------------------------------------------------
  135                  No                      0          1,281         1,281           0           0          12,179         1,967
  136                  No                      0          1,234         1,234       8,333       8,333               0             0
  137       12         No                  1,875              0         1,917           0           0           6,580         1,840
  138       19         No                 16,438              0         1,708           0           0           7,849         1,288
  139                  No                      0              0           273           0           0          11,319           547
------------------------------------------------------------------------------------------------------------------------------------
  140                  No                      0            447           447       2,518       2,518          12,184           865
  141                  No                 80,000            549           549           0           0           7,096           962
  142       18         No                      0            352           352           0           0           8,897         1,657
  143                  No                      0            372           372     446,310           0           3,457         1,049
  144                  No                      0              0             0           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
  145                  No                      0            276           276         620         620           7,070           592
  146                  No                220,000         30,000             0      70,000           0           8,000         1,288
  147                  No                      0          2,901         2,901       9,954       9,954           4,130             0
  148                  No                      0            189           189           0           0           5,208           985
  149                  No                      0              0             0      75,000           0          20,086           479
------------------------------------------------------------------------------------------------------------------------------------
  150                  No                      0            208           208       1,667       1,667           5,936         6,122
  151                  No                  2,750            329           329       1,250       1,250          10,802         2,000
  152                  No                      0            623           623           0           0               0             0
  153                  No                      0            250           250       1,042       1,042           4,276           848
  154                                          0          1,723         1,723       4,167       4,167          13,014           860
------------------------------------------------------------------------------------------------------------------------------------
 154.01                No
 154.02                No
 154.03                No
  155                  No                 11,250              0         4,250           0           0          15,180         4,179
  156                  No                100,000              0           882           0           0           1,981           916
------------------------------------------------------------------------------------------------------------------------------------
  157                  No                  7,825            498           498           0           0           9,286         1,182
  158                  No                      0            339           339       1,897       1,897           6,656           725
  159       12         No                      0              0           551           0       3,443           3,246           455
  160                  No                      0              0             0           0           0           8,075         1,132
  161                  No                      0            281           281           0           0           7,811           665
------------------------------------------------------------------------------------------------------------------------------------
  162                  No                      0            475           475           0           0           5,891           507
  163       15         No                  3,500              0         1,500           0           0           6,967         1,425
  164       15         No                      0              0             0           0           0               0             0
  165                  No                      0          1,150         1,150       2,083       2,083           6,594           579
  166                  No                  3,375              0         1,295           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
  167       16         No                      0            726           726           0           0           8,387         1,151
  168                  No                      0            553           553       3,500       3,500           1,241         1,086
  169                  No                  5,000        300,000         6,153           0           0           3,402         2,248
  170        6         No                      0              0         2,143           0           0           5,209           836
  171                  No                      0          1,458         1,458           0           0           7,085         1,525
------------------------------------------------------------------------------------------------------------------------------------
  172                  No                      0            671           671       1,500       1,500           3,053           300
  173                  No                      0              0             0           0           0           5,658           340
  174                  No                 18,375              0             0      49,100           0           6,787           551
  175                  No                      0              0           625     540,000           0          11,650         4,189
  176                  No                      0              0             0           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
  177                  No                      0              0           602           0           0           3,426           964
  178       11         No                      0              0             0         833         833           1,887           510
  179                  No                      0              0             0           0           0           2,627           376
  180                  No                      0              0             0       1,042       1,042           1,076           774
  181                  No                 39,063            904           904       3,417       3,417           8,911           775
------------------------------------------------------------------------------------------------------------------------------------
  182       19         No                 35,450         25,000           938           0           0           4,750           924
  183       10         No                      0            162           162           0           0           5,504           446
  184                  No                      0              0             0           0           0           5,368           563
  185                  No                      0            170           170         660         660           1,785           363
  186                  No                      0             97            97         833         833           2,798           532
------------------------------------------------------------------------------------------------------------------------------------
  187                  No                      0            140           140           0           0           4,097           767
  188       19         No                  2,063              0           708           0           0           3,060           730
  189                  No                  1,250              0           740           0           0           4,007           524
  190        7         No                      0          4,145             0      24,880           0           2,236             0
  191                  No                      0          7,077             0      67,500           0           1,136         1,477
------------------------------------------------------------------------------------------------------------------------------------
  192                  No                      0              0           467           0           0           4,811           433
  193                  No                      0            970           970           0           0           4,859         1,234
  194                  No                      0              0             0           0           0           6,508           566
  195                  No                      0          2,577           859     100,000       2,956           1,602           517
  196                  No                      0              0             0           0           0               0             0
------------------------------------------------------------------------------------------------------------------------------------
  197                  No                      0             96            96           0           0           4,365           396
  198                  No                      0              0             0      50,000           0               0             0
  199                  No                      0          3,453             0      38,928           0           1,071             0
  200                  No                      0            117           117           0           0           5,222         3,328
  201       13         No                      0          3,804             0      38,696           0           1,316             0
------------------------------------------------------------------------------------------------------------------------------------
  202        3         No                      0          1,344             0       9,642           0             664             0

 CONTROL                                                                                    LOAN
 NUMBER                                 BORROWER NAME                                     PURPOSE             LOCKBOX
-----------------------------------------------------------------------------------------------------------------------------

   1               NIMBUS CENTER LLC, UMPQUA PLAZA LLC, LINCOLN CENTER LLC,             ACQUISITION            HARD
                          RIVER FORUM LLC, KRUSE WAY LLC, OR-MEADOW
                          LAKE OSWEGO L.L.C., OR-KRUSE OAKS, L.L.C.,
              OR-KRUSE WOODS L.L.C., AND OR-CONGRESS CENTER LIMITED PARTNERSHIP
  1.01
  1.02
  1.03
  1.04
-----------------------------------------------------------------------------------------------------------------------------
  1.05
  1.06
  1.07
  1.08
  1.09
-----------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
-----------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
   2                                   North Tower, LLC                                  Refinance             Hard
   3                        MAGUIRE PROPERTIES- TWO CAL PLAZA, LLC                      Acquisition            Hard
   4                REX 1 GIRALDA SPE FARMS LLC; 3 GIRALDA FARMS SPE LLC;               ACQUISITION            HARD
                    REX 7 GIRALDA FARMS SPE LLC; 44 WHIPPANY ROAD SPE LLC;
                                 101/103 JFK PARKWAY SPE LLC
-----------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04
  4.05
-----------------------------------------------------------------------------------------------------------------------------
  4.06
   5                               400 Atlantic Title, LLC                               Refinance             Hard
   6                        SLG 2 Herald LLC and GKK 2 Herald LLC                       Acquisition            Hard
   7                                RexCorp Plaza SPE LLC                               Acquisition            Hard
   8                 INTOWN PROPERTIES I, LLC; INTOWN PROPERTIES II, LLC;               ACQUISITION            HARD
                     INTOWN PROPERTIES IV, LLC; INTOWN PROPERTIES V, LLC;
                  INTOWN PROPERTIES VI, LLC; INTOWN SUITES PITTSBURGH, LLC;
                   BEC CHARLESTON CENTRAL, LLC; BEC ATLANTA GWINNETT, LLC;
                   INTOWN SUITES GILBERT, LLC; INTOWN SUITES RALEIGH, LLC;
                INTOWN SUITES MOBILE WEST, LLC; INTOWN SUITES WOODSTOCK, LLC;
                                 BEC COLUMBIA NORTHWEST, LLC;
                       BEC LITHIA SPRINGS, LLC; BEC WARNER ROBINS, LLC
-----------------------------------------------------------------------------------------------------------------------------
  8.01
  8.02
  8.03
  8.04
  8.05
-----------------------------------------------------------------------------------------------------------------------------
  8.06
  8.07
  8.08
  8.09
  8.10
-----------------------------------------------------------------------------------------------------------------------------
  8.11
  8.12
  8.13
  8.14
  8.15
-----------------------------------------------------------------------------------------------------------------------------
  8.16
  8.17
  8.18
  8.19
  8.20
-----------------------------------------------------------------------------------------------------------------------------
  8.21
  8.22
  8.23
  8.24
  8.25
-----------------------------------------------------------------------------------------------------------------------------
  8.26
  8.27
  8.28
  8.29
  8.30
-----------------------------------------------------------------------------------------------------------------------------
  8.31
  8.32
  8.33
  8.34
  8.35
-----------------------------------------------------------------------------------------------------------------------------
   9                        Maguire Properties-550 South Hope, LLC                      Acquisition            Hard
   10                Harbor Point Apartments Company Limited Partnership                 Refinance             Soft
   11                          Charney-FPG 114 41st Street, LLC                         Acquisition            Hard
   12            1615 L Street/Saybrooke Commons L.L.C.; Hayfield Investors,            Acquisition            Hard
                        L.L.C.; 1615 L Street/Cambridge Commons L.L.C.
   13                        Mani Brothers 9200 Sunset (DE), LLC                        Acquisition            Hard
-----------------------------------------------------------------------------------------------------------------------------
   14                              CREP 3800 Holdings, LLC                              Acquisition            Hard
   15                     Lynnewood Real Estate Limited Partnership                     Acquisition            Hard
   16                              Railroad Properties LLC                              Acquisition            Hard
   17                                   CAR CHA L.L.C.                                   Refinance             Hard
   18                   Franklin Mills Associates Limited Partnership                    Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
   19                      MAGUIRE PROPERTIES-500 ORANGE TOWER, LLC                     ACQUISITION            HARD
 19.01
 19.02
   20                              CINESCAPE PROPERTY, LLC                              ACQUISITION            HARD
 20.01
-----------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
-----------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
-----------------------------------------------------------------------------------------------------------------------------
   21                   FBE-State Square LLC and MAC-State Square LLC                   Acquisition            Hard
   22                             Brickman 915 Wilshire LLC                             Acquisition            Hard
   23                        Penn's Landing Partners Project, LLC                        Refinance             Hard
   24                         Wilshire Crescent Properties, LLC                          Refinance             Soft
   25                        1125 Transwestern Broadreach, L.L.C.                       Acquisition            Hard
-----------------------------------------------------------------------------------------------------------------------------
   26        Alexandria Hotel OC, LLC (Master Lessee); Alexandria Hotel Sponsor,        Acquisition            Hard
                  LLC; Alexandria Hotel MM, LLC; Alexandria Hotel SM-1, LLC;
                   Alexandria Hotel SM-2, LLC; Alexandria Hotel SM-3, LLC;
                   Alexandria Hotel SM-4, LLC; Alexandria Hotel SM-5, LLC;
                   Alexandria Hotel SM-6, LLC; Alexandria Hotel SM-7, LLC;
                   Alexandria Hotel SM-8, LLC; Alexandria Hotel SM-9, LLC;
                   Alexandria Hotel SM-10, LLC; Alexandria Hotel SM-11, LLC
   27                                     PCE LL, LP                                    Acquisition            Hard
   28                           200 West Jackson - VEF VI, LLC                          Acquisition            Hard
   29           National Plaza I Property LLC; National Plaza II Property LLC;           Refinance             Hard
                               National Plaza III Property LLC
   30                         1051 Perimeter Drive Property LLC                          Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
   31                                Equity L Street, LLC                               Acquisition            Hard
   32                           Rosemont Commons Delaware LLC                            Refinance             Hard
   33                             Rivertown Developers, L.P.                             Refinance             Hard
   34                       Mullrock Lincoln Town Center Fee, LLC                       Acquisition            Hard
   35                           Green Road Investments #2, LLC                           Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
   36        GREENFIELD LINCOLN INVESTMENTS #2, LLC; VICTOR PARK INVESTMENTS, LLC        REFINANCE             HARD
 36.01
 36.02
   37                           GENERATION PROPERTIES II, LLC                            REFINANCE             HARD
 37.01
-----------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
-----------------------------------------------------------------------------------------------------------------------------
   38                             One Financial Holdings LLC                            Acquisition            Hard
   39              PORTFOLIO CEDAR RAPIDS, LLC; PORTFOLIO CHARLESTON, LLC;              ACQUISITION            HARD
                      PORTFOLIO LANCASTER, LLC; PORTFOLIO LANSING, LLC;
                      PORTFOLIO MACON, LLC; PORTFOLIO PENSACOLA I, LLC;
                   PORTFOLIO PENSACOLA II, LLC; PORTFOLIO PITTSBURGH, LLC;
                    PORTFOLIO SHEFFIELD, LLC; PORTFOLIO WINTER HAVEN, LLC;
                                     PORTFOLIO YORK, LLC
 39.01
 39.02
 39.03
-----------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
-----------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
   40                          Charleston Financial Center LLC                           Refinance              No
   41                      CIP HUGHES CHEYENNE FIXED PORTFOLIO LLC                      ACQUISITION            SOFT
-----------------------------------------------------------------------------------------------------------------------------
 41.01
 41.02
 41.03
 41.04
 41.05
-----------------------------------------------------------------------------------------------------------------------------
   42                        Maguire Properties-3800 Chapman, LLC                       Acquisition            Hard
   43                            APP Lakeside Operating, LLC                            Acquisition            Soft
   44                                   GEM Lobos, LLC                                   Refinance             Hard
   45           BPG OFFICE VI RIVER PARK I LP; BPG OFFICE VI RIVER PARK II LP            REFINANCE             HARD
 45.01
-----------------------------------------------------------------------------------------------------------------------------
 45.02
   46                             Canal Street Hotel, L.L.C                              Refinance             Hard
   47                                  HEP-Denver, LTD.                                  Refinance             Hard
   48                  Ballantyne Resort, LLC and Bissell Hotels 7, LLC                  Refinance              No
   49                                 Bingham Center LLC                                 Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
   50                    MIDLAND KAUFMAN, L.P., MIDLAND SYLVAN, L.P.,                   ACQUISITION            HARD
                    MIDLAND 256 RAMPART, L.P., MIDLAND HAYNES PALMS, L.P.
 50.01
 50.02
 50.03
 50.04
-----------------------------------------------------------------------------------------------------------------------------
 50.05
 50.06
   51                                JGKM Associates LLC                                 Refinance             Hard
   52                              Commonwealth Folsom, LLC                             Acquisition            Hard
   53                            BPG Office VI Whitehorse LP                             Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
   54                              Rye King Associates LLC                              Acquisition            Hard
   55                            NRFC Fort Mill Holdings LLC                            Acquisition            Hard
   56                               Bayside Club Hotel LLC                               Refinance             Hard
   57                            Park Building Partners, LLC                             Refinance              No
   58                                    Montvale LLC                                    Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
   59              BPG OFFICE VI GRAVERS LP; BPG OFFICE VI BUTLER PIKE, LP;              REFINANCE             HARD
             BPG OFFICE VI ELECTRONIC DRIVE, LP; BPG OFFICE VI BALDWIN PLACE, LP
 59.01
 59.02
 59.03
 59.04
-----------------------------------------------------------------------------------------------------------------------------
   60                                   SLSS Partners                                    Refinance             Soft
   61            Carwood Skypark, LLC, Sunray Skypark, LLC, Slaught Skypark,            Acquisition             No
                    LLC, Sunburst Skypark, LLC, Investec Capital Reverse,
                            LLC and Investec Capital Skypark, LLC
   62                            NRFC Milpitas Holdings, LLC                            Acquisition            Hard
   63                                  Keystone 300 LLC                                 Acquisition             No
   64                                    Ellery, LLC                                    Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
   65                           Tempe Commerce Investors, LLC                           Acquisition            Hard
   66                           Avion Investment Partners, LLC                          Acquisition            Hard
   67                              Sunrise Herndon, L.L.C.                              Acquisition            Hard
   68                               Berry Town Plaza, LLC                               Acquisition             No
   69                           West Covina Group Retail, LLC                           Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
   70                                    SF ADP, LLC                                     Refinance              No
   71                              Fair Oaks Fountains, LLC                             Acquisition            Soft
   72       CD Lehigh Valley Executive Campus, L.P. and CD Marcon Associates, L.P.       Refinance              No
   73                                 PCSS Partners, LLC                                 Refinance             Soft
   74                              CFK, Apex Land Co., LLC                               Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
   75                          Harmony Mill Limited Partnership                          Refinance              No
   76                                Brickman Harbor LLC                                Acquisition            Hard
   77                             Renaissance Park 176, LLC                              Refinance             Soft
   78                              Pasadena Physicians, LLC                              Refinance              No
   79            Horizon-Larson-Henderson LLC, Horizon-Troffer-Henderson LLC,           Acquisition             No
                             and Horizon-L&S Family-Henderson LLC
-----------------------------------------------------------------------------------------------------------------------------
   80                          Lyons Business Park Dayton, LLC                          Acquisition            Hard
   81                             PRDO Retail Investors, LP                              Refinance              No
   82                                 Place & Plaza LLC                                  Refinance              No
   83                             HOUGHTON PROPERTIES, LTD.                              REFINANCE             SOFT
 83.01
-----------------------------------------------------------------------------------------------------------------------------
 83.02
 83.03
 83.04
   84                                Laredo Skyline, Ltd.                                Refinance              No
   85                             Canyon Terrace Folsom, LLC                             Refinance             Soft
-----------------------------------------------------------------------------------------------------------------------------
   86                                 CIP 840 Owner LLC                                 Acquisition            Hard
   87                             Shops on Sage Center, LTD.                             Refinance             Hard
   88                               TEMPLETOWN RENTALS, LP                               REFINANCE             SOFT
 88.01
 88.02
-----------------------------------------------------------------------------------------------------------------------------
 88.03
 88.04
 88.05
 88.06
 88.07
-----------------------------------------------------------------------------------------------------------------------------
 88.08
 88.09
 88.10
 88.11
 88.12
-----------------------------------------------------------------------------------------------------------------------------
 88.13
 88.14
 88.15
 88.16
 88.17
-----------------------------------------------------------------------------------------------------------------------------
 88.18
 88.19
 88.20
 88.21
 88.22
-----------------------------------------------------------------------------------------------------------------------------
 88.23
 88.24
 88.25
 88.26
 88.27
-----------------------------------------------------------------------------------------------------------------------------
 88.28
 88.29
 88.30
 88.31
 88.32
-----------------------------------------------------------------------------------------------------------------------------
 88.33
 88.34
 88.35
 88.36
 88.37
-----------------------------------------------------------------------------------------------------------------------------
 88.38
 88.39
 88.40
 88.41
 88.42
-----------------------------------------------------------------------------------------------------------------------------
 88.43
 88.44
 88.45
 88.46
 88.47
-----------------------------------------------------------------------------------------------------------------------------
 88.48
   89                                SDCC Properties, LLC                               Acquisition             No
   90                    Southern Highlands Corporate Center, L.L.C.                     Refinance              No
   91                                   1369 Hyde Ltd.                                   Refinance              No
   92                              Mira Loma Investors LLC                              Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
   93                              M.O.R. South River, Inc.                              Refinance              No
   94                                  Rocca Paces, LLC                                  Refinance              No
   95               ROME NEW YORK PROPERTIES, L.L.C., FAYETTE TOWN CENTER,               REFINANCE              NO
                           LLC, TOPEKA CAPITAL SQUARE, L.L.C., AND
                             BEDFORD BOULEVARD PROPERTIES, L.L.C.
 95.01
 95.02
-----------------------------------------------------------------------------------------------------------------------------
 95.03
 95.04
   96                              Abart Properties VII LLC                              Refinance              No
   97                        NSS Colorado Boulevard Holdings, LLC                       Acquisition             No
   98                             Bethel Station Group, LLC                              Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
   99                          Medlock Corners Associates, LLC                          Acquisition             No
  100                   Westside Meshekoff Family Limited Partnership                    Refinance              No
  101                               G2000 Property, Corp.                                Refinance             Soft
  102                            Foothill Village Oaks, Inc.                             Refinance              No
  103                 REVA PBC WESLEY, LLC, REVA PBC WESLEY TIC I, LLC,                 ACQUISITION             NO
                   REVA PBC WESLEY TIC 2, LLC, REVA PBC WESLEY TIC 3, LLC,
                   REVA RBC WESLEY TIC 4, LLC, REVA PBC WESLESY TIC 5, LLC
                    AND REVA PBC WESLEY TIC 6, LLC, REVA WESLEY TIC 7, LLC
-----------------------------------------------------------------------------------------------------------------------------
 103.01
 103.02
  104                                  EV/L-A D500 LLC                                  Acquisition            Soft
  105                                 Ashley Place, LLC                                  Refinance              No
  106                            Stockton Plaza Partners, LLC                           Acquisition            Hard
-----------------------------------------------------------------------------------------------------------------------------
  107                     EPT Fresno, Inc. and EPT Manchester, Inc.                      Refinance              No
  108                                 REVA Fairview, LLC                                Acquisition             No
  109                        Green Valley Corporate Center A, LLC                        Refinance              No
  110                         Vista Palomar Park Partners, L.P.                          Refinance              No
  111                                Bergen Village, LLC                                 Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  112     West Lawrence Street, LLC, ICP-Grand Chute, LLC, and VPAP-Grand Chute, LLC     Refinance              No
  113                          Murray Marketplace Partners, LLC                         Acquisition            Hard
  114                                   ECM Salem LLC                                   Acquisition            Hard
  115                            375 Rivertown Investors, LLC                           Acquisition            Hard
  116                              Troy Hotel Property, LLC                              Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  117                           Columbia Plantation Plaza, LLC                           Refinance              No
  118                              Glenbrook Lariviera, LLC                             Acquisition            Hard
  119                               Gemini Brandon S, LLC                               Acquisition            Hard
  120                                    H&B IV, LLC                                    Acquisition             No
  121                          Westminster Parkway Center, LLC                           Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  122                         Westport Mini Storage Norwalk, LLC                         Refinance              No
  123                            CH Omaha Hotel Partners, LLC                            Refinance             Hard
  124                            Millroc/Charlotte Owner, LLC                           Acquisition             No
  125                            15th. & Spruce Building, LLC                            Refinance              No
  126                                  Castlemill, LLC                                   Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  127                                Liberty Park I, LLC                                 Refinance              No
  128                             IOWA HOTEL INVESTORS, LLC                             ACQUISITION             NO
 128.01
 128.02
  129                            Corporate Lakes Office, LLC                             Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  130                               ACP HRM Investors, LLC                               Refinance              No
  131                             Quail Plaza Investors, LLC                            Acquisition             No
  132                             Canyon Creek Dunhill, LLC                             Acquisition             No
  133                             Bissell Porter Siskey, LLC                             Refinance              No
  134                              P & P West Chester, LLC                               Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  135                              Houston Structures, LLC                              Acquisition             No
  136                             Zane Business Center, LLC                              Refinance              No
  137                       Roseville Cobblestone Apartments, LLC                        Refinance             Soft
  138                               8142 S. Broadway, LLC                                Refinance             Soft
  139                             1623 North Sheffield, LLC                              Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  140            Gordon Newton Associates, L.L.C. and Diamond Newton, L.L.C.             Refinance              No
  141                         442 Civic Center Acquisitions, LLC                        Acquisition            Hard
  142                              Wealth Enterprises, LLC                               Refinance              No
  143                  821 Grier, LLC; Rains 821 Grier Investment, LLC                  Acquisition            Hard
  144                           Chaska Hazeltine Investors LLC                          Acquisition            Hard
-----------------------------------------------------------------------------------------------------------------------------
  145        Granite Chief, L.L.C., Parish Mesa, L.L.C. and Fazzari Mesa, L.L.C.        Acquisition             No
  146                          Sonora Crossroads Properties LLC                         Acquisition             No
  147                         Joppatowne Acceptance Company, LLC                         Refinance              No
  148                        KB2, LLC, and 3003 East 3rd Ave, LLC                        Refinance              No
  149                               Piedra Properties, LLC                               Refinance              No
-----------------------------------------------------------------------------------------------------------------------------
  150                                KLC Investment, Inc.                                Refinance              No
  151                           C.J.A. Commercial Realty Inc.                            Refinance              No
  152               Festival Eau Claire, LLC, Festival Eau Claire 2, LLC,               Acquisition             No
                   Festival Eau Claire 3, LLC, Festival Eau Claire 4, LLC,
                    Festival Eau Claire 5, LLC, Festival Eau Claire 6, LLC,
                                  Festival Eau Claire 7, LLC
  153                           633 Plymouth Associates, L.P.                            Refinance              No
  154                                JPM HOLDINGS II, LLC                                REFINANCE              NO
-----------------------------------------------------------------------------------------------------------------------------
 154.01
 154.02
 154.03
  155                                La Costa Babay, LTD.                                Refinance              No
  156                              Westport Baltimore, LLC                              Acquisition            Soft
-----------------------------------------------------------------------------------------------------------------------------
  157                              RPI 2929 Carlisle, LTD.                              Acquisition             No
  158                     Gordon Centre Drive MAB Associates, L.L.C.                     Refinance              No
  159                             5401 California Avenue LLC                             Refinance             Hard
  160                                     4476, LLC                                      Refinance              No
  161                      Chandler Medical Building Investors, LLC                     Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  162                  Woodridge Management, LLC and 5248 Partners, LLC                 Acquisition             No
  163                            VARIEL-I, LLC; VARIEL-W, LLC                           Acquisition            Soft
  164                             1350 Carlback Avenue, LLC                              Refinance              No
  165                              53 Church Hill Road, LLC                             Acquisition             No
  166                         Framington Plaza Associates, L.P.                          Refinance             Hard
-----------------------------------------------------------------------------------------------------------------------------
  167                      Laurel Theater Apartment Associates, LLC                      Refinance              No
  168                         432 North Franklin Properties, LLC                         Refinance              No
  169                                  Jai Prabhu, LLC                                   Refinance              No
  170                               Secure RV Storage, Inc                               Refinance             Soft
  171                            Berkshire Realty Group, LLC                            Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  172                            1000 Boulders Parkway, L.C.                             Refinance              No
  173                                   Snowden BE LLC                                   Refinance              No
  174                         Dryden Service Center Dayton, LLC                         Acquisition            Hard
  175                              W/B Pembroke Retail, LTD                             Acquisition             No
  176                            Prominent Keller Center, LLC                           Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  177                             A+ Storage Hermitage, L.P.                             Refinance              No
  178                                  Plaza Five, LLC                                   Refinance              No
  179                        Mini U Storage Forestville II RE LLC                        Refinance              No
  180                               Northside Offices, LLC                               Refinance              No
  181                          North Star Income Partners, L.P.                         Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  182                                  9212 Burke, LLC                                   Refinance             Soft
  183                              20341 Birch Street, LLC                               Refinance              No
  184                        NSS Gold Creek Shopping Center, LLC                        Acquisition             No
  185                             R & M General Partnership                              Refinance              No
  186                                Theoden Assets, LLC                                Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  187                                 Four Boys IV, LLC                                  Refinance              No
  188                                16275 Woodruff, LLC                                 Refinance             Soft
  189                                   405 Queen, LLC                                   Refinance             Hard
  190                              Stone Valley Drive, LLC                               Refinance              No
  191                          Foley Retail Properties, L.L.C.                          Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  192                              Securlock at Hurst, LTD                               Refinance              No
  193                           Atascocita Self Storage, Inc.                            Refinance              No
  194                   Mini U Storage Southfield Limited Partnership                    Refinance              No
  195                        Woodside Executive Partnership, LLC                         Refinance              No
  196                               Novogroder/Summit, LLC                              Acquisition             No
-----------------------------------------------------------------------------------------------------------------------------
  197                               1601 Pearl Street, LLC                               Refinance              No
  198                            DGSC Shops D Investors, LLC                             Refinance              No
  199                                 4510 Eastern, LLC                                  Refinance              No
  200                                Florida City, L.L.C.                                Refinance              No
  201                                5301 Longley F, LLC                                 Refinance              No

-----------------------------------------------------------------------------------------------------------------------------
  202                               110 Huffaker Lane, LLC                               Refinance              No

CONTROL         CASH              GROUND           GROUND LEASE        ANNUAL GROUND       B NOTE           MEZZANINE
 NUMBER      MANAGEMENT         LEASE Y/N        EXPIRATION DATE     LEASE PAYMENT ($)    BALANCE ($)    DEBT BALANCE($)
--------------------------------------------------------------------------------------------------------------------------

   1          In Place
  1.01                              No
  1.02                             Yes              10/31/2024                   22,823
  1.03                              No
  1.04                             Yes              5/31/1998                   245,000
--------------------------------------------------------------------------------------------------------------------------
  1.05                              No
  1.06                              No
  1.07                              No
  1.08                              No
  1.09                             Yes         10/31/2024, 9/9/2026              52,836
--------------------------------------------------------------------------------------------------------------------------
  1.10                             Yes              6/12/2022                    37,500
  1.11                              No
  1.12                              No
  1.13                             Yes              9/30/2032                    66,767
  1.14                              No
--------------------------------------------------------------------------------------------------------------------------
  1.15                             Yes              12/30/2029                  168,185
  1.16                              No
   2          In Place              No
   3         Springing             Yes              10/25/2082                1,900,000
   4         SPRINGING
--------------------------------------------------------------------------------------------------------------------------
  4.01                              No
  4.02                              No
  4.03                              No
  4.04                              No
  4.05                              No
--------------------------------------------------------------------------------------------------------------------------
  4.06                              No
   5         Springing              No
   6          In Place              No
   7         Springing             Yes              4/28/2019                   728,222
   8          IN PLACE
--------------------------------------------------------------------------------------------------------------------------
  8.01                              No
  8.02                              No
  8.03                              No
  8.04                              No
  8.05                              No
--------------------------------------------------------------------------------------------------------------------------
  8.06                              No
  8.07                              No
  8.08                              No
  8.09                              No
  8.10                              No
--------------------------------------------------------------------------------------------------------------------------
  8.11                              No
  8.12                              No
  8.13                              No
  8.14                              No
  8.15                              No
--------------------------------------------------------------------------------------------------------------------------
  8.16                              No
  8.17                              No
  8.18                              No
  8.19                              No
  8.20                              No
--------------------------------------------------------------------------------------------------------------------------
  8.21                              No
  8.22                              No
  8.23                              No
  8.24                              No
  8.25                              No
--------------------------------------------------------------------------------------------------------------------------
  8.26                              No
  8.27                              No
  8.28                              No
  8.29                              No
  8.30                              No
--------------------------------------------------------------------------------------------------------------------------
  8.31                              No
  8.32                              No
  8.33                              No
  8.34                              No
  8.35                              No
--------------------------------------------------------------------------------------------------------------------------
   9         Springing              No                                                        35,000,000
   10        Springing             Yes              11/26/2085                        1
   11         In Place              No                                                                         22,250,000
   12         In Place             Yes              12/31/2080                  399,426                       723,806,033
   13        Springing              No
--------------------------------------------------------------------------------------------------------------------------
   14        Springing              No                                                        10,000,000
   15         In Place              No
   16         In Place              No
   17         In Place              No
   18        Springing              No
--------------------------------------------------------------------------------------------------------------------------
   19        SPRINGING                                                                         6,500,000
 19.01                              No
 19.02                              No
   20         IN PLACE                                                                                         12,565,000
 20.01                              No

--------------------------------------------------------------------------------------------------------------------------
 20.02                              No
 20.03                              No
 20.04                              No
 20.05                              No
 20.06                              No
--------------------------------------------------------------------------------------------------------------------------
 20.07                              No
 20.08                              No
 20.09                              No
 20.10                              No
 20.11                              No
--------------------------------------------------------------------------------------------------------------------------
   21         In Place             Yes              5/31/2046                   116,850
   22        Springing              No
   23        Springing             Yes              9/30/2029                   184,000
   24        Springing             Yes               3/1/2058                   700,000        7,900,000
   25        Springing              No                                                        30,000,000
--------------------------------------------------------------------------------------------------------------------------
   26         In Place              No
   27         In Place              No
   28        Springing              No
   29        Springing              No
   30        Springing              No
--------------------------------------------------------------------------------------------------------------------------
   31        Springing              No
   32         In Place              No
   33        Springing              No                                                        10,350,000
   34        Springing              No
   35        Springing              No                                                         8,810,573
--------------------------------------------------------------------------------------------------------------------------
   36        SPRINGING                                                                         6,189,427
 36.01                              No
 36.02                              No
   37        SPRINGING
 37.01                              No
--------------------------------------------------------------------------------------------------------------------------
 37.02                              No
 37.03                              No
 37.04                              No
 37.05                              No
 37.06                              No
--------------------------------------------------------------------------------------------------------------------------
   38         In Place              No
   39        SPRINGING
 39.01                              No
 39.02                              No
 39.03                             Yes
--------------------------------------------------------------------------------------------------------------------------
 39.04                              No
 39.05                              No
 39.06                              No
 39.07                              No
 39.08                              No
--------------------------------------------------------------------------------------------------------------------------
 39.09                             Yes
 39.10                              No
 39.11                             Yes
   40           NAP                 No
   41         IN PLACE
--------------------------------------------------------------------------------------------------------------------------
 41.01                              No
 41.02                              No
 41.03                              No
 41.04                              No
 41.05                              No
--------------------------------------------------------------------------------------------------------------------------
   42        Springing              No
   43         In Place              No                                                         5,000,000        3,800,000
   44        Springing             Yes              11/30/2051                  115,000
   45        SPRINGING                                                                                         17,805,000
 45.01                              No
--------------------------------------------------------------------------------------------------------------------------
 45.02                              No
   46        Springing              No
   47         In Place              No
   48           NAP                 No
   49        Springing              No                                                        10,000,000
--------------------------------------------------------------------------------------------------------------------------
   50        SPRINGING
 50.01                              No
 50.02                              No
 50.03                              No
 50.04                              No
--------------------------------------------------------------------------------------------------------------------------
 50.05                              No
 50.06                              No
   51        Springing              No
   52        Springing              No                                                         1,510,000        3,900,000
   53        Springing              No                                                                         17,805,000
--------------------------------------------------------------------------------------------------------------------------
   54        Springing              No
   55         In Place              No                                                                          3,350,000
   56        Springing              No
   57           NAP                 No
   58           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   59        SPRINGING                                                                                         17,805,000
 59.01                              No
 59.02                              No
 59.03                              No
 59.04                              No
--------------------------------------------------------------------------------------------------------------------------
   60        Springing             Yes               6/4/2051       8% of revenues
   61           NAP                 No
   62        Springing              No
   63           NAP                 No
   64           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   65        Springing              No
   66        Springing              No
   67        Springing              No
   68           NAP                 No
   69           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   70           NAP                 No
   71         In Place              No                                                                         11,000,000
   72           NAP                 No
   73        Springing              No
   74           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   75           NAP                 No
   76        Springing              No
   77        Springing              No
   78           NAP                 No
   79           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   80        Springing              No
   81           NAP                Yes              3/31/2033                   158,218
   82           NAP                 No
   83        SPRINGING
 83.01                              No
--------------------------------------------------------------------------------------------------------------------------
 83.02                              No
 83.03                              No
 83.04                              No
   84           NAP                 No
   85        Springing              No
--------------------------------------------------------------------------------------------------------------------------
   86        Springing              No
   87        Springing              No
   88        SPRINGING
 88.01                              No
 88.02                              No
--------------------------------------------------------------------------------------------------------------------------
 88.03                              No
 88.04                              No
 88.05                              No
 88.06                              No
 88.07                              No
--------------------------------------------------------------------------------------------------------------------------
 88.08                              No
 88.09                              No
 88.10                              No
 88.11                              No
 88.12                              No
--------------------------------------------------------------------------------------------------------------------------
 88.13                              No
 88.14                              No
 88.15                              No
 88.16                              No
 88.17                              No
--------------------------------------------------------------------------------------------------------------------------
 88.18                              No
 88.19                              No
 88.20                              No
 88.21                              No
 88.22                              No
--------------------------------------------------------------------------------------------------------------------------
 88.23                              No
 88.24                              No
 88.25                              No
 88.26                              No
 88.27                              No
--------------------------------------------------------------------------------------------------------------------------
 88.28                              No
 88.29                              No
 88.30                              No
 88.31                              No
 88.32                              No
--------------------------------------------------------------------------------------------------------------------------
 88.33                              No
 88.34                              No
 88.35                              No
 88.36                              No
 88.37                              No
--------------------------------------------------------------------------------------------------------------------------
 88.38                              No
 88.39                              No
 88.40                              No
 88.41                              No
 88.42                              No
--------------------------------------------------------------------------------------------------------------------------
 88.43                              No
 88.44                              No
 88.45                              No
 88.46                              No
 88.47                              No
--------------------------------------------------------------------------------------------------------------------------
 88.48                              No
   89           NAP                 No
   90           NAP                 No
   91           NAP                 No
   92           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
   93           NAP                 No
   94           NAP                 No
   95           NAP
 95.01                              No
 95.02                              No
--------------------------------------------------------------------------------------------------------------------------
 95.03                              No
 95.04                              No
   96           NAP                 No
   97           NAP                 No
   98           NAP                 No

--------------------------------------------------------------------------------------------------------------------------
   99           NAP                 No
  100           NAP                 No
  101        Springing              No
  102           NAP                 No
  103           NAP
--------------------------------------------------------------------------------------------------------------------------
 103.01                             No
 103.02                             No
  104        Springing              No
  105           NAP                 No
  106        Springing              No
--------------------------------------------------------------------------------------------------------------------------
  107           NAP                Yes              11/30/2009                  350,000
  108           NAP                 No                                                                          2,601,240
  109           NAP                 No
  110           NAP                 No
  111           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  112           NAP                 No
  113        Springing              No                                                           840,000        1,490,000
  114        Springing              No
  115        Springing              No
  116           NAP                 No                                                         3,000,000
--------------------------------------------------------------------------------------------------------------------------
  117           NAP                 No
  118        Springing              No                                                                          1,230,000
  119        Springing              No
  120           NAP                 No
  121           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  122           NAP                 No
  123        Springing              No
  124           NAP                 No
  125           NAP                 No
  126           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  127           NAP                 No
  128           NAP
 128.01                             No
 128.02                             No
  129           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  130           NAP                 No
  131           NAP                 No
  132           NAP                 No
  133           NAP                 No
  134           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  135           NAP                 No
  136           NAP                 No
  137        Springing              No
  138        Springing              No
  139           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  140           NAP                 No
  141        Springing              No
  142           NAP                 No
  143        Springing              No
  144         In Place              No                                                                          1,343,824
--------------------------------------------------------------------------------------------------------------------------
  145           NAP                 No
  146           NAP                 No
  147           NAP                 No
  148           NAP                Yes               7/8/2092                   300,000
  149           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  150           NAP                 No
  151           NAP                 No
  152           NAP                 No                                                           455,000
  153           NAP                 No
  154           NAP                                                                              402,500
--------------------------------------------------------------------------------------------------------------------------
 154.01                             No
 154.02                             No
 154.03                             No
  155           NAP                 No
  156        Springing              No
--------------------------------------------------------------------------------------------------------------------------
  157           NAP                 No
  158           NAP                 No
  159        Springing              No
  160           NAP                 No
  161           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  162           NAP                 No
  163        Springing              No
  164           NAP                 No
  165           NAP                 No
  166        Springing              No
--------------------------------------------------------------------------------------------------------------------------
  167           NAP                 No
  168           NAP                 No
  169           NAP                 No
  170        Springing              No
  171           NAP                 No                                                           300,000
--------------------------------------------------------------------------------------------------------------------------
  172           NAP                 No
  173           NAP                 No
  174        Springing              No
  175           NAP                 No
  176           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  177           NAP                 No
  178           NAP                 No
  179           NAP                 No
  180           NAP                 No
  181           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  182        Springing              No
  183           NAP                 No
  184           NAP                 No
  185           NAP                 No
  186           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  187           NAP                 No
  188        Springing              No
  189        Springing              No
  190           NAP                 No
  191           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  192           NAP                 No
  193           NAP                 No
  194           NAP                 No
  195           NAP                 No
  196           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  197           NAP                 No
  198           NAP                 No
  199           NAP                 No
  200           NAP                 No
  201           NAP                 No
--------------------------------------------------------------------------------------------------------------------------
  202           NAP                 No

CONTROL     TERRORISM INSURANCE                        EARNOUT            P&I AFTER
 NUMBER         REQUIRED          EARNOUT (Y/N)       AMOUNT ($)          EARNOUT ($)
----------------------------------------------------------------------------------------

   1                                    No
  1.01            Yes
  1.02            Yes
  1.03            Yes
  1.04            Yes
----------------------------------------------------------------------------------------
  1.05            Yes
  1.06            Yes
  1.07            Yes
  1.08            Yes
  1.09            Yes
----------------------------------------------------------------------------------------
  1.10            Yes
  1.11            Yes
  1.12            Yes
  1.13            Yes
  1.14            Yes
----------------------------------------------------------------------------------------
  1.15            Yes
  1.16            Yes
   2              Yes                   No
   3              Yes                   No
   4                                    NO
----------------------------------------------------------------------------------------
  4.01            Yes
  4.02            Yes
  4.03            Yes
  4.04            Yes
  4.05            Yes
----------------------------------------------------------------------------------------
  4.06            Yes
   5              Yes                   No
   6              Yes                   No
   7              Yes                   No
   8                                    NO
----------------------------------------------------------------------------------------
  8.01            Yes
  8.02            Yes
  8.03            Yes
  8.04            Yes
  8.05            Yes
----------------------------------------------------------------------------------------
  8.06            Yes
  8.07            Yes
  8.08            Yes
  8.09            Yes
  8.10            Yes
----------------------------------------------------------------------------------------
  8.11            Yes
  8.12            Yes
  8.13            Yes
  8.14            Yes
  8.15            Yes
----------------------------------------------------------------------------------------
  8.16            Yes
  8.17            Yes
  8.18            Yes
  8.19            Yes
  8.20            Yes
----------------------------------------------------------------------------------------
  8.21            Yes
  8.22            Yes
  8.23            Yes
  8.24            Yes
  8.25            Yes
----------------------------------------------------------------------------------------
  8.26            Yes
  8.27            Yes
  8.28            Yes
  8.29            Yes
  8.30            Yes
----------------------------------------------------------------------------------------
  8.31            Yes
  8.32            Yes
  8.33            Yes
  8.34            Yes
  8.35            Yes
----------------------------------------------------------------------------------------
   9              Yes                   No
   10             Yes                   No
   11             Yes                   No
   12             Yes                   No
   13             Yes                  Yes                22,500,000        553,193.75
----------------------------------------------------------------------------------------
   14             Yes                   No
   15             Yes                   No
   16             Yes                   No
   17             Yes                   No
   18             Yes                   No
----------------------------------------------------------------------------------------
   19                                   NO
 19.01            Yes
 19.02            Yes
   20                                   NO
 20.01            Yes
----------------------------------------------------------------------------------------
 20.02            Yes
 20.03            Yes
 20.04            Yes
 20.05            Yes
 20.06            Yes
----------------------------------------------------------------------------------------
 20.07            Yes
 20.08            Yes
 20.09            Yes
 20.10            Yes
 20.11            Yes
----------------------------------------------------------------------------------------
   21             Yes                   No
   22             Yes                   No
   23             Yes                   No
   24             Yes                   No
   25             Yes                   No
----------------------------------------------------------------------------------------
   26             Yes                   No
   27             Yes                   No
   28             Yes                   No
   29             Yes                   No
   30             Yes                   No
----------------------------------------------------------------------------------------
   31             Yes                   No
   32             Yes                   No
   33             Yes                   No
   34             Yes                   No
   35             Yes                   No
----------------------------------------------------------------------------------------
   36                                   NO
 36.01            Yes
 36.02            Yes
   37                                   NO
 37.01            Yes
----------------------------------------------------------------------------------------
 37.02            Yes
 37.03            Yes
 37.04            Yes
 37.05            Yes
 37.06            Yes
----------------------------------------------------------------------------------------
   38             Yes                   No
   39                                   NO
 39.01            Yes
 39.02            Yes
 39.03            Yes
----------------------------------------------------------------------------------------
 39.04            Yes
 39.05            Yes
 39.06            Yes
 39.07            Yes
 39.08            Yes
----------------------------------------------------------------------------------------
 39.09            Yes
 39.10            Yes
 39.11            Yes
   40             Yes                   No
   41                                   NO
----------------------------------------------------------------------------------------
 41.01            Yes
 41.02            Yes
 41.03            Yes
 41.04            Yes
 41.05            Yes
----------------------------------------------------------------------------------------
   42             Yes                   No
   43             Yes                   No
   44             Yes                   No
   45                                   NO
 45.01            Yes
----------------------------------------------------------------------------------------
 45.02            Yes
   46             Yes                   No
   47             Yes                   No
   48             Yes                   No
   49             Yes                   No
----------------------------------------------------------------------------------------
   50                                   NO
 50.01            Yes
 50.02            Yes
 50.03            Yes
 50.04            Yes
----------------------------------------------------------------------------------------
 50.05            Yes
 50.06            Yes
   51             Yes                   No
   52             Yes                   No
   53             Yes                   No
----------------------------------------------------------------------------------------
   54             Yes                   No
   55             Yes                   No
   56             Yes                   No
   57             Yes                  Yes                 5,400,000        149,588.58
   58             Yes                   No
----------------------------------------------------------------------------------------
   59                                   NO
 59.01            Yes
 59.02            Yes
 59.03            Yes
 59.04            Yes
----------------------------------------------------------------------------------------
   60             Yes                   No
   61             Yes                   No
   62             Yes                   No
   63             Yes                   No
   64             Yes                   No
----------------------------------------------------------------------------------------
   65             Yes                   No
   66             Yes                   No
   67             Yes                   No
   68             Yes                   No
   69             Yes                   No
----------------------------------------------------------------------------------------
   70             Yes                   No
   71             Yes                   No
   72             Yes                   No
   73             Yes                   No
   74             Yes                   No
----------------------------------------------------------------------------------------
   75             Yes                   No
   76             Yes                   No
   77             Yes                   No
   78             Yes                   No
   79             Yes                   No
----------------------------------------------------------------------------------------
   80             Yes                   No
   81             Yes                   No
   82             Yes                   No
   83                                   NO
 83.01            Yes
----------------------------------------------------------------------------------------
 83.02            Yes
 83.03            Yes
 83.04            Yes
   84             Yes                   No
   85             Yes                   No
----------------------------------------------------------------------------------------
   86             Yes                   No
   87             Yes                   No
   88                                   NO
 88.01            Yes
 88.02            Yes
----------------------------------------------------------------------------------------
 88.03            Yes
 88.04            Yes
 88.05            Yes
 88.06            Yes
 88.07            Yes
----------------------------------------------------------------------------------------
 88.08            Yes
 88.09            Yes
 88.10            Yes
 88.11            Yes
 88.12            Yes
----------------------------------------------------------------------------------------
 88.13            Yes
 88.14            Yes
 88.15            Yes
 88.16            Yes
 88.17            Yes
----------------------------------------------------------------------------------------
 88.18            Yes
 88.19            Yes
 88.20            Yes
 88.21            Yes
 88.22            Yes
----------------------------------------------------------------------------------------
 88.23            Yes
 88.24            Yes
 88.25            Yes
 88.26            Yes
 88.27            Yes
----------------------------------------------------------------------------------------
 88.28            Yes
 88.29            Yes
 88.30            Yes
 88.31            Yes
 88.32            Yes
----------------------------------------------------------------------------------------
 88.33            Yes
 88.34            Yes
 88.35            Yes
 88.36            Yes
 88.37            Yes
----------------------------------------------------------------------------------------
 88.38            Yes
 88.39            Yes
 88.40            Yes
 88.41            Yes
 88.42            Yes
----------------------------------------------------------------------------------------
 88.43            Yes
 88.44            Yes
 88.45            Yes
 88.46            Yes
 88.47            Yes
----------------------------------------------------------------------------------------
 88.48            Yes
   89             Yes                   No
   90             Yes                   No
   91             Yes                   No
   92             Yes                   No
----------------------------------------------------------------------------------------
   93             Yes                   No
   94             Yes                   No
   95                                   NO
 95.01            Yes
 95.02            Yes
----------------------------------------------------------------------------------------
 95.03            Yes
 95.04            Yes
   96             Yes                   No
   97             Yes                   No
   98             Yes                   No
----------------------------------------------------------------------------------------
   99             Yes                   No
  100             Yes                   No
  101             Yes                   No
  102             Yes                  Yes                 1,210,000         65,028.93
  103                                   NO
----------------------------------------------------------------------------------------
 103.01           Yes
 103.02           Yes
  104             Yes                   No
  105             Yes                   No
  106             Yes                   No
----------------------------------------------------------------------------------------
  107             Yes                   No
  108             Yes                   No
  109             Yes                   No
  110             Yes                   No
  111             Yes                   No
----------------------------------------------------------------------------------------
  112             Yes                   No
  113             Yes                   No
  114             Yes                   No
  115             Yes                   No
  116             Yes                   No
----------------------------------------------------------------------------------------
  117             Yes                   No
  118             Yes                   No
  119             Yes                   No
  120             Yes                   No
  121             Yes                   No
----------------------------------------------------------------------------------------
  122             Yes                   No
  123             Yes                   No
  124             Yes                   No
  125             Yes                   No
  126             Yes                   No
----------------------------------------------------------------------------------------
  127             Yes                   No
  128                                   NO
 128.01           Yes
 128.02           Yes
  129             Yes                   No
----------------------------------------------------------------------------------------
  130             Yes                   No
  131             Yes                   No
  132             Yes                   No
  133             Yes                   No
  134             Yes                   No
----------------------------------------------------------------------------------------
  135             Yes                   No
  136             Yes                  Yes                   700,000         41,072.71
  137             Yes                   No
  138             Yes                   No
  139             Yes                   No
----------------------------------------------------------------------------------------
  140             Yes                   No
  141             Yes                   No
  142             Yes                   No
  143             Yes                   No
  144             Yes                   No
----------------------------------------------------------------------------------------
  145             Yes                   No
  146             Yes                   No
  147             Yes                   No
  148             Yes                   No
  149             Yes                   No
----------------------------------------------------------------------------------------
  150             Yes                   No
  151             Yes                   No
  152             Yes                   No
  153             Yes                   No
  154                                   NO
----------------------------------------------------------------------------------------
 154.01           Yes
 154.02           Yes
 154.03           Yes
  155             Yes                   No
  156             Yes                   No
----------------------------------------------------------------------------------------
  157             Yes                   No
  158             Yes                   No
  159             Yes                   No
  160             Yes                   No
  161             Yes                   No
----------------------------------------------------------------------------------------
  162             Yes                   No
  163             Yes                   No
  164             Yes                   No
  165             Yes                   No
  166             Yes                   No
----------------------------------------------------------------------------------------
  167             Yes                   No
  168             Yes                   No
  169             Yes                   No
  170             Yes                   No
  171             Yes                   No
----------------------------------------------------------------------------------------
  172             Yes                   No
  173             Yes                   No
  174             Yes                   No
  175             Yes                   No
  176             Yes                   No
----------------------------------------------------------------------------------------
  177             Yes                   No
  178             Yes                   No
  179             Yes                   No
  180             Yes                  Yes                 1,000,000         18,288.17
  181             Yes                   No
----------------------------------------------------------------------------------------
  182             Yes                   No
  183             Yes                   No
  184             Yes                   No
  185             Yes                   No
  186             Yes                   No
----------------------------------------------------------------------------------------
  187             Yes                   No
  188             Yes                   No
  189             Yes                   No
  190             Yes                   No
  191             Yes                   No
----------------------------------------------------------------------------------------
  192             Yes                   No
  193             Yes                   No
  194             Yes                   No
  195             Yes                   No
  196             Yes                   No
----------------------------------------------------------------------------------------
  197             Yes                   No
  198             Yes                   No
  199             Yes                   No
  200             Yes                   No
  201             Yes                   No
----------------------------------------------------------------------------------------
  202             Yes                   No

1     The Open Period is inclusive of the Maturity Date.

2     Loan documents provide for defeasance of the mortgage loan at times during the yield maintenance period (subject to standard REMIC lockout and procedural guidelines).

3     Base Rental Revenue based on the average ground rent payments from years
      11-20. The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

4     Borrowing entity utilizes a tenant-in-common structure.

5     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

6     The property has commercial tenants in occupancy, with the rent counting towards the NCF of the property.

7     The Cut-Off Date LTV was calculated using the March 2009 expected
      "as-stabilized" value of $202,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $175 million and $30.543 million of reserves is 74.0%.

8     The Cut-Off Date LTV and DSCR figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

9     The Cut-Off Date LTV was calculated using the May 2009 expected
      "as-stabilized" value of $152,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $137 million is 94.5%.

10    Interest rate equals 5.405% from closing through June 5, 2009; 5.770%
      through June 5, 2010; 5.960% through June 5, 2012; 6.240% through June 5,
      2013; 6.910% thereafter. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the cut-off date calculated using an interest rate of 5.405%. The debt service covreage ratio based on the highest interest rate payable under the mortgage loan is 0.92x.

11    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for Franklin Mills includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of the pari passu mortgage that is not in the trust.

12    Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the cut-off date.

13    The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially defeased in the amount of $4,320,000, which partial defeasance
      (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

14    Meritage Mortgage Company was acquired by NetBank in 2004 and NetBank is the guarantor of the lease. Meritage has ceased operations and their space is dark. The borrowers under the Shorenstein Portland Portfolio Loan have requested the lender's consent to an early termination of the Meritage lease, effective June 30, 2007. Although a final determination has not yet been made, it is currently anticipated that the lender will consent to such request and that Meritage will pay an early termination fee. If the
      Meritage lease is terminated, it is currently anticipated that approximately 21,460 SF of the terminated space will be leased to Software
      Solutions, which is currently a subtenant of Meritage. The statistical information contained in the prospectus supplement with respect to the
      Shorenstein Portland Portfolio Loan includes the Meritage Mortgage
      Corporation lease, notwithstanding such anticipated early termination.

15    Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the interest-only period.

16    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

17    Home Depot leases 100.0% of the property through May 2008 and currently occupies 87.8% of the property. Home Depot has renewed their lease on
      99,706 sf of space through May 2015. GCFP underwrote the property based on the May 2008 rent roll.

18    The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

19    The DSCRs and LTV were calculated based on the total crossed balance.

20    $30,000,000 of the loan balance is interest-only and the remaining
      $2,000,000 amortizes on a 300-month schedule.

21    Parke-Davis & Company, a subsidiary of Pfizer - Warner Lambert leases
      70,493 sf, expiring December 31, 2009 and is currently dark. A full cash flow sweep is currently in place.

22    Republic Mortgage Insurance Company has a signed lease, but they will not start paying rent until June 2008. A cash reserve of $2.9 million and a
      $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when RMIC's lease is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated.

23    If the borrower makes the monthly payment through the Automated Clearing
      House Network, lender shall provide borrower with two days prior written notice prior to assessing any late fee.

24    The Cut-Off Date LTV was calculated using the July 28, 2007 expected
      "as-stabilized" value of $19,500,000. The Cut-Off Date LTV based on the
      "as-is" value of $17.6 million is 85.2%.

25    If the borrower makes the monthly payment through the Automated Clearing
      House Network, 24 hours notice is required for non-receipt of payment, upon which the borrower will have until the 9th day of the month before a
      Grace Period - Default occurs. Lender is required to give notice up to two times within a 12 month period, after the second notice, lender is no longer obligated to provide notice of a late payment.

CONTROL                    LOAN                                                                                           OTHER
NUMBER     FOOTNOTES      NUMBER                PROPERTY NAME                          PRIMARY ADDRESS                  ADDRESSES
------------------------------------------------------------------------------------------------------------------------------------

  10           6      06-1086         Harbor Point Apartments           24 Oyster Bay Road
  15           9      09-0001224      Lynnewood Gardens                 2047 Mathers Way
  43         5, 18    07-0044         Lakeside at White Oak             10 Lakeside Way
  71                  06-1420         Fountains at Fair Oaks            4800 Sunset Terrace
  74                  09-0002625      Avalon Peaks                      2000 Kiftsgate Lane
------------------------------------------------------------------------------------------------------------------------------------
  75                  09-0002612      Harbor Club Apartments            26 Cheswold Boulevard
  77                  06-1421         Renaissance Park                  3000 Lillard Drive
  85                  06-1422         Canyon Terrace                    1600 Canyon Terrace Lane
  91                  09-0002592      Keystone Apartments               1369 Hyde Street
  94                  09-0002613      Rocca Apartments                  3280 Northside Parkway
------------------------------------------------------------------------------------------------------------------------------------
  105                 07-0006         Ashley Place Apartments           1930 Ashley Way
  120                 09-0002582      Summerhill Place Apartments       6801 West Ocotillo Road
  137                 07-0205         Cobblestone Creek Apartments      1010 Madden Lane
  138                 07-0008         Casa Linda Apartments             8210 S. Broadway Avenue
  155                 06-1282         Villas of La Costa                1016 Camino La Costa
------------------------------------------------------------------------------------------------------------------------------------
  163          4      07-0134         Variel Apartments                 8305, 8315, 8325 Variel Avenue
  167          6      09-0002558      Laurel Theater Apartments         1500 Laurel Street and 1275 White Oak Way
  182                 07-0009         Manor House West Apartments       9212 Burke Street
  188          4      07-0010         Morocco Apartments                16275 Woodruff Avenue

CONTROL                                                                              # OF         PROPERTY       PROPERTY
NUMBER          CITY             COUNTY             STATE           ZIP CODE     PROPERTIES        TYPE          SUB TYPE
-----------------------------------------------------------------------------------------------------------------------------

  10      Boston           Suffolk             Massachusetts          02125            1        Multifamily       Mid-Rise
  15      Elkins Park      Montgomery          Pennsylvania           19027            1        Multifamily       Garden
  43      Newnan           Coweta              Georgia                30265            1        Multifamily       Garden
  71      Fair Oaks        Sacramento          California             95628            1        Multifamily       Garden
  74      Apex             Wake                North Carolina         27539            1        Multifamily       Garden
-----------------------------------------------------------------------------------------------------------------------------
  75      Newark           New Castle          Delaware               19713            1        Multifamily       Garden
  77      Davis            Yolo                California             95618            1        Multifamily       Garden
  85      Folsom           Sacramento          California             95630            1        Multifamily       Garden
  91      San Francisco    San Francisco       California             94109            1        Multifamily       Mid-Rise
  94      Atlanta          Fulton              Georgia                30327            1        Multifamily       Mid-Rise
-----------------------------------------------------------------------------------------------------------------------------
  105     Westfield        Hamilton            Indiana                46074            1        Multifamily       Garden
  120     Glendale         Maricopa            Arizona                85303            1        Multifamily       Garden
  137     Roseville        Placer              California             95661            1        Multifamily       Garden
  138     Whittier         Los Angeles         California             90606            1        Multifamily       Garden
  155     Austin           Travis              Texas                  78752            1        Multifamily       Garden
-----------------------------------------------------------------------------------------------------------------------------
  163     Canoga Park      Los Angeles         California             91304            1        Multifamily       Garden
  167     San Carlos       San Mateo           California             94070            1        Multifamily       Garden
  182     Pico Rivera      Los Angeles         California             90660            1        Multifamily       Mid-Rise
  188     Bellflower       Los Angeles         California             90706            1        Multifamily       Mid-Rise

                                LOAN PER                                                                        ORIGINAL LOAN
CONTROL       CURRENT         NET RENTABLE      GROSS        CLOSING          DEBT SERVICE          LOAN-           TERM
NUMBER        BALANCE           UNIT/PAD        COUPON        DATE         COVERAGE RATIO (X)     TO-VALUE       IN MONTHS
------------------------------------------------------------------------------------------------------------------------------

  10       $160,500,000        125,097.43        6.544%        6/8/2007         1.15               77.9%             120
  15       $129,500,000         72,024.47        6.068%        6/1/2007         1.10               85.2%             120
  43        $43,200,000         77,005.35        6.690%        2/7/2007         1.23               75.0%             120
  71        $19,200,000         71,111.11        5.650%       1/16/2007         1.46               83.4%              66
  74        $18,350,000         71,679.69        5.750%       5/22/2007         1.32               77.9%             120
------------------------------------------------------------------------------------------------------------------------------
  75        $18,000,000         29,268.29        5.330%        5/9/2007         2.10               55.0%             120
  77        $18,000,000        102,272.73        5.717%       1/31/2007         1.19               79.9%             120
  85        $16,000,000         80,000.00        5.717%       1/31/2007         1.23               80.0%             120
  91        $15,000,000        178,571.43        5.500%       4/27/2007         1.71               51.7%             120
  94        $14,500,000        181,250.00        5.390%        5/2/2007         1.34               76.3%              60
------------------------------------------------------------------------------------------------------------------------------
  105       $12,000,000         62,500.00        5.860%       2/23/2007         1.20               79.8%             120
  120       $10,000,000         43,103.45        5.560%       3/29/2007         1.18               75.8%              84
  137        $7,500,000         81,521.74        5.840%        4/5/2007         1.14               77.2%             120
  138        $7,400,000         90,243.90        5.909%       3/15/2007         1.14               77.3%             120
  155        $6,250,000         30,637.25        5.846%       1/30/2007         1.25               71.0%             120
------------------------------------------------------------------------------------------------------------------------------
  163        $5,650,000         78,472.22        5.947%       3/28/2007         1.21               78.7%             120
  167        $5,350,000        127,380.95        5.690%       2/26/2007         1.13               54.0%             120
  182        $4,000,000         88,888.89        5.909%       3/15/2007         1.18               76.6%             120
  188        $3,600,000        105,882.35        5.909%       3/15/2007         1.20               80.0%             120

           REMAINING LOAN      ORIGINAL             REMAINING
CONTROL        TERM          AMORTIZATION         AMORTIZATION         OPEN         NUMBER OF     # of           Studio
NUMBER      IN MONTHS      PERIOD IN MONTHS     PERIOD IN MONTHS      PERIOD          UNITS      Studios    Average Rent ($)
-----------------------------------------------------------------------------------------------------------------------------

  10           120              480                   480                4           1,283          --                  --
  15           119               --                    --                5           1,798          --                  --
  43           115              360                   360                4             561          --                  --
  71            61               --                    --                7             270          --                  --
  74           119               --                    --                4             256          --                  --
------------------------------------------------------------------------------------------------------------------------------
  75           119               --                    --                4             615          16                 605
  77           115               --                    --                4             176          --                  --
  85           115               --                    --                4             200          --                  --
  91           118               --                    --                4              84          17                 862
  94            59               --                    --                4              80          --                  --
------------------------------------------------------------------------------------------------- ----------------------------
  105          116               --                    --                4             192          --                  --
  120           81               --                    --                4             232          --                  --
  137          117               --                    --                4              92          --                  --
  138          117              360                   360                4              82          --                  --
  155          115              360                   360                5             204          --                  --
------------------------------------------------------------------------------------------------------------------------------
  163          117               --                    --                4              72          --                  --
  167          116              360                   360                4              42          --                  --
  182          117              360                   360                4              45          --                  --
  188          117              360                   360                4              34          --                  --

CONTROL      # OF           1 BEDROOM          # OF           2 BEDROOM        # OF         3 BEDROOM         # OF
NUMBER     1 BEDROOM    AVERAGE RENT ($)     2 BEDROOM    AVERAGE RENT ($)   3 BEDROOM   AVERAGE RENT ($)   4 BEDROOM
------------------------------------------------------------------------------------------------------------------------

  10            366           1,186            658             1,472           183              1,816          60
  15            904             728            792               871           102              1,331          --
  43            142             690            230               799           166              1,064          23
  71            167             741            103               910            --                 --          --
  74            124             795            108               944            24              1,261          --
-----------------------------------------------------------------------------------------------------------------------
  75            241             719            306               789            52                919          --
  77             90             895             86             1,160            --                 --          --
  85             62             795            138               921            --                 --          --
  91             25           2,750             40             3,500             2              4,500          --
  94             19           1,338             33             1,753            28              2,697          --
-----------------------------------------------------------------------------------------------------------------------
  105            64             680            128               859            --                 --          --
  120            88             570            144               670            --                 --          --
  137            32             765             60               965            --                 --          --
  138            49             895             33             1,095            --                 --          --
  155           132             568             72               740            --                 --          --
-----------------------------------------------------------------------------------------------------------------------
  163            36             900             36             1,175            --                 --          --
  167            30           1,331             12             1,899            --                 --          --
  182             6             895             39             1,075            --                 --          --
  188            11             895             23             1,095            --                 --          --

                                # OF UNITS       GREATER THAN         # OF UNITS VACANT
CONTROL      4 BEDROOM         GREATER THAN        4 BEDROOM       BECAUSE OF RENOVATION OR    OCCUPANCY      OCCUPANCY
NUMBER     AVERAGE RENT ($)     4 BEDROOMS     AVERAGE RENT ($)     MODEL OR RENTAL OFFICE      FROM RR          DATE
--------------------------------------------------------------------------------------------------------------------------

  10            2,022               16              1,564                     --                 95.3%         3/21/2007
  15               --               --                 --                     --                 86.4%         4/30/2007
  43            1,300               --                 --                     --                 91.4%        12/31/2006
  71               --               --                 --                     --                 95.6%        10/10/2006
  74               --               --                 --                     --                 93.8%          5/1/2007
--------------------------------------------------------------------------------------------------------------------------
  75               --               --                 --                     --                 94.5%         2/28/2007
  77               --               --                 --                     --                 99.4%          3/1/2007
  85               --               --                 --                     --                 95.0%         12/1/2006
  91               --               --                 --                     --                 96.4%         1/16/2007
  94               --               --                 --                     --                 98.7%        12/31/2006
--------------------------------------------------------------------------------------------------------------------------
  105              --               --                 --                     --                 84.9%         4/12/2007
  120              --               --                 --               1 (model)                92.2%          3/8/2007
  137              --               --                 --                     --                 96.7%          5/6/2007
  138              --               --                 --                     --                 95.1%         2/15/2007
  155              --               --                 --                     --                 96.1%        11/20/2006
--------------------------------------------------------------------------------------------------------------------------
  163              --               --                 --                     --                 94.4%          1/8/2007
  167              --               --                 --                     --                 97.7%         1/17/2007
  182              --               --                 --                     --                 95.6%        12/10/2006
  188              --               --                 --                     --                 97.1%         1/17/2007

                UTILITIES                                                                # SPONSOR OWNED           AVERAGE RENT BY
CONTROL           PAID                                                                 UNITS THAT ARE RENTED     BEDROOM FOR RENTED
NUMBER         BY TENANT                           ELEVATORS        SECTION 8          OR AVAILABLE FOR RENT        SPONSOR UNITS
------------------------------------------------------------------------------------------------------------------------------------

  10        Electric                                 Yes              Yes (50 units)
  15        Electric                                 No               No
  43        Electric/Water/Sewer                     No               No
  71        Electric/Cable/Telephone/Internet        No               No
  74        Electric/Water/Sewer                     No               No
------------------------------------------------------------------------------------------------------------------------------------
  75        Electric                                 No               No
  77        Electric/Water/Sewer/Hot water           No               No
  85        Electric/Water/Sewer                     No               No
  91        Gas                                      Yes              No
  94        Electric/Water/Sewer                     Yes              No
------------------------------------------------------------------------------------------------------------------------------------
  105       Electric/Water/Sewer                     No               No
  120       Electric                                 No               No
  137       Electric/Water/Sewer                     No               No
  138       Electric/Gas                             No               No
  155       Electric/Water/Sewer                     No               No
------------------------------------------------------------------------------------------------------------------------------------
  163       Electric/Gas/Water/Sewer                 No               No
  167       Electric/Gas                             No               No
  182       Electric/Gas/Water/Sewer                 No               No
  188       Electric/Gas                             No               No

                                         # OF                                            TOTAL              TOTAL
              # OF OWNER OCCUPIED     MANUFACTURED   AVERAGE          TOTAL           GROSS INCOME       GROSS INCOME
CONTROL        OR VACANT UNITS NOT       HOUSING      RENT        GROSS INCOME           OF JUST          FROM ALL
NUMBER         AVAILABLE FOR RENT         PADS       PER PAD         OF PARK          MH PAD SITES       SOURCES ($)
-----------------------------------------------------------------------------------------------------------------------

  10                                                                                                        22,117,482
  15
  43
  71
  74
-----------------------------------------------------------------------------------------------------------------------
  75
  77
  85
  91
  94
-----------------------------------------------------------------------------------------------------------------------
  105
  120
  137
  138
  155
-----------------------------------------------------------------------------------------------------------------------
  163
  167                                                                                                          823,056
  182
  188

                            TOTAL
                         GROSS INCOME               MORTGAGE
CONTROL                   FOR RETAIL                  LOAN
NUMBER           AND COMMERCIAL USES ONLY ($)        SELLER
--------------------------------------------------------------------

  10                                538,841            GCFP
  15                                     --            GSMC
  43                                     --            GCFP
  71                                     --            GCFP
  74                                     --            GSMC
---------------------------------------------------------------------
  75                                     --            GSMC
  77                                     --            GCFP
  85                                     --            GCFP
  91                                     --            GSMC
  94                                     --            GSMC
---------------------------------------------------------------------
  105                                    --            GCFP
  120                                    --            GSMC
  137                                    --            GCFP
  138                                    --            GCFP
  155                                    --            GCFP
---------------------------------------------------------------------
  163                                    --            GCFP
  167                                70,440            GSMC
  182                                    --            GCFP
  188                                    --            GCFP

4     Borrowing entity utilizes a tenant-in-common structure.

5     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

6     The property has commercial tenants in occupancy, with the rent counting towards the NCF of the property.

9     The Cut-Off Date LTV was calculated using the May 2009 expected
      "as-stabilized" value of $152,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $137 million is 94.5%.

18    The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

                                    ANNEX C-3

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

  PERIOD          DATE         A-AB BALANCE
---------      -----------    ---------------
     1           8/10/2007      72,000,000.00
     2           9/10/2007      72,000,000.00
     3          10/10/2007      72,000,000.00
     4          11/10/2007      72,000,000.00
     5          12/10/2007      72,000,000.00
     6           1/10/2008      72,000,000.00
     7           2/10/2008      72,000,000.00
     8           3/10/2008      72,000,000.00
     9           4/10/2008      72,000,000.00
    10           5/10/2008      72,000,000.00
    11           6/10/2008      72,000,000.00
    12           7/10/2008      72,000,000.00
    13           8/10/2008      72,000,000.00
    14           9/10/2008      72,000,000.00
    15          10/10/2008      72,000,000.00
    16          11/10/2008      72,000,000.00
    17          12/10/2008      72,000,000.00
    18           1/10/2009      72,000,000.00
    19           2/10/2009      72,000,000.00
    20           3/10/2009      72,000,000.00
    21           4/10/2009      72,000,000.00
    22           5/10/2009      72,000,000.00
    23           6/10/2009      72,000,000.00
    24           7/10/2009      72,000,000.00
    25           8/10/2009      72,000,000.00
    26           9/10/2009      72,000,000.00
    27          10/10/2009      72,000,000.00
    28          11/10/2009      72,000,000.00
    29          12/10/2009      72,000,000.00
    30           1/10/2010      72,000,000.00
    31           2/10/2010      72,000,000.00
    32           3/10/2010      72,000,000.00
    33           4/10/2010      72,000,000.00
    34           5/10/2010      72,000,000.00
    35           6/10/2010      72,000,000.00
    36           7/10/2010      72,000,000.00
    37           8/10/2010      72,000,000.00
    38           9/10/2010      72,000,000.00
    39          10/10/2010      72,000,000.00
    40          11/10/2010      72,000,000.00
    41          12/10/2010      72,000,000.00
    42           1/10/2011      72,000,000.00
    43           2/10/2011      72,000,000.00
    44           3/10/2011      72,000,000.00
    45           4/10/2011      72,000,000.00
    46           5/10/2011      72,000,000.00
    47           6/10/2011      72,000,000.00
    48           7/10/2011      72,000,000.00
    49           8/10/2011      72,000,000.00
    50           9/10/2011      72,000,000.00
    51          10/10/2011      72,000,000.00
    52          11/10/2011      72,000,000.00
    53          12/10/2011      72,000,000.00
    54           1/10/2012      72,000,000.00
    55           2/10/2012      72,000,000.00
    56           3/10/2012      72,000,000.00
    57           4/10/2012      72,000,000.00
    58           5/10/2012      72,000,000.00
    59           6/10/2012      72,000,000.00
    60           7/10/2012      71,092,433.30
    61           8/10/2012      70,085,418.82
    62           9/10/2012      69,073,295.03
    63          10/10/2012      67,898,173.78
    64          11/10/2012      66,874,954.73
    65          12/10/2012      65,689,041.39
    66           1/10/2013      64,654,615.52
    67           2/10/2013      63,614,940.63
    68           3/10/2013      62,099,083.41
    69           4/10/2013      61,046,448.52
    70           5/10/2013      59,831,923.18
    71           6/10/2013      58,767,785.74
    72           7/10/2013      57,542,072.14
    73           8/10/2013      56,466,316.47
    74           9/10/2013      55,385,101.11
    75          10/10/2013      54,142,776.24
    76          11/10/2013      53,049,770.88
    77          12/10/2013      51,795,978.16
    78           1/10/2014      50,691,064.22
    79           2/10/2014      49,580,541.93
    80           3/10/2014      48,015,560.39
    81           4/10/2014      46,902,563.66
    82           5/10/2014      45,607,130.76
    83           6/10/2014      44,461,305.93
    84           7/10/2014      43,068,467.21
    85           8/10/2014      41,839,032.87
    86           9/10/2014      40,603,356.05
    87          10/10/2014      39,191,563.05
    88          11/10/2014      37,942,445.95
    89          12/10/2014      36,517,579.90
    90           1/10/2015      35,254,887.32
    91           2/10/2015      33,985,782.65
    92           3/10/2015      32,203,958.99
    93           4/10/2015      30,919,369.45
    94           5/10/2015      29,460,000.18
    95           6/10/2015      28,161,478.33
    96           7/10/2015      26,688,557.39
    97           8/10/2015      25,375,963.04
    98           9/10/2015      24,056,702.11
    99          10/10/2015      22,563,608.72
   100          11/10/2015      21,230,066.59
   101          12/10/2015      19,723,082.18
   102           1/10/2016      18,375,115.12
   103           2/10/2016      17,020,301.04
   104           3/10/2016      15,326,646.70
   105           4/10/2016      13,956,353.64
   106           5/10/2016      12,413,622.38
   107           6/10/2016      11,028,534.55
   108           7/10/2016       9,349,689.89
   109           8/10/2016       7,740,282.16
   110           9/10/2016       6,122,427.58
   111          10/10/2016       4,318,260.08
   112          11/10/2016       2,682,459.58
   113          12/10/2016         860,833.02
   114           1/10/2017                 --

                                      C-3-1

                                    ANNEX C-4

                   GREAT ESCAPE THEATRES AMORTIZATION SCHEDULE

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
7/6/2007                --           --                --      92,730,000.00
8/6/2007          9,089.85   590,896.17        599,986.01      92,720,910.15
9/6/2007          9,147.77   590,838.24        599,986.01      92,711,762.38
10/6/2007        14,613.31   571,722.53        586,335.84      92,697,149.08
11/6/2007         9,299.18   590,686.83        599,986.01      92,687,849.89
12/6/2007        14,760.77   571,575.07        586,335.84      92,673,089.13
1/6/2008          9,452.50   590,533.52        599,986.01      92,663,636.63
2/6/2008          9,512.73   590,473.28        599,986.01      92,654,123.90
3/6/2008         20,364.14   552,321.53        572,685.67      92,633,759.76
4/6/2008          9,703.11   590,282.90        599,986.01      92,624,056.65
5/6/2008         15,154.16   571,181.68        586,335.84      92,608,902.49
6/6/2008          9,861.51   590,124.51        599,986.01      92,599,040.98
7/6/2008         15,308.42   571,027.42        586,335.84      92,583,732.56
8/6/2008         10,021.90   589,964.12        599,986.01      92,573,710.67
9/6/2008         10,085.76   589,900.26        599,986.01      92,563,624.91
10/6/2008        15,526.82   570,809.02        586,335.84      92,548,098.09
11/6/2008        10,248.97   589,737.05        599,986.01      92,537,849.12
12/6/2008        15,685.77   570,650.07        586,335.84      92,522,163.35
1/6/2009         10,414.23   589,571.79        599,986.01      92,511,749.12
2/6/2009         10,480.59   589,505.42        599,986.01      92,501,268.53
3/6/2009         26,639.30   532,396.19        559,035.49      92,474,629.23
4/6/2009         10,717.13   589,268.89        599,986.01      92,463,912.10
5/6/2009         16,141.72   570,194.12        586,335.84      92,447,770.38
6/6/2009         10,888.28   589,097.74        599,986.01      92,436,882.10
7/6/2009         16,308.40   570,027.44        586,335.84      92,420,573.70
8/6/2009         11,061.58   588,924.43        599,986.01      92,409,512.12
9/6/2009         11,132.07   588,853.95        599,986.01      92,398,380.05
10/6/2009        16,545.83   569,790.01        586,335.84      92,381,834.22
11/6/2009        11,308.44   588,677.58        599,986.01      92,370,525.79
12/6/2009        16,717.60   569,618.24        586,335.84      92,353,808.19
1/6/2010         11,487.03   588,498.99        599,986.01      92,342,321.16
2/6/2010         11,560.22   588,425.79        599,986.01      92,330,760.94
3/6/2010         27,620.67   531,414.82        559,035.49      92,303,140.27
4/6/2010         11,809.89   588,176.12        599,986.01      92,291,330.38
5/6/2010         17,205.97   569,129.87        586,335.84      92,274,124.41
6/6/2010         11,994.79   587,991.23        599,986.01      92,262,129.62
7/6/2010         30,111.04   568,949.80        599,060.84      92,232,018.58
8/6/2010         24,988.10   587,722.92        612,711.01      92,207,030.48
9/6/2010         25,147.33   587,563.69        612,711.01      92,181,883.15
10/6/2010        30,605.89   568,454.95        599,060.84      92,151,277.26
11/6/2010        25,502.60   587,208.42        612,711.01      92,125,774.66
12/6/2010        30,951.90   568,108.94        599,060.84      92,094,822.77
1/6/2011         25,862.34   586,848.68        612,711.01      92,068,960.43
2/6/2011         26,027.14   586,683.88        612,711.01      92,042,933.29
3/6/2011         42,002.28   529,758.22        571,760.49      92,000,931.01
4/6/2011         26,460.64   586,250.38        612,711.01      91,974,470.37
5/6/2011         31,884.94   567,175.90        599,060.84      91,942,585.43
6/6/2011         26,832.43   585,878.59        612,711.01      91,915,753.00
7/6/2011         32,247.03   566,813.81        599,060.84      91,883,505.97
8/6/2011         27,208.90   585,502.12        612,711.01      91,856,297.08
9/6/2011         27,382.28   585,328.74        612,711.01      91,828,914.80
10/6/2011        32,782.53   566,278.31        599,060.84      91,796,132.27
11/6/2011        27,765.66   584,945.35        612,711.01      91,768,366.61
12/6/2011        33,155.91   565,904.93        599,060.84      91,735,210.69
1/6/2012         28,153.87   584,557.15        612,711.01      91,707,056.83
2/6/2012         28,333.27   584,377.75        612,711.01      91,678,723.56

                                      C-4-1

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
3/6/2012         38,903.61   546,507.06        585,410.67      91,639,819.95
4/6/2012         28,761.72   583,949.30        612,711.01      91,611,058.23
5/6/2012         34,125.98   564,934.86        599,060.84      91,576,932.25
6/6/2012         29,162.45   583,548.56        612,711.01      91,547,769.80
7/6/2012         55,545.95   564,544.58        620,090.53      91,492,223.85
8/6/2012         50,731.92   583,008.78        633,740.70      91,441,491.93
9/6/2012         51,055.20   582,685.51        633,740.70      91,390,436.74
10/6/2012        56,516.17   563,574.36        620,090.53      91,333,920.57
11/6/2012        51,740.66   582,000.04        633,740.70      91,282,179.90
12/6/2012        57,183.75   562,906.78        620,090.53      91,224,996.15
1/6/2013         52,434.75   581,305.95        633,740.70      91,172,561.40
2/6/2013         52,768.88   580,971.82        633,740.70      91,119,792.52
3/6/2013         68,345.15   524,445.03        592,790.18      91,051,447.36
4/6/2013         53,540.65   580,200.06        633,740.70      90,997,906.72
5/6/2013         58,936.77   561,153.76        620,090.53      90,938,969.95
6/6/2013         54,257.38   579,483.33        633,740.70      90,884,712.57
7/6/2013         59,634.80   560,455.73        620,090.53      90,825,077.77
8/6/2013         54,983.12   578,757.58        633,740.70      90,770,094.65
9/6/2013         55,333.49   578,407.21        633,740.70      90,714,761.16
10/6/2013        60,682.83   559,407.69        620,090.53      90,654,078.33
11/6/2013        56,072.77   577,667.93        633,740.70      90,598,005.56
12/6/2013        61,402.83   558,687.70        620,090.53      90,536,602.73
1/6/2014         56,821.35   576,919.35        633,740.70      90,479,781.38
2/6/2014         57,183.43   576,557.27        633,740.70      90,422,597.95
3/6/2014         72,357.90   520,432.29        592,790.18      90,350,240.05
4/6/2014         58,008.89   575,731.81        633,740.70      90,292,231.16
5/6/2014         63,288.44   556,802.09        620,090.53      90,228,942.72
6/6/2014         58,781.83   574,958.87        633,740.70      90,170,160.90
7/6/2014         64,041.20   556,049.33        620,090.53      90,106,119.69
8/6/2014         59,564.48   574,176.22        633,740.70      90,046,555.21
9/6/2014         59,944.04   573,796.66        633,740.70      89,986,611.17
10/6/2014        65,173.09   554,917.44        620,090.53      89,921,438.07
11/6/2014        60,741.32   572,999.39        633,740.70      89,860,696.76
12/6/2014        65,949.56   554,140.96        620,090.53      89,794,747.19
1/6/2015         61,548.62   572,192.08        633,740.70      89,733,198.58
2/6/2015         61,940.82   571,799.88        633,740.70      89,671,257.76
3/6/2015         76,682.28   516,107.91        592,790.18      89,594,575.48
4/6/2015         62,824.16   570,916.54        633,740.70      89,531,751.32
5/6/2015         67,978.06   552,112.47        620,090.53      89,463,773.26
6/6/2015         63,657.66   570,083.04        633,740.70      89,400,115.60
7/6/2015         68,789.82   551,300.71        620,090.53      89,331,325.79
8/6/2015         64,501.64   569,239.06        633,740.70      89,266,824.15
9/6/2015         64,912.66   568,828.04        633,740.70      89,201,911.48
10/6/2015        70,012.07   550,078.45        620,090.53      89,131,899.41
11/6/2015        65,772.43   567,968.27        633,740.70      89,066,126.98
12/6/2015        70,849.41   549,241.12        620,090.53      88,995,277.57
1/6/2016         66,643.02   567,097.69        633,740.70      88,928,634.55
2/6/2016         67,067.68   566,673.02        633,740.70      88,861,566.87
3/6/2016         76,726.68   529,713.67        606,440.35      88,784,840.19
4/6/2016         67,983.97   565,756.73        633,740.70      88,716,856.22
5/6/2016         73,003.25   547,087.28        620,090.53      88,643,852.97
6/6/2016         68,882.37   564,858.33        633,740.70      88,574,970.60
7/6/2016        195,601.05   546,212.32        741,813.37      88,379,369.55
8/6/2016        279,168.30   563,172.98        842,341.28      88,100,201.25
9/6/2016        280,947.22   561,394.06        842,341.28      87,819,254.03
10/6/2016       300,789.21   541,552.07        842,341.28      87,518,464.82
11/6/2016       284,654.17   557,687.11        842,341.28      87,233,810.64
12/6/2016       304,399.45   537,941.83        842,341.28      86,929,411.20
1/6/2017        288,407.75   553,933.53        842,341.28      86,641,003.44
2/6/2017        290,245.55   552,095.73        842,341.28      86,350,757.89

                                      C-4-2

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
3/6/2017        345,344.70   496,996.58        842,341.28      86,005,413.19
4/6/2017        294,295.67   548,045.61        842,341.28      85,711,117.52
5/6/2017        313,789.39   528,551.89        842,341.28      85,397,328.13
6/6/2017        298,170.53   544,170.75        842,341.28      85,099,157.60
7/6/2017     85,099,157.60   524,778.14     85,623,935.74                 --

                                      C-4-3

                                    ANNEX C-5

                        GREEN ROAD AMORTIZATION SCHEDULE

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
2/6/2007                --           --                --      31,189,427.31
3/6/2007                --   163,938.56        163,938.56      31,189,427.31
4/6/2007                --   181,503.41        181,503.41      31,189,427.31
5/6/2007                --   175,648.46        175,648.46      31,189,427.31
6/6/2007                --   181,503.41        181,503.41      31,189,427.31
7/6/2007                --   175,648.46        175,648.46      31,189,427.31
8/6/2007                --   181,503.41        181,503.41      31,189,427.31
9/6/2007                --   181,503.41        181,503.41      31,189,427.31
10/6/2007               --   175,648.46        175,648.46      31,189,427.31
11/6/2007               --   181,503.41        181,503.41      31,189,427.31
12/6/2007               --   175,648.46        175,648.46      31,189,427.31
1/6/2008                --   181,503.41        181,503.41      31,189,427.31
2/6/2008                --   181,503.41        181,503.41      31,189,427.31
3/6/2008                --   169,793.51        169,793.51      31,189,427.31
4/6/2008                --   181,503.41        181,503.41      31,189,427.31
5/6/2008                --   175,648.46        175,648.46      31,189,427.31
6/6/2008                --   181,503.41        181,503.41      31,189,427.31
7/6/2008                --   175,648.46        175,648.46      31,189,427.31
8/6/2008                --   181,503.41        181,503.41      31,189,427.31
9/6/2008                --   181,503.41        181,503.41      31,189,427.31
10/6/2008               --   175,648.46        175,648.46      31,189,427.31
11/6/2008               --   181,503.41        181,503.41      31,189,427.31
12/6/2008               --   175,648.46        175,648.46      31,189,427.31
1/6/2009                --   181,503.41        181,503.41      31,189,427.31
2/6/2009                --   181,503.41        181,503.41      31,189,427.31
3/6/2009                --   163,938.56        163,938.56      31,189,427.31
4/6/2009                --   181,503.41        181,503.41      31,189,427.31
5/6/2009                --   175,648.46        175,648.46      31,189,427.31
6/6/2009                --   181,503.41        181,503.41      31,189,427.31
7/6/2009                --   175,648.46        175,648.46      31,189,427.31
8/6/2009                --   181,503.41        181,503.41      31,189,427.31
9/6/2009                --   181,503.41        181,503.41      31,189,427.31
10/6/2009               --   175,648.46        175,648.46      31,189,427.31
11/6/2009               --   181,503.41        181,503.41      31,189,427.31
12/6/2009               --   175,648.46        175,648.46      31,189,427.31
1/6/2010                --   181,503.41        181,503.41      31,189,427.31
2/6/2010                --   181,503.41        181,503.41      31,189,427.31
3/6/2010         42,305.94   163,938.56        206,244.50      31,147,121.37
4/6/2010         27,442.35   181,257.21        208,699.56      31,119,679.03
5/6/2010         32,593.13   175,255.66        207,848.79      31,087,085.90
6/6/2010         27,742.19   180,907.84        208,650.03      31,059,343.71
7/6/2010         32,884.75   174,915.87        207,800.62      31,026,458.96
8/6/2010         28,044.99   180,555.03        208,600.02      30,998,413.97
9/6/2010         28,185.06   180,391.83        208,576.88      30,970,228.91
10/6/2010        33,315.47   174,414.01        207,729.48      30,936,913.44
11/6/2010        28,492.22   180,033.93        208,526.15      30,908,421.23
12/6/2010        33,614.21   174,065.93        207,680.14      30,874,807.02
1/6/2011         28,802.40   179,672.51        208,474.91      30,846,004.61
2/6/2011         28,946.26   179,504.90        208,451.15      30,817,058.36
3/6/2011         43,985.74   161,981.31        205,967.04      30,773,072.62
4/6/2011         29,310.51   179,080.48        208,390.99      30,743,762.11
5/6/2011         34,410.06   173,138.62        207,548.68      30,709,352.04
6/6/2011         29,628.76   178,709.66        208,338.42      30,679,723.29
7/6/2011         34,719.58   172,777.97        207,497.56      30,645,003.70
8/6/2011         29,950.14   178,335.19        208,285.34      30,615,053.56
9/6/2011         30,099.73   178,160.90        208,260.63      30,584,953.83

                                      C-5-1

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
10/6/2011        35,177.64   172,244.26        207,421.90      30,549,776.19
11/6/2011        30,425.75   177,781.03        208,206.78      30,519,350.44
12/6/2011        35,494.72   171,874.81        207,369.53      30,483,855.72
1/6/2012         30,754.99   177,397.41        208,152.40      30,453,100.74
2/6/2012         30,908.59   177,218.44        208,127.03      30,422,192.14
3/6/2012         40,865.67   165,616.72        206,482.39      30,381,326.47
4/6/2012         31,267.07   176,800.75        208,067.82      30,350,059.41
5/6/2012         36,312.96   170,921.42        207,234.38      30,313,746.45
6/6/2012         31,604.59   176,407.48        208,012.07      30,282,141.86
7/6/2012         36,641.23   170,538.93        207,180.16      30,245,500.63
8/6/2012         31,945.44   176,010.33        207,955.77      30,213,555.19
9/6/2012         32,104.99   175,824.43        207,929.42      30,181,450.20
10/6/2012        37,127.90   169,971.87        207,099.77      30,144,322.30
11/6/2012        32,450.77   175,421.53        207,872.30      30,111,871.53
12/6/2012        37,464.20   169,580.02        207,044.22      30,074,407.33
1/6/2013         32,799.96   175,014.67        207,814.63      30,041,607.38
2/6/2013         32,963.77   174,823.80        207,787.57      30,008,643.60
3/6/2013         47,632.59   157,732.10        205,364.69      29,961,011.02
4/6/2013         33,366.31   174,354.77        207,721.08      29,927,644.71
5/6/2013         38,354.63   168,542.52        206,897.15      29,889,290.08
6/6/2013         33,724.51   173,937.40        207,661.92      29,855,565.57
7/6/2013         38,703.01   168,136.59        206,839.61      29,816,862.55
8/6/2013         34,086.25   173,515.92        207,602.17      29,782,776.30
9/6/2013         34,256.49   173,317.56        207,574.05      29,748,519.81
10/6/2013        39,220.40   167,533.75        206,754.15      29,709,299.41
11/6/2013        34,623.47   172,889.97        207,513.43      29,674,675.95
12/6/2013        39,577.31   167,117.88        206,695.20      29,635,098.64
1/6/2014         34,994.06   172,458.16        207,452.22      29,600,104.58
2/6/2014         35,168.83   172,254.52        207,423.35      29,564,935.74
3/6/2014         49,634.20   155,399.87        205,034.07      29,515,301.54
4/6/2014         35,592.38   171,761.02        207,353.40      29,479,709.16
5/6/2014         40,519.65   166,019.90        206,539.55      29,439,189.51
6/6/2014         35,972.52   171,318.09        207,290.61      29,403,216.99
7/6/2014         40,889.36   165,589.12        206,478.48      29,362,327.63
8/6/2014         36,356.40   170,870.80        207,227.20      29,325,971.23
9/6/2014         36,537.98   170,659.23        207,197.21      29,289,433.25
10/6/2014        41,439.32   164,948.32        206,387.64      29,247,993.94
11/6/2014        36,927.43   170,205.45        207,132.88      29,211,066.50
12/6/2014        41,818.09   164,506.99        206,325.08      29,169,248.41
1/6/2015         37,320.72   169,747.20        207,067.92      29,131,927.69
2/6/2015         37,507.12   169,530.02        207,037.13      29,094,420.57
3/6/2015         51,756.75   152,926.74        204,683.49      29,042,663.83
4/6/2015         37,952.94   169,010.56        206,963.50      29,004,710.88
5/6/2015         42,815.48   163,344.86        206,160.34      28,961,895.41
6/6/2015         38,356.33   168,540.53        206,896.87      28,923,539.07
7/6/2015         43,207.81   162,887.73        206,095.54      28,880,331.27
8/6/2015         38,763.70   168,065.88        206,829.58      28,841,567.56
9/6/2015         38,957.31   167,840.30        206,797.60      28,802,610.26
10/6/2015        43,792.30   162,206.70        205,999.00      28,758,817.96
11/6/2015        39,370.59   167,358.75        206,729.34      28,719,447.37
12/6/2015        44,194.25   161,738.35        205,932.60      28,675,253.12
1/6/2016         39,787.95   166,872.45        206,660.40      28,635,465.17
2/6/2016         39,986.67   166,640.91        206,627.58      28,595,478.49
3/6/2016         49,400.48   155,672.20        205,072.68      28,546,078.01
4/6/2016         40,433.11   166,120.73        206,553.84      28,505,644.90
5/6/2016         45,227.63   160,534.29        205,761.92      28,460,417.27
6/6/2016         40,860.94   165,622.24        206,483.18      28,419,556.33
7/6/2016         45,643.72   160,049.47        205,693.19      28,373,912.61
8/6/2016         41,292.98   165,118.83        206,411.81      28,332,619.63
9/6/2016         41,499.22   164,878.53        206,377.75      28,291,120.41

                                      C-5-2

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
10/6/2016        46,264.50   159,326.16        205,590.66      28,244,855.91
11/6/2016        41,937.55   164,367.80        206,305.35      28,202,918.36
12/6/2016        46,690.81   158,829.44        205,520.24      28,156,227.56
1/6/2017         42,380.20   163,852.04        206,232.24      28,113,847.36
2/6/2017     28,113,847.35   163,605.41     28,277,452.76                 --

                                      C-5-3

                                    ANNEX C-6

                 CROWN POINTE/VICTOR PARK AMORTIZATION SCHEDULE

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
2/6/2007                --           --              --        21,910,572.69
3/6/2007                --   119,137.52       119,137.52       21,910,572.69
4/6/2007                --   131,902.26       131,902.26       21,910,572.69
5/6/2007                --   127,647.34       127,647.34       21,910,572.69
6/6/2007                --   131,902.26       131,902.26       21,910,572.69
7/6/2007                --   127,647.34       127,647.34       21,910,572.69
8/6/2007                --   131,902.26       131,902.26       21,910,572.69
9/6/2007                --   131,902.26       131,902.26       21,910,572.69
10/6/2007               --   127,647.34       127,647.34       21,910,572.69
11/6/2007               --   131,902.26       131,902.26       21,910,572.69
12/6/2007               --   127,647.34       127,647.34       21,910,572.69
1/6/2008                --   131,902.26       131,902.26       21,910,572.69
2/6/2008                --   131,902.26       131,902.26       21,910,572.69
3/6/2008                --   123,392.43       123,392.43       21,910,572.69
4/6/2008                --   131,902.26       131,902.26       21,910,572.69
5/6/2008                --   127,647.34       127,647.34       21,910,572.69
6/6/2008                --   131,902.26       131,902.26       21,910,572.69
7/6/2008                --   127,647.34       127,647.34       21,910,572.69
8/6/2008                --   131,902.26       131,902.26       21,910,572.69
9/6/2008                --   131,902.26       131,902.26       21,910,572.69
10/6/2008               --   127,647.34       127,647.34       21,910,572.69
11/6/2008               --   131,902.26       131,902.26       21,910,572.69
12/6/2008               --   127,647.34       127,647.34       21,910,572.69
1/6/2009                --   131,902.26       131,902.26       21,910,572.69
2/6/2009                --   131,902.26       131,902.26       21,910,572.69
3/6/2009                --   119,137.52       119,137.52       21,910,572.69
4/6/2009                --   131,902.26       131,902.26       21,910,572.69
5/6/2009                --   127,647.34       127,647.34       21,910,572.69
6/6/2009                --   131,902.26       131,902.26       21,910,572.69
7/6/2009                --   127,647.34       127,647.34       21,910,572.69
8/6/2009                --   131,902.26       131,902.26       21,910,572.69
9/6/2009                --   131,902.26       131,902.26       21,910,572.69
10/6/2009               --   127,647.34       127,647.34       21,910,572.69
11/6/2009               --   131,902.26       131,902.26       21,910,572.69
12/6/2009               --   127,647.34       127,647.34       21,910,572.69
1/6/2010                --   131,902.26       131,902.26       21,910,572.69
2/6/2010                --   131,902.26       131,902.26       21,910,572.69
3/6/2010         29,115.61   119,137.52       148,253.14       21,881,457.07
4/6/2010         18,310.76   131,726.98       150,037.74       21,863,146.31
5/6/2010         22,049.22   127,371.05       149,420.27       21,841,097.09
6/6/2010         18,519.29   131,484.01       150,003.30       21,822,577.81
7/6/2010         22,252.06   127,134.70       149,386.77       21,800,325.74
8/6/2010         18,729.94   131,238.57       149,968.50       21,781,595.80
9/6/2010         18,826.71   131,125.81       149,952.52       21,762,769.10
10/6/2010        22,551.11   126,786.27       149,337.37       21,740,217.99
11/6/2010        19,040.49   130,876.72       149,917.21       21,721,177.49
12/6/2010        22,759.07   126,543.96       149,303.03       21,698,418.43
1/6/2011         19,256.46   130,625.08       149,881.54       21,679,161.97
2/6/2011         19,355.95   130,509.16       149,865.11       21,659,806.02
3/6/2011         30,285.86   117,773.99       148,059.85       21,629,520.16
4/6/2011         19,612.43   130,210.31       149,822.74       21,609,907.73
5/6/2011         23,315.41   125,895.72       149,211.14       21,586,592.31
6/6/2011         19,834.23   129,951.89       149,786.11       21,566,758.09
7/6/2011         23,531.16   125,644.34       149,175.50       21,543,226.92
8/6/2011         20,058.28   129,690.82       149,749.11       21,523,168.64
9/6/2011         20,161.92   129,570.07       149,731.99       21,503,006.73

                                      C-6-1

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
10/6/2011        23,849.92   125,272.93       149,122.85       21,479,156.81
11/6/2011        20,389.31   129,305.12       149,694.43       21,458,767.50
12/6/2011        24,071.12   125,015.20       149,086.32       21,434,696.38
1/6/2012         20,619.02   129,037.47       149,656.49       21,414,077.36
2/6/2012         20,725.55   128,913.34       149,638.89       21,393,351.80
3/6/2012         27,963.75   120,479.63       148,443.39       21,365,388.05
4/6/2012         20,977.12   128,620.23       149,597.34       21,344,410.94
5/6/2012         24,642.90   124,348.98       148,991.88       21,319,768.04
6/6/2012         21,212.82   128,345.60       149,558.41       21,298,555.22
7/6/2012         24,872.18   124,081.83       148,954.01       21,273,683.04
8/6/2012         21,450.92   128,068.16       149,519.09       21,252,232.12
9/6/2012         21,561.75   127,939.03       149,500.78       21,230,670.36
10/6/2012        25,211.60   123,686.35       148,897.95       21,205,458.76
11/6/2012        21,803.42   127,657.45       149,460.87       21,183,655.34
12/6/2012        25,446.68   123,412.45       148,859.12       21,158,208.67
1/6/2013         22,047.54   127,373.00       149,420.55       21,136,161.12
2/6/2013         22,161.45   127,240.28       149,401.73       21,113,999.67
3/6/2013         32,832.96   114,806.20       147,639.16       21,081,166.71
4/6/2013         22,445.59   126,909.21       149,354.80       21,058,721.12
5/6/2013         26,071.35   122,684.60       148,755.95       21,032,649.77
6/6/2013         22,696.26   126,617.14       149,313.40       21,009,953.51
7/6/2013         26,315.19   122,400.49       148,715.67       20,983,638.32
8/6/2013         22,949.49   126,322.09       149,271.57       20,960,688.84
9/6/2013         23,068.06   126,183.93       149,251.99       20,937,620.77
10/6/2013        26,676.85   121,979.09       148,655.94       20,910,943.92
11/6/2013        23,325.08   125,884.46       149,209.54       20,887,618.85
12/6/2013        26,926.86   121,687.79       148,614.65       20,860,691.99
1/6/2014         23,584.71   125,581.95       149,166.66       20,837,107.28
2/6/2014         23,706.57   125,439.96       149,146.53       20,813,400.71
3/6/2014         34,235.75   113,171.71       147,407.46       20,779,164.96
4/6/2014         24,005.93   125,091.15       149,097.08       20,755,159.03
5/6/2014         27,589.16   120,916.10       148,505.26       20,727,569.87
6/6/2014         24,272.51   124,780.55       149,053.06       20,703,297.36
7/6/2014         27,848.47   120,613.96       148,462.43       20,675,448.89
8/6/2014         24,541.80   124,466.78       149,008.58       20,650,907.09
9/6/2014         24,668.60   124,319.03       148,987.63       20,626,238.49
10/6/2014        28,233.76   120,165.03       148,398.79       20,598,004.73
11/6/2014        24,941.93   124,000.56       148,942.49       20,573,062.80
12/6/2014        28,499.64   119,855.24       148,354.87       20,544,563.16
1/6/2015         25,218.04   123,678.84       148,896.88       20,519,345.12
2/6/2015         25,348.34   123,527.03       148,875.36       20,493,996.78
3/6/2015         35,726.30   111,434.97       147,161.27       20,458,270.48
4/6/2015         25,663.89   123,159.36       148,823.25       20,432,606.59
5/6/2015         29,201.92   119,036.96       148,238.88       20,403,404.67
6/6/2015         25,947.36   122,829.06       148,776.43       20,377,457.30
7/6/2015         29,477.67   118,715.67       148,193.34       20,347,979.64
8/6/2015         26,233.73   122,495.40       148,729.13       20,321,745.91
9/6/2015         26,369.27   122,337.47       148,706.74       20,295,376.64
10/6/2015        29,888.07   118,237.48       148,125.55       20,265,488.57
11/6/2015        26,659.93   121,998.80       148,658.73       20,238,828.65
12/6/2015        30,170.81   117,908.04       148,078.85       20,208,657.83
1/6/2016         26,953.55   121,656.68       148,610.24       20,181,704.28
2/6/2016         27,092.81   121,494.42       148,587.24       20,154,611.47
3/6/2016         33,951.00   113,503.49       147,454.49       20,120,660.47
4/6/2016         27,408.21   121,126.93       148,535.14       20,093,252.26
5/6/2016         30,898.69   117,059.94       147,958.63       20,062,353.57
6/6/2016         27,709.46   120,775.93       148,485.39       20,034,644.11
7/6/2016         31,191.73   116,718.50       147,910.23       20,003,452.37
8/6/2016         28,013.78   120,421.34       148,435.12       19,975,438.59
9/6/2016         28,158.52   120,252.70       148,411.22       19,947,280.07

                                      C-6-2

  DATE         PRINCIPAL      INTEREST    GROSS DEBT SERVICE      BALANCE
---------    -------------   ----------   ------------------   -------------
10/6/2016        31,628.55   116,209.53       147,838.08       19,915,651.52
11/6/2016        28,467.42   119,892.78       148,360.20       19,887,184.10
12/6/2016        31,929.03   115,859.42       147,788.45       19,855,255.06
1/6/2017         28,779.47   119,529.19       148,308.66       19,826,475.59
2/6/2017     19,826,475.59   119,355.93    19,945,831.53                  --

                                      C-6-3

                                                                         ANNEX D

                                      GG10

                      Structural and Collateral Term Sheet
                          $6,929,391,000 (Approximate)

                     GS MORTGAGE SECURITIES TRUST 2007-GG10
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-GG10

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                         CWCapital Asset Management, LLC
                                Special Servicer

                                  June 21, 2007

   IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
                                   SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[LOGO] RBS Greenwich Capital                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

                                       D-1

GSMSC 2007-GG10
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                                                                             ASSUMED
                                    APPROX.                       APPROX. % OF   WEIGHTED                     FINAL
                                  CERTIFICATE    APPROX. CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL    DISTRIBUTION
 CLASS    S&P   MOODY'S  FITCH      BALANCE        SUPPORT(1)       BALANCE      LIFE(2)      WINDOW(2)      DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

A-1(3)    AAA     Aaa     AAA    $   75,000,000      30.000%         0.992%        4.15     08/07 - 04/12     04/12         Fixed
------------------------------------------------------------------------------------------------------------------------------------
A-2(3)    AAA     Aaa     AAA    $  725,300,000      30.000%         9.590%        4.85     04/12 - 07/12     07/12       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
A-3(3)    AAA     Aaa     AAA    $  246,609,000      30.000%         3.261%        6.62     01/14 - 06/14     06/14      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
A-AB(3)   AAA     Aaa     AAA    $   72,000,000      30.000%         0.952%        7.41     07/12 - 01/17     01/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
A-4(3)    AAA     Aaa     AAA    $3,661,032,000      30.000%        48.409%        9.72     01/17 - 05/17     05/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
A-1A(3)   AAA     Aaa     AAA    $  514,000,000      30.000%         6.796%        9.35     08/10 - 05/17     05/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
A-M       AAA     Aaa     AAA    $  756,277,000      20.000%        10.000%        9.86     05/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
A-J       AAA     Aaa     AAA    $  519,941,000      13.125%         6.875%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
B         AA+     Aa1     AA+    $   75,628,000      12.125%         1.000%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
C          AA     Aa2     AA     $   94,535,000      10.875%         1.250%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
D         AA-     Aa3     AA-    $   56,720,000      10.125%         0.750%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
E          A+     A1      A+     $   56,721,000       9.375%         0.750%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
F          A      A2       A     $   75,628,000       8.375%         1.000%        9.92     06/17 - 06/17     06/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------

NON - OFFERED CERTIFICATES

                                    APPROX.
                                  CERTIFICATE                                                                ASSUMED
                                   BALANCE /                      APPROX. % OF   WEIGHTED                     FINAL
                                    NOTIONAL     APPROX. CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL    DISTRIBUTION
 CLASS    S&P   MOODY'S  FITCH       AMOUNT         SUPPORT         BALANCE      LIFE(2)      WINDOW(2)      DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

G(6)       A-     A3      A-     $   75,628,000      7.375%          1.000%        9.99     06/17 - 07/17     07/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
H(6)      BBB+   Baa1    BBB+    $  103,988,000      6.000%          1.375%       10.00     07/17 - 07/17     07/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
J(6)      BBB    Baa2     BBB    $   94,534,000      4.750%          1.250%       10.00     07/17 - 07/17     07/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
K(6)      BBB-   Baa3    BBB-    $   75,628,000      3.750%          1.000%       10.00     07/17 - 07/17     07/17      Variable(5)
------------------------------------------------------------------------------------------------------------------------------------
L(6)      BB+     Ba1     BB+    $   37,814,000      3.250%          0.500%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
M(6)       BB     Ba2     BB     $   18,907,000      3.000%          0.250%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
N(6)      BB-     Ba3     BB-    $   28,360,000      2.625%          0.375%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
O(6)       B+     B1      B+     $   18,907,000      2.375%          0.250%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
P(6)       B      B2       B     $   18,907,000      2.125%          0.250%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
Q(6)       B-     B3      B-     $   18,907,000      1.875%          0.250%       10.00     07/17 - 07/17     07/17       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
S(6)       NR     NR      NR     $  141,802,702      0.000%          1.875%       10.08     07/17 - 05/18     05/18       Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
X(6)(7)   AAA     Aaa     AAA    $7,562,773,702       N/A             N/A          N/A           N/A           N/A           (7)
------------------------------------------------------------------------------------------------------------------------------------

(1)   The credit support percentages set forth for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1A certificates are represented in the aggregate.

(2)   As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
      CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(3)   For purposes of making distributions on the class A-1, class A-2, class
      A-3, class A-AB, class A-4 and class A-1A certificates, the pool of mortgage loans will consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 183 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 19 mortgage loans, representing approximately
      6.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 97.2% of all the mortgaged properties that are multifamily properties. Distribution on the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will generally be based on payments from loan group 1 and distributions on the class A-1A certificates will generally be based on payments from loan group 2.

(4)   For any distribution date, the pass-through rates on each of the class
      A-2, class L, class M, class N, class O, class P, class Q, and class S certificates will equal a rate equal to the lesser of a specified pass-through rate and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(5)   For any distribution date, the pass-through rates on the class A-3, class
      A-AB, class A-4, class A-1A, class A-M, class A-J, class B, class C, class
      D, class E, class F, class G, class H, class J and class K certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(6)   Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)   The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement. The class X notional amount will be equal to the aggregate of the principal amounts of the certificates other than the class X, class R and class LR certificates. The interest rate payable on the class X certificates for any distribution date will generally equal the weighted average net interest rate on the pool of mortgage loans over the weighted average pass-through rate of each other class of certificates other than the class X, class R and class LR certificates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-2                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)                                            TOTAL POOL    LOAN GROUP 1 (4)    LOAN GROUP 2 (5)

Initial mortgage pool balance ..................................   $7,562,773,703      $7,048,773,703      $  514,000,000
Number of mortgage loans .......................................              202                 183                  19
Number of mortgaged properties .................................              353                 334                  19
Weighted average underwritten debt service coverage ratio (2)(3)             1.31x               1.31x               1.22x
Weighted average cut-off date loan-to-value ratio (2) ..........             73.6%               73.3%               77.9%
Average cut-off date principal balance .........................   $   37,439,474      $   38,517,889      $   27,052,632
Weighted average mortgage interest rate(3) .....................            5.821%              5.799%              6.127%
Loans with single tenant percentage ............................              8.8%                9.4%                0.0%

(1)   All information presented in this term sheet with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this term sheet for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the mortgage loan with a pari passu companion loan is the aggregate principal balance of that mortgage loan and that pari passu companion loan, unless otherwise indicated. Subordinate companion loans, if any, are not included in this calculation.

(2)   With respect to the mortgage loan secured by the mortgaged properties identified as Shorenstein Portland Portfolio on Annex C-1 to this prospectus supplement, Meritage Mortgage Corporation, whose lease covers approximately 10.3% of SF of one of the mortgaged properties (Nimbus
      Corporate Center), is currently dark. Although Meritage Mortgage
      Corporation's lease expires in July 2010, the borrowers have requested the lender's consent to an early termination of that lease, effective June 30,
      2007, and it is anticipated that the lender will consent to that request.
      Notwithstanding the anticipated early termination of the Meritage Mortgage
      Corporation lease, monthly rent payments under that lease were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated. With respect to the Lynnewood Gardens loan, the LTV of
      85.2% was calculated using the "as-stabilized" value of $152 million. The
      LTV for the Lynnewood Gardens loan, as calculated using the "as-is" value of the property $137 million, is 94.5%. With respect to the 119 West 40th
      Street Loan, the LTV was calculated using the March 2009 expected
      "as-stabilized" value of $202,000,000. The LTV based on the "as-is" value of $175 million and $30.543 million of reserves is 74.0%. With respect to the Southern Highlands Corporate Center, the LTV of 76.9% was calculated using the "as-stabilized" value of $19.5 million. The LTV for the Southern
      Highlands Corporate Center loan, as calculated using the "as-is" value of the property $17.6 million, is 85.2%. With respect to the Park Building loan, a cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when the lease with the largest tenant at the mortgaged property is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated.
      Additional adjustments for the mortgage loans with earnout provisions are described on Annex A to the prospectus supplement. See "Description of the
      Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the
      prospectus supplement for a description of the calculation of the loan-to-value ratio.

(3)   With respect to the 55 Railroad Avenue loan, which has an interest rate that steps up from 5.405% to 5.770% after June 5, 2009, to 5.960% after
      June 5, 2010, to 6.240% after June 5, 2012 and to 6.910% after June 5,
      2013, DSCR and weighted average mortgage interest rates shown herein are calculated assuming the interest rate payable from the closing date of the mortgage loan to June 5, 2009 of 5.405%. The debt service coverage ratio based on the highest interest rate payable under the mortgage loan is
      0.92x as of the cut-off date.

(4)   Loan Group 1 consists of 182 non-multifamily loans and 1 multifamily loan.

(5)   Loan Group 2 consists of 19 multifamily loans.

--------------------------------------------------------------------------------------------------------------------------------
TEN LARGEST LOANS

                                    CUT-OFF DATE    % OF INITIAL                               LOAN BALANCE         CUT-OFF DATE
                                      PRINCIPAL     MORTGAGE POOL   PROPERTY    PROPERTY SIZE      PER               LTV RATIO
          LOAN NAME                  BALANCE ($)       BALANCE        TYPE       SF/ROOM/UNIT  SF/ROOM/UNIT   DSCR       (%)
--------------------------------------------------------------------------------------------------------------------------------

Shorenstein Portland Portfolio     $   697,200,000       9.2%        Office       3,882,036      $    180     1.34x    65.6%
Wells Fargo Tower                      550,000,000       7.3         Office       1,385,325      $    397     1.18x    78.1%
Two California Plaza                   470,000,000       6.2         Office       1,329,810      $    353     1.20x    73.7%
TIAA RexCorp New Jersey Portfolio      270,375,000       3.6         Office       1,041,818      $    260     1.39x    68.6%
400 Atlantic Street                    265,000,000       3.5         Office         527,424      $    502     1.34x    79.1%
Two Herald Square                      191,250,000       2.5          Other         354,298      $    540     1.37x    73.6%
TIAA RexCorp Plaza                     187,250,000       2.5         Office       1,063,950      $    176     1.20x    69.4%
InTown Suites Portfolio                186,000,000       2.5       Hospitality        4,539      $ 40,978     1.49x    80.3%
550 South Hope Street                  165,000,000       2.2         Office         566,434      $    291     1.28x    70.2%
Harbor Point Apartments                160,500,000       2.1       Multifamily        1,283      $125,097     1.15x    77.9%
                                   ---------------      ----                                                  ----     ----
TOTAL/WTD. AVG.                    $ 3,142,575,000      41.6%                                                 1.28X    72.8%
--------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

                      NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
 PROPERTY TYPE            PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR       LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                        112               $4,880,996,386               64.5%               1.29x                72.7%
Retail                         78                  874,157,488               11.6                1.29x                75.6%
Hospitality                    66                  665,536,202                8.8                1.47x                75.3%
Multifamily                    64                  528,635,859                7.0                1.23x                77.8%
Other (1)                       4                  343,210,147                4.5                1.37x                71.5%
Self-Storage                   14                   98,450,000                1.3                1.50x                71.4%
Industrial                     12                   98,068,469                1.3                1.31x                72.0%
Mixed Use                       3                   73,719,152                1.0                1.12x                78.3%
                              ---               --------------              -----                ----                 ----
TOTAL/WTD. AVG.               353               $7,562,773,703              100.0%               1.31X                73.6%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes two land properties (2.8%), one car dealership property (1.6%)
      and one marina property (0.2%).

PROPERTY LOCATIONS

                      NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
 PROPERTY LOCATION        PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR       LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                     41              $ 2,185,130,755               28.9%               1.24x                73.7%
Oregon                         17                  707,864,000                9.4                1.34x                65.8%
Pennsylvania                   72                  633,119,202                8.4                1.30x                79.3%
New York                        7                  590,546,305                7.8                1.24x                73.6%
Connecticut                     6                  491,085,000                6.5                1.29x                79.7%
New Jersey                      9                  314,695,000                4.2                1.38x                70.2%
Massachusetts                   3                  205,000,000                2.7                1.17x                77.4%
Arizona                         9                  196,995,600                2.6                1.40x                72.2%
District of Columbia            2                  195,113,339                2.6                1.29x                65.6%
Other (1)                     187                2,043,224,501               27.0                1.39x                74.1%
                              ---              ---------------              -----                ----                 ----
TOTAL/WTD. AVG.               353              $ 7,562,773,703              100.0%               1.31X                73.6%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 30 states.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-3                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
RANGE OF CUT-OFF DATE            MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
BALANCES ($)                       LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
1,310,000 - 4,999,999               34       $   120,415,506          1.6%
5,000,000 - 9,999,999               48           338,410,708          4.5
10,000,000 - 12,999,999             19           211,207,937          2.8
13,000,000 - 17,999,999             25           383,238,176          5.1
18,000,000 - 22,999,999             14           279,420,720          3.7
23,000,000 - 39,999,999             21           618,702,317          8.2
40,000,000 - 59,999,999             14           693,310,000          9.2
60,000,000 - 69,999,999              2           125,500,000          1.7
70,000,000 - 89,999,999              5           395,650,000          5.2
90,000,000 - 109,999,999             2           196,230,000          2.6
110,000,000 - 129,999,999            4           489,500,000          6.5
130,000,000 - 149,999,999            3           408,613,339          5.4
150,000,000 - 169,999,999            3           485,500,000          6.4
170,000,000 - 199,999,999            3           564,500,000          7.5
200,000,000 - 299,999,999            2           535,375,000          7.1
300,000,000 - 499,999,999            1           470,000,000          6.2
500,000,000 - 697,200,000            2         1,247,200,000         16.5
                                   ---       ---------------        -----
   TOTAL                           202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
RANGE OF DSCR (X)                  LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
1.10 - 1.14                         17       $   588,596,696          7.8%
1.15 - 1.19                         28         1,218,396,600         16.1
1.20 - 1.24                         34         1,442,225,957         19.1
1.25 - 1.29                         24           770,288,763         10.2
1.30 - 1.34                         26         1,447,053,124         19.1
1.35 - 1.39                         18           960,583,103         12.7
1.40 - 1.49                         27           645,878,821          8.5
1.50 - 1.59                          8            96,485,000          1.3
1.60 - 1.79                         11           210,846,638          2.8
1.80 - 1.99                          3            30,019,001          0.4
2.00 - 2.65                          6           152,400,000          2.0
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
AMORTIZATION TYPE                  LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
Interest Only                      116       $ 6,070,525,339         80.3%
Interest Only, Then Amortizing      69         1,233,607,765         16.3
Amortizing                          17           258,640,599          3.4
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
LOCKBOX TYPE                       LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
Hard                                73       $ 5,968,241,158         78.9%
Soft                                20       $   513,795,011          6.8%
--------------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
RANGE OF LTV (%)                   LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
43.90 - 50 00                        2       $    43,400,000          0.6%
50.01 - 60 00                       13           236,337,541          3.1
60.01 - 65 00                       10           266,642,930          3.5
65.01 - 70 00                       27         1,710,902,971         22.6
70.01 - 75 00                       37         1,333,857,520         17.6
75.01 - 80 00                      102         3,388,041,740         44.8
80.01 - 85 20                       11           583,591,000          7.7
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)        LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
5.330% - 5 500%                     14       $   920,630,000         12.2%
5.501% - 5 750%                     78         3,431,644,563         45.4
5.751% - 6 000%                     68         1,659,837,076         21.9
6.001% - 6 250%                     27         1,028,517,680         13.6
6.251% - 6 500%                      5            97,614,384          1.3
6.501% - 6 750%                      5           218,200,000          2.9
6.751% - 7 000%                      2            53,100,000          0.7
7.001% - 7 250%                      1            12,000,000          0.2
7.251% - 7 939%                      2           141,230,000          1.9
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO       MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
MATURITY (MOS)                     LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
60 - 60                             25       $   796,637,460         10.5%
61 - 119                            13           562,371,442          7.4
120 - 120                          161         6,167,764,801         81.6
121 - 132                            3            36,000,000          0.5
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
RANGE OF REMAINING TERMS TO      MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
MATURITY (MOS)                     LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
52 - 60                             25       $   796,637,460         10.5%
61 - 110                            10           276,571,442          3.7
111 - 115                           20           859,473,841         11.4
116 - 116                           23           297,233,949          3.9
117 - 117                           38         2,088,284,417         27.6
118 - 118                           42         1,422,122,688         18.8
119 - 130                           44         1,822,449,905         24.1
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
RANGE OF REMAINING               MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)           LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
Interest Only                      116       $ 6,070,525,339         80.3%
296 - 299                            4            48,013,673          0.6
300 - 359                           10            82,610,542          1.1
360 - 360                           69         1,076,407,765         14.2
361 - 659 (1)                        3           285,216,384          3.8
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

(1) With respect to Pavilion at Lansdale loan, $30 million of the principal balance of the mortgage loan is interest-only until maturity while $2 million of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300 month amortization schedule.

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS              LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
Defeasance                         169       $ 5,604,144,411         74.1%
Defeasance or Yield                 17         1,735,575,000         22.9
Maintenance Yield Maintenance       16           223,054,292          2.9
                                   ---       ---------------        -----
  TOTAL                            202       $ 7,562,773,703        100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ESCROW TYPES
--------------------------------------------------------------------------------
                                 NUMBER OF                       PERCENTAGE OF
                                 MORTGAGE     CUT-OFF DATE     AGGREGATE CUT-OFF
ESCROW TYPE                        LOANS         BALANCE         DATE BALANCE
--------------------------------------------------------------------------------
Real Estate Tax                    176       $ 6,652,653,899         88.0%
Insurance                          166       $ 6,468,466,358         85.9%
Replacement Reserves               145       $ 5,711,490,308         75.5%
TI/LC (1)                           84       $ 3,748,563,837         63.2%
--------------------------------------------------------------------------------

(1) Percentage of total office, retail, industrial and mixed use properties only.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-4                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

      The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                             SUBORDINATE        PARI PASSU                                  ORIGINAL
                              ORIGINAL                    COMPANION ORIGINAL     COMPANION       COMPANION      ORIGINAL     WHOLE
                             PRINCIPAL     % OF INITIAL          LOAN          ORIGINAL LOAN       LOAN        WHOLE LOAN     LOAN
      MORTGAGE LOAN         LOAN BALANCE   POOL BALANCE        BALANCE            BALANCE      INTEREST RATE      LTV         DSCR
-------------------------   ------------   ------------   ------------------   -------------   -------------   ----------   --------

550 South Hope Street ...   $165,000,000       2.2%          $35,000,000            N/A           6.3103%        85.1%       1.03x
Disney Building .........   $135,000,000       1.8%          $10,000,000            N/A           5.8970%        81.5%       1.17x
Franklin Mills ..........   $116,000,000       1.5%                  N/A       $174,000,000       5.6500%        78.4%       1.22x
Maguire Anaheim Portfolio   $103,500,000       1.4%          $ 6,500,000            N/A           9.0344%        70.6%       1.06x
1125 17th Street ........   $ 70,000,000       1.1%          $30,000,000(1)         N/A           5.9870%        79.4%       1.48x
Crescent ................   $ 73,100,000       1.0%          $ 7,900,000            N/A           5.9920%        86.8%       1.01x
The Wharf at Rivertown ..   $ 55,200,000       0.7%          $10,350,000            N/A           6.2460%        95.7%       1.09x
Lakeside at White Oak ...   $ 43,200,000       0.6%          $ 5,000,000            N/A           6.6900%        83.7%       1.10x
Bingham Office Center ...   $ 35,000,000       0.5%          $10,000,000            N/A           5.9100%        79.1%       1.13x
Commonwealth Square .....   $ 31,680,000       0.4%          $ 1,510,000            N/A           5.9930%        83.8%       1.15x
Green Road ..............   $ 31,189,427       0.4%          $ 8,810,573            N/A           2.4087%        80.0%       1.15x
Crown Pointe Victor Road    $ 21,910,573       0.3%          $ 6,189,427            N/A           2.4919%        80.0%       1.15x
9th Street Marketplace ..   $ 10,720,000       0.1%          $   840,000            N/A           6.0500%        86.3%       1.26x
Homewood Suites .........   $ 10,500,000       0.1%          $ 3,000,000            N/A           5.7100%        79.4%       1.56x
Festival Foods ..........   $  6,712,000       0.1%          $   455,000            N/A          13.2500%        78.8%       1.10x
JMS Portfolio ...........   $  6,440,000       0.1%          $   402,500            N/A          12.7500%        85.0%       1.08x
Berkshire Office Building   $  4,800,000       0.1%          $   300,000            N/A          13.2500%        72.9%       1.28x

(1)   With respect to the 1125 17th Street loan, up to $15,000,000 (or, if approved by the special servicer and the controlling class representative of the trust, $20,000,000) of the principal balance of subordinate companion loan may be made pari passu with the mortgage loan included in the trust fund at a later date so long as the related mortgaged property will support an actual DSCR of at 1.20x (or, if approved by the special servicer and the controlling class representative of the trust, 1.15x)
      based on the principal balance of the mortgage loan included in the trust fund and the balance of the portion of the s ubordinate companion loan being made pari passu with the mortgage loan included in the trust fund.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-5                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

----------------------------------------------------------------------------------------------------------------------
                                                   TOTAL POOL (1)
----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY        JULY        JULY        JULY
RESTRICTIONS                             2007        2008        2009        2010        2011        2012        2013
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 81.08%      80.59%      74.22%      73.42%      73.29%      73.57%      73.66%
YM (2)                                  18.92%      19.41%      25.78%      25.46%      24.72%      26.14%      25.91%
----------------------------------------------------------------------------------------------------------------------
Open                                     0.00%       0.00%       0.00%       1.12%       2.00%       0.28%       0.44%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
   Balance of Mortgage Loans ($mm)   7,562.77    7,560.75    7,558.40    7,554.53    7,548.11    6,745.36    6,711.04
% OF CUT-OFF BALANCE                   100.00%      99.97%      99.94%      99.89%      99.81%      89.19%      88.74%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY        JULY
RESTRICTIONS                             2014        2015        2016        2017        2018
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 73.57%      73.55%      73.53%     100.00%       0.00%
YM (2)                                  26.43%      26.45%      26.47%       0.00%       0.00%
Open                                     0.00%       0.00%       0.00%       0.00%       0.00%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%     100.00%       0.00%
   Balance of Mortgage Loans ($mm)   6,438.29    6,420.14    6,400.94       14.00        0.00
% OF CUT-OFF BALANCE                    85.13%      84.89%      84.64%       0.19%       0.00%
----------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

----------------------------------------------------------------------------------------------------------------------
                                                   LOAN GROUP 1 (1)
----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY        JULY        JULY        JULY
RESTRICTIONS                             2007        2008        2009        2010        2011        2012        2013
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 79.70%      79.17%      72.95%      72.09%      71.95%      72.47%      72.32%
YM (2)                                  20.30%      20.83%      27.05%      26.71%      25.91%      27.53%      27.20%
----------------------------------------------------------------------------------------------------------------------
Open                                     0.00%       0.00%       0.00%       1.20%       2.14%       0.00%       0.47%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
   Balance of Mortgage Loans ($mm)   7,048.77    7,046.75    7,044.40    7,040.53    7,034.82    6,247.57    6,234.02
% OF CUT-OFF BALANCE                   100.00%      99.97%      99.94%      99.88%      99.80%      88.63%      88.44%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY        JULY
RESTRICTIONS                             2014        2015        2016        2017        2018
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 72.21%      72.19%      72.17%     100.00%       0.00%
YM (2)                                  27.79%      27.81%      27.83%       0.00%       0.00%
----------------------------------------------------------------------------------------------------------------------
Open                                     0.00%       0.00%       0.00%       0.00%       0.00%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%     100.00%       0.00%
   Balance of Mortgage Loans ($mm)   5,972.93    5,956.55    5,939.21       14.00        0.00
% OF CUT-OFF BALANCE                    84.74%      84.50%      84.26%       0.20%       0.00%
----------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

----------------------------------------------------------------------------------------------------------------------
                                                   LOAN GROUP 2 (1)
----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY        JULY        JULY        JULY
RESTRICTIONS                             2007        2008        2009        2010        2011        2012        2013
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                100.00%     100.00%      91.60%      91.60%      91.58%      87.50%      91.07%
YM (2)                                   0.00%       0.00%       8.40%       8.40%       8.42%       8.64%       8.93%
----------------------------------------------------------------------------------------------------------------------
Open                                     0.00%       0.00%       0.00%       0.00%       0.00%       3.86%       0.00%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
   Balance of Mortgage Loans ($mm)     514.00      514.00      514.00      514.00      513.29      497.79      477.03
% OF CUT-OFF BALANCE                   100.00%     100.00%     100.00%     100.00%      99.86%      96.85%      92.81%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                               JULY        JULY        JULY        JULY
RESTRICTIONS                             2014        2015        2016        2017
----------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                 90.95%      91.02%      91.10%       0.00%
YM (2)                                   9.05%       8.98%       8.90%       0.00%
----------------------------------------------------------------------------------------------------------------------
Open                                     0.00%       0.00%       0.00%       0.00%
----------------------------------------------------------------------------------------------------------------------
TOTAL (3)                              100.00%     100.00%     100.00%       0.00%
   Balance of Mortgage Loans ($mm)     465.36      463.58      461.72        0.00
% OF CUT-OFF BALANCE                    90.54%      90.19%      89.83%       0.00%
----------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-6                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                  Sequential Pay REMIC. The certificates other than
                            the class X, class R and class LR certificates are
                            referred to in this free writing prospectus as the
                            "Sequential Pay Certificates".

CUT-OFF DATE                With respect to each mortgage loan, the later of the
                            due date in July 2007 for that mortgage loan or the
                            date of origination of that mortgage loan. All
                            mortgage loan characteristics are based on balances
                            as of the cut-off date after application of all
                            payments due on or before such date (whether or not
                            received). All percentages presented in this term
                            sheet are approximate.

MORTGAGE POOL               The mortgage pool consists of 202 mortgage loans
                            with an aggregate cut-off date balance of
                            $7,562,773,703, subject to a variance of +/- 5%. The
                            mortgage loans are secured by 353 mortgaged real
                            properties located throughout 38 states and the
                            District of Columbia. Loan Group 1 is comprised of
                            183 loans and Loan Group 2 is comprised of 19 loans.

ISSUING ENTITY              GS Mortgage Securities Trust 2007-GG10

DEPOSITOR                   GS Mortgage Securities Corporation II

SPONSORS                    Greenwich Capital Financial Products, Inc. and
                            Goldman Sachs Mortgage Company

UNDERWRITERS                Greenwich Capital Markets, Inc. and Goldman, Sachs &
                            Co., as Co-Lead Bookrunning Managers

                            Bear, Stearns & Co. Inc., Merrill Lynch & Co.,
                            Morgan Stanley & Co. Incorporated and Wachovia
                            Capital Markets, LLC, as Co-Managers

TRUSTEE                     Wells Fargo Bank, N. A.

MORTGAGE LOAN SELLERS       Greenwich Capital Financial Products, Inc., Goldman
                            Sachs Mortgage Company, Lehman Brothers Holdings
                            Inc., and Wachovia Bank, National Association

MASTER SERVICER             Wachovia Bank, National Association

SPECIAL SERVICER            CWCapital Asset Management LLC

RATING AGENCIES             Fitch, Inc., Moody's Investors Services, Inc. and
                            Standard & Poor's Rating Services, a division of The
                            McGraw-Hill Companies, Inc.

DENOMINATIONS               $10,000 minimum for the offered certificates.

CLOSING DATE                On or about July 10, 2007

SETTLEMENT TERMS            Book-entry through DTC for all offered certificates.

DETERMINATION DATE          The sixth day of each month, or if such sixth day is
                            not a business day, the next business day.

DISTRIBUTION DATE           The tenth day of each month, or if any tenth day is
                            not a business day, the next business day, provided
                            that the distribution date will be at least four
                            business days following the determination date.

DISTRIBUTIONS               Each class of offered certificates will be entitled
                            on each distribution date to interest accrued at its
                            pass-through rate for that distribution date on the
                            outstanding certificate balance of the class during
                            the prior calendar month, subject to reduction in
                            limited circumstances due to prepayment interest
                            shortfalls. Interest on the offered certificates
                            will be calculated on the basis of twelve 30-day
                            months and a 360-day year.

                            Generally, the interest from the Available
                            Distribution Amount related to Loan Group 1 will be
                            used to pay interest to class A-1, class A-2, class
                            A-3, class A-AB and class A-4, pro rata, until paid
                            in full. Generally, the interest from the Available
                            Distribution Amount related to Loan Group 2 will be
                            used to pay interest to the class A-1A until paid in
                            full. Generally, any remaining Available
                            Distribution Amount will be used to pay interest to
                            class X, until paid in full. If any of the above
                            Available Distribution Amounts are not sufficient to
                            pay interest on class A-1, class A-2, class A-3,
                            class A-AB, class A-4, class A-1A and class X, then
                            the entire Available Distribution Amount will be
                            used to pay interest pro rata to those certificates.
                            After the class A-1, class A-2, class A-3, class
                            A-AB, class A-4, class A-1A and class X certificates
                            are paid all amounts to which they are entitled,
                            interest from the Available Distribution Amount will
                            be used to pay interest to the class A-M through
                            class S certificates in sequential order.

                            Generally, the Available Distribution Amount related
                            to Loan Group 1 will be used to pay principal to the
                            class A-1, class A- 2, class A-3, class A-AB and
                            class A-4 certificates as follows:

                                  (1) to class A-AB the amount necessary to
                            reduce the aggregate certificate balance of the
                            class A-AB certificates to the class A-AB planned
                            principal balance;

                                  (2) to class A-1, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clause (1);

                                  (3) to class A-2, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1) and
                            (2);

                                  (4) to class A-3, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-7                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                            pursuant to clauses (1), (2) and (3);

                                  (5) to class A-AB, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3) and (4); and

                                  (6) to class A-4, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3), (4) and (5).

                            After class A-1, A-2, A-3, A-AB and A-4 are paid all
                            amounts to which they are entitled, the remaining
                            Available Distribution Amount related to Loan Group
                            1 will be used to pay principal to class A-1A until
                            paid in full.

                            Generally, the Available Distribution Amount related
                            to Loan Group 2 will be used to pay principal to the
                            class A-1A until paid in full, then to pay principal
                            to the class A-1, A-2, A-3, A-AB and A-4 in the same
                            manner as principal distributions are made to those
                            classes with respect to amounts related to Loan
                            Group 1 as discussed above, until paid in full.

                            After class A-1, A-2, A-3, A-AB, A-4 and A-1A are
                            paid all amounts to which they are entitled, the
                            remaining Available Distribution Amount related to
                            both Loan Groups will be used to pay interest and
                            principal to the class A-M, A-J, B, C, D, E, F, G,
                            H, J, K, L, M, N, O, P, Q and S certificates
                            sequentially until the certificate balance of each
                            class is reduced to zero.

                            Notwithstanding the foregoing, on and after the date
                            the certificate balances of the class A-M, A-J, B,
                            C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                            certificates have been reduced to zero, principal
                            will be paid to class A-1, A-2, A-3, A-AB, A-4 and
                            A-1A pro rata based on their certificate balances
                            without regard to loan groups or the class A-AB
                            planned principal balance.

LOSSES                      Realized Losses and Additional Trust Fund Expenses,
                            if any, will be allocated to the class S, class Q,
                            class P, class O, class N, class M, class L, class
                            K, class J, class H, class G, class F, class E,
                            class D, class C, class B, class A-J and class A-M
                            certificates, in that order, on a pro rata basis,
                            and then, pro rata, to the class A-1, class A-2,
                            class A-3, class A-AB, class A-4 and class A-1A
                            certificates (without regard to the class A-AB
                            planned principal balance and without regard to loan
                            groups).

PREPAYMENT PREMIUMS         Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE       collected will be distributed to certificateholders
CHARGES                     on the distribution date following the prepayment.
                            On each distribution date, the holders of any class
                            of offered certificates and class G, class H, class
                            J and class K certificates that are then entitled to
                            principal distributions will be entitled to a
                            portion of prepayment premiums or yield maintenance
                            charges equal to the product of (a) the amount of
                            the prepayment premiums or yield maintenance charges
                            net of workout fees and liquidation fees, multiplied
                            by (b) a fraction, the numerator of which is equal
                            to the excess, if any, of the pass-through rate for
                            that class of certificates over the relevant
                            discount rate, and the denominator of which is equal
                            to the excess, if any, of the mortgage interest rate
                            of the prepaid mortgage loan over the relevant
                            discount rate, multiplied by (c) (A) with respect to
                            any class A-1, class A-2, class A-3, class A-AB,
                            class A-4 and class A-1A certificates, a fraction,
                            the numerator of which is equal to the amount of
                            principal payable to that class of certificates on
                            that distribution date from the group of which that
                            mortgage loan is a part on that distribution date,
                            and the denominator of which is the Total Principal
                            Payment Amount from the group of which that mortgage
                            loan is a part on that distribution date, and (B)
                            with respect to any class A-M, class A-J, and any
                            class B, class C, class D, class E, class F, class
                            G, class H, class J and class K certificates, a
                            fraction, the numerator of which is equal to the
                            amount of principal payable to that class of
                            certificates or regular interest, as applicable, on
                            that distribution date, and the denominator of which
                            is the total principal payment amount for that
                            distribution date.

                            The portion, if any, of the prepayment premiums or
                            yield maintenance charges remaining after any
                            payments described above will be distributed 100% to
                            the holders of the class X certificates.

ADVANCES                    The master servicer and, if it fails to do so, the
                            trustee, will be obligated to make P&I advances and
                            servicing advances, including paying delinquent
                            property taxes and insurance premiums, but only to
                            the extent that those advances are not deemed
                            non-recoverable and, in the case of P&I advances,
                            subject to any appraisal reductions that may occur.

APPRAISAL REDUCTIONS        An appraisal reduction generally will be created in
                            the amount, if any, by which the principal balance
                            of a required appraisal loan (plus other amounts
                            overdue or advanced in connection with such loan)
                            exceeds 90% of the appraised value of the related
                            mortgaged property plus certain escrows and reserves
                            (including letters of credit) held with respect to
                            the mortgage loan. As a result of calculating an
                            appraisal reduction amount for a given mortgage
                            loan, the interest portion of any P&I advance for
                            such loan will be reduced, which will have the
                            effect of reducing the amount of interest available
                            for distribution to the certificates in reverse
                            alphabetical order of the classes. A required
                            appraisal loan will cease to be a required appraisal
                            loan when the related mortgage loan has been brought
                            current for at least three consecutive months and no
                            other circumstances exist, which would cause such
                            mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION        The master servicer, the special servicer and
                            certain certificateholders will have the option to
                            terminate the trust, in whole but not in part, and
                            purchase the remaining assets of the trust on or
                            after the distribution date on which the stated
                            principal balance of the mortgage loans then
                            outstanding is less than 1.0% of the initial
                            mortgage pool balance. The purchase price will
                            generally be at a price equal to the unpaid
                            aggregate principal balance of the mortgage loans
                            (or fair market value in the case of REO
                            Properties), plus accrued and unpaid interest and
                            certain other additional trust fund expenses, as
                            described in the prospectus supplement. In addition,
                            after the certificate balance of each of the class
                            A-1, class A-2, class A-3, class A-AB, class A-4,
                            class A-1A, class A-M, class A-J, class B, class C,
                            class D, class E, class F and class G certificates
                            has been reduced to zero, the trust may also be
                            terminated, subject to the consent of the master
                            servicer (in its sole discretion), if all of

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-8                               Goldman
                                                                         Sachs

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                            the remaining series 2007-GG10 certificates
                            (excluding class R and class LR) are held by a
                            single certificateholder, and that certificateholder
                            exchanges all of the then outstanding series
                            2007-GG10 certificates (excluding class R and class
                            LR) for the mortgage loans remaining in the trust.

CONTROLLING CLASS           The class of Sequential Pay Certificates (a) which
                            bears the latest alphabetical class designation and
                            (b) which has a certificate balance greater than 25%
                            of its original certificate balance; provided,
                            however, that if no class of Sequential Pay
                            Certificates satisfies clause (b) above, the
                            controlling class will be the outstanding class of
                            Sequential Pay Certificates bearing the latest
                            alphabetical class designation; provided, further,
                            with respect to certain issues related to the
                            mortgage loans that are part of a split structure,
                            the holder of the majority interest of the related
                            subordinated or pari passu companion loan may have
                            certain consultation or approval rights with respect
                            to servicing matters, as described in the prospectus
                            supplement.

TENANTS                     References in this term sheet to the rating of a
                            tenant may refer to the rating of a parent of the
                            actual tenant and the rated entity may not be an
                            actual party to that lease. The rated parent may not
                            guarantee the lease.

ERISA                       The offered certificates are expected to be ERISA
                            eligible.

SMMEA                       The class A-1, class A-2, class A-3, class A-AB,
                            class A-4, class A-1A, class A-M, class A-J, class
                            B, class C and class D certificates are expected to
                            be "mortgage-related securities" for the purposes of
                            SMMEA so long as they remain rated in one of the two
                            highest rating categories by a nationally recognized
                            statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS Greenwich Capital           D-9                               Goldman
                                                                         Sachs

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
         CERTIFICATES (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial
Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates, and the certificates and the underlying mortgage loans may be insured or guaranteed by any governmental agency or other person to the extent provided in the related prospectus supplement.

                              --------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                              --------------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 4 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN
THE RELATED PROSPECTUS SUPPLEMENT.

                              --------------------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF
DISTRIBUTION" on page 76 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

                              --------------------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                              --------------------

June 13, 2007

                                       -1-

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

o     this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

o     the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

      You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption "Index of Defined Terms"
beginning on page 80 in this prospectus.

      In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS
Mortgage Securities Corporation II.

                              --------------------

      If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad
Street, New York, New York 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 78 of this prospectus.

                              --------------------

                                       -2-

                              SUMMARY OF PROSPECTUS

      This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, issuable in series.

DEPOSITOR.................................  GS Mortgage Securities Corporation
                                            II, a Delaware corporation. Our
                                            telephone number is (212) 902-1000.

DESCRIPTION OF CERTIFICATES; RATINGS......  The certificates of each series will be issued pursuant to a pooling and
                                            servicing agreement and may be
                                            issued in one or more classes. The
                                            certificates of each series will
                                            represent in the aggregate the
                                            entire beneficial ownership interest
                                            in the property of the related trust
                                            fund. Each trust fund will consist
                                            primarily of a segregated pool of
                                            commercial or multifamily mortgage
                                            loans. Each class or certificate
                                            will be rated not lower than
                                            investment grade by one or more
                                            nationally recognized statistical
                                            rating agencies at the date of
                                            issuance.

      The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                            o    the name of the servicer and
                                                 special servicer, the
                                                 circumstances when a special
                                                 servicer will be appointed and
                                                 their respective obligations
                                                 (if any) to make advances to
                                                 cover delinquent payments on
                                                 the assets of the trust fund,
                                                 taxes, assessments or insurance
                                                 premiums;

                                            o    the assets in the trust fund,
                                                 including a description of the
                                                 pool of mortgage loans or
                                                 mortgage-backed securities;

                                            o    the identity and attributes of
                                                 each class within a series of
                                                 certificates, including whether
                                                 (and to what extent) any credit
                                                 enhancement benefits any class
                                                 of a series of certificates;

                                            o    the tax status of certificates;
                                                 and

                                            o    whether the certificates will
                                                 be eligible to be purchased by
                                                 investors subject to ERISA or
                                                 will be mortgage related
                                                 securities for purposes of
                                                 SMMEA.

                                       -3-

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

      Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS--Certain Laws and Regulation," "--Type of Mortgaged Property"
and "--Americans With Disabilities Act" in this prospectus.

      It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

      Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates.
The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

      There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

                                       -4-

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

      The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates.
Prepayments on the mortgage loans will be influenced by:

o     the prepayment provisions of the related mortgage notes;

o     a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

o     In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

      Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period.
See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of
Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

      The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates.
If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

      Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

      The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

      o     what proceedings are required for foreclosure;

                                       -5-

      o     whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

      o     whether and to what extent recourse to the borrower is permitted;
            and

      o     what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

      In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL
ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

      Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for
Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

      Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner"
or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS--Environmental Risks."

RISK OF EARLY TERMINATION.

      The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                            THE PROSPECTUS SUPPLEMENT

      The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

      o     any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

      o     whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

      o     the identity of each class within a series;

      o     the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

                                       -6-

      o     certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

      o     the identity of the master servicer;

      o     the identity of the special servicer, if any, and the
            characteristics of any specially serviced mortgage loans;

      o     the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

      o     the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

      o     the final scheduled distribution date of each class of offered certificates;

      o     the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

      o     the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

      o     the extent of subordination of any subordinate certificates;

      o     for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

      o     the distribution dates for each class of offered certificates;

      o     the representations and warranties to be made by us or another entity relating to the mortgage loans;

      o     information with respect to the terms of the subordinate
            certificates or residual certificates, if any;

      o     additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

      o     additional information with respect to the plan of distribution;

      o     whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust
            Company or another depository;

      o     any significant obligors in accordance with Regulation AB;

      o     if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

      o     if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

      o     if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE
            MORTGAGE LOANS" in this prospectus;

                                       -7-

      o     the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

      o     whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement
            Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                          THE SELLER AND THE DEPOSITOR

      GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004.
Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

      Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in the Agreement.

      The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the
Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   THE SPONSOR

OVERVIEW

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Goldman Sachs Mortgage Company ("GSMC").

      GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of Goldman Sachs &
Co. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate
Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the

                                       -8-

securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 44 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed rate and floating rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2007, GSMC acquired approximately 1,673 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $47.9 billion. Approximately 1,577 fixed and floating rate commercial mortgage loans with an aggregate original principal balance of approximately $35.7 billion were included in 48 securitization transactions. As of March 31, 2007, GSMC securitized approximately $14.9 billion of fixed rate commercial mortgage loans through the GG program, of which approximately $6.0 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $8.9 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self storage properties.

      GSMC acquires many of the mortgage loans from Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, an affiliate of GSMC. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

      UNDERWRITING STANDARDS

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

                                       -9-

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in the related prospectus supplement. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in the related prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

                                 USE OF PROCEEDS

      The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered in this Prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                                      -10-

                        DESCRIPTION OF THE CERTIFICATES*

      The certificates of each series will be issued pursuant to a separate
Pooling and Servicing Agreement (the "Agreement") to be entered into among the
Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for
that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration
Statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that Prospectus Supplement and any additional provisions of the related Agreement.

      At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the
Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the "Trust
Fund") for each series will consist of the following, to the extent provided in the Agreement:

            (i)     the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

            (ii)    all payments on or collections in respect of the mortgage
      loans due on or after the date specified in the related prospectus supplement; and

            (iii)   all property acquired by foreclosure or deed in lieu of
      foreclosure with respect to the mortgage loans.

      In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, cross-support provisions, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

      The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal

________________________________

*     Whenever used in this Prospectus the terms "certificates," "trust fund"
and "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

                                      -11-

payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest.
Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the
Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

            (i)     mortgage principal prepayment effects on the weighted
      average lives of the classes;

            (ii)    the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

            (iii)   the degree to which an investor's yield is sensitive to
      principal prepayments.

      The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

      If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

      If the certificates of a class are transferable only on the books of The
Depository Trust Company (the "Depository"), no person acquiring a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus.
The Seller has been informed by the Depository that its nominee will be Cede &
Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

      If the certificates of a class are transferable only on the books of the
Depository, each beneficial owner's ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial
Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of the
Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

      The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

      If the offered certificates are transferable on the books of the
Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or

                                      -12-

voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the
Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

      Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The
Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the
Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

      In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

      Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates
("Certificateholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the
"Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the
Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off
Date and determination date in respect of each series of certificates.

      With respect to each series of certificates on each Distribution Date, the
Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

      The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

                                      -13-

ACCOUNTS

      It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given
Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account
(the "Collection Account") in the name of the Trustee for the benefit of
Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

                  (1)   all payments on account of principal, including
            principal prepayments, on the mortgage loans;

                  (2)   all payments on account of interest on the mortgage
            loans and all Prepayment Premiums;

                  (3)   all proceeds from any insurance policy relating to a
            mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

                  (4)   all proceeds from the liquidation of a mortgage loan
            ("Liquidation Proceeds"), including the sale of any Mortgaged
            Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

                  (5)   all proceeds received in connection with the taking of a
            Mortgaged Property by eminent domain;

                  (6)   any amounts required to be deposited in connection with
            the application of co-insurance clauses, flood damage to REO
            Properties and blanket policy deductibles;

                  (7)   any amounts required to be deposited from income with
            respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

                  (8)   any amounts received from borrowers which represent
            recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

      The Special Servicer, if any, will be required to remit immediately to the
Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment
Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO
Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection
Account to, among other things:

            (i)     remit certain amounts for the related Distribution Date into the Distribution Account;

            (ii)    to the extent specified in the related prospectus
      supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

            (iii)   pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

                                      -14-

            (iv)    reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if
      applicable, the Special Servicer, as described in the Agreement.

      The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the
Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer
Remittance Date"). The income from the investment of funds in the Collection
Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the
Collection Account resulting from the investments will be borne by the Master
Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection
Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged
Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

            (i)     make remittances to the Collection Account as required by
      the Agreement;

            (ii)    pay taxes, assessments, insurance premiums, other amounts
      necessary for the proper operation, management and maintenance of the REO
      Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

            (iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

      The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master
Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the
REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the
Trust Fund or by the person described in the prospectus supplement.

      "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

AMENDMENT

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

            (i)     to cure any ambiguity;

            (ii)    to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

            (iii)   to make other provisions with respect to matters or
      questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

            (iv)    for the other reasons specified in the related prospectus
      supplement.

      To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the
Holders of certificates representing an aggregate outstanding

                                      -15-

principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

      o     reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected
            Certificateholder;

      o     reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the
            Holders of all certificates then outstanding;

      o     alter the servicing standard set forth in the related Agreement.

      Further, the Agreement for each series may provide that the parties to the
Agreement, at any time and from time to time, without the consent of the
Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit"
(a "REMIC" ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any
Certificateholder.

      The Agreement relating to each series may provide that no amendment to the
Agreement will be made unless there has been delivered in accordance with the
Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust
Fund under the provisions of the Code.

      The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

            (i)     the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

            (ii)    the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

            (iii)   the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

            (iv)    mutual consent of the parties and all Certificateholders.

      With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting

                                      -16-

forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

            (i)     information as to principal and interest distributions,
      principal amounts, Advances and scheduled principal balances of the mortgage loans;

            (ii)    updated information regarding the mortgage loans and a
      loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

            (iii)   financial information relating to the underlying Mortgaged
      Properties;

            (iv)    information with respect to delinquent mortgage loans;

            (v)     information on mortgage loans which have been modified; and

            (vi)    information with respect to REO Properties.

      The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission")
the periodic reports with respect to each Trust Fund as are required under the
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

      The Seller will select a bank or trust company to act as trustee (the
"Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the
Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                               THE MORTGAGE POOLS

GENERAL

      Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts")
for the sale of or financial leases and other similar arrangements equivalent to the mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a "Mortgaged Property"). Each mortgage loan, lease or Installment
Contract is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

                  1.    mortgage loans with fixed interest rates;

                  2.    mortgage loans with adjustable interest rates;

                                      -17-

                  3.    mortgage loans with principal balances that fully
            amortize over their remaining terms to maturity;

                  4.    mortgage loans whose principal balances do not fully
            amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

                  5.    mortgage loans that provide for recourse against only
            the Mortgaged Properties; and

                  6.    mortgage loans that provide for recourse against the
            other assets of the related borrowers.

      Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN
LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

      Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

      The mortgage loans generally will not be insured or guaranteed by the
United States, any governmental agency or any private mortgage insurer. Any insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

            (i)     the aggregate principal balance of the mortgage loans and
      the largest, smallest and average principal balance of the mortgage loans;

            (ii)    the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

            (iii)   the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

            (iv)    the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

            (v)     the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

            (vi)    the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

            (vii)   the geographic distribution of the Mortgaged Properties
      underlying the mortgage loans;

                                      -18-

            (viii)  the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

            (ix)    the debt service coverage ratios relating to the mortgage
      loans;

            (x)     information with respect to the prepayment provisions, if
      any, of the mortgage loans;

            (xi)    information as to the payment characteristics of the
      mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

            (xii)   payment delinquencies, if any, relating to the mortgage
      loans.

      If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Seller may disclose the above-specified information by mortgage loan group.

      In the event that the mortgage loans consist of financial leases or
Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

      In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K")
with the Securities and Exchange Commission after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing
Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

      The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

      The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

      At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the
Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage
Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

                                      -19-

In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

            (i)     the mortgage note, endorsed to the order of the Trustee
      without recourse;

            (ii)    the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

            (iii)   any assumption, modification or substitution agreements
      relating to the mortgage loan;

            (iv)    a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

            (v)     if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

            (vi)    a copy of any recorded UCC-1 financing statements and
      related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage;
      and

            (vii)   any other documents as may be described in the Agreement
      (the documents, collectively, the "Mortgage Loan File").

      Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents;
provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the
Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the
Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

      The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the
Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the
Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the
extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price").
This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

REPRESENTATIONS AND WARRANTIES

      To the extent specified in the related prospectus supplement, the
Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the
Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations

                                      -20-

and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage
Loan or Loans or to repurchase the mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price.
The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan.
Subject to the ability of the Responsible Party or the Seller to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Seller.

      The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the
Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans")
in substitution for any one or more of the mortgage loans ("Defective Mortgage
Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the
Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any
Substitute Mortgage Loan will generally include, among other things, that the
Substitute Mortgage Loan on the date of substitution, will:

            (i)     have an outstanding principal balance, after deduction of
      all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

            (ii)    have a Mortgage Interest Rate not less than (and not more
      than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage
      Loan;

            (iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

            (iv)    comply with all of the representations and warranties set
      forth in the Agreement as of the date of substitution.

      If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the
Responsible Party or the Seller as more fully described in the prospectus supplement.

      A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master
Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

                                      -21-

      If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the
Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer
(and not the Master Servicer) will then be responsible for:

                  o     negotiating modifications, waivers, amendments and other
                        forbearance arrangements with the borrower of any
                        Specially Serviced Mortgage Loan, subject to the
                        limitations described under "--Modifications, Waivers
                        and Amendments" below;

                  o     foreclosing on the Specially Serviced Mortgage Loan if
                        no suitable arrangements can be made to cure the default
                        in the manner specified in the related prospectus
                        supplement; and

                  o     supervising the management and operation of the related
                        Mortgaged Property if acquired through foreclosure or a
                        deed in lieu of foreclosure.

      The Special Servicer may have other business relationships with the Seller and its affiliates.

      If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

      The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

      The Master Servicer and, except when acting at the direction of any
Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the
Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

OPERATING ADVISOR

      If so specified in the related prospectus supplement, an advisor (the
"Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii)
the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced
Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the
Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

      The Master Servicer and, with respect to any Specially Serviced Mortgage
Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related

                                      -22-

Agreement, follow the collection procedures as it deems necessary or desirable.
Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

      It is expected that the Agreement for each series will provide that the
Master Servicer establish and maintain an escrow account in which the Master
Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master
Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

      The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related
Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a
Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

      The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master
Servicer or, if so specified in the related prospectus supplement, the Special
Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

      The related Agreement may provide that the Master Servicer or the Special
Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the
Trust Fund. Alternatively, if permitted in the related Agreement, the Master
Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

                                      -23-

      In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies typically will contain a
"coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the
Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

      In addition, to the extent required by the related Mortgage, the Master
Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any,
from the Collection Account, with interest on the costs, as provided by the
Agreement.

      Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      The Agreement for each series may require that the Master Servicer and the
Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special
Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or
Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer's principal compensation for its activities under the
Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing
Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the
Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

      In addition, the Agreement for a series may provide that the Master
Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other

                                      -24-

fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF
THE CERTIFICATES--Accounts" in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

      If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

      The exact amount or method of calculating the servicing fee of the Special
Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

      The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the
Collection Account to the extent and in the manner described in the related prospectus supplement.

      If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master
Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

      If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, may modify, waive or amend the terms of any Specially
Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

                                      -25-

      The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE

      The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the
Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any
person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the
Agreement, against any specific liability imposed on the Master Servicer or the
Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement.
Any loss resulting from indemnification will reduce amounts distributable to
Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

                                      -26-

      Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor
Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

      The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

EVENTS OF DEFAULT

Events of default (each, an "Event of Default") with respect to the Master
Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

            (i)     with respect to the Master Servicer, any failure by the
      Master Servicer to deposit in the Collection Account or remit to the
      Trustee for deposit in the Distribution Account for distribution to
      Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

            (ii)    with respect to the Special Servicer, if any, any failure
      by the Special Servicer to remit to the Master Servicer for deposit in the
      Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

            (iii)   with respect to the Master Servicer and the Special
      Servicer, if any, any failure on the part of the Master Servicer or the
      Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related
      Agreement after written notice of the failure has been given to the applicable party;

            (iv)    with respect to the Master Servicer or the Special
      Servicer, if any, the entering against the Master Servicer or the Special
      Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

            (v)     with respect to the Master Servicer or the Special
      Servicer, if any, the consent by the Master Servicer or the Special
      Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

            (vi)    with respect to the Master Servicer or the Special
      Servicer, if any, the admission by the Master Servicer or Special
      Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the
      Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

      As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus

                                      -27-

supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special
Servicer, as the case may be, terminate all of the rights and obligations of the
Master Servicer or the Special Servicer, as the case may be, at which time the
Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or
Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                               CREDIT ENHANCEMENT

GENERAL

      If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

      Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement,
Certificateholders will bear their allocable share of deficiencies.

      If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus,
(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and
1115 of Regulation AB.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates
(the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the
Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of
Subordinate Certificates.

      A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior
Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate
Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

                                      -28-

      The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to
Holders of Senior Certificates and/or to Holders of Subordinate Certificates or
be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

      If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the
Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

LETTER OF CREDIT

      If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit
Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates
(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

      If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference"
payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission after issuance of the certificates of the applicable series.

RESERVE FUNDS

      If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so

                                      -29-

specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

      Moneys deposited in any reserve fund will be invested in Permitted
Investments at the direction of the Seller or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the
Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the
Trustee to make draws on the reserve fund, if any, will be an asset of the Trust
Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

      If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

      Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

      Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the
Trust Fund, or a series of payments over time.

      Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

      Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                                      -30-

                              YIELD CONSIDERATIONS

GENERAL

      The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly
Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

      The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged
Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing
Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon
Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

                                      -31-

      The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease
(or increase) in the rate of principal payments.

      The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

      There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust
Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

MORTGAGES AND DEEDS OF TRUST GENERALLY

      The mortgage loans (other than financial leases and Installment Contracts)
for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.
Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

      Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be

                                      -32-

altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

      The mortgage loans for a series may also consist of Installment Contracts.
Under an Installment Contract the seller (referred to in this Section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

      The mortgage loans for a series also may consist of financial leases.
Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event

                                      -33-

improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.
Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

      Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may

                                      -34-

occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at the sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire the tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

      Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of
Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett.

      For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be

                                      -35-

significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

      Under the REMIC provisions of the Code (if applicable) and the related
Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the
Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the
Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of
Redemption" below.

                                      -36-

      Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation;
Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. The environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii)
may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental
Condition.

      It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an
"owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who without participating in the management of a ...
facility, holds indicia of ownership primarily to protect his security interest"
(the "secured creditor exemption").

      Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender
Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability
Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout"
steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

                                      -37-

      The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender
Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise.
Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the
Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special
Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special
Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials
Guidelines) and/or historic recognized environmental conditions (as defined in
Guideline E1527-00 of the American Society for Testing and Materials Guidelines)
based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.
This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given
Trust Fund will become liable for any Environmental Condition affecting a
Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible
Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see
"--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

      In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust.
Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical

                                      -38-

effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Borrowers under Installment Contracts generally do not have the benefits of redemption periods that may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment
Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

      Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged
Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy

                                      -39-

Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a
Trustee's exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.

                                      -40-

As a consequence, the other party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section
502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or
15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset.
To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.
Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy

                                      -41-

proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective
Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

      Prepayment Provisions

      Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury
Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

      Due-on-Sale Provisions

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-

                                      -42-

on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

      The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option)
become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      Acceleration on Default

      Some of the mortgage loans for a series will include a "debt acceleration"
clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment
Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

                                      -43-

      Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the
California Military Code. Application of the Relief Act or the California
Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

      Forfeitures in Drug and RICO Proceedings

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to
Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws.
In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that the defense will be successful.

APPLICABILITY OF USURY LAWS

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as
"interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the
Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial)
first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of

                                      -44-

1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or
(ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII").
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

LEASES AND RENTS

      Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the

                                      -45-

amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing;
however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance"
clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.
For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i)
hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition,
Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

                                      -46-

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), as well as regulations (the "REMIC Regulations") promulgated by the
U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust
Fund which does not include the retained interest payments. References to a
"holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

      This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax
Consequences for Certificates as to which No REMIC Election is Made."

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the
Trust Fund as one or more REMICs within the meaning of Code Section 860D. A
Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i)
the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be

                                      -47-

"residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to
"REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each
REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.

STATUS OF REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the
Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of
Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the

                                      -48-

underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A
"defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service (the "Service").

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be

                                      -49-

treated as equity interests in that entity. The Code, however, authorizes the
Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General

      In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the
"Regular Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable to that Regular
Certificate (other than accrued market discount not yet reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

      Original Issue Discount

      Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the 1986 Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the
Regular Certificates. To the extent the issues are not addressed in the regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution
Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is

                                      -50-

possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates.
Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986
Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular
Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method" below.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to
Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the
Trustee will treat the monthly period ending on the day before each Distribution
Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular
Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the
Prepayment Assumption. Other than as discussed below with respect to a Random
Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual

                                      -51-

period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

      In the case of a Random Lot Certificate, it is anticipated that the
Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Random Lot
Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot
Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

      Acquisition Premium

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information

                                      -52-

is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or
"back-loaded" within the meaning of the OID Regulations. It is possible that this class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.
However, if final regulations dealing with contingent interest with respect to
Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest
Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the
OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated
redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, it is anticipated that the
Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

      Market Discount

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee
Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue

                                      -53-

either (i) on the basis of a constant interest rate, (ii) in the ratio of stated
interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular
Certificate over the interest distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium

      A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize the premium under the constant yield method. Final Treasury Regulations issued under Code Section
171 do not by their terms apply to prepayable debt instruments such as the
Regular Certificates. However, the Conference Committee Report to the 1986 Act
indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate rather than as a separate deduction item. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with

                                      -54-

market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service.
Investors should consult their own tax advisors regarding the advisability of making this election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

      If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. The gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular
Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section
166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular
Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular
Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be

                                      -55-

allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular
Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. The taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the
Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular
Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular
Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier

                                      -56-

years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return. In addition, a Residual
Certificateholder's taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

      Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

      A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of
Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual
Certificate sells or otherwise disposes of the non-economic Residual
Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Holders of Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of

                                      -57-

REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense

      Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates--Premium" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC
Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC
Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular
Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to
September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income

      A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for the quarterly period of (i)
120% of the long-term applicable Federal rate that would have applied to the
Residual Certificate (if it were a debt instrument) on the Startup Day under
Code Section 1274(d), multiplied by (ii) the adjusted issue price of the
Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly

                                      -58-

period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

      The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

                                      -59-

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521)
that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii)
"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a
Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a
Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC
Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under
"--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor

                                      -60-

that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

                  (A) the present value of the anticipated tax liabilities
            associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment),
            (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the
            transferee, or

                  (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.
            Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under
"--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership (except to the extent provided in applicable
Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.
Persons have the authority to control all substantial decisions of the trust
(or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as
U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

                                      -61-

      Sale or Exchange of a Residual Certificate

      Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under
"--Taxation of Residual Certificates--Basis and Losses") of the Residual
Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that
Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Certificateholder's
Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder's Residual Certificate
remaining when its interest in the REMIC Pool terminates, and if the Residual
Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark-to-Market Regulations

      Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual
Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on
Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC

                                      -62-

Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

                                      -63-

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31,
2009 the overall limitation on itemized deductions is repealed. In the case of a
REMIC Pool, the deductions may include deductions under Code Section 212 for the
Servicing Fee and all administrative and other expenses relating to the REMIC
Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where the Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates

      A Regular Certificateholder that is not Non-U.S. Person (as defined below)
and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial

                                      -64-

owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. The term
"Non-U.S. Person" means any person who is not a U.S. Person. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates.
If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Code Section 881 concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a U.S. Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Residual Certificates

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust
Fund or segregated pool of assets in that Trust Fund (as to which a separate
REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income." If the
amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. Partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

      Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are
U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S.
corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related pooling and servicing agreement.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28%
(increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S.

                                      -65-

Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service
Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request the information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General

      In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund)
with respect to a series of Certificates that are not designated as "Stripped
Certificates", as described below, as a REMIC (Certificates of this series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader,
Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

      Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under
"--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard
Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment
Premiums, assumption fees, and late payment charges received by the Master
Servicer, in accordance with Standard Certificateholder's method of accounting.
A Standard Certificateholder

                                      -66-

generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability.
Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of
Servicing Fees," respectively.

      Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

                  1.    A Standard Certificate owned by a "domestic building and
            loan association" within the meaning of Code Section 7701(a)(19)
            will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

                  2.    A Standard Certificate owned by a real estate investment
            trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

                  3.    A Standard Certificate owned by a REMIC will be
            considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code
            Section 860G(a)(3)(A) to the extent that the assets of the related
            Trust Fund consist of "qualified mortgages" within the meaning of
            Code Section 860G(a)(3).

      Premium and Discount

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium."

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982,

                                      -67-

and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees

      If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed below under "--Stripped Certificates,"
each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master
Servicer, or as including such portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

                                      -68-

      Sale or Exchange of Standard Certificates

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates".

      The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
Certificates--Recharacterization of Servicing Fees" above) and (iii)
certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--Standard Certificates--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for

                                      -69-

federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.
Any market discount would be reportable as described under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Market
Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See
"--Standard Certificates--Tax Status" above.

      Taxation of Stripped Certificates

      Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--
Variable Rate Regular Certificates." However, with the apparent exception of a
Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated
redemption price at maturity will include the aggregate

                                      -70-

amount of the payments to be made on the Stripped Certificate to the Stripped
Certificateholder, presumably under the Prepayment Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                      -71-

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or
Stripped Certificateholder at any time during the year, the information
(prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the
Trustee will also file the original issue discount information with the Service.
If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

      The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the
IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard
Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

      In addition to the Federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                                      -72-

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA
Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to the Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code
Plans.

      Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the
Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an
ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or an affiliate of the
Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Further, if the assets included in a Trust Fund were deemed to constitute
"plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust
Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

      The U.S. Department of Labor (the "Department") has issued regulations
(the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest"
(such as a certificate) in the entity. The Pension Protection Act of 2006 provides a new provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

      Certain exceptions are provided in the Regulations, through which an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the
Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and entities whose underlying assets include plan assets by reason of an

                                      -73-

ERISA Plan's or a Code Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan's or a Code Plan's investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes.
The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption").
This Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

      The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections
511-515 and 860E. Further, prior to the purchase of an interest in a Residual
Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual
Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates."

      DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND
CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA
AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

      THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY
THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT
LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico, whose authorized investments are

                                      -74-

subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented in these securities, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.
In this connection, the Office of the Comptroller of the Currency (the "OCC")
has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities,"
for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

      All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC, the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction),

                                      -75-

and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, and provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying."

      Except as to the status of the certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

      Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

THE APPRAISAL REGULATIONS

      Pursuant to Title XI of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC
and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. ss.ss. 225.61-225.67),
national banks (12 C.F.R. ss.ss. 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA
Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this
Prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

      No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA
Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

                              PLAN OF DISTRIBUTION

      The certificates offered by this Prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or

                                      -76-

purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Seller of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

                  1.    By negotiated firm commitment underwriting and public
                        reoffering by underwriters specified in the applicable
                        prospectus supplement;

                  2.    By placements by the Seller with investors through
                        dealers; and

                  3.    By direct placements by the Seller with investors.

      As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

      In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

      If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                      -77-

      If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

      The place and time of delivery for each series of certificates offered in this Prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from the transactions. Goldman, Sachs & Co. may act as principal or agent in the transactions.

      If specified in the prospectus supplement relating to certificates of a particular series offered in this Prospectus, the Seller, any affiliate of the
Seller or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.
The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION

                                  BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 85 Broad Street,
New York, New York 10004 (phone: 212/902-1000).

      This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our
Registration Statement. For further information, please see our Registration
Statement and the accompanying exhibits which we have filed with the Commission.
This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge

                                      -78-

at the Commission's offices. Reports and other information filed with the
Commission, including annual reports on Form 10K, distribution reports on Form
10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549. Copies of the material can be obtained from the
Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC
Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus
Department.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates offered by this Prospectus and certain federal income tax matters will be passed upon for the Seller by Cadwalader,
Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                                      -79-

                             INDEX OF DEFINED TERMS

1

1986 Act......................................................................50
1998 Policy Statement.........................................................76

A

ADA...........................................................................47
Advances......................................................................25
Agreement.....................................................................11
Appraisal Regulations.........................................................76
Assessment of Compliance......................................................26
Attestation Report............................................................26

B

Balloon Payments..............................................................31
Bankruptcy Code...............................................................35
beneficial owner..............................................................12

C

CERCLA........................................................................37
Certificateholders............................................................13
Closing Date..................................................................19
Code..........................................................................47
Code Plans....................................................................73
Collection Account............................................................14
Commission....................................................................17
Cut-Off Date..................................................................13

D

Defective Mortgage Loans......................................................21
Department....................................................................73
Depository....................................................................12
Disqualified Organization.....................................................74
Distribution Account..........................................................14
Distribution Date.............................................................13

E

EDGAR.........................................................................17
Environmental Condition.......................................................37
ERISA.........................................................................73
ERISA Plans...................................................................73
Event of Default..............................................................27
Exchange Act..................................................................17

F

Financial Intermediary........................................................12
FIRREA........................................................................76
FIRREA Appraisal..............................................................76
Form 8-K......................................................................19

G

Garn Act......................................................................43
GSCMC..........................................................................9
GSMC...........................................................................8

H

Holders.......................................................................13

I

Installment Contracts.........................................................17
Insurance Proceeds............................................................14

L

Lender Liability Act..........................................................38
Letter of Credit Bank.........................................................29
Letter of Credit Percentage...................................................29
Liquidation Proceeds..........................................................14

M

Master Servicer...............................................................22
Master Servicer Remittance Date...............................................15
Mortgage Loan File............................................................20
Mortgage Loan Schedule........................................................20
Mortgaged Property............................................................17
Mortgages.....................................................................17

N

NCUA......................................................................45, 75
Non-SMMEA Certificates........................................................75

O

OCC...........................................................................75
OID Regulations...............................................................50
Operating Advisor.............................................................22
OTS...........................................................................76

P

Pass-Through Entity...........................................................60
Permitted Investments.........................................................15
Plans.........................................................................73
Prepayment Assumption.........................................................51

                                      -80-

Prepayment Premium............................................................14
Property Protection Expenses..................................................14

R

Random Lot Certificates.......................................................50
Rating Agency.................................................................11
Regular Certificateholder.....................................................50
Regulations...................................................................73
REMIC.........................................................................16
REMIC Pool....................................................................48
REMIC Regulations.............................................................47
REO Account...................................................................15
REO Property..................................................................14
Repurchase Price..............................................................20
Residual Certificateholders...................................................56
Responsible Party.............................................................20

S

Securities Act.................................................................8
Seller.........................................................................8
Senior Certificates...........................................................28
Service.......................................................................49
Servicing Fee.................................................................25
Simple Interest Loans.........................................................18
SMMEA.........................................................................74
Special Servicer..............................................................22
Specially Serviced Mortgage Loans.............................................22
Standard Certificateholder....................................................66
Standard Certificates.........................................................66
Stripped Certificateholder....................................................71
Stripped Certificates.....................................................66, 69
Subordinate Certificates......................................................28
Substitute Mortgage Loans.....................................................21

T

Title V.......................................................................45
Title VIII....................................................................45
Treasury......................................................................47
Trust Fund....................................................................11
Trustee.......................................................................17

U

U.S. Person...................................................................61
Underwriter's Exemption.......................................................74

V

Voting Rights.................................................................28

                                      -81-

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘GSMS07GG10.xls.’’ It provides, in electronic format, (i) certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A, Annex B, Annex C-1, Annex C-2 and Annex D to this prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A, Annex B, Annex C-1, Annex C-2 and Annex D to this prospectus supplement, the information in electronic format is superceded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

Prospectus Supplement

Certificate Summary	S-9
Summary of Prospectus Supplement	S-11
Risk Factors	S-33
Description of the Mortgage Pool	S-78
Transaction Parties	S-109
Description of the Offered Certificates	S-128
Yield, Prepayment and Maturity Considerations	S-149
The Pooling and Servicing Agreement	S-163
Use of Proceeds	S-192
Federal Income Tax Consequences	S-192
State Tax and Local Considerations	S-193
ERISA Considerations	S-193
Legal Investment	S-196
Plan of Distribution	S-196
Legal Matters	S-197
Certain Legal Aspects of the Mortgage Loans	S-197
Ratings	S-198
Index of Significant Definitions	S-200
Annex A—Mortgage Pool Information	A-1
Annex B—Top Ten Loan Summaries	B-1
Annex C-1—Certain Characteristics of the Mortgage Loans	C-1-1
Annex C-2—Certain Characteristics of the Multifamily Mortgage Loans	C-2-1
Annex C-3—Class A-AB Planned Principal Balance Schedule	C-3-1
Annex C-4—Great Escape Theatres Amortization Schedule	C-4-1
Annex C-5—Green Road Amortization Schedule	C-5-1
Annex C-6—Crown Pointe/Victor Park Amortization Schedule	C-6-1
Annex D—Structural and Collateral Term Sheet	D-1

Prospectus

Table of Contents	2
Summary of Prospectus	23
Risk Factors	24
The Prospectus Supplement	26
The Seller and the Depositor	28
The Sponsor	28
Use of Proceeds	210
Description of the Certificates	211
The Mortgage Pools	217
Servicing of the Mortgage Loans	221
Credit Enhancement	228
Swap Agreement	230
Yield Considerations	231
Certain Legal Aspects of the Mortgage Loans	232
Federal Income Tax Consequences	247
State Tax Considerations	272
ERISA Considerations	273
Legal Investment	274
Plan of Distribution	277
Incorporation of Certain Information by Reference	278
Legal Matters	279
Index of Defined Terms	280

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

$6,929,391,000
(APPROXIMATE)

GS Mortgage Securities Trust 2007-GG10

(as Issuing Entity)

GS Mortgage
Securities Corporation II

(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2007-GG10

Class A-1	$75,000,000
Class A-2	$725,300,000
Class A-3	$246,609,000
Class A-AB	$72,000,000
Class A-4	$3,661,032,000
Class A-1A	$514,000,000
Class A-M	$756,277,000
Class A-J	$519,941,000
Class B	$75,628,000
Class C	$94,535,000
Class D	$56,720,000
Class E	$56,721,000
Class F	$75,628,000

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
Morgan Stanley
Wachovia Securities

June 21, 2007